As Filed with the Securities and Exchange Commission on February 5, 2020

Registration No. 333-234147

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-4/A

(Amendment No. 3)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DIGINEX LIMITED

(Exact name of Registrant as specified in its charter)

Singapore	7389	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

35/F Two International

Finance Street, Central

Hong Kong Telephone: +852 2248 0600

(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)

CT Corporation System

1015 15th Street, NW

Suite 1000

Washington, District of Columbia 20005

Telephone: (202) 572-3133

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Mitchell S. Nussbaum Giovanni Caruso Tahra Wright Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 (212) 407-4000 (212) 407-4990 — Facsimile	Joel L. Rubinstein Elliott M. Smith Winston & Strawn LLP 200 Park Avenue New York, New York 10166 (212) 294-6700 (212) 294-4700 — Facsimile

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and after all conditions under the Amended Share Exchange Agreement are satisfied or waived.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) [  ]

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) [  ]

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company [X]

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Security(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares	7,427,500	10.00	74,275,000	9,640.90
Ordinary Shares upon conversion of Rights	599,000	10.00	5,990,000	777.51
Redeemable Warrants	5,990,000	—	—	(2)
Ordinary Shares underlying Redeemable Warrants	2,995,000	11.50	34,442,500	4,470.64
Total	11,021,500	17,011,500	114,707,500	$14,889.05

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(2) No fee pursuant to Rule 457(g).

(3) Paid herewith.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This proxy statement/prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction or state where the offer or sale is not permitted.

Subject to completion dated [*], 2020

FOR A MEETING OF SHAREHOLDERS
OF 8i ENTERPRISES ACQUISITION CORP
AND PROSPECTUS FOR ORDINARY SHARES AND WARRANTS
OF DIGINEX LIMITED

Proxy Statement/Prospectus dated           , 2020
and first mailed to 8i Enterprises Acquisition Corp shareholders on or about          , 2020

To the Shareholders of 8i Enterprises Acquisition Corp:

You are cordially invited to attend a meeting of the shareholders of 8i Enterprises Acquisition Corp (“JFK,” “we”, “our”, or “us”), which will be held at [●], Eastern time, on [●], 2020, at [●] (the “Meeting”). JFK is a British Virgin Islands business company incorporated as a blank check company for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to as a “target business.” The business combination will be completed through a two-step process consisting of the Reincorporation Merger (as defined below) and the Share Exchange (as defined below). The Reincorporation Merger and the Share Exchange are collectively referred to herein as the “Business Combination.”

On July 9, 2019, JFK entered into a share exchange agreement (the “Share Exchange Agreement”) with Diginex Limited, a Hong Kong company (“Diginex”), the shareholders of Diginex (the “Sellers”) and Pelham Limited, a Hong Kong company, as representative of the Sellers (the “Representative”). Pursuant to the terms of the Share Exchange Agreement, the Sellers agreed to sell, transfer, convey, assign and deliver to JFK all of the issued and outstanding ordinary shares of Diginex owned by the Sellers in exchange for the issuance to the Sellers of an aggregate of 20,000,000 ordinary shares, no par value, of JFK (the “Share Exchange”).

On October 8, 2019, each of the parties to the Share Exchange Agreement entered into an amendment and joinder to the Share Exchange Agreement (the “Amendment”) with Diginex Limited, a Singapore public company limited by shares (formerly known as Digital Innovative Limited) (“Singapore NewCo”), and its wholly-owned subsidiary DIGITAL INNOVATIVE LIMITED, a British Virgin Islands business company (“BVI NewCo”), for the purpose of joining both entities as parties to the Share Exchange Agreement. The Amendment reflects that prior to the consummation of the Share Exchange, BVI NewCo will merge with and into JFK (the “Reincorporation Merger”), and JFK will be the surviving entity and a wholly-owned subsidiary of Singapore NewCo pursuant to a merger agreement by and among Singapore NewCo, BVI NewCo and JFK (the “Merger Agreement”) and a plan of merger by and among JFK and BVI NewCo (the “Plan of Merger”). At the closing of the Reincorporation Merger, Singapore NewCo will issue ordinary shares, with no par value (the “Singapore NewCo Ordinary Shares”), and warrants to JFK’s shareholders (the “Singapore NewCo Warrants”), as set forth in the Merger Agreement. The Amendment also provides, among other things, (i) that Singapore NewCo Ordinary Shares will be issued to the Sellers in the Share Exchange in lieu of JFK ordinary shares, (ii) that references to the proxy statement in the Share Exchange Agreement are replaced with references to this proxy statement/prospectus, and (iii) that references to the Purchaser and its obligations (x) post-closing, (y) with respect to Nasdaq matters, and (z) for directors’ and officers’ indemnification and liability insurance in the Share Exchange Agreement, are replaced with Singapore NewCo.

On January 28, 2020, each of the parties to the Share Exchange Agreement and the Amendment entered into an amendment to the Share Exchange Agreement (the “Second Amendment,” and together with Amendment and the Share Exchange Agreement, the “Amended Share Exchange Agreement”), for the purpose of increasing the size of Diginex’s permitted pre-Closing Date private placement of its ordinary shares from $30 million to $50 million.

Of the 20,000,000 Singapore NewCo Ordinary Shares issuable to the Sellers in the Share Exchange, 2,000,000 Singapore NewCo Ordinary Shares (which will not be fully paid at issuance) will be deposited into an escrow account for a period of twelve months (the “Escrow Period”) to satisfy any potential indemnification claims against Sellers brought pursuant to the Amended Share Exchange Agreement (the “Escrow Shares”). At the closing of the Share Exchange, each option to purchase ordinary shares of Diginex (the “Diginex Options”) outstanding under Diginex’s existing incentive plan, whether vested or unvested, will be cancelled and the holders of the Diginex Options will receive options to acquire an aggregate of 4,200,000 Singapore NewCo Ordinary Shares (the “Singapore NewCo Options”) in exchange for such cancellation. The Singapore NewCo Options may not be transferred, assigned or sold for a period of fifteen (15) months following the consummation of the Business Combination. Each Singapore NewCo Option will, without any requirement for payment, automatically convert into one (1) Singapore NewCo Ordinary Share, which Singapore NewCo Ordinary Shares shall be issued to each holder of a Singapore NewCo Option as follows: (a) one-third (1/3) on the date that is fifteen (15) months after the Closing Date, (b) one-third (1/3) on the date that is eighteen (18) months after the Closing Date, and (c) one-third (1/3) on the date that is twenty-one (21) months after the Closing Date, in the case of each of (a), (b) and (c), rounded to the nearest Singapore NewCo Ordinary Share, subject to certain limitations set forth herein. The Singapore NewCo Options to be issued in the Share Exchange will be separate from and in addition to any options or other awards issued or issuable under the Digital Innovative Limited 2019 Omnibus Incentive Plan (the “Incentive Plan”).

The Sellers will be entitled to receive up to an additional 5,000,000 Singapore NewCo Ordinary Shares, which we refer to as “Earnout Shares,” after the closing of the Business Combination if the closing price of Singapore NewCo Ordinary Shares on the Nasdaq Capital Market (“Nasdaq”) (or any other applicable securities exchange) is equal to or greater than the stock prices set forth below during any five trading days out of any 30 trading day period (the “Trading Period”) following the closing of the Business Combination until the applicable milestone date: (1) 2,000,000 Earnout Shares if the closing price is USD$15.00 during any Trading Period ending on or before December 31, 2020; (2) 2,000,000 Earnout Shares if the closing price is USD$20.00 during any Trading Period ending on or before December 31, 2021; and (3) 1,000,000 Earnout Shares if the closing price is USD$30.00 during any Trading Period ending on or before December 31, 2022. All share and per share amounts above shall be proportionally adjusted for share splits, dividends, and similar events.

At the Meeting, JFK shareholders will be asked to consider and vote upon the following proposals:

●	approval of the Merger Agreement and the Plan of Merger, which we refer to as the Reincorporation Merger Proposal;

●	approval of the Amended Share Exchange Agreement, which we refer to as the Share Exchange Proposal; and

●	approval to adjourn the Meeting under certain circumstances, which is more fully described in the accompanying proxy statement/prospectus, which we refer to as the Adjournment Proposal and, together with the Reincorporation Merger Proposal and Share Exchange Proposal, the “Proposals.”

If the JFK shareholders approve the Reincorporation Merger Proposal and the Share Exchange Proposal, immediately prior to the consummation of the Business Combination, all outstanding units of JFK (each of which consists of one JFK ordinary share, one JFK Right and one JFK Warrant) (the “JFK Units”) will separate into their individual components of JFK ordinary shares, JFK Rights, and JFK Warrants and will cease separate existence and trading. Upon the consummation of the Business Combination the current equity holdings of the JFK shareholders shall be exchanged as follows:

(i)

Each JFK ordinary share, issued and outstanding immediately prior to the Effective Date (as defined herein) (other than any redeemed shares and any Dissenting Shares (as defined herein)), will automatically be cancelled and cease to exist and for each such JFK ordinary share, Singapore NewCo shall issue to each JFK shareholder (other than Dissenting Shareholders (as hereinafter defined) and JFK shareholders who exercise their redemption rights in connection with the Business Combination) one validly issued Singapore NewCo Ordinary Share which, unless explicitly stated herein, shall be fully paid;

(ii)	Each JFK ordinary share, issued and outstanding immediately prior to the Effective Date held by each holder of JFK ordinary shares who has validly exercised such holder’s right to dissent from the Reincorporation Merger in accordance with Section 179 of the BVI Business Companies Act, 2004, as amended (the “BVI BC Act”) (a “Dissenting Shareholder”), and who has not effectively withdrawn its right to such dissent (collectively, the “Dissenting Shares”) will be cancelled in exchange for the right to receive payment resulting from the procedure in Section 179 of the BVI BC Act and such Dissenting Shareholder shall not be entitled to receive any of the Singapore NewCo Ordinary Shares to be issued in connection with the Reincorporation Merger;

(iii)	Each warrant to purchase one-half of one JFK ordinary share (collectively, the “JFK Warrants”) issued and outstanding immediately prior to the Effective Date will convert into a warrant to purchase one-half of one Singapore NewCo Ordinary Share (or equivalent portion thereof) (each, a “Singapore NewCo Warrant”). The Singapore NewCo Warrants will have substantially the same terms and conditions as set forth in the JFK Warrants; and

(iv)

The holders of JFK’s rights (exchangeable into one-tenth of one JFK ordinary share) (collectively, the “JFK Rights”) issued and outstanding immediately prior to the Effective Date will receive one-tenth (1/10) of one Singapore NewCo Ordinary Share in exchange for the cancellation of each JFK Right; provided, however, that no fractional shares will be issued and all fractional shares will be rounded to the nearest whole share.

It is anticipated that, upon consummation of the Business Combination, JFK’s existing shareholders, including the Sponsor (as defined herein), will own approximately 27.8% of the issued Singapore NewCo Ordinary Shares (excluding treasury shares), and Diginex’s current shareholders will own approximately 69.4% of the issued Singapore NewCo Ordinary Shares (excluding treasury shares). These relative percentages assume (i) that none of JFK’s existing public shareholders exercise their redemption rights or dissenter rights, as discussed herein, (ii) there is no exercise or conversion of Singapore NewCo Warrants or Singapore NewCo Options, and (iii) the Notes (as defined herein) have not been converted. If any of JFK’s existing public shareholders exercise their redemption rights or dissenter rights, if the Singapore NewCo Warrants and Singapore NewCo Options are fully exercised, or the Notes are converted, the anticipated percentage ownership of JFK’s existing shareholders will be reduced. You should read “The Amended Share Exchange Agreement — Consideration to be Received in the Business Combination” and “Unaudited Pro Forma Condensed Combined Financial Statements” for further information.

The JFK Units, JFK ordinary shares, JFK Warrants, and JFK Rights are currently listed on Nasdaq under the symbols “JFKKU,” “JFK,” “JFKKW,” and “JFKKR,” respectively. Singapore NewCo intends to apply to list the Singapore NewCo Ordinary Shares and Singapore NewCo Warrants on Nasdaq under the symbols “[*]” and “[*]W,” respectively, in connection with the closing of the Business Combination. JFK cannot assure you that the Singapore NewCo Ordinary Shares and Singapore NewCo Warrants will be approved for listing on Nasdaq.

Investing in Singapore NewCo securities involves a high degree of risk. See “Risk Factors” beginning on page 29 for a discussion of information that should be considered in connection with an investment in Singapore NewCo securities.

As of [●], 2020, there was approximately USD$[●] in JFK’s trust account. On [●], 2020, the record date for the Meeting, the last sale price of JFK’s ordinary shares was USD$[●].

Pursuant to JFK’s Amended and Restated Memorandum and Articles of Association, JFK is providing its public shareholders with the opportunity to elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the trust account as of two business days prior to the consummation of the business combination, including interest (which shall be net of taxes payable), by (ii) the total number of then-outstanding shares of JFK ordinary shares that were sold as part of the JFK Units in JFK’s initial public offering (“IPO”), which are referred to collectively as “public shares,” subject to the limitations described herein. JFK estimates that the per-share price at which public shares may be redeemed from cash held in the trust account will be approximately USD$10.00 at the time of the Meeting. JFK’s public shareholders may elect to redeem their shares even if they vote for the Reincorporation Merger or do not vote at all. JFK has no specified maximum redemption threshold under its Amended and Restated Memorandum and Articles of Association. It is a condition to closing under the Share Exchange Agreement, however, that JFK has, in the aggregate, not less than $5,000,001 of cash that is available for distribution upon the consummation of the Business Combination. If redemptions by JFK public shareholders cause JFK to be unable to meet this closing condition, then Diginex will not be required to consummate the Business Combination, although it may, in its sole discretion, waive this condition. In the event that Diginex waives this condition, JFK does not intend to seek additional shareholder approval or to extend the time period in which its public shareholders can exercise their redemption rights. In no event, however, will JFK redeem public shares in an amount that would cause its net tangible assets to be less than USD$5,000,001. Holders of outstanding JFK Warrants and JFK Rights do not have redemption rights in connection with the Business Combination.

JFK is providing this proxy statement/prospectus and accompanying proxy card to its shareholders in connection with the solicitation of proxies to be voted at the Meeting and at any adjournments or postponements of the Meeting. The Sponsor, which owns approximately [20%] of JFK’s outstanding ordinary shares as of the record date, has agreed to vote its JFK ordinary shares in favor of the Reincorporation Merger Proposal and the Share Exchange Proposal, which transactions comprise the Business Combination, and intends to vote for the Adjournment Proposal, although there is no agreement in place with respect to voting on the Adjournment Proposal.

Each shareholder’s vote is very important. Whether or not you plan to attend the Meeting in person, please submit your proxy card without delay. Shareholders may revoke proxies at any time before they are voted at the meeting. Voting by proxy will not prevent a shareholder from voting in person if such shareholder subsequently chooses to attend the Meeting. If you are a holder of record, you must vote by submitting the enclosed proxy card. Please vote as soon as possible to ensure that your vote is counted, regardless of whether you expect to attend the Meeting in person. Please complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Meeting.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of each of the Proposals presented at the Meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the Meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at, and the number of votes voted at, the Meeting. If you are a shareholder of record and you attend the Meeting and wish to vote in person, you may withdraw your proxy and vote in person. Assuming that a quorum is present, attending the Meeting either in person or by proxy and abstaining from voting will have no effect on any of the Proposals. Similarly, broker non-votes will have no effect on any of the Proposals.

We encourage you to read this proxy statement/prospectus carefully. In particular, you should review the matters discussed under the caption “Risk Factors” beginning on page 29.

JFK’s Board of Directors has unanimously approved the Merger Agreement, the Plan of Merger, and the Amended Share Exchange Agreement, and unanimously recommends that JFK shareholders vote “FOR” approval of each of the Proposals. When you consider JFK’s Board of Director’s recommendation of these Proposals, you should keep in mind that JFK’s directors and officers have interests in the Business Combination that may conflict or differ from your interests as a shareholder. See the section titled “Proposals to be Considered by JFK Shareholders: The Business Combination — Interests of JFK’s Directors and Executive Officers in the Business Combination.”

On behalf of the JFK Board of Directors, I thank you for your support and we look forward to the successful consummation of the Business Combination.

James Tan
Chief Executive Officer
8i Enterprises Acquisition Corp

[●], 2020

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the Business Combination or otherwise, or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

HOW TO OBTAIN ADDITIONAL INFORMATION

If you would like to receive additional information or if you want additional copies of this document, agreements contained in the appendices or any other documents filed by JFK with the Securities and Exchange Commission, such information is available without charge upon written or oral request. Please contact our proxy solicitor, at :

Advantage Proxy

P.O. Box 13581

Des Moines, WA 98198

Toll Free: 877-870-8565

Collect: 206-870-8565

Email: KSmith@advantageproxy.com

If you would like to request documents, please do so no later than [●], 2020 to receive them before the Meeting. Please be sure to include your complete name and address in your request. Please see the section titled “Where You Can Find Additional Information” to find out where you can find more information about JFK, Singapore NewCo and Diginex. You should rely only on the information contained in this proxy statement/prospectus in deciding how to vote on the Business Combination. Neither JFK, Singapore NewCo, nor Diginex has authorized anyone to give any information or to make any representations other than those contained in this proxy statement/prospectus. Do not rely upon any information or representations made outside of this proxy statement/prospectus. The information contained in this proxy statement/prospectus may change after the date of this proxy statement/prospectus. Do not assume after the date of this proxy statement/prospectus that the information contained in this proxy statement/prospectus is still correct.

USE OF CERTAIN TERMS

Unless otherwise stated in this this proxy statement/prospectus:

●	References to “Articles of Merger” and “Plan of Merger” refer respectively to the statutory articles of merger and the statutory plan of merger to be filed with the Registrar of Corporate Affairs in the British Virgin Islands.

●	References to “BPAMJ” refer to Bletchley Park Asset Management Jersey Limited.

●	References to the “Business Combination” refer to the Reincorporation Merger, together with the Share Exchange.

●	References to “BVI NewCo” refer to DIGITAL INNOVATIVE LIMITED, a newly incorporated British Virgin Islands business company and wholly-owned subsidiary of Singapore NewCo.

●	References to “Closing Date” refer to the date on which the Business Combination is consummated.

●	References to “Diginex” refer to Diginex Limited.

●	References to “Digital Assets” refer to, collectively or separately as the context requires, Digital Securities, Virtual Currencies and Stablecoins.

●	References to “Digital Securities” refer to securities issued in tokenized form using distributed ledger technology.

●	References to “Effective Date” refer to the effective time of the Reincorporation Merger.

●	References to “Enterprises” refer to 8i Enterprises Pte Ltd, a company wholly owned by Mr. James Tan, JFK’s Chairman and Chief Executive Officer.

●	References to “ Incentive Plan” refer to the Diginex Limited 2020 Omnibus Incentive Plan.

●	References to “Exchange Act” refer to the Securities Exchange Act of 1934, as amended.

●	References to “GDF” refer to Global Digital Finance, an industry body that promotes the adoption of best practices for Digital Assets and digital finance technologies.

●	References to “Helios” refer to Diginex’s warm storage custody solution for Digital Assets.

●	References to “HKD” refer to the legal currency of Hong Kong.

●	References to “IPO” refer to the initial public offering of 5,000,000 units of JFK consummated on April 1, 2019.

●	References to “JFK,” “we” “us” or “our company” refer to 8i Enterprises Acquisition Corp.

●	References to “Kelvin” refer to Diginex’s cold storage custody solution for Digital Assets.

●	References to “Loeb” refer to Loeb & Loeb LLP.

●	References to “LOI” refer to a letter of intent.

●	References to “Merger Agreement” refer to the merger agreement between JFK, Singapore NewCo and BVI NewCo.

●	References to “Nasdaq” refer to The Nasdaq Stock Market, LLC and the Nasdaq Capital Market.

●	References to “Notes” refer to the July 2, 2019, July 23, 2019, September 25, 2019, October 15, 2019, January 7, 2020, and February 3, 2020 unsecured promissory notes in the principal amounts of $200,000, $100,000 $150,000, $200,000, $70,000, and $60,000 respectively, issued by JFK to Enterprises.

●	References to “public shares” refer to the JFK ordinary shares that were sold as part of the JFK Units in the IPO.

●	References to “Reincorporation Merger” refer to the merger of BVI NewCo with and into JFK, with JFK being the surviving entity and a subsequent wholly-owned subsidiary of Singapore NewCo.

●	References to “Representative” refer to Pelham Limited, as the representative of the Sellers.

●	References to “SEC” refer to the Securities and Exchange Commission.

●	References to “Securities Act” refer to the Securities Act of 1933, as amended.

●	References to “Sellers” refer to the shareholders of Diginex.

●	References to “Singapore NewCo” refer to Diginex Limited, a newly incorporated Singapore public company limited by shares (formerly known as Digital Innovative Limited) with its ordinary shares and warrants to be publicly listed and traded on The Nasdaq Stock Market, LLC, formed to facilitate the Business Combination.

●	References to “Sponsor” refer to 8i Holdings Ltd., a company wholly owned by Mr. James Tan, JFK’s Chairman and Chief Executive Officer.

●	References to “Share Exchange” refer to the acquisition by JFK of all of the issued and outstanding ordinary shares of Diginex owned by the Sellers in exchange for the issuance to the Sellers of an aggregate of 20,000,000 Singapore NewCo Ordinary Shares.

●	References to “Stablecoins” refer to Virtual Currencies that have been issued using distributed ledger technology that are backed by reserve assets such as fiat currencies, Virtual Currencies or exchange-traded commodities.

●	References to “US Dollars,” “$,” and “USD$” refer to the legal currency of the United States.

●	References to “Virtual Currencies” refer to non-security tokens and digital currencies that serve as a medium of exchange, store of value or unit of account that have been issued using distributed ledger technology.

●	References to “VStock” refer to VStock Transfer, LLC, JFK’s transfer agent and registrar.

●	References to “Winston” refer to Winston & Strawn LLP.

8i ENTERPRISES ACQUISITION CORP
6 Eu Tong Sen Street
#08-13 The Central
Singapore 059817
Telephone: +65 67880388

NOTICE OF THE MEETING OF
8i ENTERPRISES ACQUISITION CORP SHAREHOLDERS
To Be Held on [●], 2020

To 8i Enterprises Acquisition Corp (“JFK, “we, “our,” or “us”) Shareholders:

A meeting of shareholders of JFK will be held at [●], on [●], 2020, at [●] a.m. (the “Meeting”), for the following purposes:

● The Reincorporation Merger Proposal – To approve the Merger Agreement, dated October 8, 2019, by and between Diginex Limited, a Singapore public company limited by shares (formerly known as Digital Innovative Limited) (“Singapore NewCo”), DIGITAL INNOVATIVE LIMITED, a British Virgin Islands business company (“BVI NewCo”) and JFK, and the Plan of Merger to be entered into between BVI NewCo and JFK, whereby BVI NewCo will merge with and into JFK with JFK being the surviving entity and a subsequent wholly-owned subsidiary of Singapore NewCo. On the Effective Date (i) all issued and outstanding JFK ordinary shares held by the JFK shareholders immediately prior to the Effective Date will automatically be cancelled and cease to exist, and Singapore NewCo shall issue up to [●] Singapore NewCo Ordinary Shares to the JFK shareholders, in the aggregate (other than to the Dissenting Shareholders and the JFK shareholders who exercise their redemption rights in connection with the Business Combination) on a one-for-one basis, (ii) each issued and outstanding JFK Warrant held by JFK shareholders immediately prior to the Effective Date will be exchanged for one Singapore NewCo Warrant, and (iii) each holder of JFK Rights issued and outstanding immediately prior to the Effective Date will receive one-tenth (1/10) of one Singapore NewCo Ordinary Share in exchange for the cancellation of each JFK Right; provided, however, that no fractional shares will be issued and all fractional shares will be rounded to the nearest whole share. The effect of the Reincorporation Merger will be that JFK shareholders (other than Dissenting Shareholders and JFK shareholders who exercise their redemption rights) will become shareholders of Singapore NewCo which will be a “foreign private issuer” under the Exchange Act.

● The Share Exchange Proposal - To approve the Share Exchange Agreement, dated July 9, 2019, by and among Diginex, the Sellers, the Representative, and JFK, as amended by the Amendment and Joinder to Share Exchange Agreement, dated October 8, 2019, by and among, Diginex, the Sellers, the Representative, JFK, Singapore NewCo and BVI NewCo (the “Amended Share Exchange Agreement”). Pursuant to the Amended Share Exchange Agreement, (i) JFK will acquire all of the issued and outstanding ordinary shares of Diginex owned by the Sellers in exchange for the issuance to the Sellers of an aggregate of 20,000,000 Singapore NewCo Ordinary Shares, (ii) the Escrow Shares (which will not be fully paid at issuance) will be deposited into an escrow account for a period of twelve months to satisfy any potential indemnification claims brought pursuant to the Share Exchange Agreement, and (iii) each Diginex Option, whether vested or unvested, will be cancelled and the holders of the Diginex Options will receive Singapore NewCo Options in exchange for such cancellation. The Singapore NewCo Options may not be transferred, assigned or sold for a period of fifteen (15) months following the consummation of the Business Combination. Each Singapore NewCo Option will, without any requirement for payment, automatically convert into one (1) Singapore NewCo Ordinary Share, which Singapore NewCo Ordinary Shares will be issued to each holder of a Singapore NewCo Option as follows: (i) one-third (1/3) on the date that is fifteen (15) months after the Closing Date, (ii) one-third (1/3) on the date that is eighteen (18) months after the Closing Date and (iii) one-third (1/3) on the date that is twenty-one (21) months after the Closing Date, in the case of each of (i), (ii) and (iii), rounded to the nearest Singapore NewCo Ordinary Share, subject to certain limitations set forth herein. The Singapore NewCo Options to be issued in the Share Exchange will be separate from and in addition to any options or other awards issued or issuable under the Incentive Plan. The Sellers will be entitled to receive Earnout Shares after the closing of the Business Combination if the closing price of Singapore NewCo’s Ordinary Shares on Nasdaq (or on another applicable securities exchange) is equal to or greater than the stock prices set forth below during any Trading Period following the closing of the Business Combination until the applicable milestone date: (1) 2,000,000 Earnout Shares if the closing price is USD$15.00 during any Trading Period ending on or before December 31, 2020; (2) 2,000,000 Earnout Shares if the closing price is USD$20.00 during any Trading Period ending on or before December 31, 2021; and (3) 1,000,000 Earnout Shares if the closing price is USD$30.00 during any Trading Period ending on or before December 31, 2022. All share and per share amounts above shall be proportionally adjusted for share splits, dividends, and similar events.

● The Adjournment Proposal - To approve the adjournment of the Meeting in the event JFK does not receive the requisite shareholder vote to approve the Business Combination.

All of the proposals set forth above are sometimes collectively referred to herein as the “Proposals.” The Reincorporation Merger Proposal and the Share Exchange Proposal are dependent upon each other. It is important for you to note that in the event that either of the Reincorporation Merger Proposal or the Share Exchange Proposal is not approved, then JFK will not consummate the Business Combination. If JFK does not consummate the Business Combination and fails to complete an initial business combination by April 1, 2020 (12 months after the consummation of the IPO), or up to October 1, 2020 (18 months after the consummation of the IPO if the time-period is extended, as described herein), JFK will be required to dissolve and liquidate.

As of [●], 2020, there were 7,427,500 ordinary shares of JFK issued and outstanding and entitled to vote. Only JFK shareholders who hold ordinary shares of record as of the close of business on [●], 2020 are entitled to vote at the Meeting or any adjournment of the Meeting. This proxy statement/prospectus is first being mailed to JFK shareholders on or about [●], 2020. Approval of each of the Proposals will require the affirmative vote of the holders of a majority of the issued and outstanding ordinary shares that are voted at the Meeting or any adjournment thereof; provided, however, that if [●] or more of the ordinary shares purchased in the IPO demand redemption of their JFK ordinary shares, then the Business Combination may not be completed. Assuming that a quorum is present, attending the Meeting either in person or by proxy and abstaining from voting will have no effect on any of the Proposals. Similarly, broker non-votes will have no effect on any of the Proposals.

Holders of JFK ordinary shares will be entitled to dissenter rights under the BVI BC Act in connection with the Reincorporation Merger. In accordance with Section 179 of the BVI BC Act, a holder of JFK ordinary shares is entitled to payment of the fair value of all of its shares upon validly dissenting from the Reincorporation Merger. Holders of JFK ordinary shares may only dissent in respect of all shares that they hold in JFK. Upon a holder of JFK ordinary shares validly exercising its entitlement under Section 179 of the BVI BC Act, such Dissenting Shareholder ceases to have any rights (including redemption rights) of a shareholder of JFK except the right to be paid the fair value of its JFK ordinary shares.

A holder of JFK ordinary shares who desires to exercise its entitlement to payment of the fair value of all of its JFK ordinary shares is required to give JFK written objection to the Reincorporation Merger before the Meeting or before the vote on the Reincorporation Merger Proposal at the Meeting. Within 20 days immediately following the date on which the approval of JFK shareholders is obtained at the Meeting (or any adjourned meeting), JFK shall give written notice of the approval to each JFK shareholder who gave a valid written objection to the Reincorporation Merger, except for those JFK shareholders who after giving the written objection subsequently voted to approve the Reincorporation Merger Proposal at the Meeting (or any adjourned meeting). Any such holder of JFK ordinary shares who elects to dissent is required, within 20 days immediately following the date on which the notice of approval by JFK referred to above is given, to give JFK a written notice of its decision to elect to dissent, stating: (a) its name and address; (b) the number of JFK ordinary shares in respect of which it dissents; and (c) a demand for payment of the fair value of its JFK ordinary shares. On the Effective Date, a Dissenting Shareholder shall have its JFK ordinary shares automatically cancelled in exchange for the right to receive payment resulting from the procedure in Section 179 of the BVI BC Act and a Dissenting Shareholder shall not be entitled to receive Singapore NewCo Ordinary Shares pursuant to the Reincorporation Merger.

A JFK shareholder who elects to dissent under Section 179 of the BVI BC Act and validly exercises its entitlement to payment of the fair value of the JFK ordinary shares it holds following the procedures set forth above will not be entitled to have its JFK ordinary shares redeemed. If a JFK shareholder has elected to have its JFK ordinary shares redeemed but later elects to dissent, upon receipt of the written notice of such a JFK shareholder’s decision to elect to dissent, JFK shall instruct its transfer agent to return the JFK ordinary shares (physically or electronically) delivered to the transfer agent in connection with such JFK shareholder’s demand for redemption to the JFK shareholder.

Whether or not you plan to attend the Meeting in person, please submit your proxy card without delay to JFK’s proxy solicitor, Advantage Proxy, not later than the time appointed for the Meeting or adjourned meeting. Voting by proxy will not prevent you from voting your JFK ordinary shares in person if you subsequently choose to attend the Meeting. If you fail to return your proxy card and do not attend the Meeting in person, the effect will be that your JFK ordinary shares will not be counted for purposes of determining whether a quorum is present at the Meeting. You may revoke a proxy at any time before it is voted at the Meeting by executing and returning a proxy card dated later than the previous one, by attending the Meeting in person and casting your vote by hand or by ballot (as applicable) or by submitting a written revocation to Advantage Proxy, P.O. Box 13581, Des Moines, WA 98198 Attention: Karen Smith, Telephone: 877-870-8565, that is received by the proxy solicitor before we take the vote at the Meeting. If you hold your shares through a bank or brokerage firm, you should follow the instructions of your bank or brokerage firm regarding revocation of proxies.

JFK’s Board of Directors unanimously recommends that JFK shareholders vote “FOR” approval of each of the Proposals.

By order of the Board of Directors,

James Tan
Chief Executive Officer of
8i Enterprises Acquisition Corp

[__________], 2020

ANNEX A – SHARE EXCHANGE AGREEMENT

ANNEX B – AMENDMENT AND JOINDER AGREEMENT TO SHARE EXCHANGE AGREEMENT

ANNEX C – MERGER AGREEMENT

ANNEX C-1 ARTICLES OF MERGER AND PLAN OF MERGER

ANNEX D –AMENDED AND RESTATED CONSTITUTION OF DIGINEX LIMITED

ANNEX E – DIGINEX LIMITED 2020 OMNIBUS INCENTIVE PLAN

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form F-4 filed by Singapore NewCo (File No. 333-_____) with the SEC, constitutes a prospectus of Singapore NewCo under Section 5 of the Securities Act, with respect to the issuance of (i) the Singapore NewCo Ordinary Shares to JFK shareholders, (ii) the Singapore NewCo Warrants to holders of JFK Warrants in exchange for the JFK Warrants, and (iii) the Singapore NewCo Ordinary Shares underlying the Singapore NewCo Warrants, if the Business Combination is consummated. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the Exchange Act, with respect to the Meeting at which JFK shareholders will be asked to consider and vote upon the Proposals to approve the Reincorporation Merger and the Share Exchange.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

WHERE YOU CAN FIND MORE INFORMATION

As a foreign private issuer, after the consummation of the Business Combination, Singapore NewCo will be required to file its Annual Report on Form 20-F with the SEC no later than 120 days following its fiscal year end. JFK files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read JFK’s SEC filings, including this proxy statement/prospectus, over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document JFK files with the SEC at the SEC public reference room located at 100 F Street, N.E., Room 1580 Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

Information and statements contained in this proxy statement/prospectus, or any annex to this proxy statement/prospectus, are qualified in all respects by reference to the copy of the relevant contract or other annex filed with this proxy statement/prospectus.

If you would like additional copies of this proxy statement/prospectus, or if you have questions about the Business Combination, you should contact JFK’s proxy solicitor, Advantage Proxy, at 877-870-8565.

All information contained in this proxy statement/prospectus relating to JFK has been supplied by JFK, and all information relating to Diginex, Singapore NewCo or BVI NewCo has been supplied by Diginex. Information provided by either of JFK or Diginex does not constitute any representation, estimate or projection of the other party.

Neither JFK, Singapore NewCo, BVI NewCo nor Diginex has authorized anyone to give any information or make any representation about the Business Combination or their companies that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that have been incorporated into this proxy statement/prospectus by reference. Therefore, if anyone does give you any such information, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements, including statements about the parties’ ability to close the Business Combination, the anticipated benefits of the Business Combination, the financial conditions, results of operations, earnings outlook and prospects of Singapore NewCo, JFK and/or Diginex and may include statements for the period following the consummation of the Business Combination. Forward-looking statements appear in a number of places in this proxy statement/prospectus including, without limitation, in the sections titled “Operating and Financial Review of Diginex,” and “Business of Diginex.” In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of JFK and Diginex, as applicable, and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” those discussed and identified in public filings made with the SEC by JFK and the following:

●	expectations regarding Diginex’s strategies and future financial performance, including Diginex’s future business plans or objectives, prospective performance and opportunities and competitors, revenues, ability to raise capital, customer acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and Diginex’s ability to invest in growth initiatives and pursue acquisition opportunities;

●	the occurrence of any event, change or other circumstances that could give rise to the termination of the Amended Share Exchange Agreement;

●	the outcome of any legal proceedings that may be instituted against Diginex, JFK and others following announcement of the Amended Share Exchange Agreement and transactions contemplated therein;

●	the inability to complete the Business Combination due to the failure to obtain JFK shareholder approval;

●	the risk that the proposed Business Combination disrupts current plans and operations of Diginex as a result of the announcement and consummation of the Business Combination;

●	the ability to recognize the anticipated benefits of the Business Combination;

●	unexpected costs related to the proposed Business Combination;

●	the amount of any redemptions by existing holders of JFK ordinary shares being greater than expected;

●	the management and board composition of Singapore NewCo following the proposed Business Combination;

●	the ability to list Singapore NewCo’s securities on Nasdaq;

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●	limited liquidity and trading of JFK’s and Singapore NewCo’s securities;

●	geopolitical risk and changes in applicable laws or regulations;

●	the possibility that Diginex, Singapore NewCo and/or JFK may be adversely affected by other economic, business, and/or competitive factors;

●	operational risk;

●	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on Diginex’s resources;

●	fluctuations in exchange rates between the foreign currencies in which Diginex typically does business and the United States dollar; and

●	the risks that the consummation of the Business Combination is substantially delayed or does not occur.

Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by the management of JFK, Diginex and Singapore NewCo prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed in this proxy statement/prospectus and attributable to Diginex, JFK, Singapore NewCo or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement/prospectus. Except to the extent required by applicable law or regulation, Singapore NewCo, Diginex and JFK undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

NOTICE TO PROSPECTIVE INVESTORS IN SINGAPORE

This proxy statement/prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. This proxy statement/prospectus is directed at persons outside Singapore. Singapore NewCo Ordinary Shares, the Singapore NewCo Options and the Singapore NewCo Warrants may not be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) pursuant to a prospectus registration exemption under Subdivision (4) of Division 1 of Part XIII of the Securities and Futures Act (Cap. 289) of Singapore, or (ii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act (Cap. 289) of Singapore, in each case subject to compliance with conditions set forth therein.

By accepting receipt of this proxy statement/prospectus and any other document or material issued in connection with the offer or sale of the Singapore NewCo’s Ordinary Share, the Singapore NewCo Options and the Singapore NewCo Warrants, a person (within the meaning of Singapore law) in Singapore represents or warrants that person is entitled to receive such document in accordance with the conditions and restrictions set out in the Securities and Futures Act (Cap. 289) of Singapore and agrees to be bound by the limitations contained therein. You are solely responsible for complying with the legal and regulatory requirements in your jurisdiction and where in doubt, please consult your professional advisers accordingly.

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QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION AND THE MEETING

Q: What is the purpose of this document?

A: JFK is proposing to consummate the Business Combination. The Business Combination consists of the Reincorporation Merger and the Share Exchange, each of which are described in this proxy statement/prospectus. In addition, the Share Exchange Agreement, the Amendment, the Merger Agreement, and the Articles of Merger and Plan of Merger are attached to this proxy statement/prospectus as Annex A, Annex B, Annex C and Annex C-1, respectively, and are incorporated into this proxy statement/prospectus by reference. This proxy statement/prospectus contains important information about the proposed Business Combination and the other matters to be acted upon at the Meeting. You are encouraged to carefully read this proxy statement/prospectus, including “Risk Factors” and all the annexes hereto.

Approval of the Reincorporation Merger and the Share Exchange will each require the affirmative vote of the holders of a majority of the issued and outstanding JFK ordinary shares that are voted at the Meeting or any adjournment thereof; provided, however, that if holders of more than [●] JFK ordinary shares exercise their redemption rights then the Business Combination may not be completed.

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Q: What is being voted on at the Meeting?

A: Below are the Proposals that the JFK shareholders are being asked to vote on:

●	The Reincorporation Merger Proposal to approve the Merger Agreement and the Plan of Merger;
●	The Share Exchange Proposal to approve the Amended Share Exchange Agreement; and
●	The Adjournment Proposal to approve the adjournment of the Meeting in the event JFK does not receive the requisite shareholder vote to approve the Reincorporation Merger Proposal and the Share Exchange Proposal.

Approval of each of the Proposals requires the affirmative vote of the holders of a majority of the issued and outstanding JFK ordinary shares that are voted at the Meeting or any adjournment thereof; provided, however, that if holders of more than [●] JFK ordinary shares exercise their redemption rights then the Business Combination may not be completed. As of the record date, 1,437,500 shares held by the Sponsor, or approximately 19.4% of the outstanding JFK ordinary shares, would be voted in favor of each of the Proposals.

Q. Are any of the proposals conditioned on one another?

A: Yes, the Reincorporation Merger Proposal and the Share Exchange Proposal are dependent upon each other. It is important for you to note that in the event that either of the Reincorporation Merger Proposal or the Share Exchange Proposal is not approved, JFK will not consummate the Business Combination. If JFK does not consummate the Business Combination and fails to complete an initial business combination by April 1, 2020 (12 months after the consummation of the IPO), or up to October 1, 2020 (18 months after the consummation of the IPO if the time-period is extended, as described herein), JFK will be required to dissolve and liquidate. Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other Proposals.

Q: Do any of JFK’s directors or officers have interests that may conflict with my interests with respect to the Business Combination?

A: JFK’s directors and officers may have interests in the Business Combination that are different from your interests as a shareholder. In November 2017, April 2018, and July 2018, JFK issued an aggregate of 1,437,500 ordinary shares to the Sponsor, which we refer to herein as “insider shares,” for an aggregate purchase price of $25,000. Simultaneously with the closing of the IPO, JFK consummated a private placement with Enterprises of 221,250 units (the “Private Units”) at a price of USD$10.00 per Private Unit. Simultaneously with the sale of the over-allotment units in the IPO, JFK consummated a private sale of an additional 18,750 Private Units to Enterprises.

If JFK does not consummate the Business Combination by April 1, 2020 (12 months after the consummation of the IPO), or up to October 1, 2020 (18 months after the consummation of the IPO if the time-period is extended, as described herein), JFK will be required to dissolve and liquidate and the securities held by the Sponsor will be worthless because the Sponsor has agreed to waive its rights to any liquidation distributions.

The exercise of JFK’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes or waivers are appropriate and in JFK shareholders’ best interests.

Q: When and where is the Meeting?

A: The Meeting will take place at [●] on [●], 2020, at [●] a.m.

Q: Who may vote at the Meeting?

A: Only holders of record of JFK ordinary shares as of the close of business on [●], 2020 (the record date) may vote at the Meeting. As of [●], 2020, there were [●] JFK ordinary shares outstanding and entitled to vote. Please see the section titled “The Meeting—Record Date; Who is Entitled to Vote” for further information.

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Q: What is the quorum requirement for the Meeting?

A: Shareholders representing not less than one-third of the votes of the JFK ordinary shares issued and outstanding as of the record date and entitled to vote at the Meeting must be present in person or represented by proxy in order to hold the Meeting and conduct business. This is called a quorum. JFK ordinary shares will be counted for purposes of determining if there is a quorum if the shareholder (i) is present and entitled to vote at the meeting, or (ii) has properly submitted a proxy card or voting instructions through a broker, bank or custodian. In the absence of a quorum, the Meeting will be adjourned to the next business day at the same time and place or to such other time and place as the directors may determine.

Q: What vote is required to approve the Proposals?

A: Approval of each of the Proposals will require the affirmative vote of the holders of a majority of the issued and outstanding JFK ordinary shares that are voted at the Meeting or any adjournment thereof. Since each of the Proposals require the affirmative vote of a majority of the JFK ordinary shares that are voted at the Meeting or any adjournment thereof, abstentions and broker non-votes will not count as votes cast either “FOR” or “AGAINST.”

Q: How will the Sponsor vote?

A: JFK’s Sponsor, who as of [●], 2020 owned 1,437,500 JFK ordinary shares, or approximately 19.4% of the outstanding JFK ordinary shares, has agreed to vote the ordinary shares acquired by it prior to or concurrently with the IPO, and any JFK ordinary shares purchased in the open market after the IPO, in favor of the Reincorporation Merger Proposal and the Share Exchange Proposal, and intends to vote in favor of the Adjournment Proposal, although there is no agreement in place with respect to voting on the Adjournment Proposal.

Q: What do I need to do now?

A: We urge you to read carefully and consider the information contained in this proxy statement/prospectus, including the annexes, and consider how the Business Combination will affect you as a JFK shareholder. You should vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card.

Q: Do I need to attend the Meeting to vote my shares?

A: No. You are invited to attend the Meeting to vote on the Proposals described in this proxy statement/prospectus. However, you do not need to attend the Meeting to vote your JFK ordinary shares. Instead, you may submit your proxy by signing, dating and returning the applicable enclosed proxy card in the pre-addressed postage paid envelope. Your vote is important. JFK encourages you to vote as soon as possible after carefully reading this proxy statement/prospectus.

Q: Am I required to vote against the Reincorporation Merger and the Share Exchange Proposal in order to have my ordinary shares redeemed?

A: No. You are not required to vote against the Reincorporation Merger Proposal and the Share Exchange Proposal in order to have the right to demand that JFK redeem your JFK ordinary shares for cash equal to your pro rata share of the aggregate amount then on deposit in the trust account (including interest earned on your pro rata portion of the trust account, net of taxes payable) before payment of deferred underwriting commissions. These redemption rights in respect of the JFK ordinary shares are sometimes referred to herein as “redemption rights.” If the Business Combination is not completed holders of JFK ordinary shares electing to exercise their redemption rights will not be entitled to receive such payments and their JFK ordinary shares will be returned to them.

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Q: How do I exercise my redemption rights?

A: If you are a public shareholder and you seek to have your shares redeemed, you must (i) demand, no later than 5:00 p.m., Eastern time on [●], 2020 (two business days before the Meeting), that JFK redeem your shares for cash, and (ii) submit your request in writing to VStock at the address listed at the end of this section and deliver your shares to VStock (physically, or electronically using the DWAC system) at least two business days prior to the vote at the Meeting.

Any corrected or changed written demand of redemption rights must be received by JFK’s transfer agent two business days prior to the Meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to the transfer agent at least two business days prior to the vote at the Meeting.

Public shareholders may seek to have their shares redeemed regardless of whether they vote for or against the Business Combination and whether or not they are holders of JFK ordinary shares as of the record date. Any public shareholder who holds JFK ordinary shares on or before [●], 2020 (two business days before the Meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid, at the consummation of the Business Combination.

A JFK shareholder who elects to dissent under Section 179 of the BVI BC Act and validly exercises its entitlement to payment of the fair value of the JFK ordinary shares it holds will not be entitled to have its JFK ordinary shares redeemed.

Q: How can I vote?

A: If you were a holder of record of JFK ordinary shares on [●], 2020, the record date for the Meeting, you may vote with respect to the Proposals in person at the Meeting, or by submitting a proxy by mail so that it is received prior to 9:00 a.m. on [●], 2020, in accordance with the instructions provided to you under the section titled “The Meeting.” If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, your broker or bank or other nominee may provide voting instructions (including any telephone or Internet voting instructions). You should contact your broker, bank or nominee in advance to ensure that votes related to the shares you beneficially own will be properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the Meeting and vote in person, obtain a proxy from your broker, bank or nominee.

Q: If my shares are held in “street name” by my bank, brokerage firm or nominee, will they automatically vote my shares for me?

A: No. Under Nasdaq rules, your broker, bank or nominee cannot vote your JFK ordinary shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. JFK believes the Proposals are non-discretionary and, therefore, your broker, bank or nominee cannot vote your JFK ordinary shares without your instruction. Broker non-votes will not be considered present for the purposes of establishing a quorum and will have no effect on the Proposals. If you do not provide instructions with your proxy, your bank, broker or other nominee may submit a proxy card expressly indicating that it is NOT voting your JFK ordinary shares; this indication that a bank, broker or nominee is not voting your JFK ordinary shares is referred to as a “broker non-vote.” Your bank, broker or other nominee can vote your JFK ordinary shares only if you provide instructions on how to vote. You should instruct your broker to vote your JFK ordinary shares in accordance with directions you provide.

Q: What if I abstain from voting or fail to instruct my bank, brokerage firm or nominee?

A: JFK will count a properly executed proxy marked “ABSTAIN” with respect to a particular Proposal as present for the purposes of determining whether a quorum is present at the Meeting. For purposes of approval, an abstention on any Proposals will not have an effect on whether or not a Proposal is approved at the Meeting. However, the failure to elect to exercise your redemption rights will preclude you from having your JFK ordinary shares redeemed for cash. If you wish to exercise your redemption rights, you must make an election to redeem such JFK ordinary shares by submitting a request in writing to JFK’s transfer agent at the address listed on page [●], and deliver your JFK ordinary shares to JFK’s transfer agent physically or electronically through DTC prior to the Meeting.

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Q: May I seek statutory dissenter rights with respect to my shares?

A: Yes. Dissenter rights are available to holders of JFK ordinary shares in connection with the Reincorporation Merger. Upon a holder of JFK ordinary shares validly exercising its entitlement under Section 179 of the BVI BC Act, such Dissenting Shareholder ceases to have any rights (including the redemption rights) of a shareholder of JFK except the right to be paid the fair value of its JFK ordinary shares.

In accordance with Section 179 of the BVI BC Act, a holder of JFK ordinary shares is entitled to payment of the fair value of all of its shares upon validly dissenting from the Reincorporation Merger. Holders of JFK ordinary shares may only dissent in respect of all shares that they hold in JFK. A holder of JFK ordinary shares who desires to exercise their entitlement to payment of the fair value of all of its shares is required to give to JFK written objection to the Reincorporation Merger before the Meeting or before the vote on the Reincorporation Merger Proposal at the Meeting.

Within 20 days immediately following the date on which the approval of JFK shareholders is obtained at the Meeting (or any adjourned meeting), JFK shall give written notice of the approval to each JFK shareholder who gave a valid written objection to the Reincorporation Merger, except for those JFK shareholders who after giving the written objection, subsequently voted to approve the Reincorporation Merger Proposal at the Meeting (or any adjourned meeting). Any such holder of JFK ordinary shares who elects to dissent is required, within 20 days immediately following the date on which the notice of approval by JFK referred to above is given, to give JFK a written notice of its decision to elect to dissent, stating: (a) its name and address; (b) the number of JFK ordinary shares in respect of which it dissents; and (c) a demand for payment of the fair value of its shares. On the Effective Date, a Dissenting Shareholder shall have its JFK ordinary shares automatically cancelled in exchange for the right to receive payment resulting from the procedure in Section 179 of the BVI BC Act and such Dissenting Shareholder shall not be entitled to receive Singapore NewCo Ordinary Shares pursuant to the Reincorporation Merger.

A JFK shareholder who elects to dissent under Section 179 of the BVI BC Act and validly exercises its entitlement to payment of the fair value of the JFK ordinary shares it holds following the procedures set forth above will not be entitled to have its JFK ordinary shares redeemed. If a JFK shareholder has elected to have its JFK ordinary shares redeemed but later elects to dissent, upon receipt of the written notice of such a JFK shareholder’s decision to elect to dissent, JFK shall instruct its transfer agent to return the JFK ordinary shares (physically or electronically) delivered to the transfer agent in connection with such JFK shareholder’s demand for redemption to the JFK shareholder.

For additional information, please see the section titled “The Meeting—Dissenter Rights.” JFK shareholders who elect redemption rights will receive their cash payment in respect of their redeemed JFK ordinary shares earlier than shareholders who exercise dissenter rights.

Q: What happens if I sell my JFK ordinary shares before the Meeting?

A: The record date for the Meeting is earlier than the date that the Business Combination is expected to be consummated. If you transfer your JFK ordinary shares after the record date, but before the Meeting, unless the transferee obtains from you a proxy to vote those shares, you would retain your right to vote at the Meeting. However, you would not be entitled to receive any Singapore NewCo Ordinary Shares following the consummation of the Business Combination because only JFK’s shareholders at the time of the consummation of the Business Combination will be entitled to receive Singapore NewCo Ordinary Shares in connection with the Business Combination.

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Q: Will I experience dilution as a result of the Business Combination?

A: Prior to the Business Combination, the JFK shareholders who hold shares issued in the IPO own approximately 77.4% of JFK’s issued and outstanding ordinary shares. After giving effect to the Business Combination and to (i) the issuance of the 20,000,000 Singapore NewCo Ordinary Shares to the Sellers in the Share Exchange, (ii) the issuance of up to 7,427,500 Singapore NewCo Ordinary Shares to the JFK shareholders in connection with the Reincorporation Merger (assuming there are no Dissenting Shareholders and JFK shareholders who exercise their redemption rights), (iii) assuming no exercise of the Singapore NewCo Warrants or of the Singapore NewCo Options, and (iv) no conversion of the Notes, JFK’s current shareholders who hold shares issued in the IPO will own approximately 21.9% of Singapore NewCo.

Q: Are Diginex’s shareholders required to approve the Share Exchange?

A: Yes. Diginex’s shareholders have already approved the Share Exchange. Diginex shareholders are not required to approve the Reincorporation Merger Proposal.

Q: Is the consummation of the Business Combination subject to any conditions?

A: Yes. The obligations of each of JFK, Diginex, BVI NewCo and Singapore NewCo to consummate the Business Combination are subject to conditions, as more fully described in the section titled “The Share Exchange Agreement” in this proxy statement/prospectus.

Q: Can I change my vote after I have mailed my proxy card?

A: Yes. You may change your vote at any time before your proxy is voted at the Meeting. You may revoke your proxy by executing and returning a proxy card dated later than the previous one, or by attending the Meeting in person and casting your vote by hand or by ballot (as applicable) or by submitting a written revocation stating that you would like to revoke your proxy that our proxy solicitor receives prior to the Meeting. If you hold your JFK ordinary shares through a bank, brokerage firm or nominee, you should follow the instructions of your bank, brokerage firm or nominee regarding the revocation of proxies. If you are a record holder, you should send any notice of revocation or your completed new proxy card, as the case may be, to:

Advantage Proxy

P.O. Box 13581

Des Moines, WA 98198

Toll Free: 877-870-8565

Collect: 206-870-8565

Email: KSmith@advantageproxy.com

Q: Should I send in my share certificates now?

A: Yes. JFK shareholders who intend to have their ordinary shares redeemed should send their certificates or tender their shares electronically no later than two business days before the Meeting. Please see the section titled “The Meeting — Redemption Rights” for the procedures to be followed if you wish to redeem your ordinary shares for cash.

Q: When is the Business Combination expected to occur?

A: Assuming the requisite shareholder approvals are received, JFK expects that the Business Combination will occur as soon as practicable following the Meeting, but only after Singapore NewCo holds a statutory meeting of shareholders, which is expected to be held [30] days after the date of this proxy statement/prospectus. However, if JFK anticipates that it may not be able to consummate its initial business combination within 12 months from the closing of the IPO, JFK may, but is not obligated to, extend the period of time to consummate a business combination by an additional six months through October 1, 2020 (for a total of up to 18 months to complete a business combination). Pursuant to the terms of JFK’s Amended and Restated Memorandum and Articles of Association and the Trust Agreement entered into between JFK and VStock, in order to extend the time available for JFK to consummate its initial business combination, JFK’s insiders or its affiliates or designees, upon five days’ advance notice prior to the applicable deadline, must deposit into the trust account $575,000 on or prior to the date of the applicable deadline.

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Q: Who will manage Singapore NewCo?

A: Richard Byworth, who currently serves as Chief Executive Officer of Diginex, and Paul Ewing, who currently serves as Chief Financial Officer of Diginex, will serve in those respective roles at Singapore NewCo following the consummation of the Business Combination. For more information on Singapore NewCo’s current and anticipated management, see the section titled “Singapore Newco’s Directors and Executive Officers after the Business Combination” in this proxy statement/prospectus.

Q: What happens if the Business Combination is not consummated?

A: If the Business Combination is not consummated, JFK may seek another suitable business combination. If JFK does not consummate a business combination by the date that is 12 months from the closing of the IPO (or extended up to 18 months, as previously described), then pursuant to Article 23.8 of its Amended and Restated Memorandum and Articles of Association, JFK’s officers must take all actions necessary in accordance with the BVI BC Act to dissolve and liquidate JFK as soon as reasonably practicable. Following dissolution, JFK will no longer exist as a company. In any liquidation, the funds held in the trust account, plus any interest earned thereon (net of taxes payable), together with any remaining out-of-trust net assets will be distributed pro-rata to holders of JFK ordinary shares who acquired such ordinary shares in JFK’s IPO or in the aftermarket. The estimated consideration that each JFK share would be paid at liquidation would be approximately $[●] per share for shareholders based on amounts on deposit in the trust account as of [●], 2020. The closing price of JFK’s ordinary shares on Nasdaq as of [●], 2020 was $[●]. The Sponsor, and officers and directors of JFK waived the right to any liquidation distribution with respect to any JFK ordinary shares held by them.

Q: What happens to the funds deposited in the trust account following the Business Combination?

A: Following the closing of the Business Combination, holders of JFK ordinary shares exercising redemption rights will receive their per share redemption price out of the funds in the trust account. The balance of the funds will be released to Singapore NewCo and utilized to fund working capital needs of Singapore NewCo. As of [●], 2020, there was approximately $[●] in JFK’s trust account. JFK estimates that approximately $[●] per outstanding share issued in JFK’s IPO will be paid to the public investors exercising their redemption rights. Any funds remaining in the trust account after such uses will be used for future working capital and other corporate purposes of the combined entity.

Q: What are the U.S. federal income tax consequences of exercising my redemption rights?

A: In the event that a U.S. Holder elects to redeem its JFK ordinary shares for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale or exchange of the JFK ordinary shares under Section 302 of the Internal Revenue Code (the “Code”). If the redemption qualifies as a sale or exchange of the JFK ordinary shares, the U.S. Holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder’s adjusted tax basis in the JFK ordinary shares surrendered in such redemption transaction. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the JFK ordinary shares redeemed exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations. See the section titled “Material U.S. Federal Income Tax Consequences — Certain U.S. Federal Income Tax Consequences of Exercising Redemption Rights.”

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Q: Will holders of JFK ordinary shares, JFK Rights or JFK Warrants be subject to U.S. federal income tax on the Singapore NewCo Ordinary Shares or Singapore NewCo Warrants received in the Business Combination?

A: Subject to the limitations and qualifications described in “Material U.S. Federal Income Tax Consequences of the Business Combination,” if the Reincorporation Merger qualifies as a “reorganization” within the meaning of Section 368 of the Internal Revenue Code, then a U.S. Holder (as defined below) should not recognize gain or loss on the exchange of JFK ordinary shares, JFK Rights, or JFK Warrants for Singapore NewCo Ordinary Shares or Singapore NewCo Warrants, as applicable, pursuant to the Reincorporation Merger. Notwithstanding the foregoing, there is a substantial risk that JFK would be characterized as a passive foreign investment company (“PFIC”) and U.S. Holders may then be required to recognize gain on the exchange. Please see the section titled “Material U.S. Federal Income Tax Consequences of the Business Combination — U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders — Passive Foreign Investment Company Status” for a more detailed discussion with respect to JFK’s potential PFIC status and certain tax implications thereof.

If the Reincorporation Merger does not qualify as a reorganization, then a U.S. Holder that exchanges its JFK ordinary shares, JFK Rights, or JFK Warrants for the consideration under the Business Combination will recognize gain or loss equal to the difference between (i) the sum of (a) the fair market value of the Singapore NewCo Ordinary Shares and Singapore NewCo Warrants received and (b) the fair market value of any other consideration received pursuant to the Business Combination and (ii) the U.S. Holder’s adjusted tax basis in the JFK ordinary shares, JFK Rights, and JFK Warrants exchanged. For a more detailed discussion of certain U.S. federal income tax consequences of the Reincorporation Merger and the Business Combination, see the section titled “Material U.S. Federal Income Tax Consequences of the Business Combination” in this proxy statement/prospectus. Holders should consult their own tax advisors to determine the tax consequences to them (including the application and effect of any state, local or other income and other tax laws) of the Business Combination.

Q: Who can help answer my questions?

A: If you have questions about the Proposals or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card you should contact JFK’s proxy solicitor at:

Advantage Proxy

P.O. Box 13581

Des Moines, WA 98198

Toll Free: 877-870-8565

Collect: 206-870-8565

Email: KSmith@advantageproxy.com

You may also obtain additional information about JFK from documents filed with the SEC by following the instructions in the section titled “Where You Can Find More Information.”

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DELIVERY OF DOCUMENTS TO JFK’s shareholders

Pursuant to the rules of the SEC, JFK and vendors that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of this proxy statement/prospectus, unless JFK has received contrary instructions from one or more of such shareholders. Upon written or oral request, JFK will deliver a separate copy of this proxy statement/prospectus to any shareholder at a shared address to which a single copy of this proxy statement/prospectus was delivered and who wishes to receive separate copies in the future. Shareholders receiving multiple copies of the proxy statement may likewise request that JFK deliver single copies of this proxy statement/prospectus in the future. Shareholders may notify JFK of their requests by contacting Advantage Proxy as follows:

Advantage Proxy

P.O. Box 13581

Des Moines, WA 98198

Toll Free: 877-870-8565

Collect: 206-870-8565

Email: KSmith@advantageproxy.com

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SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus but may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement/prospectus, including the Share Exchange Agreement attached as Annex A, the Amendment attached as Annex B, the Merger Agreement attached as Annex C and, the Articles of Merger and Plan of Merger attached as Annex C-1. Please read these documents carefully as they are the legal documents that govern the Business Combination and your rights in the Business Combination.

Unless otherwise specified, all share calculations assume no exercise of the redemption rights or dissenter rights by JFK’s shareholders.

The Parties to the Business Combination

8i Enterprises Acquisition Corp

JFK was incorporated as a blank check company on November 24, 2017, under the laws of the British Virgin Islands, for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to as a “target business.” JFK’s efforts to identify prospective target businesses were not limited to any particular industry or geographic location.

On April 1, 2019, we consummated the IPO of 5,000,000 JFK Units. The JFK Units were sold at an offering price of USD$10.00 per JFK Unit, generating total gross proceeds of USD$50,000,000. We granted the underwriters a 45-day option to purchase up to 750,000 additional JFK Units to cover over-allotments at IPO price, less the underwriting discounts and commissions. On April 4, 2019, the underwriters in the IPO exercised the over-allotment option in full. The closing of the sale of 750,000 over-allotment units generating gross proceeds of USD$7,500,000 took place on April 8, 2019.

Simultaneously with the closing of the IPO, JFK consummated a private placement with Enterprises of 221,250 “Private Units at a price of USD$10.00 per Private Unit, generating total proceeds of $2,212,500. The issuance was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. Simultaneously with the sale of the over-allotment units, JFK consummated a private sale of an additional 18,750 Private Units.

The Private Units are identical to the JFK Units sold in the IPO except that the warrants included in the Private Units are non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the Sponsor or its permitted transferees. Additionally, because the Private Units were issued in a private transaction, the Sponsor and its permitted transferees are allowed to exercise the warrants included in the Private Units for cash even if a registration statement covering the ordinary shares issuable upon exercise of such warrants is not effective and receive unregistered ordinary shares. The Sponsor agreed not to transfer, assign or sell any of the Private Units or underlying securities (except in limited circumstances), until the completion of the JFK’s initial business combination. The Sponsor was granted certain demand and piggyback registration rights in connection with the purchase of the Private Units.

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In accordance with JFK’s Amended and Restated Memorandum and Articles of Association, the amounts held in the trust account may only be used by JFK upon the consummation of a business combination, except that there can be released to JFK, from time to time, any interest earned on the funds in the trust account that it may need to pay its tax obligations. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination and JFK’s liquidation. JFK must liquidate unless a business combination is consummated by the date that is 12 months from the closing of the IPO. However, if JFK anticipates that it may not be able to consummate an initial business combination within 12 months from the closing of the IPO, JFK may, but is not obligated to, extend the period of time to consummate a business combination by an additional six months (for a total of up to 18 months to complete a business combination). Pursuant to the terms of JFK’s Amended and Restated Memorandum and Articles of Association and the Trust Agreement entered into between JFK and VStock, in order to extend the time available for JFK to consummate the initial business combination, JFK’s insiders or their affiliates or designees, upon five days’ advance notice prior to the applicable deadline, must deposit into the trust account USD$575,000 on or prior to the date of the applicable deadline.

After deducting the underwriting discounts, offering expenses, and commissions from the IPO and the sale of the Private Units, a total of $57,500,000 was deposited into a trust account established for the benefit of JFK’s public shareholders, and the remaining proceeds became available to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. As of April 2, 2019, we had approximately $647,890 of unused net proceeds that were not deposited into the trust account to pay future general and administrative expenses. The net proceeds deposited into the trust account remain on deposit in the trust account earning interest. As of December 31, 2019, there was $57,953,948 held in the trust account (including $453,948 of accrued interest which we can withdraw to pay taxes).

JFK’s units, shares, warrants and rights are each quoted on Nasdaq, under the symbols “JFKKU,” “JFK,” “JFKKW” and “JFKKR,” respectively. Each JFK unit consists of one ordinary share, one warrant entitling its holder to purchase one-half of one ordinary share at a price of $11.50 per whole share, and one right to receive one-tenth (1/10) of an ordinary share upon the consummation of the Business Combination. JFK’s units, JFK’s ordinary shares and public warrants commenced trading on Nasdaq on April 2, 2019.

Diginex Limited.

Diginex is a financial technology company that builds products, delivers services and develops solutions that utilize distributed ledger and other technologies to improve the efficiency of financial markets. Diginex believes in a future where all financial and non-financial transaction data is recorded on distributed ledgers, such as blockchains. This will enable the financial services industry to reduce the cost of originating, distributing and executing transactions of financial assets, all of which depend on access to secure and trusted data.

Diginex was founded by Miles Pelham in June 2017, and Pelham Limited, an entity indirectly owned by Mr. Pelham, is the largest Diginex shareholder. Mr. Pelham is the former Global Head of Convertible Bonds at Mizuho Securities Asia Limited (“Mizuho Securities”). Mr. Pelham founded Diginex based on his understanding that the combination of both technology and an extensive knowledge about the intricacies of capital markets would be required to achieve potential efficiency gains in distributed ledger technology within financial markets. He believed that existing players would struggle to transition to the new paradigm of conducting business and would be resistant to change given their cost base and legacy business models in place. He identified an opportunity to create a new class of financial institution.

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Diginex has established several complementary lines of business to deliver products and services to its clients. These lines of business fall under three divisions: Markets, Solutions and Asset Management. Diginex’s Markets division consists of products and services required for institutional and retail clients to trade Digital Assets in a compliant and secure way. There are four business lines within the Markets division: (i) the Exchange Business, (ii) the Custody Business (“Digivault”), (iii) the Trading Business, and (iv) the distribution side of the Capital Markets Business (the “Distribution Business”). The Exchange Business consists of a Virtual Currency Exchange (the “VCE”) and a Digital Securities Exchange (the “DSE”) (together with the VCE, the “Exchanges”), which were internally beta launched for testing in the fourth quarter of 2019 and are expected to be fully launched and licensed in Jersey in the first quarter of 2020. The VCE and DSE are expected to be fully launched and licensed in Singapore in the first and fourth quarters of 2020, respectively. The Exchanges will have an initial focus on serving clients in Europe and Asia. Digivault consists of a cold storage custody solution (“Kelvin”) for bitcoin and Ethereum-based Digital Assets that was launched in the fourth quarter of 2019, and a warm storage custody solution (“Helios”) (together with Kelvin, the “custody solutions”) supporting the same assets that Diginex expects to be launched in the second quarter of 2020. The Trading Business consists of a proprietary trading desk and an over-the-counter (“OTC”) facilitation desk. At present and in the near term, the Trading Business does not expect to trade, or provide OTC services for, Digital Securities. The Distribution Business utilizes Diginex’s relationships as well as external broker relationships to create, code, engineer and distribute Digital Assets.

While the Markets division is focused on the efficient trading of Digital Assets, the Solutions division enables the creation of Digital Assets and distributed ledger technology-based solutions through the provision of products, platforms and advisory services. There are two business lines within the Solutions division: (i) the origination side of the Capital Markets Business (the “Origination Business”) and (ii) the Solutions Business. The Origination Business provides investment banking advisory services and technology solutions for issuances of Digital Securities. Through this, the Origination Business seeks to reduce the cost of raising capital through the issuance and distribution of new financial products such as Digital Securities that represent rights to cashflows. The Solutions Business builds distributed ledger technology-based solutions designed to achieve a broad range of outcomes (e.g. operational and cost efficiency, operational transparency, compliance reporting) for corporates, governments, and non-governmental organizations (“NGOs”). Diginex views the migration from legacy databases and paper-based systems onto distributed ledgers that these solutions entail as supportive of the Origination Business, as they provide organizations with secure and trusted data upon which to create and price Digital Securities.

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The Asset Management Business aims to be a leading provider of regulated Digital Asset fund offerings for institutional and professional investors. As of the date of this proxy statement/prospectus, this is via two vehicles: (i) the Diginex Multi-Strategy Fund (the “DMSF”), a fund of hedge funds investing in Virtual Currencies that targets non-directional, risk adjusted returns through investment in funds employing a range of alpha focused liquid investment strategies and (ii) Bletchley Park Asset Management Jersey Limited (“BPAMJ”), which invests globally to achieve capital appreciation through active management of a portfolio of Digital Assets via a combination of timed beta, arbitrage, and relative value strategies.

Diginex has aspired to build an institutional brand since its founding, and counts the likes of Microsoft, the United Nations, and Fidelity National Information Services (“FIS”) among its partners and/or clients. Diginex also aims to be a global leader in the regulation of Digital Assets, and is a founding member of Global Digital Finance (“GDF”), an industry body that promotes the adoption of best practices for Digital Assets and digital finance technologies.

As of the date of this proxy statement/prospectus, Diginex has approximately 120 employees operating out of offices in Hong Kong, Tokyo, London, Jersey, Boston, Berlin and Dubai. In 2019, the Solutions Business and BPAMJ generated revenue, as did the Capital Markets and Trading Business, though not at a material level.

For more information on Diginex, please see the sections titled “Business of Diginex,” and “Operating and Financial Review of Diginex.”

Diginex Limited

Singapore NewCo was incorporated on October 1, 2019 under the laws of Singapore for the purpose of effecting the Business Combination and to serve as the publicly traded parent company of Diginex following the Business Combination.

DIGITAL INNOVATIVE LIMITED, a British Virgin Islands business company

BVI NewCo was incorporated on October 7, 2019 under the laws of the British Virgin Islands, as a wholly-owned subsidiary of Singapore NewCo for the purpose of effecting the Business Combination and to serve as the vehicle for, and be subsumed by, JFK pursuant to the Reincorporation Merger.

The Business Combination

Overview of the Merger Agreement

The Merger Agreement was entered into by and among Singapore NewCo, BVI NewCo and JFK on October 8, 2019. Upon the approval of the Merger Agreement and the Plan of Merger by the JFK shareholders, BVI NewCo and JFK will execute the Articles of Merger and the Plan of Merger which shall be filed with the Registrar of Corporate Affairs in the British Virgin Islands prior to the Effective Date. On the Effective Date, BVI NewCo will merge with and into JFK, the corporate existence of BVI NewCo will cease and JFK, as the surviving company, will become a wholly-owned subsidiary of Singapore NewCo. As a result of the Reincorporation Merger, the JFK shareholders will no longer be shareholders of JFK and (other than the Dissenting Shareholders and JFK shareholders who exercise their redemption rights) will instead become shareholders of Singapore NewCo.

Pursuant to the Merger Agreement, on the Effective Date:

(a)	Each JFK ordinary share, issued and outstanding immediately prior to the Effective Date (other than any redeemed shares and Dissenting Shares, will automatically be cancelled and cease to exist and for each such JFK ordinary share, Singapore NewCo will issue to each JFK shareholder (other than the Dissenting Shareholders and JFK shareholders who exercise their redemption rights) one (1) Singapore NewCo Ordinary Share;
(b)	each share in BVI NewCo in issue immediately prior to the Effective Date will be automatically converted into one validly issued and fully paid ordinary share with no par value in JFK as the surviving company;
(c)	each Dissenting Share held by a Dissenting Shareholder (who has not effectively withdrawn its right to such dissent) will be cancelled in exchange for the right to receive payment resulting from the procedure in Section 179 of the BVI BC Act and such Dissenting Shareholders will not be entitled to receive any of the Singapore NewCo ordinary shares to be issued in connection with the Reincorporation Merger;
(d)	each JFK Warrant will be cancelled and cease to exist and for each such JFK Warrant, Singapore NewCo will issue to each holder thereof an identical Singapore NewCo Warrant to purchase Singapore NewCo Ordinary Shares; and
(e)	each JFK Right will be cancelled and cease to exist and for each such JFK Right, Singapore NewCo will issue to each holder thereof one-tenth (1/10) of one Singapore NewCo ordinary share.

Overview of the Amended Share Exchange Agreement

On July 9, 2019, JFK entered into the Share Exchange Agreement, which provided for the Business Combination by and among JFK and Diginex. Pursuant to the terms of the Share Exchange Agreement, the Sellers agreed to sell, transfer, convey, assign and deliver to JFK all of the issued and outstanding ordinary shares of Diginex owned by the Sellers in exchange for the issuance to the Sellers of an aggregate of 20,000,000 JFK ordinary shares.

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On October 8, 2019, each of the parties to the Share Exchange Agreement entered into the Amendment with Singapore NewCo and BVI NewCo for the purpose of joining both entities as parties to the Share Exchange Agreement. The Amendment reflects, among other things, that the Reincorporation Merger will be effected prior to the consummation of the Share Exchange whereby JFK will be the surviving entity and become a wholly-owned subsidiary of Singapore NewCo pursuant to the Merger Agreement and the Plan of Merger. At the closing of the Reincorporation Merger, Singapore NewCo will issue ordinary shares and warrants to JFK’s shareholders, as set forth in the Merger Agreement. The Amendment also provides, among other things, (i) that Singapore NewCo Ordinary Shares will be issued to the Sellers in the Share Exchange in lieu of JFK ordinary shares, (ii) that references to the proxy statement in the Share Exchange Agreement are replaced with references to this proxy statement/prospectus, and (v) that references to the Purchaser and its obligations (x) post-closing, (y) with respect to Nasdaq matters, and (z) for directors’ and officers’ indemnification and liability insurance in the Share Exchange Agreement, are replaced with Singapore NewCo.

For more information about the Business Combination, please see the sections titled “Proposal No. 1 – The Reincorporation Merger Proposal” and “Proposal No. 2 – The Share Exchange Proposal.” A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex C and, the Articles of Merger and Plan of Merger are attached to this proxy statement/prospectus as Annex C-1.

Consideration to the Sellers

The aggregate consideration for the Share Exchange to the Sellers is USD$200,000,000, payable in the form of 20,000,000 newly issued Singapore NewCo Ordinary Shares valued at USD$10.00 per share. Upon the closing of the Business Combination, JFK will acquire 100% of the issued and outstanding shares of Diginex, in exchange for the issuance of 20,000,000 Singapore NewCo Ordinary Shares to the Sellers. Of the 20,000,000 Singapore NewCo Ordinary Shares issuable by Singapore NewCo to the Sellers, 2,000,000 Escrow Shares (issued as partly paid) shall be deposited into an escrow account for the Escrow Period to satisfy any potential indemnification claims brought against the Sellers pursuant to the Amended Share Exchange Agreement. Singapore NewCo Options to purchase 4,200,000 Singapore NewCo Ordinary Shares will be issued at closing in exchange for the cancellation of the Diginex Options.

The Escrow Shares will be issued as partly paid. If any claims for indemnification are to be satisfied by withholding part of or all of the Escrow Shares from the Sellers at the end of the Escrow Period, those Escrow Shares shall be forfeited and cancelled. Any Escrow Shares released from the escrow account to the Representative for distribution to the Sellers shall be deemed fully paid Singapore NewCo Ordinary Shares as of the time of such release and no Seller shall be required to pay any additional amount (in cash or otherwise) to Singapore NewCo in connection with the receipt of fully paid Singapore NewCo Ordinary Shares as part of the aforementioned escrow arrangement.

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The Singapore NewCo Options may not be transferred, assigned or sold for a period of fifteen (15) months following the consummation of the Business Combination. Each Singapore NewCo Option acquired in exchange for the cancellation of Diginex Options will be non-transferable and will, automatically and without any required action or payment on the part of any holder or beneficiary thereof, be converted into one (1) Singapore NewCo Ordinary Share, which Singapore NewCo Ordinary Shares will be issued to each holder of a Singapore NewCo Option as follows: (a) one-third (1/3) on the date that is fifteen (15) months after the Closing Date, (b) one-third (1/3) on the date that is eighteen (18) months after the Closing Date and (c) one-third (1/3) on the date that is twenty-one (21) months after the Closing Date, in the case of each of (a), (b) and (c), rounded to the nearest Singapore NewCo Ordinary Share. The conversion of a Singapore NewCo Option into Singapore NewCo Ordinary Shares is subject, in each case, to the following: (i) with respect to a holder of Singapore NewCo Options who is an employee of Singapore NewCo, Diginex or their affiliates, such holder has not resigned from such employment or been terminated for cause, and (ii) with respect to a holder of Singapore NewCo Options who is an independent contractor of Singapore NewCo, Diginex or their affiliates, the contractual relationship that gave rise to the original issuance of the Singapore NewCo has not been terminated on the date that is fifteen (15) months after the Closing Date as set forth in a customary option award agreement to be entered into between Singapore NewCo and each holder who is issued a Singapore NewCo Option. The Singapore NewCo Options will not convert if a holder resigns or is terminated for cause during the fifteen (15) month period.

The Sellers will be entitled to receive an additional 5,000,000 Singapore NewCo Ordinary Shares or “Earnout Shares” after the closing of the Business Combination if the closing price of Singapore NewCo Ordinary Shares on Nasdaq (or other applicable securities exchange) is equal to or greater than the stock prices set forth below during any Trading Period following the closing of the Business Combination until the applicable milestone date: (1) 2,000,000 Earnout Shares if the closing price is USD$15.00 during any Trading Period ending on or before December 31, 2020; (2) 2,000,000 Earnout Shares if the closing price is USD$20.00 during any Trading Period ending on or before December 31, 2021; and (3) 1,000,000 Earnout Shares if the closing price is USD$30.00 during any Trading Period ending on or before December 31, 2022. All share and per share amounts above shall be proportionally adjusted for share splits, dividends, and similar events

For more information about the consideration to the Diginex shareholders, please see the section titled “Proposal No. 2 — The Share Exchange Proposal.”

Post-Business Combination Structure

The following chart illustrates the ownership structure of Singapore NewCo immediately following the Business Combination. The equity interests shown in the diagram below were calculated based on the assumptions that (i) no JFK shareholder exercises its redemption or dissenter rights, (ii) none of the parties in the chart below purchase JFK ordinary shares in the open market, and (iii) there are no other issuances of equity by JFK prior to or in connection with the consummation of the Business Combination. Notwithstanding the foregoing, the ownership percentages set forth below do not take into account (a) the Singapore NewCo Options, (b) the Earnout Shares, (c) the exercise of any Singapore NewCo Warrants, (d) the issuance of any Singapore NewCo Ordinary Shares following the Business Combination pursuant to the Incentive Plan and (e) the conversion of the Notes (as defined herein).

Sponsor
Service Providers
JFK Public Shareholders
Sellers
5.9%
2.8%
21.9%
69.4%
Singapore NewCo
100% Interest
JFK
100% Interest
Diginex
100% Interest
Subsidiaries

Effect of the Business Combination on JFK’s ordinary shares

If the parties consummate the Business Combination, the current equity holdings of the JFK shareholders shall be exchanged as follows:

(i)	Each JFK ordinary share, issued and outstanding immediately prior to the Effective Date (other than any redeemed shares and any Dissenting Shares), will automatically be cancelled and cease to exist and for each such JFK ordinary share, Singapore NewCo shall issue to each JFK shareholder (other than Dissenting Shareholders and JFK shareholders who exercise their redemption rights in connection with the Business Combination) one Singapore NewCo Ordinary Share;

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(ii)	Each Dissenting Share held by a Dissenting Shareholder (who has not effectively withdrawn its right to such dissent) will be cancelled in exchange for the right to receive payment resulting from the procedure in Section 179 of the BVI BC Act and such Dissenting Shareholders shall not be entitled to receive any of the Singapore NewCo Ordinary Shares to be issued in connection with the Reincorporation Merger;

(iii)	Each JFK Warrant issued and outstanding immediately prior to the Effective Date will convert into one Singapore NewCo Warrant. The Singapore NewCo Warrants will have substantially the same terms and conditions as the JFK Warrants; and

(iv)	The holders of JFK Rights issued and outstanding immediately prior to the Effective Date will receive one-tenth (1/10) of one Singapore NewCo Ordinary Share in exchange for the cancellation of each JFK Right, provided that no fractional shares will be issued and all fractional shares will be rounded to the nearest whole share.

Impact of the Business Combination on the Company’s Public Float

Assuming (i) there are no redemptions of our public shares and no Dissenting Shares, (ii) there is no exercise of the Singapore NewCo Warrants or the Singapore NewCo Options, and (iii) the Notes have not been converted, it is anticipated that upon completion of the Business Combination, the ownership of the post-combination company will be as follows:

●	JFK public shareholders will own approximately 21.9%, excluding shares beneficially owned by our Sponsor and Enterprises;

●	Our Sponsor and Enterprises will own approximately 5% and 0.9%, respectively, and

●	The Sellers will own approximately 69.4%.

As of February 3, 2020, the ownership percentages with respect to the post-Business Combination company set forth above do not take into account USD$780,000 aggregate principal amount of promissory notes held by Enterprises (the “Notes”) which, at its discretion, may be converted upon the consummation of the Business Combination, at a conversion price of USD$10.00 into 85,800 Singapore NewCo Ordinary Shares (including the conversion of the JFK Rights into 7,800 Singapore NewCo Ordinary Shares) and 78,000 Singapore NewCo Warrants. If the actual facts are different than these assumptions, the percentage ownership retained by our public shareholders following the business combination will be different. The public warrants and private placement warrants will become exercisable on the later of the completion of the Business Combination and 12 months from the closing of the IPO and will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation.

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Management and Board of Directors Following the Business Combination

Effective as of the closing of the Business Combination the board of directors of Singapore NewCo will consist of seven members. All members of the Singapore NewCo board of directors will be designated by the Sellers. See section titled “Singapore NewCo’s Directors and Executive Officers after the Business Combination” for additional information.

Other Agreements Relating to the Business Combination

Registration Rights Agreements

In connection with the IPO, JFK entered into a registration rights agreement with the Sponsor and Enterprises (the “Sponsor Registration Rights Agreement”) for the registration for resale under the Securities Act of the insider shares, Private Units, and securities issuable upon conversion of the Notes (collectively, the “Sponsor Registrable Securities”). The holders of a majority of the Sponsor Registrable Securities are entitled to make up to two demands that JFK register the Sponsor Registrable Securities. Holders of a majority of the insider shares can elect to exercise these registration rights at any time commencing three months prior to the date on which the insider shares are to be released from escrow. The holders of a majority of the Private Units and securities issuable upon conversion of the Notes can elect to exercise these registration rights at any time after JFK consummates a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a business combination. JFK agreed to bear the expenses incurred in connection with the filing of any such registration statement. As a condition to the consummation of the Business Combination, Singapore NewCo, JFK, the Sponsor and Enterprises will execute a Deed of Novation, pursuant to which Singapore NewCo will assume all the rights, duties, obligations, benefits, interest, duties and liabilities of JFK in, to and under the Sponsor Registration Rights Agreement.

As a condition to the consummation of the Business Combination, Singapore NewCo will enter into a registration rights agreement (the “Diginex Registration Rights Agreement”) governing the registration for resale under the Securities Act of (i) the Singapore NewCo Ordinary Shares issued to Sellers who are not affiliates of Diginex or Singapore NewCo, (ii) all other securities of Singapore NewCo (including derivatives thereof, such as options and warrants) held by Singapore NewCo’s officers, directors, nominees, and direct and indirect parents, control persons, affiliates and associates immediately after the Business Combination, and (iii) 800,000 Singapore NewCo Ordinary Shares issuable to certain service providers in connection with the closing of the Business Combination (collectively, the “Registrable Securities”). The Diginex Registration Rights Agreement will provide that the holders of a majority of the Registrable Securities can, at any time after the consummation of the Business Combination, make up to two demands that Singapore NewCo register the Registrable Securities. In addition, the holders of the Registrable Securities have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of the Business Combination. Singapore NewCo will bear the expenses incurred in connection with the filing of any such registration statement.

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Lock-up Agreements

As a condition to the consummation of the Share Exchange, each Seller will enter into a lock-up agreement with Singapore NewCo with respect to the 20,000,000 Singapore NewCo Ordinary Shares issuable to the Sellers in the Share Exchange. The length of the lock-up period shall be as follows: (i) six months from the Closing Date for Sellers who will hold less than 2.5% of the issued Singapore NewCo Ordinary Shares (excluding treasury shares) after the consummation of the Business Combination, and (ii) 12 months from the Closing Date for Sellers who will hold greater than 2.5% of the issued Singapore NewCo Ordinary Shares (excluding treasury shares) after the consummation of the Business Combination.

Escrow Agreements

Pursuant to an escrow agreement, dated March 27, 2019, by and among JFK, VStock and the Sponsor, all of the insider shares issued and outstanding prior to the date of the IPO were deposited into an escrow account with VStock, as escrow agent (the “Sponsor Escrow Agreement”). In accordance with the Sponsor Escrow Agreement, the Sponsor will not transfer, assign or sell any of the insider shares (except to certain permitted transferees) until (i) with respect to 50% of the insider shares, the earlier of six months after the date of the consummation of the Business Combination and the date on which the closing price of the post-Business Combination company’s shares on Nasdaq equals or exceeds $12.50 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the date of the consummation of the Business Combination, and (2) with respect to the remaining 50% of the insider shares, six months after the date of the consummation of the Business Combination, or earlier, in either case, if, subsequent to the date of the consummation of the Business Combination, the post-Business Combination company consummates a liquidation, merger, share exchange or other similar transaction which results in all of the shareholders having the right to exchange their shares for cash, securities or other property.

In connection with Diginex’s indemnification obligations under the Amended Share Exchange Agreement, Singapore NewCo, the Representative and [●], the escrow agent to be elected by the parties (the “Escrow Agent”), will enter into an escrow agreement at the time of the consummation of the Business Combination. The Escrow Shares (which will not be fully paid at issuance) will be deposited into an escrow account with the Escrow Agent for the Escrow Period to satisfy any potential Claims against the Sellers brought pursuant to the Amended Share Exchange Agreement.

The Escrow Shares will be issued as partly paid. During the escrow period, the Sellers shall be entitled to vote and to receive dividends on the Escrow Shares. If any Claims are to be satisfied by withholding part of or all of the Escrow Shares from the Sellers at the end of the Escrow Period, those Escrow Shares will be forfeited and cancelled by Singapore NewCo. Any Escrow Shares released from the escrow account to the Representative for distribution to the Sellers will be deemed fully paid Singapore NewCo Ordinary Shares as of the time of such release and no Seller will be required to pay any additional amount (in cash or otherwise) to Singapore NewCo in connection with the receipt of fully paid Singapore NewCo Ordinary Shares.

Redemption Rights

Pursuant to JFK’s Amended and Restated Memorandum and Articles of Association, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the trust account as of two business days prior to the consummation of the business combination, including interest (net of taxes payable), by (ii) the total number of then-outstanding public shares. As of [●], 2020, this would have amounted to approximately USD$[●] per share.

You will be entitled to receive cash for any public shares to be redeemed only if you:

(i) (a) hold public shares or

(b) hold public shares through JFK Units and you elect to separate your JFK Units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares;

(ii) prior to [●], Eastern Time, on [●], 2020, (a) submit a written request to the Transfer Agent that JFK redeem your public shares for cash and (b) deliver your public shares to the Transfer Agent, physically or electronically through DTC; and

(iii) do not elect to dissent from the Reincorporation Merger in accordance with Section 179 of the BVI BC Act.

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Holders of outstanding JFK Units must separate the underlying JFK ordinary shares, JFK Warrants and JFK Rights prior to exercising redemption rights with respect to the JFK ordinary shares. If JFK Units are registered in a holder’s own name, the holder must deliver the certificate for its JFK Units to VStock with written instructions to separate the JFK Units into their individual component parts. This must be completed far enough in advance to permit the mailing of the certificates back to the holder so that the holder may then exercise his, her or its redemption rights upon the separation of the JFK ordinary shares from the JFK Units.

If a broker, dealer, commercial bank, trust company or other nominee holds JFK Units for an individual or entity (such individual or entity, the “beneficial owner”), the beneficial owner must instruct such nominee to separate the beneficial owner’s JFK Units into their individual component parts. The beneficial owner’s nominee must send written instructions by facsimile to VStock. Such written instructions must include the number of JFK Units to be separated and the nominee holding such JFK Units. The beneficial owner’s nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant JFK Units and a deposit of an equal number of JFK ordinary shares, JFK Warrants and JFK Rights. This must be completed far enough in advance to permit the nominee to exercise the beneficial owner’s redemption rights upon the separation of the JFK ordinary shares from the JFK Units. While this is typically done electronically the same business day, beneficial owners should allow at least one full business day to accomplish the separation. If beneficial owners fail to cause their JFK ordinary shares to be separated in a timely manner, they will likely not be able to exercise their redemption rights.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing.

Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or her or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)-(3) of the Exchange Act) will be restricted from seeking redemption rights with respect to more than 20% of the JFK ordinary shares.

If a holder exercises its redemption rights, then such holder will be exchanging its public shares for cash and will no longer own shares of the post-combination company. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our Transfer Agent in accordance with the procedures described herein. Please see the section titled “The Meeting — Redemption Rights” for the procedures to be followed if you wish to redeem your public shares for cash.

The Proposals

At the Meeting, the JFK shareholders will be asked to vote on the following:

●	the Reincorporation Merger Proposal;

●	the Share Exchange Proposal; and

the Adjournment Proposal. Please see the sections titled “The Meeting” on page 70 for more information on the foregoing Proposals.

Voting Securities, Record Date

As of January 17, 2020, there were 7,427,500 JFK ordinary shares issued and outstanding. Only JFK shareholders who hold ordinary shares of record as of the close of business on [●], 2020 are entitled to vote at the Meeting or any adjournment of the Meeting. Approval of the Reincorporation Merger Proposal, the Share Exchange Proposal, and the Adjournment Proposal will require the affirmative vote of the holders of a majority of the issued and outstanding JFK ordinary shares present and entitled to vote and voting at the Meeting; provided, however, that if [●] or more of the holders of JFK ordinary shares exercise their redemption rights then the Business Combination may not be completed.

As of January 17, 2020, the Sponsor owned and was entitled to vote 1,437,500 JFK ordinary shares, or approximately 5% of JFK’s outstanding ordinary shares. With respect to the Business Combination, the Sponsor, which owns approximately 19.4% of JFK’s outstanding ordinary shares as of the record date, has agreed to vote its JFK ordinary shares in favor of the Reincorporation Merger Proposal and the Share Exchange Proposal, and intends to vote for the Adjournment Proposal although there is no agreement in place with respect to voting on the Adjournment Proposal.

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Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse recapitalization in accordance with IFRS. Under this method of accounting, JFK will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the expectation that the former shareholders of Diginex will have a majority of the voting power of the combined company, that the business of Diginex will comprise the ongoing operations of the combined entity, that persons designated by Diginex will comprise a majority of the governing body of the combined company, and that Diginex’s senior management will comprise the senior management of the combined company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Diginex issuing shares for the net assets of JFK accompanied by a recapitalization. The net assets of JFK will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be deemed to be those of Diginex.

Regulatory Approvals

The Reincorporation Merger, the Share Exchange and the other transactions contemplated by the Amended Share Exchange Agreement are not subject to any additional U.S. federal or state regulatory requirements or approvals, or any regulatory requirements or approvals under the laws of the British Virgin Islands or Singapore law, except for the registration by the Registrar of Corporate Affairs in the British Virgin Islands of the Articles of Merger.

Dissenter Rights

Holders of JFK ordinary shares are entitled to dissenter rights under the BVI BC Act in connection with the Reincorporation Merger. In accordance with Section 179 of the BVI BC Act, a holder of JFK ordinary shares is entitled to payment of the fair value of all of its shares upon validly dissenting from the Reincorporation Merger. Holders of JFK ordinary shares may only dissent in respect of all shares that they hold in JFK.

Upon a holder of JFK ordinary shares validly exercising its entitlement under Section 179 of the BVI BC Act, such Dissenting Shareholder ceases to have any rights (including the redemption rights) of a shareholder of JFK except the right to be paid the fair value of its JFK ordinary shares.

A holder of JFK ordinary shares who desires to exercise its entitlement to payment of the fair value of all of its shares is required to give to JFK written objection to the Reincorporation Merger before the Meeting or before the vote on the Reincorporation Merger Proposal at the Meeting.

Within 20 days immediately following the date on which the approval of JFK shareholders is obtained at the Meeting (or any adjourned meeting), JFK shall give written notice of the approval to each JFK shareholder who gave a valid written objection to the Reincorporation Merger, except for those JFK shareholders who after giving the written objection, subsequently voted to approve the Reincorporation Merger Proposal at the Meeting (or any adjourned meeting). Any such holder of JFK ordinary shares who elects to dissent is required, within 20 days immediately following the date on which the notice of approval by JFK referred to above is given, to give JFK a written notice of its decision to elect to dissent, stating: (a) its name and address; (b) the number of JFK ordinary shares in respect of which it dissents; and (c) a demand for payment of the fair value of its shares. On the Effective Date, a Dissenting Shareholder shall have its JFK ordinary shares automatically cancelled in exchange for the right to receive payment resulting from the procedure in Section 179 of the BVI BC Act and such Dissenting Shareholder shall not be entitled to receive Singapore NewCo Ordinary Shares pursuant to the Reincorporation Merger.

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A JFK shareholder who elects to dissent under Section 179 of the BVI BC Act and validly exercises its entitlement to payment of the fair value of the JFK ordinary shares it holds following the procedures set forth above will not be entitled to have its JFK ordinary shares redeemed. If a JFK shareholder has elected to have its JFK ordinary shares redeemed but later elects to dissent, upon receipt of the written notice of such a JFK shareholder’s decision to elect to dissent, JFK shall instruct its transfer agent to return the JFK ordinary shares (physically or electronically) delivered to the transfer agent in connection with such JFK shareholder’s demand for redemption to the JFK shareholder.

Holders of outstanding JFK Units must separate the underlying JFK ordinary shares, JFK Warrants and JFK Rights prior to objecting to the Reincorporation Merger and exercising their dissenter rights under Section 179 of the BVI BC Act. If JFK Units are registered in a holder’s own name, the holder must deliver the certificate for its JFK Units to VStock with written instructions to separate the JFK Units into their individual component parts. This must be completed far enough in advance to permit the mailing of the certificates back to the holder so that the holder may object to the Reincorporation Merger and then exercise his, her or its dissenter rights upon the separation of the JFK ordinary shares from the JFK Units.

If a broker, dealer, commercial bank, trust company or other nominee holds JFK Units for an individual or entity (such individual or entity, the “beneficial owner”), the beneficial owner must instruct such nominee to separate the beneficial owner’s JFK Units into their individual component parts. The beneficial owner’s nominee must send written instructions by facsimile to VStock. Such written instructions must include the number of JFK Units to be separated and the nominee holding such JFK Units. The beneficial owner’s nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant JFK Units and a deposit of an equal number of JFK ordinary shares, JFK Warrants and JFK Rights. This must be completed far enough in advance to permit the mailing of a physical certificate back to the holder so that the holder may object to the Reincorporation Merger and then exercise his, her or its dissenter rights upon the separation of the JFK ordinary shares from the JFK Units. While this is typically done electronically the same business day, beneficial owners should allow at least one full business day to accomplish the separation. If beneficial owners fail to cause their JFK ordinary shares to be separated in a timely manner, they will likely not be able to object to the Reincorporation Merger and exercise their dissenter rights.

Interests of Certain Persons in the Business Combination

When you consider the recommendation of JFK’s Board of Directors in favor of adoption of the Reincorporation Merger Proposal, the Share Exchange Proposal and the other related Proposals, you should keep in mind that JFK’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder, including the following:

●	If the proposed Business Combination is not completed by April 1, 2020, the date that is 12 months from the closing of the IPO (or October 1, 2020, the date that is 18 months from the closing of the IPO, if the time period is extended as previously described herein), JFK will be required to liquidate. In such event, the 1,437,500 ordinary shares held by the Sponsor, which were acquired prior to the IPO for an aggregate purchase price of USD$25,000, will be worthless. Such ordinary shares had an aggregate market value of approximately USD$[●] based on the closing price of JFK’s ordinary shares of USD$[●] on Nasdaq as of [●], 2020;

●	If the proposed Business Combination is not completed by April 1, 2020, the date that is 12 months from the closing of the IPO (or October 1, 2020, the date that is 18 months from the closing of the IPO, if the time period is extended as previously described herein), the 240,000 Private Units purchased by Enterprises for a total purchase price of USD$2,400,000, will be worthless. Such Private Units had an aggregate market value of approximately USD$[●] closing price of JFK’s ordinary shares of USD$[●] on Nasdaq as of [●], 2020;

●	As of February 3, 2020, JFK had $780,000 in aggregate principal amount outstanding under the Notes that, at the Sponsor’s option, are convertible into units of JFK upon the closing of the Business Combination. If the proposed Business Combination is not completed by April 1, 2020, the date that is 12 months from the closing of the IPO (or October 1, 2020, the date that is 18 months from the closing of the IPO, if the time period is extended as previously described herein), then such loans may be repaid;

●	The exercise of JFK’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and in our shareholders’ best interest; and

●	If the Business Combination with Diginex is completed, Diginex will designate all members of the board of directors.

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Recommendations of the JFK Board of Directors to the JFK Shareholders

After careful consideration of the terms and conditions of the Merger Agreement and the Amended Share Exchange Agreement, the JFK Board of Directors has determined that Business Combination and the transactions contemplated thereby are fair to and in the best interests of JFK and its shareholders. In reaching its decision with respect to the Reincorporation Merger and the Share Exchange, the JFK Board of Directors reviewed various industry and financial data and the due diligence and evaluation materials provided by Diginex. The JFK Board of Directors did not obtain a fairness opinion on which to base its assessment. JFK’s Board of Directors recommends that JFK shareholders vote:

●	FOR the Reincorporation Merger Proposal;

●	FOR the Share Exchange Proposal; and

●	FOR the Adjournment Proposal.

Risk Factors

In evaluating the Business Combination and the Proposals to be considered and voted on at the Meeting, you should carefully review and consider the risk factors set forth under the section titled “Risk Factors” beginning on page 29 of this proxy statement/prospectus. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on (i) JFK’s ability to complete the Business Combination, and (ii) the business, cash flows, financial condition and results of operations of Singapore NewCo following consummation of the Business Combination.

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DIGINEX LIMITED SUMMARY FINANCIAL INFORMATION

The data below as of March 31, 2019, and 2018 and for the year ended March 31, 2019 and for the period from June 1, 2017 to March 31, 2018 has been derived from Diginex’s audited combined and consolidated financial statements, which are included in this proxy statement/prospectus. The data below for the six months ended September 30, 2019 and 2018 has been derived from Diginex’s unaudited combined and consolidated financial statements, which are included in this proxy statement/prospectus. Historical results are not necessarily indicative of the results to be expected for future periods.

The information is only a summary and should be read in conjunction with Diginex’s audited and unaudited combined and consolidated financial statements and related notes, and the section titled “Operating and Financial Review of Diginex” contained elsewhere in this proxy statement/prospectus.

	Year ended March 31, 2019	Period from June 1, 2017 to March 31, 2018	Six months ended September 30, 2019	Six months ended September 30, 2018
	USD	USD	USD	USD

CONTINUING OPERATIONS
Revenue	1,344,404	-	444,030	834,858

	1,344,404	-
General and administrative expenses	(19,613,149)	(1,232,607)	(14,338,366)	(6,332,096)

OPERATING LOSS	(18,268,745)	(1,232,607)	(13,894,336)	(5,497,238)

Other gains (losses), net	30,628,170	(21,879)	(157,005)	36,381,893
Impairment losses on financial assets, net	(39,090,851)	-	(10,105,671)	-
Impairment of goodwill	(457,818)	-	-	-
Finance (costs) income, net	(1,139,211)	12	(945,488)	(393,875)
Share of loss of an associate	(12,270,686)	-	-	(634,199)

LOSS BEFORE TAX	(40,599,141)	(1,254,474)	(25,102,500)	29,856,581
Income tax expense	-	(27,680)	-	-

LOSS FROM CONTINUING OPERATIONS	(40,599,141)	(1,282,154)	(25,102,500)	29,856,581

DISCONTINUED OPERATIONS
Profit from discontinued operation (attributable to the ordinary equity holders of the Company)	57,319,854	997,077	-	57,319,854

PROFIT (LOSS) FOR THE YEAR/PERIOD	16,720,713	(285,077)	(25,102,500)	87,176,435

Profit (loss) attributable to:
Owners of the Company	16,810,157	(285,077)	(24,946,118)	87,176,435
Non-controlling interests	(89,444)	-	(156,382)	-

	16,720,713	(285,077)	(25,102,500)	87,176,435

(LOSS) PER SHARE FOR PROFIT (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO THE ORDINARY EQUITY HOLDERS OF THE COMPANY
Basic (loss) earnings per share	$(40.86)	$(1.26)	$(24.69)	$29.32
Diluted (loss) earnings per share	$(40.86)	$(1.26)	$(24.69)	$27.60
EARNINGS (LOSS) PER SHARE FOR PROFIT (LOSS) FROM DISCONTINUED OPERATIONS ATTRIBUTABLE TO THE ORDINARY EQUITY HOLDERS OF THE COMPANY
Basic (loss) earnings per share	$57.69	$0.98	$-	$56.30
Diluted earnings per share	$57.69	$0.98	$-	$52.99
EARNINGS (LOSS) PER SHARE FOR PROFIT (LOSS) ATTRIBUTABLE TO THE ORDINARY EQUITY HOLDERS OF THE COMPANY
Basic (loss) earnings per share	$16.83	$(0.28)	$(24.69)	$85.62
Diluted earnings (loss) per share	$16.83	$(0.28)	$(24.69)	$80.59
DIVIDEND PER SHARE DECLARED	$20.24	$-	$-	$-
WEIGHTED AVERAGE SHARES OUTSTANDING
Used as the denominator in calculating basic (loss) earnings per share	993,604	1,020,400	1,016,911	1,018,191
Used as the denominator in calculating diluted (loss) earnings per share	993,604	1,020,400	1,016,911	1,081,682

Combined and Consolidated Statements of Financial Position Data, USD:

	As of March 31,		As of September 30,
	2019	2018	2019
Cash and cash equivalents	740,061	6,111,657	1,497,761
Total assets	21,453,276	11,365,373	15,713,746
Current liabilities	14,522,755	1,093,119	16,389,459
Accumulated losses	(10,094,383)	(285,077)	(35,040,501)
Total equity	3,852,190	10,272,254	(2,702,046)

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COMPARATIVE PER SHARE INFORMATION

The following table sets forth the per share data of each of JFK and Diginex on a stand-alone basis and the unaudited pro forma condensed combined per share data for the year ended July 31, 2019 and for the three months ended October 31, 2019 after giving effect to the Business Combination assuming (1) no redemption of JFK ordinary shares and (2) maximum redemption of JFK ordinary shares. The pro forma book value per share information as of July 31, 2019 was computed as if the Business Combination had been completed on July 31, 2019, and the pro forma book value per share information as of October 31, 2019 was computed as if the Business Combination had been completed on October 31, 2019. The pro forma earnings information for the year ended July 31, 2019 and for the three months ended October 31, 2019 were computed as if the Business Combination had been completed on August 1, 2018, and carried forward through the interim period.

The historical book value per share is computed by dividing total common shareholders’ equity by the number ordinary shares outstanding of JFK and Diginex, respectively, at the end of the period. The pro forma combined book value per ordinary share is computed by dividing total pro forma common shareholders’ equity by the pro forma number of ordinary shares outstanding at the end of the period for each of JFK and Diginex, respectively. The pro forma earnings per share of the combined company is computed by dividing the pro forma income available to the combined company’s common shareholders by the pro forma weighted-average number of JFK ordinary shares outstanding over the period.

You should read the information in the following table in conjunction with the selected historical financial information summary included elsewhere in this proxy statement/prospectus, and the historical financial statements of JFK and Diginex and related notes that are included elsewhere in this proxy statement/prospectus. The unaudited JFK and Diginex pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement/prospectus.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of JFK and Diginex would have been had the companies been combined during the periods presented.

			Pro Forma		Pro Forma
Three Months Ended October 31, 2019	Diginex	JFK	Equivalent Per Share Data Diginex (1)	Combined Assuming no redemption of shares	Equivalent Per Share Data Diginex (1)	Combined Assuming maximum redemption of shares
Exchange ratio (2)			18.30		18.30
Net loss from continuing operations	$(17,703,451)	$(56,214)	$-	$(19,194,539)	$-	$(19,194,539)
Total equity	(2,702,046)	5,000,011	-	51,793,948	-	7,115,702
Weighted average shares outstanding —basic and diluted (3)	1,042,690	7,427,500	-	28,826,500	-	23,923,380
Total shares outstanding as of October 31, 2019	1,093,040	2,363,825	-	28,826,500	-	23,923,380
Basic and diluted loss per share	(16.98)	(0.01)	(12.26)	(0.67)	(14.64)	(0.80)
Book value per share as of October 31, 2019	(2.47)	2.12	32.94	1.80	5.49	0.30

			Pro Forma		Pro Forma
Year Ended July 31, 2019	Diginex	JFK	Equivalent Per Share Data Diginex (1)	Combined Assuming no redemption of shares	Equivalent Per Share Data Diginex (1)	Combined Assuming maximum redemption of shares
Exchange ratio (2)			18.30		18.30
Net loss from continuing operations	$(45,971,251)	$(376,548)	$-	$(51,950,068)	$-	$(51,950,068)
Total equity	4,261,781	5,000,010	-	58,854,756	-	9,513,726
Weighted average shares outstanding —basic and diluted (3)	986,237	3,289,818	-	24,688,818	-	23,053,129
Total shares outstanding as of July 31, 2019	1,025,961	2,358,203	-	28,826,500	-	23,892,397
Basic and diluted loss per share	(46.61)	(0.11)	(38.43)	(2.10)	(41.18)	(2.25)
Book value per share as of July 31, 2019	4.15	2.12	37.33	2.04	7.32	0.40
Dividend per share declared	20.24	-	-	-	-	-

(1) The equivalent pro forma per share data for Diginex is derived by multiplying the exchange ratio (18.30) in the Business Combination by the unaudited pro forma per share data.

(2) Pursuant to the Amended Share Exchange Agreement, JFK will acquire 100% of the issued and outstanding ordinary shares of Diginex, in exchange for 20 million Singpore NewCo Ordinary Shares, or 18.30 Singapore NewCo Ordinary Shares for each ordinary share of Diginex.

(3) Weighted average shares outstanding - basic and diluted for JFK include those shares subject to possible redemption

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MARKET PRICE INFORMATION

JFK’s ordinary shares are traded on NASDAQ under the ticker symbol “JFK.” The following table sets forth the closing price of JFK’s ordinary shares on July 8, 2019, the last full trading day prior to the public announcement date of the proposed transaction.

JFK ordinary share
Historical
July 8, 2019	$9.88

There is no historical market price for Diginex shares as there is no public market for Diginex shares.

PRICE RANGE OF SECURITIES AND DIVIDENDS

JFK’s units, shares, warrants and rights are each quoted on Nasdaq, under the symbols “JFKKU,” “JFK,” “JFKKW,” and “JFKKR,” respectively. Each unit consists of one ordinary share, one warrant entitling its holder to purchase one-half of one ordinary share at a price of USD$11.50 per whole share, and one right to receive one-tenth (1/10) of an ordinary share upon the consummation of the Business Combination. JFK’s Units commenced trading on Nasdaq on April 2, 2019. JFK’s ordinary shares, JFK Warrants and JFK Rights commenced trading on Nasdaq on April 2, 2019.

JFK has not paid any cash dividends on its ordinary shares to date and does not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon JFK’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to the Business Combination will be within the discretion of the Singapore NewCo board of directors. It is the present intention of JFK’s board of directors to retain all earnings, if any, for use in its business operations and, accordingly, JFK’s board does not anticipate declaring any dividends in the foreseeable future.

Singapore NewCo and Diginex’s securities are not currently publicly traded. We are applying to list the Singapore NewCo Ordinary Shares and Singapore NewCo Warrants on Nasdaq in connection with the Business Combination.

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RISK FACTORS

Shareholders should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus before they decide whether to vote or instruct their vote to be cast to approve the Proposals described in this proxy statement/prospectus. These risks could have a material adverse effect on the business, financial conditioning and results of operations of Singapore NewCo, and could adversely affect the trading price of Singapore NewCo’s securities following the business combination.

Risks Related to Diginex’s Business and Industry

Diginex has a limited operating history and has incurred operating losses since its inception as it has been investing in the build out of its business lines. Its business lines are nascent, unproven and subject to material legal, regulatory, operational, reputational, tax and other risks in every jurisdiction and are not assured to be profitable.

Diginex has a limited operating history on which an investor might evaluate its performance. It is therefore subject to many of the risks common to early-stage enterprises, including under-capitalization, cash shortages, limitations with respect to personnel and financing sources and lack of revenues, any of which could have a material adverse effect on Diginex and may force it to reduce or curtail its operations. Diginex is not currently profitable and has incurred operating losses since its inception. There is no assurance that Diginex will achieve a return on shareholders’ investments and the likelihood of success must be considered in light of the early stage of its operations. Even if Diginex accomplishes its objectives, it may not generate positive cash flows or profits.

Furthermore, Diginex’s business lines are nascent, unproven and subject to material legal, regulatory, operational, reputational, tax and other risks in every jurisdiction, including those applicable due to its use of distributed ledger technology, and are not assured to be profitable. In 2019, the Solutions Business and BPAMJ generated revenue, as did the Capital Markets Business and the Trading Business, though not at a material level. Diginex may fail to develop its business lines or produce a return for its investors. It is possible that some of Diginex’s business lines may be difficult to enter and/or it may become evident that a particular business line is not a productive use of capital or time. This could result in Diginex modifying its business and focus away from such business lines. For Diginex’s business lines that have access to client or counterparty assets, the regulatory requirements associated with shutting down such businesses may be costly and expose Diginex to inquiries, investigations, lawsuits and proceedings by clients, counterparties, other third parties and regulatory and other governmental agencies.

From time to time, Diginex may also launch new business lines, offer new products and services within existing business lines or undertake other strategic projects. For example, Diginex is currently working to launch the Exchange Business and Digivault. There are substantial risks and uncertainties associated with these efforts and Diginex could invest significant capital and resources into such efforts. Regulatory requirements can affect whether initiatives are able to be brought to market in a manner that is timely and attractive to Diginex’s customers. Initial timetables for the development and introduction of new business lines or new products or services and price and profitability targets may not be met. In addition, Diginex’s revenues and costs may fluctuate because new business lines, products and services generally require startup costs while revenues take time to develop, which may adversely impact Diginex’s results of operations.

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If Diginex is unable to successfully build its business while controlling expenses, its ability to continue in business could depend on the ability to raise sufficient additional capital, obtain sufficient financing and monetize assets. There can be no guarantee that Diginex will be able to raise funding in sufficient quantity or at acceptable terms to fund the continued development of its business lines.

The occurrence of any of the foregoing risks would have a material adverse effect on Diginex’s business, financial condition and results of operations.

Digital Assets and distributed ledger technology may not be widely adopted.

Digital Assets are a new asset class that, as of yet, have not been widely adopted, particularly by institutional investors and corporate securities issuers. The majority of Diginex’s business lines rely, or will rely, on the acceptance and use by such investors and issuers of Digital Assets at a scale to create demand for Diginex’s products and services sufficient to make Diginex’s business lines commercially viable. Though Diginex believes that the anticipated benefits of Digital Assets will create such demand, there can be no assurance that this will occur, or if it does occur that it will be in the near term.

Furthermore, the growth of the distributed ledger industry in general, as well as the distributed ledger technology on which Diginex will rely, is subject to a high degree of uncertainty. The factors affecting the further development of distributed ledger technology and Digital Assets, include, without limitation:

●	worldwide growth in the adoption and use of Digital Assets and distributed ledger technology;

●	government and quasi-government regulation of Digital Assets and distributed ledger technology and their use, or restrictions on or regulation of access to and operation of distributed ledger technology or similar systems;

●	the maintenance and development of the open-source software protocol of smart contracts;

●	changes in consumer demographics and public tastes and preferences;

●	the availability and popularity of other forms or methods of buying and selling goods and services, or trading assets including new means of using government-backed currencies or existing networks;

●	general economic conditions and the regulatory environment relating to Digital Assets; and

●	a decline in the popularity or acceptance of Digital Assets.

The distributed ledger industry as a whole has been characterized by rapid changes and innovations and is constantly evolving. Although it has experienced significant growth in recent years, the slowing or stopping of the development, general acceptance and adoption and usage of distributed ledger technology and Digital Assets may materially adversely affect Diginex’s business plans.

Diginex’s business lines may require regulatory licenses and qualifications that Diginex does not currently have and that may be costly and time-consuming to obtain and, even if obtained, may subsequently be revoked.

Diginex’s business lines involve certain activities which require regulatory licenses and qualifications such as custody services, broker-dealer services, securities trading, asset management and advisory activities. These activities are subject to material, costly and constraining financial regulation in jurisdictions worldwide. The process of acquiring and maintaining these licenses and qualifications will be costly and time-consuming, will occupy material management attention and is not certain to be successful. Diginex may not meet the requirements for such licenses or qualifications, including, for example, minimum capital requirements, or may fail to secure discretionary approval of relevant regulatory bodies. A failure or delay in receiving approval for a license or qualification, or approval that is more limited in scope than initially requested, could have a significant and negative effect on Diginex, including the risk that a competitor gains a first-mover advantage.

In particular, Diginex is currently seeking the below licenses.

●	Jersey:

○	Exchange Business

●	Schedule 2 Business pursuant to Article 13 of the Proceeds of Crime (Supervisory Bodies) (Jersey) Law 2008

○	Exchange Business

●	Class A Investment Business pursuant to the Financial Services (Jersey) Law 1998

○	Digivault

●	Class L Trust Company Business pursuant to the Financial Services (Jersey) Law 1998

●	Singapore:

○	Exchange Business

●	Major Payment Institution license pursuant to the Payment Services Act

○	Exchange Business

●	Recognized Market Operator license pursuant to the Securities and Futures Act

○	Digivault

●	Capital Market Services License pursuant to the Securities and Futures Act

●	Hong Kong:

○	Capital Markets Business

●	Type 1 Dealing in Securities License pursuant to the Securities and Futures Ordinance

●	United Kingdom:

○	Digivault

●	Safeguarding and Administering Investments license pursuant to the Financial Services and Markets Act 2000 (Regulated Activities) Order 2001

●	Dubai:

○	Capital Markets Business

●	Category 4 Investment Advisor license pursuant to Regulatory Law 2004

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The law and regulation surrounding the operation of Diginex’s businesses with respect to Digital Assets is unclear, uncertain, rapidly evolving and not assured to develop in a way that is favorable to Diginex. The anticipated business activities of Diginex may cause regulatory bodies to delay, or refuse to issue, licenses and qualifications to Diginex that it would otherwise receive. For example, a regulatory authority may delay or refuse to issue a broker-dealer license to Diginex due to concerns about its focus on Digital Securities as opposed to more traditional securities. There is a risk that Diginex’s business could be outlawed in jurisdictions in which it seeks to do business, which could materially affect Diginex’s ability to expand its business and become profitable.

When a decision to enter a jurisdiction is made, Diginex utilizes local law firms to ensure it is informed of the local regulatory requirements needed to operate therein. Diginex also maintains regular face-to-face contact with the regulators in the jurisdictions in which it holds or wishes to seek licenses. In addition, to ensure that Diginex maintains regulatory compliance, Diginex intends to build internal capabilities to monitor regulatory changes as well as obtaining supplementary support from external experts. Diginex’s business lines are developing a regulatory roadmap to identify additional relevant licenses and qualifications they will need to operate; however, this has been done for only a small number of jurisdictions and significant further investment will be needed. This may result in unplanned costs and/or delayed or cancelled launches into particular jurisdictions.

Diginex’s senior management originate from multi-jurisdictional regulated financial service institutions. As such, Diginex’s senior management have accumulated experience in operating within a regulated environment and understand the importance of compliance with regulations, including securities. Diginex’s Chief Compliance Officer is a noted thought leader with regards to the emerging global regulatory landscape relating to AML and counter terrorist financing (“CFT”). However, except for anti-money laundering (“AML”) compliance, Diginex’s senior management do not have direct experience of dealing with regulatory requirements in relation to Digital Assets.

Diginex may be unable to establish partnerships with entities to satisfy regulatory requirements.

To the extent it is unable or not cost-effective to procure the necessary licenses or qualifications to conduct its business in jurisdictions any of Diginex’s business lines seek to enter, Diginex plans to partner with existing entities that have such licenses or qualifications to enable it to offer its products and services. However, there can be no assurance that it will be able to do so, or that it will be able to do so now, in the future or at an acceptable price. Prospective partners may (i) not exist, (ii) be unwilling or unable to engage in activities involving distributed ledger technology, (iii) not offer terms that are acceptable to Diginex, (iv) have a conflict of interest with one or more of Diginex’s business lines that makes such a partnership impermissible, (v) be otherwise unable or unwilling to partner with Diginex, or (vi) terminate their relationship with Diginex. If Diginex is not able to establish and maintain such partnerships, it may be unable to pursue its business in certain jurisdictions which could have a material adverse effect on its business, financial condition and results of operations.

Diginex may be unable to maintain partnerships with entities to satisfy regulatory requirements.

Where Diginex does not obtain licenses, and seeks to build partnerships with regulated firms such as Starmark Investment Management Limited in the United Kingdom, which provides regulatory coverage for the Capital Markets business through an umbrella licensing scheme, a risk exists that a partner may lose its own regulatory status for reasons beyond Diginex’s control, or a partner may choose to exit from a partnership that it establishes with Diginex, either of which may leave Diginex without regulatory cover to provide services within the market the partner supports.

Changes in law or regulation could subject Diginex to further material, costly and constraining regulation, licensing qualifications and other requirements.

Legal or regulatory changes or interpretations of Diginex’s existing and planned activities could require the licensing or qualification of Diginex, or impose costly and contradictory regulatory burdens on Diginex, outside of management’s current expectations. In addition, jurisdictions that do not currently require licensing or qualifications to conduct Diginex’s existing and planned activities may adopt regulatory regimes that do require them. For example, in June 2019, the Financial Action Task Force (the “FATF”) adopted new guidance on the registration and licensing requirements that should be applicable to Digital Assets and entities that provide services for the holders and issuers of Digital Assets. Among other things, this guidance urges countries which do not yet have regulatory systems in place to mitigate the issues presented by the potential misuse of Digital Assets to create them rapidly using a risk-based approach. Such additional requirements could cause Diginex to incur additional expenses, which could materially and adversely affect its business, financial condition and results of operations. In addition, even where activities have been approved and obtained necessary licenses, a change in the legal framework may render such activities illegal or no longer economically sustainable.

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Diginex faces substantial litigation and regulatory risks.

As an enterprise whose material business lines include financial services, Diginex depends to a significant extent on its relationships with its clients and its reputation for integrity and high-caliber professional services. As a result, if a client is not satisfied with Diginex’s services or if there are allegations of improper conduct, including improper conduct by any of Diginex’s partners, by private litigants or regulators, whether the ultimate outcome is favorable or unfavorable to Diginex, or if there is negative publicity and press speculation about Diginex, whether or not valid, it may harm Diginex’s reputation and may be more damaging to Diginex than to businesses in other, non-financial industries.

Many of Diginex’s business lines are subject to significant regulation and oversight, including periodic examination by regulatory authorities. Diginex could be the subject of inquiries, investigations, sanctions, cease and desist orders, terminations of licenses or qualifications, lawsuits and proceedings by counterparties, clients, other third parties and regulatory and other governmental agencies, which could lead to increased expenses or reputational damage. Responding to inquiries, investigations, audits, lawsuits and proceedings, regardless of the ultimate outcome of the matter, is time-consuming and expensive and can divert the attention of senior management. The outcome of such proceedings may be difficult to predict or estimate until late in the proceedings, which may last a number of years.

The risks described above may be greater for companies in the distributed ledger industry as it is relatively new and clients, counterparties and regulators are expected to need significant education to understand the mechanics of products and services that rely on distributed ledger technology.

Furthermore, while Diginex maintains insurance for certain potential liabilities, such insurance does not cover all types and amounts of potential liabilities and is subject to various exclusions as well as caps on amounts refundable. Even if Diginex believes a claim is covered by insurance, insurers may dispute Diginex’s entitlement for a variety of different reasons, which may affect the timing and, if the insurers prevail, the amount of Diginex’s recovery. Any claims or litigation, even if fully indemnified or insured, could damage Diginex’s reputation and make it more difficult to compete effectively or to obtain adequate insurance in the future.

If Diginex and/or any governmental agency believe that it has accepted capital contributions by, or is otherwise holdings assets of, any person or entity that is acting directly or indirectly in violation of any money laundering or corruption laws, rules, regulations, treaties, sanctions or other restrictions, or on behalf of any suspected terrorist or terrorist organization, suspected drug trafficker or senior foreign political figure(s) suspected in engaging in foreign corruption, Diginex and/or such governmental agency may “freeze the assets” of such person or entity. Diginex may also be required to report and remit or transfer those assets to a governmental agency. Any such action may harm Diginex’s reputation and materially and adversely affect its business, financial condition and results of operations.

If Diginex is unable to successfully identify, hire and retain skilled individuals, it will not be able to implement its growth strategy successfully.

Diginex’s growth strategy is based, in part, on its ability to attract and retain highly skilled senior financial service professionals and software engineers. To date, Diginex has been able to locate and engage such employees; however, because of competition from other firms, Diginex may face difficulties in recruiting and retaining professionals of a caliber consistent with its business strategy in the future. If Diginex is unable to successfully identify and retain qualified professionals, it could materially and adversely affect Diginex’s business, financial condition and results of operations.

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Competition, including from new market entrants in the future, may cause Diginex’s revenue and earnings to decline.

Diginex is entering multiple business lines that have traditionally been dominated by large businesses that have access to substantially greater resources than Diginex. Many of these businesses and other competitors have significant competitive advantages, including longer operating histories, the ability to leverage their sales efforts and marketing expenditures across a broader portfolio of services, greater global presence, more established third-party relationships, greater brand recognition, greater financial strength, greater numbers of company and investor clients, larger research and development teams, larger marketing budgets and other advantages over Diginex.

While Diginex believes its focus on providing products and services that take advantage of distributed ledger technology differentiates it from many such competitors, many of its business lines have relatively low barriers to entry and Diginex anticipates that such barriers to entry will become lower in the future. Diginex currently expects that, as Digital Assets become more mainstream, additional competitors, potentially in large numbers, may begin to provide equivalent products and services. A number of investment banks have already participated in the issuance of Digital Assets and are continuing to grow their expertise. In addition, the introduction of new technologies, as well as regulatory changes, may significantly alter the competitive landscape for Diginex’s business lines. This could lead to fee compression or require Diginex to spend more to modify or adapt its offerings to attract and retain customers and remain competitive with the products and services offered by new competitors in the industry. Increased competition on the basis of any of these factors, including competition leading to fee reductions, could materially and negatively impact Diginex’s business, financial condition and results of operations.

Some market participants may oppose the development of distributed ledger-based technology products and services like those central to Diginex’s business lines, which could adversely affect Diginex’s ability to do business.

Many participants in the financial industry (including certain regulators) and other industries may oppose the development of products and services that utilize distributed ledger technology. The market participants who may oppose such products and services may include entities with significantly greater resources, including financial resources and political influence, than Diginex has. The ability of Diginex to operate and achieve its commercial goals could be adversely affected by any actions of any such market participants that result in additional regulatory requirements or other activities that make it more difficult for Diginex to operate.

Diginex may not successfully develop technology to service its business lines.

Diginex relies heavily on the use of technology that it has created or plans to create by itself or with other third-parties as much of the existing technology for the financial services business was not built to service Digital Assets, which require a unique set of considerations. If Diginex’s technology solutions do not work as planned, or do not meet or continue to meet the level of quality required by Diginex, its clients or its regulators, it may make transacting business less efficient, more expensive and potentially prone to errors, thereby reducing the positive effects Diginex seeks to make available to its clients through the adoption of distributed ledger technology.

Diginex may not be able to keep pace with rapidly changing technology and client or regulatory requirements.

Diginex’s success depends on its ability to develop new products and services for its business lines, while improving the performance and cost-effectiveness of its existing products and services, in each case in ways that address current and anticipated client and regulatory requirements. Such success is dependent upon several factors, including functionality, competitive pricing, licensing and integration with existing and emerging technologies. The distributed ledger industry is characterized by rapid technological change, and new technologies could emerge that might enable Diginex’s competitors to offer products and services with better combinations of price and performance, or that better address client requirements, than Diginex’s products and services. Competitors may be able to respond more quickly and effectively than Diginex can to new or changing opportunities, technologies, standards or client requirements.

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Due to the significant lead time involved in bringing a new product or service to market, Diginex is required to make a number of assumptions and estimates regarding the commercial feasibility of new products and services. As a result, it is possible that Diginex may introduce a new product or service that uses technologies that have been displaced by the time of launch, addresses a market that no longer exists or is smaller than previously thought or otherwise is not competitive at the time of launch. The expenses or losses associated with an unsuccessful product or service development or launch, or a lack of market acceptance of Diginex’s new products and services, could adversely affect Diginex’s business, financial condition or results of operations.

Diginex’s ability to attract new clients and increase revenue from existing clients also depends on its ability to deliver any enhanced or new products and services to its clients in a format where they can be easily and consistently deployed by most or all clients without significant client service. If Diginex’s clients believe that deploying its products and services would be overly time-consuming, confusing or technically challenging, then Diginex’s ability to grow its business would be substantially harmed.

Cybersecurity incidents and other systems and technology problems may materially and adversely affect Diginex.

Cybersecurity incidents and cyber-attacks have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future. The distributed ledger industry is a particular target for cybersecurity incidents, which may occur through intentional or unintentional acts by individuals or groups having authorized or unauthorized access to Diginex’s systems or Diginex’s clients’ or counterparties’ information, or exchanges on which Diginex trades, all of which may include confidential information. These individuals or groups include employees, third-party service providers, customers and hackers. The information and technology systems used by Diginex and its service providers are vulnerable to unauthorized access, damage or interruption from, among other things: hacking, ransomware, malware and other computer viruses; denial of service attacks; network failures; computer and telecommunication failures; phishing attacks; infiltration by unauthorized persons; fraud; security breaches; usage errors by their respective professionals; power outages; terrorism; and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes. Recently, the Virtual Currency exchange industry has become a significant target for fraud. To date, Diginex has only experienced phishing incidents, none of which have been material. While Diginex will deploy a range of defenses, it is possible Diginex could suffer an impact or disruption that could materially and adversely affect Diginex. The security of the information and technology systems used by Diginex and its service providers may continue to be subjected to cybersecurity threats that could result in material failures or disruptions in Diginex’s business. If these systems are compromised, become inoperable for extended periods of time or cease to function properly, Diginex or a service provider may have to make a significant investment to fix or replace them. As a company whose material business lines include financial services, Diginex has and will continue to have access to sensitive, confidential information of clients and counterparties and, in certain business lines, access to such clients and counterparties’ assets, which makes the cybersecurity risks identified above more important than they may be to other non-financial services companies.

Concerns about Diginex’s practices with regard to the collection use, disclosure, or safekeeping of confidential information, personal data, and assets, even if unfounded, could adversely affect its operating results. Furthermore, failures of Diginex’s cybersecurity system could harm Diginex’s reputation, subject it to legal claims and otherwise materially and adversely affect Diginex’s business, financial condition and results of operations.

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Diginex’s business lines rely on third-party service providers.

Diginex’s operations could be interrupted or disrupted if Diginex’s third-party service providers, or even the vendors of such third-party service providers, experience operational or other systems difficulties, terminate their service, fail to comply with regulations or raise their prices. Diginex may also suffer the consequences of such third-party providers’ mistakes. Diginex outsources some of its operational activities and accordingly depends on relationships with many third-party service providers. For example, Diginex relies on third parties for certain services, including know-your-customer (“KYC”) and AML background checks, and systems development and maintenance. The failure or capacity restraints of third-party services, a cybersecurity breach involving any third-party service providers or the termination or change in terms or price of a third-party software license or service agreement on which Diginex relies could interrupt Diginex’s operations. Replacing third-party service providers or addressing other issues with Diginex’s third-party service providers could entail significant delay, expense and disruption of service. As a result, if these third-party service providers experience difficulties, are subject to cybersecurity breaches, terminate their services or raise their prices, and Diginex is unable to replace them with other service providers, particularly on a timely basis, Diginex’s operations could be interrupted. If an interruption were to continue for a significant period, Diginex’s business, financial condition and results of operations could be adversely affected. Even if Diginex can replace third-party providers, it may be at a higher cost to Diginex, which could also adversely affect Diginex’s business, financial condition and results of operations.

Finally, notwithstanding Diginex’s efforts to implement and enforce strong policies and practices regarding third-party service providers, Diginex may not successfully detect and prevent fraud, incompetence or theft by its third-party service providers, which could adversely affect Diginex’s business, financial condition and results of operations.

Competitors will likely attempt to imitate Diginex’s services, products and technology. If Diginex is unable to protect or preserve its proprietary rights, its business may be harmed.

As Diginex’s business continues to expand, its competitors will likely imitate its products, services, and technology, which could harm Diginex’s business. Only a portion of the intellectual property used in the operation of Diginex’s business lines is patentable, and therefore it will rely significantly on trade secrets, trade and service marks and copyright. Diginex also relies on trade secret protection and confidentiality agreements with its employees, consultants, suppliers, third-party service providers, and others to protect its intellectual property and proprietary rights. Nevertheless, the steps Diginex takes to protect its intellectual property and proprietary rights against infringement or other violation may be inadequate and it may experience difficulty in effectively limiting the unauthorized use of its patents, trade secrets, trade and service marks, copyright and other intellectual property and proprietary rights worldwide. Diginex also cannot guarantee that others will not independently develop technology with the same or similar function to any proprietary technology it relies on to conduct its business and differentiate itself from competitors.

Diginex could incur significant costs and management distraction in pursuing claims to enforce its intellectual property and proprietary rights through litigation, and defending any alleged counterclaims. If Diginex is unable to protect or preserve the value of its patents, trade secrets, trade and service marks, copyright, or other intellectual property and proprietary rights for any reason, its brand and reputation could be damaged and its business, financial condition and results of operations could be materially adversely affected.

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Diginex may face the risk that one or more competitors will obtain patents covering technology critical to the operation of one or more of its business lines and that it may infringe on the intellectual property rights of others.

If one or more other persons, companies or organizations obtains a valid patent covering technology critical to the operation of one or more of Diginex’s business lines, there can be no guarantee that such an entity would be willing to license such technology at acceptable prices or at all, which could have a material adverse effect on Diginex’s business, financial condition and results of operations. Moreover, if for any reason Diginex were to fail to comply with its obligations under an applicable license agreement, it may be unable to operate, which would also have a material adverse effect on Diginex’s business, financial condition and results of operations.

Due to the fundamentally open-source nature of distributed ledger technology, Diginex may not always be able to determine that it is using or accessing protected information or software. For example, there could be issued patents of which Diginex is not aware that its products infringe. Moreover, patent applications are in some cases maintained in secrecy until patents are issued. The publication of discoveries in scientific or patent literature frequently occurs substantially later than the date on which the underlying discoveries were made and patent applications were filed. Because patents can take many years to issue, there may be currently pending applications of which Diginex is unaware that may later result in issued patents that its products infringe.

Diginex could expend significant resources defending against patent infringement and other intellectual property right claims, which could require it to divert resources away from operations. Any damages Diginex is required to pay or injunctions against its continued use of such intellectual property in resolution of such claims may cause a material adverse effect to its business, financial condition and results of operations.

Managing different business lines could present conflicts of interest.

Diginex is building an ecosystem of products and services. While Diginex will take steps to prevent or mitigate conflicts of interests, there are certain inherent and potential conflicts of interest in managing different business lines. Due to the broad scope of Diginex’s anticipated business lines, potential conflicts of interest include situations where its services to a particular client, or Diginex’s own investments or other interests, conflict, or are perceived to conflict, with the interests of another client, as well as situations where one or more of Diginex’s business lines have access to material non-public information that may not be shared with its other business lines and situations where Diginex may be an investor in an entity with which it also has an advisory or other relationship. Furthermore, the allocation of investment opportunities among its investors could also present a conflict of interest. In managing these different conflicts, fiduciary duty obligations may require Diginex to resolve conflicts in favor of clients over itself or other third parties. Employees and executives may also have conflicts of interest in allocating their time and activity between the business lines. Appropriately identifying and dealing with conflicts of interest is complex and difficult, and Diginex’s reputation could be damaged and the willingness of clients to enter into transactions with Diginex may be affected if Diginex fails, or appears to fail, to identify, disclose and deal appropriately with conflicts of interest. In addition, potential or perceived conflicts could give rise to litigation or regulatory enforcement actions. As a result, failures to appropriately identify and address potential conflicts of interest could materially adversely affect Diginex’s business, financial condition and results of operations.

Diginex could be victim of employee misconduct.

In recent years, there have been a number of highly publicized cases involving fraud, conflicts of interest, or other misconduct by employees, and there is a risk that an employee of, or contractor to, Diginex or any of its affiliates could engage in misconduct that adversely affects Diginex’s business. It is not always possible to deter such misconduct, and the precautions Diginex takes to detect and prevent such misconduct may not be effective in all cases. Misconduct by an employee of, or contractor to, Diginex or any of its affiliates, or even unsubstantiated allegations of such misconduct, could result in direct financial harm to Diginex.

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Diginex’s loss of access to its private keys or its experience of a data loss relating to its Digital Asset investments could adversely affect Diginex.

Certain Digital Assets are controllable only by the possessor of the private key or keys relating to the “digital wallet” in which the Digital Asset is held. Private keys must be safeguarded and kept private in order to prevent a third party from accessing the Digital Assets while held in such wallet. To the extent a private key is lost, destroyed or otherwise compromised by Diginex or another digital party and no backup of the private key is accessible, Diginex will be unable to access the Digital Assets held in the related digital wallet. Any loss of private keys relating to digital wallets used to store Diginex’s Digital Assets could adversely affect its business, financial condition and results of operations.

In addition, if Diginex’s Digital Assets are lost, stolen or destroyed under circumstances rendering a party liable to Diginex, the responsible party may not have the financial resources sufficient to satisfy Diginex’s claims.

Diginex may not be able to effectively manage its growth.

As Diginex grows its business, its employee headcount and the scope and complexity of its business lines may increase dramatically. Diginex only has a limited operating history at its current scale and its management team does not have substantial tenure working together. Consequently, if Diginex’s business grows at a rapid pace, it may experience difficulties maintaining this growth and building the appropriate processes and controls. Growth may increase the strain on resources, cause operating difficulties, including difficulties in sourcing, logistics, maintaining internal controls, marketing, designing products and services and meeting customer needs.

In addition, Diginex is seeking to run many business lines and, while these business lines are anticipated to be complimentary, there can be no assurance that Diginex will be able to effectively deliver internal or external resources effectively to each business line as and when needed, particularly when multiple business lines are experiencing high levels of need at the same time. Finally, many of Diginex’s business lines are also interlinked. For example, the Capital Markets Business is expected to be closely related to Digivault and the Exchange Business. Delays or the inability to roll out products in one business line may pose corresponding issues in other business lines.

If Diginex does not adapt to meet these challenges, it could have a material adverse effect on its business, financial condition and results of operations.

Operational risk may materially and adversely affect Diginex’s performance and results.

Operational risk is the risk of an adverse outcome resulting from inadequate or failed internal processes, people, systems or external events. Diginex’s exposure to operational risk arises from routine processing errors, as well as extraordinary incidents, such as major systems failures or legal and regulatory matters. Because Diginex’s business lines are reliant on both technology and human expertise and execution, Diginex is exposed to material operational risk arising from a number of factors, including, but not limited to, human error, processing and communication errors, errors of third-party service providers, counterparties or other third parties, failed or inadequate processes, design flaws and technology or system failures and malfunctions.

Operational errors or significant operational delays could materially negatively impact Diginex’s ability to conduct its business or service its clients, which could adversely affect results of operations due to potentially higher expenses and lower revenues, create liability for Diginex or its clients or negatively impact its reputation. Recurring operational issues may also raise concerns among regulators regarding Diginex’s governance and control environment.

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Diginex may not be effective in mitigating risk.

Diginex is establishing risk management and oversight policies and procedures to provide a sound operational environment for the types of risk to which it is subject, including operational risk, credit risk, market risk and liquidity risk. However, as with any risk management framework, there are inherent limitations to Diginex’s current and future risk management strategies, including risks that it has not appropriately anticipated or identified and that certain policies may be insufficient when used in connection with Digital Assets. Accurate and timely enterprise-wide risk information is necessary to enhance management’s decision-making in times of crisis. If Diginex’s risk management framework proves ineffective or if Diginex’s enterprise-wide management information is incomplete or inaccurate, it could suffer unexpected losses or fail to generate the expected revenue, which could materially adversely affect its business, financial condition and results of operations.

The regulation of Digital Assets and distributed ledger technology continues to evolve in every jurisdiction, and regulatory changes or actions may restrict the use of Digital Assets, the operation of distributed ledger technology that supports such Digital Assets and platforms that facilitate the trading of such Digital Assets.

As distributed ledger technology and Digital Assets have grown in popularity and in market size, governments, regulators and self-regulators (including law enforcement and national security agencies) around the world are examining the operations of distributed ledger technology and Digital Asset issuers, users, investors and platforms. To the extent that any government or quasi-governmental agency exerts regulatory authority over the Digital Asset industry in general, the issuance of Digital Assets, and trading and ownership of and transactions involving the purchase and sale or pledge of such Digital Assets, may be adversely affected, which could materially adversely affect Diginex’s business, financial condition and results of operations.

The prices of Digital Assets are extremely volatile. Fluctuations in the price of Digital Assets could materially and adversely affect Diginex’s business.

The prices of Virtual Currencies, such as bitcoin and ether, and other Digital Assets have historically been subject to dramatic fluctuations and are highly volatile. A decrease in the price of a single Digital Asset may cause volatility in the entire Digital Asset industry. For example, a security breach that affects purchaser or user confidence in bitcoin or ether may affect the industry as a whole. This volatility may adversely affect interest in and demand for the products and services Diginex seeks to offer, which would materially adversely affect Diginex’s business, financial condition and results of operations.

Distributed ledger networks, Digital Assets and the exchanges on which such assets are traded are dependent on internet infrastructure and susceptible to system failures, security risks and rapid technological change.

The success of distributed ledger technology-based products and services will depend on the continued development of a stable infrastructure, with the necessary speed, data capacity and security, and complementary products such as high-speed networking equipment for providing reliable internet access and services. Digital Assets have experienced, and are expected to continue to experience, significant growth in the number of users and amount of content. There is no assurance that the relevant public infrastructure will continue to be able to support the demands placed on it by this continued growth or that the performance or reliability of distributed ledger technology will not be adversely affected by this continued growth. There is also no assurance that the infrastructure or complementary products or services necessary to make Digital Assets a viable product for their intended use will be developed in a timely manner, or that such development will not result in the requirement of incurring substantial costs to adapt to changing technologies. The failure of these technologies or platforms or their development could materially and adversely affect Diginex’s business, financial condition and results of operation.

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Furthermore, Digital Assets are created, issued, transmitted, and stored according to protocols run by nodes within the blockchain network. It is possible these protocols have undiscovered flaws or could be subject to network scale attacks which could result in losses to Diginex. Finally, advancements in quantum computing could break the cryptographic rules of protocols which support certain Digital Assets.

Malicious actors could manipulate distributed ledger networks and smart contract technology upon which Digital Assets rely and increase the vulnerability of the distributed ledger networks.

If a malicious actor, including a state-sponsored actor, is able to hack or otherwise exert unilateral control over a particular distributed ledger network, or the Digital Assets on such a network, that actor could attempt to divert assets from that distributed ledger or otherwise prevent the confirmation of transactions recorded on that distributed ledger. Such an event could materially and adversely affect Diginex’s business. Digital Assets have been the subject of attempted manipulation by hackers to use them for malicious purposes. For example, misuses could occur if a malicious actor obtains a majority of the processing power controlling the Digital Asset validating activities and altering the distributed ledger on which Digital Asset transactions rely. Moreover, if the award for solving transaction blocks for a particular Digital Asset declines, and transaction fees are not sufficiently high, the incentive to continue validating distributed ledger transactions would decrease and could lead to a stoppage of validation activities. The collective processing power of that distributed ledger would be reduced, which would adversely affect the confirmation process for transactions by decreasing the speed of the adaptation and adjustment in the difficulty for transaction block solutions. Such slower adjustments would make the distributed ledger network more vulnerable to malicious actors’ obtaining control of the processing power over distributed ledger network processing.

The network contributors for certain Digital Assets could propose amendments to the network protocols and software for Digital Assets that, if accepted and authorized by the network for the Digital Assets, could adversely affect Diginex.

The networks for certain Digital Assets are based on a protocol governing the peer-to-peer interactions between computers connected to each other within that network. The development team for a network (if any) might propose and implement amendments to a network’s source code through software upgrades altering the original protocol, including fundamental ideas such as the irreversibility of transactions and limitations on the validation of blockchain software distributed ledgers. Such changes to original protocols and software could materially and adversely affect Diginex’s business.

Banks or other third-party services providers may decline to provide services to companies engaged in distributed ledger-related businesses, including Diginex.

A number of companies that provide distributed ledger technology-related products and services have been unable to find banks that are willing to provide them with bank accounts and banking services. Similarly, a number of such companies have had their existing bank accounts closed by their banks. Banks may refuse to provide bank accounts and other banking services to distributed ledger technology-related companies, including Diginex, for a number of reasons, such as perceived compliance risks or costs. Similarly, continued general banking difficulties may decrease the utility or value of Digital Assets or harm public perception of those assets. In addition to banks, other third-party service providers including accountants, lawyers and insurance providers may also decline to provide services to companies engaged in distributed ledger technology-related businesses because of the perceived risk profile associated with such businesses or the lack of regulatory certainty. The failure of distributed ledger technology-related businesses to be banked or obtain services could materially and adversely affect Diginex’s business, financial condition and results of operation.

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The extent to which Digital Assets are used to fund criminal or terrorist enterprises or launder the proceeds of illegal activities could materially impact Diginex’s business.

The potential, or perceived potential, for anonymity in transfers of Digital Assets, as well as the decentralized nature of distributed ledger networks, has led some terrorist groups and other criminals to solicit certain Digital Assets for capital raising purposes. As Digital Assets have grown in both popularity and market size, government authorities have been examining the operations of distributed ledger technology and Digital Assets, their users, investors and exchanges, concerning the use of Digital Assets for the purpose of laundering the proceeds of illegal activities or funding criminal or terrorist enterprises. In addition to the current market, new distributed ledger networks or similar technologies may be developed to provide more anonymity and less traceability.

The use of Digital Assets for illegal purposes, or the perception of such use, even if such use does not involve Diginex’s services or products, could result in significant damage to Diginex’s reputation, damage to the reputation of Digital Assets and a loss of confidence in the services provided by the distributed ledger technology community as a whole.

Political or economic crises may motivate large-scale sales of Digital Assets, which would result in a reduction in values and materially and adversely affect Diginex.

As an alternative to fiat currencies that are backed by central governments, Virtual Currencies, which are relatively new, are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. For example, political or economic crises could motivate large-scale acquisitions or sales of Digital Assets either globally, regionally or locally. Large-scale sales of certain Digital Assets would result in a reduction in their value and could materially and adversely affect Diginex’s business, financial condition and results of operations.

Economic, political and market conditions, both in Hong Kong and worldwide, can adversely affect Diginex’s business, results of operations and financial condition.

Diginex’s business is influenced by a range of factors that are beyond its control and that it has no comparative advantage in forecasting. These include, among others:

●	general economic and business conditions;

●	overall demand for Diginex’s products and services; and

●	general legal, regulatory and political developments.

Macroeconomic developments, like the developments associated with the United Kingdom’s vote to exit the EU (Brexit), evolving trade policies between the U.S. and international trade partners, including the People’s Republic of China (the “PRC”) or the occurrence of similar events in other countries that lead to uncertainty or instability in economic, political or market conditions could negatively affect Diginex’s business, operating results and financial conditions and/or any of its third-party service providers. Furthermore, any general weakening of, and related declining confidence in, the global economy or the curtailment of government or corporate spending could cause potential clients to delay, decrease or cancel purchases of Diginex’s products and services and the adoption of distributed ledger technology in general.

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While Diginex anticipates shifting its incorporation and headquarters from Hong Kong to Singapore in connection with the business combination, the majority of Diginex’s operations are expected to remain in Hong Kong in the near to medium term. Hong Kong has been governed by the basic law, which guarantees a high degree of autonomy from the PRC in certain matters until 2047. If the PRC were to exert its authority to alter the economic, political or legal structures or the existing social policy of Hong Kong, investor and business confidence in Hong Kong could be negatively affected, which in turn could negatively affect markets and business performance and have an adverse effect on Diginex. There is uncertainty as to the political, economic and social status of Hong Kong. Hong Kong’s evolving relationship with the PRC’s central government in Beijing has been a source of political unrest that has periodically resulted in large-scale protests, including those that have arisen since March 2019 in response to an extradition bill proposed by the Hong Kong government. These protests have created disruptions for businesses operating in Hong Kong and have negatively impacted the overall economy.

Diginex’s business lines and its acceptance of currencies other than the U.S. Dollar will subject it to currency risk.

Nearly all of Diginex’s business occurs, and is anticipated to occur in the medium term, outside of the U.S. As a result, some of Diginex’s expenses are, and are anticipated to be, denominated in currencies other than the U.S. dollar. Because Diginex’s financial statements are presented in U.S. dollars, it must translate non-U.S. dollar denominated revenues, income and expenses, as well as assets and liabilities, into U.S. dollars at exchange rates in effect during or at the end of each reporting period. These fluctuations may materially impact the translation of Diginex’s non-U.S. results of operations and financial condition.

Furthermore, increases or decreases in the value of the currencies Diginex receives may affect its operating results and the value of its assets and liabilities.

Due to the nature of Diginex’s business, Diginex may at some point choose to relocate certain sections of its operations from Hong Kong to Singapore.

The main operations of Diginex’s business are currently located in Hong Kong. It is possible that Diginex may decide to relocate certain operations from Hong Kong to Singapore in the future. In doing so, it is also possible that Diginex may not be able to retain certain expert staff. If Diginex loses the services of any member of management or other such key personnel as a result of relocating, it may not be able to find suitable or qualified replacements, and may incur additional expenses to recruit and train new staff, which could materially disrupt Diginex’s business and growth.

Force majeure events may materially and adversely affect the business continuity of Diginex.

Diginex may be affected by events beyond its control, including acts of nature, fires, floods, earthquakes, outbreaks of an infectious disease, pandemic or any other serious public health concern, war, terrorism, civil unrest, change in overall legal framework and labor strikes. Some such events may adversely affect the ability of Diginex or a counterparty to Diginex to perform its obligations. In addition, the cost to Diginex of repairing or replacing its damaged reputation or assets as a result of such an event could be considerable. Certain events such as war or an outbreak of an infectious disease could have a broader negative impact on the world economy and international business activity generally, or in any location in which Diginex may invest or conduct its business specifically.

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Risks Related to the Asset Management Business

Changes in the value of Diginex’s assets under management (“AUM”) may cause revenue and earnings to decline.

The Asset Management Business is expected to be primarily comprised of fees based on a percentage of the value of AUM and, in some cases, performance fees which are normally expressed as a percentage of returns to the client. Numerous factors, including price movements in the assets in the markets in which Diginex manages assets, could cause:

●	the value of AUM, or the returns that Diginex realizes on AUM, to decrease;

●	the withdrawal of funds from any products offered by Diginex in favor of products offered by competitors; or

●	a decrease in the value of seed or co-investment capital or a decrease in the amount of such capital available to invest.

The occurrence of any of these events may cause Diginex’s AUM, revenue and earnings, if any, to decline and may negatively impact the success of the Asset Management Business.

The Asset Management Business is highly regulated and regulators may apply or interpret these regulations with respect to Digital Assets in novel and unexpected ways.

Asset management is a highly regulated business subject to numerous legal and regulatory requirements. These regulations are intended to protect customers whose assets are under management and, as such, may limit Diginex’s ability to develop, expand or carry out its asset management business in the intended manner. Furthermore, the funds in which Diginex invests will be subject to regulatory regimes that are not clear or are not yet developed. To the extent that there is any ambiguity as to whether an asset under the management of a fund in which Diginex invests is deemed a security, the applicability of many regulations to such fund, will not be clear and could indirectly adversely affect the Asset Management Business. Furthermore, Diginex must address conflicts of interest, as well as the perception of conflicts of interest, between itself (including the other business lines of Diginex) and its clients and funds. In particular, Diginex will be required to act in the best interest of its clients and funds, which may include allocating opportunities to its clients and funds rather than to its own principal business lines. In addition, regulators have substantial discretion in determining what is in the best interest of a client of a fund and have increased their scrutiny of potential conflicts. Appropriately dealing with conflicts of interest is complex and if Diginex fails, or appears to fail, to deal appropriately with any of these conflicts of interest, it may face reputational damage, litigation, regulatory proceedings, or penalties, fines or sanctions, any of which may have a material and negative impact on Diginex’s business, financial condition and results of operations. In addition, to the extent that Diginex is required to obtain client or investor consent in connection with any potential conflict, any failure or delay in obtaining such consent may have a material and negative impact on Diginex’s ability to take advantage of certain business opportunities.

Diginex’s investments in other investment vehicles may be subject to substantial risk.

On behalf of itself and its managed funds, Diginex may make direct or indirect investments in pooled investment vehicles, which may expose Diginex to all of the risks of those vehicles’ investments. The values of pooled investment vehicles are subject to change as the values of their respective assets fluctuate. To the extent that Diginex invests in managed pooled investment vehicles, the performance of Diginex’s investments in such vehicles will be dependent on the investment and research abilities of persons other than Diginex. The securities offered by such vehicles typically are not registered under applicable securities laws and are offered in transactions that are exempt from registration.

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The Digital Assets funds in which Diginex invests are by their nature small and unproven.

Given that Diginex may invest in funds with little or no track record, there is a risk that such funds may not generate the returns anticipated by Diginex and may even result in the complete loss of the investment allocated to such funds.

Risks Related to the Trading Business

Diginex may fail to develop and execute successful investment strategies.

The success of the Trading Business will depend on the ability of the investment team to identify overvalued and undervalued investment opportunities and to exploit price discrepancies. This process involves a high degree of uncertainty. No assurance can be given that Diginex will be able to identify suitable or profitable investment opportunities in which to deploy capital, or that it will have sufficient capital to act on such opportunities. The success of Diginex’s trading activities also depends on its ability to remain competitive with OTC traders and liquidity providers. Competition in trading is based on price, offerings, level of service, relationships, market intelligence and access to funding at low costs. The success of investment activities depends on Diginex’s ability to source deals and obtain favorable terms. Competition in investment activities is based on relationships, the ability to offer strategic advice to portfolio companies and reputation. The barrier to entry in each of these business lines is generally low and competitors can easily, and will likely, provide similar services in the near future. The success of the Trading Business could suffer if it is not able to remain competitive.

Diginex could be exposed to a concentration of assets in a particular asset class, which could increase volatility, investment and market risk.

Diginex trades, invests and holds primarily Digital Assets and investments in the distributed ledger space. In the future, Diginex may accumulate significant positions in, or otherwise have significant exposure to, a single Digital Asset or asset type. If Diginex chooses to invest in concentrated positions, it could increase the volatility of investment results over time and exacerbate the risk that a loss in any position would have a material and adverse effect.

Diginex and its managed funds may be exposed to significant market risk based on their positions in Digital Assets, securities, commodities and other assets. The prices or values of Digital and non-Digital Assets in which Diginex may invest or trade can be, and likely will be, highly volatile. Sustained market declines or lack of market volatility may limit the ability of Diginex to deliver OTC services or produce positive results and there can be no assurance that Diginex’s strategies will be successful in the markets and assets in which it invests or trades.

There may not be an active and liquid trading market for some of Diginex’s Digital Assets.

Some Digital Assets may be more difficult to value than other investments because such assets may not have a liquid or transparent trading market. Diginex may not be able to sell a Digital Asset promptly or at a reasonable time or price. Although there may be an institutional market for certain Digital Assets, it is not possible to predict exactly how the market for such assets will develop or whether it will continue to exist. A Digital Asset that was liquid at the time of purchase may subsequently become illiquid, and its value may decline as a result.

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Short sales of Digital Assets may be especially risky.

Diginex may make short sales of Digital Assets. In such a short sale, Diginex would sell Digital Assets that it does not own, typically borrowed from a third party. Borrowing and lending markets for Digital Assets are currently limited and are unlikely to become as developed and stable as those for securities or other established assets in the near term, if ever, which exposes Diginex to risks.

Because Diginex would remain liable to return any Digital Assets that it borrowed, Diginex would be required to purchase an equivalent amount of Digital Assets prior to the date on which delivery to the third party is required. Diginex will incur a loss as a result of a short sale if the price of the Digital Assets increases between the date of the short sale and the date on which Diginex replaces the borrowed Digital Assets. The amount of any loss will be increased by the amount of the premium or interest that Diginex may be required to pay in connection with a short sale. Short selling exposes Diginex to unlimited risk with respect to the borrowed Digital Assets because of the lack of an upper limit on the prices to which those Digital Assets can rise. Purchasing Digital Assets to close out a short position can itself cause the price of the Digital Assets to rise further, thereby exacerbating any losses. Under adverse market conditions, Diginex may have difficulty purchasing Digital Assets to meet its short sale delivery obligations, and may have to sell other Digital Assets to raise the necessary capital at a time when it would be unfavorable to do so. If a request for return of borrowed assets occurs at a time when other short sellers are receiving similar requests, a “short squeeze” can occur, and Diginex may be compelled to replace borrowed Digital Assets previously sold short with purchases on the open market at the most disadvantageous time, possibly at prices significantly in excess of the proceeds received in originally selling the assets short. In addition, Diginex may have difficulty purchasing assets to meet its delivery obligations if the assets sold short by Diginex have a limited daily trading volume or limited market capitalization. Short sales by Diginex and “short” derivative positions are forms of investment leverage, and the amount of Diginex’s potential loss is theoretically unlimited.

Diginex’s investments in options may be subject to substantial risk.

Diginex may invest in options on Digital or non-Digital Assets. Purchasing and writing put and call options are highly specialized activities that entail greater-than-ordinary investment risks. An investment in an option may be subject to greater fluctuation than an investment in the underlying asset. An uncovered call writer’s loss is theoretically unlimited. The ability to trade in or exercise options may be restricted in the event that trading in the underlying asset becomes restricted. Unlike exchange-traded options, which are standardized with respect to the underlying instrument, expiration date, contract size and strike price, the terms of over-the-counter options (options not traded on exchanges) are generally established through negotiation with the other party to the option contract. While this type of arrangement allows greater flexibility to tailor an option, over-the-counter options generally involve greater credit risk than exchange-traded options, which are guaranteed by the clearing organization of the exchanges where they are traded. As of this writing, the availability of exchange-traded and over-the-counter options on Digital Assets is extremely limited, so terms may be unfavorable in comparison to those available for more firmly established types of options.

Diginex’s investments in derivatives may be subject to substantial risk.

Derivatives are financial instruments the value of which is based on the value of one or more reference assets or indicators, such as a security, currency, interest rate or index. Diginex’s use of derivatives involves risks different from, and possibly greater than, the risks associated with investing directly in securities and other more traditional investments. Moreover, although the value of a derivative is based on an underlying asset or indicator, a derivative typically does not carry the same rights as would be the case if Diginex invested directly in the underlying asset.

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Derivatives are subject to a number of risks, such as potential changes in value in response to market developments, and the risk that a derivative transaction may not have the effect that Diginex anticipated. Derivatives also involve the risk of mispricing or improper valuation and the risk that changes in the value of a derivative may not achieve the desired correlation with the underlying asset or indicator. Derivative transactions may be highly volatile, and Diginex could lose more than the amount it invests. Moreover, derivative transactions permit Diginex to create investment leverage, which may exacerbate any losses on these positions. A liquid secondary market may not always exist for Diginex’s derivative positions at any time, and Diginex may not be able to initiate or liquidate a derivative position at an advantageous time or price, which may result in significant losses.

In addition, derivative products are specialized instruments that require investment techniques and risk analyzes different from those associated with direct investments. The use of a derivative requires an understanding not only of the underlying instrument but also of the derivative itself. In particular, the complexity of derivatives requires the maintenance of adequate controls to monitor the transactions entered into and the ability to assess the risk that a derivative adds to Diginex’s portfolio.

Diginex’s investments in currencies may be subject to substantial risk.

Diginex may trade currencies in the interbank market, a global network of commercial banking institutions that make markets in foreign currencies. There is no limitation on daily price moves of contracts traded through banks and dealers. Banks and dealers may require Diginex to deposit margin with respect to such trading. Banks and dealers are not required to continue to make markets in currencies.

There have been periods during which certain banks have refused to quote prices for currency contracts or have quoted prices with an unusually wide bid-ask spread. Arrangements to trade currency contracts may be made with only one or a few banks, and liquidity problems might therefore be greater than if such arrangements were made with numerous banks. The imposition of credit controls by government authorities might limit such trading to less than that which Diginex would otherwise undertake. In respect of such trading, Diginex is subject to the risk of bank failure or the inability of, or refusal by, a bank to perform with respect to such contracts. Most, if not all, of these contracts are directly affected by changes in interest rates. The effects of governmental intervention may also be particularly significant at certain times in the interbank market.

Diginex’s investments in exchange-traded futures contracts expose it to the risks of a clearing broker.

The failure or bankruptcy of any of Diginex’s clearing brokers (or futures commission merchants) could result in a substantial loss of Diginex’s assets. Under the current regulations of the CFTC, a clearing broker maintains customers’ assets in a bulk segregated account. If a clearing broker fails to do so, or is unable to satisfy a substantial deficit in a customer account, its other customers may be subject to risk of loss of their funds in the event of that clearing broker’s bankruptcy. In such an event, the clearing broker’s customers, such as Diginex, are entitled to recover, even in respect of property specifically traceable to them, only a proportional share of all property available for distribution to all of that clearing broker’s customers. To the extent Diginex trades bitcoin futures, it is exposed to the risk of its clearing broker.

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Diginex’s investments and trading transactions may be subject to credit risk.

Credit risk is the risk that an issuer of a security or a counterparty will be unable or unwilling to satisfy payment or delivery obligations when due and the related risk that the value of an investment or trade may decline because of concerns about the issuer’s or the counterparty’s ability to make such payments. In addition to the risk of an issuer of a security in which Diginex invests failing or declining to perform on an obligation under the security, Diginex is exposed to the risk that third parties, including trading counterparties, exchanges, custodians, administrators and other financial intermediaries that may owe Diginex money, securities or other assets will not perform their obligations. Any of these parties might default on their obligations to Diginex because of bankruptcy, lack of liquidity, operational failure or other reasons, in which event Diginex may lose all or substantially all of the value of any such investment or trading transaction. To the extent Diginex trades on exchanges that specialize in Digital Asset futures and derivatives, it is exposed to the credit risk of that exchange.

Diginex’s investments in restricted securities may be subject to substantial risk.

Diginex may invest in restricted securities, including private investment funds and venture capital investments. These may be less liquid and more difficult to value than other investments because such securities may not be readily marketable. Diginex may not be able to sell a restricted security promptly or at a reasonable time or price. Although there may be a substantial institutional market for restricted securities, it is not possible to predict exactly how the market for such securities will develop or whether it will continue to exist. A restricted security that was liquid at the time of purchase may subsequently become illiquid, and its value may decline as a result. In addition, transaction costs are generally higher for restricted securities than for more liquid securities. Furthermore, Diginex may have to bear the expense of registering restricted securities for resale and the many associated risks of substantial delays in effecting such a registration.

Diginex is not obligated to hedge its exposures, and, if it does, hedging transactions may be ineffective or reduce Diginex’s overall performance.

Diginex is not obligated to, and often times may not, hedge its exposures. However, from time to time, it may use a variety of financial instruments and derivatives, such as options, swaps and forward contracts, for risk management purposes, including to: protect against possible changes in the market value of Diginex’s investment or trading assets resulting from fluctuations in the securities markets and changes in interest rates; protect Diginex’s unrealized gains in the value of its investments or trading assets; facilitate the sale of any such assets; enhance or preserve returns, spreads or gains on any trade or investment; hedge the interest-rate or currency-exchange risk on any of Diginex’s liabilities or assets; protect against any increase in the price of any assets that Diginex anticipates purchasing at a later date; or to any other end that Diginex deems appropriate. The success of any hedging activities by Diginex will depend, in part, on its ability to correctly assess the degree of correlation between the performance of the instruments used in the hedging strategy and the performance of the assets being hedged. Since the characteristics of many assets change as markets change or time passes, the success of Diginex’s hedging strategy will also be subject to its ability to continually recalculate, readjust and execute hedges in an efficient and timely manner. In addition, while Diginex may enter into hedging transactions to seek to reduce risk, such transactions may actually increase risk or result in a poorer overall performance for Diginex than if it had not engaged in such hedging transactions.

Diginex may make, or otherwise be subject to, trade errors.

Errors may occur with respect to trades executed on behalf of Diginex. Trade errors can result from a variety of situations, including, for example, when the wrong investment is purchased or sold or when the wrong quantity is purchased or sold. Trade errors frequently result in losses, which could be material. To the extent that an error is caused by a third party, Diginex may seek to recover any losses associated with the error, although there may be contractual limitations on any third party’s liability with respect to such error.

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Diginex’s trading orders may not be executed in a timely matter.

Diginex’s investment and trading strategies depend on the ability to establish and maintain an overall market position in a combination of financial instruments. Diginex’s trading orders may not be executed in a timely and efficient manner because of various circumstances, including, for example, trading volume surges or systems failures attributable to Diginex or its counterparties, brokers, dealers, agents or other service providers. In such an event, Diginex might only be able to acquire or dispose of some, but not all, of the components of its positions, or if the overall positions were to need adjustments, Diginex might not be able to make such adjustments. As a result, Diginex would not be able to achieve its desired market position, which may result in a loss. In addition, Diginex can be expected to rely heavily on electronic execution systems (and may rely on new systems and technology in the future), which may be subject to certain systemic limitations or mistakes, causing the interruption of trading orders made by Diginex.

Diginex is exposed to losses due to lack of perfect information.

As a trader in Digital Assets, Diginex will trade in a variety of assets with a number of different counterparties. Diginex may at times trade with others who have information that is more accurate or complete than Diginex’s, and as a result Diginex may accumulate unfavorable positions at unfavorable prices preceding large price movements in a given instrument. If the frequency or magnitude of these events increases, Diginex’s losses would likely increase correspondingly, which could have a material and adverse effect on Diginex.

Risks Related to the Solutions Business

The success of the Solutions Business will depend on generating and maintaining ongoing, profitable client demand for its products and services, and the failure of that demand to materialize or any future significant reduction in such demand or an inability to respond to the evolving technological environment could materially negatively affect the Solutions Business.

The success of the Solutions Business depends on creating and maintaining a demand for its products and services with favorable margins. The ability to realize or maintain this demand could be negatively affected by numerous factors, many of which will be beyond the control of Diginex and unrelated to its future work product.

Developments in the distributed ledger industry, which are expected to be rapid, could shift demand to new products and services. Diginex may be less competitive in these new areas or need to make significant investment to produce the products and services demanded by its clients. If Diginex does not sufficiently invest in new technology and adapt to industry developments or evolve and expand its business at sufficient speed and scale, the success or even the viability of the Solutions Business would be negatively affected.

Diginex may underestimate resources required to complete a project.

Although the Solutions Business team has checks and processes in place to control resources involved in the development and delivery of products and services, there is a risk that the team will plan poorly, be it due to insufficient planning or uncontrollable external circumstances. Poor resource planning can result in rushed deliveries of products and solutions that do not meet Diginex’s service standards, which can result in negative opinion from clients. Alternatively, the Solutions Business team may be required to seek additional resources that were not included in the budgeting process, which could result in a lower profit margin or negative return on investment.

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The success of the Solutions Business could materially suffer if it is unable to obtain favorable pricing for its solutions or if Diginex is unable to remain competitive.

The success of the Solutions Business may be significantly affected by its ability to price its services properly. If Diginex is not able to obtain favorable pricing for its products and services, the success of the Solutions Business may materially suffer. The rates Diginex charges for its products and services may be affected by a number of factors, including:

●	general economic and political conditions;

●	the competitive environment in its industry; and

●	the procurement practices of clients and their use of third-party advisors.

The barriers to entry in the Solutions Business’ market are very low and competitors can easily, and will likely, provide similar products and services. The success of the Solutions Business could suffer if it is not able to remain competitive. The less Diginex is able to differentiate its products and services or clearly convey the value of its products and services, the more risk that Diginex will have in winning new work in sufficient volumes and at target pricing, which could materially negatively impact the success or viability of the Solutions Business. In addition, the introduction of new services or products by competitors could reduce Diginex’s ability to obtain favorable pricing and impact the overall economics for the products or services offered.

Risks Related to the Capital Markets Business

Diginex may be unable to establish issuer and investor networks necessary to successfully execute offerings.

The Capital Markets Business is being developed to assist issuers seeking to access global capital markets through issuing Digital Securities. To this end, the Capital Markets business will advise, issue and distribute offerings of Digital Securities from its clients to investors.

To be successful, Diginex will have to source offerings from clients and there can be no assurance that it will be able to do so. Thus far, there have been limited issuers willing to explore the possibility of making use of distributed ledger technology for their securities offerings. Furthermore, it will be important that the offerings Diginex assists on offer attractive terms and trustworthy clients, both to be able to execute the transactions and receive payments and to demonstrate the ability to use Digital Securities on high quality offerings that will be attractive to larger market participants.

Furthermore, Diginex will have to source investors to participate in offerings. There is still significant education required for investors on the potential of Digital Securities. There can be no assurance that, even if Diginex sources high quality offerings from issuers, it can source investors, particularly institutional investors, many of which have investment mandates that do not include Digital Securities, to purchase the Digital Securities offered.

If Diginex is not able to source either attractive offerings and/or investors to participate in them, it could have a material adverse effect on its business, results of operation and financial condition.

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The Capital Markets Business is highly dependent on the closing of offerings to produce revenue.

Placement agents, brokers, underwriters and other participants and advisors to issuers in the capital markets industry generally receive payment as a percentage of the total capital raised in an offering. Such fees are where the Capital Markets Business expects to make the majority of its revenue. As a result, successfully hitting revenue targets is highly dependent on a very small number of transactions closing, particularly in the near term as the Capital Markets Business is in its early stages. Failure to close offerings and receive fees could have a material adverse effect on Diginex’s business, results of operation and financial condition.

The development of Digital Securities poses technological and regulatory challenges and Diginex may not be able to successfully develop, market and launch such Tokens.

The development of Digital Securities requires significant technical expertise on the part of Diginex or its sub-contractors in order to be operational and secure. Diginex may not have or may not be able to obtain the technical skills, expertise, or regulatory approvals needed to successfully create or market Digital Securities. Even if successfully developed and created, Digital Securities may not meet investor expectations. Furthermore, Digital Securities may experience technical failures or fail to fulfil their primary goal.

Digital Securities may not be widely adopted and may have limited users.

It is possible that Digital Securities will not be used by a large number of issuers, broker-dealers or holders or that there will be limited public interest in the continued creation and development of Digital Securities. Such a lack of use or interest could negatively impact the Capital Markets Business.

Specific legal and regulatory risks exist in the provision of advice and assistance in regards to the issuance and distribution of Digital Securities that may give rise to claims against Diginex.

Providing advice and assistance in regards to the issuance and distribution of Digital Securities raises legal and regulatory risk in each of the jurisdictions that Diginex seeks to do business. The legal and regulatory landscape relating to offerings of Digital Securities is uncertain and subject to both change and inconsistencies. Such a challenging landscape could result in Diginex providing advice and service in jurisdictions where it has no a regulatory coverage to do so. Furthermore, Digital Securities may be distributed in jurisdictions or to investors that are not permitted to receive such Digital Securities pursuant to local laws.

In the near term, Diginex expects the key markets for its Capital Markets Business will include the following (with the related license that will be required to operate):

·	Hong Kong (Type 1 Dealing in Securities License);
·	Singapore (Capital Markets Services License);
·	UK (Arranging and Dealing Deals in Investments); and
·	UAE (DFSA Category 4 Investment Advisor).

If licenses are not obtained for the Capital Markets Business to provide its services in these jurisdictions, Diginex will seek to partner with local firms.

Diginex does not intend to effect any transactions in, nor induce or attempt to induce the purchase or sale of any security with any U.S. persons without ensuring that it is acting in compliance with U.S. laws relating to the offer and sale of securities. To the extent that in the future Diginex seeks to effect any transactions in, or induce or attempt to induce the purchase or sale of any security with any U.S. person, Diginex will either seek to register as a U.S. broker-dealer as required by Section 15(b) of the Exchange Act, or partner with a U.S. broker-dealer.

Risks Related to the Exchange Business

The development of the Exchanges poses financial, technological and regulatory challenges and Diginex may not be able to successfully develop, market and launch the Exchanges.

The Exchange Business is building two exchanges, the VCE and the DSE. The development of the Exchanges requires significant capital funding, expertise on the part of Diginex’s management and time and effort in order to be successful. For either of the contemplated Exchanges, Diginex may have to make changes to the specifications for any number of reasons or it may be unable to develop the Exchanges in a way that realizes those specifications or any form of a functioning network. The Exchanges, even if successfully developed and maintained, may not meet investor expectations. For example, there can be no assurance that the Exchanges will provide less expensive or more efficient trading than is possible on currently available trading platforms for traditional assets (or even other Digital Asset exchanges). Furthermore, the Exchanges may experience malfunctions or otherwise fail to be adequately developed or maintained, which may negatively impact the Exchanges and the assets being traded on the Exchanges.

There can be no guarantee that the Exchange Business by itself or together with Diginex’s other business lines will be able to produce sufficient cash flows to fund the capital requirements and expenditures necessary to run the Exchanges. Furthermore, Diginex may not have or may not be able to obtain the technical skills, expertise, or regulatory approvals needed to successfully develop the Exchanges and progress them to a successful launch. While Diginex has sought to retain and continues to competitively recruit experts, there may, from time to time, be a scarcity of management, technical, scientific, research and marketing personnel with appropriate training to develop and maintain development of the Exchanges. In addition, there are significant legal and regulatory considerations that will need to be addressed in order to develop and maintain the Exchanges and addressing such considerations will require significant time and resources. For example, the Exchanges will need to have systems in place to ensure the necessary KYC and AML checks are performed on both clients and digital wallets. There can be no assurance that Diginex will be able to develop the Exchanges in a way that fully achieves its goals and satisfies the complex regulatory requirements that will be applicable to it. If Diginex is not successful in its efforts to develop the Exchanges in a way that is compliant with all regulatory and legal requirements, and demonstrate to users the utility and value of such an exchange, or there is not sufficient demand for the Digital Assets required for the Exchanges to be commercially viable, the Exchange Business may not be viable, which could have an adverse effect on the Diginex’s business, financial condition and results of operations.

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Regulatory authorities may never permit the Exchanges to become operational.

Numerous regulatory authorities may need to permit the Exchanges to become operational. If any regulatory authority objected to the Exchanges or to certain aspects of them, such regulatory authority could prevent the Exchanges from ever becoming operational in that jurisdiction. The regulatory landscape that Diginex needs to navigate in order to make either of the Exchanges operational is complex, extensive and changing, and Diginex may never be able to do so successfully.

Digital Asset exchanges may not be widely adopted and may have limited users.

It is possible that Digital Asset exchanges will not be used by a large number of issuers, broker-dealers or holders of Digital Assets or that there will be limited public interest in the continued creation and development of Digital Asset exchanges. Such a lack of use or interest could negatively impact the volatility of the Exchanges.

Alternative Digital Asset exchanges may be established that compete with or are more widely used than the Exchanges.

It is possible that Digital Asset exchanges could be established that utilize the same or similar protocols as those underlying the Exchanges or that facilitate services that are materially similar to the services provided by the Exchanges. The Exchanges may face competition from any such alternative networks, which could negatively impact the Exchanges and have a material adverse effect on Diginex’s business, financial condition and results of operations.

There are already several Virtual Currency exchanges that the VCE will compete with. If the VCE is unable to offer features that differentiate it from such competitors, or such competitors create pricing pressure that results in lower-than-anticipated revenues, the VCE may not be viable, which could have a material adverse effect on Diginex’s business, financial condition and results of operations.

The Exchanges, and any distributed ledger technology on which they rely, may be the target of cyber-attacks or may contain exploitable flaws in its underlying code, which may result in security breaches and the loss or theft of Digital Assets that trade on the Exchanges. If such attacks occur or security is compromised, this could expose Diginex to liability and reputational harm, could seriously curtail the utilization of Digital Assets, cause a decline in the market price of the affected Digital Assets and result in claims against Diginex.

The Exchanges, their structural foundation, and the software applications and other interfaces or applications upon which they will rely (including distributed ledger technology), are unproven, and there can be no assurances that the Exchanges and the creation, transfer or storage of Digital Assets on those system will be uninterrupted or fully secure, which may result in impermissible transfers, a complete loss of investors’ Digital Assets on those systems or an unwillingness of market participants to access, adopt and utilize Digital Assets or the Exchanges. Further, the Exchanges and any technology, including distributed ledger technology, on which they rely may also be the target of cyber-attacks (such as “double-spend” attacks or “51%” attacks) seeking to identify and exploit weaknesses, which may result in the loss or theft of Digital Assets, which, in turn, may materially and adversely affect the adoption and success of the Exchanges and Diginex. Any of these risks could have a material adverse effect on Diginex’s business, financial condition and results of operations.

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The unregulated nature and lack of transparency surrounding the operations of some Digital Asset exchanges may cause the marketplace to lose confidence in such exchanges.

Digital asset exchanges are relatively new and, in some cases, unregulated. Furthermore, while some exchanges provide information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many other exchanges do not. As a result, the marketplace may lose confidence in the less transparent or unregulated exchanges, including prominent exchanges that handle a significant volume of trading in Digital Assets. In recent years, there have been a number of Digital Asset exchanges that have closed because of fraud, business failure or security breaches. Additionally, larger Digital Asset exchanges have been targets for hackers and malware and may be targets of regulatory enforcement actions. A lack of stability in these exchange markets and the temporary or permanent closure of such exchanges may reduce confidence in the Digital Asset marketplace in general and result in greater volatility in the price of Digital Assets. These potential consequences could materially and adversely affect the adoption and success of the Exchanges.

Risks Related to Digivault

Development of a Digital Assets custody business poses financial, technological and regulatory challenges and Diginex may not be able to successfully develop and market the custody solutions and launch Helios.

The continued development of the custody solutions (Kelvin and Helios) requires significant capital funding, expertise on the part of Diginex’s management and time and effort in order to be successful. Digivault may have to make changes to the specifications of the custody solutions for any number of reasons and it may be unable to develop the service in a way that realizes those specifications. The custody solutions, even if successfully developed and maintained, may not meet investor expectations. For example, there can be no assurance that the custody solutions will provide less expensive or more efficient services than are currently available for traditional assets (or even other Digital Assets). Furthermore, the custody solutions may experience malfunctions or otherwise fail to be adequately developed or maintained, which may negatively impact the Digital Assets being held.

There can be no assurance that Digivault by itself or together with Diginex’s other business lines will be able to produce sufficient cash flows to fund the capital requirements and expenditures necessary to run the custody solutions. Digivault may not have or may not be able to obtain the technical skills, expertise, or regulatory approvals needed to successfully develop the custody solutions and progress Helios to a successful launch. While Diginex has sought to retain and continues to competitively recruit experts, there may, from time to time, be a scarcity of management, technical, scientific, research and marketing personnel with appropriate training to develop and maintain the custody solutions. In addition, there are significant legal and regulatory considerations that will need to be addressed in order to develop and maintain the custody solutions, and addressing such considerations will require significant time and resources. There can be no assurance that Digivault will be able to develop the custody solutions in such a way as to fully achieves its goals and satisfy the complex regulatory requirements that are applicable to them and acquire the necessary licenses to operate. If Diginex is not successful in its efforts to develop and maintain the custody solutions in ways that are compliant with all regulatory and legal requirements, and demonstrate to users the utility and value of such a service, or if there is not sufficient demand for the custody solutions for them to be commercially viable, Digivault may not be feasible, which could have a material adverse effect on Diginex’s business, financial condition and results of operations.

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Numerous Regulatory authorities may never permit the custody solutions to become operational.

Numerous regulatory authorities may need to permit the custody solutions to become operational. If any regulatory authority objected to the custody solutions or to certain aspects of them, such regulatory authority could prevent them from ever becoming operational in that jurisdiction. The regulatory landscape that Diginex needs to navigate in order to run a viable Digital Asset custody business is complex, extensive and changing and Digivault may never be able to do so successfully. Any such regulatory issues including fines or injunctions from regulatory, could have a material adverse impact on Diginex’s business, financial condition and results of operations.

The custody solutions may not be widely adopted and may have limited users.

It is possible that the custody solutions will not be used by a large number of holders of Digital Assets or that there will be limited public interest in the continued creation and development of Digital Asset custody services. Such a lack of use or interest may result in insufficient demand for the custody solutions to be commercially viable, which could have an adverse effect on Diginex’s business, financial condition and results of operation.

The custody solutions, and any distributed ledger technology on which they rely, may be the target of cyber-attacks or may contain exploitable flaws in their underlying code, which may result in security breaches and the loss or theft of Digital Assets that are held or deposited. If such attacks occur or Digivault’s security is compromised, Digivault could be exposed to liability and reputational harm, and such attacks could seriously curtail the utilization of Digital Assets and cause a decline in the market price of the affected Digital Assets which could result in claims against Digivault.

The custody solutions, their structural foundation, and the software applications and other interfaces or applications upon which they rely (including distributed ledger technology), are unproven, and there can be no assurances that the custody solutions are or will be fully secure, which may result in a complete loss of investors’ Digital Assets and an unwillingness of market participants to access, adopt and utilize Digital Assets or the custody solutions. Examples of the above include, but are not limited to:

●	a cyber-attack causing a client withdrawal instruction or a withdrawal address being altered;

●	a client receiving an incorrect deposit address;

●	hardware failures delaying or preventing deposits and withdrawals;

●	the tampering or spoofing of client instructions and materials;

●	deposit addresses being incorrectly stored;

●	the hacking or unavailability of client portals rendering clients unable to access their account;

●	vulnerabilities within the applicable distributed ledger code arising or the distributed ledger being manipulated by a malicious actor;

●	a cyber-attack causing the individual to lose otherwise valid credentials;

●	the tampering with of laptop codes to cause withdrawals to incorrect withdrawal addresses; and

●	bad acts by employees, third-party service providers and others.

While Digivault has taken, and will continue to take, steps to ensure that the custody solutions are secure and protected against such incidents, no assurance can be given that the custody solutions are or will be fully secure and protected from attack, and any failure in this regard could materially and adversely affect Diginex’s business, financial condition and results of operations.

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There can be no guarantee that Digivault will be able to acquire necessary insurance coverage or that it will be able to offer insurance to its clients.

The failure of Digivault to secure insurance cover may have an adverse effect on its ability to attract clients and hence reduce its revenue generating abilities.

Risks Related to Diginex’s Investment in Diginex High Performance Computing Limited

If Digital Asset rewards for solving blocks and transaction fees are not sufficiently high, Diginex High Performance Computing Limited (“DHPC”) may not have an adequate incentive to continue mining and may cease mining operations, which will likely lead to a failure to achieve profitability.

As the number of Digital Asset rewards awarded for solving a block in a blockchain decreases, the ability of DHPC to achieve profitability worsens. Decreased use and demand for rewards may adversely affect the DHPC’s incentive to expend processing power to solve blocks. If rewards for solving blocks and transaction fees are not sufficiently high, DHPC may not have an adequate incentive to continue mining and may cease its mining operations.

Furthermore, miners ceasing operations would reduce the collective processing power on the network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to a blockchain until the next scheduled adjustment in difficulty for block solutions) and make Digital Asset networks more vulnerable to a malicious actor obtaining control in excess of 50 percent of the processing power active on a blockchain, potentially permitting such actor to manipulate a blockchain in a manner that adversely affects DHPC’s activities. A reduction in confidence in the confirmation process or processing power of the network could result and be irreversible. Such events could have a material adverse effect on DHPC’s business, financial condition and results of operations.

There are risks related to technological obsolescence and difficulty in obtaining new hardware.

Mining operations can only be successful and ultimately profitable if the costs, including hardware and electricity costs, associated with mining Digital Assets are lower than the value of the Digital Asset rewards. As DHPC’s mining facilities operate, its miners experience ordinary wear and tear, and may also face more significant malfunctions caused by a number of extraneous factors beyond its control. The degradation of DHPC’s miners will require it to, over time, replace those miners which are no longer functional. Additionally, as the technology evolves, DHPC may be required to acquire newer models of miners to remain competitive in the market. The cost of new machines is unpredictable but could be extremely high. Further, given supply limitations and competition from other industry participants, miners can be difficult to obtain on a timely basis. As a result, at times, DHPC may obtain miners and other hardware from third parties at premium prices, to the extent they are available. In addition, because DHPC’s miners are expected to require replacement in a relatively short amount of time, DHPC expects to depreciate them over only a short period for financial reporting purposes, adversely affecting its reported operating results.

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DHPC’s reliance on a third-party mining pool service provider for its mining revenue payouts may have a negative impact on its operations.

DHPC uses third-party mining pools to receive its mining rewards from the network. Mining pools allow miners to combine their processing power, increasing their chances of solving a block and getting paid by the network. The rewards are distributed by the pool operator, proportionally to the DHPC’s contribution to the pool’s overall mining power, used to generate each block. There can be no assurance that the mining pools used by DHPC will have sufficient processing power and participants to compete successfully for mining rewards.

In addition, should the pool operator’s system suffer downtime due to a cyber-attack, software malfunction or other similar issues, it will negatively impact DHPC’s ability to mine and receive revenue. Furthermore, the Mining Business is reliant on the accuracy of the mining pool operator’s record keeping to accurately record the total processing power provided to the pool for a given mining application in order to assess the proportion of that total processing power DHPC provided. While DHPC has internal methods of tracking both its power provided and the total used by the pool, the mining pool operator uses its own record-keeping to determine DHPC’s proportion of a given reward. DHPC has little means of recourse against the mining pool operator if it determines the proportion of the reward paid out to it by the mining pool operator is incorrect, other than leaving the pool. If DHPC is unable to consistently obtain accurate proportionate rewards from its mining pool operators, it may experience reduced reward for its efforts, which would have an adverse effect on its business, financial condition and results of operations.

DHPC’s future success will depend in large part upon the value of Digital Assets, and the value of Digital Assets may be subject to pricing risk and have historically been subject to wide swings.

DHPC’s operating results will depend in large part upon the value of the Digital Assets it mines. Specifically, DHPC’s revenues from its Digital Asset mining operations are based upon two factors: (1) the number of Digital Assets rewards it successfully mines and (2) the value of such Digital Assets. In addition, DHPC’s operating results are directly impacted by changes in the value of Digital Assets, because under the value measurement model, both realized and unrealized changes will be reflected DHPC’s statement of operations (i.e., DHPC will be marking Digital Assets to fair value each quarter). This means that the DHPC’s operating results will be subject to swings based upon increases or decreases in the value of Digital Assets.

Digital Asset market prices, which have historically been volatile and are impacted by a variety of factors, are determined primarily using data from various exchanges, over-the-counter markets and derivative platforms. Furthermore, such prices may be subject to factors such as those that impact commodities, more so than business activities, which could be subjected to additional influence from fraudulent or illegitimate actors, real or perceived scarcity, and political, economic, regulatory or other conditions.

There is a possibility of Digital Assets mining algorithms transitioning to proof of stake validation and other mining-related risks, which could make DHPC less competitive and ultimately adversely affect its business.

Proof of stake is an alternative method in validating Digital Assets transactions. Should the algorithm shift from a proof of work validation method to a proof of stake method, mining would require less energy and may render any company that maintains advantages in the current climate (for example, from lower priced electricity, processing, real estate, or hosting) less competitive. DHPC, as a result of its efforts to optimize and improve the efficiency of its Digital Assets mining operations, may be exposed to the risk in the future of losing the benefit of its capital investments and the competitive advantage the DHPC hopes to gain from this as a result, and may be negatively impacted if a switch to proof of stake validation were to occur.

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To the extent that the profit margins of Digital Asset mining operations are not high, operators of Digital Asset mining operations are more likely to immediately sell Digital Asset rewards earned by mining in the market, thereby constraining growth of the price of such Digital Assets.

Over the past two years, Digital Asset mining operations have evolved from individual users mining with computer processors, graphics processing units and first-generation ASIC servers. Currently, new processing power is predominantly added by incorporated and unincorporated “professionalized” mining operations. Professionalized mining operations may use proprietary hardware or sophisticated ASIC machines acquired from ASIC manufacturers. They require the investment of significant capital for the acquisition of this hardware, the leasing of operating space (often in data centers or warehousing facilities), incurring of electricity costs and the employment of technicians to operate the mining farms. As a result, professionalized mining operations are of a greater scale than prior miners and have more defined and regular expenses and liabilities. These regular expenses and liabilities require professionalized mining operations to maintain high profit margins on the sale of Digital Assets. To the extent the price of Digital Assets decline and such profit margin is constrained, professionalized miners are incentivized to more immediately sell Digital Assets earned from mining operations, whereas it is believed that individual miners in past years were more likely to hold newly mined Digital Assets for more extended periods. The immediate selling of newly mined Digital Assets greatly increases the trading volume of such Digital Assets, creating downward pressure on the market price of Digital Assets rewards.

The extent to which the value of Digital Assets mined by a professionalized mining operation exceeds the allocable capital and operating costs determines the profit margin of such operation. A professionalized mining operation may be more likely to sell a higher percentage of its newly mined Digital Assets rapidly if it is operating at a low profit margin and it may partially or completely cease operations if its profit margin is negative. In a low profit margin environment, a higher percentage could be sold more rapidly, thereby potentially depressing Digital Assets prices. Lower Digital Assets prices could result in further tightening of profit margins for professionalized mining operations creating a network effect that may further reduce the price of Digital Assets until mining operations with higher operating costs become unprofitable forcing them to reduce mining power or cease mining operations temporarily.

The foregoing risks associated with Digital Assets could be equally applicable to other Digital Assets, whether existing now or introduced in the future. Such circumstances could have a material adverse effect on the DHPC’s business, financial condition and results of operation.

DHPC is subject to risks associated with its need for significant electrical power. Government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations, such as the DHPC’s.

The operation of a Digital Asset mine can require massive amounts of electrical power. Further, DHPC’s mining operations can only be successful and ultimately profitable if the costs, including electrical power costs, associated with mining Digital Assets are lower than the price of Digital Assets. As a result, any mine DHPC establishes can only be successful if it can obtain sufficient electrical power for that mine on a cost-effective basis. DHPC currently benefits from energy tax rebates to operate in Sweden, and any change in policy behind such rebates or delay or inability to receive such rebates would have a material adverse effect on the business, financial condition and results of operation of DHPC.

There may be significant competition for suitable mine locations, and government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations in times of electricity shortage, or may otherwise potentially restrict or prohibit the provision or electricity to mining operations. Additionally, DHPC’s mines could be materially adversely affected by a power outage. Given the power requirement, it would not be feasible to run miners on back-up power generators in the event of a government restriction on electricity or a power outage. If DHPC is unable to receive adequate power supply and is forced to reduce its operations due to the availability or cost of electrical power, DHPC’s business would experience materially negative impacts.

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The properties included in DHPC’s mining network may experience damages, including damages that are not covered by insurance.

DHPC’s mines are subject to a variety of risks relating to physical condition and operation, including:

●	the presence of construction or repair defects or other structural or building damage;
●	any noncompliance with or liabilities under applicable environmental, health or safety regulations or requirements or building permit requirements;
●	any damage resulting from natural disasters, such as hurricanes, earthquakes, fires, floods and windstorms; and
●	claims by employees and others for injuries sustained at DHPC’s properties.

For example, a mine could be rendered inoperational, temporarily or permanently, as a result of a fire or other natural disaster or by a terrorist or other attack on the mine. The security and other measures the DHPC takes to protect against these risks may not be sufficient. Additionally, DHPC’s mines could be materially adversely affected by a power outage or loss of access to the electrical grid or loss by the grid of cost-effective sources of electrical power generating capacity. Given the power requirement, it would not be feasible to run miners on back-up power generators in the event of a power outage. DHPC’s insurance covers the replacement cost of any lost or damaged miners, but does not cover any interruption of its mining activities, and therefore may not be adequate to cover the losses DHPC suffers as a result of any of these events. In the event of an uninsured loss, including a loss in excess of insured limits, at any of the mines in DHPC’s network, such mines may not be adequately repaired in a timely manner or at all and the DHPC may lose some or all of the future revenues anticipated to be derived from such mines.

There are risks related to DHPC having a majority shareholder.

DHPC has a majority shareholder. While not currently anticipated, it is possible that such majority shareholder could encounter certain problems such as insolvency. In the event that such an issue arises, it may adversely affect not only the majority shareholder, but also DHPC’s business.

Risks Related to Taxation

The tax treatment of Digital Assets is unclear.

The treatment of Digital Assets under the tax laws of the jurisdictions in which Diginex does business is unclear. The operations and dealings of Diginex, in or in connection with Digital Assets, could be subject to adverse tax consequences in one or more jurisdictions, including as a result of development of the legal regimes surrounding Digital Assets, and Diginex’s operating results could be adversely affected thereby.

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Risk Factors Relating to JFK’s Business

JFK will be forced to liquidate the trust account if it cannot consummate a business combination within 12 months from the closing of the IPO (or 18 months, as previously described), JFK’s public shareholders will receive USD $10.00 per share and the JFK rights will expire worthless.

If JFK is unable to complete a business combination within 12 months from the closing of the IPO (or up 18 months, as previously described), and is forced to liquidate, the per-share liquidation distribution will be USD$10.00, plus interest earned on amounts held in trust that have not been used to pay for taxes. Furthermore, there will be no distribution with respect to the JFK rights, which will expire worthless as a result of JFK’s failure to complete a business combination.

JFK’s independent registered public accounting firm, UHY’s, report contains an explanatory paragraph that expresses substantial doubt about JFK’s ability to continue as a “going concern.”

As of October 31, 2019, JFK had $161,439 in cash and a working capital deficiency of $467,754. UHY’s report on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of a business combination before April 1, 2020. The financial statements do not include any adjustments that might result from our inability to consummate the Business Combination. There is no assurance that the Reincorporation Merger and the Share Exchange will be approved by the JFK shareholders at the Meeting. If the Proposals are not approved, the Business Combination may not be consummated. These factors raise substantial doubt about our ability to continue as a going concern.

You must tender your JFK ordinary shares in order to validly seek redemption at the Meeting.

In connection with tendering your shares for redemption, you must elect either to physically tender your share certificates to JFK’s transfer agent by two (2) business days before the Meeting, or deliver your ordinary shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, which election would likely be determined based on the manner in which you hold your ordinary shares. The requirement for physical or electronic delivery by two (2) business days before the Meeting ensures that a redeeming holder’s election to redeem is irrevocable once the Business Combination is consummated. Any failure to observe these procedures will result in your loss of redemption rights in connection with the vote on the Business Combination.

A JFK shareholder who elects to dissent under Section 179 of the BVI BC Act and validly exercises its entitlement to payment of the fair value of the JFK ordinary shares it holds following the procedures set forth above will not be entitled to have its JFK ordinary shares redeemed. If a JFK shareholder has elected to have its JFK ordinary shares redeemed but later elects to dissent, upon receipt of the written notice of such a JFK shareholder’s decision to elect to dissent, JFK shall instruct its transfer agent to return the JFK ordinary shares (physically or electronically) delivered to the transfer agent in connection with such JFK shareholder’s demand for redemption to the JFK shareholder.

If third parties bring claims against JFK, the proceeds held in trust could be reduced and the per-share liquidation price received by JFK’s shareholders may be less than USD$10.00.

JFK’s placing of funds in trust may not protect those funds from third party claims against JFK. Although JFK has received from many of the vendors, service providers (other than its independent accountants) and prospective target businesses with which it does business executed agreements waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of JFK’s public shareholders, they may still seek recourse against the trust account. Additionally, a court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of JFK’s public shareholders. If JFK liquidates the trust account before the completion of a business combination and distributes the proceeds held therein to its public shareholders, James Tan, JFK’s Chief Executive Officer and President, has contractually agreed that he will be liable to ensure that the proceeds in JFK’s trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only if such a vendor or prospective target business does not execute such a waiver. However, JFK cannot assure you that they will be able to meet such obligation. Therefore, the per-share distribution from the trust account for our shareholders may be less than USD$10.00 due to such claims.

Additionally, if JFK is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in JFK’s bankruptcy estate and subject to the claims of third parties with priority over the claims of its shareholders. To the extent any bankruptcy claims deplete the trust account, JFK may not be able to return USD$10.00 to JFK’s public shareholders.

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Any distributions received by JFK shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, JFK was unable to pay its debts as they fell due in the ordinary course of business and the value of its assets does not exceed its liabilities.

JFK’s Amended and Restated Memorandum and Articles of Association provide that it will continue in existence only until October 1, 2020 (assuming the deadline for consummation is extended in accordance with the Amended and Restated Memorandum and Articles of Association). If JFK is unable to consummate a transaction within the required time period, upon notice from JFK, the trustee of the trust account will distribute the amount in its trust account to its public shareholders. Concurrently, JFK shall pay, or reserve for payment, from funds not held in trust, its liabilities and obligations, although JFK cannot assure you that there will be sufficient funds for such purpose. If there are insufficient funds held outside the trust account for such purpose, James Tan, JFK’s Chief Executive Officer and President, contractually agreed that, if it liquidates prior to the consummation of a business combination, he will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by JFK for services rendered or contracted for or products sold to it, but only if such a vendor or prospective target business does not execute such a waiver. However, we cannot assure you that the liquidator will not determine that he or she requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors). We also cannot assure you that a creditor or shareholder will not file a petition with the British Virgin Islands court which, if successful, may result in our liquidation being subject to the supervision of that court. Such events might delay distribution of some or all of JFK’s assets to its public shareholders.

Thereafter, JFK’s sole business purpose will be to voluntarily liquidate and dissolve in accordance with British Virgin Islands law. In such a situation under British Virgin Islands law, a liquidator would be appointed and, subject to the terms of the required plan of liquidation, the liquidator would give at least 21 days’ notice to creditors of his intention to make a distribution by notifying known creditors (if any) and by placing a public advertisement in the appropriate newspaper in the British Virgin Islands. However, in practice the procedure to be followed by the liquidator will be subject to the terms of the plan of liquidation and the memorandum and articles of association of the company and the mentioned notice may not necessarily delay the distribution of assets particularly if the liquidator is satisfied that no creditors would be adversely affected as a consequence of a distribution before this time period has expired. In practice, as soon as the affairs of the company are fully-wound up, the liquidator would normally lay a final report and accounts before a final general meeting. Upon completion of a voluntary liquidation, the liquidator must file a statement that the liquidation has been completed with the Registrar of Corporate Affairs in the British Virgin Islands (the “Registrar”) and thereafter the company will be dissolved on the date of the certificate issued by the Registrar. It is JFK’s intention to liquidate the trust account to its public shareholders as soon as reasonably possible and JFK’s insiders have agreed to take any such action necessary to liquidate the trust account and to dissolve the company as soon as reasonably practicable if JFK does not complete a business combination within the required time period. Pursuant to JFK’s Amended and Restated Memorandum and Articles of Association, failure to consummate a business combination by October 1, 2020 will trigger an automatic winding up of the company.

If at any time the voluntary liquidator of a company in voluntary liquidation is of the opinion that the company is insolvent (that is to say, either the value of the company’s liabilities exceeds, or will exceed, its assets or, the company is, or will be, unable to pay its debts as they fall due), he shall forthwith send a written notice to the British Virgin Islands Official Receiver in the approved form. The voluntary liquidator shall then call a meeting of creditors of the company to be held within twenty-one days of the date of the aforesaid notice to the Official Receiver. The said creditors’ meeting shall be treated as if it were the first meeting of the creditors of a company called under section 179 of the Insolvency Act, 2003 of the British Virgin Islands (as the same may be amended from time to time, “Insolvency Act”) by a liquidator appointed by the members of a company and sections 179 and 180 of the Insolvency Act shall apply to the calling and holding of such a meeting.

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Where a voluntary liquidator is not an eligible licensed insolvency practitioner with respect to the company, the Official Receiver may apply to the British Virgin Islands High Court ex parte for the appointment of himself or an eligible licensed insolvency practitioner as the liquidator of the company and the court may make the appointment subject to such conditions as it considers appropriate. From the time that a voluntary liquidator appointed first becomes aware that the company is not, or will not be, able to pay its debts he shall conduct the liquidation as if he had been appointed liquidator under the Insolvency Act. The Insolvency Act will apply to the liquidation of the company subject to such modifications as are appropriate and the liquidation of the company shall be deemed to have commenced on the date of the appointment of the voluntary liquidator. If JFK is deemed insolvent, then there are also circumstances where prior payments made to shareholders or other parties may be deemed to be a “voidable transaction” for the purposes of the Insolvency Act if it was proved that immediately following the date on which the distribution was made, JFK was unable to pay its debts as they fall due in the ordinary course of business. A voidable transaction would be, for these purposes, payments made as “unfair preferences” or “transactions at an undervalue.” Where a payment was a risk of being a voidable transaction, a liquidator appointed over an insolvent company could apply to the British Virgin Islands court for an order, inter alia, for the transaction to be set aside as a voidable transaction in whole or in part. Furthermore, JFK’s directors may be viewed as having breached their fiduciary duties to JFK or JFK’s creditors and/or may have acted in bad faith, thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. JFK cannot assure you that claims will not be brought against JFK for these reasons.

If JFK is forced to enter into an insolvent liquidation, any distributions received by JFK shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, JFK was unable to pay its debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover all amounts received by JFK’s shareholders. Furthermore, JFK’s Board of Directors may be viewed as having breached its fiduciary duties to its creditors and/or may have acted in bad faith, and thereby exposing itself and JFK to claims of damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. JFK cannot assure you that claims will not be brought against it for these reasons.

If JFK’s due diligence investigation of Diginex was inadequate, then shareholders of JFK following the Business Combination could lose some or all of their investment.

Even though JFK conducted a due diligence investigation of Diginex, it cannot be sure that this diligence uncovered all material issues that may be present inside Diginex or its business, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Diginex and its business and outside of its control will not later arise.

The Sponsor and Enterprises collectively own JFK ordinary shares and JFK Units and will not participate in liquidation distributions and, therefore, the Sponsor may have a conflict of interest in determining whether the Business Combination is appropriate.

The Sponsor and Enterprises own 1,437,500 JFK ordinary shares and 240,000 JFK Units respectively. They have waived their right to redeem these shares, or to receive distributions with respect to these shares upon the liquidation of the trust account if JFK is unable to consummate a business combination. Accordingly, the JFK ordinary shares purchased by our Sponsor, as well as the JFK Units purchased by Enterprises, will be worthless if JFK does not consummate a business combination. Based on a market price of USD$[●] per ordinary share of JFK on [●], 2020 and USD$[●] per JFK Unit on [●], 2020, the value of the JFK ordinary shares and JFK Units was approximately USD$[●] million. The JFK ordinary shares acquired prior to the IPO, as well as the JFK Units will be worthless if JFK does not consummate a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting Diginex as a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of the Business Combination are appropriate and in JFK’s shareholders’ best interest.

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JFK is requiring shareholders who wish to redeem their ordinary shares in connection with the Business Combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.

JFK is requiring public shareholders who wish to redeem their ordinary shares to either tender their certificates to JFK’s transfer agent or deliver their shares to the transfer agent electronically using the Depository Trust Company’s, or DTC, DWAC (Deposit/Withdrawal At Custodian) System two (2) business days before the Meeting. In order to obtain a physical certificate, a shareholder’s broker and/or clearing broker, DTC and JFK’s transfer agent will need to act to facilitate this request. It is JFK’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because JFK does not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While JFK has been advised that it takes a short time to deliver shares through the DWAC System, JFK cannot assure you of this fact. Accordingly, if it takes longer than JFK anticipates for shareholders to deliver their ordinary shares, shareholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their ordinary shares.

JFK will require its public shareholders who wish to redeem their ordinary shares in connection with the Business Combination to comply with specific requirements for redemption described above, such redeeming shareholders may be unable to sell their securities when they wish to in the event that the Business Combination is not consummated.

If JFK requires public shareholders who wish to redeem their ordinary shares in connection with the proposed Business Combination to comply with specific requirements for redemption as described above and the Business Combination is not consummated, JFK will promptly return such certificates to its public shareholders. Accordingly, investors who attempted to redeem their ordinary shares in such a circumstance will be unable to sell their securities after the failed acquisition until JFK has returned their securities to them. The market price for JFK’s ordinary shares may decline during this time and you may not be able to sell your securities when you wish to, even while other shareholders that did not seek redemption may be able to sell their securities.

The Sponsor controls a substantial interest in JFK and thus may influence certain actions requiring a shareholder vote.

The Sponsor and Enterprises collectively own approximately 22.6% of its issued and outstanding ordinary shares. However, if a significant number of JFK shareholders vote, or indicate an intention to vote, against the Business Combination, the Sponsor or its affiliates, could make such purchases in the open market or in private transactions in order to influence the vote. The Sponsor and its affiliates, have agreed to vote any shares they own in favor of the Business Combination.

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If the current JFK’s security holders exercise their registration rights with respect to their securities after the Business Combination, it may have an adverse effect on the market price of Singapore NewCo’s securities.

As a condition to the closing of the Business Combination, Singapore NewCo, JFK, the Sponsor and Enterprises will execute a Deed of Novation, pursuant to which Singapore NewCo will assume all the rights, duties, obligations, benefits, interest, duties and liabilities of JFK in, to and under the Sponsor Registration Rights Agreement. Under the Sponsor Registration Rights Agreement, the holders of a majority of the Sponsor Registrable Securities are entitled to make up to two demands that Singapore NewCo register the Sponsor Registrable Securities. Holders of a majority of the insider shares can elect to exercise these registration rights at any time commencing three months prior to the date on which the insider shares are to be released from escrow. The holders of a majority of the Private Units and securities issuable upon conversion of the Notes can elect to exercise these registration rights at any time after JFK consummates a business combination. If such persons exercise their registration rights with respect to all of their securities, then there will be an additional 1,901,500 Singapore NewCo Ordinary Shares eligible for trading in the public market. The presence of these additional ordinary trading in the public market may have an adverse effect on the market price of Singapore NewCo Ordinary Shares after the consummation of the Business Combination.

JFK will not obtain an opinion from an unaffiliated third party as to the fairness of the Business Combination to its shareholders.

JFK is not required to obtain an opinion from an unaffiliated third party that the price it is paying is fair to its public shareholders from a financial point of view. JFK’s public shareholders therefore, must rely solely on the judgment of JFK’s Board of Directors.

If the Business Combination’s benefits do not meet the expectations of financial or industry analysts, the market price of Singapore NewCo’s securities may decline after the Business Combination.

The market price of Singapore NewCo’s securities may decline as a result of the Business Combination if:

●	Singapore NewCo does not achieve the perceived benefits of the acquisition as rapidly as, or to the extent anticipated by, financial or industry analysts; or

●	The effect of the Business Combination on the financial statements is not consistent with the expectations of financial or industry analysts.

Accordingly, investors may experience a loss as a result of decreasing stock prices.

JFK’s directors and officers may have certain conflicts in determining to recommend the acquisition of Diginex, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a shareholder.

JFK’s management and directors have interests in and arising from the Business Combination that are different from, or in addition to, your interests as a shareholder, which could result in a real or perceived conflict of interest. These interests include the fact that certain of the JFK’s ordinary shares owned by JFK’s management and directors, or their affiliates and associates, would become worthless if the Business Combination is not approved and JFK otherwise fails to consummate a Business Combination prior to its liquidation.

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Legislation enacted in the British Virgin Islands as to Economic Substance may affect JFK’s operations

Pursuant to the Economic Substance (Companies and Limited Partnerships) Act, 2018 of the British Virgin Islands (“BVI ES Act”) that came into force on 1 January 2019, a “legal entity” (which includes a business company incorporated in the British Virgin Islands but does not include an entity that is resident for tax purposes outside the British Virgin Islands in a jurisdiction that is not on the European Union’s list of non-cooperative jurisdictions for tax purposes) carrying on any “relevant activity” is required to satisfy the economic substance test as set out in the BVI ES Act. The BVI ES Act may require in-scope British Virgin Islands business companies which are engaged in any “relevant activity” to be directed and managed in the British Virgin Islands, have an adequate number of qualified employees in the British Virgin Islands, incur an adequate level of expenditure in the British Virgin Islands, maintain physical offices or premises in the British Virgin Islands and perform core income-generating activities in the British Virgin Islands. The list of “relevant activities” includes the carrying on as a business of any one or more of banking business, insurance business, fund management business, finance and leasing business, distribution and service centre business, shipping business, holding business, intellectual property business and headquarters business.

Based on the BVI ES Act currently, and to the extent that we are carrying on “holding business” on a passive basis, we may be subject to more limited substance requirements. However, as the legislation is new and remains subject to further clarification and interpretation, it is not currently possible to ascertain the precise impact of the BVI ES Act on us.

To the extent that we are required to increase our economic substance in the British Virgin Islands to satisfy the requirements as set out in the BVI ES Act, it could result in additional costs that could adversely affect our financial condition or results of our operations.

In the event that we are required to have economic substance in the British Virgin Islands according to the BVI ES Act but fail to satisfy such requirements, we may initially be liable to financial and other penalties in accordance with the BVI ES Act.

Risk Factors Relating to the Business Combination

JFK and Diginex have incurred and expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by JFK if the Business Combination is completed or by JFK if the Business Combination is not completed.

JFK and Diginex expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, JFK expects to incur approximately USD$1.1 million in expenses. These expenses will reduce the amount of cash available to be used for other corporate purposes by JFK if the Business Combination is completed or by JFK if the Business Combination is not completed.

In the event that a significant number of JFK’s ordinary shares are redeemed, the Singapore NewCo Ordinary Shares may become less liquid following the Business Combination.

If a significant number of JFK’s ordinary shares are redeemed, Singapore NewCo may be left with a significantly smaller number of shareholders. As a result, trading in the shares of Singapore NewCo following the Business Combination may be limited and your ability to sell your shares in the market could be adversely affected.

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JFK may waive one or more of the conditions to the Business Combination without resoliciting shareholder approval for the Business Combination.

JFK may agree to waive, in whole or in part, some of the conditions to its obligations to complete the Business Combination, to the extent permitted by applicable laws. The JFK Board of Directors will evaluate the materiality of any waiver to determine whether amendment of this proxy statement/prospectus and resolicitation of proxies is warranted. In some instances, if the JFK Board of Directors determines that a waiver is not sufficiently material to warrant resolicitation of shareholders, JFK has the discretion to complete the Business Combination without seeking further shareholder approval. For example, it is a condition to JFK’s obligations to close the Business Combination that there be no restraining order, injunction or other order restricting Diginex’s conduct of its business, however, if the JFK Board of Directors determines that any such order or injunction is not material to the business of Diginex, then the JFK Board of Directors may elect to waive that condition and close the Business Combination.

There will be a substantial number of Singapore NewCo Ordinary Shares available for sale in the future that may adversely affect the market price of Singapore NewCo Ordinary Shares.

Singapore NewCo may issue such number of shares as may be approved by its shareholders and authorized by its directors, in accordance with the terms of its constitution. The shares to be issued in the Share Exchange to the Sellers, will be subject to certain restrictions on sale and cannot be sold for six months from the date of the Business Combination for those shareholders owning less than 2.5% of the Singapore NewCo Ordinary Shares after the Business Combination, and twelve months from the date of the Business Combination for those shareholders owning 2.5% or more of the Singapore NewCo Ordinary Shares after the Business Combination. In addition, the 1,437,500 JFK ordinary shares held by our Sponsor that are currently in an escrow account will be released and available for sale as early as six months from the date of the Business Combination. After the expiration of this restricted period, there will then be an additional 1,437,500 shares that are eligible for trading in the public market. The availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of Singapore NewCo’s Ordinary Shares.

JFK’s shareholders will experience immediate dilution as a consequence of the issuance of Singapore NewCo Ordinary Shares as consideration in the Business Combination. Having a minority share position may reduce the influence that JFK’s current shareholders have on the management of JFK.

After the Business Combination, assuming (i) there are no redemptions of our public shares and no Dissenting Shares, (ii) there is no exercise of the Singapore NewCo Warrants or the Singapore NewCo Options, and (iii) the Notes have not been converted, JFK’s current public shareholders will own approximately 21.9% of Singapore NewCo, JFK’s current directors, officers and affiliates will own approximately 5.9% of Singapore NewCo, and the Sellers will own approximately 69.4% of Singapore NewCo. Assuming redemption by holders of [●] JFK’s outstanding ordinary shares, JFK’s current public shareholders will own approximately [●] % of Singapore NewCo, Singapore NewCo’s current directors, officers and affiliates will own approximately [●]% of Singapore NewCo, and the Sellers will own approximately [●]% of Singapore NewCo. The minority position of the former JFK shareholders will give them limited influence over the management and operations of the post-Business Combination company.

JFK may be or may have been a passive foreign investment company (“PFIC”) during a U.S. Holder’s holding period.

If JFK is a PFIC or has been a PFIC during a U.S. Holder’s holding period, such U.S. Holder may be subject to certain adverse U.S. federal income tax consequences as a result of the Reincorporation Merger. There is no assurance that JFK is not currently or has not been a PFIC during a U.S. Holder’s holding period. If (a) JFK has been a PFIC for any taxable year during the holding period of a U.S. Holder (and a U.S. Holder of JFK ordinary shares, JFK Rights, or JFK Warrants has not made certain elections with respect to its JFK ordinary shares, JFK Rights, or JFK Warrants), and (b) Singapore NewCo is not a PFIC in the taxable year of the Business Combination, such U.S. Holder would likely recognize gain (but not loss if the Reincorporation Merger qualifies as a reorganization) upon the exchange of JFK ordinary shares, JFK Rights, and JFK Warrants, as applicable, for Singapore NewCo Ordinary Shares or Singapore NewCo Warrants pursuant to the Business Combination. Please see the section titled “Material U.S. Federal Income Tax Consequences of the Business Combination — U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders — Passive Foreign Investment Company Status” for a more detailed discussion with respect to JFK’s potential PFIC status and certain tax implications thereof.

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Risks Relating to Singapore NewCo

If Singapore NewCo ceases to qualify as a foreign private issuer, it would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and it would incur significant additional legal, accounting and other expenses that it would not incur as a foreign private issuer.

As a foreign private issuer, Singapore NewCo will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, it will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and it will not be required to disclose in its periodic reports all of the information that United States domestic issuers are required to disclose. If it ceases to qualify as a foreign private issuer in the future, it would incur significant additional expenses that could have a material adverse effect on its results of operations.

Because Singapore NewCo is a foreign private issuer and is exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if it were a domestic issuer.

Singapore NewCo’s status as a foreign private issuer exempts it from compliance with certain Nasdaq corporate governance requirements if it instead complies with the statutory requirements applicable to a Singapore company. The statutory requirements of Singapore NewCo’s home country of Singapore, do not strictly require a majority of its board to consist of independent directors. Thus, although a director must act in the best interests of Singapore NewCo, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management the company may decrease as a result. In addition, the Nasdaq Listing Rules also require U.S. domestic issuers to have an independent compensation committee with a minimum of two members, a nominating committee, and an independent audit committee with a minimum of three members. Singapore NewCo, as a foreign private issuer, with the exception of needing an audit committee composed solely of at least one independent member, is not subject to these requirements. The Nasdaq Listing Rules may also require shareholder approval for certain corporate matters that Singapore NewCo’s home country’s rules do not. Following Singapore governance practices, as opposed to complying with the requirements applicable to a U.S. company listed on Nasdaq, may provide less protection to you than would otherwise be the case.

Although as a Foreign Private Issuer Singapore NewCo is exempt from certain corporate governance standards applicable to US domestic issuers, if Singapore NewCo cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq, Singapore NewCo’s securities may not be listed or may be delisted, which could negatively impact the price of its securities and your ability to sell them.

Singapore NewCo will seek to have its securities approved for listing on Nasdaq in connection with the Business Combination. Singapore NewCo cannot assure you that it will be able to meet those initial listing requirements at that time. Even if Singapore NewCo’s securities are listed on Nasdaq, it cannot assure you that its securities will continue to be listed on Nasdaq.

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In addition, following the Business Combination, in order to maintain its listing on Nasdaq, Singapore NewCo will be required to comply with certain rules of Nasdaq, including those regarding minimum shareholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even if Singapore NewCo initially meets the listing requirements and other applicable rules of Nasdaq, Singapore NewCo may not be able to continue to satisfy these requirements and applicable rules. If Singapore NewCo is unable to satisfy Nasdaq criteria for maintaining its listing, its securities could be subject to delisting.

If Nasdaq does not list Singapore NewCo’s securities, or subsequently delists its securities from trading, Singapore NewCo could face significant consequences, including:

●	a limited availability for market quotations for its securities;
●	reduced liquidity with respect to our securities;
●	a determination that its ordinary shares is a “penny stock,” which will require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;
●	limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

Singapore NewCo is incorporated in Singapore and its shareholders may have more difficulty in protecting their interests than they would as shareholders of a corporation incorporated in the United States.

The corporate affairs of Singapore NewCo are governed by its constitution and by the laws governing corporations incorporated in Singapore. The rights of the shareholders of Singapore NewCo and the responsibilities of the members of the board of directors under Singapore law are different from those applicable to a corporation incorporated in the United States and, therefore, the shareholders of Singapore NewCo may have more difficulty protecting their interests in connection with actions by the management or members of the board of directors than they would as shareholders of a corporation incorporated in the United States.

In addition, only persons who are registered as shareholders in the shareholder register of Singapore NewCo are recognized under Singapore law as shareholders of Singapore NewCo. Only registered shareholders have legal standing to institute shareholder actions against Singapore NewCo or otherwise seek to enforce their rights as shareholders. Investors in the shares of Singapore NewCo who are not specifically registered as shareholders in its shareholder register (for example, where such shareholders hold shares indirectly through the Depository Trust Company) are required to become registered as shareholders in the shareholder register of Singapore NewCo in order to institute or enforce any legal proceedings or claims in the Singapore courts against Singapore NewCo, its directors or its executive officers relating to shareholder rights. Holders of book-entry interests in the shares of Singapore NewCo may become registered shareholders by exchanging their book-entry interests in the shares of Singapore NewCo for certificated shares and being registered in the shareholder register of Singapore NewCo. Such process could result in administrative delays which may be prejudicial to any legal proceeding or enforcement action.

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Singapore NewCo is a Singapore company, and because the rights of shareholders under Singapore law differ from those under U.S. law, you may have difficulty in enforcing any judgment obtained in the United States against Singapore NewCo or its affiliates.

Singapore NewCo’s corporate affairs are governed by its constitution and by the applicable laws governing corporations incorporated in Singapore. The rights of Singapore NewCo shareholders and the responsibilities of members of its board of directors under Singapore law are different from those applicable to a corporation incorporated in the United States and, therefore, Singapore NewCo shareholders may have more difficulty protecting their interests in connection with actions by the management or members of the board of directors than they would as shareholders of a corporation incorporated in the United States.

All of Singapore NewCo’s directors and senior management reside outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon Singapore NewCo or any of these persons or to enforce in the United States any judgment obtained in the U.S. courts against Singapore NewCo or any of these persons, including judgments based upon the civil liability provisions of the U.S. federal securities laws or the laws of any state or territory of the United States.

There is no treaty between the United States and Singapore providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters and a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the federal securities laws, would, therefore, not be automatically enforceable in Singapore. It is not clear whether a Singapore court may impose civil liability on Singapore NewCo or Singapore NewCo’s directors and officers in a suit brought in the Singapore courts against Singapore NewCo or such persons with respect to a violation solely of the federal securities laws of the United States.

Singapore NewCo is subject to the laws of Singapore, which differ in certain material respects from the laws of the United States.

As a company incorporated under the laws of the Republic of Singapore, Singapore NewCo is required to comply with the laws of Singapore, certain of which are capable of extraterritorial application, as well as Singapore NewCo’s constitution. In particular, Singapore NewCo is required to comply with certain provisions of the Securities and Futures Act, (Cap 289) of Singapore (the “Singapore Securities and Futures Act”), which prohibit certain forms of market conduct and information disclosures, and impose criminal and civil penalties on corporations, directors and officers in respect of any breach of such provisions. Singapore NewCo is also required to comply with the Singapore Code on Take-Overs and Mergers (the “Singapore Code”), which specifies, among other things, certain circumstances in which a general offer is to be made upon certain change in effective control situation(s) as defined within the Singapore Code, and further specifies the manner and price at which voluntary and mandatory general offers are to be made. The laws of Singapore and of the United States differ in certain significant respects. The rights of Singapore NewCo’s shareholders and the obligations of its directors and officers under Singapore law are different from those applicable to a company incorporated in the United States in material respects, and Singapore NewCo’s shareholders may have more difficulty and less clarity in protecting their interests in connection with actions taken by Singapore NewCo’s management, directors or controlling shareholders than would otherwise apply to a company incorporated in the United States. See “Comparison of Shareholder Rights” for a discussion of differences between Singapore and U.S. corporation law.

In addition, the application of Singapore law, in particular, the Companies Act, (Cap. 50) of Singapore (the “Singapore Companies Act”), may in certain circumstances impose more restrictions on Singapore NewCo and its shareholders, directors and officers than would otherwise be applicable to a company incorporated in the United States. For example, the Singapore Companies Act requires directors to act with a reasonable degree of diligence and, in certain circumstances, imposes criminal liability for specified contraventions of particular statutory requirements or prohibitions.

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In addition, pursuant to the provisions of the Singapore Companies Act, shareholders holding 10% or more of the total number of paid-up shares carrying the right of voting in general meetings may require the convening of an extraordinary general meeting of shareholders by the directors. If the directors fail to comply with such request within 21 days of the receipt thereof, shareholders holding more than 50% of the voting rights represented by the original requisitioning shareholders may proceed to convene such meeting, and Singapore NewCo will be liable for the reasonable expenses incurred by such requisitioning shareholders by reason of the failure of the directors to convene a meeting. Singapore NewCo is also required by the Singapore Companies Act to deduct corresponding amounts from fees or other remuneration payable by Singapore NewCo to such non-complying directors by reason of the failure of the directors to convene a meeting.

Anti-takeover provisions under the Singapore Securities and Futures Act and the Singapore Code on Take-overs and Mergers may delay, deter or prevent a future takeover or change of control of Singapore NewCo, which could adversely affect the price of our ordinary shares.

The Singapore Code, issued pursuant to Section 321 of the Singapore Securities and Futures Act, regulates the acquisition of ordinary shares of, inter alia, listed public companies and contains certain provisions that may delay, deter or prevent a future takeover or change of control of Singapore NewCo. Any person acquiring an interest, either on his own or together with parties acting in concert with him or her, in 30% or more of the voting shares in Singapore NewCo must, except with the prior consent of the Singapore Securities Industry Council (the “SIC”), extend a takeover offer for the remaining voting shares in Singapore NewCo in accordance with the provisions of the Singapore Code. Likewise, any person holding not less than 30% but not more than 50% of the voting shares in Singapore NewCo, either on his own or together with parties acting in concert with him or her, must, except with the prior consent of the SIC, make a takeover offer in accordance with the provisions of the Singapore Code if that person together with parties acting in concert with him or her acquires additional voting shares in excess of one percent of the total number of voting shares in any six-month period. Therefore, any investor seeking to acquire a significant stake in Singapore NewCo may be deterred from doing so if, as a result, such investor would be required to conduct a takeover offer for all of Singapore NewCo’s voting shares.

Under the Singapore Code, an offeror must treat all shareholders of the same class in an offeree company equally. A fundamental requirement is that shareholders in the company subject to the takeover offer must be given sufficient information, advice and time to consider and decide on the offer.

These provisions contained in the Singapore Code may discourage or prevent transactions that involve an actual or threatened change of control of Singapore NewCo, and may impede or delay a takeover of Singapore NewCo by a third party. This may adversely affect the market price of Singapore NewCo ordinary shares and impede the ability of Singapore NewCo’s shareholders to realize any benefits from a potential change of effective control of Singapore NewCo.

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Under Singapore law, shareholder approval is required to allow Singapore NewCo to issue new shares which could impact Singapore NewCo’s ability to raise capital or consummate acquisitions. Any issuance of new Singapore NewCo Ordinary Shares would dilute the percentage ownership of existing shareholders and could adversely impact the market price of the Singapore NewCo ordinary shares.

Under Singapore law, Singapore NewCo may only issue new shares with the prior approval of its shareholders. Prior to the listing of its shares on Nasdaq, Singapore NewCo’s shareholder will provide approval until the conclusion of our first annual general meeting, which could dilute the percentage ownership of existing shareholders and negatively impact the price of the ordinary shares. Any issuance of additional shares for any other purpose or in future years will require the approval of shareholders. Because new issuances of ordinary shares are subject to shareholder approval, or in some circumstances, other regulatory approvals, if a sufficient number of shares have not been approved for issuance in any given year, Singapore NewCo may be delayed in raising capital through equity offerings or delayed or prevented from consummating an acquisition using Singapore NewCo Ordinary Shares. Assuming shareholders have approved the issuance of new shares, Singapore NewCo may seek to raise capital in the future, including to fund acquisitions, future investments and other growth opportunities. Singapore NewCo may, for these and other purposes, such as in connection with share incentive and share option plans (such as the Incentive Plan), issue additional Singapore NewCo Ordinary Shares or securities convertible into Singapore NewCo Ordinary Shares. Any additional issuances of new Singapore NewCo Ordinary Shares could dilute the percentage ownership of Singapore NewCo’s existing shareholders and could also adversely impact the market price of Singapore NewCo Ordinary Shares. In addition, under the provisions of the Singapore Companies Act and Singapore NewCo’s constitution, the board of directors may, with the applicable shareholder approval, issue new shares on terms and conditions and with the rights (including preferential voting rights) and restrictions as they may determine and may contain terms adverse to the Singapore NewCo Ordinary Shares.

Future changes to U.S. and non-U.S. tax laws could adversely affect Singapore NewCo.

The U.S. Congress and other government agencies in jurisdictions where Singapore NewCo and its affiliates will do business have had an extended focus on issues related to the taxation of multinational corporations. One example is in the area of “base erosion and profit shifting,” including situations where payments are made between affiliates from a jurisdiction with high tax rates to a jurisdiction with lower tax rates. As a result, the tax laws in the countries in which Singapore NewCo and its affiliates do business could change on a prospective or retroactive basis, and any such changes could adversely affect Singapore NewCo and its affiliates.

The Business Combination may be a taxable event for U.S. Holders of JFK ordinary shares, JFK Warrants, and JFK Rights.

Subject to the limitations and qualifications described in “Material U.S. Federal Income Tax Consequences of the Business Combination,” the Reincorporation Merger may qualify as a “reorganization” within the meaning of Section 368 of the Code and, as a result, a U.S. Holder (as defined below) should not recognize gain or loss on the exchange of JFK ordinary shares, the JFK Rights, or JFK Warrants for Singapore NewCo Ordinary Shares or Singapore NewCo Warrants, as applicable, pursuant to the Business Combination. However, 5 percent U.S. Holders (defined below) may be required to recognize gains unless they enter into a gain recognition agreement in accordance with applicable U.S. Treasury regulations and file certain annual information statements with their U.S. federal income tax returns for each of the first five full taxable years following the taxable year of the Reincorporation Merger.

In addition, if the Reincorporation Merger does not qualify as a reorganization, a U.S. Holder that exchanges its JFK ordinary shares, JFK Rights, or JFK Warrants for the consideration under the Business Combination will recognize gain or loss equal to the difference between (i) the sum of (a) the fair market value of the Singapore NewCo Ordinary Shares and Singapore NewCo Warrants received and (b) the fair market value of any other consideration received pursuant to the Business Combination and (ii) the U.S. Holder’s adjusted tax basis in the JFK ordinary shares, JFK Rights, and JFK Warrants exchanged.

Notwithstanding the foregoing, U.S. Holders of JFK ordinary shares, JFK Warrants, and JFK Rights may be subject to adverse U.S. federal income tax consequences under the passive foreign investment company regime. Please see the section titled “Material U.S. Federal Income Tax Consequences of the Business Combination — U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders — Passive Foreign Investment Company Status” for a more detailed discussion with respect to JFK’s potential PFIC status and certain tax implications thereof.

Singapore NewCo may be or become a PFIC, which could result in adverse U.S. federal income tax consequences to U.S. Holders.

If Singapore NewCo or any of its subsidiaries is a PFIC for any taxable year, or portion thereof, that is included in the holding period of a U.S. Holder of the Singapore NewCo Ordinary Shares or Singapore NewCo Warrants, such U.S. Holder may be subject to certain adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. There is no assurance that Singapore NewCo or its subsidiaries are not currently PFICs for U.S. federal income tax purposes for the taxable year of the Business Combination or for foreseeable future taxable years. There can be no assurance that Singapore NewCo or any of its subsidiaries will not be treated as a PFIC for any taxable year. Moreover, Singapore NewCo does not expect to provide a PFIC annual information statement for 2019 or going forward. Please see the section entitled “Material U.S. Federal Income Tax Consequences of the Business Combination — Certain U.S. Federal Income Tax Consequences to U.S. Holders of the Ownership and Disposition of Singapore NewCo Securities — Passive Foreign Investment Company Status” for a more detailed discussion with respect to Singapore NewCo’s potential PFIC status and certain tax implications thereof. U.S. Holders are urged to consult their tax advisors regarding the possible application of the PFIC rules to holders of the Singapore NewCo Ordinary Shares, Singapore NewCo Warrants and Singapore NewCo Options.

Singapore NewCo may not be able to successfully execute its business strategy if it is deemed to be an investment company under the Investment Company Act of 1940.

In general, under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the “ICA”), a company that does not qualify to use one of the “private investment company” (or other specialized) exemptions from investment company status, that has made (or proposes to make) a public offering of its securities and that is, or holds itself out as being, engaged primarily in the business of investing, reinvesting or trading in securities must register, and is subject to regulation, as an investment company under the ICA. In addition, in general, investment company status may apply (again, unless a specialized exemption is available) because a company owns “investment securities” (essentially, non-controlling interests in other companies’ securities or controlling interests in companies that have the characteristics of an investment company) constituting more than 40% of the value of the investing company’s unconsolidated assets (disregarding U.S. government securities and “cash items”). Singapore NewCo intends that its future activities will not cause it to be considered an investment company.

At present and in the near term, the Trading Business expects to solely engage in the business of trading Virtual Currencies, which Diginex does not believe are Digital Securities. The income derived from such is activities is not now, or in the near term, expected to be, material. Furthermore, Singapore NewCo neither expects to be engaged primarily in the business of investing, reinvesting or trading in securities nor does it intend to hold itself out to the public as being engaged primarily in such activities. Finally, Singapore NewCo does not anticipate that it will hold, at closing or thereafter, investment securities constituting more than 40% of the unconsolidated value of its total assets after eliminating holdings in U.S. government securities and cash items. Singapore NewCo expects to adopt policies restricting the accumulation of investment securities in an amount that would put it at risk of needing to register as an investment company.

While Singapore NewCo believes that its business activities will not cause it to be an investment company, if Singapore NewCo were deemed to be, and were required to register as, an investment company, it would be forced to comply with substantive requirements under the ICA, including limitations on its ability to borrow, limitations on its capital structure, limitations on its ability to issue additional ordinary shares, restrictions on acquisitions of interests in associated companies, prohibitions on transactions with affiliates, restrictions on specific investments, and compliance with governance, reporting, record keeping, voting, proxy disclosure and other statutory requirements and related rules and regulations. If Singapore NewCo were forced to comply with those requirements, it would be required to change its structure and future operations from its current plans, could be prevented from successfully executing its business strategy and could be required to cease business.

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CAPITALIZATION

The following table sets forth the capitalization on an unaudited, historical basis of JFK as of October 31, 2019 and information derived from the unaudited combined and consolidated statement of financial position of Diginex as of September 30, 2019 after giving effect to the Business Combination assuming that (i) no holders of JFK ordinary shares exercise their redemption rights, (ii) that the maximum number of holders of JFK ordinary shares have properly exercised their redemption rights, and (iii) in both scenarios, no holders of JFK ordinary shares exercise their dissenter rights.

	Historical		As Adjusted
As of October 31, 2019	Diginex	JFK	Assuming No Redemption	Assuming Maximum Redemption

Cash and cash equivalents	$1,497,761	$161,439	$55,971,382	$6,659,201
Restricted cash and cash and securities held in trust account	—	57,829,515	—	—

Short-term debt	9,724,028	—	9,724,028	5,090,093

Ordinary shares, subject to possible redemption	—	50,636,750	—	—
Total shareholders’ equity	(2,702,046)	5,000,011	51,793,948	7,115,702
Total capitalization	$7,021,982	$55,636,761	$61,517,976	$12,205,795

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THE meeting

General

We are furnishing this proxy statement/prospectus to the JFK shareholders as part of the solicitation of proxies by JFK Board of Directors for use at the Meeting to be held on [●], 2020 and at any adjournment or postponement thereof. This proxy statement/prospectus is first being furnished to our shareholders on or about [●], 2020 in connection with the vote on the Reincorporation Merger Proposal, the Share Exchange Proposal, and the Adjournment Proposal. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the Meeting.

Date, Time and Place

The Meeting will be held on [●], 2020 at [●] a.m., at [●], or such other date, time and place to which such meeting may be adjourned or postponed.

Purpose of the Meeting

At the Meeting, we are asking holders of JFK ordinary shares to approve the following Proposals:

●      The Reincorporation Merger Proposal - to approve the Merger Agreement and Plan of Merger;

●      The Share Exchange Proposal - to approve the Amended Share Exchange Agreement; and

●      The Adjournment Proposal - to approve the adjournment of the Meeting in the event JFK does not receive the requisite shareholder vote to approve the Business Combination.

Recommendation of JFK’s Board of Directors

JFK’s Board of Directors:

●	has determined that each of the Reincorporation Merger Proposal, the Share Exchange Proposal, and the Adjournment Proposal, are fair to, and in the best interests of, JFK and its shareholders;

●	has approved the Reincorporation Merger Proposal, the Share Exchange Proposal, and the Adjournment Proposal; and

●	recommends that the JFK shareholders vote “FOR” each of the Reincorporation Merger Proposal, the Share Exchange Proposal, and the Adjournment Proposal.

JFK’s directors have interests that may be different from or in addition to your interests as a shareholder. See “The Business Combination — Interests of Certain Persons in the Business Combination” in this proxy statement/prospectus for further information.

Record Date; Who is Entitled to Vote

We have fixed the close of business on [●], 2020, as the record date for determining those JFK shareholders entitled to notice of and to vote at the Meeting. As of the close of business on [●], 2020, there were [●] JFK ordinary shares outstanding and entitled to vote. Each holder of JFK ordinary shares is entitled to one vote per share on each of the Reincorporation Merger Proposal, the Share Exchange Proposal, and the Adjournment Proposal.

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As of January 17, 2020, the Sponsor owned and is entitled to vote 1,437,500 JFK ordinary shares, or approximately 19.4% of JFK’s issued and outstanding ordinary shares. With respect to the Business Combination, the Sponsor, which owns approximately 19.4% of JFK’s outstanding ordinary shares as of the record date, has agreed to vote its JFK ordinary shares acquired by it in favor of the Reincorporation Proposal and the Share Exchange Proposal. The Sponsor has indicated that it intends to vote its shares, as applicable, “FOR” the Adjournment Proposal, although there is no agreement in place with respect to the Adjournment Proposal.

Quorum and Required Vote for Shareholder Proposals

A quorum of JFK shareholders is necessary to hold a valid meeting. A quorum will be present at the Meeting if not less than one-third of the votes of the ordinary shares issued and outstanding and entitled to vote at the Meeting is represented in person or by proxy. A JFK holder present in person or by proxy and abstaining from voting at the Meeting will count as present for the purposes of establishing a quorum but broker non-votes will not.

Approval of each of the Proposals will require the affirmative vote of the holders of a majority of the issued and outstanding ordinary shares of JFK present and entitled to vote and voting at the Meeting; provided, however, that if [●] or more of the holders of JFK ordinary shares exercise their redemption rights then the Business Combination may not be completed.

Voting Your Shares

Each JFK ordinary share that you own in your name entitles you to one vote for each Proposal on which such shares are entitled to vote at the Meeting. Your proxy card shows the number of JFK ordinary shares that you own.

There are two ways to ensure that your JFK ordinary shares are voted at the Meeting:

●	You can cause your shares to be voted by signing and returning the enclosed proxy card. If you submit your proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted, as recommended by the JFK Board of Directors, “FOR” the adoption of the Reincorporation Merger Proposal, the Share Exchange Proposal, and the Adjournment Proposal. Votes received after a matter has been voted upon at the Meeting will not be counted.

●	You can attend the Meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF THE REINCORPORATION MERGER PROPOSAL, THE SHARE EXCHANGE PROPOSAL, AND THE ADJOURNMENT PROPOSAL. IN ORDER TO REDEEM YOUR SHARES, YOU MUST CONTINUE TO HOLD YOUR SHARES THROUGH THE CLOSING DATE OF THE BUSINESS COMBINATION AND TENDER YOUR PHYSICAL STOCK CERTIFICATE TO OUR TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE MEETING. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO ELECTRONICALLY TRANSFER YOUR SHARES TO THE DTC ACCOUNT OF VSTOCK, AT LEAST TWO BUSINESS DAYS PRIOR TO THE MEETING.

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Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

●	you may send another proxy card with a later date;

●	if you are a record holder, you may notify our proxy solicitor, Advantage Proxy, in writing before the Meeting that you have revoked your proxy; or

●	you may attend the Meeting, revoke your proxy, and vote in person, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your ordinary shares, you may call Advantage Proxy, our proxy solicitor, at 877-970-8565.

No Additional Matters May Be Presented at the Meeting

This Meeting has been called only to consider the approval of the Proposals.

Redemption Rights

Pursuant to JFK’s Amended and Restated Memorandum and Articles of Association, a holder of JFK ordinary shares has the right to have its public shares redeemed for cash equal to its pro rata share of the trust account (net of taxes payable) in connection with the Business Combination.

If you are a public shareholder and you seek to have your shares redeemed, you must (i) demand, no later than 5:00 p.m., Eastern time on [●], 2020 (two (2) business days before the Meeting), that JFK redeem your shares into cash; and (ii) submit your request in writing to JFK’s transfer agent, at the address listed at the end of this section and deliver your shares to JFK’s transfer agent physically or electronically using the DWAC system at least two (2) business days prior to the vote at the Meeting.

You may tender the JFK ordinary shares for which you are electing redemption by two (2) business days before the Meeting by either:

●	Delivering certificates representing JFK’s ordinary shares to JFK’s transfer agent, or

●	Delivering the JFK ordinary shares electronically through the DWAC system.

JFK shareholders will be offered the option to redeem their JFK ordinary shares for a full pro rata share of the trust account (currently anticipated to be no less than approximately USD$[●] per share) net of taxes payable.

Any corrected or changed written demand of redemption rights must be received by JFK’s transfer agent two (2) business days prior to the Meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to the transfer agent at least two (2) business days prior to the vote at the Meeting.

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Public shareholders may seek to have their shares redeemed regardless of whether they vote for or against the Business Combination and whether or not they are holders of JFK ordinary shares as of the record date. Any public shareholder who holds JFK ordinary shares on or before [●], 2020 (two (2) business days before the Meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid, at the consummation of the Business Combination.

In connection with tendering your shares for redemption, you must elect either to physically tender your share certificates to JFK’s transfer agent or deliver your shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, in each case, two (2) business days before the Meeting.

Through the DWAC system, this electronic delivery process can be accomplished by contacting your broker and requesting delivery of your shares through the DWAC system. Delivering shares physically may take significantly longer. In order to obtain a physical stock certificate, a shareholder’s broker and/or clearing broker, DTC, and JFK’s transfer agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker USD$45 and the broker would determine whether or not to pass this cost on to the redeeming holder. It is JFK’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. JFK does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical stock certificate. Shareholders who request physical stock certificates and wish to redeem may be unable to meet the deadline for tendering their ordinary shares before exercising their redemption rights and thus will be unable to redeem their ordinary shares.

In the event that a shareholder tenders its ordinary shares and decides prior to the consummation of the Business Combination that it does not want to redeem its ordinary shares, the shareholder may withdraw the tender. In the event that a shareholder tenders ordinary shares and the Business Combination is not completed, these ordinary shares will not be redeemed for cash and the physical certificates representing these ordinary shares will be returned to the shareholder promptly following the determination that the Business Combination will not be consummated. JFK anticipates that a shareholder who tenders ordinary shares for redemption in connection with the vote to approve the Business Combination would receive payment of the redemption price for such ordinary shares soon after the completion of the Business Combination.

If properly demanded by JFK’s public shareholders, JFK will redeem each share into a pro rata portion of the funds available in the trust account, calculated as of two business days prior to the anticipated consummation of the Business Combination. As of the record date, this would amount to approximately USD$[●] per share. If you exercise your redemption rights, you will be exchanging your JFK ordinary shares for cash and will no longer own the ordinary shares. If JFK is unable to complete the Business Combination by April 1, 2020 (12 months after the consummation of the IPO), or up to October 1, 2020 (18 months after the consummation of the IPO if the time-period is extended, as previously described herein), it will liquidate and dissolve and public shareholders would be entitled to receive approximately USD$[●] per share upon such liquidation.

The Business Combination will not be consummated if the holders of [●] or more of JFK’s ordinary shares exercise their redemption rights.

Holders of outstanding JFK Units must separate the underlying JFK ordinary shares, JFK Warrants and JFK Rights prior to exercising redemption rights with respect to the JFK ordinary shares. If JFK Units are registered in a holder’s own name, the holder must deliver the certificate for its JFK Units to VStock with written instructions to separate the JFK Units into their individual component parts. This must be completed far enough in advance to permit the mailing of the certificates back to the holder so that the holder may then exercise his, her or its redemption rights upon the separation of the JFK ordinary shares from the JFK Units.

If a broker, dealer, commercial bank, trust company or other nominee holds JFK Units for an individual or entity (such individual or entity, the “beneficial owner”), the beneficial owner must instruct such nominee to separate the beneficial owner’s JFK Units into their individual component parts. The beneficial owner’s nominee must send written instructions by facsimile to VStock. Such written instructions must include the number of JFK Units to be separated and the nominee holding such JFK Units. The beneficial owner’s nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant JFK Units and a deposit of an equal number of JFK ordinary shares, JFK Warrants and JFK Rights. This must be completed far enough in advance to permit the nominee to exercise the beneficial owner’s redemption rights upon the separation of the JFK ordinary shares from the JFK Units. While this is typically done electronically the same business day, beneficial owners should allow at least one full business day to accomplish the separation. If beneficial owners fail to cause their JFK ordinary shares to be separated in a timely manner, they will likely not be able to exercise their redemption rights.

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Tendering Ordinary Share Certificates in connection with Redemption Rights

JFK is requiring the JFK public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to JFK’s transfer agent, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option at least two (2) business days prior to the Meeting. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker USD$45.00 and it would be up to the broker whether to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether JFK requires holders seeking to exercise redemption rights to tender their ordinary shares. The need to deliver ordinary shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

Any request for redemption, once made, may be withdrawn at any time up to the business day immediately preceding the consummation of the proposed Business Combination. Furthermore, if a shareholder delivered his certificate for redemption and subsequently decided prior to the date immediately preceding the consummation of the proposed Business Combination not to elect redemption, he may simply request that the transfer agent return the certificate (physically or electronically).

A redemption payment will only be made in the event that the proposed Business Combination is consummated. If the proposed Business Combination is not completed for any reason, then public shareholders who exercised their redemption rights would not be entitled to receive the redemption payment. In such case, JFK will promptly return the share certificates to the public shareholder.

Dissenter Rights

In accordance with Section 179 of the BVI BC Act, a holder of JFK’s ordinary shares is entitled to payment of the fair value of all of its shares upon validly dissenting from the Reincorporation Merger. Holders of JFK ordinary shares may only dissent in respect of all shares that they hold in JFK. A Dissenting Shareholder ceases to have any rights (including the redemption rights) of a shareholder of JFK except the right to be paid the fair value of its JFK ordinary shares.

A holder of JFK ordinary shares who desires to exercise its entitlement to payment of the fair value of all of its shares is required to give to JFK written objection to the Reincorporation Merger before the Meeting or before the vote on the Reincorporation Merger Proposal at the Meeting. Within 20 days immediately following the date on which the approval of JFK shareholders is obtained at the Meeting (or any adjourned meeting), JFK shall give written notice of the approval to each JFK shareholder who gave a valid written objection to the Reincorporation Merger, except for those JFK shareholders who after giving the written objection, subsequently voted to approve the Reincorporation Merger Proposal at the Meeting (or any adjourned meeting). Any such holder of JFK ordinary shares who elects to dissent is required, within 20 days immediately following the date on which the notice of approval by JFK referred to above is given, to give JFK a written notice of its decision to elect to dissent, stating: (a) its name and address; (b) the number of JFK ordinary shares in respect of which it dissents; and (c) a demand for payment of the fair value of its shares. On the Effective Date, a Dissenting Shareholder shall have its JFK ordinary shares automatically cancelled in exchange for the right to receive payment resulting from the procedure in Section 179 of the BVI BC Act and such Dissenting Shareholder shall not be entitled to receive Singapore NewCo Ordinary Shares pursuant to the Reincorporation Merger.

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A JFK shareholder who elects to dissent under Section 179 of the BVI BC Act and validly exercises its entitlement to payment of the fair value of the JFK ordinary shares it holds following the procedures set forth above will not be entitled to have its JFK ordinary shares redeemed. If a JFK shareholder has elected to have its JFK ordinary shares redeemed but later elects to dissent, upon receipt of the written notice of such a JFK shareholder’s decision to elect to dissent, JFK shall instruct its transfer agent to return the JFK ordinary shares (physically or electronically) delivered to the transfer agent in connection with such JFK shareholder’s demand for redemption to the JFK shareholder.

Holders of outstanding JFK Units must separate the underlying JFK ordinary shares, JFK Warrants and JFK Rights prior to objecting to the Reincorporation Merger and exercising their dissenter rights under Section 179 of the BVI BC Act. If JFK Units are registered in a holder’s own name, the holder must deliver the certificate for its JFK Units to VStock with written instructions to separate the JFK Units into their individual component parts. This must be completed far enough in advance to permit the mailing of the certificates back to the holder so that the holder may object to the Reincorporation Merger and then exercise his, her or its dissenter rights upon the separation of the JFK ordinary shares from the JFK Units.

If a broker, dealer, commercial bank, trust company or other nominee holds JFK Units for an individual or entity (such individual or entity, the “beneficial owner”), the beneficial owner must instruct such nominee to separate the beneficial owner’s JFK Units into their individual component parts. The beneficial owner’s nominee must send written instructions by facsimile to VStock. Such written instructions must include the number of JFK Units to be separated and the nominee holding such JFK Units. The beneficial owner’s nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant JFK Units and a deposit of an equal number of JFK ordinary shares, JFK Warrants and JFK Rights. This must be completed far enough in advance to permit the mailing of a physical certificate back to the holder so that the holder may object to the Reincorporation Merger and then exercise his, her or its dissenter rights upon the separation of the JFK ordinary shares from the JFK Units. While this is typically done electronically the same business day, beneficial owners should allow at least one full business day to accomplish the separation. If beneficial owners fail to cause their JFK ordinary shares to be separated in a timely manner, they will likely not be able to object to the Reincorporation Merger and exercise their dissenter rights.

Proxies and Proxy Solicitation Costs

We are soliciting proxies on behalf of the JFK Board of Directors. This solicitation is being made by mail but also may be made by telephone or in person. JFK and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Any solicitation made and information provided in such a solicitation will be consistent with the written proxy statement/prospectus and proxy card. Advantage Proxy, a proxy solicitation firm that JFK has engaged to assist it in soliciting proxies, will be paid its customary fee of approximately USD$9,500 and out-of-pocket expenses.

JFK will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. JFK will reimburse them for their reasonable expenses.

If you send in your completed proxy card, you may still vote your shares in person if you revoke your proxy before it is exercised at the Meeting.

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PROPOSAL NO. 1

THE REINCORPORATION MERGER PROPOSAL

Purpose of the Reincorporation Merger Proposal

The purpose of the Reincorporation Merger is to establish a Singapore incorporated company as the parent entity of Diginex that would be a “foreign private issuer” as that term is defined under the Exchange Act. As a result of the Reincorporation Merger, the JFK shareholders will no longer be shareholders of JFK and (other than the Dissenting Shareholders and JFK shareholders who exercise their redemption rights) will become shareholders of Singapore NewCo, a foreign private issuer. As a foreign private issuer, Singapore NewCo is exempt from compliance with certain of the rules under the Exchange Act.

As a foreign private issuer, Singapore NewCo will be exempt from the rules under the Exchange Act, prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, Singapore NewCo will not be required under the Exchange Act to file quarterly periodic reports and financial statements with the SEC, and will not be required to disclose in its periodic reports all of the information that U.S. domestic issuers are required to disclose. Singapore NewCo will also be permitted to follow corporate governance practices in accordance with Singapore law in lieu of most of the corporate governance rules set forth by Nasdaq. As a result, Singapore NewCo’s corporate governance practices differ in some respects from those required to be followed by U.S. companies listed on a national securities exchange.

Summary of the Merger Agreement; Filing of the Articles of Merger and Plan of Merger

The Merger Agreement was entered into by and among Singapore NewCo, BVI NewCo and JFK on October 8, 2019. Upon the approval of the Merger Agreement and the Plan of Merger by the JFK shareholders, BVI NewCo and JFK will execute the Articles of Merger and the Plan of Merger, which shall be filed with the Registrar of Corporate Affairs in the British Virgin Islands prior to the Effective Date. On the Effective Date, BVI NewCo will merge with and into JFK, the corporate existence of BVI NewCo will cease and JFK, as the surviving company, shall become a wholly-owned subsidiary of Singapore NewCo.

Pursuant to the Merger Agreement, on the Effective Date:

(a)	Each JFK ordinary share, issued and outstanding immediately prior to the Effective Date (other than any redeemed shares and any Dissenting Shares), will automatically be cancelled and cease to exist and for each such JFK ordinary share, Singapore NewCo shall issue to each JFK shareholder (other than Dissenting Shareholders and JFK shareholders who exercise their redemption rights) one (1) Singapore NewCo Ordinary Share;

(b)	each share in BVI NewCo in issue immediately prior to the Effective Date shall be automatically converted into one validly issued and fully paid ordinary share with no par value in JFK as the surviving company;

(c)	each Dissenting Share held by a Dissenting Shareholder (who has not effectively withdrawn its right to such dissent) will be cancelled in exchange for the right to receive payment resulting from the procedure in Section 179 of the BVI BC Act and such Dissenting Shareholders shall not be entitled to receive any of the Singapore NewCo Ordinary Shares to be issued in connection with the Reincorporation Merger;

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(d)	each JFK Warrant shall be cancelled and cease to exist and for each such JFK Warrant, Singapore NewCo shall issue to each holder thereof an identical Singapore NewCo Warrant to purchase Singapore NewCo Ordinary Shares; and

(e)	The holders of JFK’s Rights issued and outstanding immediately prior to the Effective Date will receive one-tenth (1/10) of one Singapore NewCo Ordinary Share for each JFK Right.

The Merger Agreement may be terminated (i) at any time prior to the Effective Date by written consent of the parties, and (ii) if the Reincorporation Merger Proposal and/or the Share Exchange Proposal is not approved by the JFK shareholders at the Meeting.

The discussion in this proxy statement/prospectus of the principal terms of the Merger Agreement and the Articles of Merger and Plan of Merger, is subject to, and is qualified in its entirety by reference to, the full text of the Merger Agreement and the Articles of Merger and Plan of Merger, attached hereto as Annexes C and C-1, respectively, which are incorporated by reference herein.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE BUSINESS COMBINATION

The following is a general discussion of the material U.S. federal income tax consequences (i) of the Business Combination to U.S. Holders (defined below) of JFK ordinary shares (excluding any redeemed shares), JFK Rights, and JFK Warrants (collectively, the “JFK securities”), (ii) of the subsequent ownership and disposition of Singapore NewCo Ordinary Shares and Singapore NewCo Warrants (collectively, the “Singapore NewCo securities”) received in the Business Combination and (iii) exercise of redemption rights by JFK shareholders that are U.S. Holders.

This discussion is based on provisions of the Code, the Treasury Regulations promulgated thereunder (whether final, temporary, or proposed), administrative rulings of the IRS, and judicial decisions, all as in effect on the date hereof, and all of which are subject to differing interpretations or change, possibly with retroactive effect. This discussion does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a holder as a result of the Business Combination or as a result of the ownership and disposition of JFK securities. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders nor does it take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder, and accordingly, is not intended to be, and should not be construed as, tax advice. This discussion does not address the U.S. federal 3.8% Medicare tax imposed on certain net investment income or any aspects of U.S. federal taxation other than those pertaining to the income tax, nor does it address any tax consequences arising under any U.S. state and local, or non-U.S. tax laws. Holders should consult their own tax advisors regarding such tax consequences in light of their particular circumstances.

No ruling has been requested or will be obtained from the IRS regarding the U.S. federal income tax consequences of the Business Combination or any other related matter; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

This summary is limited to considerations relevant to U.S. Holders that hold JFK securities and, after the completion of the Business Combination, Singapore NewCo securities, as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:

●	banks or other financial institutions, underwriters, or insurance companies;

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●	traders in securities who elect to apply a mark-to-market method of accounting;

●	real estate investment trusts and regulated investment companies;

●	tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

●	expatriates or former long-term residents of the United States;

●	subchapter S corporations, partnerships or other pass-through entities or investors in such entities;

●	dealers or traders in securities, commodities or currencies;

●	grantor trusts;

●	persons subject to the alternative minimum tax;

●	U.S. persons whose “functional currency” is not the U.S. dollar;

●	persons who received shares of JFK ordinary shares through the issuance of restricted stock under an incentive plan or through a tax-qualified retirement plan or otherwise as compensation;

●	U.S. shareholders of controlled foreign corporations, as those terms are defined in Sections 951(b) and 957(a), respectively;

●	persons who own (directly or through attribution) 5% or more (by vote or value) of the outstanding shares of JFK ordinary shares, or, after the Business Combination, the issued Singapore NewCo Ordinary Shares (excluding treasury shares); or

●	holders holding JFK securities, or, after the Business Combination, Singapore NewCo securities, as a position in a “straddle,” as part of a “synthetic security” or “hedge,” as part of a “conversion transaction,” or other integrated investment or risk reduction transaction.

As used in this proxy statement/prospectus, the term “U.S. Holder” means a beneficial owner of JFK securities, and, after the Business Combination, Singapore NewCo securities received in the Business Combination, that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any State thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

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●	a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds JFK securities, and, after the completion of the Business Combination, Singapore NewCo securities received in the Business Combination, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. A holder that is a partnership and the partners in such partnership should consult their own tax advisors with regard to the U.S. federal income tax consequences of the Business Combination and the subsequent ownership and disposition of Singapore NewCo securities received in the Business Combination.

Because JFK Units will be separated into their component parts immediately prior to the consummation of the Business Combination, a beneficial owner of a JFK Unit should be treated as the owner of the underlying component JFK securities for U.S. federal income tax purposes. The discussion below with respect to JFK securities should also apply to holders of JFK Units (as the deemed owner of the underlying component JFK securities).

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE BUSINESS COMBINATION. JFK SHAREHOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE BUSINESS COMBINATION AND OF THE OWNERSHIP AND DISPOSITION OF SINGAPORE NEWCO SECURITIES AFTER THE BUSINESS COMBINATION, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders

If the Reincorporation Merger Qualifies as a Reorganization

The U.S. federal income tax consequences of the Business Combination to U.S. Holders will depend on whether the Reincorporation Merger qualifies as a reorganization under the provisions of Section 368 of the Internal Revenue Code (the “Code”). The provisions of the Code that govern reorganizations are complex and are based on typical transaction structures effected under U.S. law. U.S. Holders should be aware that Singapore NewCo has not requested and does not intend to request a ruling from the IRS with respect to the U.S. federal income tax treatment of the Business Combination. There can be no assurance that the IRS will not take a contrary position to views expressed herein or that a court will not agree with a contrary position of the IRS.

Subject to the passive foreign investment company (“PFIC”) rules discussed below “—Passive Foreign Investment Company Status,” and the discussion below regarding 5 percent shareholders, a U.S. Holder that exchanges its JFK securities pursuant to the Business Combination should not recognize gain or loss on the exchange of JFK securities for Singapore NewCo securities. The aggregate adjusted tax basis of a U.S. Holder in the Singapore NewCo Ordinary Shares received as a result of the Business Combination should equal the aggregate adjusted tax basis of the JFK ordinary shares and the JFK Rights surrendered in the exchange, and the aggregate adjusted tax basis in the Singapore NewCo Warrants received as a result of such exchange should equal the aggregate adjusted tax basis of the JFK Warrants surrendered in the exchange. A U.S. Holder’s holding period for the Singapore NewCo securities received in the exchange should include the holding period for the JFK securities surrendered in the exchange.

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Additionally, if the Reincorporation Merger qualifies as a reorganization, special rules may apply to a U.S. Holder of JFK securities that will own (directly, indirectly or constructively) 5 percent or more (by vote or value) of Singapore NewCo securities immediately following the Reincorporation Merger (a “5 percent U.S. Holder”). To avoid recognizing all of the gain realized in the exchange, a 5 percent U.S. Holder may need to enter into a gain recognition agreement in accordance with applicable U.S. Treasury regulations. In addition, a 5 percent U.S. Holder may be required to file certain annual information statements with its U.S. federal income tax returns for each of the first five full taxable years following the taxable year of the Reincorporation Merger.

U.S. Holders should consult their own tax advisors as to the particular consequences to them of the exchange of JFK securities for Singapore NewCo securities pursuant to the Business Combination, the qualification of the Reincorporation Merger as a reorganization, and the potential application of Sections 367(a) and 367(b) to the Reincorporation Merger.

If the Reincorporation Merger Does Not Qualify as a Reorganization

If the Reincorporation Merger fails to qualify as a Reorganization, and subject to the PFIC rules discussed below “—Passive Foreign Investment Company Status,” a U.S. Holder that exchanges its JFK securities for the consideration under the Business Combination will recognize gain or loss equal to the difference between (i) the sum of (a) the fair market value of the Singapore NewCo securities received and (b) the fair market value of any other consideration received pursuant to the Business Combination and (ii) the U.S. Holder’s adjusted tax basis in the JFK securities exchanged. A U.S. Holder’s aggregate tax basis in the Singapore NewCo securities received will be the fair market value of those securities on the date the U.S. Holder receives them. The U.S. Holder’s holding period for the Singapore NewCo securities received pursuant to the Business Combination will begin on the day after the date the U.S. Holder receives such Singapore NewCo securities.

Such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the U.S. Holder’s holding period for the JFK securities exceeds one year at the time of the Business Combination. Long-term capital gains of non-corporate U.S. Holders, including individuals, currently are subject to reduced rates of U.S. federal income taxation. The deductibility of capital losses is subject to limitations under the Code. Any such gain or loss recognized by a U.S. Holder will generally be treated as U.S. source gain or loss

U.S. Federal Income Tax Consequences of Ownership and Disposition of Singapore NewCo Securities

The following discussion is a summary of certain material U.S. federal income tax consequences of the ownership and disposition of Singapore NewCo securities to U.S. Holders who receive such Singapore NewCo securities pursuant to the Business Combination.

Distribution on Singapore NewCo Ordinary Shares

Subject to the PFIC rules discussed below “—Passive Foreign Investment Company Status,” the gross amount of any distribution on Singapore NewCo Ordinary Shares that is made out of Singapore NewCo’s current and accumulated profits (as determined for U.S. federal income tax purposes) will generally be taxable to a U.S. Holder as ordinary dividend income on the date such distribution is actually or constructively received by such U.S. Holder. Any such dividends paid to corporate U.S. Holders generally will not qualify for the dividends-received deduction that may otherwise be allowed under the Code.

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Dividends received by non-corporate U.S. Holders, including individuals, from a “qualified foreign corporation” may be eligible for reduced rates of taxation, provided that certain holding period requirements and other conditions are satisfied. For these purposes, a non-U.S. corporation will be treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. U.S. Treasury Department guidance indicates that shares listed on the NASDAQ (on which Singapore NewCo intends to apply to list the Singapore NewCo Ordinary Shares) will be considered readily tradable on an established securities market in the United States. Even if the Singapore NewCo Ordinary Shares are listed on NASDAQ, there can be no assurance that the Singapore NewCo Ordinary Shares will be considered readily tradable on an established securities market in future years. Non-corporate U.S. Holders that do not meet a minimum holding period requirement or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation regardless of Singapore NewCo’s status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. Finally, Singapore NewCo will not constitute a qualified foreign corporation for purposes of these rules if it is a PFIC for the taxable year in which it pays a dividend or for the preceding taxable year. See the discussion below under “—Passive Foreign Investment Company Status.”

The amount of any dividend paid in foreign currency will be the U.S. dollar value of the foreign currency distributed by Singapore NewCo, calculated by reference to the exchange rate in effect on the date the dividend is includible in the U.S. Holder’s income, regardless of whether the payment is in fact converted into U.S. dollars on the date of receipt. Generally, a U.S. Holder should not recognize any foreign currency gain or loss if the foreign currency is converted into U.S. dollars on the date the payment is received. However, any gain or loss resulting from currency exchange fluctuations during the period from the date the U.S. Holder includes the dividend payment in income to the date such U.S. Holder actually converts the payment into U.S. dollars will be treated as ordinary income or loss. That currency exchange income or loss (if any) generally will be income or loss from U.S. sources for foreign tax credit limitation purposes.

To the extent that the amount of any distribution made by Singapore NewCo on the Singapore NewCo Ordinary Shares exceeds Singapore NewCo’s current and accumulated earnings and profits for a taxable year (as determined under U.S. federal income tax principles), the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of the U.S. Holder’s Singapore NewCo Ordinary Shares, and to the extent the amount of the distribution exceeds the U.S. Holder’s tax basis, the excess will be taxed as capital gain recognized on a sale or exchange as described below under “—Sale, Exchange, Redemption or Other Taxable Disposition of Singapore NewCo Securities.”

Sale, Exchange, Redemption or Other Taxable Disposition of Singapore NewCo Securities

Subject to the discussion below under “—Passive Foreign Investment Company Status,” a U.S. Holder will generally recognize gain or loss on any sale, exchange, redemption, or other taxable disposition of Singapore NewCo Ordinary Shares and Singapore NewCo Warrants in an amount equal to the difference between the amount realized on the disposition and such U.S. Holder’s adjusted tax basis in such Singapore NewCo Ordinary Shares or Singapore NewCo Warrants. Any gain or loss recognized by a U.S. Holder on a taxable disposition of Singapore NewCo Ordinary Shares or Singapore NewCo Warrants will generally be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period in the Singapore NewCo Ordinary Shares or Singapore NewCo Warrants exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. Holders (including individuals). The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder on the sale or exchange of Singapore NewCo Ordinary Shares or Singapore NewCo Warrants will generally be treated as U.S. source gain or loss.

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Exercise or Lapse of a Singapore NewCo Warrant

Except as discussed below with respect to the cashless exercise of a Singapore NewCo Warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a Singapore NewCo ordinary share on the exercise of a Singapore NewCo Warrant for cash. A U.S. Holder’s tax basis in a Singapore NewCo ordinary share received upon exercise of the Singapore NewCo Warrant generally will be an amount equal to the sum of the U.S. Holder’s tax basis in the Singapore NewCo Warrant exchanged therefor and the exercise price. The U.S. Holder’s holding period for a Singapore NewCo ordinary share received upon exercise of the Singapore NewCo Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the Singapore NewCo Warrants and will not include the period during which the U.S. Holder held the Singapore NewCo Warrants. If a Singapore NewCo Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the Singapore NewCo Warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s basis in the Singapore NewCo Ordinary Shares received would equal the holder’s basis in the Singapore NewCo Warrant. If the cashless exercise were treated as not being a gain recognition event, a U.S. Holder’s holding period in the Singapore NewCo Ordinary Shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the Singapore NewCo Warrant. If the cashless exercise were treated as a recapitalization, the holding period of the Singapore NewCo ordinary share would include the holding period of the Singapore NewCo Warrant.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder would recognize gain or loss with respect to the portion of the exercised Singapore NewCo Warrants treated as surrendered to pay the exercise price of the Singapore NewCo Warrants (the “surrendered warrants”). The U.S. Holder would recognize capital gain or loss with respect to the surrendered warrants in an amount generally equal to the difference between (i) the fair market value of the Singapore NewCo Ordinary Shares that would have been received with respect to the surrendered warrants in a regular exercise of the Singapore NewCo Warrants and (ii) the sum of the U.S. Holder’s tax basis in the surrendered warrants and the aggregate cash exercise price of such warrants (if they had been exercised in a regular exercise). In this case, a U.S. Holder’s tax basis in the Singapore NewCo Ordinary Shares received would equal the U.S. Holder’s tax basis in the Singapore NewCo Warrants exercised plus (or minus) the gain (or loss) recognized with respect to the surrendered warrants. A U.S. Holder’s holding period for the Singapore NewCo Ordinary Shares would commence on the date following the date of exercise (or possibly the date of exercise) of the Singapore NewCo Warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Certain U.S. Federal Income Tax Consequences of Exercising Redemption Rights

In the event that a U.S. Holder elects to redeem its JFK ordinary shares for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale or exchange of the JFK ordinary shares under Section 302 of the Code. If the redemption qualifies as a sale or exchange of the JFK ordinary shares, the U.S. Holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder’s adjusted tax basis in the JFK ordinary shares surrendered in such redemption transaction. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the JFK ordinary shares redeemed exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

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If the redemption does not qualify as a sale or exchange of JFK ordinary shares, the U.S. Holder will be treated as receiving a corporate distribution. Such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from JFK’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in the JFK ordinary shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the ordinary shares. Dividends paid to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations) and provided certain holding period requirements are met, dividends paid to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. However, it is unclear whether the redemption rights with respect to the JFK ordinary shares may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

Whether a redemption qualifies for sale or exchange treatment will depend largely on the total number of shares of JFK ordinary shares treated as held by the U.S. Holder (including any JFK ordinary shares constructively owned by the U.S. Holder as a result of owning JFK Warrants or JFK Rights) relative to all of the shares of JFK ordinary shares outstanding both before and after the redemption. The redemption of JFK ordinary shares generally will be treated as a sale or exchange of the JFK ordinary shares (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in JFK or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only JFK ordinary shares actually owned by the U.S. Holder, but also shares of JFK ordinary shares that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include JFK ordinary shares which could be acquired pursuant to the exercise of the JFK Warrants or JFK Rights. In order to meet the substantially disproportionate test, the percentage of JFK’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of the JFK ordinary shares must, among other requirements, be less than 80% of the percentage of JFK’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (i) all of the shares of the JFK ordinary shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the shares of the JFK ordinary shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other JFK ordinary shares. The redemption of the JFK ordinary shares will not be essentially equivalent to a dividend if a U.S. Holder’s conversion results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in JFK. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in JFK will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption.

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If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution. After the application of those rules regarding corporate distributions, any remaining tax basis of the U.S. Holder in the redeemed ordinary shares will be added to the U.S. Holder’s adjusted tax basis in its remaining JFK ordinary shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in its JFK Warrants or possibly in other JFK ordinary shares constructively owned by it.

Passive Foreign Investment Company Status

A non-U.S. corporation will be classified as a PFIC for any taxable year (a) if at least 75 percent of its gross income consists of passive income, such as dividends, interest, rents and royalties (except for rents and royalties earned in the active conduct of a trade or business), and gains on the disposition of property that produces such income, or (b) if at least 50 percent of the average value of its assets (determined on the basis of a quarterly average) is attributable to assets that produce, or are held for the production of, passive income (including for this purpose its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25 percent of the interest, by value).

Because the classification of a non-U.S. corporation as a PFIC is a factual determination made annually after the close of each taxable year, JFK has not provided assurance that it was not a PFIC for its 2019 taxable year. If (a) JFK has been a PFIC for any taxable year during the holding period of a U.S. Holder (and a U.S. Holder of JFK securities has not made certain elections with respect to its JFK securities), and (b) Singapore NewCo is not a PFIC in the taxable year of the Business Combination, such U.S. Holder would likely recognize gain (but not loss if the Reincorporation Merger qualifies as a reorganization) upon the exchange of JFK securities for Singapore NewCo securities pursuant to the Business Combination. The gain (or loss) would be computed as described above under “— Consequences if the Reincorporation Merger Does Not Qualify as a Reorganization.” Any such gain recognized by such U.S. Holder on the exchange of JFK securities for Singapore NewCo securities would be allocated ratably over the U.S. Holder’s holding period for the JFK securities. Such amounts allocated for the current taxable year and any taxable year prior to the first taxable year in which JFK was a PFIC would be treated as ordinary income, and not as capital gain, in the U.S. Holder’s taxable year, and such amounts allocated to each other taxable year beginning with the year that JFK became a PFIC would be taxed at the highest tax rate in effect for each year to which the gain was allocated, together with a special interest charge on the tax attributable to each such year.

Because the classification of a non-U.S. corporation as a PFIC is a factual determination made annually after the close of each taxable year, Singapore NewCo has not provided assurance that it was not a PFIC for its 2018 taxable year or for any prior year. If Singapore NewCo were characterized as a PFIC for any taxable year, U.S. Holders of Singapore NewCo securities would suffer adverse tax consequences. These consequences may include having gains realized on the disposition of Singapore NewCo securities treated as ordinary income rather than capital gains, and being subject to punitive interest charges on certain dividends and on the proceeds of the sale or other disposition of the Singapore NewCo securities. U.S. Holders would also be subject to annual information reporting requirements. In addition, if Singapore NewCo were a PFIC in a taxable year in which Singapore NewCo paid a dividend or the prior taxable year, such dividends would not be eligible to be taxed at the reduced rates applicable to qualified dividend income (as discussed above).

U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to the exchange of JFK securities for the consideration pursuant to the Business Combination and, after the Business Combination, their ownership of the Singapore NewCo securities.

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Information Reporting and Backup Withholding

In general, information reporting requirements will apply to dividends received by U.S. Holders of Singapore NewCo Ordinary Shares (including constructive dividends), and the proceeds received on the disposition of Singapore NewCo Ordinary Shares and Singapore NewCo Warrants effected within the United States (and, in certain cases, outside the United States), in each case, other than U.S. Holders that are exempt recipients (such as corporations). Information reporting requirements will also apply to redemptions from U.S. Holders of JFK ordinary shares. Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent or the U.S. Holder’s broker) or is otherwise subject to backup withholding.

Certain U.S. Holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar threshold are required to report information to the IRS relating to Singapore NewCo securities, subject to certain exceptions (including an exception for Singapore NewCo securities held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return, for each year in which they hold Singapore NewCo securities. In addition to these requirements, U.S. Holders may be required to annually file FinCEN Report 114 (Report of Foreign Bank and Financial Accounts) with the U.S. Department of Treasury. U.S. Holders should consult their own tax advisors regarding information reporting requirements relating to their ownership of Singapore NewCo securities.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Required Vote

Approval of the Reincorporation Merger Proposal requires the affirmative vote of the holders of a majority of the JFK ordinary shares as of the record date represented in person or by proxy at the Meeting and entitled to vote and voting thereon. Adoption of the Reincorporation Merger Proposal is conditioned upon the adoption of the Share Exchange Proposal. It is important for you to note that in the event that either of the Reincorporation Merger Proposal or the Share Exchange Proposal is not approved, then JFK will not consummate the Business Combination.

Recommendation of JFK’s Board of Directors

After careful consideration, JFK’s Board of Directors determined that the Reincorporation Merger forming part of the Business Combination with Diginex is in the best interests of JFK and its shareholders. On the basis of the foregoing, JFK’s Board of Directors has approved and declared advisable the Business Combination with Diginex and recommends that you vote or give instructions to vote “FOR” adoption of the Reincorporation Merger Proposal.

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PROPOSAL nO. 2

THE SHARE EXCHANGE PROPOSAL

The discussion in this proxy statement/prospectus of the Business Combination and the principal terms of the Amended Share Exchange Agreement, is subject to, and is qualified in its entirety by reference to, the Amended Share Exchange Agreement. The full text of the Share Exchange Agreement is attached hereto as Annex A, and the full text of the Amendment is attached hereto as Annex B, which are both incorporated by reference herein.

General Description of the Business Combination

Business Combination with Diginex; Business Combination Consideration

Upon the closing of the Business Combination, the Sellers shall sell, transfer, convey, assign and deliver to JFK all of the issued and outstanding ordinary shares of Diginex owned by the Sellers in exchange for the issuance to the Sellers of an aggregate of 20,000,000 Singapore NewCo Ordinary Shares. As a result, Diginex will become a wholly-owned subsidiary of JFK and an indirect wholly-owned subsidiary of Singapore NewCo. Of the 20,000,000 Singapore NewCo Ordinary Shares issued to the Sellers, the 2,000,000 Escrow Shares (issued as partly paid) shall be deposited into an escrow account for the Escrow Period to satisfy any potential indemnification claims against the Sellers brought pursuant to the Amended Share Exchange Agreement. The Singapore NewCo Ordinary Shares issuable to the Sellers in the Business Combination shall be subject to a lock-up agreement for a period of (i) six months for Sellers holding less than 2.5% of the Singapore NewCo Ordinary Shares post-Business Combination, and (ii) 12 months for Sellers holding 2.5% or more of the Singapore NewCo Ordinary Shares post-Business Combination.

The Escrow Shares will be issued as partly paid. If any claims for indemnification are to be satisfied by withholding any or all Escrow Shares from the Sellers at the end of the Escrow Period, those Escrow Shares shall be forfeited and cancelled. Any Escrow Shares released from the escrow account to the Representative for distribution to the Sellers shall be deemed fully paid Singapore NewCo Ordinary Shares as of the time of such release; provided, that no Seller shall be required to pay any additional amount (in cash or otherwise) to Singapore NewCo in connection with the receipt of fully paid Singapore NewCo Ordinary Shares as part of the aforementioned escrow arrangement.

At the closing of the Share Exchange, the Diginex Options outstanding under Diginex’s existing incentive plan, whether vested or unvested, will be cancelled and the holders of the Diginex Options will receive options to acquire Singapore NewCo Options in exchange for such cancellation. The Singapore NewCo Options may not be transferred, assigned or sold for a period of 15 months following the consummation of the Business Combination. Each Singapore NewCo Option acquired in exchange for the cancellation of Diginex Options will be non-transferable and will, automatically and without any required action or payment on the part of any holder or beneficiary thereof, be converted into one (1) Singapore NewCo Ordinary Share, which Singapore NewCo Ordinary Shares will be issued to each holder of a Singapore NewCo Option as follows: (i) one-third (1/3) on the date that is fifteen (15) months after the Closing Date, (ii) one-third (1/3) on the date that is eighteen (18) months after the Closing Date and (iii) one-third (1/3) on the date that is twenty-one (21) months after the Closing Date, in the case of each of (i), (ii) and (iii), rounded to the nearest Singapore NewCo Ordinary Share. The conversion of a Singapore NewCo Option into Singapore NewCo Ordinary Shares is subject, in each case, to the following: (i) with respect to a holder of Singapore NewCo Options who is an employee of Singapore NewCo, Diginex or their affiliates, such holder has not resigned from such employment or been terminated for cause, and (ii) with respect to a holder of Singapore NewCo Options who is an independent contractor of Singapore NewCo, Diginex or their affiliates, the contractual relationship that gave rise to the original issuance of the Singapore NewCo has not been terminated on the date that is fifteen (15) months after the consummation of the Share Exchange. The Singapore NewCo Options to be issued in the Share Exchange will be separate from and in addition to any options or other awards issued or issuable under the Incentive Plan.

In addition, the Sellers shall be entitled to receive an additional 5,000,000 Earnout Shares after the closing of the Business Combination if the closing price of the Singapore NewCo Ordinary Shares on Nasdaq (or any other applicable securities exchange) is equal to or greater than the stock prices set forth below during the Trading Period following the closing of the Business Combination until the applicable milestone date: (1) 2,000,000 Earnout Shares if the closing price is USD$15.00 during any Trading Period ending on or before December 31, 2020; (2) 2,000,000 Earnout Shares if the closing price is USD$20.00 during any Trading Period ending on or before December 31, 2021; and (3) 1,000,000 Earnout Shares if the closing price is USD$30.00 during any Trading Period ending on or before December 31, 2022. All share and per share amounts above shall be proportionally adjusted for share splits, dividends, and similar events.

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Singapore NewCo may issue such number of shares as may be approved by its shareholders and authorized by its directors, in accordance with the terms of its constitution. Singapore NewCo’s shares have no par value.

After the Business Combination, assuming (i) there are no redemptions of our public shares and no Dissenting Shares, (ii) there is no exercise of the Singapore NewCo Warrants or the Singapore NewCo Options, and (iii) the Notes have not been converted, JFK’s current public shareholders will own approximately 21.9% of Singapore NewCo, JFK’s current directors, officers and affiliates will own approximately 5.9% of Singapore NewCo, and the Sellers will own approximately 69.4% of Singapore NewCo. Assuming redemption by holders of [●] of JFK’s ordinary shares, JFK public shareholders will own approximately [●]% of Singapore NewCo, JFK’s current directors, officers and affiliates will own approximately [●]% of Singapore NewCo, and the Sellers will own approximately [●]% of Singapore NewCo.

Assuming the Reincorporation Merger Proposal and the Share Exchange Proposal are approved, JFK expects to close the Business Combination on [●], 2020.

The Amended Share Exchange Agreement

The following is a summary of the material provisions of the Share Exchange Agreement and the Amendment, copies of which are attached as Annex A and Annex B, respectively, to this proxy statement/prospectus. You are encouraged to read the Share Exchange Agreement and the Amendment in their entirety for a more complete description of the terms and conditions of the Business Combination.

Share Exchange with Diginex

On July 9, 2019, JFK entered into the Share Exchange Agreement with Diginex, the Sellers and the Representative. Under the Share Exchange Agreement, upon the closing of the Business Combination and the transactions contemplated therein, the Sellers were to sell, transfer, convey, assign and deliver to JFK all of the issued and outstanding ordinary shares of Diginex owned by the Sellers in exchange for the issuance to the Sellers of an aggregate of 20,000,000 JFK ordinary shares. As a result, Diginex would have become a wholly-owned subsidiary of JFK, and JFK would have changed its name to “Diginex Limited.”

On October 8, 2019, each of the parties to the Share Exchange Agreement entered into the Amendment with Singapore NewCo and BVI NewCo for the purpose of joining both entities as parties to the Share Exchange Agreement. The Amendment reflects, among other things, that the Reincorporation Merger will be effective prior to the consummation of the Share Exchange, whereby JFK will be the surviving entity and become a wholly-owned subsidiary of Singapore NewCo pursuant to the Merger Agreement and Plan of Merger. At the closing of the Reincorporation Merger, Singapore NewCo will issue ordinary shares and warrants to JFK’s shareholders, as set forth in the Merger Agreement. The Amendment also provides, among other things, (i) that Singapore NewCo Ordinary Shares (as defined below) will be issued to the Sellers in the Share Exchange in lieu of JFK ordinary shares, (ii) that references to the proxy statement in the Share Exchange Agreement are replaced with references to this proxy statement/prospectus, and (v) that references to the Purchaser and its obligations (x) post-closing, (y) with respect to Nasdaq matters, and (z) for directors’ and officers’ indemnification and liability insurance in the Share Exchange Agreement, are replaced with Singapore NewCo.

On January 28, 2020, each of the parties to the Share Exchange Agreement and the Amendment entered into an amendment to the Share Exchange Agreement (the “Second Amendment,” and together with Amendment and the Share Exchange Agreement, the “Amended Share Exchange Agreement”), for the purpose of increasing the size of Diginex’s permitted pre-Closing Date private placement of its ordinary shares from $30 million to $50 million.

The 20,000,000 Singapore NewCo Ordinary Shares issued to the Sellers will be subject to a lock-up agreement for a period of (i) six months for Sellers holding less than 2.5% of the Singapore NewCo Ordinary Shares post-closing, and (ii) 12 months for Sellers holding 2.5% or more of the Singapore NewCo Ordinary Shares post-closing. Of the 20,000,000 Singapore NewCo Ordinary Shares issued to the Sellers, the Escrow Shares (issued as partly paid) shall be deposited into an escrow account for the Escrow Period to satisfy any potential indemnification claims against the Sellers brought pursuant to the Share Exchange Agreement. The Escrow Shares will be issued as partly paid. If any claims for indemnification are to be satisfied by withholding any or all Escrow Shares from the Sellers at the end of the Escrow Period, those Escrow Shares shall be forfeited and cancelled. Any Escrow Shares released from the escrow account to the Representative for distribution to the Sellers shall be deemed fully paid Singapore NewCo Ordinary Shares as of the time of such release; provided, that no Seller shall be required to pay any additional amount (in cash or otherwise) to Singapore NewCo in connection with the receipt of fully paid Singapore NewCo Ordinary Shares as part of the aforementioned escrow arrangement.

At the closing of the Share Exchange, the Diginex Options outstanding under Diginex’s existing incentive plan, whether vested or unvested, will be cancelled and the holders of the Diginex Options will receive options to acquire Singapore NewCo Options in exchange for such cancellation. The Singapore NewCo Options may not be transferred, assigned or sold for a period of fifteen (15) months following the consummation of the Business Combination. Each Singapore NewCo Option acquired in exchange for the cancellation of Diginex Options will, automatically and without any required action or payment on the part of any holder or beneficiary thereof, be converted into one (1) Singapore NewCo Ordinary Share, which Singapore NewCo Ordinary Shares will be issued to each holder of a Singapore NewCo Option as follows: (i) one-third (1/3) on the date that is fifteen (15) months after the Closing Date, (ii) one-third (1/3) on the date that is eighteen (18) months after the Closing Date and (iii) one-third (1/3) on the date that is twenty-one (21) months after the Closing Date, in the case of each of (i), (ii) and (iii), rounded to the nearest Singapore NewCo Ordinary Share. The conversion of a Singapore NewCo Option into Singapore NewCo Ordinary Shares is subject, in each case, to the following: (i) with respect to a holder of Singapore NewCo Options who is an employee of Singapore NewCo, Diginex or their affiliates, such holder has not resigned from such employment or been terminated for cause, and (ii) with respect to a holder of Singapore NewCo Options who is an independent contractor of Singapore NewCo, Diginex or their affiliates, the contractual relationship that gave rise to the original issuance of the Singapore NewCo has not been terminated on the date that is fifteen (15) months after the Closing Date as set forth in a customary option award agreement to be entered into between Singapore NewCo and each holder who is issued a Singapore NewCo Option. The Singapore NewCo Options will not convert if a holder resigns or is terminated for cause during the fifteen (15) month period.

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The Sellers will be entitled to receive an additional 5,000,000 Earnout Shares after the closing of the Business Combination if the closing price of Singapore NewCo Ordinary Shares on Nasdaq (or any other applicable securities exchange) is equal to or greater than the stock prices set forth below during the Trading Period following the closing of the Business Combination until the applicable milestone date: (1) 2,000,000 Earnout Shares if the closing price is USD$15.00 during any Trading Period ending on or before December 31, 2020; (2) 2,000,000 Earnout Shares if the closing price is USD$20.00 during any Trading Period ending on or before December 31, 2021; and (3) 1,000,000 Earnout Shares if the closing price is USD$30.00 during any Trading Period ending on or before December 31, 2022. All share and per share amounts above shall be proportionally adjusted for share splits, dividends, and similar events.

Upon the closing of the Business Combination, Singapore Newco’s board of directors will consist of seven directors, all of whom will be designated by the Sellers.

Representations and Warranties

Diginex makes certain representations and warranties (with certain exceptions set forth in the disclosure schedules to the Amended Share Exchange Agreement) relating to, among other things: (a) corporate existence and power; (b) authorization, execution, delivery and performance of the Agreement and other transaction documents; (c) governmental authorizations; (d) non-contravention; (e) capitalization; (f) accuracy of charter documents; (g) corporate records, (h) subsidiaries, (i) consents; (j) financial statements; (k) books and records (l) absence of certain changes; (m) real property, properties and title to assets; (n) litigation; (o) contracts; (p) licenses and permits; (q) compliance with laws; (r) intellectual property; (s) accounts receivable and payable and loans; (t) pre-payments; (u) employees and employment matters, including employee benefits and compensation and withholding; (v) tax matters; (w) finders’ fees; (x) powers of attorney and suretyships; (y) directors and officers, (z) certain business practices, including those related to foreign corrupt practices, (aa) insurance; and (bb) related party transactions.

JFK makes certain representations and warranties (with certain exceptions set forth in the disclosure schedules to the Amended Share Exchange Agreement) relating to, among other things: (a) corporate existence and power; (b) authorization, execution, delivery and performance of the Amended Share Exchange Agreement and other transaction documents; (c) governmental authorizations; (d) non-contravention; (e) finders’ fees; (f) capitalization; (g) information supplied; (h) litigation; (i) trust account; (j) the continued Nasdaq listing; (k) no market manipulation; (l) Sarbanes-Oxley Act compliance; (m) that JFK is not an “investment company”; (n) SEC documents and financial statements; (o) no undisclosed liabilities; (p) interested party transactions; (q) certain business practices, including those related to foreign corrupt practices; (r) compliance with money laundering laws; and (s) business activities.

Singapore NewCo makes certain representations and warranties relating to, among other things: (a) corporate existence and power; (b) authorization, execution, delivery and performance of the Amendment and other transaction documents; (c) governmental authorizations; (d) non-contravention; (e) finders’ fees; (f) issuance of shares; (g) capitalization; (h) business activities, and (i) no other representations and warranties.

BVI NewCo makes certain representations and warranties relating to, among other things: (a) corporate existence and power; (b) authorization, execution, delivery and performance of the Amendment and other transaction documents; (c) governmental authorizations; (d) non-contravention; (e) finders’ fees; (f) capitalization; and (g) business activities.

Conduct Prior to Closing; Covenants

Each of Diginex and JFK has agreed to operate its business in the ordinary course prior to the closing of the Business Combination (with certain exceptions) and not to take certain specified actions without the prior written consent of the other party.

The Amended Share Exchange Agreement also contains certain customary covenants, including covenants relating to:

●	Each party providing access to their books and records;

●	Each party providing notice to the other party of certain events, including the occurrence of any fact or circumstance that constitutes or results, or its reasonably expected to constitute or result in a material adverse effect on either party or on the completion of the Business Combination, including, without limitation, notice of any action commenced or threatened against either part and notice of or other communication from any governmental authority in connection with the Business Combination;

●	Each party partaking in the preparation of, and JFK filing with the SEC, and with all other applicable regulatory bodies, proxy materials for the purpose of soliciting proxies from holders of JFK’s ordinary shares to, among other things, vote in favor of the adoption of this Agreement and the approval of the transactions contemplated hereby;

●	JFK and Diginex preparing a mutually agreeable long-term incentive plan for certain key employees of Singapore NewCo and its subsidiaries following the closing of the Business Combination;

●	JFK using commercially reasonable efforts to assist Singapore NewCo to qualify to be listed on Nasdaq;

●	Singapore NewCo taking all actions necessary to maintain its listing on the Nasdaq Capital Market;

●	Diginex using commercially reasonable efforts to obtain repayment of certain monetary advances; and

●	BVI NewCo and JFK effectuating the Reincorporation Merger with JFK as the surviving entity pursuant to the Merger Agreement and the Plan of Merger.

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Conditions to Closing

General Conditions

The obligation of the parties to consummate the Business Combination, in addition to the individual conditions described below, are conditioned upon, among other things, each of the following:

●	no applicable law or Order (as defined in the Agreement) that restrains, prohibits or imposes any condition on the consummation of the Closing shall be in force;

●	no Action being brought by any governmental Authority to enjoin or otherwise restrict the consummation of the Closing;

●	the Additional Agreements (as defined in the Agreement) shall have been entered into by each party thereto and the same shall be in full force and effect;

●	JFK having at least $5,000,001 in the trust account after any redemptions of ordinary shares;

●	JFK having obtained the approval of the Business Combination by its shareholders at a duly convened meeting of shareholders;

●	the Singapore NewCo Ordinary Shares to be issued to the Sellers and to the holders of JFK having been approved for listing on Nasdaq; and

●	JFK’s redemption of any ordinary shares having been completed in accordance with the terms of JFK’s Amended and Restated Memorandum and Articles of Association and the Share Exchange Agreement.

Diginex’s Conditions to Closing

Diginex’s obligation to consummate the Share Exchange forming part of the Business Combination, in addition to the conditions described above, are conditioned upon, among other things, each of the following:

●	JFK having performed in all material respects with its obligations required to be performed by it in Amended Share Exchange Agreement at or prior to the closing of the Business Combination;

●	the representations and warranties of JFK, being true on and correct as of the closing date of the Business Combination as if made at and as of such time (except for representations and warranties that speak as of a specific date prior to the Closing Date, in which case such representations and warranties need only be true and correct as of such earlier date); provided, that this condition shall be deemed satisfied unless any and all inaccuracies in such representations and warranties, in the aggregate, result in a Purchaser Material Adverse Effect (as defined in the Amended Share Exchange Agreement), in each case without giving effect to any limitation as to materiality or JFK Material Adverse Effect set forth therein;

●	JFK shall have executed and delivered to Diginex a copy of each Additional Agreement to which it is a party;

●	the Sellers’ designees shall have been appointed to the Singapore NewCo board of directors, effective as of the closing of the Business Combination;

●	there shall have not occurred and be continuing any Purchaser Material Adverse Effect;

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●	Singapore NewCo shall have filed with the Accounting and Corporate Regulatory Authority of Singapore the Amended and Restated Constitution in the form included in the Proxy Statement and approved by JFK’s shareholders at the Meeting; and

●	the Reincorporation Merger shall have been consummated.

JFK’s Conditions to Closing

JFK’s obligation to consummate the Business Combination, in addition to the conditions described above in the first paragraph of this section, are conditioned upon, among other things, each of the following:

●	Diginex having performed in all material respects its obligations required to be performed by it in the Share Exchange Agreement at or prior to the closing of the Business Combination;

●	there shall have not occurred and be continuing any Diginex Material Adverse Effect (as defined in the Amended Share Exchange Agreement) on Diginex and its subsidiaries;

●	the representations and warranties of Diginex being true and correct on and as of the closing of the Business Combination as if made at and as of such time (except for representations and warranties that speak as of a specific date prior to the closing date, in which case such representations and warranties need only be true and correct as of such earlier date); provided, that with the exception of representations and warranties relating to corporate existence and power, authorization, execution, delivery and performance of the Amended Share Exchange Agreement and other transaction documents, non-contravention, capitalization, and finders’ fees, this condition shall be deemed satisfied unless any and all inaccuracies in such representations and warranties, in the aggregate, result in a Company Material Adverse Effect (as defined in the Amended Share Exchange Agreement), in each case without giving effect to any limitation as to materiality or Company Material Adverse Effect set forth therein;

●	there shall have not occurred and be continuing any Diginex Material Adverse Effect;

●	Diginex’s key personnel shall have executed non-compete agreements and Diginex shall have entered into labor agreements with each of its employees to the extent required by law, and satisfied all accrued obligations applicable to its employees; and

●	Diginex shall have provided executed copies of lock-up agreements by each of the Sellers.

Mutual Indemnification

From and after the closing date, Diginex and the Sellers, severally, but not jointly, will indemnify JFK and each director, officer, employees and agents of JFK and each of its subsidiaries who served in such role at any time prior to the closing of the Business Combination from and against any claims, damages, costs, expenses, losses, or other liabilities whatsoever and all reasonable and actual attorneys’ fees and other reasonable and actual costs and expenses (collectively, the “Claim”), brought by any third party and arising out of or relating to any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties and covenants of Diginex contained in the Amended Share Exchange Agreement or any certificate or other writing delivered pursuant thereto. The indemnification obligation shall survive for a period of twelve months following the closing of the Business Combination. The escrow shares will be released from escrow for purposes of satisfying the indemnification obligations of Diginex and the Sellers, with such shares being valued at USD$10.00 per share. No Claim by JFK shall be indemnified unless it exceeds USD$50,000, at which time any Claims in excess of USD$50,000 shall be subject to indemnification under the Amended Share Exchange Agreement. In the event that Diginex or the Sellers are liable for any indemnification obligations under the Amended Share Exchange Agreement, such obligation shall be paid exclusively from the Escrow Shares and such indemnification shall not exceed the deemed value of the Escrow Shares.

From and after the closing of the Business Combination, Singapore NewCo shall, and cause its affiliates (including Diginex and its subsidiaries after the closing of the Business Combination) to, indemnify and hold harmless each Seller and prior directors and officers of Diginex and each of its subsidiaries who served in such role at any time prior to the closing of the Business Combination against any Claims incurred in connection with any action against JFK, arising out of or pertaining to matters existing or occurring at or prior to the closing of the Business Combination, whether asserted or claimed prior to, at or after the closing of the Business Combination, to the fullest extent that JFK or its affiliates, as the case may be, would have been permitted under applicable law and JFK’s organizational documents in effect on the date of the Amended Share Exchange Agreement to indemnify such person (including the advancing of expenses as incurred to the fullest extent permitted under applicable law).

Termination

The Amended Share Exchange Agreement may be terminated at any time prior to the closing of the Business Combination by:

●	Either Diginex or JFK in the event that the closing of the Business Combination has not occurred on or prior to March 31, 2020; provided that this right to terminate shall not be available to any party whose material breach under the Amended Share Exchange Agreement has been the cause of, or resulted in, the failure of the closing of the Business Combination to have been consummated on or before such date;

●	Either Diginex or JFK in the event an Authority (as defined in the Amended Share Exchange Agreement) shall have issued a final and non-appealable Order(as defined in the Amended Share Exchange Agreement), having the effect of permanently restraining, enjoining or otherwise prohibiting the Business Combination;

●	Either Diginex or JFK in the event that JFK fails to receive approval of the JFK shareholders at the Meeting (subject to any adjournment of the Meeting);

●	Diginex, at its sole option, if the aggregate dollar amount of JFK’s share redemptions would cause the balance of JFK’s trust account (not taking into account any fees and costs relating to the transactions contemplated by the Share Exchange Agreement or otherwise) to be an amount less than $5,000,001;

●	Diginex, at its sole option, if JFK is delisted from Nasdaq prior to the closing; or

●	Either Diginex or JFK if the other party has breached any representation, warranty, covenant or other agreement, or any such representation and warranty shall have become untrue or inaccurate after and such breach has not been cured as set forth in the Share Exchange Agreement.

The foregoing summary of the Amended Share Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Share Exchange Agreement and the Amendment, which are filed as Annex A and Annex B, respectively hereto.

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Registration Rights Agreements

In connection with the IPO, JFK entered into the Sponsor Registration Rights Agreement for the registration for resale under the Securities Act of the Sponsor Registrable Securities. The holders of a majority of the Sponsor Registrable Securities are entitled to make up to two demands that JFK register the Sponsor Registrable Securities. Holders of a majority of the insider shares can elect to exercise these registration rights at any time commencing three months prior to the date on which the insider shares are to be released from escrow. The holders of a majority of the Private Units and securities issuable upon conversion of the Notes can elect to exercise these registration rights at any time after JFK consummates a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a business combination. JFK agreed to bear the expenses incurred in connection with the filing of any such registration statement. As a condition to the consummation of the Business Combination, Singapore NewCo, JFK, the Sponsor and Enterprises will execute a Deed of Novation, pursuant to which Singapore NewCo will assume all the rights, duties, obligations, benefits, interest, duties and liabilities of JFK in, to and under the Sponsor Registration Rights Agreement. Singapore NewCo will bear the expenses incurred in connection with the filing of any such registration statements.

As a condition to the consummation of the Business Combination, Singapore NewCo will enter into the Diginex Registration Rights Agreement governing the registration for resale under the Securities Act of (i) the Singapore NewCo Ordinary Shares issued to Sellers who are not affiliates of Diginex or Singapore NewCo, (ii) all other securities of Diginex (including derivatives thereof, such as options and warrants) held by the Diginex’s officers, directors, nominees, and direct and indirect parents, control persons, affiliates and associates immediately prior to the Business Combination, and (iii) 800,000 Singapore NewCo Ordinary Shares issuable to certain service providers in connection with the closing of the Business Combination (collectively, the “Registrable Securities”). The Diginex Registration Rights Agreement will provide that the holders of a majority of the Registrable Securities can, at any time after the consummation of the Business Combination, make up to two demands that Singapore NewCo register the Registrable Securities. In addition, the holders of the Registrable Securities have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of the Business Combination. Singapore NewCo will bear the expenses incurred in connection with the filing of any such registration statement.

Lock-up Agreements

As a condition to the consummation of the Share Exchange, each Seller will enter into a lock-up agreement with Singapore NewCo with respect to the 20,000,000 Singapore NewCo Ordinary Shares issuable to the Sellers in the Share Exchange. The length of the lock-up period shall be as follows: (i) six months from the Closing Date for Sellers who will hold less than 2.5% of the issued Singapore NewCo Ordinary Shares (excluding treasury shares) after the consummation of the Business Combination, and (ii) 12 months from the Closing Date for Sellers who will hold greater than 2.5% of the issued Singapore NewCo Ordinary Shares (excluding treasury shares) after the consummation of the Business Combination.

Escrow Agreements

Pursuant to the Sponsor Escrow Agreement, all of the insider shares issued and outstanding prior to the date of the IPO were deposited into an escrow account with VStock, as escrow agent. In accordance with such agreement, the Sponsor will not transfer, assign or sell any of the insider shares (except to certain permitted transferees) until (i) with respect to 50% of the insider shares, the earlier of six months after the date of the consummation of the Business Combination and the date on which the closing price of the post-Business Combination company’s shares on Nasdaq equals or exceeds $12.50 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the date of the consummation of the Business Combination, and (2) with respect to the remaining 50% of the insider shares, six months after the date of the consummation of the Business Combination, or earlier, in either case, if, subsequent to the date of the consummation of the Business Combination, the post-Business Combination company consummates a liquidation, merger, share exchange or other similar transaction which results in all of the shareholders having the right to exchange their shares for cash, securities or other property.

In connection with Diginex’s indemnification obligations under the Amended Share Exchange Agreement, Singapore NewCo, the Representative and the Escrow Agent will enter into an escrow agreement at the time of the consummation of the Business Combination. The Escrow Shares (which will not be fully paid at issuance) will be deposited into an escrow account the Escrow Agent for the Escrow Period to satisfy any potential Claims against the Sellers brought pursuant to the Amended Share Exchange Agreement.

The Escrow Shares will be issued as partly paid. During the escrow period, the Sellers shall be entitled to vote and to receive dividends on the Escrow Shares. If any Claims are to be satisfied by withholding part of or all of the Escrow Shares from the Sellers at the end of the Escrow Period, those Escrow Shares will be forfeited and cancelled by Singapore NewCo. Any Escrow Shares released from the escrow account to the Representative for distribution to the Sellers will be deemed fully paid Singapore NewCo Ordinary Shares as of the time of such release and no Seller will be required to pay any additional amount (in cash or otherwise) to Singapore NewCo in connection with the receipt of fully paid Singapore NewCo Ordinary Shares.

Interests of Certain Persons in the Business Combination

When you consider the recommendation of JFK’s Board of Directors in favor of adoption of the Reincorporation Merger Proposal, the Share Exchange Proposal and the other related Proposals, you should keep in mind that JFK’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder, including the following:

●	If the proposed Business Combination is not completed by the date that is 12 months from the closing of the IPO (or extended up to 18 months, as previously described), the 1,437,500 ordinary shares held by the Sponsor, which were acquired prior to the IPO for an aggregate purchase price of $25,000, will be worthless. Such ordinary shares had an aggregate market value of approximately USD$[●] based on the closing price of JFK’s ordinary shares of USD$[●] on Nasdaq as of [●], 2020;

●	If the proposed Business Combination is not completed by the date that is 12 months from the closing of the IPO (or extended up to 18 months, as previously described), the 240,000 Private Units purchased by Enterprises, for a total purchase price of USD$2,400,000, will be worthless. Such Private Units had an aggregate market value of approximately USD$[●] based on the closing price of JFK’s units of USD$[●] on Nasdaq as of [●], 2020;

●	As of February 3, 2020, JFK had $780,000 in aggregate principal amount outstanding under the Notes that, at the option of the Sponsor, are convertible into units of JFK upon the closing of the Business Combination. If the proposed Business Combination is not completed by April 1, 2020, the date that is 12 months from the closing of the IPO (or October 1, 2020, the date that is 18 months from the closing of the IPO, if the time period is extended as previously described herein), then such loans may be repaid;

●	The exercise of JFK’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and in our shareholders’ best interest.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse recapitalization in accordance with IFRS. Under this method of accounting, JFK will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the expectation that the former shareholders of Diginex will have a majority of the voting power of the combined company, that the business of Diginex will comprise the ongoing operations of the combined entity, that persons designated by Diginex will comprise a majority of the governing body of the combined company, and that Diginex’s senior management will comprise the senior management of the combined company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Diginex issuing shares for the net assets of JFK accompanied by a recapitalization. The net assets of JFK will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be deemed to be those of Diginex.

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Regulatory Approvals

The Reincorporation Merger, the Share Exchange and the other transactions contemplated by the Amended Share Exchange Agreement are not subject to any additional U.S. federal or state regulatory requirements or approvals, or any regulatory requirements or approvals under the laws of the British Virgin Islands or Singapore law, except for the registration by the Registrar of Corporate Affairs in the British Virgin Islands of the Articles of Merger.

Background of the Business Combination

Promptly after the closing of the IPO on April 1, 2019, JFK commenced the process of identifying potential business combination targets. Although we did not target a specific industry, we did focus on companies based in Asia. In April 2019, JFK signed non-disclosure agreements with four target companies based in Asia, specifically, an online-to-offline entertainment business based in China, an integrated smart vending business based in Singapore, a ready-to-assemble furniture system business based in Singapore, and a workplace healthcare platform based in Singapore. JFK did not proceed with those targets for the following reasons, among others:

●	low account receivables turnover in the case of the online-to-offline entertainment business; and

●	insufficient or unsatisfactory preliminary diligence provided.

On April 8, 2019, we signed a mergers and acquisitions agreement with Chardan Capital Markets, LLC (“Chardan”), to act as our non-exclusive financial and M&A advisor with respect to a business combination involving JFK and any target or targets introduced by Chardan.

On April 15, 2019, Mr. George Kaufman, Chardan’s Head of Investment Banking, proposed Diginex as a potential business combination target. In an email to our executive directors (Mr. James Tan, our Chief Executive Officer, and Mr. William Yap, our Chief Financial Officer), Mr. Kaufman provided a link to an overview presentation of Diginex, provided a summary of the background of Diginex’s leadership, and introduced us to Mr. Ho (Andrew) Yoon Onn, a consultant to Diginex. Based on the email summary, the presentation information, and our view of Diginex’s business, Mr. Tan decided to meet with Diginex to start the evaluation process. On April 16, 2019, Mr. Ho scheduled a meeting for Mr. Tan and Mr. Yap to meet with the principals of Diginex in Hong Kong.

On April 17, 2019, Mr. Tan, Mr. Yap and Mr. Chan Fook Meng, director of Shine Link Limited, our corporate advisor, met with Mr. Miles Pelham, Diginex’s Chairman, Mr. Richard Byworth, Diginex’s Chief Executive Officer, and Mr. Ho at Diginex’s office in Hong Kong. At the meeting, Diginex presented an overview of its vision of its distributed ledger-based financial services business, its current financials and future projections, the state of development of its technology platform, and a brief background of its key management. Mr. Tan explained the background and purpose of JFK. At the end of this first meeting, both parties agreed to enter into a non-disclosure agreement and exchange further information.

On April 22, 2019, we entered into a non-disclosure agreement with Diginex, and we were given access to the Diginex Virtual Data Room where detailed financial, legal, and corporate information was made available for our review. Between April 22 and May 6, 2019, we did a preliminary study of the information in the data room and an overview of the opportunities in the distributed ledger space.

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On May 1, 2019, a draft letter of intent was prepared by Mr. Tan and Mr. Yap and sent to Mr. Pelham. After further discussion on the draft letter of intent, a final letter of intent was prepared and agreed upon, which reflected certain modifications to the primary terms of the transaction that set forth in the draft letter of intent, such as (i) the 60 day exclusivity period was changed to 45 days; (ii) Diginex would not issue more than $20 million in securities during its fundraising efforts, (iii) the number of shares to be issued to the shareholders of Diginex in the exchange increased from 18 million shares to 20 million shares, (iv) a change in the earnout targets from net profit targets to stock price targets, with up to an additional 4 million shares to be issued to the current shareholders of Diginex if the stock price targets were met, and (v) the inclusion in the final letter of intent of shares to be issued to existing option holders of Diginex, estimated to be approximately 15% of the total number of shares.

On May 6, 2019, JFK entered into a non-binding letter of intent with Diginex.

On June 15, 2019, we and Diginex agreed to extend the exclusivity period under the letter of intent from June 14, 2019, to July 4, 2019.

JFK engaged Loeb to conduct legal due diligence and UHY LLP (“UHY”) to conduct financial due diligence. For technical due diligence of the Diginex platform, JFK engaged Mr. Richard Chow, an independent consultant based in Singapore. Diligence was conducted between May 6, 2019 and July 12, 2019. Around this time, Diginex engaged Winston as its legal advisor.

Due Diligence

On June 23, 2019, Mr. Chow sent us his technical due diligence report. The report concluded that (1) the technical teams in Diginex were competent, (2) the Exchanges should be technically ready by the third/fourth quarter of 2019, and (3) Kelvin should be technically ready by August 2019. On June 25, 2019, the executive directors of JFK discussed the technical due diligence report and were satisfied with the conclusions made therein.

On June 26, 2019, UHY sent us its draft financial due diligence report, citing observations of working capital deficiency, dependency of the financial projections on the timing of the Exchanges being ready, and licenses being issued. That day, Mr. Yap forwarded the draft report to Mr. Paul Ewing, CFO of Diginex, for comments.

On June 28, 2019, a conference call was organized for UHY, Mr. Ewing and Mr. Yap to discuss the draft financial due diligence report and clarify certain items contained therein, and on June 30, 2019, UHY released to us its final financial due diligence report on Diginex, incorporating the comments and responses made by Mr. Ewing during the conference call held on June 28, 2019.

On June 30, 2019, our executive directors discussed the UHY financial due diligence report, noted the observations and conclusions made therein, and determined that they were satisfied with Diginex’s responses recorded in the report.

Share Exchange Agreement

On June 7, 2019, Loeb sent a draft Share Exchange Agreement incorporating the terms of the letter of intent to Mr. Stelios Moussis, the Chief Legal Officer of Diginex, and Winston.

On June 13, 2019, Mr. Moussis proposed, via an email to JFK, revised terms that were less favorable than those envisaged in the letter of intent. The revised draft Share Exchange Agreement amended the structure of the earnout to include an additional one million Earnout Shares if certain stock price targets were met on or before December 31, 2022.

Between June 13 and June 25, 2019, numerous discussions were held at various levels between JFK and Diginex by and among Mr. Chan, Mr. Ho, Mr. Yap, Mr. Ewing, Mr. Pelham and Mr. Tan to discuss the draft of the Share Exchange Agreement and the revised terms.

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From June 17 until June 21, 2019, in order to get a better understanding as to whether Diginex would be an attractive investment opportunity, Chardan arranged for Mr. Pelham and Mr. Byworth to hold confidential meetings with institutional investors in the United States and Canada to gauge investor appetite, valuation, and potential concerns. We were informed during various phone calls with Chardan and Diginex from June 25 until June 26, 2019 that the investor meetings generally went well.

On June 21, 2019, in a phone call with Mr. Tan, Mr. Yap and Mr. Chan, it was concluded that while JFK could consider agreeing to a higher valuation for Diginex, it was important to determine whether Diginex had been successful in its own fund raising and to assess whether institutional investors would consider investing in Diginex.

On June 25, 2019, Mr. Moussis responded to Mr. Chan via email, and confirmed that Diginex had investors willing to invest $10 million, and another $10 million could be expected before the closing of the Business Combination.

On June 29, 2019, Loeb circulated a revised draft Share Exchange Agreement to Diginex and Winston. Between June 29, 2019 to July 7, 2019, there were numerous phone calls between JFK and Diginex to discuss the terms of the transaction and of the Share Exchange Agreement. Numerous drafts of the Share Exchange Agreement were also exchanged between Loeb, Winston, JFK, and Diginex to finalize the terms of the Share Exchange Agreement.

On July 4, 2019, Mr. Tan and Mr. Pelham met in Hong Kong, together with Mr. Ho. At that meeting, they agreed on the revised terms of the draft Share Exchange Agreement.

On July 6, 2019, Mr. Pelham and Mr. Tan discussed over the phone the terms of the JFK ordinary shares to be issued to the holders of Diginex stock options. JFK and Diginex agreed that the holders of Diginex stock options would receive an aggregate of 4.2 million JFK ordinary shares in exchange for the cancellation of their stock options, which ordinary shares would be locked-up for 15 months, and paid over six months from the end of the lock-up period.

On July 9, 2019, the Share Exchange Agreement was signed by JFK, Diginex, the stockholders party thereto and Pelham Limited, as the stockholders’ representative. The Share Exchange Agreement provided for the issuance of 24.2 million JFK ordinary shares (which included 4.2 million shares for the holders of Diginex stock options) at closing, plus the issuance of up to an additional five million JFK ordinary shares if certain stock price targets were met in the period from closing of the business combination to December 31, 2022. It also provided that JFK could terminate the Share Exchange Agreement should it not be reasonably satisfied with its legal due diligence by July 12, 2019.

On July 10, 2019, the signing of the Share Exchange Agreement was announced to the public. JFK subsequently filed a Current Report on Form 8-K including the press release, a copy of the Share Exchange Agreement and a presentation for investors.

Restructuring of the Business Combination

On August 2, 2019, during a telephonic meeting, which included representatives from JFK, Diginex, UHY, Loeb and Winston, Diginex expressed an interest in preparing its financial statements in accordance with International Financial Reporting Standards (“IFRS”) instead of US GAAP. Because only a foreign private issuer is permitted to file with the SEC financial statements prepared in accordance with IFRS, the parties agreed to consummate the Reincorporation Merger as part of the Business Combination, so that we would qualify as a foreign private issuer in the United States as of the closing of the Business Combination.

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On August 24, 2019, Mr. Ewing sent an email to Mr. Yap to confirm that Diginex wanted to use IFRS for purposes of the preparation of its financial statements.

On September 12, 2019, Diginex engaged Shook Lin & Bok LLP to be its local counsel in Singapore to advise in connection with the incorporation of Singapore NewCo and to advise on other matters pertaining to Singapore law, the Reincorporation Merger and the Business Combination.

Between September 15, 2019 and October 1, 2019, drafts of the agreements required to restructure the Business Combination were circulated between JFK, Diginex, Loeb, Winston, Shook Lin & Bok LLP and Conyers Dill & Pearman Pte. Ltd. (JFK’s local counsel in the British Virgin Islands). It was contemplated that the restructuring would be achieved through the Reincorporation Merger, whereby Singapore NewCo would incorporate BVI NewCo, as its newly incorporated wholly-owned subsidiary. BVI NewCo would merge with and into JFK with JFK continuing as the surviving company and wholly-owned subsidiary of Singapore NewCo. At the consummation of the Reincorporation Merger, (i) each JFK ordinary share, issued and outstanding immediately prior to the Effective Date (other than any shares that were redeemed in connection with the Business Combination and any Dissenting Shares), would automatically be cancelled and cease to exist and for each such JFK ordinary share, Singapore NewCo would issue to each JFK shareholder (other than Dissenting Shareholders and JFK shareholders who exercise their redemption rights in connection with the Business Combination) one validly issued and fully paid Singapore NewCo Ordinary Share, (ii) each JFK Warrant issued and outstanding immediately prior to the Effective Date would convert into a Singapore NewCo Warrant, and (iii) the holders of JFK Rights issued and outstanding immediately prior to the Effective Date would receive one-tenth (1/10) of one Singapore NewCo Ordinary Share in exchange for the cancellation of each JFK Right; provided, however, that no fractional shares would be issued and all fractional shares would be rounded to the nearest whole share.

On September 25, 2019, JFK received an email from Mr. Moussis requesting that JFK amend three of the existing commercial terms in the Share Exchange Agreement, specifically to: (1) increase the share reserve for the Incentive Plan to be adopted from 10% to 15%, (2) allow existing Diginex option holders to convert their stock options into Singapore NewCo Ordinary Shares that would be locked-up for a period of fifteen (15) months, and thereafter be released to those holders in installments over a six month period, subject to certain limitations, and (3) increase the amount that Diginex was permitted to raise without JFK’s consent in its pre-closing private placement of ordinary shares from $25 million to $30 million. The request from Mr. Moussis regarding the treatment of the existing Diginex option holders was subsequently modified during the course of additional negotiations to ultimately provide that the Diginex stock options would be canceled and exchanged for Singapore NewCo Options, which would automatically be converted into Singapore NewCo Ordinary Shares on a one-for-one basis on the date that is fifteen (15) months after the consummation of the Business Combination; subject to certain limitations.

On October 8, 2019, the Merger Agreement and the Amendment and Joinder to the Share Exchange Agreement were signed by all of the parties thereto.

Revised Financial Projections

On September 22, 2019, Mr. Ewing emailed a set of updated financial projections to Mr. Yap. The financial projections were updated to take into account the impact of changing variables. We sent the revised financial projections to the JFK Board of Directors on September 24, 2019.

JFK Board of Directors

On June 28, 2019, JFK’s management emailed its Board of Directors on the progress of the Diginex transaction, and gave information on Diginex’s financial projections, valuation considerations, and an early draft of a presentation deck that would be subsequently filed with the SEC.

On June 30, 2019, JFK’s management emailed its Board of Directors a copy of the revised presentation deck, the letter of intent, technical due diligence report, financial due diligence report, valuation considerations, draft Share Exchange Agreement, and a summary of the considerations behind the transaction. On July 7, 2019, JFK’s management emailed the Board of Directors an updated set of documents, including a draft Share Exchange Agreement, draft presentation deck, draft press release and draft Form 8-K Filing.

On July 8, 2019, JFK held a meeting of its Board of Directors to review the Diginex transaction. At this meeting, the Board of Directors approved the transaction and authorized JFK to enter into the definitive agreement with Diginex.

On October 4, 2019, JFK held a second meeting of its Board of Directors to approve the restructuring of the Business Combination (which required certain amendments to the Share Exchange Agreement and JFK to enter into a new merger agreement and related documents) and discuss the revised projections provided by Diginex. At this meeting, the Board of Directors approved the restructuring of the Business Combination, and, after reviewing the revised financial projections, decided to proceed with the Business Combination.

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July 8, 2019 Meeting of the JFK Board of Directors

JFK Board of Director’s Reasons for Approving the Business Combination

Prior to reaching the decision to approve the Share Exchange Agreement, JFK’s Board of Directors reviewed the due diligence reports produced by its advisors and discussed the risks of the transaction as well as the valuation considerations, including both information from Diginex and other public resources. When considering the Share Exchange with Diginex, the Board of Directors reviewed the information available, and considered, among other things, the following:

●	Industry Trends. The number of businesses that are beginning to test and develop distributed ledger-based solutions has been growing. These businesses can be found across different industries, such as banking, logistics, law, trading, real estate, etc. Within the financial services industry, the next wave is likely to be the large-scale adoption of Digital Assets by institutions, which would require institutional-grade infrastructure and products as well as increased regulatory oversight over Digital Assets;

●	Potential Market Size of $13 trillion. It is estimated that the addressable market for blockchain services can reach $13 trillion by 2027. This is based on a 2015 World Economic Forum survey report that, by 2027, about 10% of the global GDP (projected to be $127 trillion) would be stored on distributed ledgers;

●	Asset tokenization. Diginex’s business model rests on the assumption that there will be increasing acceptance of asset tokenization using distributed ledger technology and institutional interest in such securitization. The opportunity would be sizable as the existing base of potential target assets is large, and includes real estate and other intangible assets;

●	Licenses. Diginex plans to obtain all the necessary licenses in order to offer financial services in its markets of interest, including licenses for asset management, capital markets, Digital Asset exchange services, and custodian services. So far, it has received Type 4 (advising on securities) and Type 9 (asset management) licenses from the authorities in Hong Kong and intends to seek additional licenses in other jurisdictions including Singapore and the United Kingdom;

●	Strong management. Diginex is led by a management team with many years of experience in investment banking, securities trading, compliance and technology. This mix of competency and experience in both finance and technology domains gives Diginex a strong advantage in its bid to be a leading player in this space;

●	Partnership with FIS. Diginex has entered into an agreement to supply FIS with its Digital Asset trading and risk management platform. The platform will be designed for easy adoption by institutional investors, offering the types of functionality which institutional operators have been used to in traditional markets. This partnership with FIS is a significant competitive advantage as it gives Diginex a channel to push its platform to the institutional customer base;

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●	Competition. Diginex’s main competitors would be those Digital Asset exchanges and Digital Asset custody solution providers who are already established and who are beginning to target institutions. A comparison of the major Digital Asset exchanges, using information that is publicly available, is shown in the table below;

		Binance	Bitmex	Kraken	Circle	Coinbase	Bakkt	Diginex
Launch Date		Jul 2017	Nov 2014	Sep 2013	Jan 2014	May 2014	Dec 2019	In progress
Valuation(1)		$3 bn	$3.6 bn	$4 bn	$3 bn	$8 bn	$780 m	$225 m
Regional Focus		Asia & Europe	HK/China	US & Canada	US only	US focused	US focused	Asia & Europe, global planned
Regulatory Approach		Malta	Not regulated Banned in US	Multiple money transfer licenses	Multiple money transfer licenses	Multiple money transfer licenses in US	Use ICE’s broker-dealer and clearing house relationships	Exchange license application in Jersey. Other countries in progress.
Product Offering	Securities	Not offered	Not offered	Not offered	Acquired SeedInvest	Planned offering	Not Planned	Planned Offering
	Asset Mgt	Not offered	Not offered	Not offered	Offers 4 retail focused funds (none active)	Not offered (discontinued index fund)	Not offered	Multi-manager fund launching in Q3 2019
	Insured Custody	Not offered	Not offered	Not offered	Not offered	Full liability custody	Acquired DACC	Full liability custody with A-grade insurers
	Fiat/ Stablecoin	No fiat	Neither supported	Both supported	Separate stablecoin exchange available	Both supported	Both supported	Both supported
	Quality Listings	159 currencies & ICO tokens	Bitcoin only	20 crypto assets	56 crypto currencies & ICO tokens	22 crypto assets	Digital currencies & derivatives	Digital currencies & securities
	Derivatives	Not offered	Comprehensive	Futures and margins trading	Not offered	Margin trading	Full suite of products planned	Full suite of products planned

Notes:

(1)	BitMEX valuation: 03 Jul 2018 from CryptoSlate, Binance valuation: 25 Apr 2018 from Bloomberg, Circle (Poloniex) valuation: 16 May 2018 from TechCrunch, Kraken valuation 16 Dec 2018 Coinbase valuation: 30 Oct 2018 from CoinDesk

●	Early mover advantage. The move towards regulation of Digital Assets and adoption of Digital Assets by institutions is just beginning to take place. There is tremendous potential for an early mover such as Diginex as there are not many competitors who have targeted the institutional space; and

●	Validation from Institutional Investors. One of the key considerations is whether the Diginex story would be of interest to institutional investors and fund managers. In this regard, the Board of Directors noted the feedback from Chardan and Diginex regarding the June 17-21, 2019 trip to US and Canada that institutional investors were generally positive about the Diginex story.

Financial Due Diligence Report

Upon the approval of the audit committee, JFK engaged UHY to conduct due diligence in the form of agreed upon procedures on Diginex’s historical consolidated financial statements. The due diligence was limited in scope to analyzing the historical consolidated financial information and results presented by Diginex and did not involve stating an opinion or preparing an appraisal of Diginex’s value or the consideration offered in the transaction.

UHY reviewed the historical consolidated financial statements provided by Diginex, and provided a due diligence report that includes quality of earnings, historical consolidated income statements, working capital analysis, historical consolidated balance sheets, tax considerations, and analysis of financial projections. JFK’s Board of Directors noted the observations made in the financial due diligence report:

●	the historical financial information provided by Diginex generally reconciled to the findings of the financial due diligence exercise without material differences;

●	Diginex had a significant adjusted working capital deficiency of $11 million in 2019; and

●	the financial projections relied on several assumptions concerning the timing (by June 2019) and size of trading capital fund raising, the launch of the Exchanges and Digivault by October 2019, the successful application for licenses by September 2019, signing up clients for securitization contracts by June 2019, and launching the Solutions Business by August 2019.

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The Board of Directors also noted Diginex’s responses to the observations of the financial due diligence report, and was satisfied that these responses mitigated the observations raised by UHY:

●

Working capital needs would be met by (1) a $20 million equity fund raise that would be completed by the closing of the Business Combination, and (2) the existing $20 million debt facility (of which $10 million remained available) offered by Pelham Limited, a company indirectly owned by Mr. Pelham (the “Credit Facility”). Of the $20 million equity fund raising, Diginex had commitments for $10 million by the end of June 2019.

●	The trading capital needed to achieve the trading projections would be met through a combination of (1) a fund structure (in the future when licenses are obtained), and (2) the monies left in JFK after the closing of the transaction. Diginex was also in discussions with a Digital Assets lending firm as a source of capital.;

●	The Exchanges should be ready for beta launch in the fourth quarter of 2019. Diginex also clarified that Kelvin was still on track to be technically ready by end of July 2019 or early August 2019; and

●	As Diginex has received approvals for Type 4 (advising on securities) and Type 9 (asset management) licenses from the Securities and Futures Commission of Hong Kong, it is on track to launch the associated products in August 2019.

The financial due diligence report of UHY is available for inspection and copying at JFK’s office during regular business hours, upon written request, by any interested shareholder.

Technical Due Diligence Report

Mr. Chow was asked to conduct technical due diligence on Diginex. The exercise was conducted by analyzing Diginex’s current and planned products, technology operations, and risk assessment by (i) reviewing documents submitted by Diginex and those obtained from public records, (ii) conducting interviews and presentations on site, and (iii) through technical meetings during the site visits.

The exercise included an overview of the development projects, covering Exchanges, Onboarding platform, OTC, DigiVault, and eMin, which are all in the final stage of coding and testing.

The Board of Directors noted the key conclusions of the technical due diligence report arising from the review of Diginex’s technical platforms, analyzing its products, technology operations and risk assessment. The main findings are:

●	The main blockchain development projects are all in the final stages of coding and testing, with third party security audits due upon completion of development work. Beta launch of the Exchanges is expected by the fourth quarter of 2019;

●	There is a heavy emphasis on security as a core component in the development process, with policies, procedures, and guidelines for security incident management, security risk audit and assessment already in place;

●	The engineering team is highly competent, with at least one expert-skilled level engineer in each domain (except for Database domain);

●	Use of office automation in the product development process ensured minimum errors, audit trail, optimal project management efficiency as well as operational productivity; and

●	The risk assessment shows areas of “high vulnerabilities” in certain areas of planning, audit, documentation and security; however, these areas would be addressed by the ISO27001 certification exercise which is planned for end of 2019.

Overall, the Board of Directors was satisfied with the findings of the financial and technical due diligence.

The Board of Directors also considered certain uncertainties and risks, including, but not limited to the following:

●	The rate of adoption by institutions of Digital Assets may happen slower than anticipated by Diginex. This would in turn lead to additional pressures on working capital as revenues grow slower than planned;

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●	Regulatory development in digital financial services/distributed ledger space may be slower than expected, given that it is a new area with many potential implications that have yet to be fully understood. This could delay the approval of licenses and the launch of Diginex’s business (for example, securitization of assets) in certain jurisdictions;

●	New entrants into the digital financial services space would compete with Diginex, particularly those with an existing regulatory compliant business and institutional partners/clients (for example, an existing investment bank or stock exchange);

●	The risk that Diginex may not be able to launch the Exchanges and Kelvin on schedule; and

●	Diginex requires additional cash for CAPEX and overhead in order to achieve its financial projections, although it has been noted in the financial due diligence report that Diginex has committed to raise $20 million in equity funding by the time the transaction is closed, and an additional $10 million coming from the Credit Facility.

Mr. Chow’s technical due diligence report is available for inspection and copying at JFK’s offices during regular business hours, upon written request by any shareholder.

Financial projections provided to JFK’s Board of Directors

Diginex provided JFK with its internally prepared financial projections (as of May 2019) for the years ending March 31, 2020, 2021, and 2022. These internal projections were used by JFK as part of its overall evaluation of Diginex, who has not warrantied the accuracy, reliability, appropriateness or completeness of these projections to us.

The key elements of the projections provided by Diginex are summarized below (in millions of dollars):

	Fiscal Year Ending March 31,
($ in millions)	2020	2021	2022
Total Revenue	12.5	77.4	267.0
Total Operating Costs	18.4	47.1	108.3
Overhead Costs	15.6	22.1	37.7
Operating Profit	(21.5)	8.2	120.9
Operating Cashflow	(19.8)	12.9	128.2
CAPEX[1]	6.6	4.2	4.0

Note: 1 Does not include the capitalization of internal labor costs.

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The Diginex business model is mainly driven by the financial services business. The revenue breakdown is shown in the table below:

	Fiscal Year Ending March 31,
($ in millions)	2020	2021	2022
Financial Services
Trading	1.6	13.7	22.3
Exchange	1.9	27.5	160.4
Custody	0.1	5.2	14.3
Asset Management	1.4	6.3	13.3

Solutions & Advisory
Capital Markets	5.0	14.0	28.0
Solutions	2.5	10.7	28.7

Assumptions and Notes:

●	Trading to commence in June with a controlled increase in trading capital deployed. Capital (excluding reinvested trading profits) of $40 million to be deployed by December 2020 for trading of Virtual Currencies across different Digital Asset exchanges, where 50% of cumulative profits are reinvested. Returns of 40%, 70%, and 10% for derivatives, options, and OTC derivatives strategies respectively have been assumed, with a combined annual return of about 40%. Headcount of 5 – 7 employees.

●	For the Exchanges, it is assumed that the Exchanges would be technically ready by October 2019. The Exchanges will support all spot trading of Virtual Currencies, Digital Securities and Stablecoins with derivatives products being added at a later date. Revenues are generated from the listing of Securitized Token Offerings (“STO”) on the Exchange, and from commissions based on transaction volumes. Listing fees could be charged for STO listing, albeit an initial discount will be offered to customers of up to 90%, and commissions of 5-10 basis points on notional trade value are also assumed. Headcount of 7 – 109 employees.

●	For Digivault, it is assumed that Kelvin is ready by August 2019. Over time, as the Digital Asset volume grows, the share of Digital Assets stored in the custody solutions will be reduced from 20% of the exchange volume in FY 2020 to 10% in FY 2022. Fees comprise charges to store the Digital Assets and fees for withdrawals. Insurance costs are assumed to start at 150 basis points in FY 2020; this is expected to be reduced to 70 basis points as custody volumes increase. Custody volumes are forecasted to be $850 million by March 2021, increasing to $3.26 billion by March 2022. Headcount of 5-12 employees.

●	It is assumed that the Asset Management Business will be launched in third quarter of 2019. Revenues are generated: (1) by managing a Fund of Funds (“FOF”), with a management fee of 1% of funds under management and a performance fee of 10%, and (2) through its 75% stake in BPAMJ, which is a licensed hedge fund manager, with a 2% management fee and a 20% performance fee. BPAMJ funds under management: $18 million, $46 million, and $76 million in FY 2020, FY 2021 and FY 2022, respectively. FOF under management: $90 million by March 2020, $230 million by March 2021, and $430 million by March 2022. Headcount of 10-11 employees.

●	Under the Capital Markets Business, revenue is generated by advising and designing structures for corporations to raise funds by issuing Digital Securities. Fee is based on 5% of the capital raised. Run rate and issue size increases over time, with $560 million projected to be raised in FY 2022. Headcount of 3-13 employees, with technology costs of 10%, legal fees of 10%, and distribution fees of 25%.

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●	For the Solutions Business, revenue is generated from providing distributed ledger solutions to governments and corporates. The forecasted revenue from (1) corporate projects are $1.1 million, $7.8 million, and $24 million and (2) government projects are $ 1.4 million, $2.9 million, and $4.7 million for FY 2020, FY 2021, and FY 2022 respectively. Headcount of 9 – 24 employees.

●	Bitcoin price is assumed to be $7,000.

Valuation considerations

In evaluating the consideration being paid to the shareholders of Diginex, it was difficult to find listed market comparables against which to benchmark Diginex as it is a start-up in an industry that spans both the financial and the distributed ledger spaces. It was decided to use the sum of parts method, adding up the valuation estimates of (1) the financial services business, and (2) the solutions & advisory business.

Financial Services

For the financial services business, we chose five Digital Asset exchanges which are already established, and which are beginning to target institutional clients. They also offer services that overlap in varying degrees with Diginex’s proposed services. These exchanges are: Binance, Bitmex, Circle, Coinbase, and Kraken. However, as they are not listed in any standard stock exchange, their market values are based on their disclosures of implied valuations of successful fund-raising rounds between March 2018 to December 2018. The valuation/30-day trading volume multiple (“V/30TV”) of each of these exchanges is then calculated and used as a valuation metric in the same way as the conventional valuation/earnings multiple is used as a valuation metric.

The 30-day trading volume refers to the value of digital assets, such as bitcoin and ether that were traded on the respective digital exchanges during a 30-day period, while the V/30TV multiple reflects (1) the degree to which these exchanges are monetizing their volume by offering a full spectrum of services (e.g., custody, asset management, OTC), (2) the future expected growth of their business, and (3) the regulatory and execution risk of their business model.

The V/30TV multiples of these five digital asset exchanges range from a low of 0.035x to a high of 1.000x, with an average of 0.372x. By applying these multiples to the forecasted 30-day trading volume of Diginex at the end of FY 2021 (in March 2021), the forward valuations of the financial services business under Low Case, Average Case, and High Case scenarios were derived (summarized below):

(Financial Services Business - $ in millions)	Low Case	Average Case	High Case
Valuation/30-day trading volume multiple (x)	0.035x	0.372x	1.000x
Diginex 30-day trading volume in March 2021	3,757	3,757	3,757
Valuation of Financial Services Business	131.5	1,397.6	3,757

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The assumptions used in the valuation are:

●	The 30-day trading volume of Diginex in March 2021 is based only on trades of bitcoin on the Exchange, despite other tokens being also traded.

●	Bitcoin price of $7,000 during month of March 2021, and the Exchange has a 30-day trading volume of $3.8 billion.

●	Diginex fee per bitcoin trade of 10 bps (this is used to adjust the TV/30TV multiple for the difference in the fee per trade of the different exchanges).

●	The Exchange platform is ready by Q3 2019.

Valuation, 30-day trading volume data, and average fee per trade for the 5 exchanges are summarized below:

	30-day trading volume ($bn)[1]	Valuation ($bn)[2]	Average fee per trade (bps)	Discount Factor[3]	Adjusted multiple[4]
Binance	57.4	3.0	15	0.667	0.035x
Bitmex	95.4	3.6	5	2.000	0.075x
Circle	1.0	3.0	30	0.333	1.000x
Coinbase	8.9	8.0	30	0.333	0.300x
Kraken	5.9	4.0	15	0.667	0.452x
Diginex	3.8	-	10	-	-

Notes:

1.	CoinMarketCap data as of June 21, 2019.

2.	BitMEX valuation: 03 Jul 2018 from CryptoSlate; Binance valuation: 25 Apr 2018 from Bloomberg; Circle (Poloniex) valuation: 16 May 2018 from TechCrunch; Kraken valuation 16 Dec 2018; Coinbase valuation: 30 Oct 2018 from CoinDesk.

3.	Diginex average fee per trade is 10 bp; discount factor is to be calculated as the Diginex’s average fee per trade / comp’s average fee per trade.

4.	(V/30TV) multiplied by (discount factor).

Solutions and advisory business

For the solutions and advisory business, it was difficult to find exactly comparable companies that completely capture the growth stage of Diginex, the pure play blockchain technology, and the capital markets activities as these are not typically associated with enterprise technology businesses.

The five publicly traded technology companies that were selected as comparables show elements of Diginex’s solutions and advisory business. These companies are large companies and might not be seen as reasonable comparables for the Diginex’s solution and advisory business. However, smaller companies would also not be comparable, given the range and complexity of projects that are being considered.

Their respective EV/EBITDA multiples for FY 2020 that were calculated range from a low of 4.2x to a high of 15.4x, with an average of 9.3x. These are then applied to the FY 2020 EBITDA of Diginex’s solutions and advisory business, which is forecasted to be $2.9 million.

(Solutions & Advisory Business - $ in millions)	Low Case	Average Case	High Case
EV/EBITDA Multiple (x)	4.2x	9.3x	15.5x
FY 2020 EBITDA	2.9	2.9	2.9
Valuation of Solutions & Advisory Business	12.2	27.0	45.0

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The multiples were derived from the five publicly listed companies:

	Exchange	EV ($bn)[1]	EBITDA 2020 ($bn)[1]	EV/EBITDA 2020
IBM	NYSE	153.9	19.0	8.1x
Accenture	NYSE	119.1	7.7	15.4x
DXC Technology	NYSE	19.5	4.7	4.2x
NTT Data	OTC	21.3	2.9	7.3x
Wipro	NYSE	20.9	1.8	11.4x

Note: (1) Bloomberg data as at June 21, 2019.

Sum of parts

By adding the valuations of both businesses (“sum of parts”) under different scenarios, the overall valuation matrix is summarized below:

($ in millions)	Low Case	Average Case	High Case
Financial Services Business	131.5	1,397.6	3,757.0
Solutions and Advisory Business	12.2	27.0	45.0
Total	143.7	1,424.6	3,802.0

Based on this methodology, the Board of Directors was informed that the valuation of Diginex ranged from a low of $144 million, to a high of $3.8 billion, with an average value of $1.4 billion.

The Board of Directors considered that while the companies used to value the solutions and advisory business have much larger EV and EBITDA values, there were no other companies that they were aware of that were similar in scope and development to the Diginex solutions and advisory business. Calculating the EV/EBITDA of five companies to obtain an average valuation multiple was deemed to be the best available approach. However, we believe the differences are mitigated by the fact that valuation of the solutions and advisory business accounted for less than 2% of the overall valuation of $1.4 billion (for the average case).

The Board of Directors evaluated the purchase consideration of $242 million against the valuation results, and reached the conclusion that this is a reasonable price to pay, despite the premium over the low case valuation of $144 million:

●	It represents a large discount over the average case valuation of $1.43 billion;

●	This discount remains large (66%) even if we were to reduce the average case valuation by 50% (to $712 million);

●	The dominant contributor to the valuation is the financial services business, and this is based on real valuations of digital asset exchanges that are directly comparable to Diginex’s financial services business and that are already operating today;

●	The projected 30-day trading volume of $3.8 billion that is used to determine the valuation of the financial services business is reasonably conservative: if Diginex were to achieve this metric in FY 2020, it would rank Diginex outside the top 30 largest digital exchange by volume (assuming the current exchanges do not grow their trading volume); and

●	The potential for high growth in the business is strengthened as different factors materialize as planned, for example the Diginex trading platform, FIS partnership, regulatory compliance, licensing, and capital markets projects.

After considering these factors in total, JFK’s Board of Directors concluded that the potential benefits arising from the business combination contemplated under the Share Exchange Agreement outweighed the potential negative factors. Accordingly, JFK’s Board of Directors unanimously determined that, based on its consideration of these factors, JFK should proceed with the acquisition of Diginex as the Share Exchange Agreement and the transactions contemplated thereby were fair to and in the best interest of JFK and its shareholders.

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October 4, 2019 Meeting of the JFK’s Board of Directors

JFK Board’s Reasons to approve the restructuring of the Business Combination

The Board of Directors reviewed the restructuring of the Business Combination, which required certain amendments to the Share Exchange Agreement set forth in the Amendment and required JFK to enter into the Merger Agreement, Articles of Merger and Plan of Merger. In discussing the restructuring of the Business Combination, the Board of Directors noted:

●	Diginex’s request to use IFRS instead of US GAAP for its financial reporting which required the transaction to be restructured;

●	that in connection with the restructuring, a new Singapore entity, Singapore NewCo, would become the listed entity on Nasdaq, with JFK becoming a wholly-owned subsidiary of Singapore NewCo. Current shareholders of JFK will exchange their JFK ordinary shares for Singapore NewCo Ordinary Shares;

●	this restructuring required certain amendments to the Share Exchange Agreement and required JFK to enter into a merger agreement with Singapore NewCo entity and its wholly owned British Virgin Islands subsidiary; and

●	Diginex’s request to amend the commercial terms of the Share Exchange Agreement.

The proposed amendments to the commercial terms of the Share Exchange Agreement are as follows.

a.	Private Placement: In the Share Exchange Agreement, there is a provision allowing Diginex to raise up to $25 million. Diginex has requested that this be amended to $30 million.

b.	Stock Option Conversion: As originally envisaged under the Share Exchange Agreement, holders of Diginex employee stock options would be issued JFK shares, provided they pay the exercise price of the options within 30 days of the Closing (in the aggregate, the exercise price amounted to $15,000). These JFK ordinary shares were to be locked up for a period of 15 months (“Lock Up Period”). Employees who resigned or are terminated for cause during the Lock Up Period would not lose their rights to the converted JFK ordinary shares; in other words, they can convert the Diginex options to JFK shares by paying the exercise price and then resign immediately without any penalty.

Diginex requested an amendment to the Share Exchange Agreement such that holders of Diginex stock options would exchange them for Singapore NewCo Options upon Closing. They will be able to convert them to Singapore NewCo shares after the Lock Up Period without having to pay the exercise price, provided they do not resign or are not terminated for cause during the Lock-Up Period.

c.	Purchaser Incentive Plan: The Share Exchange Agreement provides for a share reserve under the Incentive Plan equal to 10% of the total shares outstanding. The proposal is to increase this to 15% of the total shares on a fully-diluted basis.

The JFK’s Board of Directors approved the proposed amendments to the commercial terms of the Share Exchange Agreement as the Board believes that the transaction is in the best interests of the shareholders of JFK: (1) Agreeing to the increase in the proceeds of the private placement limit will improve Diginex’s working capital, if the additional funds are raised; (2) the proposal to require option holders to be employed during the Lock Up Period in order to convert their options in shares could enhance talent retention; (3) the Board believed that the increase of share reserve to 15% was not unreasonable.

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JFK’s Board of Directors Review of the Revised Financial Projections

JFK’s Board of Directors reviewed the revised financial projections provided by Diginex. Diginex has not warrantied the accuracy, reliability, appropriateness or completeness of these revised projections to us. The table below summarizes these projections:

	FY 20			FY 21			FY 22
	USD’m			USD’m			USD’m
	Bear	Base	Bull	Bear	Base	Bull	Bear	Base	Bull

Revenue	2.1	4.0	9.2	35.6	54.9	79.8	145.4	203.6	267.1
Financial Services	0.5	0.6	3.8	21.9	34.2	53.2	118.9	166.0	210.4
Trading	0.3	0.4	1.6	4.8	7.9	13.7	15.8	21.0	22.3
Exchange	0.1	0.1	0.9	11.9	18.8	27.7	89.8	125.4	161.0
Custody	0.0	0.0	0.1	3.5	4.5	5.9	8.9	11.2	14.4
Asset Management	0.1	0.1	1.2	1.7	3.0	5.9	4.4	8.4	12.7

Solutions & Advisory	1.6	3.4	5.4	13.7	20.7	26.6	26.5	37.6	56.7
Capital Markets	0.6	1.5	3.1	7.9	11.9	15.9	14.0	17.9	28.0
Solutions	1.0	1.9	2.3	5.8	8.8	10.7	12.5	19.7	28.7

Operating Profit	(27.7)	(26.3)	(23.8)	(19.1)	(5.8)	8.8	47.3	87.2	120.9

Assumptions and Notes for the Base Case Projections:

Trading: Commenced in June with a trading capital of $4m projected by March 2020, growing to $66m by March 2022. Trading capital increases are driven by increased allocation of the funds by Diginex, potential future conversion of the proprietary trading desk to a fund structure and the reinvestment of trading profits with a projected annualized return on trading strategies of 42%. Variables between bear, base and bull are driven by differing assumptions on trading capital available.

Exchange: Projected to go live in December with a modest ramp up in volumes to an average daily volume by March 2020 of $3m and $743m by March 2022. The growth is driven by projected increase in customer trading in Digital Assets, via institutional adoption of the asset class. On average, the fee structure is 5bps per million traded for Virtual Currencies and 10bps per million traded for Digital Securities. It is projected that listing fees for Digital Securities will commence in April 2020. Variables between bear, base and bull are driven by differing volume assumptions and the timing of charging listing fees.

Custody: Projected to be revenue generative by December 2019. The volume of assets held under custody are projected to be 20% of those traded on the exchange which are projected to grow from $19m by March 2020 to $2.3bn by March 2022. Initial projected fees of 20bps reducing to 10bps over time, which is conservative compared to the go to market fees of 40bps. Withdrawals will be charged 10 bps with volumes projected to be one times turnover of the assets held under custody. Variables between bear, base and bull are driven by differing volume assumptions from the exchange.

Asset Management: The Fund of Funds is projected to go live in November 2019 with Asset Under Management (AUM) of $35m by March 2020. The initial seed funding of $25m will not be charged fees but all investment into the fund thereafter will be charged a 1% management fee and 10% performance fee with an assumed projected return on assets of 35%. The AUM is projected to grow to $167m and $312m by March 2021 and March 2022 respectively. Bletchley Park assumes an increase in AUM of $2m per month from January 2020 for a new trading strategy with a 15% return per annum, management fees of 2% and performance fees of 20%. Variables between bear, base and bull are driven by differing return on assets assumptions.

Capital Markets: Revenue generative from June 2019. Projected revenues generated from customer projects with notional values of $61m, $476m and $714m for years 2020, 2021 and 2022 respectively. Fees are charged at 2.5%. Variables between bear, base and bull are driven by differing notional values.

The JFK Board of Directors took into account the scenarios presented by Diginex and were of the view that the original valuation they agreed to still offered a compelling case for the shareholders to gain entry into this area of potential growth. The JFK Board of Directors remained comfortable with the valuations due to the scenarios representing variations on the timing of revenue generation rather than a structural change to the opportunity available to Diginex.

After the review of the revised projections, the JFK Board of Directors decided to proceed with the Business Combination with Diginex for the following reasons:

●	The original considerations for approving the Diginex combination have not changed: the industry trends, the potential market size, the tokenization of assets, early mover advantage, strong partnerships with FIS and Microsoft, and validation from institutional investors; and

●	The original valuation agreed by the JFK Board of Directors still offers a compelling case for the shareholders to gain entry into this area of potential growth.

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Escrow Agreement

In connection with Diginex’s indemnification obligations under the Amended Share Exchange Agreement, Singapore NewCo, the Representative and the Escrow Agent, will enter into an escrow agreement at the time of the consummation of the Business Combination. The Escrow Shares (which will not be fully paid at issuance) will be deposited into an escrow account with the Escrow Agent for the Escrow Period to satisfy any potential Claims against the Sellers brought pursuant to the Amended Share Exchange Agreement.

The Escrow Shares will be issued as partly paid. During the escrow period, the Sellers shall be entitled to vote and to receive dividends on the Escrow Shares. If any Claims are to be satisfied by withholding part of or all of the Escrow Shares from the Sellers at the end of the Escrow Period, those Escrow Shares will be forfeited and cancelled by Singapore NewCo. Any Escrow Shares released from the escrow account to the Representative for distribution to the Sellers will be deemed fully paid Singapore NewCo Ordinary Shares as of the time of such release and no Seller will be required to pay any additional amount (in cash or otherwise) to Singapore NewCo in connection with the receipt of fully paid Singapore NewCo Ordinary Shares.

Required Vote

Approval of the Share Exchange Proposal requires the affirmative vote of the holders of a majority of the JFK ordinary shares as of the record date represented in person or by proxy at the Meeting and entitled to vote and voting thereon. Adoption of the Share Exchange Proposal is conditioned upon the adoption of the Reincorporation Merger Proposal. It is important for you to note that in the event that either of the Reincorporation Merger Proposal or the Share Exchange Proposal is not approved, then JFK will not consummate the Business Combination.

Recommendation of JFK’s Board of Directors

After careful consideration, JFK’s Board of Directors determined that the Share Exchange forming part of the Business Combination with Diginex is in the best interests of JFK and its shareholders. On the basis of the foregoing, JFK’s Board of Directors has approved and declared advisable the Business Combination with Diginex and recommends that you vote or give instructions to vote “FOR” the Share Exchange Proposal. JFK’s directors have interests that may be different from, or in addition to your interests as a shareholder. See the section titled “The Share Exchange Proposal — Interests of Certain Persons in the Acquisition” in this proxy statement/prospectus for further information.

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PROPOSAL No. 3

THE ADJOURNMENT PROPOSAL

Purpose of the Adjournment Proposal

In the event there are not sufficient votes for, or otherwise in connection with, the adoption of the Reincorporation Merger and the Share Exchange Agreement, the JFK Board of Directors may adjourn the Meeting to a later date, or dates, if necessary, to permit further solicitation of proxies. In no event will JFK seek adjournment which would result in soliciting of proxies, having a shareholder vote, or otherwise consummating a business combination after April 1, 2020 (the date that is within 12 months from the closing of the IPO) or up to October 1, 2020 (the date that is within 18 months from the closing of the IPO if the time period has been extended, as previously described herein).

Required Vote

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the JFK ordinary shares as of the record date represented in person or by proxy at the Meeting and entitled to vote and voting thereon. Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other Proposals.

Recommendation of JFK’s Board of Directors

The JFK Board of Directors recommends a vote “FOR” adoption of the Adjournment Proposal.

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BUSINESS OF DIGINEX

Overview

Diginex

Diginex is a financial technology company that builds products, delivers services and develops solutions that utilize distributed ledger and other technologies to improve the efficiency of financial markets. Diginex believes in a future where all financial and non-financial transaction data is recorded on distributed ledgers, such as blockchains. This will enable the financial services industry to reduce the cost of originating, distributing and executing transactions of financial assets, all of which depend on access to secure and trusted data.

History

Diginex was founded by Miles Pelham in June 2017, and Pelham Limited, an entity indirectly owned by Mr. Pelham, is the largest Diginex shareholder. Mr. Pelham is the former Global Head of Convertible Bonds at Mizuho Securities. Mr. Pelham founded Diginex based on his understanding that the combination of both technology and an extensive knowledge about the intricacies of capital markets would be required to achieve potential efficiency gains in distributed ledger technology within financial markets. He believed that existing players would struggle to transition to the new paradigm of conducting business and would be resistant to change given their cost base and legacy business models in place. He identified an opportunity to create a new class of financial institution.

At the time of Diginex’s founding, Mr. Pelham also solely owned a Digital Asset mining business, DHPC. In January 2018, Mr. Pelham transferred this investment to Diginex. In July 2018, 51% of DHPC was sold to Madison Holdings Group Limited (“Madison”), a Hong Kong listed company, for $60m, with consideration consisting of $10m in cash and $50m in Madison’s stock.

The founders and early employees of Diginex (the “Founding Team”) spent the second half of 2017 and the first quarter of 2018 studying existing applications of distributed ledger technology in financial markets, principally Virtual Currencies and initial coin offerings (“ICOs”). They observed that several businesses related to Virtual Currency investing and trading were thriving but were concerned that regulations had not kept pace with the industry. After considering several opportunities to partner with existing firms to build Virtual Currency infrastructure, Diginex decided to build its own Virtual Currency exchange and custody solution. Diginex recruited a compliance team to oversee applications for various licenses and continues to advocate for further development of regulation of Digital Assets. Diginex believes a comprehensive regulatory framework of Digital Assets is necessary to enable its institutional adoption and market growth. Given that many institutional investors would prefer to allocate to investment products, Diginex also applied to the Hong Kong Securities and Futures Commission (“SFC”) for a license to operate a multi-manager fund.

The Founding Team’s analysis of ICOs concluded that although most coins were effectively unregulated security offerings for early stage companies, which they did not believe to be a scalable business upon which to build a financial technology or services business, the underlying technology (the blockchain network and smart contracts) could be applied to institutional offerings of debt, equity and alternative instruments. Participation in this business would require securities licenses, investment banking advisory services, technology products and solutions. The Founding Team recognized that the impact of distributed ledger technology in capital markets would extend beyond simply changing the form in which traditional securities were traded (e.g. as a Digital Security on a distributed ledger) or the way they were distributed (e.g. fractionalized via a technology platform). They believed distributed ledger technology would enable the creation of innovative financial products, that would give issuers a way to lower their cost of capital by programming securities based on inputs (secure and trusted transaction data) that was recorded on a distributed ledger.

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Diginex is building a comprehensive set of products, services and solutions to capture the full value chain resulting from transitioning data and securities to a distributed ledger.

As of the date of this proxy statement/prospectus, Diginex has approximately 120 employees operating out of offices in Hong Kong, Tokyo, London, Jersey, Boston, Berlin and Dubai. In 2019, the Solutions Business and BPAMJ generated revenue, as did the Capital Markets Business and the Trading Business, though not at a material level.

Industry Background

A distributed ledger is a ledger containing records of transactions between parties in a network that is “distributed” (shared) between those parties. When a participant in the network requests a transaction to be added to the ledger, it is broadcast to other computers (nodes) in the network, which validate the transaction using a consensus algorithm that enables transactions to be confirmed without the need for a central point of authority or control. A validated transaction is added to the network in a way which is permanent and unalterable (immutable), leaving an audit trail by design. Every participant in the network has simultaneous access to view the information, which is kept secure with the use of cryptographic functions. The network can be public (open to anyone), permissioned (open only to approved parties) or private.

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A blockchain is a distributed ledger in which transaction data is grouped into specific, time-stamped sets. Once consensus is reached on the data that will go into the set, the set is sealed with a cryptographic signature called a “hash” creating a sealed “block.” This block is then mathematically tied to the previous block on the ledger, forming a chain. A blockchain is a type of distributed ledger, though the terms are often incorrectly used interchangeably.

Diginex believes that distributed ledger technology has the potential to make business processes more automated, secure and transparent. Transactions are not limited to exchanges of monetary value, as with the application of Virtual Currencies, but any exchange of data. Therefore, distributed ledger technology has applicability in all businesses that maintain databases. In 2015, The World Economic Forum estimated that by 2027, 10% of global gross domestic product will be stored on blockchain networks

The potential benefits of distributed ledger technology arise in the following circumstances, among others: (i) where there is value to be created from the removal of a need for a central point of control (an intermediary) to verify transactions, leading to near or real time processing and settlement of transactions, (ii) where there are efficiencies to be realized from the automation of transactions between parties according to business logic embedded in a smart contract and (iii) where the provision of more information that participants know to be verified and immutable can reduce the economic value lost by a lack of trust between parties.

Gartner Research forecasts that the business value added by blockchain will grow to more than $176bn by 2025, then surge to $3.1tn by 2030. The forecasted acceleration of growth is consistent with Diginex’s expectation that once more enterprises have moved data onto distributed ledgers, there will be more firms building applications, and value-added use cases will grow.

In 2018, venture capital firms invested a record $5.5bn in the blockchain industry, and investment in 2019 is in line to at least return to the level of 2017, when over $1bn was raised. This has included investment into many different blockchain protocols, each with their own consensus mechanisms, programming language, and rules governing what information is shared, in what form, and to whom. Diginex is not a blockchain protocol, nor a type of distributed ledger, and does not intend to design its own blockchain. Rather, Diginex views blockchains and distributed ledgers as a foundational layer of data record keeping that enables transactions between parties to be smarter (automated), faster, and more secure.

Financial Services Opportunity

Diginex believes that a substantial portion of the value created by distributed ledger technology will be seen in the financial services industry. An in-depth 2017 impact analysis by Accenture using McLagan’s aggregated operational cost data from eight of the world’s largest investment banks by revenue estimated that blockchain could yield potential cost savings of 70% in central financial reporting, 30-50% in compliance, 50% in centralized operations such as KYC and client onboarding, and 50% on business operations such as trade support, middle office, clearance, and settlement. Across the $30bn cost base of the eight investment banks studied, demonstrable savings of $8bn were estimated.

About 80% of executives at financial institutions surveyed by Bain & Company in 2017 believed distributed ledger technology would be transformative and would significantly impact markets. Diginex believes that legacy institutions who fail to act on this potential, and restrict themselves to staff reductions, outsourcing/offshoring and general process automation, may struggle to transition their business models in the future to a new cost paradigm in which technology platforms will utilize distributed ledger technology to be more efficient in origination, distribution and trading of securities. Diginex also believes that as individuals, businesses and governments record more transaction data on distributed ledgers, and the benefits of data transparency, automation and immutability are fully leveraged, there will be a proliferation of innovative new financial products that will compete head on with traditional products and services.

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Divisions

Diginex has established several complementary lines of business to deliver products and services to its clients. These lines of business fall under three divisions: Markets, Solutions and Asset Management.

Markets

Diginex’s Markets division consists of products and services required for institutional and retail clients to trade Digital Assets in a compliant and secure way. There are four business lines within the Markets division: (i) the Exchange Business, (ii) Digivault, (iii) the Trading Business and (iv) the distribution side of the Capital Markets Business (the “Distribution Business”). The Exchange Business consists of the VCE and the DSE, which were internally beta launched for testing in the fourth quarter of 2019 and are expected to be fully launched and licensed in Jersey in the first quarter of 2020. The VCE and DSE are expected to be fully launched and licensed in Singapore in the first and fourth quarters of 2020, respectively. The Exchanges will have an initial focus on serving clients in Europe and Asia. Digivault consists of Kelvin for bitcoin and Ethereum-based Digital Assets that was launched in the fourth quarter of 2019, and of Helios (supporting the same assets). Diginex expects Kelvin’s insurance policy will be incepted when assets under custody exceed the deductible level, and Helios is expected to be launched in the second quarter of 2020. The Trading Business consists of a proprietary trading desk, based in Hong Kong, and an OTC facilitation desk. At present and in the near term, the Trading Business does not expect to trade, or provide OTC services for, Digital Securities. The Distribution Business utilizes Diginex’s relationships as well as external broker relationships to create, code, engineer and distribute Digital Assets.

Solutions

While the Markets division is focused on the efficient trading of Digital Assets, the Solutions division enables the creation of Digital Assets and distributed ledger technology-based solutions through the provision of products, platforms and advisory services. There are two business lines within the Solutions division: (i) the origination side of the Capital Markets (the “Origination Business”) and (ii) the Solutions Business. The Origination Business provides investment banking advisory services and technology solutions for issuances of Digital Securities. Through this, the Origination Business seeks to reduce the cost of raising capital through the issuance and distribution of new financial products such as Digital Securities that represent rights to cashflows. The Solutions Business builds distributed ledger technology-based solutions designed to achieve a broad range of outcomes (e.g. operational and cost efficiency, operational transparency, compliance reporting) for corporates, governments, and NGOs. Diginex views the migration from legacy databases and paper-based systems onto distributed ledgers that these solutions entail as supportive of the Origination Business, as they provide organizations with secure and trusted data upon which to create and price Digital Securities.

Asset Management

The Asset Management Business aims to be a leading provider of regulated Digital Asset fund offerings for institutional and professional investors. As of the date of this proxy statement/prospectus, this is via two vehicles: (i) the DMSF, a fund of hedge funds investing in Virtual Currencies that targets non-directional, risk adjusted returns through investment in funds employing a range of alpha focused liquid investment strategies and (ii) BPAMJ, which invests globally to achieve capital appreciation through active management of a portfolio of Digital Assets via a combination of timed beta, arbitrage, and relative value strategies.

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Customers

Diginex’s business lines are well positioned to serve the needs of a diverse client base that stands to benefit from the utilization of distributed ledger technology. Diginex categorizes its potential client base into five categories, (i) current Digital Asset investors, (ii) traditional institutional investors, (iii) financial services businesses, (iv) non-financial services businesses, and (5) other, such as government and NGOs.

	Digital Asset Investors	Traditional Institutional Investors	Financial Services Businesses	Non-financial Services Businesses	Other
Client Overview	Hedge Funds, Arbitrage Traders, Market Makers, Family Offices, Retail investors, High Net Worth Individuals (“HNWIs”)	Traditional Asset Managers, Family Offices, HNWIs, Private Equity, Sovereign Wealth, Hedge Funds	Global 2000, Private Banks, Retail Banks, Investment Banks, Financial Technology companies	Global 2000 Non-Financial Services Businesses	Government Organizations, Intergovernmental Organizations, NGOs
Client Needs	Regulated investment-grade products, low cost investment infrastructure	Infrastructure with secure control and operational dependability, supply of investment-grade products	Reduce operational costs, identify products and strategies that future proof their business model	Reduce operational costs, identify products and strategies that future proof their business model	Investigate how tools such as blockchain can help their organization meet both financial and non-financial goals
Market Size	Total Digital Asset investment fund AUM, excluding venture capital and index funds, is estimated by PwC at $1bn.	In the first quarter of 2019, Grayscale reported an influx of $3.2m a week into their bitcoin Trust product, the majority of which (73%) came from institutions.	Global spending on blockchain is forecast to reach $2.9bn in 2019, versus $1.5bn in 2018.	Gartner has forecast that the business value added by blockchain will grow to more than $176bn by 2025, then surge to $3.1tn by 2030.	IBM reported in 2017 that 90% of government executives plan to invest in distributed ledger technology.
Diginex Business Lines
Exchange	✔	✔	✔	X	X
Custody	✔	✔	✔	X	X
Trading	✔	✔	✔	X	X
Capital Markets	✔	✔	✔	✔	X
Solutions	✔	✔	✔	✔	✔
Asset Management	✔	✔	✔	X	X

Relationship Between Business Lines

While Diginex believes that its business lines are complementary insofar as they provide products, services and solutions that cover the full value chain resulting from the transition of data to a distributed ledger, Diginex recognizes that, as is the case with traditional financial institutions that service multiple categories of clients, there is a need for physical and informational barriers (“Chinese Walls”) between its business lines. Diginex believes the absence of such Chinese Walls among many Virtual Currency exchange and trading operations is both an opportunity for Diginex to attract customers who value its institutional approach and also an impediment to the maturation of the industry in general. Diginex’s compliance team has overseen the design and implementation of several Chinese Walls.

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Physical Chinese Walls include, among others, the segregation of the entire Asset Management Business, which operates in a separate area in Diginex’s Hong Kong office. Meanwhile, proprietary trading personnel are separated from Diginex financial services personnel, in a designated office area whilst the OTC trading personnel are physically separated in a different office location from the rest of the Diginex business. When the Exchanges are launched, the personnel who will have access to transaction and pending order information will be restricted to the Exchange Business’ operations team, who will be physically separated from the rest of Diginex’s businesses.

Informational Chinese Walls include the use of specific and separate filing systems with restricted access rights and passwords to prevent and control unauthorized access to sensitive information. Only certain Diginex officers licensed by the SFC and the Chief Compliance Officer may approve access to these restricted folders. Robust IT infrastructure is implemented to ensure the security of information with respect to documents and e-mails, including but not limited to:

●	encrypted e-mail;

●	secured share drive;

●	efficient access monitoring and control; and

●	segregated domain controller.

The investment information of funds managed by the Asset Management Business is stored in a standalone platform with access to asset management personnel only. The Asset Management Business currently manages one fund of hedge funds. The investment strategies of underlying funds are only accessible by asset management personnel and the actual investment holding of the underlying fund is not made transparent to Diginex by underlying fund managers.

The Diginex proprietary trading and OTC team trade directly with external exchanges only and have no access to any information apart from those that are in relation to their businesses.

The Exchanges are being built on a standalone platform and separated from other Diginex businesses. When the Exchanges commence business, no proprietary trading of any Diginex entities will be permitted on the Exchanges to avoid any actual or apparent conflict of interests.

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Institutional Approach

Diginex believes distributed ledger technology companies need to know not only the wants and needs of each stakeholder in the financial services industry, but to also understand how to navigate a set of the legacy systems and organizational structures used by banks, brokers, exchanges, custodians, investors, fund administrators, auditors and regulators in order to realize the value created by distributed ledger technology in financial markets. Diginex believes this understanding is exhibited in what Diginex refers to as the “institutional approach” that Diginex has taken in each of its lines of business.

Business Line	Examples of Institutional Approach		Why this is Important

Exchange	●	Only list investment grade products (stringent due diligence on listings)	These products and features enable investors to dependably execute investment strategies and trust that the trading infrastructure of the Exchanges are secure and fair. Exchange-failure risk is one of the largest blockers of institutional adoption of the asset class. Offering a regulated, secure exchange platform gives investors access to Digital Assets without taking unnecessary counterparty risk

	●	Market surveillance tools

	●	Low latency trading infrastructure

	●	Native 4.4 Fix API (Financial Information Exchange Application Programming Interface)

	●	Segregation of duties

	●	Managed accounts

Custody	●	Insurance against loss events	The risk of loss of Digital Assets (irreversibility of transactions) is a significant holding risk, placing a much higher level of importance on process management and physical security of Digital Asset custody infrastructure. Providing solutions and services that are insured and verified as secure enables institutional investors to use Digivault as a third-party custody provider

	●	Formalized processes for asset transfers and crisis response

	●	Highest levels of physical and online protection

	●	Cyber Essentials Plus accreditation, penetration testing done by CREST-registered personnel, early stages of ISO27001 accreditation

	●	Secure custody

	●	Communication and confirmation mechanisms

Trading	●	Managing risk through exposure and leverage limits	By providing institutional trading services, individuals, corporates and institutions can trust Diginex to transact and trade Digital Assets in a safe and secure manner on their behalf

	●	Dedicated operational and risk management personnel

	●	Traditional portfolio management systems outfitted for Digital Asset trading

Capital Markets	●	Corporate finance advice by experienced investment banking professionals	The risks of project mismanagement, regulatory violation and technological misguidance are mitigated, and the financial benefits of the technology can be realized

	●	Licensed distribution of Digital Securities through distribution partners

Solutions	●	Designing products that are interoperable with legacy systems	The risks of project mismanagement, regulatory violation and technological misguidance are mitigated, and the financial benefits of the technology can be realized

	●	Working alongside other technology vendors, regulators, and various constituents for product delivery

	●	Understanding how to implement solutions at scale within large organizations and between organizations, governments and non-government organizations

Asset Management	●	Investment-grade asset management products offering diversified exposure to the asset class

In bringing best practices to the Digital Asset management space, investors can be confident that Diginex understands the risks involved, can relate this to the traditional investment space, has underwritten the risks associated with a new asset class properly and will present investment-grade products for allocation

	●	Operational and investment due diligence

	●	Transparent investor relations

	●	Risk management procedures and operational controls

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Technology

Diginex has a full stack (front and back end) development team primarily based in London, Berlin and Hong Kong. Except for engineers dedicated to Digivault, all lines of business can draw upon the resources of a general engineering pool, led by Diginex’s Chief Research Officer. The Chief Research Officer is responsible for allocating resources across business lines and informing senior leadership of new developments and risks in the blockchain and distributed ledger technology space.

The skill base of the engineering team reflects Diginex’s strategic decision not to focus on developing applications for any one specific blockchain or distributed ledger. While specific experience is valued within the firm, engineers are expected to be adaptable. Diginex believes this is a key selling point in attracting engineering talent, and Diginex encourages all engineers to extend their stack by participating in international hackathons and contributing to open-source projects.

Development work at Diginex also utilizes third party vendors. For example, to develop the Exchanges, Diginex is using a hybrid approach where internal lead architects and senior developers design the architecture and conduct extensive code reviews while external vendors work on implementation. Business analysts also play an important role in translating client requirements to save time and cost during the implementation phase. The most important selection criteria for vendors are technical expertise, IT security, and market reputation as well as resource availability, timeline, management and other costs.

Cornerstones of Diginex’s technology stack are lightweight applications (JavaScript/Node.js, TypeScript/Angular), platform agnostic blockchain selections (Ethereum, Corda, etc.), elastic (instantaneously scalable) cloud infrastructures and fully automated IT infrastructure implementations (Docker/Kubernetes/Terraform). As performance, reliability and security is a key requirement, particularly for financial markets applications of blockchain and distributed ledger technology, internal code reviews and external smart contract audits are an integral part of Diginex’s work.

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Competitive Advantages

Diginex has competitors in every line of business in which it operates, several of which have already launched products and have started to generate revenue. Diginex believes its core competitive strength lies in being one of the few, if only, companies targeting institutional investors that is capable of bringing together a set of complementary products and services to realize the full value of distributed ledger technology within financial markets. The planned synergies between Diginex’s lines of business are outlined in the table below.

Diginex	Exchange	Custody	Trading	Capital Markets	Solutions	Asset Management
To the Exchange Business		An insured custody solution for exchange clients	Customers	Listing and trading fees from Digital Securities	Customers and transactions from use of fiat/Stablecoin trading	Brand awareness and hedge fund requirements

To Digivault	Customers		Customers	Customers	Customers	Customers and knowledge of product requirements

To the Trading Business	Customers	Customers		Supply of Digital Securities to trade OTC	Customers	Customers

To the Capital Markets Business	Broker accounts and listing venue for Digital Securities	A licensed custodian for Digital Securities	OTC for secondary trading to provide liquidity		Opportunity to build innovative financial products	Knowledge of Digital Asset and institutional investor demand for blockchain based financial products

To the Solutions Business	Customer onboarding tools	An insured custodian for any financial assets transacted on Bitcoin and Ethereum blockchain infrastructure	OTC execution services	Leverage solutions outcomes into new financial products		Knowledge of Digital Asset and institutional investor demand for blockchain based financial products

To the Asset Management Business	Institutional features encourage institutional adoption of asset class	Institutional features encourage institutional adoption of asset class	OTC execution services, fund liquidity	Demand for Digital Security investments	An understanding of latest developments in blockchain technology

Diginex believes these synergies will be recognized by the market as the industry matures and Diginex is successful in its execution. Diginex expects to face competition from more full-service firms in the future. M&A activity is already taking place between Diginex’s competitors to achieve a broad product offering similar to Diginex’s, and Diginex expects this to be an ongoing theme over the next 12-24 months. However, Diginex believes that traditional financial services firms will continue to either remain on the sidelines or develop applications within their own businesses for some time. As a result, Diginex believes it has an opportunity to build its operations and achieve the type of scale advantages that come with a larger client base and balance sheet to support each business line.

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In addition to the potential synergies between Diginex’s lines of business and the opportunity to achieve scale advantages through successful execution, Diginex believes it has the following competitive strengths:

●	Institutional Knowledge – Many of Diginex’s business heads, in addition to the Founding Team, have held senior leadership positions in the world’s largest financial institutions. This provides Diginex with not only insight into product design, but credibility with both regulators and customers.

●	Blockchain/Distributed Ledger Agnostic – Diginex is neither creating a blockchain nor a distributed ledger. Rather, Diginex builds solutions on top of the foundational layer of a blockchain or distributed ledger. There are many companies promoting the adoption of their own blockchain or distributed ledger. Diginex’s strategy is to use whatever technology is most appropriate. Diginex views these companies as potential partners rather than competitors, and as beneficial to Diginex as they encourage the transition of data from traditional databases to distributed ledgers.

●	Compliance Focus – the Founding Team observed in 2017 that regulations were not keeping pace with the development of the Virtual Currency sector. Given the Founding Team’s shared background of having worked for some of the world’s largest financial institutions in businesses that are increasingly under the scrutiny of regulators, Diginex has always viewed regulation in the Digital Asset industry as necessary and inevitable. Diginex began building its compliance team in the first quarter of 2018, appointing a Chief Compliance Officer in third quarter of 2018 and joining GDF in the fourth quarter of 2018 as a founding member. GDF is an industry body that promotes the adoption of best practices for Digital Assets and digital finance technologies, through the development of conduct standards, in a shared engagement forum with market participants, policymakers and regulators.

●	Operational Infrastructure – each business line within Diginex has a dedicated business head. These business heads are supported by a shared compliance, finance, legal, HR, sales and marketing department (together, the “Support Teams”) that provide support across all business lines. The executive team is responsible for providing strategic guidance to the business heads, identifying and remedying issues business heads face with their deliverables. The Support Teams have fintech and financial services experience, and Diginex believes this enables its business lines to receive a level of internal support comparable to that of a larger organization. This allows Diginex to bring products to market efficiently and will position it to scale its business.

●	Late, But Early – Diginex was founded in June 2017, several years after some of its competitors, but Diginex believes many years before larger financial services companies will enter its market. Diginex believes an advantage of being a “late” entrant from a technology product design perspective is the ability to meet the needs of institutional clients without costly or cumbersome rebuilds. From a regulatory perspective, Diginex believes being a late entrant with a strong focus on compliance distances Diginex from the potential pitfalls that other firms will face having operated in regulatory gray areas. Being “early” affords Diginex with the time to launch, operate, and grow its business lines and obtain the associated scale advantages before larger companies enter the market.

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Growth Strategy

Following a successful launch of its key products and business lines, Diginex believes that it will be well positioned to leverage its operational infrastructure, global presence and institutional approach to secure partnerships that drive user acquisition and acquire licenses in additional jurisdictions to broaden its potential customer base. The table below displays both current and anticipated customers and the sales and growth strategies for each of Diginex’s business lines.

Business Line	Customers		Sales Strategy		Growth Strategy

Exchange	●	Retail - Active Traders, HNWIs	●	Retail - early adopter incentive schemes and loyalty incentive agreements	●	Retail - focus on user base partnership and acquisition strategies

	●	Institutional - Arbitrageurs, Market Makers, Hedge Funds, Family Offices, Private Banks, Endowment Funds, Pension Funds	●	Institutional - direct sales, partnerships, Diginex Access	●	Institutional - product innovation, listings, volume incentives, licenses to onboard in additional jurisdictions to expand potential user base

Custody	●	Retail - Active Traders, HNWIs	●	Retail - social media platform driven, exchange clients

	●	Institutional - Arbitrageurs, Market Makers, Hedge Funds, Family Offices, Private Banks, Endowment Funds, Pension Funds	●	Institutional - distribution partners and platform integrations, direct sales	●	Retail - aim to lower insurance costs with scale

	●	Financial Services Businesses	●	Financial services business - partnerships, white labelled custody	●	Other - additional products/services on top of custody, obtain more licenses (direct and through partnerships), launch of Helios

	●	Capital Markets Business and Solutions Business clients	●	Capital Markets Business and Solutions Business clients - cross-selling

Trading	●	Institutional - Arbitrageurs, Market Makers, Hedge Funds, Family Offices, Private Banks, Endowment Funds, Pension Funds	●	Direct sales, inside sales	●	Focus on trading balance sheet growth to offer competitive pricing, then inside sales and additional product offerings

	●	Exchange Business, Digivault, Capital Markets Business, Solutions Business, and Asset Management Business clients

Capital Markets	●	Global 2000, Retail Banks, Investment Banks, Financial Technology companies	●	Distribution partners and platform integrations, direct sales, inside sales	●	Asset class specific origination platforms

Solutions	●	Global 2000, Retail Banks, Investment Banks, Financial Technology companies, Governments, Inter-Governmental Organizations, NGOs	●	Resale and marketplace partnerships (Microsoft AppSource Marketplace for example), direct B2B sales, referral incentives, scale-based fee incentives	●	Focus on establishing partnerships with all major SaaS resale and marketplace platforms, referral incentives and expansion into new product offerings

Asset Management	●	Retail – HNWIs	●	Direct sales, distribution partners, incentives for seed and anchor investors	●	Explore partnerships and strategic investments at asset management business or fund GP level to institutions, launching additional fund offerings as Digital Security market emerges

	●	Institutional - Arbitrageurs, Market Makers, Hedge Funds, Family Offices, Private Banks, Endowment Funds, Pension Funds

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While Diginex intends to target potential customers in multiple jurisdictions, the Exchange Business, Digivault, the Trading Business, the Capital Markets business and the Asset Management Business will not target or onboard U.S. persons unless they have acquired regulatory approval to do so or have obtained advice from U.S. legal counsel that their anticipated activities fall under an applicable exemption. Diginex will use two primary methods for assessing where a U.S. person may be attempting to use Diginex services; first, onboarding KYC documentation collection and verification and second, through technical means where reasonably feasible to do so such as, but not limited to, collection of IP addresses and ascertaining whether a virtual private network connection may be being used to mask a customer’s true location.

Approach towards Digital Securities

Regulatory concern on Digital Assets that may be classified as securities in the jurisdictions in which they are issued, offered, or traded is increasing and can be seen from notable enforcement by regulators, including the Securities and Exchange Commission. Diginex recognizes these concerns and aims to ensure that such concerns are mitigated from the outset.

The VCE, which is expected to be open to both retail and institutional investors, initially aims to offer bitcoin, ether and various Stablecoins, TrueUSD, USDCoin, and potentially JPY/SGD/KRW/EUR equivalent Stablecoins.

It is anticipated that the DSE will be covered by appropriate licenses permitting the trading of Digital Securities in both Jersey and Singapore. It will only permit licensed broker-dealer access with appropriate control procedures in place to ensure that the broker-dealers adhere to Diginex’s terms and conditions of trading.

Prior to listing on either Exchange, both Digital Securities and Virtual Currencies will be subject to rigorous due diligence and approval that will require legal opinions from the jurisdictions in which they will be offered and where the regulatory treatment of the Digital Asset may be unclear. In the event of disputing opinions from different jurisdictions, the higher bar that the Digital Asset is a Digital Security will be taken.

A similar approach will be applied to the Custody Business prior to accepting Digital Assets. At present and in the near term, the Trading Business will not accept or execute, trade or hold Digital Securities until, in each case, appropriate regulatory cover has been applied for and is approved.

The Capital Markets Business is focused on the tokenization of assets that would be classified as Digital Securities such as interests in real estate, and, as such, the business is operated in a way whereby the regulatory coverage that Diginex applies is to the standard that each Digital Asset is a Digital Security.

Diginex does not intend to effect any transactions in, nor induce or attempt to induce the purchase or sale of any Digital Security with any U.S. persons without ensuring that it is acting in compliance with U.S. laws relating to the offer and sale of securities. To the extent that in the future Diginex seeks to effect any transactions in, or induce or attempt to induce the purchase or sale of any security with any U.S. person, Diginex will either seek to register as a U.S. broker-dealer as required by Section 15(b) of the Exchange Act, or partner with a U.S. broker-dealer.

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Business Line Overviews

Summary

Many of Diginex’s business lines are still in development. The table below provides a brief summary of each business lines’ state of development, remaining milestones, expected launch, targeted jurisdictions and expected remaining costs (outside of salaries due to employees).

Business Line	Current State of Development	Milestones	Expected Launch	Targeted Jurisdictions	Expected Remaining Launch Costs
Exchange Business	Functional beta version released internally in early November for testing. Development continues on production of Minimum Viable Product (“MVP”).	● Completion of MVP. ● Full launch.	● MVP by end 2019 ● Full launch in Q1 2020	Jersey Singapore	Projected capex spend of approximately $5m required prior to the launch of the Exchanges in Jersey and Singapore.

Digivault	Kelvin – live with support for Ethereum, ERC20, ERC1400, ERC 1404 and bitcoin. Bitcoin in custody Helios – currently in infrastructure deployment phase. Core development ongoing.

●    Regulatory approval in Jersey decision expected Q1 2020.

●    FCA Sandbox entry expected in February 2020.

●    Data center infrastructure build out expected completion January 2020.

●    Code deployed to data center expected February 2020.

●    Penetration testing expected March 2020

●    User Acceptance Testing expected to complete early April 2020.

●    Specie insurance to be incepted when assets under custody level exceed the deductible level.

●    Crime insurance expected to be incepted Q2 2020.

			Helios is expected to launch in the second quarter of 2020	UK* Jersey Singapore	In addition to the costs associated with the external running of Helios, it is projected that capex costs will be less than $500k to launch Helios.

Trading Business	The Trading Business is fully operational.	N/A	N/A	Hong Kong*	N/A

Capital Markets Business	Building pipeline of projects.

●   Successful completion of first offering is expected to occur in the first quarter of 2020.

●   Approval of Category 4 (Investment Advisor) license in Dubai expected Q1 2020.

●   Acquisition of Type 1 (Dealing in Securities) license in Hong Kong expected in Q2 2020

			N/A	UK* EU Hong Kong Singapore UAE	N/A

Solutions Business	Diginex Trust – Diginex Trust beta version released on Microsoft Azure Marketplace in August 2019. An enhanced version with additional features was launched in December 2019.	Diginex Trust: Further enhancements to be added in late Q1 2020.	Diginex Trust: N/A	Global*	All work on the Solutions Business’ applications is being, and is expected to continue to be, done internally.

	eMin – currently under pilot with a global beverage company in Bahrain. An enhanced version with additional features was launched in December 2019.	eMin: Further enhancements to be added in late Q1 2020.	N/A

	IRIS-SAFER – Launched in December 2019.	IRIS-Safer: N/A	IRIS-Safer: N/A

	Diginex Passport – development continues.	Diginex Passport: First release.	Diginex Passport: First release expected in Q3 2020.

	Diginex Access – Diginex Access is in advanced stages of development.	Diginex Access: Demo Viable Product (“DVP”) – used for client demo’s and high level feedback. Commercially Viable Product (“CVP”) – a finished product.	Diginex Access: CVP expected in Q1 2020.

Asset Management Business	FOF launched with first dealing date Nov 1st.	Grow AUM to $35m by the end of the first quarter of 2020.	N/A	Hong Kong* Switzerland	N/A

*	Denotes jurisdictions in which the applicable business line is currently operating.

The Exchange Business

Overview

Diginex is building the Exchanges to facilitate the trading of Virtual Currencies, Stablecoins and Digital Securities. Diginex is aiming to offer retail, professional and institutional investors truly global, fully licensed Exchanges and regulators a comprehensive set of monitoring tools for investor protection. The Exchanges are a central component of Diginex’s mission statement: to drive institutional adoption of blockchain and distributed ledger technology to realize efficiencies in financial markets. The Exchanges were internally beta launched for testing in the fourth quarter of 2019 and are expected to be fully launched and licensed in Jersey in the first quarter of 2020. The VCE and DSE are expected to be fully launched and licensed in Singapore in the first and fourth quarters of 2020, respectively. The Exchanges will have an initial focus on serving clients in Europe and Asia.

History

The Founding Team held preliminary talks with traditional securities exchanges throughout 2017. At the time, several prominent Virtual Currency exchanges had already emerged, and there was great interest in the transaction volumes being reported. A combination of technical issues (exposed by security hacks on major exchanges), lack of regulation (leading to rumors of market abuse), and a perceived focus on retail flow presented a clear opportunity to the Founding Team to leverage its technology and capital markets expertise acquired from decades of managing sales and trading operations at the world’s largest investment banks. The Founding Team believed that regulators would inevitably clamp down on most Virtual Currency exchanges and introduce licenses to protect the interests of investors and to prevent the illicit use of exchanges by criminals and terrorists. The Founding Team also found that the infrastructure typical in traditional financial markets was lacking and believed this would likely prevent institutional investors from being comfortable with trading Digital Assets.

In the first quarter of 2018, Diginex made the strategic decision to build the Exchanges. Diginex concluded that controlling its own execution platforms (rather than partnering or white labelling) was the only way of accelerating institutional adoption and would position it to capture a dominant share of a nascent industry. In order to achieve this, Diginex will, trading infrastructure aside, need to take an active leadership role in the following areas:

●	Regulation – not only does Diginex need to build robust Exchanges on a technical level, but given the lack of regulation, it needs to actively participate, on a global basis, in conversations pertaining to the regulation of Digital Assets.

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●	Product – the Founding Team viewed most coins resulting from ICOs to be unregulated securities issued by pre-seed stage businesses, the market for which was analogous to angel or early state equity financing, which is dwarfed in size by traditional asset classes such as debt, equity, and real estate. The Founding Team believed the issuance and trading of Digital Securities that represent rights to future cashflows to be a trillion-dollar market opportunity, but one that would not emerge without both a licensed securities exchange platform and institutional grade products to act as proof points.

●	Custody – Diginex perceived a lack of licensed custodians with insurance coverage to be an impediment to institutional investor participation in any form of Digital Asset.

Diginex has taken leadership in each of these areas since making the strategic decision to build the Exchanges. Diginex appointed a Chief Compliance Officer in August 2018, who formerly acted as the Global Head of AML and Transaction Monitoring at Thomson Reuters and is a patron board member and AML/CFT Working Group Chair for GDF. In the first quarter of 2019, Diginex launched the Capital Markets Business, which aims to be the leading, full service, global provider of capital raising services and technology platforms to institutional issuers of debt, equity, and alternative instruments. Digivault was established in December 2018 and has prioritized integration of Ethereum interoperability standards ERC20, ERC1400, and ERC1404 due to their expected use by engineers when designing Digital Securities.

After an extensive search, in the third quarter of 2018, Diginex hired a head of the Exchange Business, who had the ideal mix of traditional trading system design and implementation combined with Digital Asset exchange product expertise. He formerly acted as Chief Trading Officer for one of the largest bitcoin spot market exchanges, based in Japan, where he oversaw the build out of the liquidity provision platform including design of the architecture, infrastructure plan and quantitative automated market making strategy. Design began in the first quarter of 2019, and vendor selection in the second quarter of 2019. The development of the Exchanges involves the use of external vendors, each with their own product expertise and, in order to accelerate time-to-market, the use of licensed third-party components for portions of the core trading system. The overall architecture has been designed by Diginex in consultation with vendors, then implemented by vendors, whose work is subject to code reviews and quality assurance testing. Where third party components are used, these are subject to quality assurance testing and will undergo third-party penetration testing once the full product is near completion. As of today, Diginex anticipates the Exchanges will be fully launched and licensed in Jersey in the first quarter of 2020. The VCE and DSE are expected to be fully launched and licensed in Singapore in the first and fourth quarters of 2020, respectively.

Product

The Exchanges

In order to provide a comprehensive product mix, Diginex plans to create the VCE and DSE and will seek the appropriate licenses for both. The VCE and DSE will share the same technical infrastructure but can be considered as distinct exchanges with different user access and customer experiences in addition to their differentiated product offerings.

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The Exchange Business will ensure that its processes and client needs are fully aligned. To this end, the Exchange Business will not do its own market making and will only use third-party market makers to avoid any conflicts of interest in trading.

The Exchange Business will also have a full suite of market surveillance tools for monitoring and reporting suspicious activity, such as wash trading (a form of fictitious trading in which a transaction gives the appearance that authentic purchases and sales have been made, but where the trades have been entered without the intent to take a bona fide market position) and fake order books, to ensure customers are not being manipulated by malicious actors and to prevent unfair practices that would give some clients an advantage over others.

Custody

Digivault is anticipated to provide custodial services to the Exchange Business’ clients. As of the date of this proxy statement/prospectus, Kelvin has been launched with the capability to custody bitcoin and several Ethereum blockchain-based Digital Assets. Digivault will apply for custodian and trust business licenses and partner with custodians and trust businesses on a jurisdiction-by-jurisdiction basis prior to offering Digital Security custody or Virtual Currency custody to any clients. The Exchange Business will also offer clients the option to custody with a selection of third-party custodians. For more information on Digivault, see the section titled “Digivault”).

Deposits and Withdrawals

An agreement has been signed with Prime Trust, a global trust services company based in Nevada, USA, to provide fiat on- and off-ramp services to the Exchanges. Diginex is currently in negotiations with one of the world’s largest payment service providers to enable global fiat debit and credit card deposit facilities in addition to competitive foreign currency conversion facilities.

Segregation of Duty

Diginex has found that most Virtual Currency exchanges are built for retail clients and only allow entities to have single usernames, passwords and two factor authentications. In Diginex’s experience, this is unacceptable for institutions and therefore Diginex will allow multi-member institutions to set up separate logins for each member with full duty segregations and permissions. Clients will be able to set up multi-party authentications and approvals for activities requiring a high degree of operational control.

Technology

Diginex’s trading infrastructure is being designed to be capable of handling significant volume and throughput at a high speed and will enable industrial-grade data persistence and failover services to ensure maximum availability. Diginex will be using a FIX 4.4 API, a standard financial information exchange protocol used by many financial institutions, as well as a WebSocket API.

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Listings

Diginex plans to list major Digital Assets on the Exchanges. Any listings will be considered only after extensive due diligence is conducted. Selection criteria will include, but not be limited to, third party business plan review, third party code review, extensive background checks, and third-party legal review regarding whether a Digital Asset is a security (if applicable).

Onboarding

The onboarding system features several technology platform integrations covering individual identity as well as corporate entity identification and verification, address verification, sanctions screening, politically exposed person (“PEP”) identification, and adverse media screening, and blockchain transaction analytics review all contributing to a risk scoring engine. Platform integration partners were all subject to vigorous due diligence requirements. All onboarded individuals and corporate entities will be subject to ongoing monitoring and review.

The DSE is being designed to operate a member model for licensed broker-dealers. Diginex will only onboard broker-dealers in accordance with laws of the jurisdictions in which they hold licenses and following extensive due diligence to validate their client onboarding processes.

Payments

As opposed to its other business lines, which will only accept payment in Fiat, Diginex expects the Exchange Business to be able to accept commission payments on trades from its customers in both Fiat and Digital Assets. At this time, Diginex anticipates that it will convert any Digital Assets received into Fiat as soon as practicable upon receipt through transactions arranged with OTC brokers.

Regulatory Coverage

For the VCE, the primary regulatory concern is AML and CFT controls, alongside robust consumer protection. Currently, relatively few jurisdictions have implemented regulations specifically for Virtual Currency exchanges, although, in the course of the next 12-24 months, Diginex believes it is probable that most countries will introduce a license or registration for exchanges to operate within their borders or with their residents. This is due to the FATF Recommendations for Virtual Asset Service Providers that was ratified in June 2019. Diginex had anticipated this and is already mapping the changing landscape. Diginex’s Chief Compliance Officer is considered a notable figure internationally on the topic of ensuring industry compliance with the FATF recommendations.

For the DSE, Diginex expects regulatory treatment to be more aligned to a traditional securities exchange, such as a Recognized Market Operator in Singapore, Multi-Lateral Trading Facility in Europe, or Alternative Trading System in the U.S.

With regards to jurisdictions where Diginex will seek primary authorizations to operate, Diginex has focused on assessing jurisdictions on the following criteria:

●	strong reputation as credible financial centers;

●	progressive regulations and guidance for Digital Asset firms;

●	transparent and accessible regulators willing to consider ground-breaking Digital Asset products and services, while demonstrating prudence on the applicants to support these products and services;

●	proximity to key financial sectors; and

●	respected, recognizable legal systems.

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Diginex has commenced license applications with the Jersey Financial Services Commission. For the VCE, the application made is to carry on a specified Schedule 2 Business (being a Virtual Currency Exchange) pursuant to Article 13 of the Proceeds of Crime (Supervisory Bodies) (Jersey) Law 2008. For the DSE, the application made is to be registered for Class A Investment Business (Dealing in Investments) pursuant to the Financial Services (Jersey) Law 1998. The indicative timelines for approval provided by Diginex’s legal counsel in Jersey is the first quarter of 2020.

Diginex is also in frequent discussions with the Singapore regulator, the Monetary Authority of Singapore. For the VCE, currently no license is required to operate as the new licensing regime does not come into effect until January 2020 (under the Payment Services Act, passed 14 January 2019) whereby a 6-month application window will be permitted and the VCE can continue to operate. Diginex is in discussions with local legal counsel to support the application process to become a Major Payment Institution which if granted will allow Diginex operate the VCE following the 6-month application window. For the DSE, Diginex will apply for a Recognised Market Operator license in the first quarter of 2020. From discussions with the regulator, it is expected that this license will take approximately 6-9 months to reach a decision.

The intention of a license in Jersey is to onboard UK and European investors, with Asian investors onboarded in Singapore. In the short-term, the Jersey license, where it is projected a decision will be reached sooner than Singapore, is expected to provide sufficient regulatory coverage for the key target markets. The VCE will permit both retail and institutional investors.

With regards to the DSE, only licensed broker-dealers will be permitted access to trade. Diginex will ensure appropriate levels of control and governance over the broker-dealer market participants. Diginex anticipates that such a framework will ensure that market participants will be able to trade on the DSE in full compliance of both their local regulations, as well as the locations where Diginex is anticipated to hold licenses to operate the Exchanges.

Market Opportunity

Diginex believes the issuance and trading of Digital Securities that represent rights to future cashflows in particular to be a multi-billion dollar market opportunity as the use of blockchain and distributed ledgers becomes the standard form of technology underlying financial instruments and the transaction data recorded on distributed ledgers enables the creation of innovative new instruments. This market is currently in an early stage of development. Only a handful of projects that Diginex believes are worthy as proof of this concept have come to market, and the Capital Markets Business is working on such a project with its first client. Diginex also acknowledges that several issues, such as custody and regulation, need to be solved before the market can develop. Diginex is working on all these issues in order to be best positioned to obtain leadership in the Digital Security industry as it grows.

For the VCE, Diginex believes it can take a significant market share from unregulated, retail focused exchanges, as regulators take punitive action on unlicensed operators, and professional and institutional investors appreciate Diginex’s features such as its custody offering, segregated accounts, API, and industrial-grade data persistence and failover.

The current Virtual Currency market size is widely acknowledged as being difficult to calculate due to the well documented existence of market manipulation by unlicensed exchanges. Taking bitcoin as an example, in filings to the SEC, Bitwise Asset Management reported only 10 of the 81 “top” exchanges they analyzed as having actual volume. Average daily volume of bitcoin on these 10 exchanges, as of March 2019, ranged from $1.4m to $110m, with an average of $27m, while the bitcoin futures market (at the time on the Chicago Mercantile Exchange and Chicago Board of Options Exchange) traded $91m per day. Diginex believes these exchanges are likely capturing most of the share of institutional flow, which Diginex expects to grow significantly as custody and regulatory issues are addressed. In the absence of these issues being solved, Diginex believes institutions prefer to allocate to investment products, which the Asset Management Business intends to capture. In the first quarter of 2019, Grayscale reported an average influx of $3.2m a week into their bitcoin trust product, the majority of which (73%) came from institutions. Diginex believes institutional flow will be concentrated in a small number of Virtual Currencies, where it is possible to justify portfolio allocation (e.g. due to diversification benefits), and Stablecoins backed by various currencies. In June 2019, average daily trading volume of one Stablecoin, USDC, was over $90m.

Competitive Advantage

There are several competitors to the Exchange Business, both for the VCE and DSE. As the market for Digital Securities is at an earlier stage, Diginex believes most of its competitors with the DSE have not yet fully launched their securities exchange product, while many of the existing exchanges lack volume and diversity of product listings, institutional infrastructure, and/or tend not to be licensed in credible jurisdictions. There are many well established businesses that Diginex’s VCE will compete against for retail flow, and several institutionally focused exchanges that will compete for institutional flow. The institutional focused exchanges Diginex viewed as competitors are predominantly located and licensed in the U.S., while Diginex’s exchange strategy is to seek licenses in Europe and Asia.

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Diginex believes the Exchange Business has the following competitive strengths:

●	Trading infrastructure – current Digital Asset exchanges struggle during periods of high volume and Diginex is building a matching engine to handle high volume with low latency.

●	Market surveillance – Diginex will offer full reporting and market surveillance services to ensure that no one exchange customer has an unfair advantage over another.

●	API connectivity – Diginex is building FIX 4.4 API functionality into the Exchanges, a well-established and widely understood financial information exchange protocol allowing established trading systems to access the execution platform.

●	Custody platform connectivity – Diginex will offer multi-custodian connectivity. Diginex’s own custody products, Kelvin and Helios, will offer competitive pricing to exchange clients.

●	Synergies with Diginex businesses – in addition to Digivault, the Exchanges will be a natural listing and execution platform for the Capital Markets Business, which aims to be the leading, full service, global provider of capital raising services and technology to institutional issuers of debt, equity, and alternative instruments on distributed ledgers.

Digivault

Overview

Diginex’s custody business, Digivault, has developed Kelvin and is developing Helios for Digital Assets and plans to target institutional clients. Diginex owns 85% of Digivault, with the remaining 15% held by key management of Digivault, who have extensive experience in the cybersecurity industry, specifically the delivery of highly secure end to end IT solutions to the nuclear, financial services, security and defense sectors. Digivault launched Kelvin, with the capacity to offer storage of bitcoin and several Ethereum blockchain-based Digital Assets in November 2019, and an insurance policy related thereto will be incepted when assets under custody exceed the deductible level. Helios is still in design phase and not expected to be launched until the second quarter of 2020.

History

The Founding Team’s research into the state of the Virtual Currency industry in 2017 led it to conclude that a lack of institutional custody offerings was a leading factor in preventing institutional adoption of Digital Assets. The Founding Team also believed that licensed custodians would be a necessary requirement for any institutional participation in Digital Security offerings. By the first quarter of 2018, many Virtual Currency startups had either launched or announced their intention to launch a custody offering to address this issue. However, owing to the perceived risk of total financial loss, as evidenced by the $266m in assets stolen from exchanges and trading platforms in 2017 and the $532.6m stolen from a single exchange in January 2018, the Founding Team believed that it would be difficult for the balance sheets of these custodians to allay the concerns of institutional investors. It became clear to the Founding Team that a custody offering would require a comprehensive insurance policy to protect investors against total financial loss. This led the Founding Team to search for a team capable of designing a cybersecurity solution in conjunction with the insurance industry and financial institutions clients. Digivault was established in December 2018 in the UK, with the team based in Diginex’s London office.

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Products

Kelvin

Kelvin is designed around the use of Hardware Security Modules to convert Digital Assets (private keys) into physical objects (key cards). These physical objects, which hold the private keys to the client’s Digital Assets, are then stored in secure vaults. The storage is considered “cold” in so far as the key cards are not connected to a networked computer terminal and therefore are not able to be accessed by a computer hacker. Digivault has signed a cooperation agreement with Malca-Amit, a leading security and logistics company involved in the storage and transport of valuables such as diamonds and precious metals to and from global vaulting facilities, in order to offer secure vaulting (for key cards) and logistics to clients in the many countries in which Malca-Amit operates.

As of today, Kelvin has the technical capability to custody Ethereum blockchain-based Digital Assets including ether, ERC20, ERC1400, and ERC1404. These interoperability standards (ERC20, ERC1400, and ERC1404) have been selected due to their expected use by engineers when designing Digital Securities. As of the date of this proxy statement/prospectus, Kelvin has bitcoin under custody stored in the vaults of Malca-Amit.

Diginex has been working with leading insurance brokers to ensure Kelvin meets industry standards and is able to offer competitive pricing. During this process, Kelvin passed a third-party risk assessment with a potential underwriter’s risk assessor. Diginex has received but not yet accepted an insurance proposal which it believes will be competitive and it plans to incept this insurance as soon as assets under custody exceed the deductible level.

Audits have been carried out throughout the development phase. The application cryptographic layer was subjected to a third-party code review by North Cyber Limited, a cyber-security consultancy specializing in highly secure solutions. Digivault successfully gained Cyber Essentials Plus accreditation on July 16, 2019, with the audit carried out by Arcturus Limited, a division of Cyberfort Group, which offers a matrix of global cyber advisory, detection and defensive security solutions. Cyber Essentials is a UK Government backed scheme that helps companies to guard against the most common cyber threats. Diginex is working with Ringus Solution Enterprise Limited, an IT and cybersecurity solutions company, to support the business’s compliance with ISO27001, with the aim of receiving this accreditation by the end of 2020. Successful accreditation will demonstrate that Digivault has implemented a framework of policies, procedures and technical controls to ensure it is protecting the confidentiality, availability, and integrity of assets from threats and vulnerabilities. Penetration testing was undertaken by a CREST (International), a registered penetration tester from Danielyan Consulting Limited, which provides internationally recognized accreditations for organizations and professional level certifications for individuals providing, among other things, penetration testing. Successful testing of Digivault’s AWS infrastructure and Web app and API was completed on July 28, 2019.

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Helios

The conversion of Digital Assets into physical objects for safekeeping (cold storage) is a widely used method. However, moving Digital Assets “offline,” and the resulting procedures that are required to safeguard the handling of client key cards, have the effect of reducing speed to transact. This is likely to be unacceptable to some investors. Digivault’s answer to this is Helios, a permanently “online” storage solution, the design of which is based around the use of hardware used in the nuclear, defense and security sectors and will provide additional functionality to enable faster withdrawals than cold storage solutions. Helios is currently in the infrastructure depoloyment phase, with the product not expected to be launched until the second quarter of 2020.

The baseline code for Helios is shared with Kelvin, which ensures system integrity, seamless integration of the two products and makes future product updates less complex. By sharing the same baseline code with Kelvin, Helios will be able to support the same Digital Assets as Kelvin upon product launch.

Licenses

Although traditional market custodianship is clearly defined in regulation, there remains some ambiguity as to the custodial arrangements required for secure storage of private keys, in particular when the keys provide access to Digital Securities or Virtual Currencies. Diginex expects that Digivault will require licenses to custody Digital Securities, whether due to regulatory requirements or those of institutional investors. As a result, at this time, Diginex expects Digivault to only offer custody of Virtual Currencies until sufficient regulatory cover is provided for Digital Securities.

Digivault has commenced an application to the Jersey Financial Services Commission to be registered as a Class L Trust Company Business (Acting as Trustee of an Express Trust) pursuant to the Financial Services (Jersey) Law 1998. Initial feedback from Diginex’s local counsel as well as the Jersey Financial Services Commission indicates that a decision should be made by the first quarter of 2020. In addition, Digivault is also in the process of applying for the UK Financial Conduct Authority’s sandbox Cohort 6, with a parallel application for “safeguarding and administering investments.” If accepted, it is expected that entry into the sandbox will be in February 2020. A decision on the license, once in the sandbox, will take approximately four to six months from when the application is submitted. In Singapore, Diginex anticipates that it will apply for a a Capital Markets Services License for “providing custodial services for securities” in the first quarter of 2020. From discussions with local counsel and the Monetary Authority of Singapore, Diginex expects it will take approximately 4-6 months for the Monetary Authority of Singapore to reach a decision.

Beyond licenses with Jersey and Singapore, Digivault also intends to build a network of sub-custodial relationships with existing custodians to permit a wider base of operations with appropriate regulatory coverage. In certain jurisdictions, for example Hong Kong where new guidance on Digital Securities exchange custody was issued in November 2019, Digivault may seek to license Digivault’s technology rather than a sub-custodial arrangement or full regulatory application.

Market Opportunity

Diginex is not aware of any reliable data on the current market size for third-party custody of Digital Assets. At present, Diginex believes the largest custodian of Digital Assets to be Coinbase, who announced over $7bn of assets under custody following the acquisition of Xapo on August 15, 2019. Diginex believes that institutional investment in Digital Assets, particularly in Digital Securities, which Diginex believe will require licensed Digital Asset custodians, and a larger supply (and lower cost) of insurance will be the driving factors behind market growth.

Diginex expects Digivault, like Coinbase’s custody business, to attract significant assets under custody from its associated Exchange Business. Diginex’s Capital Markets Business, which is focused on the issuance and distribution of Digital Securities, will also provide a source of potential custody clients, as will the Solutions Business, Trading Business and Asset Management Business. Digivault will also directly target Digital Asset investors.

Competitive Advantage

Several Virtual Currency custody solutions offering various degrees of insurance coverage have launched since Diginex made the strategic decision to build its own institutional custody offering. Diginex views this competition as healthy for the ecosystem as the availability of credible custody solutions will drive institutional adoption of Digital Assets, and insurance companies and investors will not want to see market concentration in any one single custodian, leading to an environment where multiple custodians are able to co-exist. Nevertheless, Diginex believes Digivault has the following competitive strengths:

●	Experienced team – the head of Digivault spent the previous five years delivering highly secure IT programs for the UK’s Ministry of Defense. The technical team is overseen by Digivault’s CTO, who spent the last 15 years driving change and being responsible for the architecture of some of the largest banking systems in the UK.

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●	Cooperation with Malca-Amit – provides access to secure vault facilities in multiple geographies, enabling Digivault to ring fence client assets in a range of jurisdictions if so desired.

●	Operating to known global standards – Digivault successfully gained Cyber Essentials Plus accreditation for the business and is in the early stages of engaging Ringus Consulting in Hong Kong to support the business’s compliance with ISO27001.

●	Compliance focus – Diginex believes licensed custodians are vital for institutional adoption of Digital Assets. Diginex intends to acquire licenses or partner with custodians and trust businesses prior to offering Digital Security custody to any clients.

The Trading Business

Overview

The Trading Business consists of a proprietary trading desk and an OTC facilitation desk based in Hong Kong. The proprietary trading desk employs arbitrage strategies for listed futures, spot and OTC markets. In addition to offering broker services, the OTC desk aims to capture a share of Virtual Currency and Stablecoin OTC volume through the launch of a deal listing platform (the “OTC platform”), designed to solve transparency issues in the OTC marketplace. At present and in the near term, the Trading Business will not accept or execute trades or hold Digital Securities, in each case, until appropriate regulatory cover has been applied for and approved.

History

The Founding Team has extensive experience trading derivatives products. At the time of Diginex’s launch in June 2017, the regulated derivatives market for Virtual Currencies was virtually non-existent. During 2018, however, the emergence of regulated derivatives products and exchange platforms began to point towards an opportunity to deploy traditional derivative strategies in Virtual Currency markets. In the fourth quarter of 2018, Diginex hired an experienced derivatives trader, who worked as Nomura International (Hong Kong) Limited’s (“Nomura”) Head of Equity Derivatives Trading APAC as Diginex’s Head of Trading. After developing trading infrastructure, the proprietary trading desk was launched at the end of the second quarter of 2019.

Between June 2017 and March 2018, during which time the total market capitalization of Virtual Currencies rose from $78bn to over $260bn, the Founding Team noticed a proliferation of newly launched exchanges, but even more so a rise in the volume of OTC transactions. As Diginex was perceived to be a market participant, several potential trades were proposed to Diginex. Upon further investigation, many appeared to be illegitimate offerings, and the offerings that were legitimate had either multiple intermediaries fighting for commissions, limited or no KYC procedures in place to establish the legality of the trades, and no established methodology for proving the existence of Digital Assets or a general unwillingness to provide proof of assets. In December 2018, Diginex began developing the OTC platform designed to address these issues by managing all aspects of the deal cycle including discovery, communication, onboarding, liquidity provision, and deal reconciliation.

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Proprietary Trading

As of the date of this proxy statement/prospectus, the proprietary trading desk is managing a pool of capital that was raised from Diginex employees and existing shareholders in the form of a bond instrument that will convert into a Digital Security once custody licenses are secured. The bond raised $675,000 and carries a 15% annualized coupon, payable quarterly. The tenor of the bond is one year with a maturity date of September 6, 2020. The bond is callable at any time at the option of the issuer. The conversion feature is at the option of Diginex and will convert the holders of the bond into holding a digital representation of the same product. The economics and payoff structure of the bond will remain unchanged. The proceeds of the bond issuance provide the desk sufficient capital to generate returns based on its proprietary trading strategies. These trading strategies will be monitored for scalability and the performance recorded. At the option of Diginex, this performance track record may, in the future, be used as an expected measure of return for a separate fund structure within the Asset Management Business, provided the appropriate licenses have been obtained. In addition, the bond will serve to prove Diginex’s technical and operational management capability in the issuance, distribution and custody of Digital Securities once converted.

The proprietary trading desk is currently run by one trader based in Hong Kong, and Diginex expects to hire an additional trader with the intention of enabling a 24-hour trading operation. No trading will be permitted on the Exchanges, when launched, to ensure complete delineation and removal of conflicts of interest. As the desk currently holds no client assets, no licenses are required for its operation.

The trading strategy seeks to capture price dislocations and opportunities by applying a low risk, average return, arbitrage strategy for listed futures, spot and OTC markets. An example of this is cash and carry positioning: trading futures vs futures, or futures vs spot, when futures are trading at a significant premium or discount to fair value. The desk adheres to strict risk and trading limits, including maturity restrictions on futures, position concentration on any one derivative instrument, exchange exposure, and delta limits for intraday and overnight positions, among others.

After recording a successful track record with these strategies, Diginex plans to commence volatility trading for Digital Assets. This will require further enhancements to the trading platform (i.e. price discovery, execution algorithms, volatility marking).

OTC

Diginex has the capacity to trade as principal or match client orders internally or externally, via third party institutions. As well as offering broker service, Diginex has launched the OTC platform, which Diginex believes will enable the efficient sourcing of Digital Assets from pre-screened participants.

The OTC desk operates from Hong Kong where all execution in fiat and Digital Asset payments are actioned, and where Diginex can provide bitcoin and ether OTC trades without requiring a license. The desk works within a strict set of operational requirements, including KYC/AML/CFT checks, proof of funds, proof of wealth, and Digital Asset provenance and all in compliance with local jurisdictional law. All entities are onboarded to Diginex’s Hong Kong-based trading entity, Diginex Markets Ltd. These operational requirements are provided in partnership with compliance platforms such as World-Check, Chainalysis and Elliptic, among others.

Market Opportunity

Diginex’s proprietary trading desk does not hold client funds and is not therefore competing in the market for institutional allocation to fund products. Diginex believes attractive risk-adjusted returns can be generated through the proprietary trading desk. Diginex expects the simple arbitrage opportunity currently employed will eventually disappear as markets mature. The desk is already implementing modules into its trading platform to be positioned to roll into a volatility strategy as this occurs.

The OTC business will facilitate the trading of Digital Assets. Diginex believes that limited liquidity on Virtual Currency exchanges explains why, according to the TABB Group, OTC volume is likely two to three times larger than the exchange market. This is in line with reports from Circle Internet Financial, which claimed a notional OTC Digital Asset transaction volume of $24bn in 2018.

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Licenses

Operating an OTC Virtual Currency business is permitted under Hong Kong law without regulatory authorization, and a subsidiary of Diginex is registered with FinCEN (registration no: 31000138296010), whilst the business is subject to strict controls as to the types of trading and clients permitted.

Diginex continues to evaluate the regulatory landscape for the OTC business. In particular, Diginex is focused on the regulatory treatment of Stablecoins and how the FATF Recommendations for Virtual Asset Service Providers is implemented on a jurisdiction-by-jurisdiction basis where, in this regard, it is likely that the OTC Virtual Currency business will be governed by the same, or similar, AML approvals as the Exchanges.

Competitive Strengths

Competition for the Trading Business is significant. For example, there are many OTC trading desks matching orders and trading as principal with significant balance sheets. Diginex has elected not to compete on balance sheet and instead through the launch of the OTC platform that verifies parties to a trade, deals as legitimate, and provides a means of sharing deals while preserving commissions.

Diginex believes the Trading Business has the following competitive strengths:

●	Trading expertise – Diginex’s trading personnel have established a track record for success and operational excellence. While past performance is not indicative of future success, Diginex’s experienced traders have experienced a variety of situations in financial markets that have yet to arise in the Virtual Currency trading space, preparing them for unanticipated marketplace events.

●	Compliance focus – the OTC platform requires all participants to go through the same rigorous onboard procedures, establishing a liquidity pool and deal sharing marketplace consisting of verified and legitimate offerings.

●	Platform network effects – the OTC platform incentivizes the market participants to add new legitimate counterparties to grow the network in order to drive both supply and demand for their own deals. This positive feedback loop has not been successfully deployed in the OTC Digital Asset space and the successful implementation of the platform will drive additional adoption of the asset class.

●	Synergies with Diginex businesses – the Trading Business will bring and source additional customers from all Diginex’s business lines.

The Capital Markets Business

Overview

The Capital Markets Business is the combination of both the Origination Business and the Distribution Business and is focused on the specific use of distributed ledgers, blockchains and other technologies, to improve the efficiency and reduce the cost of issuing and distributing securities that represent rights to cashflows or assets. Diginex expects the use of distributed ledger technology solutions to lead to more innovative funding solutions leveraging additional data management and integrity for the benefit of both issuers and investors. Diginex aims to be the leading, full service, global provider of capital raising services and technology to institutional issuers of debt, equity, and alternative instruments. Diginex’s capital markets business currently operates out of the UK and Hong Kong with plans to expand its corporate finance and distribution capabilities directly and through partnerships in response to the global opportunity set it has identified.

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History

The Founding Team conducted research into ICOs in early 2018 and concluded that these offerings were often unregulated and subject to market abuse. Several dedicated advisory firms had come to the market offering a combination of digital marketing and private placement services to firms wishing to raise capital by way of an ICO. The Founding Team believed that, regulation aside, as most of these firms’ clients were early stage companies, syndicate-led angel or venture capital via a technology platform would be a more appropriate funding model than private placement advisory owing to the lack of information available on the issuers and the low return that accrues to project based fundraising for early stage companies.

As regulation tightened around the use of ICOs, and as regulated Digital Security offerings emerged in the third quarter of 2018, the Founding Team revisited the opportunity and concluded that there was a noticeable gap in the market. Industry participants were focused on building technology platforms to facilitate early stage financing, now in the form of regulated Digital Security offerings, but few seemed to be focused on taking the underlying technology for Digital Security offerings and applying it to institutional issuers seeking to issue and distribute securities representing rights to cashflow, where high touch corporate finance advisory and private placement services would be required.

In the first quarter of 2019, Diginex launched the Capital Markets Business, bringing together a team of experienced investment bankers, led by a banker with over two decades of experience in capital markets. The initial focus of the team is to demonstrate the viability of an institutional offering of Digital Securities, requiring a combination of three pillars of the Capital Markets Business (i) origination and distribution, (ii) technology and (iii) licenses.

Origination and Distribution

The Capital Markets Business provides investment banking advice and services to institutional clients on successfully utilizing distributed ledger technology to raise capital using Digital Securities. The Capital Markets Business has a pipeline of potential clients; however, the market for institutional offerings of Digital Securities is still in its early stages of development.

The Capital Markets Business is currently working as an advisor on a Digital Security offering which Diginex believes could act as a catalyst for the use of distributed ledger technology in many alternative asset classes. The deal is being managed by Diginex Capital Limited, a wholly-owned subsidiary of Diginex, advising a UK-based issuer through Starmark Investment Management Limited, an Appointed Representative in the UK (“Starmark”). The offering will adhere to all regulatory and legal restrictions imposed by the UK Financial Conduct Authority, as well as any specific additional limitations applied by Starmark Investment Management. In jurisdictions where Diginex is not licensed to provide its anticipated services, it will engage local regulated entities to help facilitate a successful offering.

Technology

The Capital Markets Business is platform agnostic. Diginex does not intend to compete with issuance platforms for dominance over Digital Security standards. While Diginex intends to build its own technology capabilities, it will give its capital markets clients the flexibility to select a technology platform that best suits their requirements. Rather than provide a “do it yourself” platform for Digital Security issuance, which Diginex believes is most suitable to early stage issuers, Diginex intends to build a technology platform that utilizes distributed ledgers, blockchains and other technologies to facilitate issuance in specific asset classes.

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Licenses

Before providing capital markets advisory services or distribution in any jurisdiction, Diginex will first understand what, if any, license is required, and seek to acquire these either directly or by way of partnership. In certain geographies, Digital Security offerings will fall under pre-existing securities laws while in others new regulation is in the process of being drafted or implemented. As of today, the Capital Markets Business operates in the UK as an Appointed Representative of a UK Financial Conduct Authority (“FCA”) authorized firm, Starmark. This permits Diginex to provide origination and distribution capabilities in the UK and, subject to local requirements, within 11 countries in the European Union through EU passporting arrangements (Belgium, Denmark, France, Germany, Greece, Italy, Luxembourg, Netherlands, Norway, Portugal, and Spain).

Diginex has also commenced the application process for a Category 4 (Investment Advisor) license within the Dubai International Financial Centre that will permit the origination and distribution of Digital Securities within the United Arab Emirates. It is anticipated that the application decision will be received in the first quarter of 2020.

Diginex has also executed a non-binding Letter of Intent to acquire a Hong Kong Securities and Futures Commission registered broker-dealer holding a Type 1 (dealing in securities) license, pending confirmation with the Hong Kong Securities and Futures Commission for permission to distribute Digital Securities and removal of a restriction on holding client assets as the distributor. It is anticipated that the application decision will be received in the second quarter of 2020.

Diginex is in various stages of identifying and negotiating distribution agreements with partners in other key markets where Diginex anticipates investor demand for Digital Securities

Market Opportunity

Diginex believes that the use of blockchain and distributed ledgers to securitize cashflows will become market standard in place of traditional securities, and that the eventual market opportunity could be significant. However, Diginex believes this will take several years, perhaps decades, to come to fruition. Diginex’s immediate opportunity is, on the one hand, to be one of the first companies to generate a track record advising institutional clients on complex, global Digital Security offerings. Diginex believes this will sustain a growing pipeline of sizeable transactions with which Diginex can build a success-fee driven business. Although Diginex is not aware of any reliable market data on Digital Security offerings, several examples, such as the World Bank raising $108m over two issuances of their “bond-I” Ethereum-based bond, BBVA’s $40m Green blockchain Bond, Société Générale’s $112m security token covered bond and Santander’s $20m end-to-end blockchain bond offering, point to early signs of a market emerging.

On the other hand, Diginex has an opportunity to take a significant market share in any one of several specific asset classes where a technology platform offering utilizing blockchain, distributed ledger and other technologies can utilize significant efficiency gains. For instance, Providence.io has identified the securitization space as a $75bn cost savings opportunity, and their associated company Figure is already generating $85m per month in home equity lines of credit which it intends to begin securitizing in the second half of 2019. Diginex believes the potential for such platforms to thrive will grow as blockchain becomes ubiquitous technology within corporate infrastructure.

Competitive Advantage

At present, the Capital Markets Business has competition on the advisory side mainly in the form of opportunistic single jurisdiction broker-dealers who, where required, have been able to get authorization to distribute Digital Securities. Diginex believes that most startups in the industry, given their roots in blockchain technology, have elected to build technology platforms and not focus on the provision of traditional corporate finance advisory services. These companies do however provide competition in the race to build asset class specific platforms. Diginex believes its efforts to build a pipeline of institutional clients and capital markets technology platforms will leverage the following advantages:

●	Experienced team – the Capital Markets Business is run by experienced investment bankers, capable of structuring complex capital raises for institutional clients. For instance, the Diginex team includes the former Asia co-head of Technology, Media, and Telecom investment banking at Goldman Sachs and a former Managing Director of Global Markets at Nomura.

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●	Access to the Exchange Business and Trading Business – the DSE will provide a potential listing venue for Digital Securities issued by Diginex clients and a trading platform for securitized products on the Exchanges and OTC.

●	Access to the custody solutions – Digivault has the technical capability to custody ERC20, ERC1400 and ERC1404 Digital Assets, and will be able to act as a custodian to Digital Security clients upon securing appropriate custodian and trust business licenses.

●	Origination capabilities – the Solutions Business can provide a natural pipeline of capital markets customers, as they help clients adopt distributed ledger technology in their business to solve a broad range of problems.

The Solutions Business

Overview

The Solutions business is focused on enabling individuals, corporations, governments and NGOs to realize the benefits of blockchain and distributed ledger technology. The Solutions business does not directly engage in the creation of Digital Securities as that is handled by the Capital Markets Business. However, the Solutions Business facilitates the adoption of Digital Securities, either directly by providing professional and institutional investors with trading technology or indirectly by encouraging the transition of data from traditional to distributed ledgers, upon which innovative financial and non-financial solutions can be built. The Solutions Business has four core products in various stages of development and deployment: (i) Diginex Access, a trading and risk management platform for Digital Assets, (ii) Diginex Trust, a data management platform, (iii) eMin, a platform for storing labor contract information and (iv) Diginex Passport, a digital KYC solution.

History

Diginex launched the Solutions Business in recognition that the long-term potential for Digital Assets would grow as more types of data, beyond records of financial transactions, is transferred onto blockchains and distributed ledgers. Creating value from data on a distributed ledger often entails the use of smart contracts, protocols that digitally facilitate (i.e. automate) agreements. Believing smart contracts would have an important role to play in the development of any product or solution, Diginex acquired MemoryX Blockchain, a smart contract development company, in August 2017.

In the second half of 2017, and first quarter of 2018, the Founding Team met with several industry executives to discuss building solutions to tackle a range of business problems across several industries, including government applications such as voting, identity management, and secure data sharing. The Founding Team found governments and NGOs to often be more willing to consider application of the technology given the size of their “user base” and the number of transactions of data they have, both with various departments in their own organization and/or with third parties, a scenario where distributed ledger technology has the potential to improve efficiency, security and transparency.

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In the second quarter of 2018, Diginex hired a team to focus on developing solutions for government and non-government organizations, as well as corporations. In June 2018, Diginex began working with the Mekong Club, a non-government organization focused on combating modern slavery in the private sector, to create a blockchain-based platform for improving labor recruitment and transparency in supply chains. In September 2018, Diginex began working on its first B2B solution, a data integrity product focused on the secure storage, access and sharing of data with comprehensive audit trail capability, known as Diginex Trust. In December 2018, Diginex began to build Diginex Access, a Digital Asset trading and risk management platform.

Products

Diginex Access

In December 2018, Diginex entered into a license agreement (the “License Agreement”) with FIS, a global leader in technology, solutions and services for merchants, banks and companies involved in capital markets, to build Diginex Access. Diginex Access will be a trading and risk management platform for Digital Assets, built as an extension of Front Arena, FIS’s institutional trading and portfolio management platform. As of 2017, Front Arena had over 10,000 users and 100 clients. Its largest customer categories are commercial banks, private banks, investment banks/brokerages, and traditional hedge funds.

The License Agreement has an initial term of five years (the “Initial Term”) and automatically renews for an additional five-year term unless FIS or Diginex elects to not renew by providing notice to the other party 90 days in advance of the end of the Initial Term. Pursuant to the License Agreement, Diginex will pay FIS a percentage of the fees it receives from Diginex Access clients, subject to certain minimum fees per quarter to be determined by the value of the Digital Assets administered by Diginex Access clients on the last calendar day of the applicable quarter.

The Founding Team had extensive experience using Front Arena within investment banks and hedge funds. Diginex chose to partner with FIS to build a Digital Asset trading and risk management platform in order to benefit from potential access to Front Arena’s existing institutional client base and Front Arena’s straight through processing (idea generation to electronic order management across multiple exchanges, real time P&L and risk, and back office monitoring for operations and settlement). Diginex Access is expected to provide market connectivity to Digital Asset spot and futures exchanges, market depth, liquidity metrics, balances, portfolio management solutions, risk management tools and historical data analytics.

Diginex believes that large institutional clients, especially existing Front Arena clients, when considering the total cost of ownership of enterprise systems, would prefer to add the capability to trade Digital Assets through Diginex Access. Front Arena’s ability to handle regulatory reporting was another key consideration. Diginex Access is still in development, with a launch date expected to be confirmed in the first quarter of 2020.

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Diginex Trust

Diginex Trust is a self-configurable blockchain-enabled data management platform that allows users to securely store, share and track sensitive documents with internal and external stakeholders. The product was originally designed for a Japanese client that operates a real estate landing platform which suffered from data manipulation fraud carried out by its employees. Diginex owns the intellectual property of Diginex Trust, which is being developed for broad use within organizations that share financial and legal data between subsidiaries, helping to streamline and secure existing paper-based processes. Once digitized and recorded on a distributed ledger, the platform provides an auditable flow of data within an organization, resulting in cost savings across back and middle office functions. Diginex Trust was initially built on the Ethereum and Bitcoin blockchains but is reconfigurable to other platforms, such as R3’s Corda or the Hyperledger framework. A beta version of Diginex Trust was launched on Microsoft Azure Marketplace in August 2019, and an enhanced version was launched in December 2019.

eMin

eMin is a blockchain-based platform for storing labor contract information. It was co-developed with the Mekong Club, an NGO focused on combating modern slavery in private sector supply chains, which in 2016 was believed to affect 40 million people worldwide. eMin is used to securely store employment contracts for migrant workers, replacing paper-based systems. In storing the data on a blockchain, it can be made available to various stakeholders without being tampered with. The primary goal of this is to ensure that private companies are abiding by regulation in the treatment of migrant workers in their supply chain and that migrant workers always have access to their contracts; however, the use cases of eMin beyond this are numerous. For instance, eMin has the potential to provide salary verification to enable millions of potential users to gain access to various forms of micro-credit. The graphic below is a demonstration of how all of Diginex’s lines of business can potentially be leveraged by a financial institution to capture the full value of data being recorded on a distributed ledger using eMin as an example.

Diginex owns the intellectual property of eMin, which was developed on the Ethereum blockchain. As of today, Diginex has applied for $3m of grant funding to develop the product. eMin has already received two rounds of funding from the British Foreign Office to first trial and then scale the product in Thailand. In December 2019, the product completed a successful pilot stage with a global beverage company in Bahrain, and received positive feedback from the company’s senior management, the Bahrain government and the United Nations.

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Other

In addition to Diginex Access, Diginex Trust and eMin, Diginex is in the early design stage of Diginex Passport, a digital KYC solution that allows onboarded users to seamlessly share their KYC profile with their counterparties. Diginex also anticipates that additional product development opportunities will arise from Diginex’s partnerships with technology companies (e.g. R3, Microsoft), the World Economic Forum’s Center for the Fourth Industrial Revolution and the United Nations. For example, a Service Agreement was signed in August 2019 to design a solution to promote ethical practices amongst migrant worker recruitment agencies in Asia in accordance with the United Nations IOM IRIS Principles, and in December 2019 Diginex launched the first release of IRIS - SAFER (International Recruitment and Integrity System - Self Assessment For Ethical Recruitment) platform (“SAFER”). It is envisaged that SAFER will connect together with eMin through a platform that we refer to as the Responsible Recruitment Platform thereby allowing recruiters, employers, workers and auditors to input data and documentation mapping the end-to-end labour recruitment process.  Diginex’s vision is to create a platform to allow NGOs, Governments, Companies, Banks and Funds to be able to access a higher quality of data relating to the social governance of organizations and their supply chains.

Market Opportunity

Diginex is aware of several market studies highlighting the potential value creation of, or forecasted spending by enterprises on, blockchain and distributed ledger technologies. Global spending on blockchain is forecast to reach $2.9bn in 2019, versus $1.5bn in 2018. IBM reports more than 90% of world government executives plan to invest in blockchain and distributed ledger technology. Diginex views the market opportunity more broadly. Diginex believes that the World Economic Forum’s 2015 prediction that by 2027, 10% of the world’s GDP will be stored on blockchain technology, is just one small piece of a broader theme of digital transformation, in which blockchain and distributed ledgers are one of several tools that create opportunities for value creation. In 2018, IDC reported that worldwide spending on technologies and services that enable digital transformation of business practices, products, and organizations was forecasted to reach $1.97tn in 2022. The IDC report also noted that by 2020, 30% of the Forbes Global 2000 businesses were expected to put 10% of their revenue into digital strategies. Diginex believes Diginex Access (well positioned to provide a platform for commercial banks’ adoption of new financial instruments like Stablecoins), Diginex Trust (well positioned to list on global ERP and software-as-a-service (“SaaS”) marketplaces) and eMin (well positioned to provide credit and other financial services to employees) are all positioned to benefit from this increase in spending.

Diginex will take an institutional approach to addressing this market opportunity. Diginex will continue to build a team, and identify partnerships with technology vendors, regulators, and other institutions, that can address the risks of project mismanagement, regulatory violation and technological misguidance involved in building solutions for corporations, government and non-government organizations. Partnerships with SaaS and marketplace partnerships (e.g. through Microsoft AppSource Marketplace), direct sales with scale-based fee incentives, and referral incentives will be used to grow an expanding product suite. In September 2019, Diginex was officially accepted into the Microsoft ScaleUp Program which aims to partner with leading global tech startups for 2 years to accelerate product development, client acquisition and fund raising. Less than 2% of applicants to this program are accepted.

Competitive Advantage

Diginex’s Solutions Business faces significant competition from established companies and startups. Competitors fall into four distinctive categories, (1) traditional consulting companies, (2) blockchain application startup companies, (3) corporate innovation initiatives and (4) consortia of organizations focused on industry specific implementations of blockchain that include direct competitors to Diginex. Diginex believes the following key strengths will position it for success in the Solutions Business:

●	Technology philosophy – Diginex has an agnostic approach to blockchain and distributed ledger technology, meaning it does not preclude itself from building on whatever technology layer is most appropriate for a solution, and is open to collaborating with companies whose focus is to drive adoption of their specific blockchain or distributed ledger technology.

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●	Brand positioning – every business line of Diginex has a focus on providing institutional grade products and services, fully compliant with regulations. The institutional brand Diginex is creating is supported by the quality of its partners, and involvement with organizations like the World Economic Forum and United Nations.

●	Partnership model – Diginex’s agnostic approach allows it the flexibility to partner with leading platforms and marketplaces across the software solutions landscape, greatly enhancing its distribution network as exemplified by its relationship with Microsoft.

●	Social impact – Diginex also seeks to demonstrate and measure the societal impact of the work we are doing as we engage in multi-stakeholder partnerships with governments and NGOs.

The Asset Management Business

Overview

The Asset Management Business aims to be a leading provider of regulated Digital Asset fund offerings for institutional and professional investors. The Asset Management Business is based in Hong Kong, where it is regulated by the SFC and led by a team experienced at building and operating multi-billion-dollar funds. Diginex opened its first fund, the DMSF, a fund of hedge funds that invest in Virtual Currencies that targets non-directional, risk adjusted returns through investment in funds employing a range of alpha focused liquid investment strategies, for investment in the third quarter of 2019 and allocation began in the fourth quarter of 2019.

History

In the second half of 2017 and the first quarter of 2018, Virtual Currencies caught the attention of institutional and professional investors. Diginex believes this was precipitated by the price of bitcoin, which increased to $20,000 on December 17, 2017, and the proliferation of ICOs, which raised $4.6bn across 273 offerings in the second half of 2017. A total of 126 hedge funds that invest in Virtual Currencies were launched in 2017, followed by an additional 107 in the first quarter of 2018, according to Morgan Stanley.

Diginex spent the first quarter of 2018 studying the strategies and performance of these funds, leveraging the Founding Teams’ extensive experience dealing with hedge fund managers. Diginex concluded that the inefficiency of the Virtual Currency ecosystem had created an environment in which several liquid strategies were realizing attractive risk adjusted returns, but that identifying these strategies and the managers employing them would require a significant amount of work for a number of reasons: (1) the industry was truly global and would require an on the ground presence or access to networks in multiple geographies, (2) the majority of the funds Diginex studied did not have significant assets under management and/or lacked institutional infrastructure and risk management practices, and (3) many of the top performing funds were employing beta strategies and/or were involved with ICOs, which Diginex viewed as unregulated and subject to market abuse. Given these reasons, Diginex determined that a multi-manager fund offering would be the most appropriate and most attractive product offering for institutional and professional investors. In November 2018, after hiring a portfolio manager with over 11 years of experience in launching and managing multi-manager funds, Diginex submitted an application to the SFC for the licenses required to operate an investment portfolio of Collective Investment Schemes that invest in Digital Assets. These licenses were approved in June 2019.

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Products

Diginex Multi-Strategy Fund

Preparation for the launch of the DMSF began in 2018. Research and preliminary interviews led to the identification of 165 hedge funds (from an initial list of over 800) that met initial selection criteria. After further investigation and due diligence, this was reduced to less than 15, at which point the team commenced formal operational due diligence in preparation for launch of the fund. The aim of DMSF is to provide institutional investors with exposure to non-directional, risk adjusted returns through investment in funds employing a range of alpha generating liquid investment strategies.

Diginex believes that non-directional liquid strategies can facilitate institutional adoption of the Digital Asset class because they do not rely on investors having directional conviction on the value of Virtual Currencies, but rather acknowledgment that the markets exhibit inefficiencies that talented fund managers can exploit. DMSF considers allocations to the following investment strategies: (1) liquidity provision (market making, lending), (2) arbitrage (exchange, triangular, futures vs. spot), (3) trading (systematic, discretionary), and (4) fundamental (variable exposure bias).

DMSF started accepting investments in the third quarter of 2019 and allocation began in the fourth quarter of 2019. DMSF was opened by Diginex Asset Management (Hong Kong) Limited (“Diginex Asset Management”), which operates principally out of Hong Kong. Diginex Asset Management holds types 4 (Advising on Securities) and 9 (Asset Management) licenses issued under the remit of the Hong Kong SFC.

Other Funds

Although the Asset Management Business is currently focused on the successful launch of DMSF, the business intends to create an institutional product suite focused on investments in Digital Assets. DMSF’s underlying funds are expected to hold significant investments in Virtual Currencies and Stablecoins. However, Diginex expects that as the Digital Security market matures and grows there will be opportunities for Diginex to launch several funds that mirror the range of traditional security fund offerings. Diginex believes a successful launch of DMSF would establish the Asset Management Business as a leading provider of regulated Digital Asset fund offerings for institutional and professional investors, and in doing so enable Diginex to capture the Digital Security fund opportunity.

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In line with this strategy, Diginex acquired a 75% interest in BPAMJ in October 2018. This investment is not held under the Asset Management Business and is therefore not regulated by the SFC. BPAMJ is licensed and regulated by the Jersey Financial Services Commission (“JFSC”) and invests globally to achieve capital appreciation through active management of a portfolio of Digital Assets via a combination of timed beta, arbitrage and relative value strategies. As of December 31, 2019, BPAMJ had approximately $7m of assets under management with net performance of approximately 2% for the 2019 calendar year and approximately -1% since inception.

Market Opportunity

According to a 2019 report by PricewaterhouseCoopers, around 150 hedge funds investing in Virtual Currencies, excluding index funds and venture capital funds, hold approx. $1bn in assets under management. Based on the due diligence findings of Diginex’s asset management team, Diginex believes that the potential market could be significantly greater if funds were to adopt institutional infrastructure and risk management practices. A 2019 Fidelity Investments research study of 400 US institutional investors found that 47% viewed Digital Assets as having a place in their investment portfolios.

Diginex believes DSMF has correctly identified and solved for market needs that will enable greater institutional adoption. DSMF’s fundraising strategy will utilize direct sales and distribution partners to target the absolute return portfolios of institutional and professional investors globally. As the market matures and the asset class continues to grow, Diginex plans to provide products that offer investors exposure to various strategies, while underwriting the risks associated with operating in the Digital Asset investment space.

Competitive Advantage

The Asset Management Business will compete for allocations from institutional and professional investors with several hedge funds that invest in Virtual Currencies. Diginex believes most hedge funds either do not have the infrastructure and risk management practices to attract institutional investment or lack the market-neutral strategy which Diginex views as best placed to capture new institutional allocation to the asset class. However, there are several fund of fund strategies that will directly compete with DSMF. Diginex believes DSMF, and the Asset Management Business, are well positioned to succeed owing to the following competitive strengths:

●	Experienced team – the Asset Management Business is led by an experienced asset management business builder, with experience growing an Asian funds business from $250m AUM to over $14bn AUM. DSMF’s portfolio manager has 18 years of investment experience, 11 of which were spent launching and managing fund portfolios.

●	Regulated Offering – the Asset Management Business is regulated by the SFC, and in each jurisdiction in which it operates plans to, among other things, (i) apply directly for broker-dealer authorizations, (ii) partner with broker-dealers, and (iii) apply for permitted exemptions where applicable. In all cases, products will only be available only to qualified investors in each jurisdiction.

●	Geographic Presence – Diginex believes the Virtual Currency, and emerging Digital Security asset classes will require funds to have a global presence or network in order to stay abreast of market developments. Diginex has offices in Hong Kong, Tokyo, London, Jersey, Boston, Berlin and Dubai.

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●	Institutional Brand – Diginex believes DSMF, as well as Diginex’s other products and solutions, will support the Asset Management Business in establishing its status as a leading provider of regulated Digital Asset fund offerings. A first step to achieving this is to provide a fund of funds product with institutional level investment due diligence, operational due diligence and ongoing due diligence which provides a governance standard for the industry.

Intellectual Property

Diginex has filed more than thirty trademark applications for Diginex, Diginex Logo, Digipay, Digiassets and Digivault in various jurisdictions. As of December 2019, (i) the Diginex mark had been successfully registered in Hong Kong, Switzerland, Germany, Sweden, Singapore, Japan and the United Kingdom; published in the United States; (ii) the Diginex logo had been successfully registered in Hong Kong, Switzerland and the EU; (iii) the Digipay mark had been successfully registered in Hong Kong and Japan; (iv) the Digiassets mark had been successfully registered in Hong Kong, Japan, the United States and the EU; and (v) the Digivault mark has been successfully registered in the EU, Hong Kong and China.

Diginex was granted two computer software certificates of copyright from the United States Copyright Office in April 2019.

Diginex is working with intellectual property counsel to determine how best to protect the works and inventions of its software engineers in creating the applications that will enable Diginex to run its business lines.

Properties

Diginex has offices in Hong Kong, Tokyo, London, Jersey, Boston, Berlin and Dubai.

Legal Proceedings

In February 2019, Diginex entered into a term sheet with an unaffiliated third party to expand Diginex’s operations into the U.S. The term sheet was subject to approval by Diginex’s shareholders, who subsequently rejected the term sheet. The counterparty to the term sheet has indicated that it may seek to take legal action against Diginex or its subsidiaries related to the term sheet. Diginex believes that any such claims would be meritless and that the likelihood of a loss related to this matter is remote. However, should any claims be brought against Diginex related to this matter, Diginex would defend itself vigorously against such claims.

In September 2019, Diginex became aware of a claim (the “Claim”) filed with the Shenzhen Qianhai Cooperation Zone People’s Court (the “Court”) against Diginex Global Limited (“Diginex Global”), a wholly-owned subsidiary of Diginex, by Madison Holdings Group Limited (Madison) which is an indirect 51% owner of DHPC, a Gibraltar company, in which Diginex holds a 49% ownership interest. The Claim asserts that Diginex Global and Shenzhen Xincheng Jieshuo Technology Limited (the “Management Company”) disposed, without Madison’s authorization, of all of the Virtual Currency mining equipment (the “Rigs”) belonging to DHPC in the site operated by the Management Company in the PRC. Diginex Global appeared at a Court hearing on November 14, 2019 and denied that it had authorized the Management Company to dispose of the Rigs. On December 13, 2019, Diginex Global submitted its post-hearing brief. Since then, Diginex Global has submitted a motion to dismiss the Claim. Diginex Global does not expect another hearing to take place prior to judgment being rendered by the Court. The Claim does not specify an amount of damages. Diginex is not able to estimate the amount of a potential loss related to the Claim, however it believes that any such loss would not be material and that the likelihood of such loss is remote.

Executive Officer and Director Compensation

For the year ended March 31, 2019, Diginex paid its executive officers for services in all capacities aggregate compensation of approximately HKD6,305,171 in fixed compensation. Executive officers were also in some cases entitled to receive performance bonuses. The aggregate compensation for bonuses in the year ended March 31, 2019 was HKD2,327,500. Finally, Diginex issued an aggregate total of 45,286 options (the “Awards”) to its executive officers in the year ended March 31, 2019. These Awards are scheduled to convert into Diginex ordinary shares on a one-to-one basis in 2020 and 2021 at no cost to the holders. However, upon consummation of the Business Combination, these Awards will automatically convert into Singapore NewCo Options as described elsewhere in this proxy statement/prospectus.

Diginex’s board of directors did not receive any compensation in the year ended March 31, 2019, and going forward Diginex does not expect to have a compensation plan for its board of directors.

Diginex does not have a retirement or pension plan for its employees.

Diginex does not have an incentive plan through which it issues or grants options, shares or other securities. Rather, such issuances and grants, including the Awards, are awarded at the discretion of Diginex’s board of directors based on the achievement of certain quantitative and/or qualitative objectives that can be operational and financial.

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SELECTED HISTORICAL COMBINED AND CONSOLIDATED FINANCIAL AND OPERATING DATA
OF DIGINEX LIMITED

The following tables set forth selected historical financial information derived from Diginex’s audited combined and consolidated financial statements as of March 31, 2019 and 2018, as well as Diginex’s unaudited combined and consolidated financial statements for the six months ended September 30, 2019 and 2018 which are included elsewhere in this proxy statement. Historical results are not necessarily indicative of the results to be expected for future periods.

The information is only a summary and should be read in conjunction with Diginex’s audited and unaudited combined and consolidated financial statements and related notes, and the section titled “Operating and Financial Review of Diginex” contained elsewhere herein. The historical results included below and elsewhere in this proxy statement/prospectus are not indicative of the future performance of Diginex.

	Year ended March 31, 2019	Period from June 1, 2017 to March 31, 2018	Six Months Ended September 30, 2019	Six Months Ended September 30, 2018
	USD	USD	USD	USD
CONTINUING OPERATIONS			444,030	834,858
Revenue	1,344,404	-

	1,344,404	-
General and administrative expenses	(19,613,149)	(1,232,607)	(14,338,366)	(6,332,096)

OPERATING LOSS	(18,268,745)	(1,232,607)	(13,894,336)	(5,497,238)

Other gains (losses), net	30,628,170	(21,879)	(157,005)	36,381,893
Impairment losses on financial assets, net	(39,090,851)	-	(10,105,671)	-
Impairment of goodwill	(457,818)	-	-	-
Finance (costs) income, net	(1,139,211)	12	(945,488)	(393,875)
Share of loss of an associate	(12,270,686)	-	-	(634,199)

LOSS BEFORE TAX	(40,599,141)	(1,254,474)	(25,102,500)	29,856,581
Income tax expense	-	(27,680)	-	-

LOSS FROM CONTINUING OPERATIONS	(40,599,141)	(1,282,154)	(25,102,500)	29,856,581

DISCONTINUED OPERATIONS
Profit from discontinued operation (attributable to the ordinary equity holders of the Company)	57,319,854	997,077	-	57,319,854

PROFIT (LOSS) FOR THE YEAR/PERIOD	16,720,713	(285,077)	(25,102,500)	87,176,435

Profit (loss) attributable to:
Owners of the Company	16,810,157	(285,077)	(24,946,118)	87,176,435
Non-controlling interests	(89,444)	-	(156,382)	-

	16,720,713	(285,077)	(25,102,500)	87,176,435

(LOSS) PER SHARE FOR PROFIT (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO THE ORDINARY EQUITY HOLDERS OF THE COMPANY
Basic (loss) earnings per share	$(40.86)	$(1.26)	$(24.69)	$29.32
Diluted (loss) earnings per share	$(40.86)	$(1.26)	$(24.69)	$27.60
EARNINGS (LOSS) PER SHARE FOR PROFIT (LOSS) FROM DISCONTINUED OPERATIONS ATTRIBUTABLE TO THE ORDINARY EQUITY HOLDERS OF THE COMPANY
Basic earnings per share	$57.69	$0.98	$-	$56.30
Diluted earnings per share	$57.69	$0.98	$-	$52.99
EARNINGS (LOSS) PER SHARE FOR PROFIT (LOSS) ATTRIBUTABLE TO THE ORDINARY EQUITY HOLDERS OF THE COMPANY
Basic earnings (loss) per share	$16.83	$(0.28)	$(24.69)	$85.62
Diluted earnings (loss) per share	$16.83	$(0.28)	$(24.69)	$80.59
DIVIDEND PER SHARE DECLARED	$20.24	$-	$-	$-
WEIGHTED AVERAGE SHARES OUTSTANDING
Used as the denominator in calculating basic (loss) earnings per share	993,604	1,020,400	1,016,911	1,018,191
Used as the denominator in calculating diluted (loss) earnings per share	993,604	1,020,400	1,016,911	1,081,682

Combined and Consolidated Statements of Financial Position Data, USD:

	As of March 31,		As of September 30,
	2019	2018	2019
Cash and cash equivalents	740,061	6,111,657	1,497,761
Total assets	21,453,276	11,365,373	15,713,746
Current liabilities	14,522,755	1,093,119	16,389,459
Accumulated losses	(10,094,383)	(285,077)	(35,040,501)
Total equity	3,852,190	10,272,254	(2,702,046)

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OPERATING AND FINANCIAL REVIEW OF DIGINEX

The following discussion and analysis of Diginex’s financial condition and results of operation should be read in conjunction with the financial statements and the notes thereto contained elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements reflecting Diginex’s current expectations, estimates and assumptions concerning events and financial trends that may affect its future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” appearing elsewhere in this proxy statement/prospectus.

Overview

Diginex is a financial technology company that builds products, delivers services and develops solutions that utilize distributed ledger and other technologies that improve the efficiency of financial markets. Diginex believes in a future where all financial and non-financial transaction data is recorded on distributed ledgers, such as blockchains. This will enable the financial services industry to reduce the cost of originating, distributing, and executing transactions in financial assets, all of which depend on access to secure and trusted data.

Summary

Diginex was founded by Miles Pelham in June 2017, and Pelham Limited, an entity indirectly owned by Mr. Pelham, is the largest shareholder. Mr. Pelham is the former Global Head of Convertible Bonds at Mizuho Securities. At the time, Mr. Pelham also solely owned a Digital Asset mining business, DHPC. In January 2018, Mr. Pelham transferred this investment to Diginex. In July 2018, 51% of DHPC was sold to Madison, a Hong Kong listed company, for $60m, with consideration consisting of $10m in cash and $50m in Madison’s common stock. This divestment resulted in a loss of control of DHPC and, as such, the results of DHPC have been classified as discontinued operations.

Diginex’s business consists of the following business lines:

●	the Asset Management Business;

●	the Exchange Business;

●	the Trading Business;

●	Digivault;

●	the Capital Markets Business; and

●	the Solutions Business.

Of these, the Solutions Business, the Capital Markets Business and BPAMJ generated revenue in 2019, as did the Trading Business, though not at a material level.

Diginex’s fiscal year ends on March 31.

For the six months ended September 30, 2018, Diginex reported a gain of $29.9m from continuing operations and a gain of $57.3m from discontinued operations, representing a total gainof $87.2m. This compares to the six months ended September 30, 2019 where Diginex generated a loss of $25.1m from continuing operations with no profit or loss from discontinued operations.

For the period ended March 31, 2018, Diginex reported a loss of $1.3m from continuing operations and a gain of $1m from discontinued operations, representing a net loss of $0.3m. This compares to the 12 months ended March 31, 2019 where Diginex generated a loss of $40.6m from continuing operations and a profit of $57.3m from discontinued operations which represented a net profit of $16.7m for the fiscal year.

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As of the date of this proxy statement/prospectus, Diginex has approximately 120 employees operating out of offices in Hong Kong, Tokyo, London, Jersey, Boston, Berlin and Dubai.

A. Operating Results

Six Months Ended September 30, 2019 compared to Six Months Ended September 30, 2018

	For the six months ended September 30,
in USD millions	2019	2018
Continuing Operations
Revenue	0.4	0.8
General & administrative expenses	(14.3)	(6.3)
Operating loss	(13.9)	(5.4)
Other gains (losses)	(0.2)	36.4
Impairment losses on financial assets	(10.1)	0.0
Impairment of goodwill	0.0	0.0
Finance costs	(0.9)	(0.4)
Share of loss of an Associate	0.0	(0.6)
(Loss) profit before tax	(25.1)	29.9
Income tax	0.0	0.0
(Loss) profit from continuing operations	(25.1)	29.9
Profit from discontinued operations	0.0	57.3
(Loss) /profit (loss) for the year/period	(25.1)	87.2

(Loss) profit (loss) attributable to owners	(24.9)	87.2
Non-controlling interests	(0.2)	0.0
	(25.1)	87.2

Revenue

Revenue from continuing operations for the six month period ended September 30, 2019 decreased by $0.4m to $0.4m when compared to the six months ended September 30, 2018. The revenue was primarily driven by the provision of blockchain solutions delivered to customers by the Solutions Business, a retainer from a Capital Markets client and management fees from BPAMJ. The reduction in revenue compared to the six months ended September 30, 2018 was primarily due to Diginex changing its focus with respect to the Capital Markets Business. Based on market dynamics, during the six months ended September 30, 2019, Diginex focused its resources on the regulated security token business, where it believes there to be promising opportunities. As a result, Diginex worked to obtain such licenses and/or partner with regulated entities to serve the security token market, which impacted Diginex’s short-term revenue, However, as Diginex’s products become market-ready, Diginex expects revenue will increase in both the Capital Markets Business and its other business lines such as the Exchange Business and Solutions Business.

General and Administrative Expenses from Continuing Operations

	For the six months ended September 30,
in USD millions	2019	2018
Employee benefits	9.0	2.8
Legal and professional fees	2.1	1.3
Depreciation of right of use assets	1.0	0.3
Depreciation of plant, property and equipment	0.4	0.2
Operating lease expenses	0.1	0.4
Other	1.8	1.3
	14.3	6.3

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General and administrative expenses increased by $8.0m to $14.3m in the six months ended September 30, 2019 when compared to the six months ended September 30, 2018. This increase was primarily driven by the increase in employees as the business expanded. Headcount increased from 73 at September 30, 2018 to 112 at September 30, 2019.

Employee Benefits

Employee related expenses increased by $6.2m to $9.0m in the six months ended September 30, 2019 when compared to the six months ended September 30, 2018. The increase was a result of hiring additional employees. Headcount increased from 73 as at September 30, 2018 to 112 as at September 30, 2019.

On April 1, 2019 senior employees within Diginex voluntarily agreed to accept reduced salaries on a deferred basis for a period of six months or upon the completion of a $50m capital raise, if earlier. Upon completion of the deferral period each participant would receive full payment of the deferred salary and newly issued share capital in Diginex, equivalent to the value of the accrued deferred salaries (based on a valuation of $150m). The deferred salaries and the grant of newly issued shares accrued on a monthly basis. On October 1, 2019, the deferral period was extended for a further three months with settlement of the outstanding deferral due to be paid in the January payroll. The profit and loss impact of the deferral scheme for the six months ended September 30, 2019 was $0.7m.

Legal and Professional Fees

Diginex incurred legal and professional fees of $2.1m for the six months ended September 30, 2019, an increase of $0.8m from the six months ended September 30, 2018. The increase was driven, in part, by costs incurred in relation to the Business Combination and general legal expenses incurred in relation to seeking regulatory approvals in multiple jurisdictions.

Operating Lease Expenses

Operating lease expenses decreased by $0.3m for the six months ended September 30, 2019 to $0.1m when compared to the six months ended September 30, 2018. Operating lease expenses relate to short term office leases and decreased when Diginex relocated to an office in Hong Kong. The new office in Hong Kong is recognized as a right of use asset rather than an operating lease.

Depreciation of Right of Use Assets

Capitalized leases under IFRS 16 are categorized as right of use assets and relate to the office leases in Hong Kong, Tokyo, London, Jersey and Berlin. The depreciation expense for right of use assets for the six months ended September 30, 2019 of $1.0m is $0.7m higher that than that incurred in the six months ended September 30, 2018 primarily due to a new office lease entered into in Hong Kong.

Depreciation of Property, Plant and Equipment

Depreciation on property, plant and equipment increased by $0.2m to $0.4m for the six months ended September 30, 2019 when compared to the six months ended September 30, 2018. This was driven by Diginex moving into a new office in Hong Kong in November 2018. The capital expenditure on leasehold improvements related to this move amounted to $2.1m and these costs are depreciated over 36 months.

Other Expenses

Other expenses increased by $0.5m to $1.8m. This was driven by increases in activities such as marketing, advertising, IT and travel related costs.

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Other Gains/ (Losses)

Other gains for the six months ended September 30, 2018 of $36.4m resulted from the divestment of 51% of DHPC, the remaining 49% was revalued under the guidance of IFRS 10 to $43.8m of which $42.6m was booked to the profit and loss account as a fair value gain. That gain was partially offset by a fair value loss of $6.6m on the stock received in Madison as part consideration for the sale of DHPC.

For the six months ended September 30, 2019, a loss of $0.2m was incurred on the sale of the remaining stock of Madison that Diginex still held. As at September 30, 2019, Diginex no longer held any Madison stock.

Impairment Losses on Financial Assets

Impairment losses of $10.1m were recognized in the six months ended September 30, 2019, with no similar costs for the six months ended September 30, 2018.

As of March 31, 2019, Diginex had a loan outstanding which was repayable from the cash profits of DHPC. The loan balance was impaired at March 31, 2019 to $10.2m. Since March 31, 2019 the intention for DHPC was to sell the existing high performance computing equipment and invest the proceeds into new and more efficient equipment that would aid the business in generating improved results. To fund this planned initiative, Diginex advanced DHPC an additional $2m (the “Equipment Loan”) in July 2019. The Equipment Loan carries an interest charge of 5% and has a 12 month maturity with repayment due in July 2020. It now seems unlikely that the new equipment will be purchased, and, as a result, Diginex has further impaired the debt by $9.6m to leave an outstanding balance of $2.8m as at September 30, 2019. $0.8m was repaid in December with the remaining outstanding being the Equipment Loan.

On February 20, 2019, Diginex signed a non-binding term sheet with a third party to establish a new subsidiary in the United States. In connection with the term sheet, Diginex advanced $1m for working capital purposes prior to a definitive agreement being signed. A definitive agreement was never signed and the monies advanced prior to March 31, 2019 of $0.5m were impaired in the March 31, 2019 financial statements with the balance, $0.5m, impaired in the six months ended September 30, 2019.

Finance Costs

Diginex incurred finance costs for the six months ended September 30, 2019 of $0.9m compared to $0.4m for the six months ended September 30, 2018. In the period ended September 30, 2018, Diginex took out two short-term loans from shareholders to manage near term liquidity needs. The finance costs, for the period, related to these loans plus drawn down fees amounted to $0.1m.

At September 30, 2019, Diginex had drawn down $9.1m on the Credit Facility. The Credit Facility has an interest rate of 12.5% per annum, and $0.7m was charged to the profit and loss during the six months ended September 30, 2019. There was a small charge booked to the six months ended September 30, 2018.

Interest is also booked to the profit and loss statement following the adoption of IFRS 16. The finance charge as a result of this adoption amounted to $0.3m and $0.1m for the six months ended September 30, 2019 and 2018, respectively.

In September 2018, Diginex drew down on a $10m short term bank loan which was repaid in October 2018, finance charges on this loan of $0.2m were incurred on this loan.

Diginex generated a minimal amount of interest in the six months ended September 30, 2019 on the Equipment Loan.

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Share of Loss of an Associate

Diginex recognized a share of loss of an associate of $0.6m in the six months ended September 30 2018, with no similar expense in 2019 as the investment in DHPC, under equity accounting, was fully impaired as at March 31, 2019.

This is Diginex’s share of the reported losses of DHPC following the sale of 51% of the business.

Income Tax

Despite Diginex reporting a profit for the six months ended September 30, 2018, the gain from sale of DHPC did not create a taxable event as there is no capital gains tax in Hong Kong nor does the fair value adjustment to the remaining 49% holding in DHPC.

The operating losses did not generate a taxable charge in the six months ended September 30, 2018 or September 30, 2019.

Although Diginex had active operations in United Kingdom, Jersey, Japan, Switzerland and Germany during the reporting periods, the majority of its operations were in Hong Kong. Diginex’s entities in Hong Kong are subject to a Hong Kong profits tax of 16.5%.

Profit from Discontinued Operations

Discontinued operations, as detailed below, relates solely to the results of DHPC up to the date of divestment, following which the subsidiary was deconsolidated.

	For the six months ended September 30
in USD millions	2019	2018

Revenue	0.0	1.1
General & administrative expenses	0.0	(2.7)
Operating (loss) profit	0.0	(1.6)
Finance costs	0.0	(0.2)
Other	0.0	0.0
Profit (loss) before tax	0.0	(1.8)

Gain on sale of subsidiary	0.0	59.1

Profit from discontinued operations	0.0	57.3

DHPC produced revenue of $1.1m in the six month period ended September 30, 2018.

General and administrative expenses of $2.7m in the six month period ended September 30, 2018 related to a cost of $1.1m to ship mining equipment to Sweden. In addition, other incremental expenses included professional fees incurred for maintenance of data centers of $0.6m.

Diginex divested 51% of DHPC for consideration of $60m on July 31, 2018. The net assets at the time of sale amounted to $2.5m, of which 51%, or $1.3m, was disposed of. Additionally, at the time of divestment a shareholder loan to DHPC of $0.4m was waived. This resulted in a reported gain on sale of $59.1m.

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Year Ended March 31, 2019 Compared to Period Ended March 31, 2018

	For the year/period ended March 31,
in USD millions	2019	2018
Continuing Operations
Revenue	1.3	-
General & administrative expenses	(19.6)	(1.2)
Operating loss	(18.3)	(1.2)
Other gains (losses)	30.6	(0.1)
Impairment losses on financial assets	(39.1)	0.0
Impairment of goodwill	(0.5)	0.0
Finance costs	(1.1)	0.0
Share of loss of an Associate	(12.3)	0.0
Loss before tax	(40.6)	(1.3)
Income tax	0.0	(0.0)
Loss from continuing operations	(40.6)	(1.3)
Profit from discontinued operations	57.3	1.0
Profit (loss) for the year/period	16.7	(0.3)

Profit (loss) attributable to owners	16.8	(0.3)
Non-controlling interests	(0.1)	0.0
	16.7	(0.3)

Revenue

Revenue from continuing operations for the year ended March 31, 2019 increased to $1.3m, there was no revenue from continuing operations in the period ended March 31, 2018. The revenue was primarily driven by the provision of blockchain solutions delivered to customers by the Solutions Business team.

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General and Administrative Expenses from Continuing Operations

	For the year/period ended March 31,
in USD millions	2019	2018
Employee benefits	9.2	0.3
Legal and professional fees	3.6	0.2
Depreciation of right of use assets	1.4	0.0
Depreciation of plant, property and equipment	0.6	0.0
Operating lease expenses	0.4	0.2
Other	4.4	0.5
	19.6	1.2

General and administrative expenses increased by $18.4m to $19.6m for the year ended March 31, 2019. This increase was due to both a longer reporting period and, more significantly, the development of Diginex’s various business lines, including an increase in employees, costs for additional office space and investment in compliance and reporting tools.

Employee Benefits

Employee related expenses increased by $8.9m to $9.2m for the year ended March 31, 2019. The increase was a result of hiring additional employees, with a resulting headcount increase from 10 to 92 in the year ended March 31, 2019.

Legal and Professional Fees

Diginex incurred legal and professional fees of $3.6m for the year ended March 31, 2019, an increase of $3.4m from the previous year. This was driven by activities such as acquisitions, regulatory advice and the creation of a share option plan.

Diginex engages with long term contractors to assist with its day-to-day operations, and incurred expenses of $1.9m for the year ended March 31, 2019, an increase of $1.7m from the previous year. The long term contractors work alongside employees to deliver Diginex’s strategy. For the six months ended September 30, 2019 the long term contractor costs have been reclassified to employee benefits with the comparative cost for the six months ended September 30, 2018 also adjusted.

Depreciation of Right of Use Assets

Capitalized leases under IFRS 16 are categorized as right of use assets and relate to the office leases in Hong Kong, Tokyo, London, Jersey and Berlin. The depreciation expense for right of use assets in 2019 was $1.4m. As IFRS 16 was adopted in April 2018 there are no costs categorized against depreciation of right of use assets in 2018.

Depreciation of Property, Plant and Equipment

Depreciation on property, plant and equipment increased $0.6m for the year ended March 31, 2019, there was no such cost in the prior period. This was driven by Diginex moving into a new headquarters in Hong Kong in November 2018. The capital expenditure on leasehold improvements related to this move amounted to $2.1m and these costs are depreciated over 36 months.

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Operating Lease Expenses

Operating lease expenses increased by $0.2m to $0.4m for the year ended March 31, 2109. This increase in cost was a result of taking more floor space in a serviced office in Hong Kong prior to relocating to a permanent office.

Other Expenses

Other expenses increased by $3.9m to $4.4m in the year ended March 31, 2019. This was driven by increases in activities such as marketing, advertising, recruitment and travel related costs.

Other Gains/(Losses)

Other gains increased by $30.7m to $30.6m for the year ended March 31, 2019. Following the divestment of 51% of DHPC, the remaining 49% was revalued under the guidance of IFRS 10 to $43.8m of which $42.6m was booked to the profit and loss account as a gain.

In October 2018, Diginex sold a significant portion of the Madison stock received as part of the consideration for the divestment in DHPC, which realized a loss on sale of a financial assets of $11.7m.

Impairment Losses on Financial Assets

Impairment losses of $39.1m were recognized in the year ended March 31, 2019. At divestment, Diginex revalued its remaining investment in DHPC at fair value totaling $43.8m. However, during the period from the divestment of DHPC to March 31, 2019, Diginex’s share of losses from the retained 49% investment amounted to $12.3m. Furthermore, DHPC had net liabilities as at March 31, 2019. Together, these factors caused Diginex to impair the value of the investment to zero. This resulted in a profit and loss charge for impairment of $31.5m, after deducting Diginex’s share of investment losses from the fair value.

During 2019, Diginex invested in a collection of blockchain related startups at various stages of maturity. As at March 31, 2019, these investments were impaired by $2.0m.

Diginex has a loan receivable outstanding for $13m which is repayable from the cash profits of DHPC. While the investment in DHPC has been fully impaired, the shareholders of DHPC are in advanced discussions to restructure the business and improve performance. In accordance with IFRS 9, a detailed expected credit loss model based on various scenarios of the future success of DHPC was carried out and the results analyzed. The outcome of the modelling lead to an impairment of $4.8m on the loan receivable outstanding.

Other impairments to loans, advances and trade receivables in the year ended March 31, 2019 resulted in an additional $0.8m impairment charge.

Impairment of Goodwill

Diginex recognized goodwill of $0.5m on the acquisition of Altairian Capital Holdings Limited (“Altairian”) in December 2018. As at March 31, 2019, Diginex reviewed the cash generating ability of the business. Based on economic factors, management determined that there was no measurable future cash generation from this business and the goodwill was impaired in full.

Finance Costs

Diginex incurred finance costs in the year ended March 31, 2019 of $1.1m and none in the period ended March 31, 2018. During the period ended March 31, 2018, working capital was funded via the issuance of equity. In 2019, Diginex took out two short-term loans from shareholders to manage near term liquidity needs. The interest costs related to these loans plus drawn down fees amounted to $0.2m.

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Diginex also entered into a $10m short term bank loan in 2019 that cost $0.2m in finance charges.

At March 31, 2019, Diginex had drawn down $10.1m on the $20m Credit Facility. The Credit Facility has an interest rate of 12.5% per annum, and $0.3m was charged to the profit and loss during the year ended March 31, 2019. Interest is also booked to the profit and loss statement following the adoption of IFRS 16. The finance charge as a result of this adoption amounted to $0.4m.

Share of Loss of an Associate

Diginex recognized a share of loss of an associate of $12.3m in the year ended March 31, 2019, with no similar expense in the period ended March 31, 2018. As previously discussed, this is Diginex’s share of the reported losses of DHPC following the sale of 51% of the business.

Income Tax

Despite Diginex reporting a profit in the year ended March 31, 2019, the gain from the sale of DHPC did not create a taxable event as there is no capital gains tax in Hong Kong. The operating losses did not generate a taxable charge in the year ended March 31, 2019, however, there was a minor charge for the period ended March 31, 2018.

Although Diginex had active operations in Tokyo, London, Jersey, Boston, Berlin and Dubai during the year ended March 31, 2019 and the period ended March 31, 2018, the majority of its operations were in Hong Kong.

Diginex’s entities in Hong Kong are subject to a Hong Kong profits tax of 16.5%.

Profit from Discontinued Operations

Discontinued operations, as detailed below, relates solely to the results of DHPC up to the date of divestment, following which the subsidiary was deconsolidated.

	For the year/period ended March 31,
in USD millions	2019	2018

Revenue	1.1	2.0
General & administrative expenses	(2.7)	(1.0)
Operating (loss) profit	(1.6)	1.1
Finance costs	(0.2)	0.0
Other	0.0	(0.1)
Profit (loss) before tax	(1.8)	1.0

Gain on sale of subsidiary	59.1	0.0

Profit from discontinued operations	57.3	1.0

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DHPC produced revenue of $1.1m in the year ended March 31, 2019 and $2.0m in the period ended March 31, 2018. This decrease was primarily due to 2019 being a shorter reporting period for the DHPC operations.

General and administrative expenses increased to $2.7m in the year ended March 31, 2019 from $1.0m in the period ended March 31, 2018. A material component of the increase related to a cost of $1.1m to ship mining equipment to Sweden. In addition, other incremental expenses include professional fees incurred for maintenance of data centers of $0.6m.

Diginex divested 51% of DHPC for consideration of $60m. The net assets at the time of sale amounted to $2.5m, of which 51%, or $1.3m, was disposed of. Additionally, at the time of divestment a shareholder loan to DHPC of $0.4m was waived. This resulted in a reported gain on sale of $59.1m.

Inflation

Since incorporation, Diginex has not been materially impacted by changes in inflation with the inflation rate in Hong Kong ranging between 2-3%.

Impact of Foreign Currency Fluctuations on Results

Currently, Diginex’s main operating currencies are the US Dollar and Hong Kong Dollar. As the Hong Kong Dollar is pegged to the US Dollar, Diginex is not overly exposed to foreign currency fluctuations.

Critical Accounting Policies, Judgements and Estimates

An accounting policy is considered critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time such estimate is made, and if different accounting estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the consolidated financial statements.

Diginex prepares its financial statements in conformity with IFRS, which requires it to make judgments, estimates and assumptions. Diginex continually evaluates these estimates and assumptions based on the most recently available information, its own historical experiences and various other assumptions that Diginex believes to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from Diginex’s expectations as a result of changes in its estimates. Some of Diginex’s accounting policies require a higher degree of judgment than others in their application and require it to make significant accounting estimates.

The following descriptions of critical accounting policies, judgments and estimates should be read in conjunction with Diginex’s financial statements and the notes related thereto, and other disclosures included in this document. When reviewing Diginex’s financial statements, you should consider (i) Diginex’s selection of critical accounting policies, (ii) the judgments and other uncertainties affecting the application of such policies and (iii) the sensitivity of reported results to changes in conditions and assumptions.

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Common Control

Mr. Pelham transferred his ownership of DHPC to Diginex early in 2018. However, under the common control standards permitted under IFRS 3, DHPC was consolidated on the basis that it had been part of Diginex since its inception in June 2017. The results of DHPC have been classified as discontinuing with an operating profit booked of $1.0m in the period ended March 31, 2018 under IFRS 5 guidance. Had the principal of common control not been adopted and the DHPC consolidated from the transfer date of January 2018, the operating profit for the period ended March 31, 2018 would have been recorded as $0.8m.

All other controlled entities have been consolidated into the business since the date of incorporation or acquisition in accordance with IFRS 3 and deconsolidated when control has been lost.

Consolidating Acquisitions

In November 2018, Diginex acquired a 75% interest in BPAMJ. BPAMJ acts as investment manager to Bletchley Park Asset Management Master Fund, Bletchley Park Asset Management Feeder 1 and Bletchley Park Asset Management US Feeder 1. The consolidation of the business into Diginex’s financial statements resulted in a small gain on bargain purchase.

In December 2018, Diginex acquired a 100% interest in Altairian, together with its two subsidiaries. The consolidation of this acquisition resulted in the recognition of goodwill amounting to $0.5m. However, post completion of the acquisition, there was a change in business direction with management deciding, due to market conditions, not to pursue the original opportunities that the business presented. As a result, the value initially recognized was no longer apparent and the goodwill was fully impaired.

Revenue Recognition

Revenue is recognized to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

Diginex recognizes revenue from contracts with customers based on a five-step model as set out in IFRS 15:

Step 1. Identify contract(s) with a customer: A contract is defined as an agreement between two or more parties that creates enforceable rights and obligations and sets out the criteria for every contract that must be met.

Step 2. Identify performance obligations in the contract: A performance obligation is a promise in a contract with a customer to transfer a good or service to the customer.

Step 3. Determine the transaction price: The transaction price is the amount of consideration to which the Diginex expects to be entitled in exchange for transferring promised goods or services to a customer, excluding amounts collected on behalf of third parties.

Step 4. Allocate the transaction price to the performance obligations in the contract: For a contract that has more than one performance obligation, Diginex allocates the transaction price to each performance obligation in an amount that depicts the amount of consideration to which the Diginex expects to be entitled in exchange for satisfying each performance obligation.

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Step 5. Recognize revenue when (or as) Diginex satisfies a performance obligation.

Diginex recognized revenue when (or as) a performance obligation is satisfied, i.e. when “control” of the goods or services underlying the particular performance obligation is transferred to customers.

Diginex satisfies a performance obligation and recognizes revenue over time, if one of the following criteria is met:

a)	Diginex’s performance does not create an asset with an alternate use to Diginex and Diginex has as an enforceable right to payment for performance completed to date.

b)	Diginex’s performance creates or enhances an asset that the customer controls as the asset is created or enhanced.

c)	The customer simultaneously receives and consumes the benefits provided by Diginex’s performance as Diginex performs.

For performance obligations where one of the above conditions are not met, revenue is recognized at the point in time at which the performance obligation is satisfied.

When Diginex satisfies a performance obligation by delivering the promised goods or services it creates and issues an invoice based on the amount of consideration earned by the performance. Where the amount of consideration received from a customer exceeds the amount of revenue recognized this gives rise to a contract liability.

Revenue is measured at the fair value of the consideration received or receivable, taking into account contractually defined terms of payment and excluding taxes and duty. Diginex assesses its revenue arrangements against specific criteria to determine if it is acting as principal or agent.

With regards to revenue generated from the discontinued operations of DHPC, DHPC receives Digital Assets, namely ether, as consideration for data verification services, also known as mining. The revenue is measured based on the fair value of the Digital Assets received and the fair value is determined using the spot price of the Digital Assets on the date of receipt.

Continued vs Discontinued Operations

Following the divestment of DHPC, the operating results of the business up until the date of divestment have been categorized as discontinuing operations. The gain on the divestment of $59.1m has also been classified as discontinued.

The results relating to the remaining 49% investment in DHPC is classified as continuing operations (held as an equity investment). However, there was no net impact on the continuing profit and loss in the year ended March 31, 2019 as the gain on revaluation of the associate under IFRS 10 to fair value had been eliminated via Diginex’s share of DHPC’s operating losses under equity accounting and an impairment charge as previously discussed. There was no profit and loss impact relating to DHPC in the six months ended September 30, 2019

The consideration received for the divestment consisted of $10m cash and stock in Madison valued at $50m. The cash received has been classified as received from discontinued operations in the statement of cash flows, but the losses recognized from the sale of Madison stock of $11.7m has been classified as continuing.

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Had the loss from the sale of Madison shares been treated as discontinued, the operating loss from continuing operations would have been reported as $28.9m rather than $40.6m.

The determining of the above classifications has no impact on the overall profit and loss of Diginex.

Valuation of Investments

Diginex’s investments in securities consist of equity securities. Investments in equity securities with readily determinable fair values are recorded at fair value, which is determined based on quoted market prices. The changes in fair values are recognized in the profit and loss statement. Diginex measures non-marketable investments without readily determinable fair values at cost, minus impairment. The value of the investments is determined by modelling expected credit losses per IFRS 9.

Provision for Credit Losses

In order to determine if a financial asset should be impaired, Diginex carried out a review of expected credit losses for each investment. The methodology adopted is detailed in Note 2.5 of the combined and consolidated financial statements of Diginex as of March 31, 2019 and 2018 included elsewhere in this proxy statement/prospectus.

As at March 31, 2019, Diginex had a loan on the balance sheet of $13m to a third party with the repayment terms being linked to the performance of DHPC. As at March 31, 2019, Diginex also had a balance of $2m due directly from DHPC which is repayable on similar terms to the $13m loan. The expected credit loss probability weighted valuation methodology was applied to these loan receivables. The model was created based on discussions between the shareholders of DHPC to restructure the business with the intent to improve the performance of DHPC. Using the relevant inputs, the calculated outcome of the debt not being repaid to Diginex after 5 years was $2.39m. While the restructuring was in the stage of advanced discussion, it had yet to be formally executed as at March 31, 2019. As such, Diginex applied an additional risk factor of 100% to add a further layer of prudence. This brought the total impairment on the loan receivables to $4.8m.

As at September 30, 2019 a further impairment of $9.6m was applied based on the economic outlook of DHPC as it appeared unlikely that the planned restructuring would be executed. There was a remaining balance due from DHPC of $2.8m as at September 30, 2019, of which $0.8m has subsequently been received.

Diginex also carried out the same expected credit losses discounted cash flow calculation on non-marketable investments made in 2019. These investments are held at amortized cost. The results of the calculations highlighted an impairment of $2.0m on initial investments totaling $3.6m. There were no further adjustments necessary for the six months ended September 30, 2019.

Share Based Compensation Expenses

All share based awards granted to employees, including share options, are measured at fair value on grant date. Share-based compensation expense is recognized using the straight line method, net of estimated forfeitures, over the requisite service period, which is the vesting period. Forfeitures are estimated at the time of grant and revised in subsequent periods if actual forfeitures differ from those estimates. Diginex uses historical data to estimate pre-vesting option and record share-based compensation expenses only for those awards that are expected to vest. Diginex recognized share-based compensation expenses of $0.6m for the year ended March 31, 2019 and $1.8m for the six months ended September 30, 2019.

For the year ended March 31, 2019, a $0.6m charge relates solely to the granting of share options. For the six months ended September 30, 2019, $1.1m of the charge relates to the granting of share options and the balance of $0.7m in relation to the value of Diginex shares accrued as part of the deferred compensation scheme as previously discussed

Diginex has one share option plan and has granted multiple tranches of share options with tiered vesting commencement dates to employees and consultants. Options granted are subject to a service condition of 36 months. The service condition stipulates that all options vest after this period and are issued to the respective employee. However, on the event of a corporate transaction that results in a change of control or a listing, the share options will be locked up for 15 months after the triggering event and will then be released to employees in equal installments over the six months following the lock up period.

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Diginex uses the binomial option pricing model to estimate the fair value of the share options, taking into account the exercise price, the term of the option, the impact of dilution (where material), the share price at grant date and expected price volatility of the underlying share, the expected dividend yield, the risk free interest rate for the term of option and the correlations and volatilities of the peer group companies.

The model inputs for options granted during the year ended March 31, 2019 and the six months ended September 30, 2019 included:

(a)	options are granted for no consideration.

(b)	exercise price: $0.1 per share

(c)	grant date: on the employment date

(d)	expiry date: September 2020 to March 2022

(e)	share price at grant dates: for the year ended March 31, 2019: $9.99 to $136.41; for the six months ended September 30, 2019: $8.89 to $121.34

(f)	expected price volatility of the Company’s shares: average of 45.05%

(g)	expected dividend yield: 0%

(h)	risk-free interest rate: average 2.55%; for the six months ended September 2019: 2.06%

The valuation model was calculated by an independent valuation firm.

As at September 30, 2019 no share options had vested. The company also did not factor any forfeited options into the valuation for the year ended March 31, 2019 or the six months ended September 30, 2019 on the expectation that those who have been granted options are likely to stay with the company.

Deferred Tax

The ultimate realization of deferred tax assets is dependent upon the generation of sufficient future taxable income during the periods in which these losses become deductible. Diginex has incurred net losses from continuing operations since inception and while management expects Diginex to return profits in the future, there is still an element of uncertainty and, as such, no deferred tax asset has been recognized for tax losses accumulated to date.

Discount Rate Applied to Capitalized Leases

Diginex has contracted for office leases in Hong Kong, Japan, United Kingdom, Jersey and Germany. As of April 2018, these leases are accounted for under IFRS 16. As such, Diginex measures the lease liability at the present value of the unpaid lease payments from the commencement date of the lease. The lease payments are discounted using the interest rate implicit in the lease, if that rate can be readily determined. If that rate cannot be readily determined, on initial recognition of the lease Diginex uses the company or subsidiary’s incremental borrowing rate which is the rate of interest that Diginex would have to pay to borrow over a similar term, and with a similar security, the funds necessary to obtain an asset of a similar value to the right-of-use assets in similar economic environment. The below rates have been applied:

Hong Kong	12.5% current borrowing rate for Diginex Limited
Japan	0.072% 3-month Libor
United Kingdom	0.842% 3-month Libor
Jersey	2.74% average rate for 10 year fixed mortgage
Germany	0.337% 3-month Libor

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Useful Lives of Assets

Diginex determined the estimated useful lives of its assets for calculating depreciation. This estimate is determined after considering the expected usage of the asset or physical wear and tear and the impact of expected residual value. Diginex reviews the useful lives annually and the future depreciation charge would be adjusted where Diginex believes that the useful lives differ from previous estimates. Useful lives currently used are:

Furniture and fixtures	20%
Office equipment	20%
Leasehold improvements	term of lease
Right if use assets	term of lease

Software Development

External spend on software development costs is capitalized in accordance to IAS 38 when future economic benefits of such software are probable and the cost of such software can be reliably measured. During the six-months ended 30 September 2019, the Group capitalized $2,115,701 of software development costs related to the ongoing build out of a digital asset exchange and custody solution which the Group considered their future benefits to be probable. Capitalized software will start to be amortized once the software has been deployed in a production environment and used to generate value for the Group. The Group anticipates amortizing the capitalized costs from Q1 2020.

Recently Released Accounting Standards

See Note 2 in the interim combined and consolidated financial statements of Diginex as of September 30, 2019 and 2018 included elsewhere in this proxy statement/prospectus.

See Note 2 in the combined and consolidated financial statements of Diginex as of March 31, 2019 and 2018 included elsewhere in this proxy statement/prospectus.

B. Liquidity and Capital Resources

Diginex’s ability to fund its operations is based on its ability to generate cash, its ability to attract investors and its ability to borrow funds on reasonable economic terms. Diginex’s business has been funded primarily from the issuance of equity to investors, the proceeds from the 51% divestment of DHPC and the Credit Facility. Going forward, Diginex’s ability to continue as a going concern is dependent on continuing to attract investors to the business and management’s ability to successfully execute its business plan, which includes launching various business lines and increasing revenues while controlling operating expenses. Based on cash flow projections from Diginex’s operating and financing activities, as well as assurances from Pelham Limited that additional financing will be made available if required, Diginex believes it has sufficient working capital to be able to meet its obligations for the next twelve months.

Six Months Ended September 30, 2019 compared to Six Months Ended September 30, 2018

As of September 30, 2019 and 2018, Diginex had cash and cash equivalents of $1.5m and $1.4m, as detailed below.

	As of September 30,			As of September 30,
	Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
In USD millions	2019	2019	2019	2018	2018	2018
Net cash provided by (used in) operating activities	(9.9)	0.0	(9.9)	(6.1)	(2.1)	(8.2)
Net cash used in investing activities	(2.2)	0.0	(2.2)	(3.6)	(15.6)	(19.2)
Net cash provided by (used in) financing activities	12.9	0.0	12.9	(5.2)	27.9	22.7
Net increase (decrease) in cash and cash equivalents	0.8	0.0	0.8	(14.9)	10.2	(4.7)
Cash and cash equivalents, beginning of year	0.7	0.0	0.7	6.1	-	6.1
Effect of foreign exchange rate changes	0.0	-	0.0	(0.0)	-	(0.0)
Cash and cash equivalents, end of year	1.5	0.0	1.5	(8.9)	10.3	1.4

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Cash flows from operating activities

Total cash outflows from operating activities was $9.9m in the six month period ended September 30, 2019, compared to an outflow of $8.2m for the six months ended September 30, 2018. Cash flow relates to both continued and discontinued operations.

Continued operations

Cash outflows from operating activities was $9.9m in the six months ended September 30, 2019, compared to an outflow of $6.1m in the six months ended September 30, 2018. The cash outflow in the six months ended September 30, 2019 stems from an increase in employees and offices costs in Hong Kong, Japan, United Kingdom, Jersey, and Germany. Diginex also incurred additional expenditure in legal and compliance matters in the course of growing the business.

Discontinued operations

The cash outflow of $2.1m from discontinued operations for the six months ended September 30, 2018 relates primarily to costs incurred to expand the DHPC business in Sweden. There were no associated cashflows for the six months ended September 30, 2019.

Cash flows from investing activities

Total cash outflows from investing activities was $2.2m in the six months ended September 30, 2019, compared to an outflow of $19.2m for the six months ended September 30, 2018. Cash flow relates to both continued and discontinued operations.

Continued operations

Cash outflow from investing activities relating to continuing operations was $2.2m in the six months ended September 30, 2019, compared to an outflow of $3.6m in the six months ended September 30, 2018.

The outflow in the six months ended September 30, 2019 primarily related to capital expenditure invested in the development of the Exchanges. This is compared to the six months ended September 30, 2018 when capital expenditure of $2.2m was incurred in the leasehold improvements to the Hong Kong office. In addition, $1.5m was invested in two start up companies in the blockchain industry that Diginex believed could complement and benefit Diginex operations.

Discontinued operations

Total cash outflows from discontinued operations for the six months ended September 30, 2019 was zero compared to $15.6m during the six months ended September 30, 2019.

In the six months ended September 30, 2018 DHPC invested $25.5m in high performing computing equipment. During the same period, Diginex received $10m cash as part consideration for the DHPC divestment.

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Cash flows from financing activities

Total cash inflows from financing activities was $12.9m in the six months ended September 30, 2019, compared to an inflow of $22.7m for the six month ended September 30, 2018. Cash flow relates to both continued and discontinued operations.

Continued operations

Diginex had inflows from financing activities in the six month ended September 30, 2019 of $12.9m compared to an outflow of $5.2m in the six months ended September 30, 2018.

During the six months ended September 30, 2019, Diginex raised $16.3m from the issuance of equity. There was no issuance of equity in the six months ended September 30, 2018. Diginex also had a further inflow of $0.6m from the issuance of a loan note with a 12 month maturity and 15% coupon.

During the six months ended September 30, 2019, Diginex also had outflow of $2m in the Equipment Loan, repayment of $1.1m of the outstanding Credit Facility and lease payments of $0.9m.

In the six months ended September 30, 2018, Diginex had an inflow from a shareholder loan of $3m and $10m in a short term bank loan which was repaid in October 2018. During this period Diginex also extended a loan of $15.8m to DHPC. Furthermore, in the six months ending September 30, 2018, Diginex agreed to buy back Diginex equity held by an employee. The employee held 55,727 shares of common stock. The consideration paid was a combination $3.1m in cash and Madison common stock. The combined costs of the share buyback were $6.6m, and the buyback was paid out of the accumulated profits of Diginex. The cash element of the above transaction was complete in September 2018 with the common stock element in October 2018.

Discontinued operations

Cash inflow of $27.9m in the six months ended September 30, 2018 relates to cash received by DHPC via the issuance of debt. There was no such inflow in the six months ended September 30, 2019.

Year Ended March 31, 2019 Compared to Period Ended March 31, 2018

As of March 31, 2019 and 2018, Diginex had cash and cash equivalents of $0.7m and $6.1m, respectively, as detailed below.

	As of March 31,			As of March 31,
	Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
In USD millions	2019	2019	2019	2018	2018	2018
Net cash provided by (used in) operating activities	(18.3)	(2.1)	(20.4)	(1.0)	1.7	0.7
Net cash used in investing activities	27.7	(15.6)	12.1	(0.2)	(4.9)	(5.1)
Net cash provided by (used in) financing activities	(25.0)	27.9	2.9	10.6	-	10.6
Net increase (decrease) in cash and cash equivalents	(15.6)	10.2	(5.4)	9.3	(3.2)	6.1
Cash and cash equivalents, beginning of year	9.3	(3.2)	6.1	-	-	-
Effect of foreign exchange rate changes	0.0	-	0.0	(0.0)	-	(0.0)
Cash and cash equivalents, end of year	(6.3)	7.0	0.7	9.3	(3.2)	6.1

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Cash flows from operating activities

Total cash outflows from operating activities was $20.4m in the year ended March 31, 2019, compared to an inflow of $0.7m for the period ended March 31, 2018. Cash flow relates to both continued and discontinued operations.

Continued operations

Cash outflows from operating activities was $18.3m in the year ended March 31, 2019, compared to an outflow of $1.0m in the period ended March 31, 2018. The cash outflow in 2019 stems from an increase in employees from 10 to 92, and office costs in Hong Kong, London, Jersey, Boston, Berlin and Dubai. Diginex also incurred additional expenditure in legal and compliance matters in the course of growing the business.

Discontinued operations

The cash outflow of $2.1m from discontinued operations for the year end March 31, 2019 relates primarily to costs incurred to expand the business in Sweden. This compares to an inflow in the prior period of $1.7m, which was driven by the performance of the business and the waiver of a shareholder loan.

Cash flows from investing activities

Total cash flows from investing activities was $12.1m in the year ended March 31, 2019, compared to an outflow of $5.1m for the period ended March 31, 2018. Cash flow relates to both continued and discontinued operations.

Continued Operations

Cash inflow from investing activities relating to continuing operations was $27.7m in the year ended March 31, 2019, compared to an outflow of $0.2m in the period ended March 31, 2018, representing a positive change of $27.9m.

As previously reported Diginex received Madison stock valued at $50m as part of the DHPC transaction. Diginex sold a significant portion of the stock for cash consideration of $34m.

In late 2018, Diginex moved into a new office in Hong Kong and the related leasehold improvements during the year ended March 31, 2019 amounted to $2.1m. In the period ended March 31, 2018, Diginex invested $0.2m in property, plant and machinery.

Diginex also acquired two business in the year ended March 31, 2019 which resulted in a net cash outflow of $0.1m. In November 2018, Diginex acquired 75% of BPAMJ for minimal consideration. Diginex committed to funding BPAMJ’s working capital through two payments of $0.3m, one of which was made prior to March 31, 2019, and further committed $0.4m if cash levels within BPAMJ fall below $0.2m twelve months after the acquisition date.

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The second acquisition was the purchase of Altairian and its two subsidiaries. The cash payment was $0.3m with additional consideration of $0.2m paid via the issue of Diginex common stock. Diginex also invested in a number of startup companies in the blockchain industry that Diginex believed could complement and benefit Diginex operations. During the year ended March 31, 2019, and cash outflow for these investments amounted to $3.8m. In the period ended March 31, 2018, there was no such expense.

Discontinued operations

Total cash outflows from discontinued operations for the year ended March 31, 2019 of $15.6m compared to an outflow of $4.9m in the prior period. In the year ended March 31, 2019 DHPC invested $25.5m in high performing computing equipment, compared to an investment in high performing computing equipment of $4.9m, in the period to March 31, 2018. Diginex received $10m cash as part consideration for the DHPC divestment.

Cash flows from financing activities

Total cash inflows from financing activities was $2.9m in the year end March 31, 2019, compared to an inflow of $10.6m for the period ended March 31, 2018. Cash flow relates to both continued and discontinued operations:

Continued operations

Diginex had outflows from financing activities in the year ended March 31, 2019 of $25.0m compared to an inflow of $10.6m in the period ended March 31, 2018.

During the period ended March 31, 2018, Diginex raised $10.6m from the issuance of equity. This compared to $2.4m raised from equity issuance in the year ended March 31, 2019.

In the year ended March 31, 2019, Diginex advanced $15.2m to DHPC and had $2m repaid during the same period representing a net outflow of $13.2m. Diginex also received net proceeds of $10.1m from the Credit Facility during the year ended March 31, 2019. The outstanding loan at March 31, 2019 charges interest at 12.5%.

In October 2018, Diginex agreed to buy back Diginex equity held by an employee. The employee held 55,727 shares of common stock. The consideration paid was a combination $3.1m in cash and Madison common stock. The combined costs of the share buyback were $6.6m, and the buyback was paid out of the accumulated profits of the company.

In October 2018, Diginex paid an interim dividend of $20m to shareholders.

Discontinued operations

Cash inflow of $27.9m in the year ended March 31, 2019 relate to cash received by DHPC via the issuance of debt. There was no such inflow in the period to March 31, 2018.

Indebtedness

As of September 30, 2019 and March 31, 2019, Diginex had drawn $9.0m and 10.1m of the Credit Facility, respectively. The Credit Facility charges interest at 12.5%, and at September 30, 2019 and March 31, 2019 the unpaid accrued interest amounted to $0.1m and $0.3m, respectively.

During the year ended March 31, 2019, Diginex also had two short-term shareholder loans. These loans were repaid in full and Diginex incurred a combined interest expense of $0.2m.

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At the time of the divestment of DHPC, Diginex and Mr. Pelham each agreed to provide $15m in funding for DHPC to purchase high performance computing equipment that would operate in north Sweden. The loans were to be repaid from 75% of DHPC’s cash profits. Soon thereafter, Diginex was looking to expand into the Taiwan market and in order to fund the projected working capital of the business, the DHPC loan was novated to the business head of the proposed Taiwan operation. On further evaluation, the opportunities in Taiwan were not as attractive as initially considered and the loan agreement was terminated, and the funds are now due to Diginex albeit still via the third party in Taiwan. The initial loan was for $15m but, as of March 31, 2019, $2m has been repaid, leaving an outstanding amount of $13m. The amounts due to Diginex are interest free. As at March 31, 2019, the loan was impaired to $10.2m.

Since March 31, 2019 the intention for DHPC was to sell its existing high performance computing equipment and invest the proceeds into new and more efficient equipment that would aid in generating improved results. To fund this planned initiative, Diginex advanced DHPC the Equipment Loan in July 2019. The Equipment Loan carries an interest charge of 5% and has a 12 month maturity with repayment due in July 2020. It now seems unlikely that the new equipment will be purchased, and, as a result, Diginex has further impaired the debt by $9.6m to leave an outstanding balance of $2.8m. $0.8m was repaid in December with the remaining outstanding being the Equipment Loan.

On February 20, 2019 Diginex signed a term sheet to set up a partnership in the US which was subject to shareholder approval. Diginex advanced $0.5m to the US operation shortly after signing the term sheet during the period ending March 31, 2019. Additionally, a further $0.5m was advanced post March 31, 2019. However, Diginex’s shareholders failed to agree to the term sheet and a definitive shareholder agreement was not signed. This loan was impaired at year end.

The table below illustrates the indebtedness for the periods indicated:

	As of September 30,		As of March 31,
in USD millions	2019	2018	2019	2018

Shareholder loans	9.1	0.4	10.4	0.0
Amounts due to Shareholder and Directors	0.2	0.4	0.4	0.5
Short term lease obligation	2.0	1.9	1.9	0.0
Loan Notes	0.6	0.0	0.0	0.0
Other payables	4.5	1.8	1.8	0.6
Long term lease obligation	2.0	3.1	3.1	0.0
Total debt	18.4	7.6	17.6	1.1

Material Commitments

Diginex had no material capital commitments at March 31, 2019. While there was a plan to incur capital expenditures to build the Exchanges via contracting with third party vendors, no commitment had been made at March 31, 2019. For the six months ended September 30, 2019 Diginex entered into short term commitments, defined under detailed statement of works (SOW) with external IT developers to progress the build of the exchange. Any SOW signed with a vendor is generally for a period up to three months and can be cancelled with 30 days’ notice, which allows Diginex to manage its capital expenditure commitments in line with available funding from investors and drawdowns on the Credit Facility.

Subsequent Events

From October 1, 2019 to the date of this proxy statement/prospectus, Diginex has issued 38,760 shares for consideration of $5.9m.

C. Research and Development, Patents and Licenses, Etc.

Intellectual Property

Diginex has filed more than thirty trademark applications for Diginex, Diginex Logo, Digipay, Digiassets and Digivault in various jurisdictions. As of December 2019, (i) the Diginex mark had been successfully registered in Hong Kong, Switzerland, Germany, Sweden, Singapore, Japan and the United Kingdom; published in the United States; (ii) the Diginex logo had been successfully registered in Hong Kong, Switzerland and the EU; (iii) the Digipay mark had been successfully registered in Hong Kong and Japan; (iv) the Digiassets mark had been successfully registered in Hong Kong, Japan, the United States and the EU; and (v) the Digivault mark has been successfully registered in the EU, Hong Kong and China.

Diginex was granted two computer software certificates of copyright from the United States Copyright Office in April 2019.

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Diginex is working with intellectual property counsel to determine how best to protect the works and inventions of its software engineers in creating the applications that will enable Diginex to run its business lines.

D. Trend Information

For a discussion of the trends that affect Diginex’s business, financial condition and results of operations, see sections titled “Business of Diginex,” “―Results of Operations” and “―Liquidity and Capital Resources.”

E. Off Balance Sheet Arrangements

Diginex does not have any off balance sheet arrangements.

F. Contractual Obligations

The table below illustrates a summary of Diginex’s contractual obligations and commitments as at March 31, 2019:

	Payments due by period
	Total	less than 1 year	2-3 years	3-5 years	more than 5 years
Long-term Debt Obligations*	10.4	10.4	0.0	0.0	0.0
Operating Lease Obligations	5.8	2.4	3.0	0.2	0.2
Total	16.2	12.8	3.0	0.2	0.2

*	Includes $0.3m of accrued interest, charged at a rate of 12.5% per annum.

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JFK’s BUSINESS

Overview

JFK is a blank check company incorporated in the British Virgin Islands on November 24, 2017 as a business company with limited liability. JFK was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. Our efforts to identify prospective target businesses was not limited to a particular geographic region or industry, although we intended to focus on targets located in Asia.

JFK’s Amended and Restated Memorandum and Articles of Association provide that it will liquidate the trust account and distribute the funds included therein to the holders of ordinary shares sold in its initial public offering and dissolve if it does not consummate a Business Combination within 12 months from the closing of the IPO (or up to 18 months, as previously described).

Offering Proceeds Held in Trust

On April 1, 2019, JFK consummated the IPO of 5,000,000 JFK Units, with each JFK Unit consisting of one ordinary share, one redeemable warrant to purchase one-half of an ordinary share (which entitles the holder thereof to purchase one-half of one ordinary share at a price of USD11.50 per full share) and one right to receive one-tenth of an ordinary share upon consummation of an initial business combination. The Units were sold at an offering price of USD10.00 per JFK Unit, generating total gross proceeds of USD50,000,000. We granted the underwriters a 45-day option to purchase up to 750,000 additional Units to cover over-allotments at IPO price, less the underwriting discounts and commissions. The over-allotment option was exercised on April 4, 2019. Simultaneously with the closing of the IPO and the underwriter exercising the over-allotment option, JFK consummated the private placement with Enterprises, of 240,000 “Private Units at a price of USD$10.00 per Private Unit, generating total proceeds of $2,400,000.

After deducting the underwriting discounts, offering expenses, and commissions from the IPO and the sale of the Private Units, a total of $57,500,000 was deposited into a trust account established for the benefit of JFK’s public shareholders, and the remaining proceeds became available to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses.

As of April 2, 2019, we have approximately $647,890 of unused net proceeds that were not deposited into the trust account to pay future general and administrative expenses. The net proceeds deposited into the trust account remain on deposit in the trust account earning interest. As of December 31, 2019, there was $57,953,948 held in the trust account (including $453,948 of accrued interest which we can withdraw to pay taxes).

Business Combination Activities

On July 9, 2019, JFK entered into the Share Exchange Agreement, which provides for the Business Combination, by and among JFK, Diginex, the Sellers and the Representative. Pursuant to the terms of the Share Exchange Agreement, the Sellers agreed to sell, transfer, convey, assign and deliver to JFK all of the issued and outstanding ordinary shares of Diginex owned by the Sellers in exchange for the issuance to the Sellers of an aggregate of 20,000,000 ordinary shares of JFK ordinary shares.

On October 8, 2019, each of the parties to the Share Exchange Agreement entered into the Amendment with Singapore NewCo, and its wholly-owned subsidiary BVI NewCo, for the purpose of joining both entities as parties to the Share Exchange Agreement. The Amendment reflects, among other things, that the Reincorporation Merger will be effective prior to the consummation of the Share Exchange, whereby JFK will be the surviving entity and become a wholly-owned subsidiary of Singapore NewCo pursuant to the Merger Agreement by and among Singapore NewCo, BVI NewCo and JFK. At the closing of the Reincorporation Merger, Singapore NewCo will issue ordinary shares, warrants and other rights to JFK’s shareholders, as set forth in the Merger Agreement. The Amendment also provides, among other things, (i) that Singapore NewCo Ordinary Shares (as defined below) will be issued to the Sellers in the Share Exchange in lieu of JFK ordinary shares, (ii) that references to the proxy statement in the Share Exchange Agreement are replaced with references to this proxy statement/prospectus, and (v) that references to the Purchaser and its obligations (x) post-closing, (y) with respect to Nasdaq matters, and (z) for directors’ and officers’ indemnification and liability insurance in the Share Exchange Agreement, are replaced with Singapore NewCo.

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In the event that the Business Combination is not consummated by April 1, 2020 (the date that is within 12 months from the closing of the IPO) or up to October 1, 2020 (the date that is within 18 months from the closing of the IPO if the time period has been extended, as described herein), JFK will distribute the proceeds held in the trust account to its public shareholders, liquidate and dissolve. See section titled “The Share Exchange Agreement” for more information.

Redemption Rights

Pursuant to JFK’s Amended and Restated Memorandum and Articles of Association, JFK shareholders (except the Sponsor, Enterprises and the officers and directors of JFK) will be offered the option to redeem their JFK ordinary shares for a pro rata share of the trust account (currently anticipated to be no less than approximately USD [10.06] per ordinary share for shareholders) net of taxes payable in connection with a business combination.

JFK will consummate its initial business combination only if public shareholders holding less than [●] ordinary shares elect to redeem their ordinary shares for cash based on the financial numbers as of [●].

The Sponsor, Enterprises and the JFK officers and directors do not have redemption rights with respect to any ordinary shares owned by them, directly or indirectly.

Automatic Dissolution and Subsequent Liquidation of Trust Account if No Business Combination

If we do not complete a business combination by April 1, 2020 (the date that is within 12 months from the closing of the IPO) or up to October 1, 2020 (the date that is within 18 months from the closing of the IPO if the time period has been extended), it will trigger our automatic winding up, dissolution and liquidation pursuant to the terms of our Amended and Restated Memorandum and Articles of Association. As a result, this has the same effect as if we had formally gone through a voluntary liquidation procedure under the BVI BC Act. Accordingly, no vote would be required from our shareholders to commence such a voluntary winding up, dissolution and liquidation. However, if we anticipate that we may not be able to consummate our initial business combination within 12 months from the closing of the IPO we may, but are not obligated to, extend the period of time to consummate a business combination by an additional six months (for a total of up to 18 months to complete a business combination). Pursuant to the terms of our Amended and Restated Memorandum and Articles of Association and the Trust Agreement entered into between us and VStock, in order to extend the time available for us to consummate our initial business combination, our insiders or their affiliates or designees, upon five days’ advance notice prior to the applicable deadline, must deposit into the trust account $575,000 on or prior to the date of the applicable deadline. The insiders will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the trust account to do so. Such notes would either be paid upon consummation of our initial business combination, or, at the lender’s discretion, converted upon consummation of our business combination into additional Private Units at a price of USD10.00 per unit. Our shareholders have approved the issuance of the Private Units upon conversion of such notes, to the extent the holder wishes to so convert such notes at the time of the consummation of our initial business combination. In the event that we receive notice from our insiders five days prior to the applicable deadline of their intent to effect an extension, we intend to issue a press release announcing such intention at least three days prior to the applicable deadline. In addition, we intend to issue a press release the day after the applicable deadline announcing whether or not the funds had been timely deposited. Our insiders and their affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. To the extent that some, but not all, of our insiders, decide to extend the period of time to consummate our initial business combination, such insiders (or their affiliates or designees) may deposit the entire amount required. If we are unable to consummate our initial business combination within 12 months from the closing of the IPO (or within 18 months, as previously described), we will, as promptly as possible but not more than ten business days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not necessary to pay our taxes, and then seek to liquidate and dissolve. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public shareholders. In the event of our dissolution and liquidation, the public rights will expire and will be worthless.

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The amount in the trust account is distributable under the BVI BC Act provided that immediately following the date on which the proposed distribution is proposed to be made, we are able to pay our debts as they fall due in the ordinary course of business. If we are forced to liquidate the trust account, we anticipate that we would distribute to our public shareholders the amount in the trust account calculated as of the date that is two days prior to the distribution date (including any accrued interest). Prior to such distribution, we would be required to assess all claims that may be potentially brought against us by our creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over our public shareholders with respect to amounts that are owed to them. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them as an unlawful payment in the event we enter an insolvent liquidation. Furthermore, while we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would conclude that such agreements are legally enforceable.

Our Sponsor and Enterprises have agreed to waive their respective rights to participate in any liquidation of our trust account or other assets with respect to the insider shares and Private Units and to vote their insider shares and private shares in favor of any dissolution and plan of distribution which we submit to a vote of shareholders. There will be no distribution from the trust account with respect to our warrants or rights, which will expire worthless.

If we are unable to complete an initial business combination and expend all of the net proceeds of the IPO, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share distribution from the trust account would be $10.00.

The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would be prior to the claims of our public shareholders. Although we will seek to have all vendors, including lenders for money borrowed, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account, including but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our shareholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders at least $10.00 per share.

Facilities

We maintain our principal executive offices at 6 Eu Tong Sen Street, #08-13 The Central, Singapore 059817. Enterprises is providing us this space free of charge. We consider our current office space adequate for our current operations.

Employees

We have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time to our affairs) than they would prior to locating a suitable target business. We presently expect our executive officers to devote such amount of time as they reasonably believe is necessary to our business (which could range from only a few hours a week while we are trying to locate a potential target business to a majority of their time as we move into serious negotiations with a target business for a business combination). We do not intend to have any full time employees prior to the consummation of a business combination.

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SELECTED HISTORICAL FINANCIAL INFORMATION OF JFK

The following table sets forth selected historical financial information derived from JFK’s unaudited financial statements for the three months ended October 31, 2019, and audited financial statements for the year ended July 31, 2019 and for the period from November 24, 2017 through July 31, 2018.

The historical results of JFK included below and elsewhere in this proxy statement/prospectus are not necessarily indicative of the future performance of JFK. You should read the following selected financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of JFK” and the financial statements and the related notes appearing elsewhere in this proxy statement/prospectus.

	For the Three Months Ended October 31, 2019 (Unaudited)	For the Year Ended July 31, 2019	For the Period from November 24, 2017 through July 31, 2018

Balance Sheet Data:
Assets
Cash	161,439	218,611	49,462
Cash held in Trust Account	57,829,515	57,588,189	-
Total assets	58,054,094	57,840,133	174,594
Current liabilities	692,333	422,158	166,572
Total liabilities	2,417,333	2,147,158	166,572
Commitments
Ordinary shares subject to possible redemption, 5,063,675, 5,069,297, and nil shares at redemption value at October 31, 2019, July 31, 2019, and July 31, 2018, respectively	50,636,750	50,692,965	-
Retained earnings	(449,740)	(393,526)	(16,978)
Total shareholders’ equity	5,000,011	5,000,010	8,022

	For the Three Months	For the Year	For the Period from November 24, 2017
	Ended	Ended	through
	October 31, 2019	July 31, 2019	July 31, 2018

Statement of Operations Data:
Formation and operating costs	(297,556)	(464,771)	(16,980)
Interest income	241,342	88,223	2
Realized loss from sale of investment	-	-	-
Net loss	(56,214)	(376,548)	(16,978)

Cash Flow Data:
Net cash used in operating activities	(407,172)	(355,454)	(538)
Net cash used in investing activities	-	(57,500,000)	-
Net cash provided by financing activities	350,000	58,024,603	50,000

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS OF JFK

The following discussion should be read in conjunction with our Financial Statements and footnotes thereto contained in this report.

Overview

We were formed on November 24, 2017 as a blank check company for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, with one or more target businesses. Our efforts to identify a prospective target business will not be limited to any particular industry or geographic location, although we intend to focus on targets located in Asia.

We presently have no revenue, have had losses since inception from incurring formation costs and have had no operations other than the active solicitation of a target business with which to complete a business combination. We have relied upon the sale of our securities and loans from our officers and directors to fund our operations.

On April 1, 2019, we consummated our IPO of 5,000,000 JFK Units. Each JFK Unit consists of one Ordinary Share, one redeemable JFK Warrant to purchase one-half of one ordinary share and one JFK Right to receive 1/10 of an Ordinary Share upon the consummation of our initial business combination. The JFK Units were sold at an offering price of $10.00 per JFK Unit, generating gross proceeds of $50,000,000. The Company granted the underwriters a 45-day option to purchase up to 750,000 additional Units to cover over-allotments, if any. On April 1, 2019, simultaneously with the consummation of the IPO, we consummated a private placement with Enterprises of 221,250 Private Units at a price of $10.00 per Private Unit, generating total proceeds of $2,212,500. The underwriters exercised the over-allotment option in full and, on April 4, 2019, the underwriters purchased 750,000 over-allotment option Units, which were sold at an offering price of $10.00 per Unit, generating gross proceeds of $7,500,000. On April 4, 2019, simultaneously with the sale of the over-allotment Units, the Company consummated the private sale of an additional 18,750 Private Units to Enterprises, generating gross proceeds of $187,500.

As of April 4, 2019, a total of $57,500,000 of the net proceeds from the IPO (including the exercise of the over-allotment option) and the Private Placements were in a trust account established for the benefit of the Company’s public shareholders.

Our management has broad discretion with respect to the specific application of the net proceeds of IPO and the Private Placements, although substantially all of the net proceeds are intended to be applied generally towards consummating a business combination.

Offering Proceeds Held in Trust

On April 1, 2019, JFK consummated the IPO of 5,000,000 Units. The Units were sold at an offering price of $10.00 per Unit, generating total gross proceeds of $50,000,000. We granted the underwriters a 45-day option to purchase up to 750,000 additional Units to cover over-allotments at IPO price, less the underwriting discounts and commissions. The over-allotment option was exercised on April 4, 2019.

Simultaneously with the closing of the IPO and the underwriter exercising the over-allotment option, JFK consummated the private placement with Enterprises, of 240,000 “Private Units at a price of $10.00 per Private Unit, generating total proceeds of $2,400,000. The Private Units are identical to the Units sold in the IPO except that the warrants included in the Private Units will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by Enterprises or its permitted transferees. Additionally, because the Private Units were issued in a private transaction, Enterprises and its permitted transferees will be allowed to exercise the warrants included in the Private Units for cash even if a registration statement covering the ordinary shares issuable upon exercise of such warrants is not effective and receive unregistered ordinary shares. Additionally, Enterprises agreed not to transfer, assign or sell any of the Private Units or underlying securities (except in limited circumstances) until the completion of our initial business combination. Enterprises was granted certain demand and piggyback registration rights in connection with the purchase of the Private Units.

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After deducting the underwriting discounts, offering expenses, and commissions from the IPO and the sale of the Private Units, a total of $57,500,000 was deposited into a trust account established for the benefit of JFK’s public shareholders, and the remaining proceeds became available to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses.

As of [●], a total of $[●] was in the trust account established for the benefit of our public shareholders.

Our management has broad discretion with respect to the specific application of the net proceeds of the IPO and the private placement, although substantially all of the net proceeds are intended to be applied generally towards consummating a business combination successfully.

Results of Operations

Our entire activity from inception up to April 1, 2019 was related to the Company’s formation, the IPO and general and administrative activities. Since the IPO, our activity has been limited to the evaluation of business combination candidates, and we will not be generating any operating revenues until the closing and completion of our initial business combination. We expect to generate small amounts of non-operating income in the form of interest income on cash and cash equivalents. Interest income is not expected to be significant in view of current low interest rates on risk-free investments (treasury securities). We expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after this period.

For the year ended July 31, 2019, we had a net loss of $376,548. During the year ended July 31, 2019, we incurred $464,771 of formation and operating costs (not charged against shareholders’ equity), consisting mostly of general and administrative expenses, and we recorded $88,223 of interest income from investments in our Trust Account.

For the year ended July 31, 2018, we had a net loss of $16,978. During the year ended July 31, 2018, we incurred $16,980 of Formation and operating costs (not charged against shareholders’ equity), consisting mostly of general and administrative expenses, and we recorded $2 of interest income.

Liquidity and Capital Resources

As of October 31, 2019, we had cash outside our trust account of $161,439, available for working capital needs. All remaining cash was held in the trust account and is generally unavailable for our use, prior to an initial business combination.

Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of the insider shares and loans from insiders in an aggregate amount of $1,106,185, of which $326,185 were repaid upon our IPO and not outstanding as of February 5, 2020, and the remaining net proceeds from our IPO and Private Placements.

On each of July 2, 2019, July 23, 2019, September 25, 2019, October 15, 2019, January 7, 2020 and February 3, 2020, JFK issued an unsecured promissory note in the aggregate principal amount of up to $200,000, $100,000, $150,000, $200,000, $70,000 and $60,000, respectively, to Enterprises. The Notes do not bear interest and mature upon closing of a business combination by 8i. The Notes are convertible into units consisting of one ordinary share, one redeemable warrant to acquire one-half of one ordinary share (which entitles the holder thereof to purchase one-half of one ordinary share at a price of $11.50 per full share), and one right to receive one-tenth (1/10) of an ordinary share upon the consummation of an initial business combination (which securities have terms equivalent to the terms of the private placement securities issued in connection with JFK’s IPO) at a price of $10.00 per share at the closing of a business combination. In the event that JFK does not close a business combination, the Notes will not be repaid.

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We intend to use substantially all of the net proceeds of the IPO, including the funds held in the trust account, and any additional funding from our sponsor’s promissory note commitment, to acquire a target business or businesses and to pay our expenses relating thereto, including a cash fee equal to 3.0% of the gross proceeds of the IPO payable to the representative of the underwriters upon consummation of our initial business combination for assisting us in connection with such business combination. To the extent that the proceeds of the IPO are used in whole or in part as consideration to effect our initial business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our initial business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

We anticipate that the amounts outside of our trust account as of October 31, 2019, combined with the additional funding available from our sponsor’s promissory note commitment, will be sufficient to allow us to operate for at least the next 12 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective business combination candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to consummate our initial business combination with and structuring, negotiating and consummating the business combination.

If our estimates of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to redeem a significant number of our public shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Off-Balance Sheet Arrangements

As of October 31, 2019, we did not have any off-balance sheet arrangements. We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or entered into any non-financial assets.

Contractual obligations

At October 31, 2019, we did not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities.

Critical Accounting Policies

Management’s discussion and analysis of our results of operations and liquidity and capital resources are based on our audited financial information. We describe our significant accounting policies in Note 2 - Significant Accounting Policies, of the Notes to Financial Statements included in this report. Our audited financial statements have been prepared in accordance with U.S. GAAP. Certain of our accounting policies require that management apply significant judgments in defining the appropriate assumptions integral to financial estimates. On an ongoing basis, management reviews the accounting policies, assumptions, estimates and judgments to ensure that our financial statements are presented fairly and in accordance with U.S. GAAP. Judgments are based on historical experience, terms of existing contracts, industry trends and information available from outside sources, as appropriate. However, by their nature, judgments are subject to an inherent degree of uncertainty, and, therefore, actual results could differ from our estimates.

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Ordinary Shares subject to possible redemption

We account for our ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. Our ordinary shares feature certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, ordinary shares subject to possible redemption is presented at redemption value as temporary equity, outside of the shareholders’ equity section of our balance sheets.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in United States government treasury bills, bonds or notes having a maturity of 180 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and that invest solely in U.S. treasuries. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Commitments and Contractual Obligations; Quarterly Results

As of the date of this prospectus, we did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this proxy statement/prospectus as we have conducted no operations to date.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company”, we choose to rely on such exemptions we may not be required to, among other things, (i) provide an independent registered public accounting firm’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act,(iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements(auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of this offering or until we are no longer an “emerging growth company,” whichever is earlier.

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Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending July 31, 2020. As of the date of this proxy statement/prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

●	staffing for financial, accounting and external reporting areas, including segregation of duties;

●	reconciliation of accounts;

●	proper recording of expenses and liabilities in the period to which they relate;

●	evidence of internal review and approval of accounting transactions;

●	documentation of processes, assumptions and conclusions underlying significant estimates; and

●	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when, or if, required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Related Party Transactions

In November 2017, April 2018, and July 2018, JFK sold an aggregate of 1,437,500 JFK ordinary shares to the Sponsor, which we refer to as the “insider shares,” for an aggregate purchase price of $25,000, or approximately $0.0174 per share. The insider shares include an aggregate of up to 187,500 shares that were subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that JFK’s initial shareholders would collectively own 20.0% of our issued and outstanding ordinary shares after the IPO. On April 4, 2019, the underwriters’ over-allotment option was exercised in full. As a result, JFK issued an additional 750,000 JFK ordinary shares resulting in additional total gross proceeds of $7,500,000 and no insider shares were forfeited.

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The insider shares are identical to the ordinary shares that are in the JFK Units sold in the IPO. The initial shareholders have agreed, pursuant to written letter agreements, (A) to vote their insider shares (as well as any public shares acquired in or after this offering) in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to our Amended and Restated Memorandum and Articles of Association that would stop JFK’s public shareholders from converting or selling their shares to JFK in connection with a business combination or affect the substance or timing of JFK’s obligation to redeem 100% of JFK’s public shares if JFK does not complete a business combination within 12 months from the closing of the IPO (or up to 18 months, as previously described) unless JFK provides dissenting public shareholders with the opportunity to convert their public shares into the right to receive cash from the trust account in connection with any such vote, (C) not to convert any insider shares (as well as any other shares acquired in or after the IPO) into the right to receive cash from the trust account in connection with a shareholder vote to approve JFK’s proposed initial business combination (or sell any shares they hold to us in a tender offer in connection with a proposed initial business combination) or a vote to amend the provisions of our Amended and Restated Memorandum and Articles of Association relating to shareholders’ rights or pre-business combination activity and (D) that the insider shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated. All of the insider shares issued and outstanding prior to the date of the IPO were placed in escrow with VStock, as escrow agent. JFK’s initial shareholders agreed not to transfer, assign or sell any of the insider shares (except to certain permitted transferees) until (1) with respect to 50% of the insider shares, the earlier of six months after the date of the consummation of JFK’s initial business combination and the date on which the closing price of our ordinary shares equals or exceeds $12.50 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after JFK’s initial business combination and (2) with respect to the remaining 50% of the insider shares, six months after the date of the consummation of JFK’s initial business combination, or earlier, in either case, if, subsequent to JFK’s initial business combination, JFK consummates a liquidation, merger, stock exchange or other similar transaction which results in all of JFK’s shareholders having the right to exchange their ordinary shares for cash, securities or other property. Up to 187,500 of the insider shares may also be released from escrow earlier than this date for forfeiture and cancellation if the over-allotment option is not exercised in full. The over-allotment option was exercised in full on April 4, 2019.

On May 3, 2018, Enterprises extended a loan of $25,000. This loan was non-interest bearing and was repaid in August 2018. As of July 31, 2019, Enterprises had advanced the Company an aggregate of $626,185, in regard to the costs associated with the formation and the IPO, of which the Company repaid $326,185 to Enterprises from the proceeds of the IPO that were not placed in the Trust Account on April 1, 2019.

Simultaneously with the closing of the IPO and the underwriter exercising the over-allotment option, JFK consummated the private placement with Enterprises of 240,000 Private Units at a price of $10.00 per Private Unit, generating total proceeds of $2,400,000. The issuance was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

The Private Units are identical to the Units sold in IPO except that the private warrants will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by Enterprises or its permitted transferees. Additionally, because the Private Units will be issued in a private transaction, Enterprises and its permitted transferees will be allowed to exercise the private warrants for cash even if a registration statement covering the ordinary shares issuable upon exercise of such private warrants is not effective and receive unregistered ordinary shares. Furthermore, Enterprises and its designees have agreed (A) to vote the ordinary shares underlying the Private Units, or “private shares,” in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to our Amended and Restated Memorandum and Articles of Association that would stop JFK public shareholders from converting or selling their shares to JFK in connection with a business combination or affect the substance or timing of JFK’s obligation to redeem 100% of JFK’s public shares if JFK does not complete a business combination within 12 months from the closing of the IPO (or up to 18 months, as previously described) unless JFK provides dissenting public shareholders with the opportunity to convert their public shares in connection with any such vote, (C) not to convert any private shares for cash from the trust account in connection with a shareholder vote to approve JFK’s proposed initial business combination or a vote to amend the provisions of JFK’s Amended and Restated Memorandum and Articles of Association relating to shareholders’ rights or pre-business combination activity and (D) that the private shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated. Enterprises and its designees have also agreed not to transfer, assign or sell any of the Private Units or underlying securities (except to the same permitted transferees as the insider shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the insider shares must agree to, each as described above) until the completion of JFK’s initial business combination.

172

If public units or shares are purchased by any of JFK’s directors, officers, Enterprises or the Sponsor, they will be entitled to funds from the trust account to the same extent as any public shareholder upon JFK’s liquidation but will not have redemption rights related thereto.

On each of July 2, 2019, July 23, 2019, September 25, 2019, October 15, 2019, January 7, 2020 and February 3, 2020, JFK issued an unsecured promissory note in the aggregate principal amount of up to $200,000, $100,000 and $150,000, $200,000, $70,000 and $60,000 respectively, to Enterprises (the “Notes”). The Notes do not bear interest and mature upon closing of a business combination by the Company. The Notes are convertible, at the option of Enterprises upon providing written notice of such conversion at least one business day prior to the consummation of the Business Combination, into Private Units consisting of one ordinary share, one redeemable warrant to acquire one-half of one ordinary share (which entitles the holder thereof to purchase one-half of one ordinary share at a price of $11.50 per full share), and one right to receive one-tenth (1/10) of an ordinary share upon the consummation of an initial business combination (which securities have terms equivalent to the terms of the private placement securities issued in connection with the Company’s IPO) at a price of $10.00 per share at the closing of a business combination. In the event that JFK does not close a business combination, the Notes will not be repaid.

If needed to finance transaction costs in connection with searching for a target business or consummating an intended initial business combination, our initial shareholders, officers, directors or their affiliates may, but are not obligated to, loan us funds as may be required. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment. Such loans would be evidenced by promissory notes. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of the notes may be converted upon consummation of our business combination into Private Units at a price of $10.00 per unit (which, for example, would result in the holders being issued units to acquire 55,000 ordinary shares (which includes 5,000 shares issuable upon conversion of rights) and warrants to purchase 25,000 ordinary shares if $500,000 of notes were so converted). We believe the purchase price of these units will approximate the fair value of such units when issued. However, if it is determined, at the time of issuance, that the fair value of such units exceeds the purchase price, we would record compensation expense for the excess of the fair value of the units on the day of issuance over the purchase price in accordance with Accounting Standards Codification (“ASC”) 718 — Compensation — Stock Compensation.

173

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Introduction

On July 9, 2019, JFK entered into a Share Exchange Agreement, with Diginex, the Sellers and the Representative. Pursuant to the terms of the Share Exchange Agreement, Sellers agreed to sell, transfer, convey, assign and deliver to JFK all of the issued and outstanding ordinary shares of Diginex owned by the Sellers in exchange for the issuance to the Sellers of an aggregate of 20,000,000 ordinary shares of JFK.

On October 8, 2019, each of the parties to the Share Exchange Agreement entered into the Amended Share Exchange Agreement with Singapore NewCo, and BVI NewCo for the purpose of joining both entities as parties to the Share Exchange Agreement. The Amendment reflects that the Reincorporation Merger will be effected immediately prior to the consummation of the Share Exchange.

On January 28, 2020, each of the parties to the Share Exchange Agreement and the Amendment entered into an amendment to the Share Exchange Agreement (the “Second Amendment,” and together with Amendment and the Share Exchange Agreement, the “Amended Share Exchange Agreement”), for the purpose of increasing the size of Diginex’s permitted pre-Closing Date private placement of its ordinary shares from $30 million to $50 million.

Of the 20,000,000 Singapore NewCo Ordinary Shares issuable to the Sellers in the Share Exchange, 2,000,000 Escrow Shares (issued as partly paid) shall be deposited into an escrow account for the Escrow Period to satisfy any potential indemnification claims against the Sellers pursuant to the Amended Share Exchange Agreement.

Pursuant to the Amended Share Exchange Agreement, the Diginex Options that are outstanding immediately prior to the closing of the Business Combination shall be cancelled and exchanged for 4,200,000 shares of Singapore NewCo Options. Each Singapore NewCo Option acquired in exchange for the cancellation of Diginex Options will be non-transferable and will, automatically and without any required action or payment on the part of any holder or beneficiary thereof, be converted into one (1) Singapore NewCo Ordinary Share, which Singapore NewCo Ordinary Shares will be issued to each holder of a Singapore NewCo Option as follows: (i) one-third (1/3) on the date that is fifteen (15) months after the Closing Date, (ii) one-third (1/3) on the date that is eighteen (18) months after the Closing Date and (iii) one-third (1/3) on the date that is twenty-one (21) months after the Closing Date, in the case of each of (i), (ii) and (iii), rounded to the nearest Singapore NewCo Ordinary Share. The conversion of a Singapore NewCo Option into Singapore NewCo Ordinary Shares is subject, in each case, to the following: (i) with respect to a holder of Singapore NewCo Options who is an employee of Singapore NewCo, Diginex or their affiliates, such holder has not resigned from such employment or been terminated for cause, and (ii) with respect to a holder of Singapore NewCo Options who is an independent contractor of Singapore NewCo, Diginex or their affiliates, the contractual relationship that gave rise to the original issuance of the Singapore NewCo has not been terminated on the date that is fifteen (15) months after the Closing Date as set forth in a customary option award agreement to be entered into between Singapore NewCo and each holder who is issued a Singapore NewCo Option. The Singapore NewCo Options will not convert if a holder resigns or is terminated for cause during the fifteen (15) month period.

JFK is providing the following unaudited pro forma combined financial information to aid you in your analysis of the financial aspects of the Business Combination. The following unaudited pro forma combined financial information assumes that the Reincorporation Merger is approved and all shares issuable upon closing will be those of Singapore NewCo.

The following unaudited pro forma combined statement of financial position as of October 31, 2019 combines the unaudited statement of financial position of Diginex as of September 30, 2019 with the unaudited balance sheet of JFK as of October 31, 2019 giving effect to the Business Combination as if they had been consummated as of that date.

The following unaudited pro forma combined statement of profit or loss for the three months ended October 31, 2019 combines the unaudited statement of profit or loss of Diginex for the three months ended September 30, 2019 with the unaudited statement of operations of JFK for the three months ended October 31, 2019, giving effect to the Business Combination as if it had occurred as of August 1, 2018, and carried forward through the interim period.

The following unaudited pro forma combined statement of profit or loss for the year ended July 31, 2019 combines the unaudited statement of profit or loss of Diginex for the twelve months ended June 30, 2019 with the audited statement of operations of JFK for the year ended July 31, 2019, giving effect to the Business Combination as if it had occurred as of August 1, 2018.

The unaudited combined pro forma financial information should be read in conjunction with the accompanying notes. In addition, the unaudited combined pro forma financial information was based on and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included in this proxy statement/prospectus:

●

historical unaudited financial statements of Diginex for the twelve months ended June 30, 2019, is derived by subtracting the activities of the three months ended June 30, 2018 from Diginex’s audited financial statements for the year ended March 31, 2019 and adding to this the activities of the three months ended June 30, 2019

●

historical unaudited financial statements of Diginex for the three months ended September 30, 2019, is derived by subtracting the activities of the three months ended June 30, 2019 from Diginex’s unaudited interim financial statements for the six months ended September 30, 2019

●	historical audited financial statements of JFK for the year ended July 31, 2019

●	historical unaudited financial statements of JFK for the three months ended October 31, 2019

The historical financial statements of Diginex have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and in its functional and presentation currency of the United States dollar. The historical financial statements of JFK have been prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”) in its functional and presentation currency of United States dollars.

Accounting for the Transactions

The Business Combination will be accounted for as a reverse recapitalization in accordance with IFRS. Under this method of accounting JFK will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the expectation that the former shareholders of Diginex will have a majority of the voting power of the combined company, that the business of Diginex will comprise the ongoing operations of the combined entity, that persons designated by Diginex will comprise a majority of the governing body of the combined company, and that Diginex’s senior management will comprise the senior management of the combined company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Diginex issuing shares for the net assets of JFK, accompanied by a recapitalization. The net assets of JFK will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be deemed to be those of Diginex.

174

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination, are factually supportable and are expected to have a continuing impact on the results of the combined company. The adjustments presented on the unaudited pro forma combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Business Combination.

The unaudited pro forma combined financial information is presented for illustrative purposes only. The financial results may have been different had the companies been combined for the referenced periods. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical results that would have been achieved had the companies been combined for the referenced periods or the future results that the combined company will experience. Diginex and JFK have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The historical financial information of JFK has been adjusted to give effect to the differences between US GAAP and IFRS as issued by the IASB for the purposes of the combined unaudited pro forma financial information. No adjustments were required to convert JFK’s financial statements from US GAAP to IFRS for purposes of the combined unaudited pro forma financial information, except to classify JFK’s ordinary shares subject to redemption as non-current liabilities under IFRS. The adjustments presented in the unaudited pro forma combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company after giving effect to the Business Combination.

The unaudited pro forma combined financial information has been prepared based upon the following two scenarios:

●	Scenario 1 - Assuming no redemption of shares: This presentation assumes that no JFK shareholders exercise redemption rights with respect to their ordinary shares upon consummation of the Business Combination;

●	Scenario 2 - Assuming maximum redemption of shares: This presentation assumes that all the JFK shareholders exercise redemption rights with respect to their ordinary shares upon consummation of the Business Combination at a redemption price of $10.06 per share. The maximum redemption amount is derived on the basis that at least $5,000,001 cash left at bank following the Business Combination, after giving effect to payments to redeeming shareholders.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma combined financial statements are an assumed 20,000,000 ordinary shares of JFK to be issued to the Seller.

As a result of the Transactions, under Scenario 1 with no redemption of shares, former shareholders of Diginex would own approximately 69.4% of Singapore Newco ordinary shares to be outstanding immediately after the Business Combination and former JFK shareholders (including Sponsor) would own approximately 27.8% and service providers would own approximately 2.8% of Singapore Newco, and under Scenario 2 with maximum redemption of shares, former shareholders of Diginex would own approximately 83.6% of Singapore Newco ordinary shares to be outstanding immediately after the Business Combination and former JFK shareholders (including Sponsor) would own approximately 13.1% and service providers would own approximately 3.3% of Singapore Newco ordinary shares, based on the unaudited consolidated indebtedness and cash and cash equivalent of Diginex and its subsidiaries and the redemption price for public shareholders using the balance of the trust account as of October 31, 2019 and the number of JFK ordinary shares outstanding as of October 31, 2019.

(In all cases above, not giving effect to any shares issuable upon the exercise of warrants)

175

PRO FORMA COMBINED STATEMENT OF FINANCIAL POSITION AS OF OCTOBER 31, 2019

(UNAUDITED)

	(A)	(B)	Scenario 1 Assuming no redemption of shares			Scenario 2 Assuming maximum redemption of shares
	Diginex	JFK	Pro Forma Adjustments		Pro Forma Balance Sheet	Pro Forma Adjustments		Pro Forma Balance Sheet

ASSETS
Property, plant and equipment	$1,535,307	$-	$-		$1,535,307	$-		$1,535,307
Right-of-use assets	3,828,330	-	-		3,828,330	-		3,828,330
Software development	2,115,701	-	-		2,115,701	-		2,115,701
Financial assets at fair value through profit or loss	60,000	-	-		60,000	-		60,000
Financial assets at amortized cost	1,917,773	-	-		1,917,773	-		1,917,773
Prepayment, deposits and other receivables	1,246,947	-	-		1,246,947	-		1,246,947
Cash held in Trust Account	-	57,829,515	(57,829,515)	(1)	-	(57,829,515)	(1)	-
Non-current assets	10,704,058	57,829,515	(57,829,515)		10,704,058	(57,829,515)		10,704,058

Trade receivables	228,498	-	-		228,498	-		228,498
Prepayment, deposits and other receivables	279,195	22,373	-		301,568	-		301,568
Amounts due from an associate	2,839,572	-	-		2,839,572	-		2,839,572
Amounts due from shareholders	164,662	-	-		164,662	-		164,662
Due from Diginex	-	40,767	(40,767)	(11)	-	(40,767)	(11)	-
Cash and cash equivalents	1,497,761	161,439	57,829,515	(1)	55,971,382	57,829,515	(1)	6,659,201
			(2,825,000)	(2)		(2,825,000)	(2)
			(42,333)	(3)		(42,333)	(3)
			70,000	(9)		(49,312,181)	(6)
			(720,000)	(10)		70,000	(9)
						(720,000)	(10)
Current assets	5,009,688	224,579	54,271,415		59,505,682	4,959,234		10,193,501

TOTAL ASSETS	$15,713,746	$58,054,094	$(3,558,100)		$70,209,740	$(52,870,281)		$20,897,559

EQUITY
Ordinary shares, no par value; unlimited shares authorized; 2,363,825 shares (excluding 5,063,675 shares subject to possible redemption) issued and outstanding at October 31, 2019	$-	$5,449,751	$200,000,000	(4)	$270,076,501	$200,000,000	(4)	$220,764,320
On pro forma basis, under Scenario 1, 28,826,500 shares issued and outstanding at October 31, 2019			8,000,000	(5)		8,000,000	(5)
On pro forma basis, under Scenario 2, 23,923,380 shares issued and outstanding at October 31, 2019			50,636,750	(7)		1,324,569	(7)
			5,990,000	(8)		5,990,000	(8)

Share capital	30,137,136	-	(30,137,136)	(4)	-	(30,137,136)	(4)	-
Additional paid-in capital	-	-	(170,312,604)	(4)	(176,302,604)	(170,312,604)	(4)	(171,668,669)
			(5,990,000)	(8)		(5,990,000)	(8)
						4,633,935	(12)
Share-based payment reserve	2,433,844	-	-		2,433,844	-		2,433,844
Exchange fluctuation reserve	(14,189)	-	-		(14,189)	-		(14,189)
Accumulated earnings (deficit)	(35,040,501)	(449,740)	(1,100,000)	(2)	(44,181,268)	(1,100,000)	(2)	(44,181,268)
			449,740	(4)		449,740	(4)
			(8,000,000)	(5)		(8,000,000)	(5)
			(40,767)	(11)		(40,767)	(11)

Non-controlling interest	(218,336)	-	-		(218,336)	-		(218,336)

Total equity	(2,702,046)	5,000,011	49,495,983		51,793,948	4,817,737		7,115,702

LIABILITIES
Lease liabilities	2,026,333	-	-		2,026,333	-		2,026,333
Ordinary shares subject to possible redemption, 5,063,675 shares at redemption value at October 31, 2019	-	50,636,750	(50,636,750)	(7)	-	(49,312,181)	(6)	-
						(1,324,569)	(7)

Deferred underwriters’ discount	-	1,725,000	(1,725,000)	(2)	-	(1,725,000)	(2)	-

Non-current liabilities	2,026,333	52,361,750	(52,361,750)		2,026,333	(52,361,750)		2,026,333

Other payables and accruals	4,454,547	42,333	(42,333)	(3)	4,454,547	(42,333)	(3)	4,454,547
Due to related party	-	650,000	70,000	(9)	-	70,000	(9)	-
			(720,000)	(10)		(720,000)	(10)
Amounts due to directors	189,428	-	-		189,428	-		189,428
Loans from shareholders	9,099,028	-	-		9,099,028	(4,633,935)	(12)	4,465,093
Notes payable	625,000	-	-		625,000	-		625,000
Lease liabilities	2,021,456	-	-		2,021,456	-		2,021,456
Current liabilities	16,389,459	692,333	(692,333)		16,389,459	(5,326,268)		11,755,524

Total liabilities	18,415,792	53,054,083	(53,054,083)		18,415,792	(57,688,018)		13,781,857

TOTAL EQUITY AND LIABILITIES	$15,713,746	$58,054,094	$(3,558,100)		$70,209,740	$(52,870,281)		$20,897,559

176

Pro Forma Adjustments to the Unaudited Combined Statement of Financial Position

(A)	Derived from the unaudited consolidated statement of financial position of Diginex as of September 30, 2019.

(B)	Derived from the unaudited balance sheet of JFK as of October 31, 2019, as adjusted for the reclassification of JFK’s ordinary shares subject to redemption as non-current liabilities under IFRS due to the nature of the ordinary shares subject to redemption.

(1)	To reflect the release of cash from investments held in the trust account.

(2)	To reflect payment of estimated other professional fees related to the Business Combination.

(3)	To record payment of payables.

(4)	To reflect recapitalization of Diginex through the contribution of the share capital in Diginex to JFK, and the issuance of 20,000,000 ordinary shares and the elimination of the historical accumulated deficit of JFK, the accounting acquiree.

(5)	To reflect the issuance of 800,000 shares, valued at $10 per share, to service providers at Closing.

(6)	To reflect the redemption of shares into cash by JFK shareholders on a consummation of the Business Combination. In Scenario 1, it reflects no shares are redeemed into cash. In Scenario 2, it reflects maximum shares are redeemed into cash assuming $5,000,001 cash left at bank.

(7)	To reclassify the amount of the unredeemed shares to ordinary shares. Scenario 1 reflects that there is no redemption of holders of ordinary shares subject to possible redemption and 100% are converted to ordinary shares. Scenario 2 represents a maximum redemption to ensure that $5,000,001 cash remains in the combined entity after costs have been paid.

(8)	To reflect the issuance of 599,000 shares, valued at $10 per share, from the conversion of rights at Closing.

(9)	To reflect the issuance of unsecured promissory note to related parties.

(10)	To reflect the repayment of unsecured promissory note to related parties by cash at closing.

(11)	To reflect the legal expense paid by JFK on behalf of Diginex.

(12)	To capitalize shareholder loan to maintain the net tangible assets of the combined entity above $5,000,001.

177

PRO FORMA COMBINED STATEMENT OF PROFIT OR LOSS

THREE MONTHS ENDED OCTOBER 31, 2019

(UNAUDITED)

	(A)	(B)	Scenario 1 Assuming no redemption of shares			Scenario 2 Assuming maximum redemption of shares
	Diginex	JFK	Pro Forma Adjustments		Pro Forma Income Statement	Pro Forma Adjustments		Pro Forma Income Statement

Revenue	$191,365	$-	$-		$191,365	$-		$191,365

	191,365	-	-		191,365			191,365

Formation and operating costs	-	(297,556)	247,830	(2)	(49,726)	247,830	(2)	(49,726)
General and administrative expenses	(7,737,682)	-	(1,441,378)	(3)	(9,179,060)	(1,441,378)	(3)	(9,179,060)

OPERATING LOSS	(7,546,317)	(297,556)	(1,193,548)		(9,037,421)	(1,193,548)		(9,037,421)

Other income	25,004	241,342	(241,326)	(1)	25,020	(241,326)	(1)	25,020
Other gains, net	43,254	-	-		43,254	-		43,254
Impairment losses on financial assets, net	(9,746,054)	-	-		(9,746,054)	-		(9,746,054)
Finance costs	(479,338)	-	-		(479,338)	-		(479,338)

PROFIT (LOSS) BEFORE TAX	(17,703,451)	(56,214)	(1,434,874)		(19,194,539)	(1,434,874)		(19,194,539)
Income tax expense	-	-	-		-	-		-

PROFIT (LOSS) FOR THE YEAR	$(17,703,451)	$(56,214)	$(1,434,874)		$(19,194,539)	$(1,434,874)		$(19,194,539)
Weighted average shares outstanding
Basic	1,042,690	7,427,500			28,826,500			23,923,380
Diluted	1,042,690	7,427,500			28,826,500			23,923,380
Net income (loss) per share
Basic	$(16.98)	$(0.01)			$(0.67)			$(0.80)
Diluted	$(16.98)	$(0.01)			$(0.67)			$(0.80)

Pro Forma Adjustments to the Unaudited Combined Statement of Profit or Loss

(In USD thousands, except share and per share amounts)

(A)	Derived from the unaudited consolidated statement of profit or loss of Diginex for the three months ended September 30, 2019.

(B)	Derived from the unaudited statement of operations of JFK for the three months ended October 31, 2019.

(1)	Represents an adjustment to eliminate interest income held in the trust account as of the beginning of the period.

(2)	Represents an adjustment to eliminate direct costs related to the Business Combination.

(3)

To reflect the revised value of share options held by employees. The accumulated cost of existing Diginex options at September 30, 2019 was $1,684,548. On the assumption that the replacement of 4,200,000 options, with a fair value of $8,891,436, were issued on August 1, 2018 and vest after 15 months, the incremental compensation costs of $7,206,888,of which $5,765,510 was recorded in the pro form combined statement of profit or loss for the year ended July 31, 2019 and the remainder of $1,441,378 was recorded in the pro form combined statement of profit or loss for the three months ended October 31, 2019. The fair value of the replacement of 4,200,000 options is computed using the same input assumptions as in the binomial option pricing model for Diginex at September 30, 2019.

PRO FORMA COMBINED STATEMENT OF PROFIT OR LOSS

YEAR ENDED JULY 31, 2019

(UNAUDITED)

	(A)	(B)	Scenario 1 Assuming no redemption of shares			Scenario 2 Assuming maximum redemption of shares
	Diginex	JFK	Pro Forma Adjustments		Pro Forma Income Statement	Pro Forma Adjustments		Pro Forma Income Statement

Revenue	$942,245	$-	$-		$942,245	$-		$942,245

	942,245	-	-		942,245			942,245

Formation and operating costs	-	(464,771)	251,430	(2)	(213,341)	251,430	(2)	(213,341)
General and administrative expenses	(23,066,654)	-	(5,765,510)	(3)	(28,832,164)	(5,765,510)	(3)	(28,832,164)

OPERATING LOSS	(22,124,409)	(464,771)	(5,514,080)		(28,103,260)	(5,514,080)		(28,103,260)

Other income	(19)	88,223	(88,189)	(1)	15	(88,189)	(1)	15
Other losses, net	29,937,392	-	-		29,937,392	-		29,937,392
Impairment losses on financial assets, net	(39,425,823)	-	-		(39,425,823)	-		(39,425,823)
Impairment of goodwill	(457,818)	-	-		(457,818)	-		(457,818)
Finance costs	(1,629,888)	-	-		(1,629,888)	-		(1,629,888)
Share of loss of an associate	(12,270,686)	-	-		(12,270,686)	-		(12,270,686)

PROFIT (LOSS) BEFORE TAX	(45,971,251)	(376,548)	(5,602,269)		(51,950,068)	(5,602,269)		(51,950,068)
Income tax expense	-	-	-		-	-		-

PROFIT (LOSS) FOR THE YEAR	$(45,971,251)	$(376,548)	$(5,602,269)		$(51,950,068)	$(5,602,269)		$(51,950,068)
Weighted average shares outstanding
Basic	986,237	3,289,818			24,688,818			23,053,129
Diluted	986,237	3,289,818			24,688,818			23,053,129
Net income (loss) per share
Basic	$(46.61)	$(0.11)			$(2.10)			$(2.25)
Diluted	$(46.61)	$(0.11)			$(2.10)			$(2.25)

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Pro Forma Adjustments to the Unaudited Combined Statement of Profit or Loss

(In USD thousands, except share and per share amounts)

(A)	Derived from the unaudited consolidated statement of profit or loss of Diginex for the twelve months ended June 30, 2019. Results of discontinued operations are excluded for purposes of this pro forma.

(B)	Derived from the audited statement of operations of JFK for the year ended July 31, 2019.

(1)	Represents an adjustment to eliminate interest income held in the trust account as of the beginning of the period.

(2)	Represents an adjustment to eliminate direct costs related to the Business Combination.

(3)

To reflect the revised value of share options held by employees. The accumulated cost of existing Diginex options at September 30, 2019 was $1,684,548, but on the assumption that the replacement of 4,200,000 options, fair valued at $8,891,436, was issued on August 1, 2018 and vest after 15 months, the incremental compensation costs of $7,206,888,of which $5,765,510 was recorded in the pro form combined statement of profit or loss for the year ended July 31, 2019 and the remainder of $1,441,378 was recorded in the pro form combined statement of profit or loss for the three months ended October 31, 2019. The fair value of the replacement of 4,200,000 options is computed using the same input assumptions as in the binomial option pricing model for Diginex at September 30, 2019. The fair value of the replacement of 4,200,000 options is computed using the same input assumptions as in the binomial option pricing model for Diginex at September 30, 2019.

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Weighted average shares outstanding-basic and diluted are calculated as follows:

For the three months ended October 31, 2019

	Scenario 1 Assuming no redemption of shares	Scenario 2 Assuming maximum redemption of shares
Weighted average shares calculation, basic and diluted
JFK weighted average public shares outstanding	7,427,500	7,427,500
JFK rights converted to shares	599,000	599,000
JFK shares redeemed by cash	-	(4,903,120)
JFK shares issued to service providers	800,000	800,000
JFK shares issued to Diginex’s shareholders	20,000,000	20,000,000
Weighted average shares outstanding	28,826,500	23,923,380

Percent of shares owned by Diginex holders	69.4%	83.6%
Percent of shares owned by JFK shareholders	27.8%	13.1%
Percent of shares owned by service providers	2.8%	3.3%

	Scenario 1 Assuming no redemption of shares	Scenario 2 Assuming maximum redemption of shares
Weighted average shares calculation, basic and diluted
Existing Diginex holders	20,000,000	20,000,000
JFK holders	8,026,500	3,123,380
Service providers	800,000	800,000
Weighted average shares outstanding	28,826,500	23,923,380

For the year ended July 31, 2019

	Scenario 1 Assuming no redemption of shares	Scenario 2 Assuming maximum redemption of shares
Weighted average shares calculation, basic and diluted
JFK weighted average public shares outstanding	3,289,818	3,289,818
JFK rights converted to shares	599,000	599,000
JFK shares redeemed by cash	-	(1,635,689)
JFK shares issued to service providers	800,000	800,000
JFK shares issued to Diginex’s shareholders	20,000,000	20,000,000
Weighted average shares outstanding	24,688,818	23,053,129

Percent of shares owned by Diginex holders	81.0%	86.8%
Percent of shares owned by JFK shareholders	15.8%	9.8%
Percent of shares owned by service providers	3.2%	3.4%

	Scenario 1 Assuming no redemption of shares	Scenario 2 Assuming maximum redemption of shares
Weighted average shares calculation, basic and diluted
Existing Diginex holders	20,000,000	20,000,000
JFK holders	3,888,818	2,253,129
Service providers	800,000	800,000
Weighted average shares outstanding	24,688,818	23,053,129

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DIRECTORS, EXECUTIVE OFFICERS, EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE of JFK

Current Directors and Executive Officers of JFK

Our current directors and executive officers, their ages and positions are as follows:

Name	Age	Position
Meng Dong (James) Tan	58	Chief Executive Officer and Director
Guan Hong (William) Yap	55	Chief Financial Officer and Director
Kwong Yeow Liew	64	Director
Ajay Rajpal	49	Director
Alexander Arrow	48	Director

Below is a summary of the business experience of each our executive officers and directors:

Meng Dong (James) Tan has been our Chief Executive Officer and director since March 2018. Mr. Tan has more than 20 years’ experience in managing private and public companies based in Asia and in the USA. He is the Director and CEO of 8i Capital Limited, a company focusing on investments and merger and acquisitions. He served as the Chairman and Chief Executive Officer of Moxian Inc., a Nasdaq listed company, from 2013 to 2017. From 2003 to 2006, he was the Chairman and CEO of Vashion Group Ltd, a company listed on the Singapore Stock Exchange, and from 2005 to 2008, he was the CEO and director of Vantage Corporation Limited, a company listed on the Singapore Stock Exchange. From 2006 to 2009, he served as a director on the Board of Pacific Internet Limited, a company listed on Nasdaq, until its sale to Connect Holdings Limited, a group comprising of Ashmore Investment Management Limited, Spinnaker Capital Limited and Clearwater Capital Partners, LLC. Mr. Tan graduated from the National University of Singapore (NUS) with a Bachelor of Arts in 1985.

Guan Hong (William) Yap, CFA, has been our Chief Financial Officer and Director since March 2018. Mr. Yap served as the Head of Investment Banking for Shanghai Pingmei Shenma Finance Leasing Private Limited, a company based in Shanghai, China from March 2016 to February 2019. He founded Cataya Pte Ltd, a business that focuses on originating private equity transactions, loans and M&A deals in Asia, with an emphasis on China, Myanmar and Indonesia, in January 2011. Prior to this, he specialized in originating proprietary private equity and venture deals in China for investment funds in Singapore for Hupomone Capital Partners (Singapore) Pte Ltd (2009-2011) and Evia Capital Partners Pte Ltd (2006-2009). Prior to then, between 1995 and 2004, he worked in various positions for Ascendas Land (Singapore) Pte Ltd, Singapore Telecom Ltd, PrimePartners Asia Capital Ltd, and IPCO International Ltd. He was appointed as an independent director on the board of Moxian, Inc in May 2019. Mr. Yap graduated from the University of Oxford with a degree in Physics and has been a member of the CFA Institute since 2000.

Kwong Yeow Liew has been our director since November 2017. Mr. Liew has more than 25 years of experience in several multi-national organizations, such as Matsushita Denki, General Motors, Intel as well as Urmet Telecoms Italy. He served as a director of Moxian, Inc from March 2014 to August 2016. Mr. Liew served as the President, Chief Executive Officer and director of Rebel Group, Inc., a Singapore company, from February 2013 to January 2015. In 2006, Mr. Liew was instrumental in setting up the first manufacturing plant of Urmet Telecommunications S.p.A in China and fine-tuning its supply chain. Prior to that, Mr. Liew was the General Manager of Aztech Singapore Pte Ltd’s plant in China from 2001 through 2005. From 1992 through 2001, he served as the Head of Operations of the manufacturing facilities of Phoenix Mecano S E Asia Pte Ltd in Singapore. Mr. Liew received his certificate in Electrical Engineering from Singapore Technical Education in 1974. He also completed the management study programs in City and Guilds regarding Electrical and Electronics in 1974, Industrial Training Board at MOE Singapore in 1976, Matsushita DENKI Management Development Program in 1978, General Motors Institute in 1983 and Intel University in 1987. Mr. Liew is fluent in English and Chinese. We believe that Mr. Liew is qualified to serve as our director because he brings many years of experience in operations and management in both Singapore and in China.

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Ajay Rajpal, ACA, has been our director since March 27, 2019. Mr. Rajpal is a Chartered Accountant and member of the Institute of Chartered Accountants in England & Wales (ICAEW). During his career, he has gained broad-ranging commercial experience developed in the US, Europe, Middle East and Far East, with a particular focus on M&A, financial management and insolvency/restructuring. Post qualification, Mr. Rajpal held a number of finance-related roles which involved working for periods in the US, Europe, Middle East and Far East. Since 2011, Mr. Rajpal has run his own consultancy business, NAS Corporate Services Ltd, providing companies with various corporate services, such as assistance with their pre-IPO funding, the IPO process and post IPO management. Mr. Rajpal has project managed the initial public offering process and assisted with the associated funding of two businesses on AIM, namely New Trend Lifestyle Group Plc, which provides Feng Shui products and services across Asia, and Zibao Metals Recycling Group Plc, a Hong Kong and China based metals recycling company. He currently acts as a non-executive director for New Trend Lifestyle Group Plc, Zibao Metals Recycling Group Plc, and Early Equity Plc. Mr. Rajpal assisted AIM-listed MNC Strategic Investments Plc (“MNC Strategic”) with the restructuring of its debt and overseeing the disposal of the non-performing assets of the company. Following disposal of its main assets, MNC Strategic became an investing company on AIM, seeking acquisitions in the telecom, media and technology sectors. Mr. Rajpal has also listed Grand Vision Media Holdings Plc, a special purpose acquisition company on the London Stock Exchange, which successfully completed a reverse takeover of an outdoor media business in Hong Kong/China. Mr. Rajpal was previously an independent director of Moxian, Inc., a US company with a China based internet business listed on Nasdaq. We believe that Mr. Rajpal is qualified to serve as our director because of his experience with publicly traded companies in a number of jurisdictions.

Alexander K. Arrow, MD, CFA has been our director since March 27, 2019. Dr. Arrow has been the Chief Financial Officer of Protagenic Therapeutics, Inc., a Delaware company, since November 2015, and the Chief Executive Officer of Zelegent, Inc., a medical technology company that has developed a minimally-invasive tool for otolaryngologist sleep specialists to treat snoring in a simple office-based procedure, since January 2015. He previously served on the Board of Neumedicines, Inc. (from January 2015 to December 2015), an immuno-oncology company developing a first-in-class broad-spectrum anti-cancer agent. He served as a Director of Biolase, Inc. (Nasdaq: BIOL), a manufacturer of dental lasers, from June 2010 to December 2014. From June 2010 to June 2013, he chaired the Audit and Compensation committees of the Board of Directors of Biolase, Inc. and was the President and Chief Operating Officer of the company from June 2013 to December 2014. Prior to Biolase, Inc, from June 2012 to May 2013, Dr. Arrow was the Chief Medical Officer of Stanford-affiliated neuroscience company Circuit Therapeutics, Inc. Prior to that, he spent five years as the Chief Financial Officer of cardiovascular device manufacturer Arstasis, Inc. Before entering medical technology operating roles, Dr. Arrow spent nine years running medical technology equity research at three Wall Street firms, the last five years as the head of medical technology research at Lazard, Ltd. He also served as the Chief Financial Officer of the Patent & License Exchange, Inc. He began his surgical residency at the UCLA Medical Center in 1996 before leaving to go into business. He has an MD from Harvard Medical School and a BA in Biophysics, magna cum laude, from Cornell University. He serves as an independent director on the Boards of medical technology companies Rindex Medical, Inc, and Gel-e, Inc., and a director and acting CEO of Machine Learning start-up company Lab NINE, Inc. We believe that Dr. Arrow is qualified to serve as our director because of his experience in C-level operating roles of medical technology companies in multiple stages of development, corporate governance, finance, and his experience in medical technology equity research.

Executive Compensation

No executive officer has received any cash compensation for services rendered to us. No compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing shareholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than JFK’s Board of Directors and audit committee, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

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After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company. Any compensation to be paid to our executive officers will be determined by a compensation committee constituted solely of independent directors.

We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Director Independence

Nasdaq requires that a majority of JFK’s Board of Directors must be composed of “independent directors.” Currently, Kwong Yeow Liew, Ajay Rajpal, and Alexander Arrow would each be considered an “independent director” under the Nasdaq listing rules, which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of JFK’s Board of Directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our independent directors have regularly scheduled meetings at which only independent directors are present.

We will only enter into a business combination if it is approved by a majority of our independent directors. Additionally, we will only enter into transactions with our officers and directors and their respective affiliates that are on terms no less favorable to us than could be obtained from independent parties. Any related-party transactions must also be approved by our audit committee and a majority of disinterested independent directors.

Audit Committee

Under the Nasdaq listing standards and applicable SEC rules, we are required to have three members of the audit committee all of whom must be independent. The audit committee consists of Kwong Yeow Liew, Ajay Rajpal, and Alexander Arrow, each of whom is an independent director under Nasdaq’s listing standards. Ajay Rajpal is the Chairperson of the audit committee. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

●	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to JFK’s Board of Directors whether the audited financial statements should be included in our Form 10-K;

●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

●	discussing with management major risk assessment and risk management policies;

●	monitoring the independence of the independent auditor;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	reviewing and approving all related-party transactions;

●	inquiring and discussing with management our compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

●	appointing or replacing the independent auditor;

●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

●	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

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Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under Nasdaq listing standards. Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. JFK’s Board of Directors has determined that Ajay Rajpal qualified as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating Committee

The Nominating Committee consists of Kwong Yeow Liew, Ajay Rajpal, and Alexander Arrow, each of whom is an independent director under Nasdaq’s listing standards. Kwong Yeow Liew is the Chairperson of the nominating committee. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on JFK’s Board of Directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

●	should have demonstrated notable or significant achievements in business, education or public service;

●	should possess the requisite intelligence, education and experience to make a significant contribution to the JFK Board of Directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

●	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the JFK Board of Directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The JFK Board of Directors also considers director candidates recommended for nomination by our shareholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of shareholders (or, if applicable, a meeting of shareholders). Our shareholders that wish to nominate a director for election to the JFK Board of Directors should follow the procedures set forth in our memorandum and articles of association. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Compensation Committee

The Compensation Committee consists of Kwong Yeow Liew, Ajay Rajpal, and Alexander Arrow, each of whom is an independent director under Nasdaq’s listing standards. Alexander Arrow is the Chairperson of the compensation committee. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer’s based on such evaluation;

●	reviewing and approving the compensation of all of our other executive officers;

●	reviewing our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

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●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

●	if required, producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing shareholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our ordinary shares and other equity securities. These executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms filed by such reporting persons.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were filed in a timely manner during the fiscal year ended July 31, 2019.

Code of Ethics

We adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

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Singapore NewCo’s Directors and Executive Officers after the Business Combination

Singapore NewCo’s directors and executive officers after the Business Combination will be as follows:

Name	Age	Position
Richard Byworth	43	Chief Executive Officer and Director
Paul Ewing	46	Chief Financial Officer and Director
Miles Pelham	41	Chairman
Rachid Bouzouba	50	Director
Jeremy Leong	39	Director
Paul Smith	60	Director
Andrew Watkins	53	Director

Richard Byworth has served as Chief Executive Officer of Diginex since August 2018. Mr. Byworth served as Managing Director at Nomura from September 2007 to March 2018 where he ran Multistrategy Sales for Asia Pacific product globally. Over a 14-year period, he led Nomura’s Asia distribution initiative, building and maintaining the number one franchises in convertible bonds and flow derivatives. From September 2000 to December 2004, Mr. Byworth worked at Nomura in London as a proprietary trader running dispersion portfolios in equity derivatives and convertible bond risk arbitrage. From August 1999 to August 2000, Mr. Byworth worked at BNP Paribas, and has experience in providing advice to a number of Fintech start-ups. Since December 2017, Mr. Byworth has served as a board adviser to Privatemarket.io, a secondary private equity marketplace, and he is also a board member of BPAMJ. Mr. Byworth holds a Bachelor’s degree in French with Management from Royal Holloway, University of London.

Paul Ewing has been the Chief Financial Officer at Diginex since August 2018. Mr. Ewing has spent more than a decade working in Asia and was the regional Chief Financial Officer at ICAP Electronic Broking (“ICAP”) from November 2006 to November 2010, as well as Chief Operating Officer for ICAP’s electronic broking division from November 2010 to December 2013. From December 2013 to August 2017, Mr. Ewing was Chief Financial Officer of APAC Broking for ICAP plc. From September 2017 to July 2018, Mr. Ewing served as the Chief Financial Officer for RKR Capital, a proprietary trading business with a focus on financial markets and digital assets. Mr. Ewing holds a degree from Manchester University and is a member of the Institute of Chartered Accountants for England and Wales.

Miles Pelham has served as Chairman and Founder of Diginex since 2017. Mr. Pelham served as Global Head of Convertible Bonds at Mizuho Securities from September 2013 to October 2017, where he oversaw the largest franchise by volume in Asia across three global offices. From March 2012 to August 2013, Mr. Pelham was an Executive Director at Barclays plc where he built a proprietary trading desk across all asset classes. From January 2006 to March 2012, Mr. Pelham was an Executive Director at Nomura Holdings Inc. where he led the Convertible Bonds trading team in Japan. Mr. Pelham has experience managing substantial portfolios for leading global banks. Mr. Pelham holds a degree in Managerial Statistics and Investment Management from the University of Exeter.

Rachid Bouzouba co-founded MCM Partners Limited (“MCM Partners”) in December 2012, a Hong Kong-based financial services boutique providing bespoke advisory, research and execution services registered with the SFC, where he is currently chairman. Mr. Bouzouba has also been a director of MCM Investment Partners, the investment arm of MCM Partners, since 2018, and is also currently a director of Diginex. From March 2010 to March 2011, Mr. Bouzouba was joint head of Global Equities and Head of Equities, Asia-Pacific at Nomura. In this capacity, he was a member of the Global Wholesale Committee of the firm. Prior to this appointment, Mr. Bouzouba was head of Equities, EMEA. From September 2009 to April 2011, Mr. Bouzouba was responsible for the development of many businesses including the European Cash and Electronic businesses, Principal Trading in EMEA and Asia, the US derivatives, CB's, Electronic and Program businesses and the Asian derivatives business, all at Nomura. Mr. Bouzouba was with Nomura since the acquisition of Lehman Brothers in October 2008. Mr. Bouzouba joined Lehman Brothers in May 2003, where his positions included head of Structured trading, head of European Derivatives trading, and head of European Equities trading. Subsequently, he started the Risk Hub, an internal proprietary Equity Multi-strategy trading desk, in 2007. In May 2007, he was promoted to co-head of the European Equities business before becoming sole head in 2008. Mr. Bouzouba started his career with Société Générale Paris in 1992 before moving to Credit Lyonnais Securities, where he co-founded the Derivatives business. Mr. Bouzouba holds an engineering degree from Ecole Polytechnique in Paris and a postgraduate degree in mathematical finance and economics from the French Statistics Institute (ENSAE).

Jeremy Leong has been the Chief Operating Officer and Counsel at Acton Law LLC since July 2017, where he handles matters relating to corporate and financial litigation, mergers & acquisitions, corporate restructuring advice, and financial regulatory advice. Previously, Mr. Leong was a Consulting Academic at Bovill Ltd from May 2014 to July 2017, where he advised clients in the financial technology and fund management industry on financial law. From June 2012 to June 2015, Mr. Leong was an Assistant Professor of Law at Singapore Management University, School of Law. Mr. Leong has been a director of Gryphongate Pte Ltd since April 2017. Mr. Leong received his LL.B. from the Faculty of Law, National University of Singapore, M.A.L.D. from The Fletcher School of Law and Diplomacy, Tufts University, and an LLM from Harvard Law School.

Paul Smith was most recently President and Chief Executive Officer of CFA Institute from January 2015 to September 2019, prior to which he was its Managing Director and Head of Asia Pacific region from October 2012 to January 2015. While at CFA Institute, Mr. Smith lead the organization’s global growth to a record number of candidates, members and local societies, and expanded the organization’s presence in India and China. Since January 2004, Mr. Smith has been the Chief Executive Officer of Dar Charkia Investments, Grimani Ltd and Broadwell Investments. Mr. Smith also holds external directorships at Manulife Global Fund, Panah Fund Ltd, Enhanced Investment Products and Firth Investment Management.

Andrew Watkins was a Partner for 20 years with PricewaterhouseCoopers (“PwC”) Hong Kong and Mainland China. During this time, he held a number of senior leadership roles. Most recently, from July 2016 to June 2019, Mr. Watkins was the Chief Technology & Disruption Officer and member of the Management Board for PwC Hong Kong and Mainland China. In this role he was responsible for driving the identification and commercialization of new digital and technology based businesses - helping the firm to adopt a business strategy that is optimized for the digital age and to find ways to not only manage disruption, but lead it. From May 2012 to June 2016, Mr. Watkins served as the Chief Executive Officer of China/HK Consulting, was a member of the Global Consulting Leadership Team and the China/HK Advisory Leadership Team. Under his leadership the business doubled in size, helping the firm's clients to solve their most important problems from strategy through execution. Prior to that, from 2006, he was the Asia-Pacific Risk Assurance (“RA”) Leader and member of the Global RA leadership team, the China/HK RA Leader and a member of the China/HK Assurance Leadership Team. Under his leadership, the RA practice tripled in size and profitability in less than five years. Mr. Watkins has more than 28 years of professional services experience, and has worked with a wide range of companies and organizations in Hong Kong, China and across Asia-Pacific.

Compensation of Executive Officers and Directors

Singapore NewCo has not paid any compensation to any person nominated to become a director or executive officer of Singapore NewCo. The form and amount of the compensation to be paid to each of Singapore NewCo’s directors and executive officers in any period following the completion of the Business Combination will be determined by the Compensation Committee of Singapore NewCo’s board of directors.

Share Ownership

In connection with the consummation of the Business Combination, the persons who have been nominated to become a director or executive officer, as a group, will hold an aggregate of [●] Singapore NewCo Ordinary Shares, representing [●] of the total issued Singapore NewCo Ordinary Shares (not including treasury shares), assuming that no JFK shareholders exercise their redemption rights or dissenter rights with respect to their JFK ordinary shares upon consummation of the Business Combination.

Diginex Limited 2020 Omnibus Incentive Plan. On [●], 2020, the Singapore NewCo directors adopted the Incentive Plan. The following is a summary of the material features of the Incentive Plan. The summary is qualified in its entirety by reference to the complete text of the Incentive Plan attached as Annex E to this proxy statement/prospectus.

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Purpose; Types of Awards.

The purpose of the Incentive Plan is (i) to encourage profitability and growth through short-term and long-term incentives that are consistent with Singapore NewCo’s objectives; (ii) to give our participants an incentive for individual performance; (iii) to promote teamwork among our participants; and (iv) to give us an advantage in attracting and retaining key employees, directors, and consultants. To accomplish this purpose, the Incentive Plan permits the granting of awards in the form of options, share appreciation rights (“SARs”), restricted shares, restricted share units, performance based awards (including performance shares, performance units and performance bonus awards), and other share-based or cash-based awards.

Shares Subject to the Incentive Plan.

A total of 15% of the total number of the Singapore NewCo Ordinary Shares, issued subject to compliance with all applicable law and calculated on the basis of the total number of ordinary shares assuming all convertible securities are converted or exchanged and all rights, options or warrants to subscribe for or acquire shares are exercised and including all ordinary shares authorized for future issuance or grant under any equity incentive, share option or similar plan of Singapore NewCo, as of the date of closing of the Business Combination, will be available for issuance under the Incentive Plan. The maximum number of shares subject to Incentive Plan awards granted during any fiscal year to any non-employee director, when taken together with any cash fees paid to the director during the year in respect of his or her service as a director, may not exceed $[●] in total value. If an award granted under the Incentive Plan is forfeited, canceled, settled, or otherwise terminated without a distribution of shares, the shares underlying that award will again become available for issuance under the Incentive Plan. However, none of the following shares will be available for issuance under the Incentive Plan: (i) shares delivered to or withheld to pay withholding taxes, (ii) shares used to pay the exercise price of an option, or (iii) shares subject to any exercised share-settled SARs. Any substitute awards shall not reduce the shares authorized for grant under the Incentive Plan.

Administration of the Incentive Plan.

The Incentive Plan will be administered by the plan administrator, who is the Singapore NewCo board of directors or a committee that it designates. The plan administrator has the power to determine the terms of the awards granted under the Incentive Plan, including the exercise price, the number of shares subject to each award, and the exercisability of the awards. The plan administrator also has the power to determine the persons to whom and the time or times at which awards will be made and to make all other determinations and take all other actions advisable for the administration of the Incentive Plan.

Participation.

Participation in the Incentive Plan will be open to employees, non-employee directors, or consultants, who have been selected as an eligible recipient under the Incentive Plan by the plan administrator. As of [●], 2020, there are approximately [●] employees, [●] non-employee directors, and [●] consultants who are eligible to receive awards under the Incentive Plan.

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Types of Awards.

The types of awards that may be made under the Incentive Plan are described below. All of the awards described below are subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by the plan administrator, subject to certain limitations provided in the Incentive Plan.

Performance-Based Awards.

Singapore NewCo may grant an award conditioned on satisfaction of certain performance criteria. Such performance-based awards include performance-based restricted shares and restricted share units.

Performance Goals.

If the plan administrator determines that the performance-based award to an employee is subject to performance goals, then the performance-based criteria upon which the awards will be based shall be by reference to any one or more of the following: earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net operating profit after tax; cash flow; revenue; net revenues; sales; days sales outstanding; scrap rates; income; net income; operating income; net operating income, operating margin; earnings; earnings per share; return on equity; return on investment; return on capital; return on assets; return on net assets; total shareholder return; economic profit; market share; appreciation in the fair market value, book value or other measure of value of Singapore NewCo Ordinary Shares; expense/cost control; working capital; volume/production; new products; customer satisfaction; brand development; employee retention or employee turnover; employee satisfaction or engagement; environmental, health, or other safety goals; individual performance; strategic objective milestones; days inventory outstanding; or any other performance goals or a combination of performance goals selected by the plan administrator. Performance goals may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators.

Restricted Shares.

A restricted share award is an award of ordinary shares that vests in accordance with the terms and conditions established by the plan administrator. The plan administrator will determine in the award agreement whether the participant will be entitled to vote the restricted shares and/or receive dividends on such shares.

Restricted Share Units.

A restricted share unit is a right to receive shares or the cash equivalent of ordinary shares at a specified date in the future, subject to forfeiture of such right.

Share Options.

A share option entitles the recipient to purchase ordinary shares at a fixed exercise price. The exercise price per share will be determined by the plan administrator in the applicable award agreement in its sole discretion at the time of the grant. The maximum term of each option shall be fixed by the plan administrator, but in no event shall an option be exercisable more than (i) ten (10) years after the date such option is granted to an employee of Singapore NewCo or its affiliates on the date of grant, or (ii) five (5) years after the date such option is granted to a person who is not an employee of Singapore NewCo or its affiliates on the date of grant.

Share Appreciation Rights.

A SAR entitles the holder to receive an amount equal to the difference between the fair market value of an ordinary share on the exercise date and the exercise price of the SAR (which may not be less than 100% of the fair market value of an ordinary share on the grant date), multiplied by the number of shares subject to the SAR (as determined by the plan administrator).

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Other Share-Based Awards.

Singapore NewCo may grant or sell to any participant unrestricted ordinary shares under the Incentive Plan or a dividend equivalent. A dividend equivalent is a right to receive payments, based on dividends with respect to Singapore NewCo Ordinary Shares.

Other Cash-Based Awards.

Singapore NewCo may grant cash awards under the Incentive Plan, including cash awards as a bonus or upon the attainment of certain performance goals.

Equitable Adjustments.

In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, extraordinary dividend, stock/share split or reverse share split, combination or exchange of shares, or other change in corporate structure or payment of any other distribution, the maximum number and kind of shares reserved for issuance or with respect to which awards may be granted under the Incentive Plan will be adjusted to reflect such event, and the plan administrator will make such adjustments as it deems appropriate and equitable in the number, kind and exercise price of ordinary shares covered by outstanding awards made under the Incentive Plan, and in any other matters that relate to awards and that are affected by the changes in the shares referred to in this section.

Change in Control.

In the event of any proposed change in control (as defined in the Incentive Plan), the plan administrator will take any action as it deems appropriate and equitable to effectuate the purposes of the Incentive Plan and to protect the participants who hold outstanding awards under the Incentive Plan, which action may include, without limitation, the following: (i) the continuation of any award, if Singapore NewCo is the surviving corporation; (ii) the assumption of any award by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards for any award; or (iv) settlement of any award for the change in control price (less, to the extent applicable, the per share exercise or grant price), or, if the per share exercise or grant price equals or exceeds the change in control price or if the plan administrator determines that the award cannot reasonably become vested pursuant to its terms, such award shall terminate and be canceled without consideration.

Amendment and Termination.

The plan administrator may alter, amend, modify, or terminate the Incentive Plan at any time. In addition, no modification of an award will, without the prior written consent of the participant, adversely alter or impair any rights or obligations under any award already granted under the Incentive Plan.

Foreign Private Issuer Status

As a foreign private issuer, Singapore NewCo will be exempt from the rules under the Exchange Act, prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, Singapore NewCo will not be required under the Exchange Act to file quarterly periodic reports and financial statements with the SEC as frequently or as promptly as U.S. domestic issuers, and will not be required to disclose in its periodic reports all of the information that U.S. domestic issuers are required to disclose. Singapore NewCo will also be permitted to follow corporate governance practices in accordance with Singapore law in lieu of most of the corporate governance rules set forth by Nasdaq. As a result, Singapore NewCo’s corporate governance practices differ in some respects from those required to be followed by U.S. companies listed on a national securities exchange.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT PRIOR TO THE
BUSINESS COMBINATION

The following table sets forth as of September 30, 2019, the number of ordinary shares beneficially owned by (i) each person who is known by us to be the beneficial owner of more than five percent of our issued and outstanding ordinary shares, (ii) each of our officers and directors; and (iii) all of our officers and directors as a group. As of September 30, 2019, we had 7,427,500 ordinary shares issued and outstanding.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The following table does not reflect record of beneficial ownership of any ordinary shares issuable upon exercise of the warrants, as the warrants are not exercisable within 60 days of September 30, 2019.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Ordinary Shares		Approximate Percentage of Outstanding Ordinary Shares
Executive Officers and Directors
8i Holdings Limited (2)	1,437,500		19.3%
8i Enterprises Pte Ltd (2)	240,000		*
Meng Dong (James) Tan	1,677,500	(3)	22.58%
Guan Hong (William) Yap	0		0
Kwong Yeow Liew	0		0
Ajay Rajpal	0		0
Alexander Arrow	0		0
All Executive Officers and Directors	1,677,500		22.58%
5% or greater holders
Boothbay Absolute Return Strategies(4)	500,000		6.73%
Boothbay Fund Management, LLC(4)	500,000		6.73%
Ari Glass(4)	500,000		6.73%
Weiss Asset Management LP(5)	600,000		8.07%
WAM GP LLC(5)	600,000		8.07%
Andrew M. Weiss, PH.D(5)	600,000		8.07%
BIP GP LLC(5)	465,000		6.26%

*	Less than 1%.
(1)	Unless otherwise indicated, the business address of each of the individuals is c/o 8i Enterprises Acquisition Corp, 6 Eu Tong Sen Street, #08-13 The Central, Singapore 059817.
(2)	Mr. James Tan owns and controls 8i Holdings Limited and 8i Enterprises Pte Ltd.
(3)	Consists of shares owned by 8i Holdings Limited and 8i Enterprises Pte Ltd, both of which Mr. James Tan owns and controls.
(4)	Based on a Schedule 13G filed by the reporting persons. The address for the reporting persons is 810 7th Avenue, Suite 615, New York, NY 10019. Ari Glass serves as the Managing Member of Boothbay Fund Management, LLC.
(5)	Based on a Schedule 13G filed by the reporting persons. The address for the reporting persons is 222 Berkeley St., 16th floor, Boston, Massachusetts 02116. Shares reported for BIP GP include shares beneficially owned by a private investment partnership (the “Partnership”) of which BIP GP is the sole general partner. Weiss Asset Management is the sole investment manager to the Partnership. WAM GP is the sole general partner of Weiss Asset Management. Andrew Weiss is the managing member of WAM GP and BIP GP. Shares reported for WAM GP, Andrew Weiss and Weiss Asset Management include shares beneficially owned by the Partnership (and reported above for BIP GP).

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SECURITY OWNERSHIP OF THE COMBINED COMPANY AFTER THE BUSINESS COMBINATION

The following tables sets forth information regarding the beneficial ownership of Singapore NewCo Ordinary Shares immediately after the consummation of the Business Combination by:

●	each person known to Singapore NewCo who will be the beneficial owner of more than 5% of any class of its stock immediately after the Business Combination;

●	each of its officers and directors; and

●	all of its officers and directors as a group.

Unless otherwise indicated, Singapore NewCo believes that all persons named in the table will have, immediately after the consummation of the Business Combination, sole voting and investment power with respect to all Singapore NewCo’s securities beneficially owned by them.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, Singapore NewCo believes, based on the information furnished to it, that the persons and entities named in the table below will have, immediately after the consummation of the Business Combination, sole voting and investment power with respect to all stock that they beneficially own, subject to applicable community property laws. All Singapore NewCo Ordinary Shares subject to options or warrants exercisable within 60 days of the consummation of the Business Combination are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

Subject to the paragraph above, percentage ownership of issued shares is based on 28,826,500 Singapore NewCo Ordinary Shares to be issued upon consummation of the Business Combination. The table below assumes that (i) no JFK ordinary shares have been redeemed, (ii) no holders of JFK ordinary shares exercised their dissenter rights, and (iii) the Notes have not been converted.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class
Executive Officers and Directors
Miles Pelham(2)	5,073,635	17.60%
Pelham Limited(2)	5,073,635	17.60%
Richard Byworth(3)	540,944	1.88%
Caerula Holdings Limited(3)	540,944	1.88%
Paul Ewing	18,042	*
Rachid Bouzouba	302,598	1.05%
Jeremy Leong	—	—
Paul Smith	—	—
Andrew Watkins	—	—
All Executive Officers and Directors	5,935,219	20.59%

5% or greater holders
DHC Investments Limited(4)	4,813,978	16.70%
Inresco Limited (5)	1,531,702	5.31%
8i Holdings Ltd. (6)	1,437,500	4.99%
8i Enterprises Pte. Ltd. (6)	264,000	*

*	Less than 1%.

(1)	Unless otherwise noted, the business address of each of the individuals is c/o Diginex Limited, 1 Robinson Road, #18-00, AIA Tower, Singapore (048542).

(2)

Pelham Limited, a Hong Kong limited liability company, is wholly-owned by Rhino Capital Group Limited, a Hong Kong limited liability company, which is itself wholly-owned by GreenPro Trust Limited, a registered trust company (“GreenPro”). GreenPro indirectly holds Mr. Pelham’s Singapore NewCo shares in a retirement trust for Mr. Pelham governed by the Occupational Retirement Scheme under Hong Kong law. Mr. Pelham, as a director of Pelham Limited, has both voting and dispositive power over the Singapore NewCo shares; however, such dispositive power is subject to the veto of GreenPro, which has appointed Gilbert Loke as the effective trustee. For decisions regarding large sales of the Singapore NewCo shares, Mr. Loke is required to seek the agreement of the Board of Directors of GreenPro. The registered office of Pelham Limited is Rm 2404, 24/F World-Wide House, 19 Des Voeux Road Central, Central, Hong Kong.

(3)	Caerula Holdings Limited, a Seychelles limited liability company, is wholly-owned and managed by Richard Byworth, who has voting and dispositive control over the Singapore NewCo Ordinary Shares held by Caerula Holdings Limited. The business address of Caerula Holdings Limited is P.O. Box 1239, Offshore Incorporations Centre, Victoria, Mahe, Republic of Seychelles.

(4)	DHC Investments Limited, a Hong Kong limited liability company, is 50% owned by Paul Yang and 50% owned by Connie Wei, who have shared voting and dispositive power with respect to the Singapore NewCo Ordinary Shares. Each of Paul Yang and Connie Wei disclaim beneficial ownership of such Singapore NewCo Ordinary Shares except to the extent of their respective pecuniary interests therein. The business address of DHC Investments Limited is Suite 2006, 20th Floor, 340 Queen’s Road Central, Hong Kong.

(5)	Inresco Limited, a Hong Kong limited liability company, is wholly-owned and managed by Valentin Bovykin, who has voting and dispositive control over the Singapore NewCo Ordinary Shares held by Inresco Limited. The business address of Inresco Limited is 2404, 24/F, World-Wide House, 19 Des Voeux Road Central, Central, Hong Kong.

(6)	8i Holdings Ltd. and 8i Enterprises Pte Ltd. are both owned and controlled by Mr. James Tan, Chief Executive Officer and Director of JFK. Assumes 24,000 JFK Rights are converted into Singapore NewCo Ordinary Shares on the Closing Date. Mr. Tan has sole voting and dispositive power with respect to the Singapore NewCo Ordinary Shares owned by 8i Holdings Ltd. and 8i Enterprises Pte Ltd. The business address for 8i Holding Limited and 8i Enterprises Pte. Ltd. is 6 Eu Tong Sen Street, #08-13 The Central, Singapore 059817.

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CERTAIN TRANSACTIONS

Certain Transactions of JFK

In November 2017, April 2018 and July 2018, JFK sold an aggregate of 1,437,500 JFK ordinary shares to the Sponsor, which we refer to as the “insider shares,” for an aggregate purchase price of $25,000, or approximately $0.0174 per share. The insider shares include an aggregate of up to 187,500 shares that were subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that JFK’s initial shareholders would collectively own 20.0% of our issued and outstanding ordinary shares after the IPO. On April 4, 2019, the underwriters’ over-allotment option was exercised in full. As a result, JFK issued an additional 750,000 JFK ordinary shares resulting in additional total gross proceeds of $7,500,000 and no insider shares were forfeited.

The insider shares are identical to the ordinary shares that are in the JFK Units sold in the IPO. The initial shareholders have agreed, pursuant to written letter agreements, (A) to vote their insider shares (as well as any public shares acquired in or after this offering) in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to our Amended and Restated Memorandum and Articles of Association that would stop JFK’s public shareholders from converting or selling their shares to JFK in connection with a business combination or affect the substance or timing of JFK’s obligation to redeem 100% of JFK’s public shares if JFK does not complete a business combination within 12 months from the closing of the IPO (or up to 18 months, as previously described) unless JFK provides dissenting public shareholders with the opportunity to convert their public shares into the right to receive cash from the trust account in connection with any such vote, (C) not to convert any insider shares (as well as any other shares acquired in or after the IPO) into the right to receive cash from the trust account in connection with a shareholder vote to approve JFK’s proposed initial business combination (or sell any shares they hold to us in a tender offer in connection with a proposed initial business combination) or a vote to amend the provisions of our Amended and Restated Memorandum and Articles of Association relating to shareholders’ rights or pre-business combination activity and (D) that the insider shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated. All of the insider shares issued and outstanding prior to the date of the IPO were placed in escrow with VStock, as escrow agent. JFK’s initial shareholders agreed not to transfer, assign or sell any of the insider shares (except to certain permitted transferees) until (1) with respect to 50% of the insider shares, the earlier of six months after the date of the consummation of JFK’s initial business combination and the date on which the closing price of our ordinary shares equals or exceeds $12.50 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after JFK’s initial business combination and (2) with respect to the remaining 50% of the insider shares, six months after the date of the consummation of JFK’s initial business combination, or earlier, in either case, if, subsequent to JFK’s initial business combination, JFK consummates a liquidation, merger, stock exchange or other similar transaction which results in all of JFK’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

On May 3, 2018 Enterprises extended a loan of $25,000. This loan was non-interest bearing and was repaid in August 2018. As of July 31, 2019, Enterprises had advanced the Company an aggregate of $626,185, in regard to the costs associated with the formation and the IPO, of which the Company repaid $326,185 to Enterprises from the proceeds of the IPO that were not placed in the Trust Account on April 1, 2019.

Simultaneously with the closing of the IPO and the underwriter exercising the over-allotment option, JFK consummated the private placement with Enterprises of 240,000 Private Units at a price of $10.00 per Private Unit, generating total proceeds of $2,400,000. The issuance was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

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The Private Units are identical to the Units sold in IPO except that the private warrants will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by Enterprises or its permitted transferees. Additionally, because the Private Units will be issued in a private transaction, Enterprises and its permitted transferees will be allowed to exercise the private warrants for cash even if a registration statement covering the ordinary shares issuable upon exercise of such private warrants is not effective and receive unregistered ordinary shares. Furthermore, Enterprises and its designees have agreed (A) to vote the ordinary shares underlying the Private Units, or “private shares,” in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to our Amended and Restated Memorandum and Articles of Association that would stop JFK public shareholders from converting or selling their shares to JFK in connection with a business combination or affect the substance or timing of JFK’s obligation to redeem 100% of JFK’s public shares if JFK does not complete a business combination within 12 months from the closing of the IPO (or up to 18 months, as previously described) unless JFK provides dissenting public shareholders with the opportunity to convert their public shares in connection with any such vote, (C) not to convert any private shares for cash from the trust account in connection with a shareholder vote to approve JFK’s proposed initial business combination or a vote to amend the provisions of JFK’s Amended and Restated Memorandum and Articles of Association relating to shareholders’ rights or pre-business combination activity and (D) that the private shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated. Enterprises and its designees have also agreed not to transfer, assign or sell any of the Private Units or underlying securities (except to the same permitted transferees as the insider shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the insider shares must agree to, each as described above) until the completion of JFK’s initial business combination.

If public units or shares are purchased by any of JFK’s directors, officers, Enterprises or the Sponsor, they will be entitled to funds from the trust account to the same extent as any public shareholder upon JFK’s liquidation but will not have redemption rights related thereto.

On each of July 2, 2019, July 23, 2019, September 25, 2019, October 15, 2019, January 7, 2020 and February 3, 2020, JFK issued an unsecured promissory note in the aggregate principal amount of up to $200,000, $100,000, $150,000, $200,000, $70,000 and $60,000 respectively, to Enterprises (the “Notes”). The Notes do not bear interest and mature upon closing of a business combination by the Company. The Notes are convertible, at the option of Enterprises upon providing written notice of such conversion at least one business day prior to the consummation of the Business Combination, into Private Units consisting of one ordinary share, one redeemable warrant to acquire one-half of one ordinary share (which entitles the holder thereof to purchase one-half of one ordinary share at a price of $11.50 per full share), and one right to receive one-tenth (1/10) of an ordinary share upon the consummation of an initial business combination (which securities have terms equivalent to the terms of the private placement securities issued in connection with the Company’s IPO) at a price of $10.00 per share at the closing of a business combination. In the event that JFK does not close a business combination, the Notes will not be repaid.

Related Party Policy

JFK’s Code of Ethics, requires JFK to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the JFK Board of Directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) JFK or any of its subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of JFK’s ordinary shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

JFK also requires each of JFK’s directors and executive officers to annually complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

JFK’s audit committee, pursuant to its written charter, will be responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. All ongoing and future transactions between JFK and any of JFK’s officers and directors or their respective affiliates will be on terms believed by JFK to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by JFK’s audit committee and a majority of JFK’s uninterested “independent” directors, or the members of JFK’s Board of Directors who do not have an interest in the transaction, in either case who had access, at JFK’s expense, to JFK’s attorneys or independent legal counsel. JFK will not enter into any such transaction unless JFK’s audit committee and a majority of JFK’s disinterested “independent” directors determine that the terms of such transaction are no less favorable to JFK than those that would be available to JFK with respect to such a transaction from unaffiliated third parties. Additionally, JFK requires each of its directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

Certain Transactions of Diginex

Diginex’s $20m Credit Facility has a current maturity date of November 22, 2019, and Pelham Limited has the option to extend the repayment date for consecutive six month periods. As of September 30, 2019 and March 31, 2019, Diginex had drawn $9.1m and 10.1m of the Credit Facility, respectively. The Credit Facility charges interest at 12.5%, and at September 30, 2019 and March 31, 2019 the unpaid accrued interest amounted to $0.1m and $0.3m, respectively.

On September 5, 2018, the Company advanced $1m to Richard Byworth which was returned in full to the Company on November 1, 2018. There was no interest charged on this advance.

193

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, Singapore NewCo will have a share capital of [●], comprising [●] Singapore NewCo Ordinary Shares. All of the Singapore NewCo Ordinary Shares issued in connection with the Reincorporation Merger will be freely transferable by persons other than by Singapore NewCo’s “affiliates” without restriction or further registration under the Securities Act, subject to the restrictions detailed below. The Singapore NewCo Ordinary Shares issued in the Share Exchange will not be registered at the closing, but will be subject to the registration rights agreement described below under “—Registration Rights.” Sales of substantial amounts of Singapore NewCo Ordinary Shares in the public market could adversely affect prevailing market prices of the Singapore NewCo Ordinary Shares. Prior to the Business Combination, there has been no public market for Singapore NewCo Ordinary Shares. Singapore NewCo intends to apply for listing of the Singapore NewCo Ordinary Shares and Singapore NewCo Warrants on Nasdaq, but it cannot be assured that a regular trading market will develop in the Singapore NewCo Ordinary Shares or Singapore NewCo Warrants.

Transfer of Ordinary Shares

Subject to applicable securities laws in relevant jurisdictions and Singapore NewCo’s Constitution, the fully paid-up ordinary shares are freely transferable. Shares may be transferred by a duly signed instrument of transfer in any usual common form or in a form acceptable to the directors and the applicable securities laws in the relevant jurisdictions. The directors may decline to register any transfer unless, among other things, evidence of payment of any stamp duty payable with respect to the transfer is provided together with other evidence as the directors may require to show the right of the transferor to make the transfer. Singapore NewCo will replace lost or destroyed certificates for shares upon notice to us and upon, among other things, the applicant furnishing evidence and indemnity as the directors may require and the payment of all applicable fees.

Lock-up Agreements

Diginex shareholders have agreement not to transfer, assign or sell any of their Singapore NewCo Ordinary Shares issued in the Share Exchange for (i) a period of six months after the consummation of the Business Combination for those Diginex shareholders who will hold less than 2.5% of all issued Singapore NewCo Ordinary Shares (excluding treasury shares) after the consummation of the Business Combination, and (ii) a period of twelve months after the consummation of the Business Combination for those Diginex shareholders who will hold 2.5% or more of all issued Singapore NewCo Ordinary Shares (excluding treasury shares) after the consummation of the Business Combination.

Escrow Agreements

Pursuant to the Sponsor Escrow Agreement, all of the insider shares issued and outstanding prior to the date of the IPO were deposited into an escrow account with VStock, as escrow agent. In accordance with such agreement, the Sponsor will not transfer, assign or sell any of the insider shares (except to certain permitted transferees) until (i) with respect to 50% of the insider shares, the earlier of six months after the date of the consummation of the Business Combination and the date on which the closing price of the post-Business Combination company’s shares on Nasdaq equals or exceeds $12.50 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the date of the consummation of the Business Combination, and (2) with respect to the remaining 50% of the insider shares, six months after the date of the consummation of the Business Combination, or earlier, in either case, if, subsequent to the date of the consummation of the Business Combination, the post-Business Combination company consummates a liquidation, merger, share exchange or other similar transaction which results in all of the shareholders having the right to exchange their shares for cash, securities or other property.

In connection with Diginex’s indemnification obligations under the Amended Share Exchange Agreement, Singapore NewCo, the Representative and the Escrow Agent, will enter into an escrow agreement at the time of the consummation of the Business Combination. The Escrow Shares (which will not be fully paid at issuance) will be deposited into an escrow account with the Escrow Agent for the Escrow Period to satisfy any potential Claims against the Sellers brought pursuant to the Amended Share Exchange Agreement.

The Escrow Shares will be issued as partly paid. During the escrow period, the Sellers shall be entitled to vote and to receive dividends on the Escrow Shares. If any Claims are to be satisfied by withholding part of or all of the Escrow Shares from the Sellers at the end of the Escrow Period, those Escrow Shares will be forfeited and cancelled by Singapore NewCo. Any Escrow Shares released from the escrow account to the Representative for distribution to the Sellers will be deemed fully paid Singapore NewCo Ordinary Shares as of the time of such release and no Seller will be required to pay any additional amount (in cash or otherwise) to Singapore NewCo in connection with the receipt of fully paid Singapore NewCo Ordinary Shares.

Singapore NewCo Options

The Singapore NewCo Options may not be transferred, assigned or sold for a period of fifteen (15) months following the consummation of the Business Combination. Each Singapore NewCo Option acquired in exchange for the cancellation of Diginex Options will, automatically and without any required action or payment on the part of any holder or beneficiary thereof, be converted into one (1) Singapore NewCo Ordinary Share, which Singapore NewCo Ordinary Shares will be issued to each holder of a Singapore NewCo Option as follows: (a) one-third (1/3) on the date that is fifteen (15) months after the Closing Date, (b) one-third (1/3) on the date that is eighteen (18) months after the Closing Date and (c) one-third (1/3) on the date that is twenty-one (21) months after the Closing Date, in the case of each of (a), (b) and (c), rounded to the nearest Singapore NewCo Ordinary Share. The conversion of a Singapore NewCo Option into Singapore NewCo Ordinary Shares is subject, in each case, to the following: (i) with respect to a holder of Singapore NewCo Options who is an employee of Singapore NewCo, Diginex or their affiliates, such holder has not resigned from such employment or been terminated for cause, and (ii) with respect to a holder of Singapore NewCo Options who is an independent contractor of Singapore NewCo, Diginex or their affiliates, the contractual relationship that gave rise to the original issuance of the Singapore NewCo has not been terminated on the date that is fifteen (15) months after the Closing Date as set forth in a customary option award agreement to be entered into between Singapore NewCo and each holder who is issued a Singapore NewCo Option. The Singapore NewCo Options will not convert if a holder resigns or is terminated for cause during the fifteen (15) month period. The Singapore NewCo Options to be issued in the Share Exchange will be separate from and in addition to any options or other awards issued or issuable under the Incentive Plan.

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Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

Singapore NewCo is a foreign issuer as defined in Regulation S. As a foreign issuer, securities that Singapore NewCo sells outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by Singapore NewCo’s affiliates. Generally, subject to certain limitations, holders of Singapore NewCo’s restricted shares who are not affiliates of Singapore NewCo or who are affiliates of Singapore NewCo by virtue of their status as an officer or director of Singapore NewCo may, under Regulation S, resell their restricted shares in an “offshore transaction” if none of the seller, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States and, in the case of a sale of Singapore NewCo restricted shares by an officer or director who is an affiliate of Singapore NewCo solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Additional restrictions are applicable to a holder of Singapore NewCo restricted shares who will be an affiliate of Singapore NewCo other than by virtue of his or her status as an officer or director of Singapore NewCo.

Singapore NewCo is not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Rule 144

All of Singapore NewCo’s Ordinary Shares that will be outstanding upon the consummation of the Business Combination, other than those equity shares issued in connection with the Reincorporation Merger, are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act. In general, beginning 90 days after the date of this proxy statement/prospectus, a person (or persons whose shares are aggregated) who, at the time of a sale, is not, and has not been during the three months preceding the sale, an affiliate of Singapore NewCo and has beneficially owned Singapore NewCo’s restricted securities for at least six months will be entitled to sell the restricted securities without registration under the Securities Act, subject only to the availability of current public information about Singapore NewCo. Persons who are affiliates of Singapore NewCo and have beneficially owned Singapore NewCo’s restricted securities for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:

●	1% of the then issued equity shares of the same class which, immediately after the Business Combination, will equal [●] equity shares; or

●	the average weekly trading volume of Singapore NewCo’s Ordinary Shares of the same class during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by affiliates of Singapore NewCo under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about Singapore NewCo.

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Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of Singapore NewCo’s employees, consultants or advisors who purchases equity shares from Singapore NewCo in connection with a compensatory stock plan or other written agreement executed prior to the consummation of the Business Combination is eligible to resell those equity shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Registration Rights

In connection with the IPO, JFK entered into the Sponsor Registration Rights Agreement for the registration for resale under the Securities Act of the Sponsor Registrable Securities. The holders of a majority of the Sponsor Registrable Securities are entitled to make up to two demands that JFK register the Sponsor Registrable Securities. Holders of a majority of the insider shares can elect to exercise these registration rights at any time commencing three months prior to the date on which the insider shares are to be released from escrow. The holders of a majority of the Private Units and securities issuable upon conversion of the Notes can elect to exercise these registration rights at any time after JFK consummates a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a business combination. JFK agreed to bear the expenses incurred in connection with the filing of any such registration statement. As a condition to the consummation of the Business Combination, Singapore NewCo, JFK, the Sponsor and Enterprises will execute a Deed of Novation, pursuant to which Singapore NewCo will assume all the rights, duties, obligations, benefits, interest, duties and liabilities of JFK in, to and under the Sponsor Registration Rights Agreement. Singapore NewCo will bear the expenses incurred in connection with the filing of any such registration statements.

As a condition to the consummation of the Business Combination, Singapore NewCo will enter into the Diginex Registration Rights Agreement governing the registration for resale under the Securities Act of (i) the Singapore NewCo Ordinary Shares issued to Sellers who are not affiliates of Diginex or Singapore NewCo, (ii) all other securities of Diginex (including derivatives thereof, such as options and warrants) held by the Diginex’s officers, directors, nominees, and direct and indirect parents, control persons, affiliates and associates immediately prior to the Business Combination, and (iii) 842,100 Singapore NewCo Ordinary Shares issuable to certain service providers in connection with the closing of the Business Combination (collectively, the “Registrable Securities”). The Diginex Registration Rights Agreement will provide that the holders of a majority of the Registrable Securities can, at any time after the consummation of the Business Combination, make up to two demands that Singapore NewCo register the Registrable Securities. In addition, the holders of the Registrable Securities have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of the Business Combination. Singapore NewCo will bear the expenses incurred in connection with the filing of any such registration statements.

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DESCRIPTION OF SINGAPORE NEWCO’S SECURITIES

For the purposes of this section, references to “shareholders” or “members” mean those persons whose names and number of shares are entered in Singapore NewCo’s register of members. Only persons who are registered in Singapore NewCo’s register of members are recognized under Singapore law as shareholders of Singapore NewCo with legal standing to institute shareholder actions against Singapore NewCo or otherwise seek to enforce their rights as shareholders. The Singapore NewCo Ordinary Shares, which are expected to be listed and traded on Nasdaq are expected to be held through DTC. Accordingly, DTC or its nominee, Cede & Co, will be the shareholder of record registered in Singapore NewCo’s register of members. VStock Transfer, LLC (“VStock”) will serve as transfer agent in the United States and will maintain a branch register of members for the ordinary shares listed on the transfer agent’s exchange. In addition, since Singapore NewCo is a Singapore company, a principal register of members will be maintained by Singapore NewCo at its offices in Singapore. The holder of book-entry or dematerialised interests in Singapore NewCo’s shares held through DTC or its nominee may become a registered shareholder by exchanging its interest in the shares for certificated shares and being registered in Singapore NewCo’s register of members. The procedures by which a holder of book-entry or dematerialised interests held through DTC or its nominee may exchange such interests for certificated shares are determined by DTC and VStock, in accordance with their internal policies and guidelines regulating the withdrawal and exchange of dematerialised interests for certificated shares, and following such an exchange VStock will perform the procedures to register the shareholder in the register. If (a) the name of any person is without sufficient cause entered in or omitted from the register of members; or (b) default is made or there is unnecessary delay in entering in the register of members the fact of any person having ceased to be a member, the person aggrieved or any member of the company or the company, may apply to the Singapore courts for rectification of the register of members. The Singapore courts may either refuse the application or order rectification of the register of members, and may direct the company to pay any damages sustained by any party to the application. The Singapore courts will not entertain any application for the rectification of a register of members in respect of an entry which was made in the register of members more than 30 years before the date of the application.

Singapore NewCo currently has only one class of issued ordinary shares, which have identical rights in all respects and rank equally with one another. Its ordinary shares have no par value and there is no requirement to set out an authorized share capital under Singapore law.

The following includes a summary of the terms of Singapore NewCo’s Ordinary Shares, based on its Amended and Restated Constitution (as defined below) and Singapore law. Immediately prior to the consummation of the Reincorporation Merger, Singapore NewCo shall amend its Constitution, which amendment is referred to herein as the “Amended and Restated Constitution.”

Set forth below is also a description of the Singapore NewCo Options and the Singapore NewCo Warrants that will be issued and outstanding upon the consummation of the Business Combination.

The following summary is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Amended and Restated Constitution attached as Annex D to this proxy statement/prospectus.

Amended and Restated Constitution

New Shares

Under Singapore law, new shares may be issued only with the prior approval of Singapore NewCo’s shareholders in a general meeting. General approval may be sought from Singapore NewCo’s shareholders in a general meeting for the issue of shares. Approval, if granted, will lapse at the earliest of:

●	the conclusion of the next annual general meeting;

●	the expiration of the period within which the next annual general meeting is required by law to be held, whichever is earlier;

●	the subsequent revocation or modification of approval by Singapore NewCo’s shareholders acting at a duly convened general meeting.

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Singapore NewCo’s shareholder has provided such general authority to issue new shares until the conclusion of the next annual general meeting. Subject to this and the provisions of the Singapore Companies Act and Singapore NewCo’s constitution, all new shares are under the control of the directors who may allot and issue new shares to such persons on such terms and conditions and with the rights and restrictions as they may think fit to impose.

Preference Shares

Singapore NewCo’s constitution provides that Singapore NewCo may issue shares of a different class with such preferred, deferred or other special rights or restrictions, whether with regard to dividend, voting, return of capital or otherwise, as Singapore NewCo’s directors may determine. Under the Singapore Companies Act, Singapore NewCo’s preference shareholders will have the right to attend any general meeting insofar as the circumstances set forth below apply and on a poll at such general meeting, to have at least one vote for every preference share held:

●	upon any resolution concerning the voluntary winding-up of Singapore NewCo; and

●	upon any resolution which varies the rights attached to such preference shares.

Singapore NewCo may, subject to the prior approval in a general meeting of its shareholders, issue preference shares which are, or at its option, subject to redemption provided that such preference shares may not be redeemed out of capital unless:

●	all the directors have made a solvency statement in relation to such redemption; and

●	Singapore NewCo has lodged a copy of the statement with the Singapore Registrar of Companies.

Further, the shares must be fully paid-up before they are redeemed.

Voting Rights

Voting at any meeting of shareholders is by a show of hands unless a poll is duly demanded before or on the declaration of the result of the show of hands or ballot (as applicable). If voting is by a show of hands, every shareholder who is entitled to vote and who is present in person or by proxy at the meeting has one vote. On a poll, every shareholder who is present in person or by proxy or by attorney, or in the case of a corporation, by a representative, has one vote for every share held by him or which he represents.

Dividends

No dividend may be paid except out of profits. Any dividends would be limited by the amount of available distributable reserves, which, under Singapore law, will be assessed on the basis of Singapore NewCo’s standalone unconsolidated accounts, which will be based upon IFRS. Under Singapore law, it is also possible to effect a capital reduction exercise to return cash and/or assets to Singapore NewCo’s shareholders. The completion of a capital reduction exercise may require the approval of the Singapore courts, and Singapore NewCo may not be successful in its attempts to obtain such approval.

Additionally, because Singapore NewCo is a holding company, Singapore NewCo’s ability to pay cash dividends, or make a distribution in-kind of the ordinary shares of any of Singapore NewCo’s subsidiaries, may be limited by restrictions on Singapore NewCo’s ability to obtain sufficient funds through dividends from Singapore NewCo’s businesses, including restrictions under the terms of the agreements governing the indebtedness of Singapore NewCo’s businesses. Subject to the foregoing, the payment of cash dividends in the future, if any, will be at the discretion of Singapore NewCo’s board of directors and will depend upon such factors as earnings levels, capital requirements, contractual restrictions, Singapore NewCo’s overall financial condition, available distributable reserves and any other factors deemed relevant by Singapore NewCo’s board of directors. A final dividend may be declared out of profits disclosed by the accounts presented to the annual general meeting, and requires approval of Singapore NewCo’s shareholders. However, Singapore NewCo’s board of directors can declare interim dividends without approval of Singapore NewCo’s shareholders.

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Bonus and Rights Issues

In a general meeting, Singapore NewCo’s shareholders may, upon the recommendation of the directors, capitalize any reserves or profits and distribute them as fully paid bonus shares to the shareholders in proportion to their shareholdings.

Liquidation or Other Return of Capital

On a winding-up or other return of capital, subject to any special rights attaching to any other class of shares, holders of ordinary shares will be entitled to participate in any surplus assets in proportion to their shareholdings.

Singapore NewCo Options

The Singapore NewCo Options may not be transferred, assigned or sold for a period of fifteen (15) months following the consummation of the Business Combination. Each Singapore NewCo Option acquired in exchange for the cancellation of Diginex Options will, automatically and without any required action or payment on the part of any holder or beneficiary thereof, be converted into one (1) Singapore NewCo Ordinary Share, which Singapore NewCo Ordinary Shares will be issued to each holder of a Singapore NewCo Option as follows: (a) one-third (1/3) on the date that is fifteen (15) months after the Closing Date, (b) one-third (1/3) on the date that is eighteen (18) months after the Closing Date and (c) one-third (1/3) on the date that is twenty-one (21) months after the Closing Date, in the case of each of (a), (b) and (c), rounded to the nearest Singapore NewCo Ordinary Share. The conversion of a Singapore NewCo Option into Singapore NewCo Ordinary Shares is subject, in each case, to the following: (i) with respect to a holder of Singapore NewCo Options who is an employee of Singapore NewCo, Diginex or their affiliates, such holder has not resigned from such employment or been terminated for cause, and (ii) with respect to a holder of Singapore NewCo Options who is an independent contractor of Singapore NewCo, Diginex or their affiliates, the contractual relationship that gave rise to the original issuance of the Singapore NewCo has not been terminated on the date that is fifteen (15) months after the Closing Date as set forth in a customary option award agreement to be entered into between Singapore NewCo and each holder who is issued a Singapore NewCo Option. The Singapore NewCo Options will not convert if a holder resigns or is terminated for cause during the fifteen (15) month period. The Singapore NewCo Options to be issued in the Share Exchange will be separate from and in addition to any options or other awards issued or issuable under the Incentive Plan.

Singapore NewCo Warrants

The Singapore NewCo Warrants will have the same terms as the JFK Warrants. Each Singapore NewCo Warrant entitles the holder thereof to purchase one-half (1/2) of one Singapore NewCo Ordinary Share at a price of $11.50 per full share. Singapore NewCo will not issue fractional shares. As a result, a warrant holder must exercise its Singapore NewCo Warrants in multiples of two, at a price of $11.50 per full share, subject to adjustment, to validly exercise the Singapore NewCo Warrants. The Singapore NewCo Warrants will become exercisable on the later of the completion of the Business Combination and 12 months from the date of the IPO, and will expire five years after the consummation of the Business Combination.

Singapore NewCo may redeem the outstanding Singapore NewCo Warrants (excluding the private warrants that are part of the Private Units), in whole and not in part, at a price of $0.01 per warrant:

● at any time while the Singapore NewCo Warrants are exercisable,

● upon a minimum of 30 days’ prior written notice of redemption,

● if, and only if, the last sales price of Singapore NewCo Ordinary Shares equals or exceeds $16.50 per share for any 20 trading days within a 30 trading day period ending three business days before Singapore NewCo sends the notice of redemption, and

● if, and only if, there is a current registration statement in effect with respect to the Singapore NewCo Ordinary Shares underlying the Singapore NewCo Warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the foregoing conditions are satisfied and Singapore NewCo issues a notice of redemption, each warrant holder can exercise his, her or its Singapore NewCo Warrant prior to the scheduled redemption date. However, the price of the Singapore NewCo Ordinary Shares may fall below the $16.50 trigger price as well as the $11.50 warrant exercise price per full share after the redemption notice is issued and not limit Singapore NewCo’s ability to complete the redemption.

If Singapore NewCo calls the Singapore NewCo Warrants for redemption as described above, Singapore NewCo’s management will have the option to require all warrant holders that wish to exercise Singapore NewCo Warrants to do so on a “cashless basis.” In such event, each warrant holder would pay the exercise price by surrendering the whole Singapore NewCo Warrant for that number of Singapore NewCo Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Singapore NewCo Ordinary Shares underlying the Singapore NewCo Warrants, multiplied by the difference between the exercise price of the Singapore NewCo Warrants and the “fair market value” (as defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Singapore NewCo Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the warrant holders. Whether Singapore NewCo will exercise its option to require all warrant holders to exercise their Singapore NewCo Warrants on a “cashless basis” will depend on a variety of factors including the price of the Singapore NewCo Ordinary Shares at the time the Singapore NewCo Warrants are called for redemption, Singapore NewCo’s cash needs at such time and concerns regarding dilutive share issuances.

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COMPARISON OF SHAREHOLDERS’ RIGHTS

In connection with the Business Combination, holders of JFK ordinary shares will become shareholders of Singapore NewCo and their rights will be governed by Singapore law and the Amended and Restated Constitution. Currently, the rights of JFK shareholders are governed by the BVI BC Act and JFK’s Amended and Restated Memorandum and Articles of Association.

This section describes the material differences between the rights of JFK shareholders and the proposed rights of Singapore NewCo’s shareholders. This summary is not complete and does not cover all of the differences between the BVI BC Act, and Singapore law affecting corporations and their shareholders or all the differences between JFK’s and Singapore NewCo’s organizational documents. The summary is therefore subject to the complete text of the relevant provisions of the BVI BC Act and Singapore law and JFK’s and Singapore NewCo’s organizational documents. For information on JFK’s Amended and Restated Memorandum and Articles of Association see the section titled, “Where You Can Find More Information” in this proxy statement/prospectus. For a summary of Singapore NewCo’s Amended and Restated Constitution, see the section titled “Description of Singapore NewCo’s Securities” in this proxy statement/prospectus and see the full text of Singapore NewCo’s Amended and Restated Constitution attached to this proxy statement/prospectus as Annex D.

British Virgin Islands	Singapore
MEETINGS OF SHAREHOLDERS

Annual General Meetings

●	Held at a time and place as designated in the articles of association. JFK’s Amended and Restated Articles of Association provide that JFK’s Board of Directors may designate such time and place.	● All companies are required to hold an annual general meeting in accordance with the Companies Act (Cap. 50) of Singapore (the “Singapore Companies Act”). Singapore NewCo is required to hold an annual general meeting within 6 months after the end of each financial year.
●	May be held within or outside the British Virgin Islands

●	Notice	Extraordinary General Meetings

● ●	May be given by a director or other person authorized by the articles of association. A copy of the notice of any meeting shall be given personally or, where shareholder consents, by electronic means.	●	Any general meeting other than the annual general meeting is called an “extraordinary general meeting”. Two or more members (shareholders) holding not less than 10% of the total number of issued shares (excluding treasury shares) may call an extraordinary general meeting. In addition, the constitution usually also provides that general meetings may be convened in accordance with the Singapore Companies Act by the directors.

●	Notice of not less than 7 days before the meeting, unless the articles of association provide for a longer period. JFK’s Amended and Restated Articles of Association provide for 10 days’ notice to be given.	●	Notwithstanding anything in the constitution, the directors are required to convene a general meeting if required to do so by requisition (i.e., written notice to directors requiring that a meeting be called) by shareholder(s) holding not less than 10% of the total number of paid-up shares of Singapore NewCo carrying voting rights.

		●	Singapore NewCo’s constitution provides that the directors may, whenever they think fit, convene an extraordinary general meeting.

Quorum Requirements

●	Singapore NewCo’s constitution provides that at least 2 shareholders, representing in aggregate not less than one-third of the total voting rights of all shareholders having the right to vote at the general meeting, present in person, by proxy or by attorney shall be a quorum. In the event a quorum is not present, the meeting may be adjourned for one week.

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SHAREHOLDER VOTING RIGHTS

● ●

Any action that may be taken by shareholders of a company at a meeting may also be taken by a resolution of the shareholders consented to in writing or by telex, telegram or other written electronic communications, without the need for any notice.

Any person authorized to vote may authorize another person or persons to act for him by proxy.

●

The Singapore Companies Act provides that every member shall, notwithstanding any provision in the constitution, have a right to attend any general meeting of the company and to speak on any resolution before the meeting. The holder of a share may vote on a resolution before a general meeting of the company if, in accordance with the provisions of the Singapore Companies Act, the share confers on the holder a right to vote on that resolution.

●	Quorum is as fixed by the articles of association (and, unless so fixed, is shareholders entitled to exercise at least 50% of the votes). Quorum in JFK’s Amended and Restated Articles of Association is shareholders representing at least 1/3 of our issued shares. –	●	The constitution may provide special, limited, or conditional rights, including voting rights. Our constitution provides restrictions on voting rights in respect of the Escrow Shares which are not paid up.

●	The articles of association may provide special, limited, or conditional rights, including voting rights. JFK’s Amended and Restated Articles of Association do not provide any special voting rights.

DIRECTORS

●	Board must consist of at least one member. JFK’s Amended and Restated Articles of Association provide that there shall be no less than two directors.	●	The constitution of companies will typically state the minimum and maximum number of directors as well as provide that the number of directors may be increased or reduced by shareholders via ordinary resolution passed at a general meeting, provided that the number of directors following such increase or reduction is within the maximum and minimum number of directors provided in the constitution and the Singapore Companies Act, respectively. Singapore NewCo’s constitution provides that, unless otherwise determined by a general meeting, there is no maximum number.

●	Maximum number of directors can be changed by an amendment to the articles of association. JFK’s Amended and Restated Articles of Association do not provide for a maximum number.

●	Subject to the articles of association, directors can be appointed by the shareholders or the directors of the company. JFK’s Amended and Restated Articles of Association reflect this position.

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FIDUCIARY DUTIES

In summary, directors owe the following duties:		In summary, directors owe fiduciary duties to the company, including:

●	Duty to act honestly and in good faith in what the directors believe to be in the best interests of the company as a whole;	●	the duty to act honestly and use reasonable diligence in the discharge of the duties of the director’s office;

●	Duty to exercise powers for a proper purpose and not act in contravention to the BVI BC Act or the memorandum and articles of association of the company;	●	the duty to avoid conflict of interests between directors’ duties to the company and their personal interests or duties to others;

●	In addition to the above, a director of a company, when exercising powers or performing duties as a director, is required to exercise the care, diligence, and skill that a reasonable director would exercise in the same circumstances taking into account, but without limitation (a) the nature of the company; (b) the nature of the decision; and; (c) the position of the director and the nature of the responsibilities undertaken by him.	●	the duty to act in good faith in the interest of the company;

		●	the duty to act for proper purposes; and

		●	the duty of care, skill and diligence in the discharge of the duties of the office.

●	Directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of his position. However, in some instances a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the articles of association or alternatively by shareholder approval at general meetings. A director of a company shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the company, disclose the interest to the board of the company.	In addition, a director is required to fulfill the statutory obligation to disclose his direct or indirect interests in transactions or proposed transactions with the company, which might result in a conflict of interests with his duties or interests as a director. Our constitution provides that subject to such disclosure, a director shall be entitled to vote in respect of any transaction or arrangement in which he is interested and he shall be taken into account in ascertaining whether a quorum is present. A director of a company must not make improper use of his position as a director of the company or any information acquired by virtue of his position as an officer or agent of the company to gain, directly or indirectly, an advantage for himself or for any other person or to cause detriment to the company.

SHAREHOLDERS’ SUITS

The BVI BC Act contains various mechanisms to protect minority shareholders, including:	Standing

(a) Restraining or Compliance Orders: if a company or a director of a company engages in, or proposes to engage in, conduct that contravenes the BVI BC Act or the company’s memorandum and articles, the British Virgin Islands court may, on the application of a member or a director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes, the BVI BC Act or the company’s memorandum and articles;

(b) Derivative Actions: the British Virgin Islands court may, on the application of a member of a company, grant leave to that member to:

i. bring proceedings in the name and on behalf of that company; or

ii. intervene in proceedings to which the company is a party for the purpose of continuing, defending or discontinuing the proceedings on behalf of the company; and

●

Only registered shareholders reflected in the register of members are recognized under Singapore law as shareholders of a company. As a result, only registered shareholders have legal standing to institute shareholder actions or otherwise seek to enforce their rights as shareholders. Holders of book-entry or dematerialised interests in Singapore NewCo’s shares will be required to exchange their book-entry or dematerialised interests for certificated shares and to be registered as shareholders in the register of members in order to institute or enforce any legal proceedings or claims against Singapore NewCo, the directors or officers relating to shareholder rights. A holder of book-entry or dematerialised interests may become a registered shareholder of Singapore NewCo by exchanging its interest in the shares for certificated shares and being registered in the register of members.

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Personal remedies in cases of oppression or injustice

(c) Unfair Prejudice Remedies: a member of a company who considers that the affairs of the company have been, are being or are likely to be, conducted in a manner that is, or any acts of the company have been, or are, likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him, may apply to the British Virgin Islands court for an order and, if the British Virgin Islands court considers that it is just and equitable to do so, it may make such order as it thinks fit, including, without limitation, one or more of the following orders:

i. in the case of a shareholder, requiring the company or any other person to acquire the shareholder’s shares;

ii. requiring the company or any other person to pay compensation to the member;

iii. regulating the future conduct of the company’s affairs;

iv. amending the memorandum or articles of the company;

v. appointing a receiver of the company;

vi. appointing a liquidator of the company under section 159(1) of the Insolvency Act;

vii. directing the rectification of the records of the company; and

viii. setting aside any decision made or action taken by the company or its directors in breach of the BVI BC Act or the company’s memorandum and articles.

(d) Representative Actions: a member is able to bring an action against the company for a breach of a duty owed by the company to the member in his capacity as a member. Where a member brings such an action and other members have the same (or substantially the same) action against the company, the British Virgin Islands court may appoint the first member to represent all or some of the members having the same interest and may make an order:

i. as to the control and conduct of the proceedings;

ii. as to the costs of the proceedings; and

iii. directing the distribution of any amount order to be paid by a defendant in the proceedings among the members represented.

In addition, the BVI BC Act provides that shareholders may seek a statutory compliance order against a BVI company and its directors for any historical conduct that has breached the memorandum and articles of association or the BVI BC Act.

●	A shareholder may apply to the court for an order under the Singapore Companies Act to remedy situations where (i) the company’s affairs are being conducted or the powers of the company’s directors are being exercised in a manner oppressive to, or in disregard of the interests of, one or more of the shareholders or holders of debentures of the company, including the applicant; or (ii) the company has done an act, or threatens to do an act, or the shareholders or holders of debentures have passed or proposed some resolution, which unfairly discriminates against, or is otherwise prejudicial to, one or more of the company’s shareholders or holders of debentures, including the applicant.

●	Singapore courts have wide discretion as to the relief they may grant under such application, including, inter alia, directing or prohibiting any act or cancelling or varying any transaction or resolution, providing that the company be wound up, or authorizing civil proceedings to be brought in the name of or on behalf of the company by such person or persons and on such terms as the court directs.

Derivative actions

●	The Singapore Companies Act has a provision which provides a mechanism enabling shareholders to apply to the court for leave to bring a derivative action on behalf of Singapore NewCo.

●	Applications are generally made by shareholders, but courts are given the discretion to allow such persons as they deem proper to apply (e.g., beneficial owner of shares). It should be noted that this provision of the Singapore Companies Act is primarily used by minority shareholders to bring an action or arbitration in the name and on behalf of a company or intervene in an action or arbitration to which a company is a party for the purpose of prosecuting, defending or discontinuing the action or arbitration on behalf of the company.

203

DISSENTER RIGHTS

The BVI BC Act provides that any member of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following:	There is no equivalent provision under the Singapore Companies Act in respect of companies incorporated in Singapore

(a)	a merger;

(b)	a consolidation;

(c)	any sale, transfer, lease, exchange or other disposition of more than 50 per cent. of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including:

i.	a disposition pursuant to an order of the court having jurisdiction in the matter;

ii.	a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interests within one year after the date of disposition; or

iii.	a transfer pursuant to the power of the directors to transfer assets for the protection thereof;

(d)	a redemption of 10 per cent. or less of the issued shares of the company required by the holders of 90 per cent. or more of the shares of the company pursuant to the terms of the BVI BC Act; and

(e)	an arrangement, if permitted by the court.

204

SHAREHOLDER CONSENT TO ACTION WITHOUT MEETING
Under the BVI BC Act, subject to the memorandum or articles of association of the company, an action may be taken by members at a meeting of members may also be taken by a resolution of members consented to in writing without need for any notice. JFK’s Amended and Restated Articles of Association do not permit for member consent to be obtained without a meeting.	There are no equivalent provisions under the Singapore Companies Act in respect of passing shareholders’ resolutions by written means that apply to public companies listed on a securities exchange.

DISTRIBUTIONS AND DIVIDENDS; REPURCHASES AND REDEMPTIONS

Dividends

A BVI business company may, purchase, redeem or otherwise acquire its own shares in accordance with the provisions of the BVI BC Act or such other provisions for the purchase, redemption or acquisition as may be specified in the memorandum or articles of association of the company.

A company may not purchase, redeem or otherwise acquire its own shares without the consent of the member whose shares are to be purchased, redeemed or otherwise acquired, unless the company is permitted by the BVI BC Act or any provision of its memorandum or articles of association to purchase, redeem or otherwise acquire the shares without that consent.

No purchase, redemption or other acquisition may be made unless the directors are satisfied on reasonable grounds, that the company will, immediately after the purchase, redemption or acquisition, satisfy the solvency test. A company satisfies the solvency test if (i) the value of the company’s assets exceeds its liability, and (ii) the company is able to pay its debts as they fall due. The BVI BC Act provides for certain situations where this solvency test is not mandatory prior to purchase, redemption or acquisition. These are where: (a) the company redeems the shares under and in accordance with section 62 of the BVI BC Act; (b) the company redeems the shares pursuant to a right of a shareholder to have his shares redeemed or to have his shares exchanged for money or other property of the company; (c) the company purchases, redeems or otherwise acquires the share or shares by virtue of the provisions of section 179 of the BVI BC Act in relation to the rights of dissenters under a redemption of minority shareholders, merger, consolidation, a disposition of assets, a compulsory redemption or an arrangement; or (d) the company acquires its own fully paid shares pursuant to a surrender of such shares by the person holding the shares.

Shares that are purchased, redeemed or otherwise acquired may be cancelled or held as treasury shares. A company may hold shares that have been purchased, redeemed or otherwise acquired as treasury shares if (i) the memorandum or articles of association of the company do not prohibit it from holding treasury shares, (ii) the directors resolve that shares to be purchased, redeemed or otherwise acquired shall be held as treasury shares, and (iii) the number of shares purchased, redeemed or otherwise acquired, when aggregated with shares of the same class already held by the company as treasury shares, does not exceed 50% of the shares of that class previously issued by the company, excluding shares that have been cancelled. All the rights and obligations attaching to a treasury share are suspended and shall not be exercised by or against the company while it holds the share as a treasury share.

Under British Virgin Islands law, a subsidiary may acquire and hold shares in its holding company.

A company is not prohibited from purchasing and may purchase its own warrants subject to and in accordance with the terms and conditions of the relevant warrant instrument or certificate. There is no requirement under British Virgin Islands law that a company’s memorandum of association or its articles of association contain a specific provision enabling such purchases.

A company is not prohibited from purchasing and may purchase its own warrants subject to and in accordance with the terms and conditions of the relevant warrant instrument or certificate. There is no requirement under British Virgin Islands law that a company’s memorandum or articles contain a specific provision enabling such purchases and the directors of a company may rely upon the general power contained in its memorandum of association.

Subject to the BVI BC Act and its memorandum and articles of association, the directors of the company may by resolution, authorize a distribution or dividend by the company to its members if the directors are satisfied, on reasonable grounds, that immediately after the distribution or dividend (a) the company will be able to pay its debts as they fall due, and (b) the value of the company’s assets exceeds its liabilities.

A distribution or dividend made to a member at a time when the company did not, immediately after the distribution, satisfy the aforesaid solvency test may be recovered by the company from the member unless (a) the member received the distribution in good faith and without knowledge of the company’s failure to satisfy the solvency test, (b) the member has altered his position in reliance on the validity of the distribution, and (c) it would be unfair to require repayment in full or at all.

If, after a distribution or dividend is authorized and before it is made, the directors cease to be satisfied on reasonable grounds that the company will, immediately after the distribution is made, satisfy the solvency test, any distribution or dividend made by the company is deemed not to have been authorized. A director who (a) ceased, after authorization but before the making of the distribution, to be satisfied on reasonable grounds for believing that the company would satisfy the solvency test immediately after the distribution is made and (b) failed to take reasonable steps to prevent the distribution being made, is personally liable to the company to repay to the company so much of the distribution as is not able to be recovered from members.

●	The Singapore Companies Act provides that no dividends can be paid to shareholders except out of profits. The Singapore Companies Act does not provide a definition on when profits are deemed to be available for the purpose of paying dividends and this is accordingly governed by case law. Singapore NewCo’s constitution provides that no dividend can be paid otherwise than out of profits of Singapore NewCo.

Acquisition of a company’s own shares

The Singapore Companies Act generally prohibits a company from acquiring its own shares subject to certain exceptions. Any contract or transaction by which a company acquires or transfers its own shares is void. However, provided that it is expressly permitted to do so by its constitution and subject to the special conditions of each permitted acquisition contained in the Singapore Companies Act, Singapore NewCo may:

●	redeem redeemable preference shares (the redemption of these shares will not reduce the capital of Singapore NewCo). Preference shares may be redeemed out of capital if all the directors make a solvency statement in relation to such redemption and Singapore NewCo lodges a copy of the statement with the Registrar of Companies in accordance with the Singapore Companies Act;

●	whether listed on a securities exchange (in Singapore or outside Singapore) or not, make an off-market purchase of its own shares in accordance with an equal access scheme authorized in advance at a general meeting;

●	whether listed on a securities exchange (in Singapore or outside Singapore) or not, make a selective off-market purchase of its own shares in accordance with an agreement authorized in advance at a general meeting by a special resolution where persons whose shares are to be acquired and their associated persons have abstained from voting; and

●	whether listed on a securities exchange (in Singapore or outside Singapore) or not, make an acquisition of its own shares under a contingent purchase contract which has been authorized in advance at a general meeting by a special resolution.

Singapore NewCo may also purchase its own shares by an order of a Singapore court.

The total number of ordinary shares that may be acquired by Singapore NewCo in a relevant period may not exceed 20% of the total number of ordinary shares in that class as of the date of the resolution pursuant to the relevant share repurchase provisions under the Singapore Companies Act. Where, however, Singapore NewCo has reduced its share capital by a special resolution or a Singapore court made an order to such effect, the total number of ordinary shares shall be taken to be the total number of ordinary shares in that class as altered by the special resolution or the order of the court. Payment must be made out of Singapore NewCo’s distributable profits or capital, provided that Singapore NewCo is solvent. Such payment may include any expenses (including brokerage or commission) incurred directly in the purchase or acquisition by Singapore NewCo of its ordinary shares.

Financial assistance for the acquisition of shares

Singapore NewCo may not give financial assistance to any person whether directly or indirectly for the purpose of:

●	the acquisition or proposed acquisition of shares in Singapore NewCo or units of such shares; or

●	the acquisition or proposed acquisition of shares in its holding company or ultimate holding company, as the case may be, or units of such shares.

Financial assistance may take the form of a loan, the giving of a guarantee, the provision of security, the release of an obligation, the release of a debt or otherwise.

However, it should be noted that Singapore NewCo may provide financial assistance for the acquisition of its shares or shares in its holding company if it complies with the requirements (including, where applicable, approval by the board of directors or by the passing of a special resolution by its shareholders) set out in the Singapore Companies Act. Singapore NewCo’s constitution provides that subject to the provisions of the Singapore Companies Act, Singapore NewCo may purchase or otherwise acquire Singapore NewCo’s own shares upon such terms and subject to such conditions as Singapore NewCo may deem fit. These shares may be held as treasury shares or cancelled as provided in the Singapore Companies Act or dealt with in such manner as may be permitted under the Singapore Companies Act.

On cancellation of the shares, the rights and privileges attached to those shares will expire.

205

APPOINTMENT/ELECTION OF DIRECTORS/ FILLING VACANCIES ON BOARD OF DIRECTORS/REMOVAL
OF DIRECTORS

Appointment of Directors/Election of Directors:

JFK’s directors are appointed by JFK’s shareholders and are subject to rotational retirement every two years. The initial terms of office of the directors have been staggered over a period of two years to ensure that all directors of the company do not face reelection in the same year.

Filling of Vacancies:

However, the directors may by resolution appoint a replacement director to fill a casual vacancy arising on the removal, resignation, disqualification or death of a director. The replacement director will then hold office until the next annual general meeting at which the director he replaces would have been subject to retirement by rotation.

Removal of Directors:

Under JFK’s Amended and Restated Memorandum and Articles of Association, a director may not be removed from office by a resolution of our shareholders prior to the consummation of our business combination. There is nothing under the laws of the British Virgin Islands which specifically prohibits or restricts the creation of cumulative voting rights for the election of our directors. JFK’s Amended and Restated Memorandum and Articles of Association do not provide for cumulative voting for such elections.

There are no share ownership qualifications for directors.

Appointment of Directors/Election of Directors:

Subject to the constitution, directors can be appointed by the shareholders or the directors of the company. Singapore NewCo’s constitution reflects this position.

Filling of Vacancies:

The constitution of a Singapore company typically provides that the directors have the power to appoint any person to be a director, either to fill a vacancy or as an addition to the existing directors, but so that the total number of directors will not at any time exceed the maximum number fixed in the constitution (if any).

Singapore NewCo’s constitution provides that the shareholders may by ordinary resolution, or the directors may, appoint any person to be a director as an additional director or to fill a vacancy. The directors have the power at any time so to do, but so that the total number of directors will not at any time exceed the maximum number fixed in Singapore NewCo’s constitution (if any).

Removal of Directors:

According to the Singapore Companies Act, directors of a public company may be removed before expiration of their term of office with or without cause by ordinary resolution of the shareholders (i.e., a resolution which is passed by a simple majority of those shareholders present and voting in person or by proxy). Notice of the intention to move such a resolution has to be given to Singapore NewCo not less than 28 days before the meeting at which it is moved. Singapore NewCo shall then give notice of such resolution to its shareholders not less than 14 days before the meeting. Where any director removed in this manner was appointed to represent the interests of any particular class of shareholders or debenture holders, the resolution to remove such director will not take effect until such director’s successor has been appointed.

Singapore NewCo’s constitution provides that Singapore NewCo may by ordinary resolution of which special notice has been given, remove any director from office, notwithstanding anything in Singapore NewCo’s constitution or in any agreement between Singapore NewCo and such director, and appoint another person in place of the director so removed from office.

206

AMENDMENT OF GOVERNING DOCUMENTS

The memorandum or articles of association of a business company may be amended by a resolution of members or, if permitted by the memorandum or articles of association or the BVI BC Act, by a resolution of directors. The business company must submit for registration with the Registrar notice in the approved form or an amended and restated memorandum and articles of association.

When a business company amends its memorandum of association to change the maximum number of shares that the company is authorized to issue, the company must file notice of the amendment, together with an extract of the relevant resolution or the restated form of memorandum, with the Registrar of Corporate Affairs in the British Virgin Islands. Subject to its memorandum and articles of association, a business company may divide its shares (including its issued shares) into a larger number of shares and combine its shares (including its issued shares) into a smaller number of shares.

Singapore NewCo’s constitution may be altered by special resolution (i.e., a resolution passed by at least a three-fourths majority of the shareholders entitled to vote, present in person or by proxy at a meeting for which not less than 21 days’ written notice is given). The board of directors has no right to amend the constitution.

INDEMNIFICATION OF DIRECTORS AND OFFICERS/LIMITED LIABILITY OF DIRECTORS

JFK’s Amended and Restated Memorandum and Articles of Association provide that, subject to certain limitations, we shall indemnify our directors and officers against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. Such indemnity only applies if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to our best interests and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the memorandum and articles of association, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to our best interests or that the person had reasonable cause to believe that his conduct was unlawful.	The Singapore Companies Act specifically provides that Singapore NewCo is allowed to:

	●	purchase and maintain for any officer insurance against any liability attaching to such officer in respect of any negligence, default, breach of duty or breach of trust in relation to Singapore NewCo;

	●	indemnify such officer against liability incurred by the officer to a person other than Singapore NewCo except when the indemnity is against (i) any liability of the officer to pay a fine in criminal proceedings or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or (ii) any liability incurred by the officer (1) in defending criminal proceedings in which he is convicted, (2) in defending civil proceedings brought by Singapore NewCo or a related company of Singapore NewCo in which judgment is given against him or her or (3) in connection with an application for relief under specified sections of the Singapore Companies Act in which the court refuses to grant him or her relief;

	●	indemnify any auditor against any liability incurred or to be incurred by such auditor in defending any proceedings (whether civil or criminal) in which judgment is given in such auditor’s favor or in which such auditor is acquitted; or

	●	indemnify any auditor against any liability incurred by such auditor in connection with any application under specified sections of the Singapore Companies Act in which relief is granted to such auditor by a court.

In cases where, inter alia, an officer is sued by Singapore NewCo, the Singapore Companies Act gives the court the power to relieve directors either wholly or partially from the consequences of their negligence, default, breach of duty or breach of trust. However, Singapore case law has indicated that such relief will not be granted to a director who has benefited as a result of his or her breach of trust. In order for relief to be obtained, it must be shown that (i) the director acted reasonably; (ii) the director acted honestly; and (iii) it is fair, having regard to all the circumstances of the case including those connected with such director’s appointment, to excuse the director.

207

Pursuant to the Singapore Companies Act, any provision (whether in the constitution, contract or otherwise) purporting to exempt a director (to any extent) from any liability attaching in connection with any negligence, default, breach of duty or breach of trust in relation to Singapore NewCo will be void except as permitted under the Singapore Companies Act. Nevertheless, a director can be released by the shareholders of Singapore NewCo for breaches of duty to Singapore NewCo, except in the case of fraud, illegality, insolvency and oppression or disregard of minority interests.

Singapore NewCo’s constitution currently provides that, subject to the provisions of the Singapore Companies Act, every director, auditor, secretary or other officer of Singapore NewCo shall be entitled to be indemnified by Singapore NewCo against all liabilities incurred by him in the execution and discharge of his duties and where he serves at the request of Singapore NewCo as a director, officer, employee or agent of any subsidiary or affiliate of Singapore NewCo or in relation thereto including any liability by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of Singapore NewCo and in which judgment is given in his favour (or the proceedings otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under statute for relief from liability in respect of any such act or omission in which relief is granted to him by the court, provided that there is no conflict with the Singapore Companies Act and every other act for the time being in force concerning companies and affecting Singapore NewCo.

ADVANCE NOTIFICATION REQUIREMENTS FOR PROPOSALS OF SHAREHOLDERS

The BVI BC Act does not provide shareholders any right to put proposals before a meeting or requisition a general meeting. However, these rights may be provided in the articles of association. JFK’s Amended and Restated Articles of Association provide that a meeting shall be called by our directors or shareholders entitled to exercise at least ten percent of the voting rights in respect of the matter for which the meeting is being requested so request in writing. Until consummation of a business combination we are not required to call shareholders’ annual general meetings.	●	As mentioned above, two or more members (shareholders) holding not less than 10% of the total number of issued shares (excluding treasury shares) may call an extraordinary general meeting. In addition, the constitution usually also provides that general meetings may be convened in accordance with the Singapore Companies Act by the directors.

	●	Notwithstanding anything in the constitution, the directors are required to convene a general meeting if required to do so by requisition (i.e., written notice to directors requiring that a meeting be called) by shareholder(s) holding not less than 10% of the total number of paid-up shares of Singapore NewCo carrying voting rights.

208

ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

Singapore NewCo is a public limited liability company incorporated under the laws of the Singapore. Most of the members of the Singapore NewCo board of directors, its senior management and the experts named in this proxy statement/prospectus reside outside the United States and a substantial portion of their assets are located outside the United States. As a result, it may not be possible to effect service of process within the United States upon these individuals or upon Singapore NewCo or to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. securities laws against Singapore NewCo in the United States. Awards of punitive damages in breach of contract actions brought in the United States or elsewhere are generally not enforceable in Singapore and penalty clauses and similar clauses on damages or liquidated damages are allowed to the extent that they provide for a reasonable level of damages and the courts of Singapore have the right to reduce or increase the amount thereof if it is deemed unreasonable. It should also be noted that purported liquidated damages clauses deemed to be penalty clauses (e.g. by reason of being excessive and/or not a genuine pre-estimate of loss) are typically not enforceable in Singapore.

As there is no treaty in force on the reciprocal recognition and enforcement of judgments in civil and commercial matters between the United States and Singapore, courts in Singapore will not automatically recognize and enforce a final judgment rendered by a U.S. court. A valid judgment obtained from a court of competent jurisdiction in the United States may be entered as evidence of an outstanding debt which has to be recovered by commencement of a distinct lawsuit in the courts of Singapore. In addition, actions brought in a Singapore court against Singapore NewCo or the members of the Singapore NewCo board of directors, its other officers and the experts named herein to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions. In particular, Singapore courts do generally not award punitive damages for breaches of contract. Litigation in Singapore also is subject to rules of procedure that differ from the U.S. rules, including with respect to the taking and admissibility of evidence, the conduct of the proceedings and the allocation of costs.

Generally, in determining the validity of limited recourse provisions, whereby a party agrees to limit its recourse against the other party to the assets available at any given point in time with such other party, Singapore courts are likely to apply usual principles of contract under the Common law. Therefore, as long as the Singapore court is of the view that the provisions accurately reflect the intentions of the parties when they entered into the contract, such limited recourse provisions would typically be upheld by Singapore courts.

Similarly, usual contractual principles under the Common law would apply to subordination provisions whereby a party agrees to subordinate its claims to those of another party. However, in the event that the party which is subordinated goes into liquidation and that party is a Singapore company, then such subordination provisions could potentially be void and unenforceable. This is due to the application of statutory provisions under the Singapore Companies Act which would determine the priorities of creditors’ claims when a Singapore company goes insolvent. Generally, secured creditors would be able to enforce their security. However, the remaining assets of the company (after all secured claims are satisfied) would be distributed pari passu among unsecured creditors.

A contractual provision allowing the service of process against a party to a service agent could be overridden by Singapore statutory provisions allowing the valid serving of process against a party subject to and in accordance with the laws of the country where such party is domiciled.

For these reasons, even if a judgment against Singapore NewCo, the non-U.S. members of its board of directors, senior management, or the experts named in this proxy statement/prospectus based on the civil liability provisions of the U.S. federal securities laws is obtained, a U.S. investor may not be able to automatically enforce it in U.S. or Singapore courts.

209

LEGAL MATTERS

The validity of the Singapore NewCo Ordinary Shares and the Singapore NewCo Warrants to acquire Singapore NewCo Ordinary Shares will be passed upon by Shook Lin & Bok LLP, Singapore counsel to Singapore NewCo.

EXPERTS

The consolidated financial statements of Diginex as of and for each of the years ended March 31, 2019 and 2018 included in this proxy statement/prospectus have been audited by UHY LLP an independent registered public accounting firm as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of JFK as of and for the years ended July 31, 2019 and 2018 have been audited by UHY LLP, an independent registered public accounting firm, to the extent set forth in their report appearing elsewhere in this proxy statement/prospectus and are included herein in reliance upon the authority of UHY LLP as experts in accounting and auditing.

SHAREHOLDER PROPOSALS AND OTHER MATTERS

Management of JFK knows of no other matters which may be brought before the Meeting. If any matter other than the proposed Business Combination or related matters should properly come before the Meeting, however, the persons named in the enclosed proxies will vote proxies in accordance with their judgment on those matters.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

Pursuant to the rules of the SEC, JFK and its agents that deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of JFK’s proxy statement/prospectus. Upon written or oral request, JFK will deliver a separate copy of this proxy statement/prospectus to any shareholder at a shared address who wishes to receive separate copies of such documents in the future. Shareholders receiving multiple copies of such documents may likewise request that JFK deliver single copies of such documents in the future. Shareholders may notify JFK of their requests by calling or writing JFK at its principal executive offices at 6 Eu Tong Sen Street, #08-13 The Central, Singapore 059817, Attn: Secretary.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

JFK is subject to the informational requirements of the Exchange Act, and is required to file reports, any proxy statements and other information with the SEC.

210

8i ENTERPRISES ACQUISITION CORP

211

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Shareholders of 8i Enterprises Acquisition Corp

Opinion on the Financial Statements

We have audited the accompanying balance sheets of 8i Enterprises Acquisition Corp (the “Company”) as of July 31, 2019 and 2018, and the related statements of operations, changes in shareholders’ equity, and cash flows for the year ended July 31, 2019 and the period from November 24, 2017 to July 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of July 31, 2019 and 2018, and the results of its operations and its cash flows for the year ended July 31, 2019 and the period from November 24, 2017 to July 31, 2018 in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company is not able to consummate a business combination before April 1, 2020, the Company will commence an automatic winding up, dissolution and liquidation unless the Company seeks and receives the consent of its’ shareholders to otherwise extend the life of the Company. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ UHY LLP

We have served as the Company’s auditors since 2018.

New York, New York

September 16, 2019

F-1

8I ENTERPRISES ACQUISITION CORP

BALANCE SHEETS

	July 31, 2019	July 31, 2018

Assets
Cash	$218,611	$49,462
Prepaid expenses associated with proposed public offering	33,333	110,206
Deferred offering costs	-	14,926
Total current assets	251,944	174,594
Cash held in Trust Account	57,588,189	-
Total Assets	$57,840,133	$174,594

Liabilities and Shareholders’ Equity
Accounts payable and accrued expense	$122,158	$3,974
Due to related party	300,000	162,598
Total current liabilities	422,158	166,572
Deferred underwriters’ discount	1,725,000	-
Total liabilities	2,147,158	166,572

Commitments
Ordinary shares subject to possible redemption, 5,067,797 shares and nil shares at redemption value at July 31, 2019 and 2018, respectively	50,692,965	-

Shareholders’ Equity:
Ordinary shares, no par value; unlimited shares authorized; 2,358,203 shares (excluding 5,069,297 shares subject to possible redemption); and 1,437,500 shares issued and outstanding at July 31, 2019 and 2018, respectively	5,393,536	25,000
Accumulated deficit	(393,526)	(16,978)
Total shareholders’ equity	5,000,010	8,022

Total Liabilities and Shareholders’ Equity	$57,840,133	$174,594

The accompanying notes are an integral part of these financial statements.

F-2

8I ENTERPRISES ACQUISITION CORP

STATEMENTS OF OPERATIONS

	For the Year Ended July 31, 2019	From Inception to July 31, 2018

Formation and operating costs	$(464,771)	$(16,980)
Loss from operations	(464,771)	(16,980)

Other income
Interest income	88,223	2
Total other income	88,223	2

Net loss	$(376,548)	$(16,978)

Basic and diluted weighted average shares outstanding	3,289,818	34,501
Basic and diluted net loss per ordinary share	$(0.11)	$(0.49)

The accompanying notes are an integral part of these financial statements.

F-3

8I ENTERPRISES ACQUISITION CORP

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Ordinary Shares		Accumulated
	Shares	Amount	Deficit	Total

Balance as of November 24, 2017(Inception)	-	$-	$-	$-
Issuance of ordinary shares to director upon formation	1	1	-	1
Issuance of ordinary shares to Initial Shareholders	1,437,499	24,999	-	24,999
Net loss	-	-	(16,978)	(16,978)
Balance as of July 31, 2018	1,437,500	25,000	(16,978)	8,022
Sale of 5,000,000 units on , 2019 through public offering	5,000,000	50,000,000	-	50,000,000
Sale of 221,250 private placement units on , 2019	221,250	2,212,500	-	2,212,500
Sale of Over-Allotment units to underwriters on April 4, 2019	750,000	7,500,000	-	7,500,000
Sale of Private Placement Units on April 8, 2019	18,750	187,500		187,500
Underwriters’ discount	-	(1,437,500)	-	(1,437,500)
Deferred underwriter discount	-	(1,725,000)	-	(1,725,000)
Unit purchase option	-	100	-	100
Fair value of UPO	-	1,911,300	-	1,911,300
Other offering expenses	-	(2,587,399)	-	(2,587,399)
Net loss	-	-	(376,548)	(376,548)
Maximum number of redeemable shares	(5,069,297)	(50,692,965)	-	(50,692,965)
Balance as of July 31, 2019	2,358,203	$5,393,536	$(393,526)	5,000,010

The accompanying notes are an integral part of these financial statements.

F-4

8I ENTERPRISES ACQUISITION CORP

STATEMENTS OF CASH FLOWS

	Year Ended July 31, 2019	From Inception to July 31, 2018

Cash flows from operating activities:
Net loss	$(376,548)	$(16,978)
Adjustments to reconcile net loss to net cash used in operating activities:
Formation and operating costs paid by related party	24,432	12,466
Interest earned on cash and marketable securities held in Trust Account	(88,189)	-
Changes in current assets and liabilities:
Prepaid assets	(33,333)	-
Accounts payable and accrued expense	118,184	3,974
Net cash used in operating activities	(355,454)	(538)

Cash flows from investing activities:
Principal deposited in trust account	(57,500,000)	-
Net cash used in investing activities	(57,500,000)	-

Cash flows from financing activities:
Proceeds from initial public offering	56,250,000	-
Proceeds from private placement	2,212,500	-
Proceeds from sale of ordinary shares	-	25,000
Proceeds from underwriters’ unit purchase option	100	-
Proceeds from loan from related party	300,000	25,000
Payment of advances and loan from related party	(351,185)	-
Payment of deferred offering costs	(386,812)	-
Net cash provided by financing activities	58,024,603	50,000

Net change in cash	169,149	49,462
Cash, beginning of the period	49,462	-
Cash, end of period	$218,611	$49,462
Supplemental disclosure of cash flow information:
Non-cash financing transactions:
Payments of prepaid expenses associated with proposed public offering and deferred offering costs made by related party	$90,000	$110,206
Payments of deferred offering costs made by related party	$74,155	$14,926

The accompanying notes are an integral part of these financial statements.

F-5

8I ENTERPRISES ACQUISITION CORP

NOTES TO THE FINANCIAL STATEMENTS

JULY 31, 2019

Note 1 - Organization and Business Operations

Organization and General

8i Enterprises Acquisition Corp (the “Company”) is a newly incorporated company incorporated on November 24, 2017 (the “inception”), under the laws of the British Virgin Islands for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “Initial Business Combination”). The Company is an “emerging growth company”, as defined in Section 2(a) of the Securities Act of 1933, as amended (the Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic location.

As of July 31, 2019, the Company had not yet commenced any operations. All activity for the period from November 24, 2017 through July 31, 2019 relates to the Company’s formation, the Initial Public Offering (“IPO”), and the potential acquisition of Diginex Limited. described below. The Company will not generate any operating revenues until after the completion of its Initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the IPO. The Company has selected July 31 as its fiscal year-end.

Sponsor and Financing

The Company issued one share to its founding director upon its inception on November 24, 2017 for $1. On April 17, 2018, this share was transferred to the 8i Holdings Limited. On July 25 2018, the Company issued 1,437,499 shares to 8i Holdings Limited for $24,999.

The Company’s sponsor is 8i Holdings Limited (the “Sponsor”), a Limited Liability Exempted Company incorporated in the Cayman Islands on November 24, 2017. The registration statements for the Company’s IPO were declared effective on March 27, 2019. On April 1, 2019, the Company consummated the Initial Public Offering of 5,000,000 units (“Units” or “Public Units” and, with respect to the ordinary shares included in the Public Units being offered, the “Public Shares”), generating gross proceeds of $50,000,000, which is described in Note 3. Simultaneously with the closing of the IPO, the Company consummated the private placement (“Private Placement”) with 8i Enterprises Pte Ltd, a company wholly owned by Mr. James Tan, of 221,250 units (the “Private Units”) at a price of $10.00 per Private Unit, generating total proceeds of $2,212,500.

Upon closing of the IPO and the private placement, the proceeds, less $2,212,500 was held in a trust account (the “Trust Account”) (discussed below).

On April 4, 2019, the underwriters exercised the over-allotment option in full and the closing of the issuance and sale of the additional Units occurred on April 8, 2019. The total aggregate issuance by the Company of 750,000 units at a price of $10.00 per unit resulted in total gross proceeds of $7,500,000, less the underwriters’ discount of $1,437,500. On April 8, 2019, simultaneously with the sale of the over-allotment units, the Company consummated the private sale of an additional 18,750 Private Units, generating gross proceeds of $187,500.

The Trust Account

The funds held in the Trust Account will be invested only in United States government treasury bills, bonds or notes having a maturity of 180 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and that invest solely in United States government treasuries. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its income or other tax obligations, the proceeds will not be released from the Trust Account until the earlier of the completion of a business combination or the Company’s liquidation.

F-6

Initial Business Combination

The Company will have until 12 months from the consummation of the IPO to consummate its initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 12 months, we may, but are not obligated to, extend the period of time to consummate a business combination two times by an additional three months each time (for a total of up to 18 months to complete a business combination). Pursuant to the terms of our amended and restated memorandum and articles of association and the trust agreement to be entered into between us and Wilmington Trust Company on the date of this prospectus, in order to extend the time available for us to consummate our initial business combination, our insiders or their affiliates or designees, upon five days’ advance notice prior to the applicable deadline, must deposit into the trust account $500,000, or $575,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per share in either case), on or prior to the date of the applicable deadline. The insiders will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the trust account to do so. Such notes would either be paid upon consummation of our initial business combination, or, at the relevant insider’s discretion, converted upon consummation of our business combination into additional private units at a price of $10.00 per unit. Our shareholders have approved the issuance of the private units upon conversion of such notes, to the extent the holder wishes to so convert such notes at the time of the consummation of our initial business combination. In the event that we receive notice from our insiders five days prior to the applicable deadline of their intent to effect an extension, we intend to issue a press release announcing such intention at least three days prior to the applicable deadline. In addition, we intend to issue a press release the day after the applicable deadline announcing whether or not the funds had been timely deposited. Our insiders and their affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. To the extent that some, but not all, of our insiders, decide to extend the period of time to consummate our initial business combination, such insiders (or their affiliates or designees) may deposit the entire amount required. If we are unable to consummate our initial business combination within such time period, we will, as promptly as possible but not more than ten business days thereafter, redeem or purchase 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes, and then seek to liquidate and dissolve. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public shareholders. In the event of our dissolution and liquidation, the public rights will expire and will be worthless.

If the Company is not able to consummate a Business Combination before  , 2020, the Company will commence an automatic winding up, dissolution and liquidation unless the Company seeks and receives the consent of its’ shareholders to otherwise extend the life of the Company. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

If we are unable to consummate our initial business combination within this time period, we will liquidate the trust account and distribute the proceeds held therein to our public shareholders and dissolve. If we are forced to liquidate, we anticipate that we would distribute to our public shareholders the amount in the trust account calculated as of the date that is two days prior to the distribution date (including any accrued interest). Prior to such distribution, we would be required to assess all claims that may be potentially brought against us by our creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over our public shareholders with respect to amounts that are owed to them. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them as an unlawful payment in the event we enter an insolvent liquidation.

Pursuant to the Nasdaq listing rules, our initial business combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of the balance in the trust account (excluding any deferred underwriting discounts and commissions and taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for such business combination, although this may entail simultaneous acquisitions of several target businesses. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). Our board of directors will have broad discretion in choosing the standard used to establish the fair market value of any prospective target business. The target business or businesses that we acquire may have a collective fair market value substantially in excess of 80% of the trust account balance.

F-7

Share Exchange Agreement

On July 9, 2019, the Company entered into a share exchange agreement (the “Share Exchange Agreement” or the “Agreement”) with Diginex Limited. (“Diginex” or the “Seller”), pursuant to which the Company would acquire all of the outstanding equity interests of Diginex (the “Acquisition”). Diginex is in the business of providing blockchain technologies for an ecosystem infrastructure to enable adoption of digital assets across financial markets through the offer of advisory, markets and asset management services.

Upon the closing of the transactions contemplated in the Share Exchange Agreement, the Company will acquire 100% of the issued and outstanding securities of Diginex, in exchange for approximately 20,000,000 of our Ordinary Shares. An additional 4.2 million shares of the Company will be issued at closing or reserved for issuance under an incentive plan to members of Diginex’s management team in exchange for currently outstanding options in Diginex. Additionally, 5,000,000 Earnout Shares are to be issued and held in escrow. The Seller may be entitled to receive Earnout Shares as follows: (1) 2,000,000 Earnout Shares if the closing price of the Company’s Ordinary Shares is equal to or greater than $15.00 during any five trading days out of any 30 day trading period ending prior to December 31, 2020; (2) 2,000,000 Earnout Shares if the closing price of the Company’s Ordinary Shares is equal to or greater than $20.00 during any five trading days out of any 30 day trading period prior to December 31, 2021; and (3) 1,000,000 earnout shares if the closing price of the Company’s Ordinary Shares is equal to or greater than $30.00 during any five trading days out of any 30 day trading period prior to December 31, 2022.

Conditions to Closing

General Conditions

Consummation of the Share Exchange Agreement and the Acquisition is conditioned upon, among other things:

●	no applicable law or Order (as defined in the Share Exchange Agreement) that restrains, prohibits or imposes any condition on the consummation of the Closing shall be in force;
●	no Action being brought by any governmental Authority to enjoin or otherwise restrict the consummation of the Closing;
●	the Additional Agreements (as defined in the Share Exchange Agreement) shall have been entered into by each party thereto and the same shall be in full force and effect;
●	the Company having at least $5,000,001 in the trust after any redemptions of ordinary shares;
●	the Company having obtained the approval of the Transaction by its shareholders at a duly convened meeting of shareholders;
●	the consideration shares to be issued having been approved for listing on Nasdaq; and
●	the Company’s redemption of any ordinary shares having been completed in accordance with the terms of the Company’s charter and the Share Exchange Agreement.

Diginex’s Conditions to Closing

The obligation of Diginex to consummate the Share Exchange Agreement and the Acquisition, in addition to the conditions described above, are conditioned upon, among other things, each of the following:

●	the Company having performed in all material respects with its obligations required to be performed by it in the Share Exchange Agreement at or prior to Closing;
●	the representations and warranties of the Company being true on and correct as of the Closing date as if made at and as of such time (except for representations and warranties that speak as of a specific date prior to the Closing Date, in which case such representations and warranties need only be true and correct as of such earlier date); provided, that this condition shall be deemed satisfied unless any and all inaccuracies in such representations and warranties, in the aggregate, result in a Purchaser Material Adverse Effect (as defined in the Share Exchange Agreement), in each case without giving effect to any limitation as to materiality or Purchaser Material Adverse Effect set forth therein;

F-8

●	the Company shall have executed and delivered to the Company a copy of each Additional Agreement to which it is a party;
●	the Sellers designees shall have been appointed to the board of directors of the Purchaser, effective as of the Closing;
●	there shall have not occurred and be continuing any Purchaser Material Adverse Effect (on the Purchaser; and;
●

the Company shall have filed with the Registrar of Corporate Affairs in the British Virgin Islands the Amended and Restated Memorandum and Articles of Association in the form included in the Proxy Statement and approved by the Purchaser’s shareholders at the Purchaser Meeting.

The Company’s Conditions to Closing

The obligations of the Company to consummate the transactions contemplated by the Share Exchange Agreement, in addition to the conditions described above in the first paragraph of this section, are conditioned upon, among other things, each of the following:

●	Diginex having performed in all material respects its obligations required to be performed by it in the Share Exchange Agreement at or prior to Closing;
●	there shall have not occurred and be continuing any Company Material Adverse Effect (as defined in the Share Exchange Agreement) on Diginex and its subsidiaries;
●	the representations and warranties of Diginex being true and correct on and as of the Closing as if made at and as of such time (except for representations and warranties that speak as of a specific date prior to the Closing Date, in which case such representations and warranties need only be true and correct as of such earlier date); provided, that this condition shall be deemed satisfied unless any and all inaccuracies in such representations and warranties, in the aggregate, result in a Company Material Adverse Effect (as defined in the Share Exchange Agreement), in each case without giving effect to any limitation as to materiality or Company Material Adverse Effect set forth therein;
●	there shall have not occurred and be continuing any Company Material Adverse Effect,
●	Diginex’s key personnel shall have executed the non-compete agreements and Diginex shall have entered into labor agreements with each of its employees to the extent required by law, and satisfied all accrued obligations of the Purchaser applicable to its employees; and
●	Diginex shall have provided executed copies of lock-up agreements by each of the Sellers and each Diginex option holder.

Accounting for the Acquisition

The Business Combination will be accounted for as a “reverse merger” in accordance with U.S. GAAP. Under this method of accounting the Company will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the fact that subsequent to the Business Combination, Diginex security holders are expected to have a majority of the voting power of the combined company, Diginex comprising all of the ongoing operations of the combined entity, Diginex comprising a majority of the governing body of the combined company, and Diginex’s senior management comprising all of the senior management of the combined company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Diginex issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company will be stated at fair value which approximates historical costs as the Company has only cash and short-term liabilities. No goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Diginex.

F-9

Liquidation

However, the holders of the initial shares will not participate in any liquidation distribution with respect to such securities. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the $10.00 per Unit in the Initial Public Offering. In order to protect the amounts held in the Trust Account, an affiliate of the sponsor will contractually agree, pursuant to a written agreement to the Company, that if the Company liquidates the Trust Account prior to the consummation of a business combination, it will be liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the affiliate of the sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the affiliate of the sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent auditors), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

The Company will pay the costs of liquidating the trust account from the remaining assets outside of the trust account. If such funds are insufficient, the Sponsor has contractually agreed to advance the Company the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $18,500) and has contractually agreed not to seek repayment for such expenses.

Liquidity

As of July 31, 2019, the Company had cash outside the Trust Account of $218,611 available for working capital needs. All remaining cash was held in the Trust Account and is generally unavailable for use, prior to an initial Business Combination, and is restricted for use either in a Business Combination or to redeem ordinary shares. As of July 31, 2019, none of the amount on deposit in the Trust Account was available to be withdrawn as described above.

Through July 31, 2019, the Company’s liquidity needs were satisfied through receipt of an aggregate of $626,185 from an affiliate of the Sponsor, of which $326,185 were repaid upon the IPO, and the remaining net proceeds from the IPO and Private Placement (as described in Note 3 and Note 4).

Until consummation of its Business Combination, the Company will be using the funds not held in the Trust Account, and any additional funding from the Sponsor’s promissory note commitment, for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the Business Combination.

If the Company’s estimates of the costs of undertaking in-depth due diligence and negotiating Business Combination is less than the actual amount necessary to do so, the Company may have insufficient funds available to operate its business prior to the Business Combination. Moreover, the Company will need to raise additional capital through loans from its Sponsor, officers, directors, or third parties. None of the Sponsor, officers or directors are under any obligation to advance funds to, or to invest in, the Company. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of its business plan, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. Furthermore, if the Company is not able to consummate a Business Combination within 12 months from its IPO, the Company may exercise its option to extend the timeframe for an additional three months, which would require the Company to deposit into the trust account $575,000 (an additional $0.10 per IPO share), or commence an automatic winding up, dissolution and liquidation of the Company. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

F-10

Note 2 - Significant Accounting Policies

Basis of Presentation

The accompanying financial statements of the Company are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC. In the opinion of management, all adjustments (consisting of normal recurring adjustments) have been made that are necessary to present fairly the financial position, and the results of its operations and its cash flows.

Emerging Growth Company

The Company is an emerging growth company as defined by Section 2(a) of the JOBS Act and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosures obligations regarding executive compensation in its periodic reports and proxy statements, and exceptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payment not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised, and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make the comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Offering Costs

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A - “Expenses of Offering”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Public Offering and that were charged to stockholders’ equity upon the completion of the IPO. Accordingly, offering costs totaling approximately $5,749,899 have been charged to stockholders’ equity (consisting of $1,437,500 in underwriters’ discount, $1,725,000 in deferred underwriters’ discount, plus $676,099 of other cash expenses, and a non-cash charge of $1,911,300 to record the fair value of the Unit Purchase Option (UPO) (as described in Note 4 - Private Placement). For the year ended July 31, 2019, payments of deferred offering cost amounted to $386,812.

F-11

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of July 31, 2019.

Cash Held in Trust Account

At July 31, 2019, the assets held in the Trust Account were held in cash and treasury funds.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000 per depositor. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to its short-term nature.

Ordinary Shares Subject to Possible Redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at July 31, 2019, ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheets.

Warrants and Rights

Since the Company is not required to net cash settle the Warrants and Rights and the Warrants and Rights are exercisable upon the consummation of an initial Business Combination, the management determined that the Warrants and Rights will be classified within shareholders’ equity as “Additional paid-in capital” upon their issuance in accordance with ASC 815-40. The proceeds from the sale will be allocated to Public Shares, Warrants, and Rights based on the relative fair value of the securities in accordance with 470-20-30. The value of the Public Shares, Warrants, and Rights will be based on the closing price paid by investors.

F-12

Net Loss per Ordinary Share

The Company complies with accounting and disclosure requirements ASC Topic 260, “Earnings Per Share.” Net loss per ordinary share is computed by dividing net loss by the weighted average number of ordinary shares issued and outstanding for the period. At July 31, 2019, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the income of the Company. As a result, diluted income per ordinary share is the same as basic income per ordinary share for the periods presented.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in the interim period, disclosure and transition. The Company has identified the British Virgin Islands as its only “major” tax jurisdiction, as defined. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on November 24, 2017, the evaluation was performed for the tax year ended December 31, 2017 which will be the only period subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position. The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense.

Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date the financial statements were issued.

Recent Accounting Pronouncements

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have an effect on the Company’s financial statements.

F-13

Note 3 - Initial Public Offering

Pursuant to the IPO on April 1, 2019, the Company sold 5,000,000 units at a purchase price of $10.00 per unit (the “Units”). Each Unit consists of one ordinary share, one redeemable warrant (“Public Warrant”) to acquire one-half (1/2) of one ordinary share, and one right (“Public Right”) to receive one-tenth (1/10) of an ordinary share upon the consummation of an Initial Business Combination. Each redeemable warrant entitles the holder thereof to purchase one-half (1/2) of one ordinary share at a price of $11.50 per full share, and each ten rights entitle the holder thereof to receive one ordinary share at the closing of a business combination. However, the Warrants may only be exercised for a whole number of shares, meaning that the Warrants must be exercised in multiples of two. No fractional shares will be issued upon separation of the Units.

Note 4 - Private Placement

Simultaneously with the closing of the IPO, the Company consummated the Private Placement with 8i Enterprises Pte Ltd of 221,250 units (the “Private Units”) at a price of $10.00 per Private Unit, generating total proceeds of $2,212,500.

On April 4, 2019, the underwriters exercised the over-allotment option in full and the closing of the issuance and sale of the additional Units occurred on April 8, 2019. The total aggregate issuance by the Company of an additional 750,000 units at a price of $10.00 per unit resulted in additional gross proceeds of $7,500,000. On April 8, 2019, simultaneously with the sale of the over-allotment units, the Company consummated the private sale of an additional 18,750 Private Units, generating gross proceeds of $187,500.

The Company granted to Chardan Capital Markets, LLC (“Chardan”), the representative of the underwriters, a 45-day option to purchase up to 750,000 units (over and above the 5,000,000 units referred to above) solely to cover over-allotments at $10.00 per unit. The Units that would be issued in connection with the over-allotment option would be identical to the Units issued in the IPO.

On April 1, 2019, the underwriters were paid a cash underwriting discount of two and a half percent (2.5%) of the gross proceeds of the Initial Public Offering, or $1,250,000. On April 4, 2019, the underwriter exercised its over-allotment option in full. Therefore, an additional underwriting discount of $187,500 was paid to the underwriters accordingly.

The Company sold to the underwriters (and/or its designees), for $100, an option to purchase up to a total of six percent of the total number of units sold in the public offering. The option is exercisable, in whole or in part, at $11.50 per unit. Based on a maximum of 300,000 units (or 345,000 units if the over-allotment option is exercised) being exercisable under the option, the aggregate proceeds from exercising the units would be $3,450,000 (or $3,967,500 if the over-allotment option is exercised in full). The term for the exercise of the option would commence on the later of the consummation of an Initial Business Combination or one-year anniversary from the IPO.

The Private Units are identical to the units sold in the Initial Public Offering except the Private Units will be non-redeemable. The purchasers of the Private Units have agreed not to transfer, assign or sell any of the Private Units or underlying securities (except to the same permitted transferees as the insider shares) until the completion of the Business Combination.

If the Company does not complete a Business Combination within the Combination Period, the proceeds of the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law).

F-14

Note 5 - Related Party Transactions

Founder Shares

On April 17, 2018 and July 25, 2018, the Sponsor purchased 1,437,500 ordinary shares (the “Founder Shares”) for an aggregate price of $25,000, or approximately $0.0174 per share. The Founder Shares are identical to the ordinary shares included in the Units being sold in the Proposed Offering. The Sponsor has agreed to forfeit 187,500 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the underwriters so that the Founder Shares will represent 20% of the Company’s issued and outstanding shares (excluding shares from units of private placement) after the IPO.

All of the Founder Shares issued and outstanding prior to the date of the IPO were placed in escrow with VStock Transfer, LLC, as escrow agent, until (1) with respect to 50% of the Founder Shares, the earlier of six months after the date of the consummation of an Initial Business Combination and the date on which the closing price of the Company’s ordinary shares equals or exceeds $12.50 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the Initial Business Combination and (2) with respect to the remaining 50% of the Founder Shares, six months after the date of the consummation of an Initial Business Combination, or earlier, in either case, if, subsequent to the Initial Business Combination, the Company consummates a liquidation, merger, share exchange or other similar transaction which results in all of its shareholders having the right to exchange their shares for cash, securities or other property. Up to 187,500 of the Founder Shares may also be released from escrow earlier than this date for forfeiture and cancellation if the over-allotment option is not exercised in full. The over-allotment option was exercised in full on April 4, 2019.

Related Party Loans

8i Enterprises Pte Ltd extended a loan of $25,000 on May 3, 2018. This loan was non-interest bearing and was repaid in August 2018. As of July 31, 2019, 8i Enterprises Pte Ltd had advanced the Company an aggregate of $626,185, in regard to the costs associated with the formation and the IPO Offering, of which the Company repaid $326,185 to 8i Enterprises Pte. Ltd from the proceeds of the Initial Public Offering not being placed in the Trust Account on April 1, 2019.

On July 2, 2019 and July 23, 2019, the Company issued unsecured promissory notes in the aggregate principal amount of up to $300,000 (the “Notes”) to 8i Enterprises Pte Ltd. The Notes do not bear interest and mature upon closing of a business combination by the Company. The Notes are convertible into units consisting of one ordinary share, one redeemable warrant, and one right to receive one-tenth (1/10) of an ordinary share upon the consummation of an initial business combination (which securities have terms equivalent to the terms of the private placement securities issued in connection with the Company’s initial public offering) at a price of $10.00 per share at the closing of a business combination. In the event that the Company does not close a business combination, the notes will not be repaid.

Note 6 - Commitments and Contingencies

Agreements with underwriters

The Company sold to Chardan, for $100, an option to purchase up to 345,000 units exercisable at $11.50 per unit, commencing on the later of the consummation of a business combination and six months from the effective date of the Registration Statement.

F-15

Registration Rights

The holders of the Founders’ Shares issued and outstanding at the closing of the IPO, as well as the holders of the private units (and all underlying securities) will be entitled to registration rights pursuant to an agreement to be signed prior to or on the date of the IPO. The holders of a majority of these securities are entitled to make up to two demands, that the Company registers such securities. In addition, the holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s consummation of an Initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Business Combination Marketing Agreements

Chardan M&A Agreement

On April 12, 2019, the Company engaged Chardan to act as financial and M&A advisor (the Chardan M&A Agreement) in connection with a business combination (the “Transaction”) to advise and assist the Company in negotiating terms and conditions of the above defined or other transactions, introduce the Company, either directly or indirectly, to potential investors and/or business partners (“Chardan Introduced Parties”), and perform such other financial advisory services as Chardan and the Company may from time to time agree upon. In the event a Transaction is consummated, the Company will pay Chardan an advisory fee (the Chardan Advisory Fee”) equal to the lesser of $1 million or 1% of the Aggregate Value of the Transaction, which is deductible from the Chardan Financing Fee and Chardan M&A Fee described below. In the event a Transaction is consummated involving a Chardan Introduced Party as investor that is not a holder of the Company’s securities as of April 12, 2019, the Company will pay Chardan a financing fee (the “Chardan Financing Fee”) an aggregate cash fee equal to 5% of the aggregate sales price of the Company securities sold in the Transaction to investors that are not holders of the Company’s securities as of April 12, 2019. In the event a Transaction is consummated involving a Chardan Introduced Party as business combination target that has not been in negotiations with the Company as of April 12, 2019, the Company will pay Chardan an aggregate M&A fee (the “Chardan M&A Fee”) based on the Aggregate Value of the Transaction, according to the following schedule: 3% of the Aggregate Value up to $100 million, 2% of the Aggregate Value up between $100 million to $200 million; and 1% of the Aggregate Value above $200 million. If a Transaction with an Introduced Party is not consummated prior to the expiration of the Chardan M&A Agreement, Chardan shall be entitled to the Chardan Advisory Fee and the Chardan Financing Fee with respect to any Transaction involving introduced parties within 12 months following the expiration or termination of the Chardan M&A agreement. The Company will also reimburse Chardan for up to $50,000 of its reasonable costs and expenses incurred by it in connection with the performance of its services.

Shine Link Limited Pre-Combination Consultancy Agreement

The Company has also engaged Shine Link Limited (“Shine Link”) to assist the Company in the search of suitable targets to acquire for the business combination, introducing potential targets to the Company from time to time for consideration, providing consultancy services to help guide the Company in acquiring Targets, whether or not introduced by Shine Link, assessing each potential target and discussing each target with the Company, including its shareholding structure, structure of the transaction, capital structure of the target, board composition and management structure, conflicts of interest and interest persons transactions, matters arising from applicable regulations, appointment of suitable professionals, combination timetable, and other matters concerning the combination preparation including negotiations and reviewing legal documentation. As consideration for Shine Link’s services, the Company will issue 100,000 new shares to Shine Link upon successful closing of a combination, whether or not that Target is introduced by Shine Link.

Note 7 - Shareholders’ Equity

Ordinary Shares

The Company is authorized to issue unlimited ordinary shares of no par value. If the Company enters into an Initial Business Combination, it may (depending on the terms of such an Initial Business Combination) be required to increase the number of ordinary shares at the same time as the Company’s shareholders vote on the Initial Business Combination to the extent the Company seeks shareholder approval in connection with the Initial Business Combination. Holders of the Company’s common stock are entitled to one vote for each share of common stock.

F-16

As of July 31, 2019, the Company has issued an aggregate of 2,358,203 ordinary shares, excluding 5,069,297 shares subject to possible redemption, none of which are subject to forfeiture.

Preferred Stock

As of July 31, 2019, there were no preferred stock issued or outstanding.

Public Warrants

Each warrant will become exercisable on the later of the completion of an Initial Business Combination and 12 months from the closing of the IPO and will expire five years after the completion of an Initial Business Combination, or earlier upon redemption or liquidation. The Public Warrants may only be exercised for a whole number of shares, meaning that the Public Warrants must be exercised in multiples of two. Once the Warrants become exercisable, the Company may redeem the outstanding Warrants in whole, and not in part, at a price of $0.01 per Warrant upon a minimum of 30 days’ prior written notice of redemption, if and only if (a) the last sale price of the Company’s ordinary shares equals or exceeds $16.50 per share for any 20 trading days within a 30 trading day period ending three business days prior to the date on which the Company sent the notice of redemption to the Warrant holders, and (b) there is a current registration statement in effect with respect to the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

Except in cases where the Company is not the surviving entity in a business combination, each holder of a right will automatically receive one-tenth (1/10) of an ordinary share upon consummation of an Initial Business Combination. In the event it is not the surviving entity upon completion of an Initial Business Combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of a share underlying each right upon consummation of the business combination. No fractional shares will be issued in connection with an exchange of rights; fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the British Virgin Islands law.

Private Warrants

The Private warrants contain identical terms as Public Warrants with the following exceptions:

1.	Private warrants will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by 8i Pte or its permitted transferees.

2.	Because the private units will be issued in a private transaction, 8i Pte and its permitted transferees will be allowed to exercise the private warrants for cash even if a registration statement covering the ordinary shares issuable upon exercise of such warrants is not effective and receive unregistered ordinary shares.

3.	8i Pte and its designees have agreed (A) to vote the ordinary shares underlying the private units, or “private shares,” in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to our amended and restated memorandum and articles of association that would stop the Company’s public shareholders from converting or selling their shares to the Company in connection with a business combination or affect the substance or timing of the Company’s obligation to redeem 100% of the Company’s public shares if the Company does not complete a business combination within 12 months from the closing of the Proposed Offering (or 18 months, as applicable) unless the Company provides dissenting public shareholders with the opportunity to convert their public shares in connection with any such vote, (C) not to convert any private shares for cash from the trust account in connection with a shareholder vote to approve our proposed initial business combination or a vote to amend the provisions of the Company’s amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity and (D) that the private shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated. 8i Pte and its designees have also agreed not to transfer, assign or sell any of the private units or underlying securities (except to the same permitted transferees as the insider shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the insider shares must agree to) until the completion of our initial business combination.

F-17

8I ENTERPRISES ACQUISITION CORP.

CONDENSED BALANCE SHEETS

	October 31, 2019	July 31, 2019
	(Unaudited)
Assets
Cash	$161,439	$218,611
Due from Diginex	40,767	-
Prepaid expenses	22,373	33,333
Total current assets	224,579	251,944
Cash held in Trust Account	57,829,515	57,588,189
Total Assets	$58,054,094	$57,840,133

Liabilities and Shareholders’ Equity
Accounts payable and accrued expenses	$42,333	$122,158
Due to related party	650,000	300,000
Total current liabilities	692,333	422,158
Deferred underwriters’ discount	1,725,000	1,725,000
Total liabilities	2,417,333	2,147,158

Commitments
Ordinary shares subject to possible redemption, 5,063,675 shares and 5,069,297 shares at redemption value at October 31, 2019 and July 31, 2019, respectively	50,636,750	50,692,965

Shareholders’ Equity:
Ordinary shares, no par value; unlimited shares authorized; 2,363,825 shares (excluding 5,063,675 shares subject to possible redemption) and 2,358,203 shares (excluding 5,069,297 shares subject to possible redemption) issued and outstanding at October 31, 2019 and July 31, 2019, respectively	5,449,751	5,393,536
Accumulated deficit	(449,740)	(393,526)
Total shareholders’ equity	5,000,011	5,000,010

Total Liabilities and Shareholders’ Equity	$58,054,094	$57,840,133

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-18

8I ENTERPRISES ACQUISITION CORP.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended
	October 31, 2019	October 31, 2018

Formation and operating costs	$(297,556)	$(4,614)
Loss from operations	(297,556)	(4,614)

Other income
Interest income	241,342	2
Total other income	241,342	2

Net loss	$(56,214)	$(4,612)

Basic and diluted weighted average shares outstanding	7,427,500	1,250,000
Basic and diluted net loss per ordinary share	$(0.01)	$(0.00)

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-19

8I ENTERPRISES ACQUISITION CORP.

CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(Unaudited)

	Ordinary Shares		Accumulated
	Shares	Amount	Deficit	Total

Balance as of July 31, 2019	2,358,203	$5,393,536	$(393,526)	$5,000,010
Reclassification of ordinary shares subject to possible redemption	5,622	56,215	-	56,215
Net loss	-	-	(56,214)	(56,214)
Balance as of October 31, 2019	2,363,825	$5,449,751	$(449,740)	$5,000,011

	Ordinary Shares		Accumulated
	Shares	Amount	Deficit	Total

Balance as of July 31, 2018	1,437,500	$25,000	$(16,978)	$8,022
Net loss	-	-	(4,612)	(4,612)
Balance as of October 31, 2018	1,437,500	$25,000	$(21,590)	$3,410

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-20

8I ENTERPRISES ACQUISITION CORP.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended
	October 31, 2019	October 31, 2018

Cash flows from operating activities:
Net loss	$(56,214)	$(4,612)
Adjustments to reconcile net loss to net cash used in operating activities:
Formation and operating costs paid by related party	-	215
Interest earned on cash and marketable securities held in Trust Account	(241,326)	-
Changes in current assets and liabilities:
Due from Diginex	(40,767)	-
Prepaid expenses	10,960	-
Accounts payable and accrued expense	(79,825)	(3,209)
Net cash used in operating activities	(407,172)	(7,606)

Cash flows from financing activities:
Proceeds from loans from related party	350,000	-
Payment of advances and loan from related party	-	(25,000)
Net cash provided by (used in) financing activities	350,000	(25,000)

Net change in cash	(57,172)	(32,606)
Cash, beginning of the period	218,611	49,462
Cash, end of period	$161,439	$16,856
Supplemental disclosure of cash flow information:
Non-cash financing transactions:
Payments of prepaid expenses associated with proposed public offering and deferred offering costs made by related party	$-	$65,000
Payments of deferred offering costs made by related party	$-	$37,813
Reclassification of ordinary shares subject to possible redemption	$56,215	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-21

8I ENTERPRISES ACQUISITION CORP.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

October 31, 2019

(Unaudited)

Note 1 – Organization and Business Operations

Organization and General

8i Enterprises Acquisition Corp. (the “Company” or “we”) is a newly incorporated company incorporated on November 24, 2017, under the laws of the British Virgin Islands for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “Initial Business Combination”). The Company is an “emerging growth company”, as defined in Section 2(a) of the Securities Act of 1933, as amended (the Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic location.

As of October 31, 2019, the Company had not yet commenced any operations. All activity for the period from November 24, 2017 (inception) through October 31, 2019 relates to the Company’s formation, the Initial Public Offering (“IPO”), and the potential acquisition of Diginex Ltd. described below. The Company will not generate any operating revenues until after the completion of its Initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the IPO. The Company has selected July 31 as its fiscal year-end.

Sponsor and Financing

The Company issued one share to its founding director upon its inception on November 24, 2017 for $1. On April 17, 2018, this share was transferred to the 8i Holdings Limited. On July 25 2018, the Company issued 1,437,499 shares to 8i Holdings Limited for $24,999.

The Company’s sponsor is 8i Holdings Limited (“the “Sponsor”), a Limited Liability Exempted Company incorporated in the Cayman Islands on November 24, 2017. The registration statements for the Company’s IPO were declared effective on March 27, 2019. On April 1, 2019, the Company consummated the Initial Public Offering of 5,000,000 units (“Units” or “Public Units” and, with respect to the ordinary shares included in the Public Units being offered, the “Public Shares”), generating gross proceeds of $50,000,000, which is described in Note 3. Simultaneously with the closing of the IPO, the Company consummated the private placement (“Private Placement”) with 8i Enterprises Pte. Ltd., a company wholly owned by Mr. James Tan, of 221,250 units (the “Private Units”) at a price of $10.00 per Private Unit, generating total proceeds of $2,212,500.

Upon closing of the IPO and the private placement, the proceeds, less $2,212,500 was held in a trust account (the “Trust Account”) (discussed below).

On April 4, 2019, the underwriters exercised the over-allotment option in full and the closing of the issuance and sale of the additional Units occurred on April 8, 2019. The total aggregate issuance by the Company of 750,000 units at a price of $10.00 per unit resulted in total gross proceeds of $7,500,000, less underwriters’ discount of $1,437,500. On April 8, 2019, simultaneously with the sale of the over-allotment units, the Company consummated the private sale of an additional 18,750 Private Units, generating gross proceeds of $187,500.

The Trust Account

The funds held in the Trust Account will be invested only in United States government treasury bills, bonds or notes having a maturity of 180 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and that invest solely in United States government treasuries. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its income or other tax obligations, the proceeds will not be released from the Trust Account until the earlier of the completion of a business combination or the Company’s liquidation.

F-22

Initial Business Combination

The Company will have until 12 months from the consummation of the IPO to consummate its initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 12 months, we may, but are not obligated to, extend the period of time to consummate a business combination two times by an additional three months each time (for a total of up to 18 months to complete a business combination). Pursuant to the terms of our amended and restated memorandum and articles of association and the trust agreement entered into between us and Wilmington Trust Company, in order to extend the time available for us to consummate our initial business combination, our insiders or their affiliates or designees, upon five days’ advance notice prior to the applicable deadline, must deposit into the trust account $500,000, or $575,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per share in either case), on or prior to the date of the applicable deadline. The insiders will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the trust account to do so. Such notes would either be paid upon consummation of our initial business combination, or, at the relevant insider’s discretion, converted upon consummation of our business combination into additional private units at a price of $10.00 per unit. Our shareholders have approved the issuance of the private units upon conversion of such notes, to the extent the holder wishes to so convert such notes at the time of the consummation of our initial business combination. In the event that we receive notice from our insiders five days prior to the applicable deadline of their intent to effect an extension, we intend to issue a press release announcing such intention at least three days prior to the applicable deadline. In addition, we intend to issue a press release the day after the applicable deadline announcing whether or not the funds had been timely deposited. Our insiders and their affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. To the extent that some, but not all, of our insiders, decide to extend the period of time to consummate our initial business combination, such insiders (or their affiliates or designees) may deposit the entire amount required. If we are unable to consummate our initial business combination within such time period, we will, as promptly as possible but not more than ten business days thereafter, redeem or purchase 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes, and then seek to liquidate and dissolve. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public shareholders. In the event of our dissolution and liquidation, the public rights will expire and will be worthless.

If the Company is not able to consummate a Business Combination before April 1, 2020, the Company will commence an automatic winding up, dissolution and liquidation, unless the Company seeks and receives the consent of its’ shareholders to otherwise extend the life of the Company. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

If we are unable to consummate our initial business combination within this time period, we will liquidate the trust account and distribute the proceeds held therein to our public shareholders and dissolve. If we are forced to liquidate, we anticipate that we would distribute to our public shareholders the amount in the trust account calculated as of the date that is two days prior to the distribution date (including any accrued interest). Prior to such distribution, we would be required to assess all claims that may be potentially brought against us by our creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over our public shareholders with respect to amounts that are owed to them. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them as an unlawful payment in the event we enter an insolvent liquidation.

Pursuant to the Nasdaq listing rules, our initial business combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of the balance in the trust account (excluding any deferred underwriting discounts and commissions and taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for such business combination, although this may entail simultaneous acquisitions of several target businesses. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). Our board of directors will have broad discretion in choosing the standard used to establish the fair market value of any prospective target business. The target business or businesses that we acquire may have a collective fair market value substantially in excess of 80% of the trust account balance.

Share Exchange Agreement

On July 9, 2019, the Company entered into a share exchange agreement (the “Share Exchange Agreement”) with Diginex Ltd., a Hong Kong company (“Diginex”), the shareholders of Diginex (the “Sellers”) and Pelham Limited, a Hong Kong company, as representative of the Sellers (the “Representative”), pursuant to which the Company would acquire all of the outstanding equity interests of Diginex (the “Acquisition”). Diginex is in the business of providing blockchain technologies for an ecosystem infrastructure to enable adoption of digital assets across financial markets through the offer of advisory, markets and asset management services. Pursuant to the terms of the Share Exchange Agreement, the Sellers agreed to sell, transfer, convey, assign and deliver to the Company all of the issued and outstanding ordinary shares of Diginex owned by the Sellers in exchange for the issuance to the Sellers of an aggregate of 20,000,000 Ordinary Shares (the “Share Exchange”).

On October 8, 2019, each of the parties to the Share Exchange Agreement entered into an amendment and joinder to the Share Exchange Agreement (the “Amendment,” and together with the Share Exchange Agreement, the “Amended Share Exchange Agreement”) with Digital Innovative Limited, a Singapore public company limited by shares (“Singapore NewCo”), and its wholly-owned subsidiary Digital Innovative Limited, a British Virgin Islands business company (“BVI NewCo”), for the purpose of joining both entities as parties to the Share Exchange Agreement. The Amendment reflects that prior to the consummation of the Share Exchange, BVI NewCo will merge with and into the Company (the “Reincorporation Merger”), and the Company will be the surviving entity and a wholly-owned subsidiary of Singapore NewCo pursuant to a merger agreement by and among Singapore NewCo, BVI NewCo and the Company (the “Merger Agreement”) and a plan of merger by and among the Company and BVI NewCo (the “Plan of Merger”). At the closing of the Reincorporation Merger, Singapore NewCo will issue ordinary shares, with no par value (the “Singapore NewCo Ordinary Shares”), and warrants to the Company’s shareholders (the “Singapore NewCo Warrants”), as set forth in the Merger Agreement. The Amendment also provides, among other things, (i) that Singapore NewCo Ordinary Shares will be issued to the Sellers in the Share Exchange in lieu of Ordinary Shares, (ii) that references to the proxy statement in the Share Exchange Agreement were replaced with references to the definitive proxy statement/prospectus and (iii) that references to the Purchaser and its obligations (x) post-closing, (y) with respect to Nasdaq matters, and (z) for directors’ and officers’ indemnification and liability insurance in the Share Exchange Agreement, were replaced with Singapore NewCo.

On January 28, 2020, each of the parties to the Share Exchange Agreement and the Amendment entered into an amendment to the Share Exchange Agreement (the “Second Amendment,” and together with Amendment and the Share Exchange Agreement, the “Amended Share Exchange Agreement”), for the purpose of increasing the size of Diginex’s permitted pre-Closing Date private placement of its ordinary shares from $30 million to $50 million.

F-23

Of the 20,000,000 Singapore NewCo Ordinary Shares issuable to the Sellers in the Share Exchange, 2,000,000 Singapore NewCo Ordinary Shares (which will not be fully paid at issuance) will be deposited into an escrow account for a period of twelve months (the “Escrow Period”) to satisfy any potential indemnification claims against Sellers brought pursuant to the Amended Share Exchange Agreement (the “Escrow Shares”). At the closing of the Share Exchange, each option to purchase ordinary shares of Diginex (the “Diginex Options”) outstanding under Diginex’s existing incentive plan, whether vested or unvested, will be cancelled and the holders of the Diginex Options will receive options to acquire an aggregate of 4,200,000 Singapore NewCo Ordinary Shares (the “Singapore NewCo Options”) in exchange for such cancellation. The Singapore NewCo Options may not be transferred, assigned or sold for a period of fifteen (15) months following the consummation of the Business Combination. Each Singapore NewCo Option will, without any requirement for payment, automatically convert into one (1) Singapore NewCo Ordinary Share, which Singapore NewCo Ordinary Shares shall be issued to each holder of a Singapore NewCo Option as follows: (a) one-third (1/3) on the date that is fifteen (15) months after the Closing Date, (b) one-third (1/3) on the date that is eighteen (18) months after the Closing Date, and (c) one-third (1/3) on the date that is twenty-one (21) months after the Closing Date, in the case of each of (a), (b) and (c), rounded to the nearest Singapore NewCo Ordinary Share, subject to certain limitations set forth herein. The Singapore NewCo Options to be issued in the Share Exchange will be separate from and in addition to any options or other awards issued or issuable under the Digital Innovative Limited 2019 Omnibus Incentive Plan (the “Incentive Plan”).

The Sellers will be entitled to receive up to an additional 5,000,000 Singapore NewCo Ordinary Shares, which we refer to as “Earnout Shares,” after the closing of the Business Combination if the closing price of Singapore NewCo Ordinary Shares on the Nasdaq Capital Market (“Nasdaq”) (or any other applicable securities exchange) is equal to or greater than the stock prices set forth below during any five trading days out of any 30 trading day period (the “Trading Period”) following the closing of the Business Combination until the applicable milestone date: (1) 2,000,000 Earnout Shares if the closing price is USD$15.00 during any Trading Period ending on or before December 31, 2020; (2) 2,000,000 Earnout Shares if the closing price is $20.00 during any Trading Period ending on or before December 31, 2021; and (3) 1,000,000 Earnout Shares if the closing price is U$30.00 during any Trading Period ending on or before December 31, 2022. All share and per share amounts above shall be proportionally adjusted for share splits, dividends, and similar events.

Conditions to Closing

General Conditions

Consummation of the Share Exchange Agreement is conditioned upon, among other things:

●	no applicable law or Order (as defined in the Share Exchange Agreement) that restrains, prohibits or imposes any condition on the consummation of the Closing shall be in force;
●	no Action being brought by any governmental Authority to enjoin or otherwise restrict the consummation of the Closing;
●	the Additional Agreements (as defined in the Share Exchange Agreement) shall have been entered into by each party thereto and the same shall be in full force and effect;
●	the Company having at least $5,000,001 in the trust after any redemptions of ordinary shares;
●	the Company having obtained the approval of the Transaction by its shareholders at a duly convened special meeting of shareholders;
●	the consideration shares to be issued having been approved for listing on Nasdaq; and
●	the Company’s redemption of any ordinary shares having been completed in accordance with the terms of the Company’s charter and the Share Exchange Agreement.

Diginex’s Conditions to Closing

The obligation of Diginex to consummate the Share Exchange Agreement, in addition to the conditions described above, are conditioned upon, among other things, each of the following:

●	the Company having performed in all material respects with its obligations required to be performed by it in the Share Exchange Agreement at or prior to Closing;
●	the representations and warranties of the Company being true on and correct as of the Closing date as if made at and as of such time (except for representations and warranties that speak as of a specific date prior to the Closing Date, in which case such representations and warranties need only be true and correct as of such earlier date); provided, that this condition shall be deemed satisfied unless any and all inaccuracies in such representations and warranties, in the aggregate, result in a Purchaser Material Adverse Effect (as defined in the Share Exchange Agreement), in each case without giving effect to any limitation as to materiality or Purchaser Material Adverse Effect set forth therein;
●	the Company shall have executed and delivered to the Company a copy of each Additional Agreement to which it is a party;

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●	the Sellers designees shall have been appointed to the board of directors of the Purchaser, effective as of the Closing;
●	there shall have not occurred and be continuing any Purchaser Material Adverse Effect (on the Purchaser); and;
●	the Company shall have filed with the BVI Registrar of Corporate Affairs the Second Amended and Restated Memorandum and Articles of Association in the form included in the Proxy Statement and approved by the Purchaser’s shareholders at the Purchaser Special Meeting.

The Company’s Conditions to Closing

The obligations of the Company to consummate the transactions contemplated by the Share Exchange Agreement, in addition to the conditions described above in the first paragraph of this section, are conditioned upon, among other things, each of the following:

●	Diginex having performed in all material respects its obligations required to be performed by it in the Share Exchange Agreement at or prior to Closing;
●	there shall have not occurred and be continuing any Company Material Adverse Effect (as defined in the Share Exchange Agreement) on Diginex and its subsidiaries;
●	the representations and warranties of Diginex being true and correct on and as of the Closing as if made at and as of such time (except for representations and warranties that speak as of a specific date prior to the Closing Date, in which case such representations and warranties need only be true and correct as of such earlier date); provided, that this condition shall be deemed satisfied unless any and all inaccuracies in such representations and warranties, in the aggregate, result in a Company Material Adverse Effect (as defined in the Share Exchange Agreement), in each case without giving effect to any limitation as to materiality or Company Material Adverse Effect set forth therein;
●	there shall have not occurred and be continuing any Company Material Adverse Effect,
●	Diginex’s key personnel shall have executed the non-compete agreements and Diginex shall have entered into labor agreements with each of its employees to the extent required by law, and satisfied all accrued obligations of the Purchaser applicable to its employees; and
●	Diginex shall have provided executed copies of lock-up agreements by each of the Sellers and each Diginex option holder.

Accounting for the Acquisition

The Business Combination will be accounted for as a “reverse merger” in accordance with U.S. GAAP. Under this method of accounting the Company will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the fact that subsequent to the Business Combination, Diginex securityholders are expected to have a majority of the voting power of the combined company, Diginex comprising all of the ongoing operations of the combined entity, Diginex comprising a majority of the governing body of the combined company, and Diginex’s senior management comprising all of the senior management of the combined company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Diginex issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company will be stated at fair value which approximates historical costs as the Company has only cash and short-term liabilities. No goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Diginex.

Liquidation

However, the holders of the initial shares will not participate in any liquidation distribution with respect to such securities. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the $10.00 per Unit in the Initial Public Offering. In order to protect the amounts held in the Trust Account, an affiliate of the sponsor will contractually agree, pursuant to a written agreement to the Company, that if the Company liquidates the Trust Account prior to the consummation of a business combination, it will be liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the affiliate of the sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the affiliate of the sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent auditors), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

The Company will pay the costs of liquidating the trust account from the remaining assets outside of the trust account. If such funds are insufficient, the Sponsor has contractually agreed to advance the Company the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $18,500) and has contractually agreed not to seek repayment for such expenses.

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Liquidity

As of October 31, 2019, the Company had cash outside the Trust Account of $161,439 available for working capital needs. All remaining cash was held in the Trust Account and is generally unavailable for use, prior to an initial Business Combination, and is restricted for use either in a Business Combination or to redeem ordinary shares. As of October 31, 2019, none of the amount on deposit in the Trust Account was available to be withdrawn as described above.

Through October 31, 2019, the Company’s liquidity needs were satisfied through receipt of an aggregate of $976,185 from an affiliate of the Sponsor, of which $326,185 were repaid upon the IPO, and the remaining net proceeds from the IPO and Private Placement (as described in Note 3 and Note 4).

Until consummation of its Business Combination, the Company will be using the funds not held in the Trust Account, and any additional funding from the Sponsor’s promissory note commitment, for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the Business Combination.

If the Company’s estimates of the costs of undertaking in-depth due diligence and negotiating Business Combination is less than the actual amount necessary to do so, the Company may have insufficient funds available to operate its business prior to the Business Combination. Moreover, the Company will need to raise additional capital through loans from its Sponsor, officers, directors, or third parties. None of the Sponsor, officers or directors are under any obligation to advance funds to, or to invest in, the Company. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of its business plan, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. Furthermore, if the Company is not able to consummate a Business Combination within 12 months from its IPO, the Company may exercise its option to extend the timeframe for an additional three months, which would require the Company to deposit into the trust account $575,000 (an additional $0.10 per IPO share), or commence an automatic winding up, dissolution and liquidation of the Company. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Note 2 – Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements of the Company is presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). The unaudited condensed financial statements reflect all adjustments (consisting of normal recurring adjustments) that are, in the opinion of management, necessary to present fairly its financial position, results of its operations and its cash flows. Operating results as presented are not necessarily indicative of the results to be expected for a full year. This Form 10-Q should be read in conjunction with our audited financial statements included in our Annual Report on Form 10-K for the year ended July 31, 2019, filed with the SEC on September 19, 2019.

Emerging Growth Company

The Company is an emerging growth company as defined by Section 2(a) of the JOBS Act and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosures obligations regarding executive compensation in its periodic reports and proxy statements, and exceptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payment not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised, and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make the comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

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Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Offering Costs

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A – “Expenses of Offering”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Public Offering and that were charged to stockholders’ equity upon the completion of the IPO. Accordingly, offering costs totaling approximately $5,749,899 have been charged to stockholders’ equity (consisting of $1,437,500 in underwriters’ discount, $1,725,000 in deferred underwriters’ discount, plus $676,099 of other cash expenses, and a non-cash charge of $1,911,300 to record the fair value of the Unit Purchase Option (UPO) (as described in Note 4 – Private Placement). There were no payments of deferred offering costs for the three months ended October 31, 2019.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of October 31, 2019 and July 31, 2019.

Cash Held in Trust Account

At October 31, 2019, the assets held in the Trust Account were held in cash and treasury funds.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000 per depositor. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to its short-term nature.

Ordinary Shares Subject to Possible Redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at October 31, 2019, ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheets.

Warrants and Rights

Since the Company is not required to net cash settle the Warrants and Rights and the Warrants and Rights are exercisable upon the consummation of an initial Business Combination, the management determined that the Warrants and Rights will be classified within shareholders’ equity as “Additional paid-in capital” upon their issuance in accordance with ASC 815-40. The proceeds from the sale will be allocated to Public Shares, Warrants, and Rights based on the relative fair value of the securities in accordance with 470-20-30. The value of the Public Shares, Warrants, and Rights will be based on the closing price paid by investors.

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Net Loss per Ordinary Share

The Company complies with accounting and disclosure requirements ASC Topic 260, “Earnings Per Share.” Net loss per ordinary share is computed by dividing net loss by the weighted average number of ordinary shares issued and outstanding for the period. At October 31, 2019, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the income of the Company. As a result, diluted income per ordinary share is the same as basic income per ordinary share for the periods presented.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in the interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of October 31, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception and has identified the British Virgin Islands as its only “major” tax jurisdiction. The Company is presently not subject to income taxes or income tax filing requirements in the British Virgin Islands or the United States. As such, the Company’s tax provision was zero for the period presented.

Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date the financial statements were issued.

Recent Accounting Pronouncements

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have an effect on the Company’s financial statements.

Note 3 – Initial Public Offering

Pursuant to the IPO on April 1, 2019, the Company sold 5,000,000 units at a purchase price of $10.00 per unit (the “Units”). Each Unit consists of one ordinary share, one redeemable warrant (“Public Warrant”) to acquire one-half (1/2) of one ordinary share, and one right (“Public Right”) to receive one-tenth (1/10) of an ordinary share upon the consummation of an Initial Business Combination. Each redeemable warrant entitles the holder thereof to purchase one-half (1/2) of one ordinary share at a price of $11.50 per full share, and each ten rights entitle the holder thereof to receive one ordinary share at the closing of a business combination. However, the Warrants may only be exercised for a whole number of shares, meaning that the Warrants must be exercised in multiples of two. No fractional shares will be issued upon separation of the Units.

Note 4 – Private Placement

Simultaneously with the closing of the IPO, the Company consummated the Private Placement with 8i Enterprises Pte. Ltd. of 221,250 units (the “Private Units”) at a price of $10.00 per Private Unit, generating total proceeds of $2,212,500.

On April 4, 2019, the underwriters exercised the over-allotment option in full and the closing of the issuance and sale of the additional Units occurred on April 8, 2019. The total aggregate issuance by the Company of 750,000 units at a price of $10.00 per unit resulted in total gross proceeds of $7,500,000. On April 8, 2019, simultaneously with the sale of the over-allotment units, the Company consummated the private sale of an additional 18,750 Private Units, generating gross proceeds of $187,500.

The Company granted to Chardan Capital Markets, LLC (“Chardan”), the representative of the underwriters, a 45-day option to purchase up to 750,000 units (over and above the 5,000,000 units referred to above) solely to cover over-allotments at $10.00 per unit. The Units that would be issued in connection with the over-allotment option would be identical to the Units issued in the IPO.

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On April 1, 2019, the underwriters were paid a cash underwriting discount of two and a half percent (2.5%) of the gross proceeds of the Initial Public Offering, or $1,250,000. On April 4, 2019, the underwriter exercised its over-allotment option in full. Therefore, an additional underwriting discount of $187,500 was paid to the underwriters accordingly.

The Company sold to the underwriters (and/or its designees), for $100, an option to purchase up to a total of six percent of the total number of units sold in the public offering. The option is exercisable, in whole or in part, at $11.50 per unit. Based on a maximum of 300,000 units (or 345,000 units if the over-allotment option is exercised) being exercisable under the option, the aggregate proceeds from exercising the units would be $3,450,000 (or $3,967,500 if the over-allotment option is exercised in full). The term for the exercise of the option would commence on the later of the consummation of an Initial Business Combination or one-year anniversary from the IPO.

The Private Units are identical to the units sold in the Initial Public Offering except the Private Units will be non-redeemable. The purchasers of the Private Units have agreed not to transfer, assign or sell any of the Private Units or underlying securities (except to the same permitted transferees as the insider shares) until the completion of the Business Combination.

If the Company does not complete a Business Combination within the Combination Period, the proceeds of the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law).

Note 5 – Related Party Transactions

Founder Shares

On April 17, 2018 and July 25, 2018, the Sponsor purchased 1,437,500 ordinary shares (the “Founder Shares”) for an aggregate price of $25,000, or approximately $0.0174 per share. The Founder Shares are identical to the ordinary shares included in the Units being sold in the Proposed Offering. The Sponsor has agreed to forfeit 187,500 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the underwriters so that the Founder Shares will represent 20% of the Company’s issued and outstanding shares (excluding shares from units of private placement) after the IPO.

All of the Founder Shares issued and outstanding prior to the date of the IPO were placed in escrow with VStock Transfer, LLC, as escrow agent, until (1) with respect to 50% of the Founder Shares, the earlier of six months after the date of the consummation of an Initial Business Combination and the date on which the closing price of the Company’s ordinary shares equals or exceeds $12.50 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the Initial Business Combination and (2) with respect to the remaining 50% of the Founder Shares, six months after the date of the consummation of an Initial Business Combination, or earlier, in either case, if, subsequent to the Initial Business Combination, the Company consummates a liquidation, merger, share exchange or other similar transaction which results in all of its shareholders having the right to exchange their shares for cash, securities or other property. Up to 187,500 of the Founder Shares may also be released from escrow earlier than this date for forfeiture and cancellation if the over-allotment option is not exercised in full. The over-allotment option was exercised in full on April 4, 2019.

Related Party Loans

8i Enterprises Pte. Ltd., an entity controlled by the Company’s Chairman and Chief Executive Officer, extended a loan of $25,000 on May 3, 2018. This loan was non-interest bearing and was repaid in August 2018. As of October 31, 2019, 8i Enterprises Pte. Ltd. had advanced the Company an aggregate of $976,185, in regard to the costs associated with the formation and the IPO Offering, of which the Company repaid $326,185 to 8i Enterprises Pte. Ltd. from the proceeds of the Initial Public Offering not being placed in the Trust Account on April 1, 2019.

On July 2, 2019, July 23, 2019, September 25, 2019, and October 15, 2019, the Company issued unsecured promissory notes in the aggregate principal amount of up to $650,000 (the “Notes”) to 8i Enterprises Pte. Ltd. The Notes do not bear interest and mature upon closing of a business combination by the Company. The Notes are convertible into units consisting of one ordinary share, one redeemable warrant, and one right to receive one-tenth (1/10) of an ordinary share upon the consummation of an initial business combination (which securities have terms equivalent to the terms of the private placement securities issued in connection with the Company’s initial public offering) at a price of $10.00 per share at the closing of a business combination. In the event that the Company does not close a business combination, the notes will not be repaid.

Note 6 – Commitments and Contingencies

Agreements with underwriters

The Company sold to Chardan, for $100, an option to purchase up to 345,000 units exercisable at $11.50 per unit, commencing on the later of the consummation of a business combination and six months from the effective date of the Registration Statement.

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Registration Rights

The holders of the Founders’ Shares issued and outstanding at the closing of the IPO, as well as the holders of the private units (and all underlying securities) will be entitled to registration rights pursuant to an agreement to be signed prior to or on the date of the IPO. The holders of a majority of these securities are entitled to make up to two demands, that the Company registers such securities. In addition, the holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s consummation of an Initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Business Combination Marketing Agreements

Chardan M&A Agreement

On April 12, 2019, the Company engaged Chardan to act as financial and M&A advisor (the Chardan M&A Agreement) in connection with a business combination (the “Transaction”) to advise and assist the Company in negotiating terms and conditions of the above defined or other transactions, introduce the Company, either directly or indirectly, to potential investors and/or business partners (“Chardan Introduced Parties”), and perform such other financial advisory services as Chardan and the Company may from time to time agree upon. In the event a Transaction is consummated, the Company will pay Chardan an advisory fee (the Chardan Advisory Fee”) equal to the lesser of $1 million or 1% of the Aggregate Value of the Transaction, which is deductible from the Chardan Financing Fee and Chardan M&A Fee described below. In the event a Transaction is consummated involving a Chardan Introduced Party as investor that is not a holder of the Company’s securities as of April 12, 2019, the Company will pay Chardan a financing fee (the “Chardan Financing Fee”) an aggregate cash fee equal to 5% of the aggregate sales price of the Company securities sold in the Transaction to investors that are not holders of the Company’s securities as of April 12, 2019. In the event a Transaction is consummated involving a Chardan Introduced Party as business combination target that has not been in negotiations with the Company as of April 12, 2019, the Company will pay Chardan an aggregate M&A fee (the “Chardan M&A Fee”) based on the Aggregate Value of the Transaction, according to the following schedule: 3% of the Aggregate Value up to $100 million, 2% of the Aggregate Value up between $100 million to $200 million; and 1% of the Aggregate Value above $200 million. If a Transaction with an Introduced Party is not consummated prior to the expiration of the Chardan M&A Agreement, Chardan shall be entitled to the Chardan Advisory Fee and the Chardan Financing Fee with respect to any Transaction involving introduced parties within 12 months following the expiration or termination of the Chardan M&A agreement. The Company will also reimburse Chardan for up to $50,000 of its reasonable costs and expenses incurred by it in connection with the performance of its services.

Shine Link Limited Pre-Combination Consultancy Agreement

The Company has also engaged Shine Link Limited (“Shine Link”) to assist the Company in the search of suitable targets to acquire for the business combination, introducing potential targets to the Company from time to time for consideration, providing consultancy services to help guide the Company in acquiring Targets, whether or not introduced by Shine Link, assessing each potential target and discussing each target with the Company, including its shareholding structure, structure of the transaction, capital structure of the target, board composition and management structure, conflicts of interest and interest persons transactions, matters arising from applicable regulations, appointment of suitable professionals, combination timetable, and other matters concerning the combination preparation including negotiations and reviewing legal documentation. As consideration for Shine Link’s services, the Company will issue 100,000 new shares to Shine Link upon successful closing of a combination, whether or not that Target is introduced by Shine Link.

Note 7 – Shareholders’ Equity

Ordinary Shares

The Company is authorized to issue unlimited ordinary shares of no par value. If the Company enters into an Initial Business Combination, it may (depending on the terms of such an Initial Business Combination) be required to increase the number of ordinary shares at the same time as the Company’s shareholders vote on the Initial Business Combination to the extent the Company seeks shareholder approval in connection with the Initial Business Combination. Holders of the Company’s common stock are entitled to one vote for each share of common stock.

As of October 31, 2019, the Company has issued an aggregate of 2,363,825 ordinary shares, excluding 5,063,675 shares subject to possible redemption, none of which are subject to forfeiture.

Preferred Stock

As of October 31, 2019, there were no preferred stock issued or outstanding.

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Public Warrants

Each warrant will become exercisable on the later of the completion of an Initial Business Combination and 12 months from the closing of the IPO and will expire five years after the completion of an Initial Business Combination, or earlier upon redemption or liquidation. The Public Warrants may only be exercised for a whole number of shares, meaning that the Public Warrants must be exercised in multiples of two. Once the Warrants become exercisable, the Company may redeem the outstanding Warrants in whole, and not in part, at a price of $0.01 per Warrant upon a minimum of 30 days’ prior written notice of redemption, if and only if (a) the last sale price of the Company’s ordinary shares equals or exceeds $16.50 per share for any 20 trading days within a 30 trading day period ending three business days prior to the date on which the Company sent the notice of redemption to the Warrant holders, and (b) there is a current registration statement in effect with respect to the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

Except in cases where the Company is not the surviving entity in a business combination, each holder of a right will automatically receive one-tenth (1/10) of an ordinary share upon consummation of an Initial Business Combination. In the event it is not the surviving entity upon completion of an Initial Business Combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of a share underlying each right upon consummation of the business combination. No fractional shares will be issued in connection with an exchange of rights; fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the British Virgin Islands law.

Private Warrants

The Private warrants contain identical terms as Public Warrants with the following exceptions:

1.	Private warrants will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by 8i Enterprises Pte. Ltd. or its permitted transferees.
2.	Because the private units will be issued in a private transaction, 8i Enterprises Pte. Ltd. and its permitted transferees will be allowed to exercise the private warrants for cash even if a registration statement covering the ordinary shares issuable upon exercise of such warrants is not effective and receive unregistered ordinary shares.
3.	8i Enterprises Pte. Ltd. and its designees have agreed (A) to vote the ordinary shares underlying the private units, or “private shares,” in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to our amended and restated memorandum and articles of association that would stop the Company’s public shareholders from converting or selling their shares to the Company in connection with a business combination or affect the substance or timing of the Company’s obligation to redeem 100% of the Company’s public shares if the Company does not complete a business combination within 12 months from the closing of the Proposed Offering (or 18 months, as applicable) unless the Company provides dissenting public shareholders with the opportunity to convert their public shares in connection with any such vote, (C) not to convert any private shares for cash from the trust account in connection with a shareholder vote to approve our proposed initial business combination or a vote to amend the provisions of the Company’s amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity and (D) that the private shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated. 8i Enterprises Pte. Ltd. and its designees have also agreed not to transfer, assign or sell any of the private units or underlying securities (except to the same permitted transferees as the insider shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the insider shares must agree to) until the completion of our initial business combination.

F-31

DIGINEX LIMITED

COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

31 MARCH 2019 AND 2018

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Table of Contents

Page
Combined and consolidated financial statements as of March 31, 2019 and 2018

Report of independent registered public accounting firm	F-34
Combined and consolidated statements of profit or loss	F-35
Combined and consolidated statements of comprehensive income (loss)	F-36
Combined and consolidated statements of financial position	F-37
Combined and consolidated statement of changes in equity	F-38
Combined and consolidated statement of cash flows	F-39
Notes to the combined and consolidated financial statements	F-40

Interim Combined and Consolidated Statements of Profit or Loss for the six months ended 30 September 2019 and 30 September 2018 (Unaudited)	F-101
Interim Combined and Consolidated Statements of Comprehensive (Loss) Income for the six months ended 30 September 2019 and 30 September 2018 (Unaudited)	F-102
Interim Combined and Consolidated Statements of Financial Position at 30 September 2019 (Unaudited) and 31 March 2019 (Audited)	F-103
Interim Combined and Consolidated Statements of Changes in Equity for the six months ended 30 September 2019 and 30 September 2018 (Unaudited)	F-104
Interim Combined and Consolidated Statements of Cash Flows for the six months ended 30 September 2019 and 30 September 2018 (Unaudited)	F-105
Notes to the Interim Combined and Consolidated Financial Statements for the six months ended 30 September 2019 and 2018 (Unaudited)	F-106

F-33

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Diginex Limited

Opinion on the Combined and Consolidated Financial Statements

We have audited the accompanying combined and consolidated statements of financial position of Diginex Limited (the “Company”) as of March 31, 2019 and 2018, and the related combined and consolidated statements of profit or loss, comprehensive income (loss), changes in equity, and cash flows for the year ended March 31, 2019 and the period from June 1, 2017 (date of inception) to March 31, 2018, and the related notes (collectively referred to as the combined and consolidated financial statements). In our opinion, the combined and consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2019 and 2018, and the results of their operations and their cash flows for the year ended March 31, 2019 and the period from June 1, 2017 (date of inception) to March 31, 2018, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Emphasis of Matter

As discussed in Note 2.1.1 to the combined and consolidated financial statements, the Company has incurred losses from continuing operations since inception and has a working capital deficiency as of March 31, 2019 that raised substantial doubt about the Company’s ability to continue as a going concern. Management’s plans that alleviated the substantial doubt are discussed in Note 2.1.1. Our opinion is not modified with respect to that matter.

Basis for Opinion

These combined and consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s combined and consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined and consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the combined and consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined and consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined and consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ UHY LLP

We have served as the Company’s auditor since 2019.

New York, New York

September 30, 2019, except for Notes 2.6, 10, 19.3, 20(b), 28.1 and 28.2, as to which the date is January 17, 2020

F-34

DIGINEX LIMITED

COMBINED AND CONSOLIDATED STATEMENTS OF PROFIT OR LOSS

For the year ended 31 March 2019 and for the period ended 31 March 2018

		Year ended 31 March 2019	Period from 1 June 2017 to 31 March 2018
	Notes	USD	USD
CONTINUING OPERATIONS
Revenue	3	1,344,404	-
		1,344,404	-
General and administrative expenses	4	(19,613,149)	(1,232,607)
OPERATING LOSS		(18,268,745)	(1,232,607)

Other gains (losses), net	6	30,628,170	(21,879)
Impairment losses on financial assets, net	7	(39,090,851)	-
Impairment of goodwill	16	(457,818)	-
Finance (costs) income, net	8	(1,139,211)	12
Share of loss of an associate	20	(12,270,686)	-
LOSS BEFORE TAX		(40,599,141)	(1,254,474)
Income tax expense	9	-	(27,680)
LOSS FROM CONTINUING OPERATIONS		(40,599,141)	(1,282,154)

DISCONTINUED OPERATIONS
Profit from discontinued operation (attributable to the ordinary equity holders of the Company)	29	57,319,854	997,077

PROFIT (LOSS) FOR THE YEAR/PERIOD		16,720,713	(285,077)
Profit (loss) attributable to:
Owners of the Company		16,810,157	(285,077)
Non-controlling interests		(89,444)	-
		16,720,713	(285,077)
(LOSS) PER SHARE FOR PROFIT (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO THE ORDINARY EQUITY HOLDERS OF THE COMPANY
Basic earnings (loss) per share	10	$(40.86)	$(1.26)

EARNINGS PER SHARE FOR PROFIT (LOSS) FROM DISCONTINUED OPERATIONS ATTRIBUTABLE TO THE ORDINARY EQUITY HOLDERS OF THE COMPANY
Basic earnings (loss) per share	10	$57.69	$0.98

EARNINGS (LOSS) PER SHARE FOR PROFIT (LOSS) ATTRIBUTABLE TO THE ORDINARY EQUITY HOLDERS OF THE COMPANY
Basic earnings (loss) per share	10	$16.83	$(0.28)

The above combined and consolidated statements of profit or loss should be read in conjunction with the accompanying notes.

F-35

DIGINEX LIMITED

COMBINED AND CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

For the year ended 31 March 2019 and for the period ended 31 March 2018

		Year ended 31 March 2019	Period from 1 June 2017 to 31 March 2018
	Notes	USD	USD

PROFIT (LOSS) FOR THE YEAR/PERIOD		16,720,713	(285,077)

OTHER COMPREHENSIVE INCOME (LOSS)
Exchange gain (loss) on translation of foreign operations		6,296	(15,151)
TOTAL COMPREHENSIVE INCOME (LOSS) FOR THE YEAR/PERIOD		16,727,009	(300,228)
Total comprehensive income (loss) attributable to:
Owners of the Company		16,816,453	(300,228)
Non-controlling interests		(89,444)	-
		16,727,009	(300,228)
Total comprehensive income (loss) attributable to Owners of the Company arises from:
Continuing operations		(40,503,401)	(1,297,305)
Discontinued operations		57,319,854	997,077
		16,816,453	(300,228)

The above combined and consolidated statements of comprehensive income (loss) should be read in conjunction with the accompanying notes.

F-36

DIGINEX LIMITED

COMBINED AND CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

At 31 March 2019 and 2018

		At 31 March 2019	At 31 March 2018
	Notes	USD	USD
ASSETS
Property, plant and equipment	11	1,929,216	4,586,465
Right-of-use assets	12	4,830,098	-
Loan receivables, net of allowance	13	8,218,228	-
Financial assets at fair value through profit or loss	14	437,580	-
Financial assets at amortized cost	15	1,650,000	-
Prepayment, deposits and other receivables, non-current	17	1,246,947	-
Amount due from an associate	20	1,991,988	-
Non-current assets		20,304,057	4,586,465
Trade receivables	17	104,298	-
Prepayment, deposits and other receivables	17	192,482	228,091
Digital assets	18	-	234,634
Amounts due from related companies	19	11,279	1,423
Amounts due from shareholders	19	101,099	203,103
Cash and cash equivalents		740,061	6,111,657
Current assets		1,149,219	6,778,908
TOTAL ASSETS		21,453,276	11,365,373
EQUITY
Share capital	21	13,382,920	10,572,482
Share-based payment reserve	22	634,462	-
Foreign currency translation reserve	23	(8,855)	(15,151)
Accumulated losses	23	(10,094,383)	(285,077)
Shareholders’ equity attributable to the owners of the Group		3,914,144	10,272,254
Non-controlling interests		(61,954)	-
Total equity		3,852,190	10,272,254
LIABILITIES
Lease liabilities, non-current	25	3,078,331	-
Non-current liabilities		3,078,331	-
Other payables and accruals	26	1,787,464	532,609
Amounts due to directors	19	356,855	22,481
Loans from shareholders	19	10,406,249	-
Amounts due to shareholders	19	-	510,349
Lease liabilities, current	25	1,944,507	-
Tax payable		27,680	27,680
Current liabilities		14,522,755	1,093,119
Total liabilities		17,601,086	1,093,119
TOTAL EQUITY AND LIABILITIES		21,453,276	11,365,373

The above combined and consolidated statements of financial position should be read in conjunction with the accompanying notes.

F-37

DIGINEX LIMITED

COMBINED AND CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

For the year ended 31 March 2019 and for the period ended 31 March 2018

		Attributable to owners of the Group
		Share capital		Share-based payment	Foreign currency translation	Accumulated		Non-controlling	Total shareholders’
		Shares	Amount	reserve	reserve	Losses	Total	interests	equity
	Note		USD	USD	USD	USD	USD	USD	USD
1 June 2017
Shares issued on incorporation	21	10,000	1,282	-	-	-	1,282	-	1,282
Shares issued for cash during the period	21	1,010,400	10,571,200	-	-	-	10,571,200	-	10,571,200
Total loss for the period		-	-	-	-	(285,077)	(285,077)	-	(285,077)
Total other comprehensive loss for the period		-	-	-	(15,151)	-	(15,151)	-	(15,151)
Balance at 31 March 2018		1,020,400	10,572,482	-	(15,151)	(285,077)	10,272,254	-	10,272,254
Balance at 1 April 2018		1,020,400	10,572,482	-	(15,151)	(285,077)	10,272,254	-	10,272,254
Shares issued for cash during the year	21	7,424	2,412,868	-	-	-	2,412,868	-	2,412,868
Shares issued for consulting services	21	990	242,635	-	-	-	242,635	-	242,635
Shares issued as consideration for acquisition of a subsidiary	21	816	199,920	-	-	-	199,920	-	199,920
Expenses related to raise of capital		-	(44,985)	-	-	-	(44,985)	-	(44,985)
Shares repurchased	21	(55,727)	-	-	-	(6,619,463)	(6,619,463)	-	(6,619,463)
Total income for the period		-	-	-	-	16,810,157	16,810,157	(89,444)	16,720,713
Total other comprehensive income for the year		-	-	-	6,296	-	6,296	-	6,296
Acquisition of a subsidiary	28.1	-	-	-	-	-	-	27,490	27,490
Interim 2019 dividend	24	-	-	-	-	(20,000,000)	(20,000,000)	-	(20,000,000)
Equity-settled share-based payments	22	-	-	634,462	-	-	634,462	-	634,462
Balance at 31 March 2019		973,903	13,382,920	634,462	(8,855)	(10,094,383)	3,914,144	(61,954)	3,852,190

The above combined and consolidated statements of changes in equity should be read in conjunction with the accompanying notes.

F-38

DIGINEX LIMITED

COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS
For the year ended 31 March 2019 and for the period ended 31 March 2018

	Year ended 31 March 2019	Period from 1 June 2017 to 31 March 2018
	USD	USD
CASH FLOWS FROM OPERATING ACTIVITIES
Profit (loss) from:
Continuing operations	(40,599,141)	(1,282,154)
Discontinued operations	57,319,854	997,077
PROFIT (LOSS) INCLUDING DISCONTINUED OPERATIONS	16,720,713	(285,077)
Adjustment for:
Gain on bargain purchase of a subsidiary	(82,470)	-
Realized gain on fair value of investment in associate	(42,571,418)	-
Impairment of goodwill	457,818	-
Impairment loss on financial assets at amortized cost	33,501,079	-
Net fair value losses on financial assets at fair value through profit or loss	630,853	-
Net loss on sale of financial assets at fair value through profit or loss	11,665,824	-
Investment losses	-	99,933
Finance costs	1,139,285	-
Impairment of loans receivable	5,481,772	-
Provision for impairment of trade receivables	108,000	-
Depreciation – property, plant and equipment	575,109	6,720
Depreciation – right-of-use assets	1,387,004	-
Share of loss of an associate	12,270,686	-
Shares issued for consulting services	242,635
Share-based payments	634,462	-
Discontinued operations	(58,824,071)	412,147
	(16,662,719)	233,723
Changes in:
Trade receivables	(212,298)	-
Prepayment, deposits and other receivables	(1,775,075)	(99,146)
Income tax expense	-	27,680
Amounts due from related companies	(9,856)	(1,423)
Other payables and accruals	1,379,759	342,156
Amount due to shareholders	(510,349)	92,037
Amounts due to directors	334,374	22,481
Advances to an associate company	(1,991,988)	-
Amounts due from shareholders	520,315	(203,103)
Discontinued operations	(607,741)	245,186
Cash (used in) generated from operating activities	(19,535,578)	659,591
Finance costs paid	(849,769)	-
Net cash (used in) generated from operating activities	(20,385,347)	659,591
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(2,373,518)	(137,527)
Acquisition of subsidiaries, net of cash acquired	(123,609)	-
Sales of financial assets through profit and loss	33,992,480	-
Investment in financial assets through profit and loss	(3,811,256)	(99,933)
Discontinued operations	(15,550,618)	(4,867,805)
Net cash generated from (used in) investing activities	12,133,479	(5,105,265)
CASH FLOWS FROM FINANCING ACTIVITIES
Loan receivables	(15,200,000)	-
Repayment of loan receivables	2,000,000	-
Advance to a director	(1,000,000)	-
Repayment of advance to a director	1,000,000	-
Payment of lease liabilities	(1,215,387)	-
Proceed from issues of share capital	2,367,883	10,572,482
Proceeds from loans from shareholders	14,625,561	-
Repayment of loans from shareholders	(4,508,829)	-
Proceeds from third party loan	10,000,000	-
Repayment of third party loan	(10,000,000)	-
Payments for shares repurchase	(3,144,943)	-
Dividend paid	(20,000,000)	-
Discontinued operations	27,949,691	-
Net cash generated from financing activities	2,873,976	10,572,482
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(5,377,892)	6,126,808
Cash and cash equivalents at the beginning of the period	6,111,657	-
Effect of foreign exchange rate changes	6,296	(15,151)
CASH AND CASH EQUIVALENTS AT 31 MARCH	740,061	6,111,657

The above combined and consolidated statements of cash flows should be read in conjunction with the accompanying notes.

F-39

DIGINEX LIMITED

NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

31 March 2019

1 ACTIVITIES

Diginex Limited (the “Company”) was incorporated in Hong Kong with limited liability under the Hong Kong Companies Ordinance. The Company’s registered office is 35/F., Two International Finance Centre, 8 Finance Street, Central, Hong Kong.

The Company is an investment holding company. The Company has various subsidiaries that are incorporated in Hong Kong, Macau, People Republic of China (“PRC”), Singapore, Switzerland, Cayman Islands, Japan, Republic of Korea, Germany, Jersey and United Kingdom (“collectively, the Group”). The principal activities of its subsidiaries are set out in Note 27 to the combined and consolidated financial statements.

These combined and consolidated financial statements are presented in US dollars (USD), which is the same as the functional currency of the Company.

These combined and consolidated financial statements for the year ended 31 March 2019 and for the period from 1 June 2017 to 31 March 2018 were authorized for issue by the Board of Directors on 30 September 2019.

2.1 BASIS OF PREPARATION

These combined and consolidated financial statements are the first the Group has prepared in accordance with International Financial Reporting Standards (IFRSs) issued by the International Accounting Standards Board (IASB).

These are the Group’s first combined and consolidated financial statements under IFRS. The Group previously presented financial statements for the period ended 31 March 2018 under HKFRS but have taken the decision to adopt IFRS. The Group has adopted IFRS for the year beginning 1 April 2018 and have applied the standards retrospectively to the period ended 31 March 2018. IFRS is effective as of the reporting dates unless the specific exceptions and exemptions in IFRS permit or require otherwise. The Group has applied IFRS 1, First Time Adoption of International Financial Reporting Standards, to the Company and its subsidiaries to prepare its combined and consolidated financial statements and to transition from the respective previous GAAPs of those entities to IFRS.

These combined and consolidated financial statements correspond to the classification provisions contained in IAS 1 (revised), “Presentation of Financial Statements”. Accounting policies have been applied consistently to all periods presented in these combined and consolidated financial statements. The combined and consolidated financial statements comprise of the statement of financial position as of 31 March 2019 with comparative statement of financial position as on 31 March 2018; the statement of profit or loss, the statement of comprehensive income (loss), the statement of changes in equity, and the statement of cash flows for the year ended 31 March 2019 with comparatives for the period ended 31 March 2018. No opening statement of financial position as on 1 June 2017 was prepared as it was the inception date of the Group with no assets or liabilities.

The Group has prepared its subsidiaries’ financial statements in accordance with the recognition, measurement and disclosure principles of International Financial Reporting Standards (IFRS) as issued and published by the International Accounting Standards Board (IASB).

F-40

Reorganization

In January 2018, the Group assumed control of Diginex High Performance Computing Limited (“DHPC”), an entity that performs transaction verification services.

DHPC was controlled by Mr. Miles Pelham, who is also the chairman and majority shareholder of the Group. This reorganization does not represent a business combination under IFRS 3, Business Combinations (IFRS 3R), as all combining businesses are ultimately controlled by the same parties both before and after the transaction was completed. IFRS 3R does not include specific measurement guidance for transfers of businesses or subsidiaries between entities under common control. Accordingly, the Group has developed a policy to account for such transaction taking into consideration other guidance set out under the IFRS framework and pronouncements of other standard-setting bodies.

As a result of the reorganization, the net assets of DHPC were transferred to the Group, and the accompanying consolidated and combined financial statements have been prepared as if the current corporate structure had been in place for all periods presented in which the common control existed.

All significant intercompany accounts and transactions between the Group and the acquired DHPC have been eliminated for all periods presented.

On 31 July 2018, 51% of the Group’s equity interest in DHPC was sold to Madison Holdings Group Limited (“Madison”), a third party, for a total consideration of $60,000,000, resulting in a gain from divestment of $59,127,340. As at 31 March 2019, the Group classified the operation of DHPC as discontinued operations (Note 29) and restated 31 March 2018 as such.

After the disposal, the Group accounted for its 49% retained equity interest in DHPC using the equity method (Note 20).

2.1.1 Going concern basis of accounting

The combined and consolidated financial statements have been prepared on a going concern basis, which assumes that the Group will be able to meet its financial obligations, working capital requirements and capital expenditures as and when they fall due. Future cash flow projections have been analyzed to establish the cash requirements over the coming 12 months which highlight a need for the Group to raise additional finance and/or reduced expenses as necessary. Since incorporation, the Group has incurred losses but has been able to fund them via raising funds from investors, proceeds from the divestment of a business line, short term funding from two shareholders and an international bank and entering into a $20m credit facility from the majority shareholder. The Group has raised capital from investors since 31 March 2019 of $16.9m to fund the build out the Company’s vision and will continue to raise capital from investors. Of the $20m credit facility, only $10.1m has been utilized as at 31 March 2019. The majority shareholder has provided assurances that the credit facility can be extended from its current maturity date of 22 November 2019 and that the limit of the facility could be increased if necessary, to meet funding requirements for the next 12 months. In addition to the above options to raise capital, management also has the ability to control or reduce cash outflows as necessary. Taking into account the ability for the Group to raise finances and management’s ability control costs, management has alleviated the doubt about the Group’s ability to continue as a going concern.

2.2 TRANSITION TO IFRS

2.2.1 Requirements to the transition to IFRS

The following discusses the differences between the combined and consolidated statement of financial position, combined and consolidated statement of profit or loss, and combined and consolidated statement of other comprehensive income (loss) to the amounts related to the combined and consolidated financial statements issued according to the accounting framework of HKFRS compared to IFRS as adopted from 1 April 2018 and applied retrospectively to the period 1 June 2017 to 31 March 2018.

●	The prior accounting framework accounted for the acquisition of DHPC using the acquisition method which consolidated DHPC from the date of acquisition and recognized a bargain purchase. Under IFRS, such acquisition is considered under common control although not subject to IFRS 3. The Group has therefore followed IAS 8 and developed a policy to account for the acquisition at the historical carrying value and combined DHPC from the day common control existed.

F-41

●	The prior accounting framework measured digital assets at their fair value and adjusted at each reporting date for revaluation gains and losses through the statement of profit and loss. Under IFRS, such assets have been recognized at cost.

●	Under IFRS 5, the results of DHPC has been presented separately in the statement of profit or loss as discontinued operations. DHPC represents a separate major line of business that has been partially divested during the fiscal year ended 31 March 2019. The impact is disclosure based and has no impact on the profit and loss for the year.

2.2.2 Optional and mandatory exemptions to IFRS

IFRS 1 allows entities that adopt IFRS for the first time to consider certain one-time optional and mandatory exemptions. The Group has not made use of neither the optional nor mandatory exemptions available in IFRS 1 because an opening Statement of Financial Position is not needed as the date of transition is also the inception date of the Group.

2.3 CHANGES IN ACCOUNTING POLIES AND DISCLOSURES

New IFRS standards adopted during the year

The Group applied certain standards, interpretations and amendments for the first time, which are effective for the first time for the fiscal year beginning on 1 April 2018 and therefore have been applied by the Group for the first time in these combined and consolidated financial statements.

IFRS 15: “Revenue from Contracts with Customers including Amendments to IFRS 15” (effective for fiscal periods beginning on or after 1 January 2018):

The Group has adopted IFRS 15 with effect from 1 April 2018. The standard establishes a five-step model to determine when to recognize revenue and at what amount. Revenue is recognized when the good or service has been transferred to the customer and at the amount to which the entity expects to be entitled.

The initial application of the standard did not have a material impact on the combined and consolidated financial statements of the Group as the manner in which the Group previously recognized revenue is consistent with the requirements of IFRS 15.

The Group has adopted IFRS 15 using the cumulative effect method (without practical expedients), with the effect of initially applying this standard recognized at the date of initial application (i.e. 1 April 2018). Accordingly, the comparatives have not been restated – i.e. they are presented, as previously reported, under IAS 8 and related interpretations. There was no impact on transition to IFRS 15.

IFRS 9: “Financial Instruments” (effective for fiscal periods beginning on or after 1 January 2018)

The Group has adopted IFRS 9 with effect from 1 April 2018 and has not restated comparative information. The standard introduces a new model for the classification and measurement of financial assets, a new impairment model based on expected credit losses. This standard replaces IAS 39 Financial Instruments: Recognition and Measurement.

Financial assets, excluding derivatives, are accounted for at amortized cost, net of impairment, or fair value through profit or loss depending on the nature of the contractual cash flows of the asset and the business model in which it is held. Scenario based financial projections were prepared and analyzed for the financial assets held by the Group, the assessment of such modelling resulted in the Group recording a total impairment amounting to $39,090,851 against its financial assets during the year ended 31 March 2019. All of the Group’s financial assets continue to be held either at amortized cost, net of impairment, or fair value through profit or loss (Note 14).

F-42

The following other changes to IFRS became effective for the Group during the year ended 31 March 2019:

●	Amendments to IFRS 2: “Classification and Measurement of Share-based Payment Transactions (effective for fiscal periods beginning on or after 1 January 2018)

●	IFRIC Interpretation 22: “Foreign Currency Transactions and Advance Consideration” (effective for fiscal periods beginning on or after 1 January 2018)

●	Amendments to IAS 40: “Transfers of Investment Property” (effective for fiscal periods beginning on or after 1 January 2018)

●	Annual Improvements 2014-2016 Cycle (effective for fiscal periods beginning on or after 1 January 2018):

I.	IFRS 3 Business Combinations - Previously held Interests in a joint operation

II.	IFRS 11 Joint Arrangements - Previously held Interests in a joint operation

III.	IAS 12 Income Taxes - Income tax consequences of payments on financial instruments classified as equity

IV.	IAS 23 Borrowing Costs - Borrowing costs eligible for capitalization

The adoption of these new or amended standards did not have a material impact on the Group’s financial position or results from operations in the year ended 31 March 2019.

The following standard is effective for fiscal periods beginning on or after 1 January 2019, but the Group has early adopted the changes.

IFRS 16: “Leases” (effective for fiscal periods beginning on or after 1 January 2019 with early adoption permitted):

IFRS 16 introduces a single, on-balance sheet, lease accounting model for lessees. A lessee recognizes a right-of-use asset representing its right to use the underlying asset and a lease liability representing its obligation to make lease payments.

The Group has early adopted and applied IFRS 16 since 1 April 2018, and the impact of $5,678,624 was recorded as right-of-use assets on the date of adoption.

2.4 FUTURE CHANGES IN ACCOUNTING POLICES – STANDARDS ISSUED BUT NOT YET EFFECTIVE

Standards issued but not yet effective up to the date of issuance of the Group’s combined and consolidated financial statements are listed below. The Group intends to adopt these standards when they become effective.

●	IFRIC 23: “Uncertainty over Income Tax Treatments” (effective for fiscal periods beginning on or after 1 January 2019)

●	Amendments to IFRS 9: “Prepayment Features with Negative Compensation” (effective for fiscal periods beginning on or after 1 January 2019)

●	Amendments to IAS 28: “Long-term interests in Associates and Joint Ventures” (effective for fiscal periods beginning on or after 1 January 2019)

F-43

●	Annual improvements to IFRS Standards 2015-2017 Cycle (effective for fiscal periods beginning on or after 1 January 2019)

●	Amendments to IAS 19: “Plan Amendment, Curtailment or Settlement” (effective for fiscal periods beginning on or after 1 January 2019)

●	Amendments to References to the Conceptual Framework in IFRS Standards (effective for fiscal periods beginning on or after 1 January 2020)

●	Amendments to IFRS 3: “Definition of a Business” (effective for fiscal periods beginning on or after 1 January 2020)

●	Amendments to IAS 1 and IAS 8: “Definition of Material” (effective for fiscal periods beginning on or after 1 January 2020)

●	IFRS 17: Insurance Contracts (effective for fiscal periods beginning on or after 1 January 2021)

●	Amendments to IFRS 10 and IAS 28: Sale or Contribution of Assets between an Investor and its Associate or Joint Venture (effective date is deferred indefinitely)

Management is currently assessing the impact of these standards does not anticipate that the adoption of these standards will have a material impact on the Group’s combined and consolidated financial statements.

2.5 SIGNIFICANT ACCOUNTING ESTIMATES AND JUDGEMENTS

The preparation of the Group’s combined and consolidated financial statements requires management to make judgements, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and the disclosure of contingent liabilities, at the reporting date. However, uncertainty about these assumptions and estimates could result in outcomes that could require a material adjustment to the carrying amount of the asset or liability affected in the future.

Estimation and assumptions

The key assumptions concerning the future and other key sources of estimation uncertainty at the reporting date, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial period, are discussed below:

Useful lives of property, plant and equipment

The Group’s management determines the estimated useful lives of its property, plant and equipment for calculating depreciation. This estimate is determined after considering the expected usage of the asset or physical wear and tear and the impact of expected residual value. Management reviews the useful lives annually and the future depreciation charge would be adjusted where management believes that the useful lives differ from previous estimates.

Impairment of property, plant and equipment

At each reporting date, the Group reviews the carrying amounts of its property, plant and equipment to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, the Group estimates the recoverable amount of the cash generating unit to which the asset belongs. Where a reasonable and consistent basis of allocation can be identified, corporate assets are also allocated to individual cash-generating units, or otherwise they are allocated to the smallest cash-generating units for which a reasonable and consistent allocation basis can be identified.

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Discount rate used for initial measurement of lease liability

The Group, as a lessee, measures the lease liability at the present value of the unpaid lease payments at the commencement date. The lease payments are discounted using the interest rate implicit in the lease, if that rate can be readily determined. If that rate cannot be readily determined, the Group on initial recognition of the lease uses its incremental borrowing rate. Incremental borrowing rate is the rate of interest that the Group would have to pay to borrow over a similar term, and with a similar security, the funds necessary to obtain an asset of a similar value to the right-of-use assets in similar economic environment.

Income taxes

The Group is subject to income taxes in several jurisdictions. Significant estimates are required in determining the provision for income taxes. There are many transactions and calculations for which the ultimate tax determination is uncertain during the ordinary course of business. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the income tax and deferred tax provisions in the period in which such determination is made.

Impairment of goodwill

Goodwill is tested for impairment annually or more frequently if events or changes in circumstances indicate that it might be impaired. The impairment test is performed by comparing carrying amount and the recoverable amounts of assets. The recoverable amount of goodwill is determined from the higher of fair value less costs of disposal and value in use calculation. If the recoverable amount declines below the carrying amount, impairment losses are recognized. The recoverable amount under value in use calculation is mainly calculated based on the discounted cash flow model. Certain assumptions are made for the discount rates, the growth rates, revenues from customers and operating costs.

Impairment of financial assets

The measurement of impairment losses under IFRS 9 across all categories of financial assets requires judgement, in particular, the estimation of the amount and timing of future cash flows when determining impairment losses and the assessment of a significant increase in credit risk. These estimates are driven by a number of factors, changes in which can result in different levels of allowances.

At each reporting date, the Group assesses whether there has been a significant increase in credit risk for exposures since initial recognition by comparing the risk of default occurring over the expected life between the reporting date and the date of initial recognition. The Group considers reasonable and supportable information that is relevant and available without undue cost or effort for this purpose. This includes quantitative and qualitative information and also, forward-looking analysis.

Impairment of loans receivables

The Group uses the simplified approach under IFRS 9 to assess impairment of loans receivables and calculates Expected Credit Losses (ECLs) based on lifetime expected credit losses. The Group calculates the ECL based on the Group’s historical credit loss experience, adjusted for factors that are specific to the debtors, and an assessment of both the current and forecast general economic conditions at the end of reporting period. Where the estimation is different from the original estimate, such difference will affect the carrying amounts of loan receivables and thus the impairment loss in the period in which such estimate is changed. The Group keeps assessing the expected credit loss of loan receivables during their expected lives.

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Revenue from transaction verification service (discontinued operations)

The Group generated revenue by providing computer processing activities for digital assets generation and transaction processing services. The Group receives consideration for providing these services in the form of digital assets, namely Ether (ETH).

The Group has determined that the substance of its transaction verification services activities is classified as a service provision under the scope of IFRS 15 Revenue from Contracts with Customers notwithstanding that there is no contractual arrangement under which it provides such services as the services are provided instead through open source software being the blockchain protocol. Furthermore, the Group is unable to determine in advance the consideration that it will receive, if any, for the services that it provides and, therefore, the Group is unable to estimate reliably the outcome of its activities in advance of actual receipt of consideration in the form of digital assets. Because of the uncertainty over both the timing and amount of the consideration that the Group will receive for undertaking transaction verification services activities, management has determined that revenue should only be recognized on actual receipt of digital assets as consideration for services provided.

Digital assets received for transaction verification services activities are, therefore, recognized as revenue at fair value on the day of receipt in a private digital asset wallet controlled by the Group. The fair value of digital assets received is determined in accordance with the Group’s accounting policy; digital assets received are recognized immediately as digital assets inventory. As revenues from transaction verification services activities is measured on an as received basis revenues are neither earned on a constant basis neither over time, nor necessarily in a direct relationship to computer processing capacity utilized. As a consequence, future generation of digital assets and, therefore future revenues, from transaction verification services activities may be subject to volatility due to factors outside the Group’s control.

Share-based payment expenses

The fair value of the share options granted to the directors, employees and consultants determined at the date of grant of the respective share options is expensed over the vesting period, with a corresponding adjustment to the Group’s share-based payment reserve. In assessing the fair value of the share options, a binomial model was used to calculate the fair value of the share options. The option pricing model require the input of subjective assumptions, including the volatility of its own ordinary shares and the expected life of options. Any changes in these assumptions can significantly affect the estimate of the fair value of the share options.

Judgements

In the process of applying the Group’s accounting policies, management has made the following judgements which have the most significant effect on the amounts recognized in the combined and consolidated financial statements:

Common control transactions

IFRS 3 does not include specific measurement guidance for transfers of businesses or subsidiaries between entities under common control. Accordingly, the Group has a policy to account for such transactions taking into consideration other guidance in the IFRS framework and pronouncements of other standard-setting bodies. The Group’s policy is to record assets and liabilities recognized as a result of transactions between entities under common control at the carrying value on the transferor’s financial statements. The combined and consolidated statements of profit or loss and comprehensive income (loss) reflect the results of combining entities for all periods presented for which the entities were under the transferor’s control, irrespective of when the combination takes place.

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Functional currency

The Group’s operating costs, borrowing, revenue contracts and investments are primarily in USD, and are expected to remain principally denominated in USD in the future. Management has determined USD as the Group’s functional currency and presented the combined and consolidated financial statements in USD to meet the requirements of users of the combined and consolidated financial statements.

Operating lease commitments - Group as a lessee

The Group has entered into several rental agreements. The Group has determined these agreements to be leases in accordance with IFRS 16 (Leases) and accounts for these agreements as such.

Financial instruments

In the process of classifying a financial instrument, management has made various judgments. Judgment is needed to determine whether a financial instrument, or its component parts, on initial recognition is classified as a financial liability, a financial asset or an equity instrument in accordance with the substance of the contractual arrangement and the definitions of a financial liability, a financial asset and an equity instrument. In making its judgment, management considered the detailed criteria and related guidance for the classification of financial instruments as set out in IFRS 9, in particular, whether the instrument includes a contractual obligation to deliver cash or another financial asset to another entity.

2.6 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation and equity accounting

Subsidiaries

Subsidiaries are all entities (including structured entities) over which the Group has control. The Group controls an entity when the Group is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power to direct the activities of the entity. Subsidiaries are fully consolidated from the date on which control is transferred to the Group. They are deconsolidated from the date that control ceases.

The acquisition method of accounting is used to account for business combinations by the Group except for common control business combination.

Intercompany transactions, balances and unrealized gains on transactions between group companies are eliminated. Unrealized losses are also eliminated unless the transaction provides evidence of an impairment of the transferred asset. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the Group.

Non-controlling interests in the results and equity of subsidiaries are shown separately in the combined and consolidated statement of profit or loss and other comprehensive income (loss), combined and consolidated statement of changes in equity and combined and consolidated statement of financial position respectively.

Associates

Associates are entities over which the Group has significant influence but not control or joint control. Investments in associates are accounted for using the equity method of accounting, after initially being recognized at cost. When deconsolidating a subsidiary, the Group recognizes the retained interest in the investment at fair value.

Joint arrangements

Investments in joint arrangements are classified as either joint operations or joint ventures. The classification depends on the contractual rights and obligations of each investor, rather than the legal structure of the joint arrangement. Interests in joint ventures are accounted for using the equity method, after initially being recognized at cost in the consolidated balance sheet.

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Equity method accounting

Under the equity method of accounting, the investments are initially recognized at cost, adjusted for fair value and thereafter to recognize the Group’s share of the post-acquisition profits or losses of the investee in profit or loss, and the Group’s share of movements in other comprehensive income of the investee in other comprehensive income. Dividends received or receivable from associates and joint ventures are recognized as a reduction in the carrying amount of the investment.

When the Group’s share of losses in an equity-accounted investment equals or exceeds its interest in the entity, including any other unsecured long-term receivables, the Group does not recognize further losses, unless it has incurred obligations or made payments on behalf of the other entity.

Unrealized gains on transactions between the Group and its associates and joint ventures are eliminated to the extent of the Group’s interest in these entities. Unrealized losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred.

Accounting policies of equity accounted investees have been changed where necessary to ensure consistency with the policies adopted by the Group.

The carrying amount of equity-accounted investments is tested for impairment at least annually.

Changes in ownership interests

The Group treats transactions with non-controlling interests that do not result in a loss of control as transactions with equity owners of the Group. A change in ownership interest results in an adjustment between the carrying amounts of the controlling and non-controlling interests to reflect their relative interests in the subsidiary. Any difference between the amount of the adjustment to non-controlling interests and any consideration paid or received is recognized in a separate reserve within equity attributable to owners of the Company.

When the Group ceases to consolidate or equity account for an investment because of a loss of control, joint control or significant influence, any retained interest in the entity is re-measured to its fair value with the change in carrying amount recognized in profit or loss. This fair value becomes the initial carrying amount for the purposes of subsequently accounting for the retained interest as an associate, joint venture or financial asset. In addition, any amounts previously recognized in other comprehensive income in respect of that entity are accounted for as if the Group had directly disposed of the related assets or liabilities. This may mean that amounts previously recognized in other comprehensive income are reclassified to profit or loss or transferred to another category of equity as specified/permitted by applicable IFRSs.

If the ownership interest in a joint venture or an associate is reduced but joint control or significant influence is retained, only a proportionate share of the amounts previously recognized in other comprehensive income are reclassified to profit or loss where appropriate.

Business combinations

The acquisition method of accounting is used to account for all business combinations other than common control business combination, regardless of whether equity instruments or other assets are acquired. The consideration transferred for the acquisition of a subsidiary comprises the:

●	fair values of the assets transferred;

●	liabilities incurred to the former owners of the acquired business;

●	equity interests issued by the Group;

●	fair value of any asset or liability resulting from a contingent consideration arrangement; and

●	fair value of any pre-existing equity interest in the subsidiary.

Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are, with limited exceptions, measured initially at their fair values at the acquisition date. The Group recognizes any non-controlling interest in the acquired entity on an acquisition- by-acquisition basis either at fair value or at the non-controlling interest’s proportionate share of the acquired entity’s net identifiable assets.

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Acquisition related costs are expensed as incurred.

The excess of the

●	consideration transferred;

●	amount of any non-controlling interest in the acquired entity; and

●	acquisition-date fair value of any previous equity interest in the acquired entity, over the fair value of the net identifiable assets acquired is recorded as goodwill. If those amounts are less than the fair value of the net identifiable assets of the business acquired, the difference is recognized directly in profit or loss as a bargain purchase.

Contingent consideration is classified either as equity or a financial liability. Amounts classified as a financial liability are subsequently re-measured to fair value with changes in fair value recognized in profit or loss.

If the business combination is achieved in stages, the acquisition date carrying value of the acquirer’s previously held equity interest in the acquiree is re-measured to fair value at the acquisition date. Any gains or losses arising from such re-measurement are recognized in profit or loss.

Discontinued operations

A discontinued operation is a component of an entity that has been disposed of or is classified as held for sale and that represents a separate major line of business or geographical area of operations, is part of a single coordinated plan to dispose of such a line of business or area of operations, or is a subsidiary acquired exclusively with a view to resale. The results of discontinued operations are presented separately in the statement of profit or loss.

Revenue recognition

Revenue is recognized to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

The Group recognizes revenue from contracts with customers based on a five step model as set out in IFRS 15:

Step 1. Identify contract(s) with a customer: A contract is defined as an agreement between two or more parties that creates enforceable rights and obligations and sets out the criteria for every contract that must be met.

Step 2. Identify performance obligations in the contract: A performance obligation is a promise in a contract with a customer to transfer a good or service to the customer

Step 3 Determine the transaction price: The transaction price is the amount of consideration to which the Group expects to be entitled in exchange for transferring promised goods or services to a customer, excluding amounts collected on behalf of third parties.

Step 4. Allocate the transaction price to the performance obligations in the contract: For a contract that has more than one performance obligation, the Group allocates the transaction price to each performance obligation in an amount that depicts the amount of consideration to which the Group expects to be entitled in exchange for satisfying each performance obligation.

Step 5. Recognize revenue when (or as) the Group satisfies a performance obligation.

The Group recognized revenue when (or as) a performance obligation is satisfied, i.e. when control of the goods or services underlying the particular performance obligation is transferred to customers.

The Group satisfies a performance obligation and recognizes revenue over time, if one of the following criteria is met:

a)	The Group’s performance does not create an asset with an alternate use to the Group and the Group has as an enforceable right to payment for performance completed to date.

b)	The Group’s performance creates or enhances an asset that the customer controls as the asset is created or enhanced.

c)	The customer simultaneously receives and consumes the benefits provided by the Group’s performance as the Company performs.

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For performance obligations where one of the above conditions are not met, revenue is recognized at the point in time at which the performance obligation is satisfied.

When the Group satisfies a performance obligation by delivering the promised goods or services it creates a contract based asset on the amount of consideration earned by the performance. Where the amount of consideration received from a customer exceeds the amount of revenue recognized this gives rise to a contract liability.

Revenue is measured at the fair value of the consideration received or receivable, taking into account contractually defined terms of payment and excluding taxes and duty. The Group assesses its revenue arrangements against specific criteria to determine if it is acting as principal or agent.

Revenue is recognized to the extent it is probable that the economic benefits will flow to the Group and the revenue and costs, if applicable, can be measured reliably.

The Group recognized revenue from the following major sources:

●	Provision of advisory services

●	Provision of asset management services

●	Trading

●	Provision of transaction verification services (discontinued operations)

Advisory services income is recognized over the service period based on services provided as the customer simultaneously receives and consumes the services provided by the Group over the period. Payment of the transaction is in line with agreed terms when the services are rendered to the customers. The Group has the primary responsibility for providing the services to the customer or for fulfilling the order, for example, by being responsible for the acceptability of the services ordered by the customer. The Group recognizes the revenue from advisory services over time.

For the asset management services, the Group receives management fees at agreed rates. Management fee income is recognized on a time-proportion basis at agreed percentages on the value of assets held under managements. The Group recognizes the revenue from asset management services over time.

In both 2018 and 2019 the business conducted over the counter “OTC” trades where we acted as principal in a trade between counterparties looking the buy or sell digital assets. We earn revenue by charging a commission to execute such trades and recognizes revenue at a point in time when the trade is complete.

For the transaction verification services, which is classified under discontinued operations, the Group provided computer processing activities within digital currency networks, commonly termed “mining”. The Group receives digital assets, namely Ether (ETH), as consideration for these services. Revenue is measured based on the fair value of the digital assets received. The fair value is determined using the spot price of the digital assets on the date of receipt. The Group recognizes the revenue from transaction verification at a point in time. These revenues are now classified as discontinued following the divestment of DHPC in July 2018.

Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Cost of an item of property plant and equipment comprises its acquisition cost including borrowing cost and all directly attributable costs of bringing the asset to working condition for its intended use. Such cost includes the cost of replacing part of the plant and equipment when that cost is incurred, if the recognition criteria are met. Likewise, when a major inspection is performed, its cost is recognized in the carrying amount of the plant and equipment as a replacement if the recognition criteria are satisfied. All other repair and maintenance costs are recognized in the combined and consolidated statements of profit or loss as incurred. The present value of the expected cost for the decommissioning of the asset after its use is included in the cost of the respective asset if the recognition criteria for a provision are met. Depreciation is computed on straight-line method based on estimated useful lives of assets as follows:

Furniture and fixtures	20%
Office equipment	20%
Leasehold improvement	Over the lease terms

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The assets’ residual values and useful lives are reviewed and adjusted if appropriate, at each financial position date to determine whether there is an indication of impairment. If any such indication exists, an impairment loss is recognized in the combined and consolidated statements of profit and loss impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash generating units).

The carrying amounts are reviewed at each reporting date to assess whether they are recorded in excess of their recoverable amounts, and where carrying values exceed this estimated recoverable amount, assets are written down to their recoverable amount, being the higher of their fair value less costs to sell and their value in use.

An item of property, plant and equipment is derecognized upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on de-recognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the combined and consolidated statements of profit or loss in the year the asset is derecognized.

Goodwill

Goodwill is not amortized but it is tested for impairment annually, or more frequently if events or changes in circumstances indicate that it might be impaired and is carried at cost less accumulated impairment losses.

Goodwill is allocated to cash-generating units for the purpose of impairment testing. The allocation is made to those cash-generating units or groups of cash-generating units that are expected to benefit from the business combination in which the goodwill arose. The units or groups of units are identified at the lowest level at which goodwill is monitored for internal management purposes, being the operating segments.

Impairment of non-financial assets

At each reporting date, the Group reviews the carrying amounts of its tangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, the Group estimates the recoverable amount of the cash generating unit to which the asset belongs. Where a reasonable and consistent basis of allocation can be identified, corporate assets are also allocated to individual cash-generating units, or otherwise they are allocated to the smallest cash-generating units for which a reasonable and consistent allocation basis can be identified.

The recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than it’s carrying amount, the carrying amount of the asset (cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognized immediately in the combined and consolidated statements of profit or loss and the comprehensive income (loss), unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease.

Where an impairment loss subsequently reverses, the carrying amount of the asset (cash- generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (cash-generating unit) in prior years. A reversal of an impairment loss is recognized immediately in combined and consolidated statements of profit or loss and the comprehensive income (loss).

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Digital assets

Digital assets consist of cryptocurrency, Ether (ETH), and are classified as current assets and carried at cost under IAS 38. No amortization is required under IAS 38.

When digital assets are exchanged or sold for traditional (fiat) currencies, such as the US dollar, the digital assets are derecognized when the Group has transferred substantially all the risk and rewards of ownership. Any difference between the ETH price when the Digital Asset is originally recognized and the realized price when converted to fiat is booked to the Statement of Profit and Loss.

Trade and other receivables

Trade receivables are amounts due from customers for services performed in the ordinary course of business. If collection of trade and other receivables is expected in one year or less, they are classified as current assets. If not, they are presented as non-current assets.

Trade and other receivables are recognized initially at fair value and subsequently measured at amortized cost using the effective interest method, less provision for impairment.

Cash and cash equivalents

For the purpose of the combined and consolidated statements of cash flows, cash and cash equivalents represent cash at bank and on hand, demand deposits with banks and other financial institutions, and short-term highly liquid investments which are readily convertible into known amounts of cash and subject to an insignificant risk of change in value. As at 31 March 2018 and 2019, the business only held cash at bank.

Share capital

Ordinary shares, which are regarded as equity instruments, issued by the Company are recorded at the proceeds received, net of direct issue costs.

Other payables and accruals

Other payables and accruals are recognized initially at their fair value and subsequently measured at amortized cost using the effective interest method unless the effect of discounting would be immaterial, in which case they are stated at cost.

Taxation

Income tax represents the sum of the current tax and deferred tax.

The tax currently payable is based on taxable profit for the year. Taxable profit differs from profit recognized in profit or loss because of items of income or expense that are taxable or deductible in other years and items that are never taxable or deductible. The Group’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax is recognized on differences between the carrying amounts of assets and liabilities in the combined and consolidated financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are generally recognized for all taxable temporary differences and deferred tax assets are recognized to the extent that it is probable that taxable profits will be available against which deductible temporary differences, unused tax losses or unused tax credits can be utilized. Such assets and liabilities are not recognized if the temporary difference arises from goodwill or from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

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Deferred tax liabilities are recognized for taxable temporary differences arising on investments in subsidiaries, except where the Group is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax is calculated at the tax rates that are expected to apply in the period when the liability is settled or the asset is realized, based on tax rates that have been enacted or substantively enacted by the end of the reporting period. Deferred tax is recognized in profit or loss, except when it relates to items recognized in other comprehensive income or directly in equity, in which case the deferred tax is also recognized in other comprehensive income or directly in equity.

The measurement of deferred tax assets and liabilities reflects the tax consequences that would follow from the manner in which the Group expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Group intends to settle its current tax assets and liabilities on a net basis.

Leases

The Group has elected to early adopt IFRS 16. As a result of early adoption, the Group has applied the following accounting policy for leases recognition in the preparation of its combined and consolidated financial statements:

At inception of a contract, the Group assesses whether the contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

For a contract that is, or contains, a lease, the Group accounts for each lease component within the contract as a lease separately from non-lease components of the contract.

The Group determines the lease term as the non-cancellable period of a lease, together with both:

a)	periods covered by an option to extend the lease if the lessee is reasonably certain to exercise that option; and

b)	periods covered by an option to terminate the lease if the lessee is reasonably certain not to exercise that option.

In assessing whether a lessee is reasonably certain to exercise an option to extend a lease, or not to exercise an option to terminate a lease, the Group considers all relevant facts and circumstances that create an economic incentive for the lessee to exercise the option to extend the lease, or not to exercise the option to terminate the lease. The Group revises the lease term if there is a change in the non-cancellable period of a lease.

The Group as lessee

For a contract that contains a lease component and one or more additional lease or non-lease components, the Group allocates the consideration in the contract to each lease component on the basis of the relative stand-alone price of the lease component and the aggregate stand-alone price of the non-lease components.

The relative stand-alone price of lease and non-lease components is determined on the basis of the price the lessor, or a similar supplier, would charge an entity for that component, or a similar component, separately. If an observable stand-alone price is not readily available, the Group estimates the stand-alone price, maximizing the use of observable information.

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For determination of the lease term, the Group reassesses whether it is reasonably certain to exercise an extension option, or not to exercise a termination option, upon the occurrence of either a significant event or a significant change in circumstances that:

a)	is within the control of the Group; and

b)	affects whether the Group is reasonably certain to exercise an option not previously included in its determination of the lease term, or not to exercise an option previously included in its determination of the lease term.

At the commencement date, the Group recognizes a right-of-use asset and a lease liability classified separately on the combined and consolidated statements of financial position.

Right-of use assets

The right-of-use asset is initially recognized at cost comprising of:

a)	amount of the initial measurement of the lease liability;

b)	any lease payments made at or before the commencement date, less any lease incentives received;

c)	any initial direct costs incurred by the Group; and

d)	an estimate of costs to be incurred by the Group in dismantling and removing the underlying asset, restoring the site on which it is located or restoring the underlying asset to the condition required by the terms and conditions of the lease. These costs are recognized as part of the cost of right-of-use asset when the Group incurs an obligation for these costs. The obligation for these costs are incurred either at the commencement date or as a consequence of having used the underlying asset during a particular period.

After initial recognition, the Group amortizes the right of use asset over the term of the lease where the right of use asset meets the definition of property and equipment. In addition the right of use asset is periodically reduced by impairment losses, if any, and adjusted for certain re-measurements of the lease liability.

Financial assets

Classification and measurement

The Group initially measures a financial asset at its fair value net of transaction costs, except if a financial asset is not measured at fair value through profit or loss.

Regarding debt financial instruments, under IFRS 9, these are measured at fair value through profit or loss (FVTPL), amortized cost, or fair value through other comprehensive income (FVOCI). The classification is based on two criteria: the Group’s business model for managing the asset and whether the instrument’s contractual cash flows represent ‘solely payments of principal and interest’ on the principal amount outstanding (the ‘SPPI criterion’).

The classification and measurement of the Group’s financial instruments are, as follows:

●	Financial instruments measured at amortized cost: Trade and other receivables, amounts due from an associate/shareholders/related companies/joint venture, investments in privately held companies and loan receivables are measured at amortized cost as they are held by the Group with the objective to collect contractual cash flows that meet the SPPI criterion.

●	Financial instruments measured at FVOCI: Gains or losses are recycled to profit or loss on de-recognition. Financial assets in this category that meet the SPPI criterion and are held within a business model both to collect cash flows and to sell. The company had no financial instruments measured at FVOCI in year end 31 March 2019 or the period to 31 March 2018.

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All other financial instruments are measured at FVTPL at initial recognition, where gains and losses are recognized entirely in profit or loss.

De-recognition

A financial asset (or, where applicable a part of a financial asset or part of a Group of similar financial assets) is de-recognized when:

●	The rights to receive cash flows from the asset have expired.

●	The Group has transferred its rights to receive cash flows from the asset or has assumed an obligation to pay the received cash flows in full without material delay to a third party under a ‘pass-through’ arrangement; and either (a) the Group has transferred substantially all the risks and rewards of the asset, or (b) the Group has neither transferred nor retained substantially all the risks and rewards of the asset, but has transferred control of the asset.

When the Group has transferred its rights to receive cash flows from an asset or has entered into a pass-through arrangement, and has neither transferred nor retained substantially all the risks and rewards of the asset nor transferred control of the asset, the asset is recognized to the extent of the Group’s continuing involvement in the asset.

In that case, the Group also recognizes an associated liability. The transferred asset and the associated liability are measured on a basis that reflects the rights and obligations that the Group has retained. Continuing involvement that takes the form of a guarantee over the transferred asset, is measured at the lower of the original carrying amount of the asset and the maximum amount of consideration that the Group could be required to repay.

Impairment of financial assets

Under IFRS 9, the Group records an allowance for Expected Credit Loss (ECL) for financial assets not held at FVTPL.

ECLs are based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that the Group expects to receive. The shortfall is then discounted at an approximation to the asset’s original effective interest rate.

For trade and other receivables, amounts due from an associate/shareholders/related companies/joint venture and loan receivables, the Group has applied the standard’s simplified approach and has calculated ECLs based on lifetime expected credit losses. The Group calculates the ECL based on adjusted for forward-looking factors specific to the customer and the economic environment.

The Group considers a financial asset in default when internal or external information indicates that the Group is unlikely to receive the outstanding contractual amounts in full before taking into account any credit enhancements held by the Group.

Equity instruments

An equity instrument is any contract that evidences a residual interest in the assets of an entity after deducting all of its liabilities. Equity instruments issued by the Group are recorded at the proceeds received, net of direct issue costs.

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Financial liabilities

The Group classifies its financial liabilities in the following measurement categories:

●	those to be measured subsequently at fair value through profit or loss, and

●	those to be measured at amortized cost

For liabilities measured at fair value, gains and losses will be recorded in profit or loss.

Financial liabilities will be measured at amortized cost, except for financial liabilities at fair value through profit or loss. As of 31 March 2019, all of the Group’s financial liabilities are measured at amortized costs.

Offsetting financial instruments

Financial assets and financial liabilities are offset and the net amount reported in the combined and consolidated statements of financial position if, and only if, there is a currently enforceable legal right to offset the recognized amounts and there is an intention to settle on a net basis, or to realize the assets and settle the liabilities simultaneously.

Provisions

Provisions are recognized when the Group has a legal or constructive obligation as a result of a past event, it is probable that an outflow of resources will be required to settle the obligation, and the amount can be reliably estimated.

Provisions are measured at the present value of the expenditures expected to be required to settle the obligation at the end of the reporting period, using a rate that reflects current market assessments of the time value of money and the risks specific to the obligation.

When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, a receivable is recognized as an asset if it is virtually certain that reimbursement will be received and the amount of receivable can be measured reliably.

Employee benefits

Employee leave entitlements

Employee entitlements to annual leave are recognized when they accrue to employees. A provision is made for the estimated liability for annual leave as a result of services rendered by employees up to the combined and consolidated statements of financial position date.

Employee entitlements to sick leave and maternity leave are not recognized until the time of leave.

Retirement benefit costs

For defined contribution plans, the Group pays contributions to publicly or privately administered pension insurance plans on a mandatory, contractual or voluntary basis. The Group has no further payment obligations once the contributions have been paid. The contributions are recognized as employee benefit expense when they are due. Prepaid contributions are recognized as an asset to the extent that a cash refund or a reduction in the future payments is available.

Share-based payments

The Group operates a share option scheme for the purpose of providing incentives and rewards to eligible participants who contribute to the success of the Group’s operations. Employees (including directors) and consultants of the Group may receive remuneration in the form of share-based payments, whereby the employees and consultants render services as consideration for equity instruments (“equity-settled transactions”).

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The fair value of the employee and consultancy services received in exchange for the grant of the options is recognized as an expense with a corresponding increase in share based payment reserve. The total amount to be expensed is determined by reference to the fair value of the share options granted. The total expense is recognized over the vesting period, which is the period over which all of the specified vesting conditions are to be satisfied. At the end of each period, the entity revises its estimates of the number of options that are expected to vest based on the non-market vesting and service conditions. It recognizes the impact of the revision to original estimates, if any, in profit or loss, with a corresponding adjustment to equity.

Foreign currencies

Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are retranslated at the rate of exchange ruling at the reporting date. All differences are taken to combined and consolidated statements of profit or loss. Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates as at the dates of the initial transactions. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value is determined.

Dividend distribution

Dividend distribution to the Company’s shareholders is recognized as a liability in the Group’s and the Company’s combined and consolidated financial statements in the period in which the dividends are approved by the Company’s shareholders or directors, where appropriate.

Related parties

A related party is a person or entity that is related to the Group.

(a) A person or a close member of that person’s family is related to the Group if that person:

i.	has control or joint control over the Group;

ii.	has significant influence over the Group; or

iii.	is a member of key management personnel of the Group or the Group’s parent.

(b) An entity is related to the Group if any of the following conditions apply:

i.	The entity and the Group are members of the same group (which means that each parent, subsidiary and fellow subsidiary is related to the others).

ii.	One entity is an associate or joint venture of the other entity (or an associate or joint venture of a member of a group of which the other entity is a member).

iii.	Both entities are joint ventures of the same third party.

iv.	One entity is a joint venture of a third entity and the other entity is an associate of the third entity.

v.	The entity is a post-employment benefit plan for the benefit of the employees of the Group or an entity related to the Group.

vi.	The entity is controlled or jointly controlled by a person identified in (a).

vii.	A person identified in (a)(i) has significant influence over the entity or is a member of key management personnel of the entity (or of a parent of the entity).

viii.	The entity, or any member of a group of which it is a part, provides key management personnel services to the Group or to the parent of the Group.

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Fair value

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either:

●	In the principal market for the asset or liability, or

●	In the absence of a principal market, in the most advantageous market for the asset or liability.

The principal or the most advantageous market must be accessible to by the Group

The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest.

A fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.

The Group uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

In addition, for financial reporting purposes, fair value measurements are categorized into Level 1, 2 or 3 based on the degree to which the inputs to the fair value measurements are observable and the significance of the inputs to the fair value measurement in its entirety, which are described as follows:

●	Level I inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date;

●	Level 2 inputs, other than quoted prices included within Level I that are observable for the asset or liability, either directly or indirectly; and

●	Level 3 inputs are unobservable inputs for the asset or liability.

Current versus non-current classification

The Group presents assets and liabilities in the combined and consolidated statements of financial position based on current/non-current classification. An asset as current when it is:

●	Expected to be realized or intended to sold or consumed in normal operating cycle

●	Held primarily for the purpose of trading

●	Expected to be realized within twelve months after the reporting period, Or

●	Cash or cash equivalent unless restricted from being exchanged or used to settle a liability for at least twelve months after the reporting period

All other assets are classified as non-current.

A liability is current when:

●	It is expected to be settled in normal operating cycle

●	It is held primarily for the purpose of trading

●	It is due to be settled within twelve months after the reporting period, Or

●	There is no unconditional right to defer the settlement of the liability for at least twelve months after the reporting period

The Group classifies all other liabilities as non-current.

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3 Revenue

An analysis of the Group’s revenue from the continuing operations for the reporting year/period is as follows:

	Year ended 31 March 2019	Period from 1 June 2017 to 31 March 2018
	USD	USD
Advisory service income	1,294,425	-
Asset management fee income	46,763	-
Trading income	3,216	-
	1,344,404	-

4 General and administrative expenses

		Year ended 31 March 2019	Period from 1 June 2017 to 31 March 2018
	Notes	USD	USD
Data center costs		38,115	-
Auditor’s remuneration		52,564	7,692
Depreciation of property, plant and equipment	11	575,108	6,720
Depreciation of right-of-use assets	12	1,387,004	-
Employee benefit expenses (including directors’ remunerations)	5	9,199,793	296,490
Operating lease expense in respect of short-term lease		413,852	-
Operating lease rental in respect of premises		-	152,007
Legal and professional fees	(a)	3,603,114	217,640
Other expenses	(b)	4,343,599	552,058
		19,613,149	1,232,607

Note 4(a): Legal and professional fees mainly consist of:

●	Consulting fees related to consultants engaged generally on a long term basis to aid the build out the Group’s business lines,

●	Professional fees related to services such as accounting and tax advices,

●	Legal fees include costs of obtaining regulatory advice in multiple jurisdictions, designing and implementing the share option scheme and legal entity acquisitions.

Note 4(b): Other expenses mainly consist of:

●	Recruitment fees,

●	Business travel and entertainment expenses, and

●	Marketing expenses related to the attending or sponsoring events to promote the Group’s brand.

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5 Employee benefit expenses

5.1 Employee benefit expense

	Year ended 31 March 2019	Period from 1 June 2017 to 31 March 2018
	USD	USD
Basic salaries, allowances and all benefits-in-kind	8,410,263	293,798
Pension costs - defined contribution plans (a)	155,068	2,692
Share-based payments	634,462	-
	9,199,793	296,490

Note 5.1(a): For defined contribution plans, the Group pays contributions to publicly or privately administered pension insurance plans on a mandatory, contractual or voluntary basis. The Group has no further payment obligations once the contributions have been paid. The contributions are recognized as employee benefit expense when they are due.

5.2 Directors compensation

	Year ended 31 March 2019	Period from 1 June 2017 to 31 March 2018
	USD	USD
Fees	-	-
Other emoluments:
Salaries, allowances and benefits in kind	959,990	108,093
Retirement benefit scheme contributions	7,308	1,731
Share-based payments	148,123	-
	1,115,421	109,824

During the year, certain directors were granted share options, in respect of their services to the Group, under the share option scheme of the Company. The fair value of such options, which has been recognized in the combined and consolidated statements of profit or loss over the vesting period, was determined as at the date of grant and the amount was included in the combined and consolidated financial statements for the current year.

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6 Other gains (losses), net

	Notes	Year ended 31 March 2019	Period from 1 June 2017 to 31 March 2018
		USD	USD
Foreign exchange gains, net		139,140	5,461
Realized gain on fair value of DHPC	(a)	42,571,418	-
Net loss on sale of financial assets at fair value through profit or loss	(b)	(11,665,824)	-
Net fair value losses on financial assets at fair value through profit or loss	(c)	(630,853)	-
Investment losses	(d)	-	(99,933)
Others		214,289	72,593
		30,628,170	(21,879)

Note 6(a): On 31 July 2018, 51% of the Group’s equity interest in DHPC was sold to Madison Holdings Group Limited (“Madison”), a third party, for a total consideration of $60,000,000, resulting in a gain from divestment of $59,127,340. The consideration was settled by cash of $10,000,000 and the issuance of 213,252,717 Madison shares, which are listed on the Growth Enterprise Market (“GEM”) of the Stock Exchange of Hong Kong (Note 29). The Group classified the Madison shares as trading securities under IFRS 9. The retained investment of the 49% equity interest in DHPC is accounted for under IFRS 10 using the equity accounting method. Per IFRS 10, the investment was revalued at its fair value of $43,811,765. The net assets of the business attributable to the 49% ownership amounted to $1,240,347, resulting in a fair value adjustment of $42,571,418.

Note 6(b) In October 2018, the Group sold 209,571,318 Madison’s shares and recorded a realized loss of $11,665,824.

Note 6(c): At 31 March 2019, the Group held 3,681,399 of Madison shares valued at $377,580 and recorded a fair value loss of $490,853 as at 31 March 2019.

Subsequent to 31 March 2019, the remaining Madison shares were disposed of, realizing a loss of $221,626

Also included is a fair value loss of $140,000 related the decrease in market value of an investment in CSP tokens issued by Caspian (Note 14).

Note 6(d): In August 2017, the Group purchased a start-up company called MemoryX. The expected vision of the value in MemoryX never fully materialised and hence the investment has been fully impaired.

7 Impairment loss on financial assets

As at 31 March 2019, the impairment loss on financial assets, net includes the ollowing:

●	Impairment of loan receivables which consists of: (1) fully impaired loan to rise Tech Ventures, Inc of $200,000, (2) a fully impaired advance of $500,000 to a business in the us that the Company was intending to invest in, and (3) an impairment of $4,781,772 on a $13,000,000 loan is detailed in note 13.

●	Impairment loss on financial assets at fair value through profit or loss which consists of impairment of the group’s investment in DHPC of $31,541,079, together with the impairment of other investments held amounting to $1,960,000 (note 15).

●	Impairment of trade receivables which consists of $108,000.

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8 Finance costs (income), net

	Year ended 31 March 2019	Period from 1 June 2017 to 31 March 2018
	USD	USD
Interest on:
● Lease liabilities (Note 25)	430,233	-
● Loans from shareholders	393,038	-
● Other loans	55,477	-
Other finance costs	260,536	-
Other finance income	(73)	(12)
	1,139,211	(12)

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9 Income tax expense

Income tax expense in the combined and consolidated statements of profit or loss consists of:

	Year ended 31 March 2019	Period from 1 June 2017 to 31 March 2018
	USD	USD
Current tax expense
Current income tax charge	-	27,680
Deferred tax expense	-	-
Total income tax expense	-	27,680
Income tax expense is attributable to:
Profit (loss) from continuing operations	-	27,680
Profit (loss) from discontinued operation	-	-
	-	27,680

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9.1 Reconciliation of effective tax rate

In Hong Kong, the profit tax is 16.5% except for the first HK$2,000,000 (c.$250,000) profit or loss which is charged at 8.25%. There is no capital gains tax in Hong Kong. Tax charge on profits assessable elsewhere have been calculated at the rates of tax prevailing in the countries in which the Group operates, based on existing legislation, interpretation and practices in respect thereof. As at 31 March 2019, the effective tax rate for the Group is 0%. Tax effects on other comprehensive income (loss) has been deemed immaterial.

	Year ended 31 March 2019	Period from 1 June 2017 to 31 March 2018
	USD	USD
Loss from continuing operations before income tax expense	(40,599,141)	(1,254,474)

Profit from discontinued operation before income tax expense	57,319,854	997,077
	16,720,713	(257,397)
Notional tax calculated at the rates applicable to profits in the tax jurisdictions concerned	2,469,380	(10,299)

Tax effect of income that is not taxable	(9,756,003)	(2)
Tax effect of expenses that are not deductible	909,937	(20,966)
Tax effect of tax losses not utilized	5,215,623	62,793
Tax exemption	-	(3,846)
Tax effect of temporary differences	1,161,063	-
Income tax expense for the year/period	-	27,680

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The results for both reporting periods can also be analyzed in the following way:

	Year ended 31 March 2019	Period from 1 June 2017 to 31 March 2018
	USD	USD
(Loss) from continuing operations	(40,599,141)	(1,254,474)
(Loss)/profit from discontinued operations	(1,807,486)	997,077
Total losses subject to income tax	(42,406,627)	(257,397)
Gain on sale of discontinued operations	59,127,340	-
Profit (Loss) for the year/period before tax	16,720,713	(257,397)

Of the profit generated in the year ended 31 March 2019, $59,127,340 relates to a gain on sale of DHPC. This gain was recognized in Diginex Global Limited, a Hong Kong resident company. In Hong Kong there is no capital gains tax. As a result, the effect of nontaxable income is $9,756,003 at Hong Kong’s profit tax rate of 16.5%.

For the year ended 31 March 2019, there was an operating loss of $1,807,486 and a gain for the period ended 31 March 2018 amounting to $997,077 from discontinued operations. No tax provision has been recognized for either period in relation to these activities as no taxable income was generated. In 2018, the Group recorded a total loss of $257,397 but was subject to a small tax charge in Diginex Limited, the parent company.

The impact of the operating loss from continued operations has resulted in the Group carrying forward tax losses of $5,278,416 (2018: $62,793). The losses carried forward as at 31 March 2019 include those accumulated in 2018. The majority of operating losses and hence tax losses have been generated in Hong Kong. Tax losses in Hong Kong can be carried forward and offset against future profits indefinitely.

9.2 Deferred Income Taxes

Deferred income taxes reflect the net tax effects of the temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The main components of the deferred income tax assets are as follows:

	Year ended 31 March 2019	Period from 1 June 2017 to 31 March 2018
	USD	USD
Depreciation and amortization recognized for tax purposes	256,570	-
Impairment on loan balances	904,493	-
Benefit of tax loss carryforwards	5,278,416	62,793
	6,439,479	62,793
Unrecognized deferred tax asset	(6,439,479)	(62,793)
Deferred tax asset	-	-

The ultimate realization of deferred tax assets is dependent upon the generation of sufficient future taxable income during the periods in which those temporary differences become deductible. In determining the recognition of a deferred tax asset, management considered the future profitability of the group. While management expects the Group to return profits in the future, there is still an element of uncertainty and as such, no deferred tax asset has been recognized. The Group has also incurred costs during the year that are not deductible for tax purposes on a permanent basis.

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10 Earnings (loss) per share

	Year ended 31 March 2019	Period from 1 June 2017 to 31 March 2018
	USD	USD
Basic earnings (loss) per share
From continuing operations attributable to the ordinary equity holders of the company	(40.86)	(1.26)
From discontinued operation	57.69	0.98
Total basic earnings (loss) per share attributable to the ordinary equity holders of the company	16.83	(0.28)

Reconciliation of earnings (loss) used in calculating earnings (loss) per share
Basic earnings (loss) per share
Profit (loss) attributable to the ordinary equity holders of the company used in calculating basic earnings (loss) per share:
From continuing operations	(40,599,141)	(1,282,154)
From discontinued operation	57,319,854	997,077
	16,720,713	(285,077)

Weighted average number of shares used as the denominator
Weighted average number of ordinary shares used as the denominator in calculating basic earnings (loss) per share	993,604	1,020,400

Given the losses from continuing operations, anti-dilutive instruments were excluded from the calculation of diluted earnings (loss) per share. The excluded anti-dilutive instruments include 151,019 options outstanding as of 31 March 2019.

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11 Property, plant and equipment

	Furniture and fixtures	Office equipment	Leasehold improvements	High Performance Computers (discontinued operations)	Total
	USD	USD	USD	USD	USD
Period from 1 June 2017 to 31 March 2018:
Cost:
Additions	11,695	125,831	-	-	137,526
Acquisition of subsidiaries	-	-	-	4,867,806	4,867,806
At 31 March 2018	11,695	125,831	-	4,867,806	5,005,332
Depreciation:
Change for the period	195	6,525	-	412,147	418,867
At 31 March 2018	195	6,525	-	412,147	418,867
Net carrying amount:
At 31 March 2018	11,500	119,306	-	4,455,659	4,586,465
Year ended 31 March 2019:
Cost:
At 31 March 2018	11,695	125,831	-	4,867,806	5,005,332
Additions	61,578	178,418	2,133,521	25,549,556	27,923,073
Disposal of a subsidiary	-	-	-	(29,678,181)	(29,678,181)
At 31 March 2019	73,273	304,249	2,133,521	739,181	3,250,224
Depreciation:
At 31 March 2018	195	6,525	-	412,147	418,867
Change for the period	8,599	54,846	511,662	327,034	902,141
At 31 March 2019	8,794	61,371	511,662	739,181	1,321,008
Net carrying amount:
At 31 March 2019	64,479	242,878	1,621,859	-	1,929,216

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12 Right-of-use assets

Right-of-use assets relate to office space leased by the Group. The amount in respect of leases are as follows:

Properties
USD
Year ended 31 March 2019:
Opening net book amount, as previously reported	-
Effect of early adoption of IFRS 16 on 1 April 2018	-
Additions	5,678,624
Acquisition of a subsidiary	538,478
Depreciation	(1,387,004)
Closing net book amount	4,830,098
At 31 March 2019:
Cost	6,217,102
Accumulated depreciation	(1,387,004)
Net book amount	4,830,098

13 Loan receivables

On 20 February 2019, the Group signed a non-binding term sheet with a third party to establish a new subsidiary under the Group in the United States (“Americas”). In connection with the term sheet the Group advanced $500,000 to Americas for working capital purposes prior to of a definitive agreement being signed. As of 31 March 2019, the Group impaired the $500,000 advance as the definitive agreement has not been signed.

On 22 July 2018, the Group entered into a loan agreement with Rise Tech Ventures Inc (“Rise Tech”), a third party, amounting to $200,000. The loan receivable is unsecured, interest-bearing at 9% per annum and repayable on monthly installment over 36 months. At 31 March 2019, the Group fully impaired the $200,000 loan as well as interest charged but unpaid of $11,293 due to managements’ view that there is a reasonable probability that the loan will not be repaid.

On 27 April 2018, the Group entered into a loan agreement with DHPC to fund $15m to DHPC for the acquisition of computing equipment. The loan is unsecured, interest-free and repayable in monthly installments subject to the performance of DHPC where 75% of EBITDA would be used to repay the loan.

In May 2018, the Group and Peter Yuan, a third party, entered into an agreement with the plan to establish a subsidiary in Taiwan (“Taiwan Sub”). With the purpose of funding the working capital of the Taiwan Sub, the Group assigned the loan with DHPC to Peter Yuan. In August 2018, the Group ceased the plan to establish the Taiwan Sub and the loan agreement was amended to state that any monies received by Peter Yuan would be immediately repayable to the Company.

As at 31 March 2019, $2m had been repaid to the Group and $13 million remained outstanding. Management has prepared financial projections under the guidance of IFRS 9 and in particular the measure of expected credit losses (“ECL”). ECLs are based on the difference between the contractual cash flows due in accordance with the loan and all the cash flows that the Group expects to receive, discounted at a rate of 9% that approximates to the interest rate of another debt instrument held by DHPC. The main variable applied to the ECL model is the underlying price of ETH, which is a key revenue driver. The expected cash flows were modeled with probability weighted scenarios.

Management’s view is that the loan should be impaired by $4,781,772 at 31 March 2019 which represented ECL rate of 37% leaving a net receivable on the balance sheet of $8,218,228.

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14 Financial assets at fair value through profit or loss

	At 31 March 2019	At 31 March 2018
	USD	USD
Listed equity investment, at fair value (a)	377,580	-
Unlisted investment, at fair value (b)	60,000	-
	437,580	-

Note 14(a) Madison Holdings Group Limited

On 31 July 2018, 51% of the Group’s equity interest in DHPC was sold to Madison Holdings Group Limited (“Madison”), a third party, for a total consideration of $60,000,000, resulting in a gain from divestment of $59,127,340. The consideration was settled by cash of $10,000,000 and the issuance of 213,252,717 Madison shares, which are listed on the Growth Enterprise Market (“GEM”) of the Stock Exchange of Hong Kong. As of 31 March 2019, the Group held 3,681,399 Madison’s shares valued at $377,580 and recognized a $490,853 loss in the combined and consolidated profit or loss.

Subsequent to 31 March 2019, the remaining Madison shares were disposed of, realizing a loss of $221,626.

Note 14(b) Caspian

On 10 April 2018, the Group invested $200,000 in CSP Tokens issued by Caspian. The Group acquired 4,923,077 tokens valued at $0.040625 each. The tokens are traded on digital exchanges such as KuCoin. As at 31 March 2019, the Group valued the investment based on the market value of the token which resulted in the Group recording a loss of $140,000.

15 Financial assets at amortized cost

	At 31 March	At 31 March
	2019	2018
	USD	USD
Unlisted investments, at amortized cost (a)	3,610,000	-
Less: impairment	(1,960,000)	-
	1,650,000	-

Note 15(a):

Shadow Factory Limited

In October 2018, the Group entered into an equity investment agreement to invest $1,250,000 in Shadow Factory Limited (“Shadow Factory”) in exchange for 5,000 shares of Shadow Factory, which represented 5% of the then outstanding shares. Shadow Factory is a privately owned company whose fair value is not readily determinable. As of 31 March 2019, the Group’s investment in Shadow Factory was $1,250,000 which was the initial investment cost.

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Nynja Group Limited

In February 2018, the Group entered into an equity investment agreement to invest $860,000 in Nynja Group Limited (“Nynja”). Nynja is a privately owned company whose fair value is not readily determinable. During the year ended 31 March 2019, the Group invested $860,000 to Nynja and capitalized $500,000 of an outstanding receivable to equity in the company which increased the shareholding to 6.8% and total investment to $1,360,000. On 31 March 2019, the Group recorded an impairment loss on the investment of $1,160,000. As of 31 March 2019, the Group’s value of its investment in Nynja was $200,000.

Agora

On 11 July 2018, the Group purchased VOTE Tokens issued by Agora for $1,000,000, with each token being valued at $0.051. Agora is a privately owned company whose fair value is not readily determinable. The VOTE Tokens have yet to be listed on any digital asset exchanges. The Group has recorded an impairment loss of $800,000 against this investment. As at 31 March 2019, the Group’s investment in Agora was $200,000.

The above investments at 31 March 2019 were classified as financial assets at amortized cost as the group has not elected to recognize the fair value or loss through other comprehensive income.

16 Goodwill

USD
Year ended 31 March 2019:
Opening net book amount	-
Acquisition of a subsidiary (Note 27)	457,818
Impairment	(457,818)
Closing net book amount	-

Goodwill of $457,818 arose from the acquisition of Altairian Capital Holdings Limited, now known as Diginex (UK) Limited, whose principal activity is investment holdings. The acquisition was completed on 14 December 2018.

Goodwill was allocated to the acquired business upon acquisition. For the year ended 31 March 2019 the company assessed the value of the business based on the future financial projections the business could generate. Given a change in economic conditions the directors assessed the recoverable amount of the business and determined that an impairment loss on the goodwill should be recognized for the year ended 31 March 2019. The impairment loss has been booked through profit and loss.

17 Trade receivables, prepayment, deposits and other receivables

17.1 Trade receivables

	At 31 March 2019	At 31 March 2018
	USD	USD
Trade receivables	212,298	-
Less: loss allowance	(108,000)	-
	104,298	-

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Trade receivables are non-interest bearing and generally have credit terms of 30 days.

An aging analysis of the trade receivables as at the end of the reporting period, based on the invoice date and net of loss provision, is as follows:

	Year ended 31 March 2019	Period from 1 June 2017 to 31 March 2018
	USD	USD
Over 3 months	104,298	-

The movements in the loss allowance for impairment of trade receivables are as follows:

	Year ended 31 March 2019	Period from 1 June 2017 to 31 March 2018
	USD	USD
At the beginning of the year/period	-	-
Provision for impairment for trade receivables	108,000	-
At the end of the year/period	108,000	-

The carrying amounts of trade receivables approximate their fair values. All but $45,000 of the above was received shortly after year end so the Group has not performed an expected credit loss analysis on the balance.

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17.2 Prepayment, deposits and other receivables

	Notes	At 31 March 2019	At 31 March 2018
		USD	USD
Non-current:
Deposits	(a)	1,246,947	-
Current:
Deposits		45,810	225,092
Prepayments		56,129	2,999
Other receivables		90,543	-
		192,482	228,091
		1,439,429	228,091

Note 17.2(a): On 16 June 2018, the Group entered into a lease agreement for an office located in Hong Kong with a security deposit of $1,246,947. The Group will owe monthly rental payments of HKD 1,455,744 (approximately $187,000) until the lease agreement terminates on 15 June 2021.

18 Digital assets

	At 31 March 2019	At 31 March 2018
	USD	USD
Digital assets, at cost	-	234,634

The balance at 31 March 2018 represented the Ether (ETH) held by the Group.

19 Related party transactions

19.1 Controllership of the Group

The Group is controlled by the following entities:

			Ownership interest
Name	Type	Place of incorporation	31 March 2019	31 March 2018
Pelham Limited	Investment	Hong Kong	45.2%	58.6%

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19.2 Subsidiaries

Ownership in subsidiaries are set out in Note 27.

19.3 Transactions with other related parties

In addition to those related party transactions and balances disclosed elsewhere in the combined and consolidated financial statements, the Group had the following transactions with its related parties during the reporting year/period:

		Year ended 31 March 2019	Period from 1 June 2017 to 31 March 2018
	Notes	USD	USD
Amounts received (paid) per the following:
Sale of digital assets to a related party	(a)	-	291,070
Purchase of digital assets from a related party	(a)	-	(102,080)
Interest charged by shareholders	(b)	(393,037)	-
Finance fees on loans from shareholders	(b)	(70,250)	-
Services agreement with a shareholder	(c)	120,822	9,504
Repurchase of shares	(d)	(6,619,463)	-

19.3(a): The transactions were based on terms mutually agreed between the Company, a subsidiary and the related party, a shareholder.

19.3(b): The interest expense and draw down fees paid to the shareholders were pursuant to the terms in the loan agreements entered between the Company and shareholders.

19.3(c): The amounts received from a shareholder were pursuant to the terms of services agreements between the Company and a shareholder.

19.3(d): During the year, the company purchased Diginex stock from Laurent Bruchez, former employee of Diginex, for a value of $6,619,463. The purchase consisted of two transactions:

●	a Cash payment of $3,144,943
●	an allocation of 16,530,291 shares of Madison Group Holdings Limited stock, which Diginex took ownership of as consideration of the partial divestment of DHPC, valued at $3,474,520

19.4 Amounts due from related companies

The amounts due from related companies at 31 March 2019 and 31 March 2018, $11,279 and $1,423 respectively, are unsecured, interest-free and repayable on demand. The related companies are controlled by Miles Pelham, a director of the Company.

19.5 Amounts due from shareholders

The amounts due from shareholders are unsecured, interest-free and repayable on demand.

Name	Maximum amount outstanding during the year	At 31 March 2019	At 31 March 2018
	USD	USD	USD
Pelham Limited	203,103	25,664	203,103
DHC Investment Limited	75,435	75,435	-
		101,099	203,103

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19.6 Amounts due to directors

The amounts due to directors were unsecured, interest-free and had no fixed terms of repayment.

Name	Maximum amount outstanding during the year	At 31 March 2019	At 31 March 2018
	USD	USD	USD
Miles Pelham	327,573	327,573	15,505
Richard Byworth (a)	29,122	29,122	5,269
Gemini Lo	1,707	160	1,707
		356,855	22,481

Note 19.6(a): On 5 September 2018, the Company advanced $1m to Richard Byworth which was returned in full to the Company on 1 November 2018. There was no interest charged on this advance.

19.7 Loans from shareholders

	At 31 March 2019	At 31 March 2018
	USD	USD
1 April/1 June	-	-
Loans advanced	14,625,561	-
Loan repayments received	(4,612,349)	-
Interest charged	393,037	-
31 March	10,406,249	-

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The outstanding loan from a shareholder is unsecured, interest-bearing at 12.5% per annum and repayable on 22 November 2019 which can be further extended for six months or beyond at the shareholder’s discretion. The credit facility extends to $20m. There were two other interest bearing shareholder loans during the year ending 31 March 2019. DHC Investments and Melissa McDermott extended loans of $3.5m and $1m respectively, both of which were fully repaid during the year.

19.8 Amounts due to shareholders

Name	Maximum amount outstanding during the year	At 31 March 2019	At 31 March 2018
	USD	USD	USD
Pelham Limited	418,312	-	418,312
DHC Investment Limited	92,037	-	92,037
		-	510,349

20 Equity method investment - DHPC

On 31 July 2018, the Group sold 51% of its equity interest in DHPC (Note 29). After the disposal, the Group accounted for the remaining 49% equity interest in DHPC under IFRS 10 and recorded the investment at a fair value of $43,811,765.

The Group recorded its share of DHPC’s losses for the period from the disposal date to 31 March 2019 of $12,270,686 and impairment of $31,541,079. The impairment value was determined based on the current net liability position of DHPC.

The table below summarizes the movement of the equity investment for the period following the sale of DHPC to 31 March 2019:

USD
Investment in an associate, at fair value, consisting of:
● Net asset value retained after 51% disposal	1,240,347
● Fair value adjustment (a)	42,571,418
43,811,765

Share of loss of an associate	(12,270,686)
Impairment	(31,541,079)
-

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Note 20(a): This represents the fair value of the associate under the guidance of IFRS 10 upon loss of control of DHPC. The fair value is based on the consideration received for 51% of the business with a 24% deduction to factor in the discount for lack of marketability. DHPC is unlisted hence a quoted market price is not available. Management considers that the investment should be fully impaired as at 31 March 2019 based on the net liabilities of the business.

Amount due from an associate (b)	1,991,988

Note 20(b): The amount due from an associate is unsecured, interest-free and repayable from 75% of DHPC EBITDA.

Particulars of DHPC are as follows:

Name of entity	Place of incorporation and operation	Principal activities	Particular of issued share capital	Percentage of ownership interest attributable to the Group
Diginex High Performance Computing Limited (“DHPC”)	Gibraltar	Transaction verification service	2,000 ordinary shares of GBP1 each	Indirect 49%

The Group’s shareholdings in DHPC is comprised of equity shares held by the Group and the shareholding is held by a wholly-owned subsidiary of the Company. DHPC was previously a wholly-owned subsidiary of the Group, which engaged in the provision of transaction verification services. During the year ended 31 March 2019, the Group lost control over DHPC which became an associate of the Group accordingly. At 31 March 2019, the Group’s effective interests in DHPC was 49%. Further details of the disposal are set out in Note 29. The directors are of the view that DHPC is considered a material associate of the Group and is accounted for using the equity method.

The following table illustrates the summarized financial information in respect of DHPC at 31 March 2019:

At 31 March
2019
USD
Current assets	1,997,000
Non-current assets	10,513,000
Current liabilities	(21,828,000)
Non-current liabilities	(13,193,000)
Net liabilities	(22,511,000)

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A reconciliation of the above summarized financial information to the carrying amount of the interest in the associate recognized in the combined and consolidated financial statements is below:

At 31 March
2019
USD
Net liabilities of the associate	(22,511,000)
Proportion of the Group’s ownership interest in the associate at 49%	(11,030,390)

Carrying amount of the Group’s interest in the associate	-

Results of DHPC for the period post divestment 1 August 2018 to 31 March 2019
USD
Revenue	2,485,000

Loss and total comprehensive loss for the period	(25,042,216)

The Group’s share of post divestment profits attributable to the 49% shareholding amounted to $12,270,686 as stated on the statement of profit or loss as share of loss of an associate.

Cashflow of DHPC from 1 August 2018 to 31 March 2019:

Net cash (outflow) from operating activities	(2,690,804)
Net cash (outflow) from investing activities	(1,750,000)
Net cash inflow from financing activities	4,440,804

Net increase (decrease) in cash generated by the subsidiary	0

Since the partial divestment of DHPC on 31 July 2018 to 31 March 2019 the business has generated cash proceeds from the sale of ETH amounting to $3.2m and had cash outflows over the same period of $7.6m. The cash outflows have been for operational costs such as rent, power and maintenance except for an outflow of $1.8m which related to the acquisition of another mining business in Sweden, High Performance Computing Nordic, AB.

DHPC does not have a bank account and hence holds no cash. Cash activities are recorded via shareholder loans.

Details on the cashflows for DHPC for the period prior to divestment are detailed in note 29.2.

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21 Share capital

	Number of
	shares	Amount
		USD
Ordinary shares, issued and fully paid:
Shares issued at 1 June 2017	10,000	1,282
Shares issued during the period	1,010,400	10,571,200

At 31 March 2018	1,020,400	10,572,482
Shares issued during the year	7,424	2,412,868
Shares issued for consulting services	990	242,635
Shares issued as consideration for acquisition of a subsidiary	816	199,920
Expenses related to raise of capital	-	(44,985)
Shares repurchased during the year (a)	(55,727)	-

At 31 March 2019	973,903	13,382,920

Note 21(a): The Company repurchased 55,727 of its shares for a total consideration of $6,619,463 which was paid wholly out of retained profits in accordance with section 257 of the Hong Kong Companies Ordinance and cancelled the shares. The total amount paid for the purchase of the shares has been charged to retained profits of the Company under IAS 32. The consideration was settled by cash and listed equity investments held by the Company.

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22 Share option scheme

The Group has adopted a share option scheme (the “Scheme”). The Scheme holds options equivalent to 15% of the total share capital of Diginex Limited and may be allocated to employees of the Group at the absolute discretion on the directors of the Company. Options can be exercised after 36 months from issuance or on other conditions as detailed in the scheme policy. The options give the holder the rights to subscribe for ordinary shares in the Company. A nominal consideration of $0.1 is payable to exercise an option.

The options are issued based on a percentage holding rather than absolute number of shares. Had all options been exercised as at 31 March 2019, this would have resulted in 151,019 shares being issued. Options are granted under the plan for no consideration and carry no dividend or voting rights. The details of these share options are summarized as follows:

	Year ended 31 March 2019		Period from 1 June 2017 to 31 March 2018
	Average exercise price per share option	Number of Options	Average exercise price per share option (a)	Number of options
As at the beginning of the period		48,453	-	-
Granted during the period	$0.1	102,566	$0.1	48,453
Exercised during the period			-
Forfeited during the period		-	-	-

As at the end of the period	$0.1	151,019	$0.1	48,453

Vested and exercisable		-		-

Note 22(a): The valuation on share based compensation related to the period ending 31 March 2018 was insignificant and therefore has been recognized in the year ending 31 March 2019.

No options expired or vested during the periods covered by the above tables. The options outstanding at the end of the year have a weighted average remaining contractual life of 2.92 years (From 1 June 2017 to 31 March 2018: Nil).

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The details of the share options outstanding at the end of the period are as follows:

Grant month	Exercise price	Share options 31 March 2019	Share options 31 March 2018
September 2017	$0.1	-	2,795
December 2017	$0.1	-	19,568
January 2018	$0.1	-	3,727
March 2018	$0.1	-	22,363
April 2018	$0.1	1,119	-
May 2018	$0.1	9,057	-
June 2018	$0.1	2,050	-
July 2018	$0.1	1,454	-
August 2018	$0.1	8,051	-
September 2018	$0.1	2,907	-
October 2018	$0.1	13,977	-
November 2018	$0.1	4,510	-
December 2018	$0.1	2,125	-
January 2019	$0.1	4,920	-
March 2019	$0.1	52,396	-

		102,566	48,453

The fair value of the share options granted during the year was $5,201,072 (weighted average fair value per share option: $34.44 each) (From 1 June 2017 to 31 March 2018: Nil), of which the Group recognized a share option expense of $634,462 (From 1 June 2017 to 31 March 2018: Nil) during the year ended 31 March 2019.

The fair value at grant date is independently determined using a binomial model, taking into account the exercise price, the term of the option, the impact of dilution (where material), the share price at grant date and expected price volatility of the underlying share, the expected dividend yield, the risk free interest rate for the term of option and the correlations and volatilities of the peer group companies.

The model inputs for options granted during the year ended 31 March 2019 included:

(i)	options are granted for no consideration
(j)	exercise price: $0.1 per share
(k)	grant date: on the employment date
(l)	expiry date: September 2020 to March 2022
(m)	share price at grant dates: $9.99 to $136.41
(n)	expected price volatility of the Company’s shares: average 45.05%
(o)	expected dividend yield: 0%
(p)	risk-free interest rate: average 2.55%

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23 Other reserves

Nature and purpose of reserves

23.1 Share-based payment reserve

The share-based payment reserve comprises the fair value of share options granted which are yet to be exercised, as further explained in the accounting policy for share-based payments in note 2.6 to the combined and consolidated financial statements.

The amount will be either be transferred to share capital when the related options are exercised or be transferred to retained profits should the related options expire or be forfeited.

23.2 Foreign currency translation reserve

The foreign currency translation reserve comprises all foreign exchange differences arising from the translation of the combined and consolidated financial statements of foreign operations. The reserve is dealt with in accordance with the accounting policies set out in note 2.6 to the combined and consolidated financial statements.

23.3 Accumulated losses

Accumulated losses are the cumulative net loss of the Group sustained in the business.

24 Dividends

	Year ended 31 March 2019	Period from 1 June 2017 to 31 March 2018
	USD	USD
Dividend paid and recognized as distribution during the year
Interim dividends – $20.24 per ordinary share	20,000,000	-

25 Lease liability

The Group entered into a lease agreement for a shared facility in Hong Kong commencing on 15 June 2018 and expiring on 14 June 2020. The Group will owe monthly rental payments of HKD 33,000 (approximately $4,200).

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On 16 June 2018, the Group entered into a lease agreement for an office located in Hong Kong and paid a security deposit of $1,246,947. The Group will owe monthly rental payments of HKD 1,455,744 (approximately $187,000) until the lease agreement terminates on 15 June 2021.

The Group entered into a lease agreement for an office located in Tokyo, Japan, commencing on 1 June 2018 and expiring on 31 May 2019. The Group will owe monthly rental payments of JPY 465,369 (approximately $4,300). The lease continues to be rolled on a short term basis.

The Group entered into a lease agreement for an office located in London, United Kingdom, commencing on 19 November 2018 and expiring on 18 May 2019. The Group will owe rental payments of GBP 6,250 (approximately $7,700). The lease continues to be rolled on a short-term basis

On 1 March 2018, the Group entered into a lease agreement for an office located in St. Hellier, Jersey. The Group will owe quarterly rental payments of GBP 14,970 (approximately $18,700) until the lease agreement terminates on 28 February 2027.

On 1 May 2018, the Group entered into a lease agreement for an office located in Berlin, Germany with a monthly rolling expense of €1,945 (approximately $2,100). The lease continues to be rolled on a short-term basis.

Changes in lease liability is as follows:

	At 31 March	At 31 March
	2019	2018
	USD	USD
At 1 April/1 June	-	-
Interest expense	(736,664)	-
Amount outstanding	5,759,502	-

At 31 March	5,022,838	-

Classified in the combined and consolidated statements of financial position as follows:

	At 31 March	At 31 March
	2019	2018
	USD	USD
Current	1,944,507	-
Non-current	3,078,331	-

At 31 March	5,022,838	-

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Maturity of lease liability is as follows:

	At 31 March	At 31 March
	2019	2018
	USD	USD
Not later than one year	2,413,181	-
Later than one year and not later than five years	3,196,046	-
Later than five years	150,275	-

	5,759,502	-
Finance costs	(736,664)	-

Present value of minimum lease payments	5,022,838	-

The lease commitments have been discounted to calculate a present value of commitments. For Hong Kong leases, a rate of 12.5% has been used. This reflected the rate the Company is borrowing at from a shareholder. For the other leases, the local rate to borrow in the relevant jurisdiction has been applied.

26 Other payables and accruals

	At 31 March	At 31 March
	2019	2018
	USD	USD
Accounts payable (a)	1,038,632	209,439
Accruals	383,917	305,027
Other payables	364,915	18,143

	1,787,464	532,609

Note 26(a): Accounts payable relates to unpaid expenses incurred during the ordinary course of business.

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27 Subsidiaries

The Group’s subsidiaries at 31 March 2019 are set out below. Unless otherwise stated, they have share capital consisting solely of ordinary shares that are held directly by the Group. The country of incorporation or registration is also their principal business place of business. Particulars of the subsidiaries as at 31 March 2019 are as follows:

Name of entity	Place of Incorporation and operation	Principal activities	Particular of issued/registered share capital	Percentage of ownership interest
Diginex Global Limited	Hong Kong	Investment holding	10,000 ordinary shares of HK$1 each	Direct 100%
Diginex Limited (Macau)	Macau	Not yet commenced business	MOP100,000	Indirect 100%
Diginex Japan Limited	Japan	Solutions advisory service	28,000,000 ordinary shares of 1 Yen each	Indirect 100%
深圳市數塊鏈 科技有限公司 (“Diginex Limited China”)	The People’s Republic of China	Not yet commenced business	Registered capital of RMB300,000	Indirect 100%
Diginex Solutions Limited	Hong Kong	Investment holding	10,000 ordinary shares of HK$1 each	Direct 100%
DigiPay Limited	Hong Kong	Not yet commenced business	10,000 ordinary shares of HK$1 each	Indirect 100%
Diginex Financial Service Limited	Hong Kong	Investment holding	10,000 ordinary shares of HK$1 each	Direct 100%
Diginex Markets Limited	Hong Kong	Financial trading	10,000 ordinary shares of HK$1 each	Indirect 100%
Diginex Capital (Hong Kong) Limited	Hong Kong	Not yet commenced business	10,000 ordinary shares of HK$1 each	Indirect 100%

F-84

Name of entity	Place of Incorporation and operation	Principal activities	Particular of issued/registered share capital	Percentage of ownership interest
Diginex Pte. Limited	Singapore	Not yet commenced business	100,000 ordinary shares of SG$1 each	Indirect 100%
Diginex SA	Switzerland	Not yet commenced business	100,000 ordinary shares of CHF1 each	Indirect 100%
Diginex Asset Management (Cayman) Limited	Cayman Islands	Not yet commenced business	1,276 ordinary shares of US$1 each	Indirect 100%
Diginex Multi - strategy Fund Offshore Limited	Cayman Islands	Not yet commenced business	100 ordinary shares of US$1 each	Indirect 100%
Diginex Multi- strategy Master Fund	Cayman Islands	Not yet commenced business	100 ordinary shares of US$1 each	Indirect 100%
Diginex Asset Management (Hong Kong) Limited	Hong Kong	Not yet commenced business	10,000 ordinary shares of HK$1 each	Indirect 100%
Diginex Strategic Limited	Hong Kong	Investment holding	10,000 ordinary shares of HK$1 each	Direct 100%
Diginex Ventures Limited	Hong Kong	Investment holding	10,000 ordinary shares of HK$1 each	Direct 100%
Diginex Data Centre Services Limited	Hong Kong	Data Centre Services	10,000 ordinary shares of HK$1 each	Indirect 100%

F-85

Name of entity	Place of Incorporation and operation	Principal activities	Particular of issued/registered share capital	Percentage of ownership interest
Diginex Co., Ltd. (Korea)	Republic of Korea	Not yet commenced business	10,000,000 ordinary shares of KRW1 each	Indirect 100%
Diginex GmbH	Germany	Software development	25,000 ordinary shares of EUR1 each	Indirect 100%
Bletchley Park Asset Management Jersey Limited	Jersey	Fund investment manager	100 ordinary shares of US$1 each	Direct 75%
Digivault Limited	United Kingdom	Software development	1 ordinary share of GBP1	Direct 100%
Diginex (UK) Limited	United Kingdom	Investment holding	8,350 ordinary shares of GBP1p each	Direct 100%
1,650 preference shares of GBP1 each
Diginex Services Limited	United Kingdom	Not yet commenced business	1 ordinary share of GBP1	Indirect 100%
Diginex Capital Limited	United Kingdom	Financial services	1 ordinary share of GBP1	Indirect 100%

F-86

28 Acquisitions

28.1 Bletchley Park Asset Management Jersey Limited

On 21 November 2018, the Group acquired a 75% interest in Bletchley Park Asset Management Jersey Limited. Bletchley Park Asset Management Jersey Limited acts as investment manager to Bletchley Park Asset Management Master Fund, Bletchley Park Asset Management Feeder 1 and Bletchley Park Asset Management US Feeder 1. The acquisition is for the purpose of potential business of provision of assets management services in the future. Acquisition costs were insignificant.

The fair values of the identifiable assets and liabilities of Bletchley Park Asset Management Jersey Limited acquired as at the date of acquisition were as follows:

USD
Net assets acquired:
Right-of-use assets	538,478
Prepayment, other receivables and other assets	17,670
Cash and bank balances	130,479
Lease liabilities	(559,601)
Other payables and accruals	(17,066)

Total identifiable net assets at fair value	109,960
Non-controlling interests of 25%	(27,490)
Gain on bargain purchase recognized in other gains in the combined and consolidated statements of profit or loss	(82,470)

Consideration	-

An analysis of the cash flows in respect of the acquisition of a subsidiary is as follows:
Cash consideration paid	-
Cash and cash equivalents acquired	130,479

Net cash inflow generated from acquisition	130,479

F-87

Diginex obtained control of Bletchley Park Asset Management Jersey by taking ownership of 75% of its share capital. It was agreed that should the performance of Bletchley Park Asset Management Jersey achieve certain milestones, payments would be made to its former shareholders. A payment of $350 per share would be made if either:

●	assets under management reach $50m and performance of assets is greater than 20% for that fiscal year; or
●	assets under management reach $100m and performance of assets is greater than 10% for that fiscal year.

The above potential payments have not been reflected in the financial statements as Diginex are of the view that it is unlikely they will be achieved.

In addition to the above potential future payments, Diginex also agreed to fund working capital commitments of the Bletchley Park Asset Management Jersey of up to $1m.

The above transaction resulted in a bargain purchase being recognized on consolidation. Diginex considered if any intangibles assets could be recognized rather than booking such a gain, but could not recognize any with any certainty. Diginex considered potential intangibles such as customers, employees, trading strategies and trade names/marks.

Had the acquisition of Bletchley Park Asset Management Jersey been completed on 1 April 2018, revenue for the year ended 31 March 2019 would have been approximately US$697,048 and the loss for the year ended 31 March 2019 would have been approximately $408,390. The revenue and loss from the date of acquisition to 31 March 2019 was approximately US$46,763 and US$357,776 respectively.

28.2 Diginex (UK) Limited (formerly known as “Altairian Capital Holdings Limited”)

On 14 December 2018, the Group acquired a 100% interest in Diginex (UK) Limited (formerly known as “Altairian Capital Holdings Limited”). Diginex (UK) Limited is engaged in investment holding. The acquisition provided a structure to launch fund related products in the United Kingdom. Acquisition costs were insignificant.

The fair values of the identifiable assets and liabilities of Diginex (UK) Limited acquired as at the date of acquisition were as follows:

USD
Net assets acquired:
Prepayment, other receivables and other assets	5,724
Cash and bank balances	5,994
Loan to third party	43,080
Other payables and accruals	(52,614)

Total identifiable net assets at fair value	2,184
Goodwill on acquisition	457,818

Consideration	460,002

Satisfied by:
Cash	260,082
Shares	199,920

460,002

An analysis of the cash flows in respect of the acquisition of a subsidiary is as follows:

Cash consideration paid	(260,082)
Cash and cash equivalents acquired	5,994

Net cash used in acquisition	(254,088)

Had the acquisition of Diginex (UK) Limited been completed on 1 April 2018, revenue for the year ended 31 March 2019 would have been zero and the loss for the year ended 31 March 2019 would have been approximately $548,549. The revenue and loss from the date of acquisition to 31 March 2019 was approximately zero and US$272,862 respectively.

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29 Discontinued operations - DHPC

29.1 Description

On 31 July 2018, the Group entered into a sale and purchase agreement to divest 51% of the entire issued share capital in DHPC, for a total consideration of $60,000,000.

29.2 Financial performance and cash flow information

At 31 March 2019, DHPC was classified as a discontinued operation. Financial information relating to the discontinued operation for the period to the date of disposal is set out below:

	Period from 1 April 2018 to 31 July 2018	Period from 1 June 2017 to 31 March 2018
	USD	USD

Revenue	1,063,273	2,027,162
General and administrative expenses	(2,668,700)	(970,681)
Other gains	23,767	(59,404)
Finance costs	(225,826)	-

Loss (income) before tax	(1,807,486)	997,077
Income tax expense	-	-

Loss (income) after income tax of discontinued operation	(1,807,486)	997,077
Gain on sale of the subsidiary after income tax (see 29.3 below)	59,127,340	-

Profit from discontinued operation	57,319,854	997,077

Net cash inflow (outflow) from operating activities	(2,111,958)	1,654,410
Net cash (outflow) from investing activities	(15,550,618)	(4,867,805)
Net cash inflow from financing activities	27,949,691	-

Net increase (decrease) in cash generated by the subsidiary	10,287,115	(3,213,395)

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29.3 Details of the sale of the subsidiary:

The consideration of $60,000,000 was settled by cash of $10,000,000 and $50,000,000 by allotting and issuing 213,252,717 shares of Madison Holdings Group Limited, the shares of which are listed on the GEM of The Stock Exchange of Hong Kong Limited. The disposal was completed on 31 July 2018.

The carrying amount of assets and liabilities as at the date of disposal were:

USD
Property, plant and equipment	29,678,181
Digital assets	301,610
Trade and other receivables	1,186,154
Cash and bank balances	1,062
Trade and other payables	(685,997)
Loan payables	(27,949,691)

Identified net assets	2,531,319

Net assets disposed of (51%)	(1,290,972)
Waiver of shareholder loan	418,312
Gain on disposal of subsidiary	59,127,340

Consideration received	60,000,000

F-90

29.4 Assets and liabilities of disposal group

For the period as at 31 March 2018, the assets and liabilities of DHPC were the following:

At 31 March
2018
USD
ASSETS
Non-current assets
Property, plant and equipment	4,455,658
Investment in subsidiary	50,000

Total non-current assets	4,505,658

Current assets
Prepayment, deposits and other receivables	128,945
Digital assets	234,634
Cash and cash equivalents	63,147

Total current assets	426,726

TOTAL ASSETS	4,932,384

LIABILITIES

Current liabilities
Other payables and accruals	190,453
Amounts due to a shareholder	418,312
Amounts due to subsidiary	50,000
Amounts due to parent	4,815,414

Total current liabilities	5,424,179

TOTAL LIABILITIES	5,424,179

F-91

30 Non-consolidated statement of financial position and reserve movement of Diginex Limited

30.1 Non-consolidated statement of financial position of Diginex Limited

	At 31 March	At 31 March
	2019	2018
	USD	USD
ASSETS
Non-current assets
Property, plant and equipment	1,875,642	130,807
Right-of-use assets	4,293,244	-
Loan receivables	8,218,228	-
Investments in subsidiaries	606,410	2,564
Financial assets at fair value through profit or loss	437,580	-
Financial assets at amortized cost	1,650,000
Prepayment, deposits and other receivables	1,246,947	-
Amount due from an associate	1,991,988	-

Total non-current assets	20,320,039	133,371

Current assets
Trade receivables	45,000	-
Prepayment, deposits and other receivables	119,605	96,148
Amounts due from related companies	11,279	1,423
Amounts due from subsidiaries	2,075,526	5,089,552
Amounts due from shareholders	101,099	203,103
Cash and cash equivalents	189,083	5,819,917

Total current assets	2,541,592	11,210,143

TOTAL ASSETS	22,861,631	11,343,514

EQUITY AND LIABILITIES
EQUITY
Equity attributable to owners of the Company
Share capital	13,382,920	10,572,482
Share-based payment reserve	634,462	-
(Accumulated loss)/retained profit	(13,737,174)	290,467
Total equity
	280,208	10,862,949
LIABILITIES

Non-current liabilities
Lease liabilities	2,591,798	-

Current liabilities
Other payables and accruals	1,616,654	337,175
Amounts due to directors	356,855	22,352
Loans from shareholders	10,406,249	-
Amounts due to subsidiaries	5,742,701	1,321
Amounts due to shareholders	-	92,037
Lease liabilities	1,839,486	-
Tax payable	27,680	27,680

Total current liabilities	19,989,625	480,565

Total liabilities	22,581,423	480,565

TOTAL EQUITY AND LIABILITIES	22,861,631	11,343,514

F-92

30.2 Non-consolidated reserve movement of Diginex Limited

	Share-based payment reserve	Retained profits/ (accumulated losses)	Total
	USD	USD	USD
Total comprehensive income for the period	-	290,467	290,467

At 31 March 2018	-	290,467	290,467

At 1 April 2018	-	290,467	290,467
Shares repurchased	-	(6,619,463)	(6,619,463)
Total comprehensive income for the year	-	12,591,822	12,591,822
Interim 2019 dividend	-	(20,000,000)	(20,000,000)
Equity-settled share-based payments under share option scheme	634,462	-	634,462

At 31 March 2019	634,462	(13,737,174)	(13,102,712)

F-93

31 Financial risk management

31.1 Market risk factors

The Group’s activities expose it to a variety of market risks: price risk, foreign currency risk, and interest rate risk. The Group’s overall risk management program focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on the Group’s financial performance.

The risks are minimized by the financial management policies and practices described below.

31.1.1 Price risk

The group’s exposure to equity securities price risk arises from investments held by the Group and classified in the combined and consolidated statement of financial position as at fair value through profit or loss (FVTPL) (Note 14). As at year end the Groups investment in listed equity securities was not considered material.

31.1.2 Foreign currency risk

The Group operates primarily in USD and HKD. The two currencies are pegged within a range and as such the Group currently has a reduced exposure to foreign currency risk. The Group currently does not have a foreign currency hedging policy in respect of foreign currency transactions, assets and liabilities. The Group monitors its foreign currency exposure closely and will consider hedging significant foreign currency exposure should the need arise. The material balance sheet items are denominated in USD and as such no sensitivity analysis on the impact of foreign exchange movements has been performed.

31.1.3 Interest rate risk

The Group has no interest rate risk because there is no significant borrowings at variable interest rates. The Group currently does not have an interest rate hedging policy. However, the management monitors interest rate exposure and will consider other necessary action when significant interest rate exposure is anticipated. The Group’s cash flow interest rate risk relates primarily to variable-rate bank balances. The exposure to the interest rate risk for variable rate bank balances is insignificant as the bank balances have a short maturity period.

31.2 Credit risk

The Group has exposure to credit risk arising from monies relating to loans advanced to third parties, shareholders, associates, trade receivables as well as deposits with bank. Credit risk is managed on a Group basis. The amount of the Group’s maximum exposure to credit risk is the amount of the Group’s carrying value of the related financial assets and liabilities as of the end of the reporting period. Management determined a concentration of credit risk within its loan receivables as it comprises 38%, after impairment, of the Group’s total assets.

F-94

The Group has performed expected credit loss reviews on outstanding balances and applied impairment where deemed applicable.

31.2.1 Loans receivable

There are two outstanding loans with balances of $13,000,000 and $200,000, which creates a concentration of credit risk (2018: Nil). The recoverability of the loan of $13,000,000 is based on the performance of Diginex High Performance Computing Limited (“DHPC”). The loan is repayable from 75% of earnings before interest, taxes, depreciation and amortization (“EBITDA”) of DHPC. In order to minimize the credit risk, management continuously monitor the level of exposure by frequent review of the operating performance and projecting profitability of DHPC to ensure that prompt actions will be taken to lower exposure.

At 31 March 2019, the Group fully impaired the $200,000 loan as well as interest receivable of $11,293 due to the inability to collect any repayment or interest to date. Additionally, under IFRS 9, management modeled the ECLs based financial projections related to a planned restructure of DHPC’s business. Based on the projected profitability and weighted outcomes of the ECL model, the Group impaired the loan receivable by $4,781,772 at 31 March 2019.

31.2.2 Deposits with bank

In respect to the Group’s deposit with bank, the Group limits its exposure to credit risk by placing deposits with financial institution with high credit rating and no recent history of default. Given the high credit ratings of the banks, management does not expect any counterparty to fail to meet its obligations. Management will continue to monitor the position and will take appropriate action if their ratings are changed. As at 31 March 2019 and 2018, the Group has no significant concentration of credit risk in relation to deposit with bank.

31.2.3 Amounts due from related companies/shareholders/joint venture/an associate

If the parties are independently rated, these ratings are used. Otherwise, the Group’s risk measurement and monitoring process includes assessment of the credit quality of the parties, taking into account its financial position, past experience and other factors credit quality of the parties, taking into account its financial position, past experience and other factors.

Other than the credit risks mentioned above, the Group does not have any other significant concentrations of credit risk. The exposures to these credit risks are monitored on an ongoing basis.

31.3 Liquidity risk

31.3.1 Financing arrangement

The Group monitors its cash position on a regular basis and manages cash and cash equivalents to finance the Group’s operations via a combination of investor funding and the available drawdown on a credit facility entered into with a shareholder as detailed in Note 19.7. Whilst the shareholder loan has a maturity date of 22 November 2019, there is the option to extend the maturity date.

F-95

31.3.2 Maturities of financial liabilities

The table below analyses our Group’s financial liabilities into relevant maturity groupings based on the remaining period at the end of each financial reporting period to the contractual maturity dates. The amounts disclosed in the table are the contractual undiscounted cash flows. Balances due within twelve months equal their carrying amounts, as the impact of discounting is not significant.

	Within 1 year	1-5 years	Over 5 years	Total
	USD	USD	USD	USD
At 31 March 2019
Other payables and accruals	1,787,464	-	-	1,787,464
Lease liabilities	2,413,181	3,196,046	150,274	5,759,501
Loans from shareholders	10,406,249	-	-	10,406,249
Amounts due to directors	356,855	-	-	356,855
Tax payable	27,680	-	-	27,680

	14,991,429	3,196,046	150,274	18,337,749
At 31 March 2018
Other payables and accruals	532,609	-	-	532,609
Amounts due to shareholders	510,349	-	-	510,349
Amounts due to directors	22,481	-	-	22,481
Tax payable	27,680			27,680

	1,093,119	-	-	1,093,119

31.4 Capital risk

The Group’s objectives when managing capital are to safeguard the Group’s ability to continue as a going concern and to maximize the return to the shareholders through the optimization of the debt and equity balance.

The Group manages its capital structure and adjusts it in light of changes in economic conditions. To maintain or adjust the capital structure, the Group may adjust the dividend payment to shareholders, return capital to shareholders or issue new shares. No changes were made in the objectives, policies or processes for managing capital during the fiscal year ended 31 March 2019.

The Group was not subject to any externally imposed capital requirements during the reporting periods. Subsequent to year end 31 March 2019, a subsidiary of the group obtained a Type 4 and Type 9 license from the Hong Kong Securities and Futures Commission and is subject to minimal capital requirements.

F-96

31.5 Fair values measurements

31.5.1 Fair value hierarchy

Per IFRS 9, all financial instruments are initially measured at fair value plus or minus transaction costs in the case of a financial asset or liability not at FVTPL. This section explains the judgements and estimates made in determining the fair values of the financial instruments that are recognized and measured at fair value in the financial statements. To provide an indication about the reliability of the inputs used in determining fair value, the Group has classified its financial instruments into the three levels prescribed under the accounting standards. An explanation of each level follows underneath the table.

Fair value measurements using:
At 31 March 2019	Level 1	Level 2	Level 3	Total
	USD	USD	USD	USD
Recurring fair value
Financial assets at FVTPL	437,580	-	-	437,580
Non-Recurring fair value measurements
Financial assets at amortized cost (a)	-	-	11,860,216	11,860,216

	437,580	-	11,860,216	12,297,796

There were no transfers of financial assets between levels during the year.

Fair value measurements using:
At 31 March 2018	Level 1	Level 2	Level 3	Total
	USD	USD	USD	USD
Recurring fair value
Financial assets at FVTPL	-	-	-	-
Non-Recurring fair value measurements	-	-	-	-
Financial assets at amortized cost	-	-	-	-

	-	-	-	-

Note 31.5.1(a): Assets measured under Level 3 consist of:

At 31 March 2019

Loan receivables, net of allowance	8,218,228
Financial assets at amortized cost	1,650,000
Amount due from an associate	1,991,988

11,860,216

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31.5.2 Valuation techniques used to determine fair values

Below lists the valuation techniques and key inputs used by the Group to value its Level 3 financial assets. There has been no change in valuation technique during the year.

Investment	Amount USD	Valuation techniques and key inputs	Significant unobservable inputs	Relationship of unobservable inputs to fair value and sensitivity

Agora	200,000	Based on best- estimate basis following discussion with founders.	Based on management’s judgement and estimates as Agora has not been listed on the secondary market yet

Shadow Factory	1,250,000	Discounted cash flow method	(i): Discount rate of 20% (ii) Projected revenue growth and decline rate of 20%	(i): A slight increase in the discount rate or revenue rate used in isolation would result in a decrease in the fair value

Nynja	200,000	Discounted cash flow method	(i): Discount rate of 20% (ii) Projected revenue growth and decline rate of 20%	(i): A slight increase in the discount rate or revenue rate used in isolation would result in a decrease in the fair value

Loan receivable, net of allowance	8,218,228	Discounted cash flow method	(i): Discount rate of 9% (ii) Underlying price of ETH	(i): A slight increase in the discount rate or a slight decrease in underlying price of ETH would result in a decrease in the fair value

Amount due from an associate	1,991,988	Discounted cash flow method	(i): Discount rate of 9% (ii) Underlying price of ETH	(i): A slight increase in the discount rate or a slight decrease in underlying price of ETH would result in a decrease in the fair value

31.5.3 Reconciliation of Level 3 fair value measurements

	For the year ended 31 March, 2019	For the period ended 31 March, 2018
	USD	USD
At 1 April/1 June	-	-
Cost	18,601,988	-
Impairment, through profit and loss	(6,741,772)	-

At 31 March	11,860,216	-

F-98

31.5.4 Fair value of financial assets and financial liabilities that are measured at amortized cost

Trade and other receivables, amounts due from an associate/shareholders/related companies, investments in privately held companies, loan receivables are measured at amortized cost. Management believes the carrying amounts of these financial assets and financial liabilities measured at amortized cost approximate their fair values.

Liabilities are categorized as fair value Level 1.

32 Subsequent events

On 6 May 2019, the Group entered into a non-binding letter of intent (the “LOI”) with 8i Enterprises Acquisition Corp (“8i Enterprises”), a British Virgin Islands business company. 8i Enterprises is a blank check company formed for the sole purpose of entering into a share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. The LOI contemplated that 8i Enterprises would purchase all of the issued and outstanding shares of the Group in consideration for new issuance of 20,000,000 shares of 8i Enterprises’ common stock.

On 9 July 2019, 8i Enterprises executed a share exchange agreement with the Group and its shareholders (“Group Shareholders”), whereby Group Shareholders agreed to exchange all of their respective shares in Group in consideration of 20,000,000 shares of 8i Enterprises common stock (“the transaction”). The transaction is subject to SEC and 8i shareholder approval.

The Company issued 84,270 shares for total consideration of $11.5m between the 1 April 2019 and the signing of this audit report. The Company has also received $5.4m as consideration for 34,867 shares but the shares have yet to be issued.

On 14 June 2019, DHPC, Peter Yuan and Diginex Limited novated $4,323,530 on the loan receivable from Peter Yuan to DHPC resulting in the loan receivable from Peter Yuan decreasing by $4,323,530 and the loan due from DHPC increasing by $4,323,530. There was no net impact on the amounts due to the Company.

On 28 June 2019, the Company entered into a loan agreement with DHPC for $2m. The purpose of the loan is to finance capital expenditures. The Company charges interest on the loan at 5% per annum and the loan will be repaid from net profit before interest, tax, depreciation and amortization of DHPC,

F-99

DIGINEX LIMITED

INTERIM COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

30 sEPTEMBER 2019 AND 2018

F-100

DIGINEX LIMITED

INTERIM COMBINED AND CONSOLIDATED STATEMENTS OF PROFIT OR LOSS

For the six months ended 30 September 2019 and 30 September 2018 (Unaudited)

		Six months ended 30 September 2019	Six months ended 30 September 2018
	Notes	USD	USD
CONTINUING OPERATIONS
Revenue	3	444,030	834,858

General and administrative expenses	4	(14,338,366)	(6,332,096)
OPERATING LOSS		(13,894,336)	(5,497,238)

Other (losses) gains, net	6	(157,005)	36,381,893
Impairment losses on financial assets, net	7	(10,105,671)	-
Finance costs, net	8	(945,488)	(393,875)
Share of loss of an associate		-	(634,199)
(LOSS) PROFIT BEFORE TAX		(25,102,500)	29,856,581
Income tax expense	9	-	-
(LOSS) PROFIT FROM CONTINUING OPERATIONS		(25,102,500)	29,856,581
DISCONTINUED OPERATIONS
Profit from discontinued operation (attributable to the ordinary equity holders of the Company)	26	-	57,319,854

(LOSS) PROFIT FOR THE PERIOD		(25,102,500)	87,176,435
(Loss) profit attributable to:
Owners of the Company		(24,946,118)	87,176,435
Non-controlling interests		(156,382)	-
		(25,102,500)	87,176,435
(LOSS) PROFIT PER SHARE FOR PROFIT FROM CONTINUING OPERATIONS ATTRIBUTABLE TO THE ORDINARY EQUITY HOLDERS OF THE COMPANY
Basic (loss) earnings per share	10	$(24.69)	$29.32
Diluted (loss) earnings per share	10	$(24.69)	$27.60

EARNINGS PER SHARE FOR PROFIT FROM DISCONTINUED OPERATIONS ATTRIBUTABLE TO THE ORDINARY EQUITY HOLDERS OF THE COMPANY
Basic earnings per share	10	$-	$56.30
Diluted earnings per share	10	$-	$52.99
(LOSS) EARNINGS PER SHARE FOR PROFIT ATTRIBUTABLE TO THE ORDINARY EQUITY HOLDERS OF THE COMPANY
Basic (loss) earnings per share	10	$(24.69)	$85.62
Diluted (loss) earnings per share	10	$(24.69)	$80.59

The above interim combined and consolidated statements of profit or loss should be read in conjunction with the accompanying notes.

F-101

DIGINEX LIMITED

INTERIM COMBINED AND CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

For the six months ended 30 September 2019 and 30 September 2018 (Unaudited)

		Six months ended 30 September 2019	Six months ended 30 September 2018
	Notes	USD	USD

(LOSS) PROFIT FOR THE PERIOD		(25,102,500)	87,176,435

OTHER COMPREHENSIVE (LOSS) INCOME
Exchange loss on translation of foreign operations		(5,334)	-
TOTAL COMPREHENSIVE (LOSS) INCOME FOR THE PERIOD		(25,107,834)	87,176,435
Total comprehensive (loss) income attributable to:
Owners of the Company		(24,951,452)	87,176,435
Non-controlling interests		(156,382)	-

Total comprehensive (loss) income attributable to Owners of the Company arises from:
Continuing operations		(24,951,452)	29,856,581
Discontinued operations		-	57,319,854
		(24,951,452)	87,176,435

The above interim combined and consolidated statements of comprehensive (loss) income should be read in conjunction with the accompanying notes.

F-102

DIGINEX LIMITED

iNTERIM COMBINED AND CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

At 30 September 2019 (Unaudited) and 31 March 2019 (Audited)

		(Unaudited) At 30 September 2019	(Audited) At 31 March 2019
	Notes	USD	USD
ASSETS
Property, plant and equipment	11	1,535,307	1,929,216
Right-of-use assets	12	3,828,330	4,830,098
Software development	13	2,115,701	-
Loan receivables, net of allowance	14	-	8,218,228
Financial assets at fair value through profit or loss	15	60,000	437,580
Financial assets at amortized cost	16	1,917,773	1,650,000
Prepayment, deposits and other receivables, non-current	17	1,246,947	1,246,947
Amount due from an associate	18	-	1,991,988
Non-current assets		10,704,058	20,304,057
Trade receivables	17	228,498	104,298
Prepayment, deposits and other receivables	17	279,195	192,482
Amounts due from related companies	19	-	11,279
Amount due from an associate	18	2,839,572	-
Amounts due from shareholders	19	164,662	101,099
Cash and cash equivalents		1,497,761	740,061
Current assets		5,009,688	1,149,219
TOTAL ASSETS		15,713,746	21,453,276
EQUITY
Share capital	20	30,137,136	13,382,920
Share-based payment reserve	21	2,433,844	634,462
Foreign currency translation reserve		(14,189)	(8,855)
Accumulated losses		(35,040,501)	(10,094,383)
Shareholders’ equity attributable to the owners of the Group		(2,483,710)	3,914,144
Non-controlling interests		(218,336)	(61,954)
Total equity		(2,702,046)	3,852,190
LIABILITIES
Lease liabilities, non-current	22	2,026,333	3,078,331
Non-current liabilities		2,026,333	3,078,331
Other payables and accruals	23	4,454,547	1,787,464
Amounts due to directors	19	189,428	356,855
Loans from shareholders	19	9,099,028	10,406,249
Notes payable	24	625,000	-
Lease liabilities, current	22	2,021,456	1,944,507
Tax payable		-	27,680
Current liabilities		16,389,459	14,522,755
Total liabilities		18,415,792	17,601,086
TOTAL EQUITY AND LIABILITIES		15,713,746	21,453,276

The above interim combined and consolidated statements of financial position should be read in conjunction with the accompanying notes.

F-103

DIGINEX LIMITED

interim COMBINED AND CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

For the six months ended 30 September 2019 and 30 September 2018 (Unaudited)

		Attributable to owners of the Group
		Share capital		Share-based payment	Foreign currency translation	Accumulated		Non-controlling	Total shareholders’
		Shares	Amount	reserve	reserve	Losses	Total	interests	equity
	Notes		USD	USD	USD	USD	USD	USD	USD
Balance at 1 April 2018 (audited)		1,020,400	10,572,482	-	(15,151)	(285,077)	10,272,254	-	10,272,254
Shares issued for consulting services	20	990	242,635	-	-	-	242,635	-	242,635
Shares repurchased	20	(32,091)	-	-	-	(3,144,942)	(3,144,942)	-	(3,144,942)
Total income for the period		-	-	-	-	87,176,435	87,176,435	-	87,176,435
Equity-settled share-based payments	21	-	-	194,440	-	-	194,440	-	194,440
Balance at 30 September 2018 (unaudited)		989,299	10,815,117	194,440	(15,151)	83,746,416	94,740,822	-	94,740,822

Balance at 1 April 2019 (audited)		973,903	13,382,920	634,462	(8,855)	(10,094,383)	3,914,144	(61,954)	3,852,190
Shares issued for cash during the period	20	117,559	16,873,083	-	-	-	16,823,013	-	16,823,013
Expenses related to raise of capital	20	-	(568,867)	-	-	-	(568,867)	-	(568,867)
Shares awarded to employees	20	1,578	450,000	-	-	-	450,000	-	450,000
Total loss for the period		-	-	-	-	(24,946,118)	(24,946,118)	(156,382)	(25,102,500)
Total other comprehensive loss for the period		-	-	-	(5,334)	-	(5,334)	-	(5,334)
Equity-settled share-based payments	21	-	-	1,799,382	-	-	1,799,382	-	1,799,382
Balance at 30 September 2019 (unaudited)		1,093,040	30,137,136	2,433,844	(14,189)	(35,040,501)	(2,483,710)	(218,336)	(2,702,046)

The above interim combined and consolidated statements of changes in equity should be read in conjunction with the accompanying notes.

F-104

DIGINEX LIMITED

interim COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS
For the six months ended 30 September 2019 and 30 September 2018 (Unaudited)

	Six months ended 30 September 2019	Six months ended 30 September 2018
	USD	USD
CASH FLOWS FROM OPERATING ACTIVITIES
(Loss) profit from:
Continuing operations	(25,102,500)	29,856,581
Discontinued operations	-	57,319,854
(LOSS) PROFIT INCLUDING DISCONTINUED OPERATIONS	(25,102,500)	87,176,435
Adjustment for:
Realized gain on fair value of investment in associate	-	(42,571,418)
Net loss on sale of financial assets	221,626	-
Interest received	(7)	(2,361)
Finance costs	945,494	396,237
Net fair value losses on financial assets at fair value through profit or loss	-	6,561,622
Impairment loss on financial assets at amortized cost	9,623,739	-
Impairment of other receivables	481,932	-
Depreciation – property, plant and equipment	392,150	185,093
Depreciation – right-of-use assets	958,272	334,946
Transaction gain – foreign exchange related	-	(305,767)
Share of loss of an associate	-	634,199
Shares issued for consulting services	450,000	242,635
Share-based payments	1,799,382	194,440
Discontinued operations	-	(58,824,072)
	(10,229,912)	(5,978,016)
Changes in:
Trade receivables	(124,200)	(608,000)
Prepayment, deposits and other receivables	(568,647)	(1,415,146)
Income tax expense	(27,680)	-
Amounts due from related companies	11,279	(7,772)
Other payables and accruals	2,660,339	905,264
Amount due to shareholders	-	(466,884)
Amounts due to directors	(167,427)	47
Advances to an associate company	(228,095)	-
Amounts due from shareholders	(63,561)	348,506
Discontinued operations	-	(607,741)
Cash used in operating activities	(8,737,904)	(7,829,737)
Finance costs paid	(1,164,558)	(396,237)
Net cash used in operating activities	(9,902,462)	(8,225,974)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(5,724)	(2,158,916)
Sales of financial assets through profit and loss	155,951	-
Investment in financial assets through profit and loss	(267,773)	(1,500,000)
Interest received	7	2,361
Software development	(2,115,701)	-
Discontinued operations	-	(15,550,618)
Net cash used in investing activities	(2,233,240)	(19,207,173)
CASH FLOWS FROM FINANCING ACTIVITIES
Loan receivables	(2,000,000)	(15,768,974)
Repayment of loan receivables	-	2,000,000
Advance to a director	-	(1,000,000)
Payment of lease liabilities	(928,648)	(291,033)
Proceeds from issues of share capital, net	16,304,214	-
Proceeds from loans from shareholders	3,493,590	3,008,825
Repayment of loans from shareholders	(4,600,000)	-
Proceeds from third party loan	-	10,000,000
Proceeds from notes payable	625,000	-
Payments for shares repurchase	-	(3,144,942)
Discontinued operations	-	27,949,691
Net cash generated from financing activities	12,894,156	22,753,567
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	758,454	(4,679,580)
Cash and cash equivalents at the beginning of the period	740,061	6,111,657
Effect of foreign exchange rate changes	(754)	-
CASH AND CASH EQUIVALENTS AT 30 SEPTEMBER	1,497,761	1,432,077

The above interim combined and consolidated statements of cash flows should be read in conjunction with the accompanying notes.

F-105

DIGINEX LIMITED

NOTES TO THE INTERIM COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended 30 September 2019 and 2018 (Unaudited)

1 ACTIVITIES

Diginex Limited (the “Company”) was incorporated in Hong Kong with limited liability under the Hong Kong Companies Ordinance. The Company’s registered office is 35/F., Two International Finance Centre, 8 Finance Street, Central, Hong Kong.

The Company is an investment holding company. The Company has various subsidiaries that are incorporated in Hong Kong, Macau, People Republic of China (“PRC”), Singapore, Switzerland, Cayman Islands, Japan, Republic of Korea, Germany, Jersey and United Kingdom (“collectively, the Group”). The principal activities of its subsidiaries are consistent with those disclosed in the Group’s annual financial statements for the year ended 31 March 2019.

On 6 May 2019, the Group entered into a non-binding letter of intent (the “LOI”) with 8i Enterprises Acquisition Corp (“8i Enterprises”), a British Virgin Islands business company. 8i Enterprises is a blank check company formed for the sole purpose of entering into a share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. The LOI contemplated that 8i Enterprises would purchase all of the issued and outstanding shares of the Group in consideration for new issuance of 20,000,000 shares of 8i Enterprises’ common stock.

On 9 July 2019, 8i Enterprises executed a share exchange agreement with the Group and its shareholders (“Group Shareholders”), whereby Group Shareholders agreed to exchange all of their respective shares in Group in consideration of 20,000,000 shares of 8i Enterprises common stock (“the transaction”). The transaction is subject to SEC and 8i shareholder approval.

These interim combined and consolidated financial statements are presented in US dollars (USD), which is the same as the functional currency of the Company.

These interim combined and consolidated financial statements for the six months ended 30 September 2019 and 30 September 2018 were authorized for issue by the Board of Directors on 17 January 2020.

1.1 Summary of significant transactions

During the six months ended 30 September 2019, the Group incurred the following significant transactions that significantly affect the financial positions and performance of the Group:

●	Impairment of loan receivables amounting to $10,105,671 in relation to working capital advances to a third party, loan receivables to a third party, and amounts due from an associate (note 7)
●	Capitalization of software development amounting to $2,115,701 in relation to the build out of a digital asset exchange and custody solution (note 13)
●	A substantial increase in employee benefit expenses primarily due to the increase in headcount and the accrual of share awards as part of a compensation deferral scheme as detailed in note 5.1(b)

2.1 BASIS OF PREPARATION

The interim combined and consolidated financial statements for the six months ended 30 September 2019 and 2018 have been prepared in accordance with IAS 34 Interim Financial Reporting.

The interim combined and consolidated financial statements do not include all the information and disclosures required in the annual financial statements, and should be read in conjunction with the Group’s audited combined and consolidated financial statements for the year ended 31 March 2019.

F-106

Operating results for the six months ended 30 September 2019 are not necessarily indicative of the results that may be expected for the year ending 31 March 2020.

In the opinion of management, the interim combined and consolidated financial statements include all adjustments necessary to make the financial statements not misleading, and all adjustments are of a normal recurring nature.

2.1.1 Going concern basis of accounting

The interim combined and consolidated financial statements have been prepared on a going concern basis, which assumes that the Group will be able to meet its financial obligations, working capital requirements and capital expenditures as and when they fall due. Future cash flow projections have been analyzed to establish the cash requirements over the coming 12 months which highlight a need for the Group to raise additional finance and/or reduced expenses as necessary. Since incorporation, the Group has incurred losses but has been able to fund them via raising funds from investors, proceeds from the divestment of a business line, short term funding from two shareholders and an international bank and entering into a $20m credit facility from the majority shareholder. The Group has raised capital from investors since 30 September 2019 of $5.9m to fund the build out the Company’s vision and will continue to raise capital from investors. Of the $20m credit facility, only $9.1m has been utilized as at 30 September 2019. The majority shareholder has provided assurances that the credit facility can be extended from its current maturity date of 28 February 2020 and that the limit of the facility could be increased if necessary, to meet funding requirements for the next 12 months from the date these financial statements were issued. In addition to the above options to raise capital, management also has the ability to control or reduce cash outflows as necessary. Taking into account the ability for the Group to raise finances and management’s ability control costs, management has alleviated the doubt about the Group’s ability to continue as a going concern.

2.2 CHANGES IN ACCOUNTING POLIcES AND DISCLOSURES

New IFRS standards adopted during the period

The accounting policies adopted in the preparation of the interim combined and consolidated financial statements are consistent with those followed in the preparation of the Group’s annual financial statements for the year ended 31 March 2019 except for the adoption of the new standards and interpretations noted below:

●	IFRIC 23: “Uncertainty over Income Tax Treatments” (effective for fiscal periods beginning on or after 1 January 2019)

●	Amendments to IFRS 9: “Prepayment Features with Negative Compensation” (effective for fiscal periods beginning on or after 1 January 2019)

●	Amendments to IAS 28: “Long-term interests in Associates and Joint Ventures” (effective for fiscal periods beginning on or after 1 January 2019)

●	Annual improvements to IFRS Standards 2015-2017 Cycle (effective for fiscal periods beginning on or after 1 January 2019)

●	Amendments to IAS 19: “Plan Amendment, Curtailment or Settlement” (effective for fiscal periods beginning on or after 1 January 2019)

The application of these new standards and amendments, did not have a material impact on the interim combined and consolidated financial statements of the Group.

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2.3 FUTURE CHANGES IN ACCOUNTING POLICES – STANDARDS ISSUED BUT NOT YET EFFECTIVE

Standards issued but not yet effective up to the date of issuance of the Group’s interim combined and consolidated financial statements are listed below. The Group intends to adopt these standards when they become effective.

●	Amendments to References to the Conceptual Framework in IFRS Standards (effective for fiscal periods beginning on or after 1 January 2020)

●	Amendments to IFRS 3: “Definition of a Business” (effective for fiscal periods beginning on or after 1 January 2020)

●	Amendments to IAS 1 and IAS 8: “Definition of Material” (effective for fiscal periods beginning on or after 1 January 2020)

●	IFRS 17: Insurance Contracts (effective for fiscal periods beginning on or after 1 January 2021)

●	Amendments to IFRS 10 and IAS 28: Sale or Contribution of Assets between an Investor and its Associate or Joint Venture (effective date is deferred indefinitely)

Management is currently assessing the impact of these standards does not anticipate that the adoption of these standards will have a material impact on the Group’s interim combined and consolidated financial statements.

2.4 SIGNIFICANT ACCOUNTING ESTIMATES AND JUDGEMENTS

The preparation of the Group’s interim combined and consolidated financial statements requires management to make judgements, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and the disclosure of contingent liabilities, at the reporting date. However, uncertainty about these assumptions and estimates could result in outcomes that could require a material adjustment to the carrying amount of the asset or liability affected in the future.

In preparing these interim combined and consolidated financial statements, the significant judgments made by management in applying the Group’s accounting policies and the key sources of estimation uncertainty are the same as those applied to the audited combined and consolidated financial statements as at and for the year ended 31 March 2019.

3 Revenue

An analysis of the Group’s revenue from the continuing operations for the reporting period is as follows:

	Six months ended 30 September 2019	Six months ended 30 September 2018
	USD	USD
Advisory service income	366,261	834,858
Asset management fee income	75,412	-
Trading income	2,357	-
	444,030	834,858

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4 General and administrative expenses

		Six months ended 30 September 2019	Six months ended 30 September 2018
	Notes	USD	USD
Data center costs		-	38,115
Auditor’s remuneration		70,799	15,385
Depreciation of property, plant and equipment	11	392,150	185,093
Depreciation of right-of-use assets	12	958,272	334,946
Employee benefit expenses (including directors’ remunerations)	5	9,029,532	2,802,170
Operating lease expense in respect of short-term lease		91,111	359,780
Legal and professional fees	(a)	2,133,043	1,238,145
Other expenses	(b)	1,663,459	1,358,462
		14,338,366	6,332,096

Note 4(a): Legal and professional fees mainly consist of:

●	Consulting fees related to consultants engaged generally on a long term basis to aid the build out the Group’s business lines,

●	Fees in relation to corporate transactions,

●	Professional fees related to services such as accounting and tax advices, and

●	Legal and compliance advisory fees include costs of obtaining regulatory advice in multiple jurisdictions, designing and implementing the share option scheme and legal entity acquisitions.

Note 4(b): Other expenses mainly consist of:

●	IT infrastructure costs such as service subscriptions and storage fees,

●	Business travel and entertainment expenses, and

●	Marketing expenses related to the attending or sponsoring events to promote the Group’s brand.

5 Employee benefit expenses

5.1 Employee benefit expense

	Six months ended 30 September 2019	Six months ended 30 September 2018
	USD	USD
Basic salaries, allowances and all benefits-in-kind (b)	7,093,928	2,577,831
Pension costs - defined contribution plans (a)	136,222	29,899
Share-based payments (b)	1,799,382	194,440
	9,029,532	2,802,170

Note 5.1(a): For defined contribution plans, the Group pays contributions to publicly or privately administered pension insurance plans on a mandatory, contractual or voluntary basis. The Group has no further payment obligations once the contributions have been paid. The contributions are recognized as employee benefit expense when they are due.

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Note 5.1(b): On 1 April, 2019 senior employees within the Group voluntarily agreed to accept reduced salaries on a deferred basis for a period of six months or upon the completion of a $50m capital raise, if earlier. Upon completion of the deferral period each participant would receive full payment of the deferred salary and newly issued share capital in Diginex Limited, equivalent to the value of the accrued deferred salaries (based on a valuation of $150m). The deferred salaries and the grant of newly issued shares accrued on a monthly basis. On 1 October, 2019, the deferral period was extended for a further three months.

For the six months ended 30 September 2019, $749,296 of salaries were deferred and the Company accrued a corresponding share-based payment award for the same amount. The value of deferred salaries will be converted into shares at a price per share of $153.90 per share, which is the share price paid by recent Diginex investors. Other share-based payments relate to the share option scheme (Note 21.1).

5.2 Directors compensation

	Six months ended 30 September 2019	Six months ended 30 September 2018
	USD	USD
Fees	-	-
Other emoluments:
Salaries, allowances and benefits in kind	438,327	271,146
Retirement benefit scheme contributions	3,446	3,846
Share-based payments	322,842	83,517
	764,615	358,509

During the periods, certain directors were granted share options, in respect of their services to the Group, under the share option scheme of the Company. The fair value of such options, which has been recognized in the interim combined and consolidated statements of profit or loss over the vesting period, was determined as at the date of grant and the amount was included in the interim combined and consolidated financial statements for the current period.

6 Other (LOSSES) gains, net

	Notes	Six months ended 30 September 2019	Six months ended 30 September 2018
		USD	USD
Foreign exchange (loss) gains, net		(13,002)	313,345
Realized gain on fair value of DHPC	(a)	-	42,571,418
Net loss on sale of financial assets at fair value through profit or loss	(b)	(221,626)	-
Net fair value losses on financial assets at fair value through profit or loss	(c)	-	(6,561,622)
Others		77,623	58,752
		(157,005)	36,381,893

Note 6(a): On 31 July 2018, 51% of the Group’s equity interest in DHPC was sold to Madison Holdings Group Limited (“Madison”), a third party, for a total consideration of $60,000,000, resulting in a gain from divestment of $59,127,340. The consideration was settled by cash of $10,000,000 and the issuance of 213,252,717 Madison shares, which are listed on the Growth Enterprise Market (“GEM”) of the Stock Exchange of Hong Kong. The Group classified the Madison shares as trading securities under IFRS 9. The retained investment of the 49% equity interest in DHPC is accounted for under IFRS 10 using the equity accounting method. Per IFRS 10, the investment was revalued at its fair value of $43,811,765. The net assets of the business attributable to the 49% ownership amounted to $1,240,347, resulting in a fair value adjustment of $42,571,418 during the six months ended 30 September 2018.

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Note 6(b): On 27 June, 2019, the Group disposed all its remaining 3,681,399 Madison’s shares and recorded a realized loss of $221,626.

Note 6(c): At 30 September 2018, the Group held 213,252,717 of Madison shares valued at $43,744,147. The listed share price of the stock has dropped from HK$1.84 to HK$1.60 which results in a fair value loss of $6,561,622.

7 IMPAIRMENT LOSS ON FINANCIAL ASSETS, NET

As at 30 September 2019, the impairment loss on financial assets, net includes the following:

●	Impairment of loan receivables amounting to $10,105,671 consists of: (1) On 20 February 2019, the Group signed a non-binding term sheet with a third party to establish a new subsidiary under the Group in the United States. In connection with the term sheet the group advanced monies for working capital purposes prior to a definitive agreement being signed. During the six months ended 30 September 2019, the Group impaired $481,932 of the advance, and (2) impairment totaling $9,623,739 on a loan receivable ($3,894,698) and amounts due from an associate ($5,729,041), detailed in notes 14 and 18 respectively.

8 Finance costs, net

	Six months ended 30 September 2019	Six months ended 30 September 2018
	USD	USD
Interest on:
● Lease liabilities (Note 22)	258,787	115,864
● Loans from shareholders	704,961	39,837
● Notes payable	6,747	-
Other finance costs	-	240,535
Interest from:
● Loans receivable (Note 18)	(25,000)	-
Other finance income	(7)	(2,361)
	945,488	393,875

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9 Income tax expense

There was no income or deferred tax expense for the six months ending 30 September 2019 and 2018.

9.1 Reconciliation of effective tax rate

In Hong Kong, the profit tax is 16.5% except for the first HK$2,000,000 (c.$250,000) profit or loss which is charged at 8.25%. There is no capital gains tax in Hong Kong. Tax charge on profits assessable elsewhere have been calculated at the rates of tax prevailing in the countries in which the Group operates, based on existing legislation, interpretation and practices in respect thereof. As at 30 September 2019, the effective tax rate for the Group is 0%. Tax effects on other comprehensive income (loss) has been deemed immaterial.

	Six months ended 30 September 2019	Six months ended 30 September 2018
	USD	USD
(Loss) profit from continuing operations before income tax expense	(25,102,500)	29,856,581
Profit from discontinued operation before income tax expense	-	57,319,854
	(25,102,500)	87,176,435
Notional tax calculated at the rates applicable to profits in the tax jurisdictions concerned	(4,125,558)	14,125,236
Tax effect of income that is not taxable	-	(16,780,288)
Tax effect of expenses that are not deductible	291,904	344,020
Tax effect of tax losses not utilized	1,960,757	2,268,800
Tax effect of temporary differences	1,872,897	42,232
Income tax expense for the period	-	-

The results for both reporting periods can also be analyzed in the following way:

	Six months ended 30 September 2019	Six months ended 30 September 2018
	USD	USD
(Loss) profit from continuing operations	(25,102,500)	29,856,581
(Loss) from discontinued operations	-	(1,807,486)
Total losses subject to income tax	(25,102,500)	28,048,095
Gain on sale of discontinued operations	-	59,127,340
(Loss) profit for the period before tax	(25,102,500)	87,176,435

Of the profit generated in the six months ended 30 September 2018, $59,127,340 relates to a gain on sale of DHPC. This gain was recognized in Diginex Global Limited, a Hong Kong resident company. In Hong Kong there is no capital gains tax. Additionally, Diginex Global Limited recognized a $42,571,418 fair value adjustment on the retained 49% investment in DHPC per IFRS 10, which is not taxable in Hong Kong. As a result, the effect of nontaxable income is $16,780,288 at Hong Kong’s profit tax rate of 16.5%.

For the six months ended 30 September 2018, there was a loss from discontinued operations of $1,807,486. No tax provision has been recognized for discontinued activities as no taxable income was generated.

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The impact of the operating loss from continued operations has resulted in the Group carrying forward tax losses of $7,199,687 (30 September 2018: $2,331,594). The losses carried forward as at 30 September 2019 include those accumulated since incorporation of the business. The majority of operating losses and hence tax losses have been generated in Hong Kong. Tax losses in Hong Kong can be carried forward and offset against future profits indefinitely.

9.2 Deferred income taxes

Deferred income taxes reflect the net tax effects of the temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The main components of the deferred income tax assets are as follows:

	Six months ended 30 September 2019	Six months ended 30 September 2018
	USD	USD
Depreciation and amortization recognized for tax purposes	205,461	42,232
Impairment on loan balances	1,667,436	-
Benefit of tax loss carryforwards	7,199,687	2,331,594
	9,072,584	2,373,826
Unrecognized deferred tax asset	(9,072,584)	(2,373,826)
Deferred tax asset	-	-

The ultimate realization of deferred tax assets is dependent upon the generation of sufficient future taxable income during the periods in which those temporary differences become deductible. In determining the recognition of a deferred tax asset, management considered the future profitability of the Group. While management expects the Group to return profits in the future, there is still an element of uncertainty and as such, no deferred tax asset has been recognized. The Group has also incurred costs during the year that are not deductible for tax purposes on a permanent basis.

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10 (loss) EARNINGS per share

	Six months ended 30 September 2019	Six months ended 30 September 2018
	USD	USD
Basic (loss) earnings per share
From continuing operations attributable to the ordinary equity holders of the company	(24.69)	29.32
From discontinued operation	-	56.30
Total basic (loss) earnings per share attributable to the ordinary equity holders of the company	(24.69)	85.62

Diluted (loss) earnings per share
From continuing operations attributable to the ordinary equity holders of the company	(24.69)	27.60
From discontinued operation	-	52.99
Total diluted (loss) earnings per share attributable to the ordinary equity holders of the company	(24.69)	80.59

Reconciliation of (loss) earnings used in calculating (loss) earnings per share
Basic (loss) earnings per share
(Loss) profit attributable to the ordinary equity holders of the company used in calculating basic (loss) earnings per share:
From continuing operations	(25,102,500)	29,856,581
From discontinued operation	-	57,319,854
	(25,102,500)	87,176,435

Diluted (loss) earnings per share
(Loss) profit attributable to the ordinary equity holders of the company used in calculating diluted (loss) earnings per share:
From continuing operations	(25,102,500)	29,856,581
From discontinued operation	-	57,319,854
	(25,102,500)	87,176,435

Weighted average number of shares used as the denominator
Weighted average number of ordinary shares used as the denominator in calculating basic (loss) earnings per share	1,016,911	1,018,191
Adjustments for calculation of diluted (loss) earnings per share:
Stock options	-	63,491
Weighted average number of ordinary shares used as the denominator in calculating diluted (loss) earnings per share	1,016,911	1,081,682

Due to the losses from continuing operations during the six months ended 30 September 2019, anti-dilutive instruments were excluded from the calculation of diluted (loss) earnings per share. The excluded anti-dilutive instruments include 169,768 of options outstanding as at 30 September 2019.

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11 Property, plant and equipment

	Furniture and fixtures	Office equipment	Leasehold improvements	High Performance Computers (discontinued operations)	Total
	USD	USD	USD	USD	USD
Six months ended 30 September 2019:
Cost:
At 1 April 2019	73,273	304,249	2,133,521	739,181	3,250,224
Adjustment for foreign exchange	985	(1,141)	(10,936)	-	(11,092)
Reclassification	-	-	-	(739,181)	(739,181)
Additions	-	5,724	-	-	5,724
At 30 September 2019	74,258	308,832	2,122,585	-	2,505,675
Depreciation:
At 1 April 2019	8,794	61,371	511,662	739,181	1,321,008
Adjustment for foreign exchange	(265)	(84)	(3,260)	-	(3,609)
Reclassification	-	-	-	(739,181)	(739,181)
Change for the period	5,882	31,867	354,401	-	392,150
At 30 September 2019	14,411	93,154	862,803	-	970,368
Net carrying amount:
At 30 September 2019	59,847	215,678	1,259,782	-	1,535,307
Year ended 31 March 2019:
Cost:
At 31 March 2018	11,695	125,831	-	4,867,806	5,005,332
Additions	61,578	178,418	2,133,521	25,549,556	27,923,073
Disposal of a subsidiary	-	-	-	(29,678,181)	(29,678,181)
At 31 March 2019	73,273	304,249	2,133,521	739,181	3,250,224
Depreciation:
At 31 March 2018	195	6,525	-	412,147	418,867
Change for the period	8,599	54,846	511,662	327,034	902,141
At 31 March 2019	8,794	61,371	511,662	739,181	1,321,008
Net carrying amount:
At 31 March 2019	64,479	242,878	1,621,859	-	1,929,216

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12 RIGHT-OF-USE ASSETS

Right-of-use assets relate to office space leased by the Group. The amount in respect of leases are as follows:

Properties
USD
Six months ended 30 September 2019
At 1 April 2019	4,830,098
Additions	-
Adjustment for foreign exchange	(43,496)
Depreciation	(958,272)
Closing net book amount	3,828,330
At 30 September 2019:
Cost	6,217,102
Accumulated depreciation	(2,345,276)
Adjustment for foreign exchange	(43,496)
Net book amount	3,828,330
Year ended 31 March 2019:
Opening net book amount, as previously reported	-
Effect of early adoption of IFRS 16 on 1 April 2018	-
Additions	5,678,624
Acquisition of a subsidiary	538,478
Depreciation	(1,387,004)
Closing net book amount	4,830,098
At 31 March 2019:
Cost	6,217,102
Accumulated depreciation	(1,387,004)
Net book amount	4,830,098

13 SOFTWARE DEVELOPMENT

External spend on software development costs is capitalized in accordance to IAS 38 when future economic benefits of such software are probable and the cost of such software can be reliably measured. During the six-months ended 30 September 2019, the Group capitalized $2,115,701 of software development costs related to the ongoing build out of a digital asset exchange and custody solution which the Group considered their future benefits to be probable. Capitalized software will start to be amortized once the software has been deployed in a production environment and used to generate value for the Group. The Group anticipates amortizing the capitalized costs from Q1 2020.

14 LOAN RECEIVABLES

	At 30 September 2019	At 31 March 2019
	USD	USD
At 1 April	8,218,228	15,000,000
Loan repayment	-	(2,000,000)
Loan novation (see note 18)	(4,323,530)	-
Impairment	(3,894,698)	(4,781,772)
At 30 September/31 March	-	8,218,228

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In May 2018, the Group and Peter Yuan, a third party, entered into an agreement with the plan to establish a subsidiary in Taiwan (“Taiwan Sub”). With the purpose of funding the working capital of the Taiwan Sub, the Group assigned the loan with DHPC to Peter Yuan. In August 2018, the Group ceased the plan to establish the Taiwan Sub and the loan agreement was amended to state that any monies received by Peter Yuan would be immediately repayable to the Company. The loan amount was $15,000,000 of which $2,000,000 was repaid. At year end 31 March 2019, the outstanding loan balance of $13,000,000 was impaired by $4,781,772. During the six months ended 30 September 2019, $4,323,530 was novated to be directly repaid by DHPC and accounted for as an amount due from an Associate (see note 18). The outstanding balance of the loan was fully impaired by $3,894,698 after Management performed the analysis of expected credit losses (“ECL”).

15 FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS

	At 30 September 2019	At 31 March 2019
	USD	USD
Listed equity investment, at fair value (a)	-	377,580
Unlisted investment, at fair value (b)	60,000	60,000
	60,000	437,580

Note 15(a) Madison Holdings Group Limited

On 31 July 2018, 51% of the Group’s equity interest in DHPC was sold to Madison Holdings Group Limited (“Madison”), a third party, for a total consideration of $60,000,000, resulting in a gain from divestment of $59,127,340. The consideration was settled by cash of $10,000,000 and the issuance of 213,252,717 Madison shares, which are listed on the Growth Enterprise Market (“GEM”) of the Stock Exchange of Hong Kong. As of 31 March 2019, the Group held 3,681,399 Madison’s shares valued at $377,580. On 27 June, 2019, the Group disposed all its remaining Madison’s shares and recorded a realized loss of $221,626.

Note 15(b) Caspian

On 10 April 2018, the Group invested $200,000 in CSP Tokens issued by Caspian. The Group acquired 4,923,077 tokens valued at $0.040625 each. The tokens are traded on digital exchanges such as KuCoin. As at 31 March 2019, the Group valued the investment based on the market value of the token which resulted in the Group recording a loss of $140,000. The was no recorded movement in the value of the token for the six months ended 30 September 2019.

16 FINANCIAL ASSETS AT AMORTIZED COST

	At 30 September 2019	At 31 March 2019
	USD	USD
Unlisted investments, at amortized cost (a)	3,877,773	3,610,000
Less: impairment	(1,960,000)	(1,960,000)
	1,917,773	1,650,000

Note 16(a):

Shadow Factory Limited

In October 2018, the Group entered into an equity investment agreement to invest $1,250,000 in Shadow Factory Limited (“Shadow Factory”) in exchange for 5,000 shares of Shadow Factory, which represented 5% of the then outstanding shares. Shadow Factory is a privately owned company whose fair value is not readily determinable. In June 2019, the Group purchased an additional 350 of ordinary shares for consideration of $267,773. As of 30 September 2019 and 31 March 2019, the Group’s investment in Shadow Factory was $1,517,773 and $1,250,000, respectively.

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Nynja Group Limited

In February 2018, the Group entered into an equity investment agreement to invest $860,000 in Nynja Group Limited (“Nynja”). Nynja is a privately owned company whose fair value is not readily determinable. During the year ended 31 March 2019, the Group invested $860,000 to Nynja and capitalized $500,000 of an outstanding receivable to equity in the company which increased the shareholding to 6.8% and total investment to $1,360,000. On 31 March 2019, the Group recorded an impairment loss on the investment of $1,160,000. As of 30 September 2019 and 31 March 2019, the Group’s value of its investment in Nynja was $200,000 and $200,000, respectively.

Agora

On 11 July 2018, the Group purchased VOTE Tokens issued by Agora for $1,000,000, with each token being valued at $0.051. Agora is a privately owned company whose fair value is not readily determinable. The VOTE Tokens have yet to be listed on any digital asset exchanges. The Group has recorded an impairment loss of $800,000 against this investment. As at 30 September 2019 and 31 March 2019, the Group’s investment in Agora was $200,000 and $200,000, respectively.

The above investments at 30 September 2019 were classified as financial assets at amortized cost as the group has not elected to recognize the fair value or loss through other comprehensive income.

17 Trade receivables, prepayment, deposits and other receivables

17.1 Trade receivables

	At 30 September 2019	At 31 March 2019
	USD	USD
Trade receivables	336,498	212,298
Less: loss allowance	(108,000)	(108,000)
	228,498	104,298

Trade receivables are non-interest bearing and generally have credit terms of 30 days.

An aging analysis of the trade receivables as at the end of the reporting period, based on the invoice date and net of loss provision, is as follows:

	At 30 September 2019	At 31 March 2019
	USD	USD
Less than 1 month	65,570	-
Between 1 month and 3 months	73,128	-
Over 3 months	89,800	104,298
	228,498	104,298

The movements in the loss allowance for impairment of trade receivables are as follows:

	Six months ended 30 September 2019	Year ended 31 March 2019
	USD	USD
At the beginning of the period/year	108,000	-
Provision for impairment for trade receivables	-	108,000
At the end of the period/year	108,000	108,000

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The carrying amounts of trade receivables approximate their fair values.

17.2 Prepayment, deposits and other receivables

	Notes	At 30 September 2019	At 31 March 2019
		USD	USD
Non-current:
Deposits	(a)	1,246,947	1,246,947
Current:
Deposits		65,092	45,810
Prepayments		69,722	56,129
Other receivables		144,381	90,543
		279,195	192,482
		1,526,142	1,439,429

Note 17.2(a): On 16 June 2018, the Group entered into a lease agreement for an office located in Hong Kong with a security deposit of $1,246,947. The Group will owe monthly rental payments of HKD 1,455,744 (approximately $187,000) until the lease agreement terminates on 15 June 2021.

18 AMOUNT DUE FROM AN ASSOCIATE – DHPC

	At 30 September 2019	At 31 March 2019
	USD	USD
At 1 April	1,991,988	1,991,988
Loan novation (note 14)	4,323,530	-
Working capital advance	228,095	-
Impairment (note 7)	(5,729,041)	-
Loan advance	2,000,000	-
Interest	25,000	-
At 30 September/31 March	2,839,572	1,991,988

Diginex has advanced DHPC working capital, with a balance outstanding as at 31 March 2019 of $1,991,988. During the six months ended 30 September 2019, $4,323,530 of a loan receivable from Peter Yuan was novated to DHPC (note 14) and hence became collectable directly from DHPC. As at 30 September 2019, the outstanding of $6,543,613 was impaired by $5,729,041 after the high performance computing operations of DHPC had been turned off, making collectability less likely. The difference between the outstanding and the impairment was collected in December 2019.

In July 2019, Diginex entered into a loan agreement with DHPC in the amount of $2,000,000 to be used for the purchase of new high performance computing equipment. The loan is interest bearing at 5% per annum and repayable from 75% of DHPC EBITDA if the funding is used to purchase the equipment or meet working capital needs. As of 30 September 2019, the $2,000,000 loan was still outstanding as well as $25,000 of interest receivable. The loan is for a period of 12 months, uncollateralized and as at September 30, 2019 proceeds had yet to be used to purchase any new equipment or fund any working capital needs. The loan has not yet been used to fund the purchase of new equipment nor is it likely to so Diginex expects that the advance will be returned to Diginex upon the maturity of loan, if not earlier. Other advances to DHPC have been impaired as the monies have been utilized and the repayment was subject to the profitability of DHPC but the $2,000,000 loan is not expected to be utilized and hence the balance has not been impaired. An economic credit review was also undertaken with the two scenarios being that equipment is either purchased or not. Diginex management place a 99% likelihood of equipment not being purchased and a 1% likelihood that the equipment will be purchased. The impairment in the scenario that the equipment is purchased on the $2,000,000 balance was not considered significant.

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19 RELATED PARTY TRANSACTIONS

19.1 Controllership of the Group

The Group is controlled by the following entities:

			Ownership interest
Name	Type	Place of incorporation	30 September 2019	31 March 2019
Pelham Limited	Investment	Hong Kong	28.0%	45.2%

19.2 Transactions with other related parties

In addition to those related party transactions and balances disclosed elsewhere in the combined and consolidated financial statements, the Group had the following transactions with its related parties during the reporting period:

		Six months ended 30 September 2019	Six months ended 30 September 2018
	Notes	USD	USD
Amounts received (paid) per the following:
Interest charged by shareholders	(a)	(704,961)	(39,837)
Finance fees on loans from shareholders	(a)	-	(240,535)
Services agreement with a shareholder	(b)	77,622	58,615
Interest charged on notes payable by employee and shareholder note holders	(c)	(6,747)	-
Share repurchase from a shareholder	(d)	-	(3,144,942)
Discount on shares to a shareholder	(e)	(50,070)

19.2(a): The interest expense and draw down fees paid to the shareholders were pursuant to the terms in the loan agreements entered between the Company and shareholders.

19.2(b): The amounts received from a shareholder were pursuant to the terms of services agreements between the Company and a shareholder.

19.2(c): The interest expense on notes payable is pursuant to terms in note agreements entered between Diginex Capital Limited, a subsidiary of the Company, employees, and a shareholder. See Note 24 for additional details.

19.2(d): The Company repurchased 32,091 of its shares for a total consideration of $3,144,942 which was paid wholly out of retained profits in accordance with section 257 of the Hong Kong Companies Ordinance and cancelled the shares. The total amount paid for the purchase of the shares has been charged to retained profits of the Company under IAS 32.

19.2(e): During the period, an advisor to the Company was issued 25% bonus shares upon subscription to the Company. The total subscription, including bonus, was for 1,300 shares.

19.3 Amounts due from related companies

The amounts due from related companies at 31 March 2019 are unsecured, interest-free and repayable on demand. The related companies are controlled by Miles Pelham, a director of the Company.

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19.4 Amounts due from shareholders

The amounts due from shareholders are unsecured, interest-free and repayable on demand.

Name	Maximum amount outstanding during the period	At 30 September 2019	At 31 March 2019
	USD	USD	USD
Pelham Limited	25,664	-	25,664
DHC Investment Limited	75,435	40,763	75,435
Lutea (Hong Kong) Limited	123,899	123,899	-
		164,662	101,099

19.5 Amounts due to directors

The amounts due to directors were unsecured, interest-free and had no fixed terms of repayment.

Name	Maximum amount outstanding during the period	At 30 September 2019	At 31 March 2019
	USD	USD	USD
Miles Pelham	327,573	134,469	327,573
Richard Byworth	54,959	54,959	29,122
Gemini Lo	160	-	160
		189,428	356,855

19.6 Loans from shareholders

	At 30 September 2019	At 31 March 2019
	USD	USD
1 April	10,406,249	-
Loans advanced	3,493,590	14,625,561
Loan repayments received	(5,505,772)	(4,612,349)
Interest charged	704,961	393,037
	9,099,028	10,406,249

The outstanding loan from a shareholder is unsecured, interest-bearing at 12.5% per annum and repayable on 28 February 2020 which can be further extended for six months or beyond at the shareholder’s discretion. The credit facility extends to $20m. During the year ended 31 March 2019, there were two other interest bearing shareholder loans. DHC Investments and Melissa McDermott extended loans of $3.5m and $1m respectively, both of which were fully repaid as of 31 March 2019.

F-121

20 Share capital

	Number of shares	Amount
		USD
Ordinary shares, issued and fully paid:
At 1 April 2018	1,020,400	10,572,482
Shares issued for consulting services	990	242,635
Shares repurchased (a)	(32,091)	-
At 30 September 2018	989,299	10,815,117

At 1 April 2019	973,903	13,382,920
Shares issued for cash during the period	117,559	16,873,083
Expenses related to raise of capital	-	(568,867)
Shares awards	1,578	450,000
At 30 September 2019	1,093,040	30,137,136

Note 20(a): During the six months ended 30 September 2018, the Company repurchased 32,091 of its shares for a total consideration of $3,144,942 which was paid wholly out of retained profits in accordance with section 257 of the Hong Kong Companies Ordinance and cancelled the shares. The total amount paid for the purchase of the shares has been charged to retained profits of the Company under IAS 32.

21 SHARE-BASED PAYMENT RESERVE

	At 30 September	At 30 September
	2019	2018
	USD	USD
At 1 April	634,462	-
Share option scheme (Note 21.1)	1,050,086	194,440
Share awards (Note 5.1)	749,296	-
At 30 September	2,433,844	194,440

21.1 Share Option Scheme

The Group has adopted a share option scheme (the “Scheme”). The Scheme holds options equivalent to 15% of the total share capital of Diginex Limited and may be allocated to employees of the Group at the absolute discretion on the directors of the Company. Options can be exercised after 36 months from issuance or on other conditions as detailed in the scheme policy. The options give the holder the rights to subscribe for ordinary shares in the Company. A nominal consideration of $0.1 is payable to exercise an option.

The options are issued based on a percentage holding rather than absolute number of shares. Had all options been exercised as at 30 September 2019, this would have resulted in 169,768 shares being issued. Options are granted under the plan for no consideration and carry no dividend or voting rights. The details of these share options are summarized as follows:

	Six months ended 30 September 2019			Six months ended 30 September 2018
	Average exercise price per share option		Number of Options	Average exercise price per share option (a)	Number of options
As at the beginning of the period		$0.1	151,019	$0.1	48,453
Increase in options allotted from prior period (a)		$0.1	18,749	$0.1	847
Granted during the period	$			$0.1	25,067
Exercised during the period		-	-	-	-
Forfeited during the period		-	-	-	-

As at the end of the period		$0.1	169,768	$0.1	74,367

Vested and exercisable			-		-

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Note 21(a): As the share options are issued based on a percentage of outstanding shares, when new shares are issued the number of options previously issued changes accordingly.

No options expired or vested during the periods covered by the above tables. The options outstanding at the end of the 2018 and 2019 periods have a weighted average remaining contractual life of 2.65 years and 2.11 years, respectively.

The details of the share options granted at the end of the periods are as follows:

Grant month	Exercise price	Share options 30 September 2019	Share options 30 September 2018
April	$0.1	-	1,138
May	$0.1	-	9,215
June	$0.1	-	2,086
July	$0.1	-	1,479
August	$0.1	-	8,191
September	$0.1	-	2,958

		-	25,067

The fair value of the share options granted during the six months ended 30 September 2019 and 30 September 2018 was $5,846,000 (weighted average fair value per share option: $34.44 each) and $1,659,000 (weighted average fair value per share option: $22.31 each), respectively, of which the Group recognized a share option expense of $1,050,087 and $194,440, respectively, during the six months ended 30 September 2019 and 30 September 2018.

The fair value at grant date is independently determined using a binomial model, taking into account the exercise price, the term of the option, the impact of dilution (where material), the share price at grant date and expected price volatility of the underlying share, the expected dividend yield, the risk free interest rate for the term of option and the correlations and volatilities of the peer group companies.

The model inputs for options granted during six months ended 30 September 2019 included:

Six months ended 30 September 2019:
(i)	options are granted for no consideration
(j)	exercise price: $0.1 per share
(k)	grant date: on the employment date
(l)	expiry date: September 2020 to March 2022
(m)	share price at grant dates: $8.89 to $121.34
(n)	expected price volatility of the Company’s shares: average 45.05%
(o)	expected dividend yield: 0%
(p)	risk-free interest rate: average 2.06%

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The model inputs for options granted during six months ended 30 September 2018 included:

Six months ended 30 September 2018
(i)	options are granted for no consideration
(j)	exercise price: $0.1 per share
(k)	grant date: on the employment date
(l)	expiry date: September 2020 to March 2022
(m)	share price at grant dates: $9.82 to $134.06
(n)	expected price volatility of the Company’s shares: average 45.05%
(o)	expected dividend yield: 0%
(p)	risk-free interest rate: average 2.60%

22 LEASE LIABILITY

During the six months ended 30 September 2019, there we no new leases entered into by the Group.

Changes in lease liability is as follows:

	At 30 September	At 31 March
	2019	2019
	USD	USD
Amount outstanding	4,517,542	5,759,502
Interest expense	(469,753)	(736,664)

At 30 September/31 March	4,047,789	5,022,838

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Classified in the combined and consolidated statements of financial position as follows:

	At 30 September	At 31 March
	2019	2019
	USD	USD
Current	2,021,456	1,944,507
Non-current	2,026,333	3,078,331

At 30 September/31 March	4,047,789	5,022,838

Maturity of lease liability is as follows:

	At 30 September	At 31 March
	2019	2019
	USD	USD
Not later than one year	2,365,809	2,413,181
Later than one year and not later than five years	2,057,877	3,196,046
Later than five years	93,856	150,275

	4,517,542	5,759,502
Finance costs	(469,753)	(736,664)

Present value of minimum lease payments	4,047,789	5,022,838

The lease commitments have been discounted to calculate a present value of commitments. For Hong Kong leases, a rate of 12.5% has been used. This reflected the rate the Company is borrowing at from a shareholder. For the other leases, the local rate to borrow in the relevant jurisdiction has been applied.

23 OTHER PAYABLES AND ACCRUALS

	At 30 September	At 31 March
	2019	2019
	USD	USD
Accounts payable (a)	3,237,073	1,038,632
Accruals	444,942	383,917
Deferred compensation (b)	749,296	-
Other payables	23,236	364,915

	4,454,547	1,787,464

Note 23(a): Accounts payable relates to unpaid expenses incurred during the ordinary course of business, software development costs incurred and legal fees in association with the transaction as described in Note 1.

Note 23(b): see Note 5.1(b)

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24 NOTES PAYABLE

Diginex Capital Limited, a subsidiary registered in the United Kingdom and operating as an Authorized Representative of Starmark, issued a loan note with a value date of 6 September 2019. Starmark is regulated by the Financial Conduct Authority (FCA), the financial services regulatory body in the United Kingdom. The loan note was available to employees of Diginex and shareholders only due to regulatory constraints. The loan note is structured in $5,000 units and pays interest of 15% per annum and interest payments are made on a quarterly basis. At 30 September 2019, Diginex Capital raised $625,000 and accrued $6,747 of interest payable as noted in Note 19.2(c). The proceeds of the loan note were advanced via an intercompany loan to Diginex Markets, a Hong Kong subsidiary. Diginex Markets is using the loan advanced as capital to trade digital assets on a proprietary basis. Diginex Capital charges Diginex Markets 15% interest per annum. The interest paid on the both the loan note and intercompany loan is fixed at 15% and does not vary based on the performance of the proprietary trading desk.

25 SUBSIDIARIES

During the six months ended 30 September 2019, the Group established three new subsidiaries as follows:

Name of entity	Place of Incorporation and operation	Principal activities	Particular of issued/registered share capital	Percentage of ownership interest
Diginex Capital (Jersey) Limited	Jersey	Not yet commenced business	1,000,000 ordinary share of par value USD 0.01 each	Indirect 100%
Digivault (Jersey) Limited	Jersey	Not yet commenced business	1,000,000 ordinary shares of par value GBP 0.01 each	Indirect 100%
Diginex USA LLC	United States	Not yet commenced business	1,000 Class A shares for $0.10 each	Direct 100%

On the 2 July 2019, Digivault Limited, a company incorporated in the United Kingdom, issued an additional 3,399 ordinary shares at GBP 0.01 in addition to the 1 ordinary share at GBP 0.01 previously issued to the parent, Diginex Limited. In addition, 600 ordinary B shares at GBP 0.01 were issued to key employees of Digivault Limited. The shares were issued at par value with no premium attached to the value of the company as it had yet to generate Intellectual Property or attached any customers. Post the issuance of the shares, Diginex held 85% of the issued share capital.

26 DISCONTINUED OPERATIONS - DHPC

On 31 July, 2018, the Group sold 51% equity interest in a subsidiary. The disposition was reported in the interim combined and consolidated financial statements for the six months ended 30 September 2018 as a discontinued operation. A summary of the results is below. For further information about the discontinued operation, please refer to Note 29 in the Group’s audited combined and consolidated financial statements for the year ended 31 March 2019.

Period from 1 April 2018 – 31 July 2018
USD
Revenue	1,063,273
General and administrative expenses	(2,668,700)
Other gains	23,767
Finance costs	(225,826)
Loss before tax	(1,807,486)
Income tax expense	-
Loss after income tax of discontinued operation	(1,807,486)
Gain on sale of the subsidiary after income tax	59,127,340
Profit from discontinued operation	57,319,854

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27 NON-CONSOLIDATED STATEMENT OF FINANCIAL POSITION AND RESERVE MOVEMENT OF DIGINEX LIMITED

27.1 Non-consolidated statement of financial position of Diginex Limited

	At 30 September	At 31 March
	2019	2019
	USD	USD
ASSETS
Non-current assets
Property, plant and equipment	1,486,615	1,875,642
Right-of-use assets	3,344,445	4,293,244
Loan receivables	-	8,218,228
Investments in subsidiaries	756,332	606,410
Financial assets at fair value through profit or loss	60,000	437,580
Financial assets at amortized cost	1,917,773	1,650,000
Prepayment, deposits and other receivables	1,246,947	1,246,947
Software development	2,079,202	-
Amount due from an associate	-	1,991,988

Total non-current assets	10,891,314	20,320,039

Current assets
Trade receivables	138,793	45,000
Prepayment, deposits and other receivables	157,017	119,605
Amount due from an associate	2,839,572	-
Amounts due from related companies	-	11,279
Amounts due from subsidiaries	4,506,085	2,075,526
Amounts due from shareholders	164,662	101,099
Cash and cash equivalents	230,571	189,083

Total current assets	8,036,700	2,541,592

TOTAL ASSETS	18,928,014	22,861,631

EQUITY AND LIABILITIES
EQUITY
Equity attributable to owners of the Company
Share capital	30,137,136	13,382,920
Share-based payment reserve	2,433,844	634,462
Foreign currency translation reserve	(15,085)	-
(Accumulated loss)/retained profit	(35,982,978)	(13,737,174)
Total equity	(3,427,083)	280,208

LIABILITIES

Non-current liabilities
Lease liabilities	1,587,282	2,591,798

Current liabilities
Other payables and accruals	3,831,394	1,616,654
Amounts due to directors	189,428	356,855
Loans from shareholders	9,099,028	10,406,249
Amounts due to subsidiaries	5,713,267	5,742,701
Lease liabilities	1,934,698	1,839,486
Tax payable	-	27,680

Total current liabilities	20,767,815	19,989,625

Total liabilities	22,355,097	22,581,423

TOTAL EQUITY AND LIABILITIES	18,928,014	22,861,631

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27.2 Non-consolidated reserve movement of Diginex Limited

	Share-based payment reserve	Foreign currency translation reserve	Retained profits/ (accumulated losses)	Total
	USD	USD	USD	USD
At 1 April 2018	-	-	290,467	290,467
Shares repurchased	-	-	(3,144,942)	(3,144,942)
Total income for the period	-	-	28,085,863	28,085,863
Equity-settled share-based payments	194,440	-	-	194,440
At 30 September 2018	194,440	-	25,231,388	25,425,828

At 1 April 2019	634,462	-	(13,737,174)	(13,102,712)
Total loss for the period	-	-	(22,245,804)	(22,245,804)
Total comprehensive loss for the period	-	(15,085)	-	(15,085)
Equity-settled share-based payments	1,799,382	-	-	1,799,382
At 30 September 2019	2,433,844	(15,085)	(35,982,978)	(33,564,219)

28 FINANCIAL RISK MANAGEMENT

28.1 Market risk factors

The Group’s activities expose it to a variety of market risks: price risk, foreign currency risk, and interest rate risk. The Group’s overall risk management program focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on the Group’s financial performance.

The risks are minimized by the financial management policies and practices described below.

28.1.1 Price risk

The group’s exposure to equity securities price risk arises from investments held by the Group and classified in the combined and consolidated statement of financial position as at fair value through profit or loss (FVTPL) (Note 15). As at year end the Groups investment in listed equity securities was not considered material.

28.1.2 Foreign currency risk

The Group operates primarily in USD and HKD. The two currencies are pegged within a range and as such the Group currently has a reduced exposure to foreign currency risk. The Group currently does not have a foreign currency hedging policy in respect of foreign currency transactions, assets and liabilities. The Group monitors its foreign currency exposure closely and will consider hedging significant foreign currency exposure should the need arise. The material balance sheet items are denominated in USD and as such no sensitivity analysis on the impact of foreign exchange movements has been performed.

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28.1.3 Interest rate risk

The Group has no interest rate risk because there is no significant borrowings at variable interest rates. The Group currently does not have an interest rate hedging policy. However, the management monitors interest rate exposure and will consider other necessary action when significant interest rate exposure is anticipated. The Group’s cash flow interest rate risk relates primarily to variable-rate bank balances. The exposure to the interest rate risk for variable rate bank balances is insignificant as the bank balances have a short maturity period.

28.2 Credit risk

The Group has exposure to credit risk arising from monies relating to loans advanced to third parties, shareholders, associates, trade receivables as well as deposits with bank. Credit risk is managed on a Group basis. The amount of the Group’s maximum exposure to credit risk is the amount of the Group’s carrying value of the related financial assets and liabilities as of the end of the reporting period.

28.2.1 Deposits with bank

In respect to the Group’s deposit with bank, the Group limits its exposure to credit risk by placing deposits with financial institution with high credit rating and no recent history of default. Given the high credit ratings of the banks, management does not expect any counterparty to fail to meet its obligations. Management will continue to monitor the position and will take appropriate action if their ratings are changed. As at 30 September 2019 and 31 March 2019, the Group has no significant concentration of credit risk in relation to deposit with bank.

28.2.2 Amounts due from an associate

If the parties are independently rated, these ratings are used. Otherwise, the Group’s risk measurement and monitoring process includes assessment of the credit quality of the parties, taking into account its financial position, past experience and other factors credit quality of the parties, taking into account its financial position, past experience and other factors.

Other than the credit risks mentioned above, the Group does not have any other significant concentrations of credit risk. The exposures to these credit risks are monitored on an ongoing basis.

28.3 Liquidity risk

28.3.1 Financing arrangement

The Group monitors its cash position on a regular basis and manages cash and cash equivalents to finance the Group’s operations via a combination of investor funding and the available drawdown on a credit facility entered into with a shareholder as detailed in Note 18.6. Whilst the shareholder loan has a maturity date of 28 February 2020 there is the option to extend the maturity date.

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28.3.2 Maturities of financial liabilities

The table below analyses our Group’s financial liabilities into relevant maturity groupings based on the remaining period at the end of each financial reporting period to the contractual maturity dates. The amounts disclosed in the table are the contractual undiscounted cash flows. Balances due within twelve months equal their carrying amounts, as the impact of discounting is not significant.

	Within 1 year	1-5 years	Over 5 years	Total
	USD	USD	USD	USD
At 30 September 2019
Other payables and accruals	4,454,546	-	-	4,454,546
Lease liabilities	2,365,809	2,057,877	93,856	4,517,542
Loans from shareholders	9,099,028	-	-	9,099,028
Amounts due to directors	189,428			189,428
Notes payable	625,000	-	-	625,000
	16,733,811	2,057,877	93,856	18,885,544

At 31 March 2019
Other payables and accruals	1,787,464	-	-	1,787,464
Lease liabilities	2,413,181	3,196,046	150,274	5,759,501
Loans from shareholders	10,406,249	-	-	10,406,249
Amounts due to directors	356,855	-	-	356,855
Tax payable	27,680	-	-	27,680
	14,991,429	3,196,046	150,274	18,337,749

28.4 Capital risk

The Group’s objectives when managing capital are to safeguard the Group’s ability to continue as a going concern and to maximize the return to the shareholders through the optimization of the debt and equity balance.

The Group manages its capital structure and adjusts it in light of changes in economic conditions. To maintain or adjust the capital structure, the Group may adjust the dividend payment to shareholders, return capital to shareholders or issue new shares. No changes were made in the objectives, policies or processes for managing capital during the six months ended 30 September 2019.

During the six months ended 30 September 2019, a subsidiary of the group obtained a Type 4 and Type 9 license from the Hong Kong Securities and Futures Commission and is subject to minimal capital requirements. Other than this, the Group was not subject to any externally imposed capital requirements during the reporting periods.

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28.5 Fair values measurements

28.5.1 Fair value hierarchy

Per IFRS 9, all financial instruments are initially measured at fair value plus or minus transaction costs in the case of a financial asset or liability not at FVTPL. This section explains the judgements and estimates made in determining the fair values of the financial instruments that are recognized and measured at fair value in the financial statements. To provide an indication about the reliability of the inputs used in determining fair value, the Group has classified its financial instruments into the three levels prescribed under the accounting standards. An explanation of each level follows underneath the table.

Fair value measurements using:
At 30 September 2019	Level 1	Level 2	Level 3	Total
	USD	USD	USD	USD
Recurring fair value
Financial assets at FVTPL	60,000	-	-	60,000
Non-Recurring fair value measurements
Financial assets at amortized cost (a)	-	-	4,757,345	4,757,345

	60,000	-	4,757,345	4,817,345

Fair value measurements using:
At 31 March 2019	Level 1	Level 2	Level 3	Total
	USD	USD	USD	USD
Recurring fair value
Financial assets at FVTPL	437,580	-	-	437,580
Non-Recurring fair value measurements
Financial assets at amortized cost (a)	-	-	11,860,216	11,860,216

	437,580	-	11,860,216	12,297,796

There were no transfers of financial assets between levels during the periods.

Note 28.5.1(a): Assets measured under Level 3 consist of:

	At 30 September 2019	At 31 March 2019

Loan receivables, net of allowance	-	8,218,228
Financial assets at amortized cost	1,917,773	1,650,000
Amount due from an associate	2,839,572	1,991,988

	4,757,345	11,860,216

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28.5.2 Valuation techniques used to determine fair values

Below lists the valuation techniques and key inputs used by the Group to value its Level 3 financial assets. There has been no change in valuation technique during the six months ended 30 September 2019.

Investment	Amount USD	Valuation techniques and key inputs	Significant unobservable inputs	Relationship of unobservable inputs to fair value and sensitivity

Agora	200,000	Based on best- estimate basis following discussion with founders.	Based on management’s judgement and estimates as Agora has not been listed on the secondary market yet

Shadow Factory	1,517,773	Discounted cash flow method	(i): Discount rate of 20% (ii) Projected revenue growth and decline rate of 20%	(i): A slight increase in the discount rate or revenue rate used in isolation would result in a decrease in the fair value

Nynja	200,000	Discounted cash flow method	(i): Discount rate of 20% (ii) Projected revenue growth and decline rate of 20%	(i): A slight increase in the discount rate or revenue rate used in isolation would result in a decrease in the fair value

Amount due from an associate	2,839,572	$0.8m has been received as at the date of this report. Balance relates to a $2m 12 month loan which is recoverable on maturity.	(i): Discount rate of 9% (ii) Underlying price of ETH	(i): A slight increase in the discount rate or a slight decrease in underlying price of ETH would result in a decrease in the fair value

28.5.3 Reconciliation of Level 3 fair value measurements

	30 September 2019	31 March 2019
	USD	USD
At 1 April	11,860,216	-
Cost	2,520,868	18,601,988
Impairment, through profit and loss	(9,623,739)	(6,741,772)

At 30 September/31 March	4,757,345	11,860,216

28.5.4 Fair value of financial assets and financial liabilities that are measured at amortized cost

Trade and other receivables, amounts due from an associate/shareholders/related companies, investments in privately held companies, loan receivables are measured at amortized cost. Management believes the carrying amounts of these financial assets and financial liabilities measured at amortized cost approximate their fair values.

Liabilities are categorized as fair value Level 1.

29 SUBSEQUENT EVENTS

The Company has issued 38,760 shares for total consideration of $5.9m between 1 October 2019 and the date this report was issued on 17 January 2020.

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ANNEX A

SHARE EXCHANGE AGREEMENT

Dated

July 9, 2019

by and among

Diginex Ltd., a Hong Kong company (the “Company”),

The undersigned stockholders of the Company (the “Stockholders”),

Pelham Limited, a Hong Kong company, as the Stockholders’ Representative (the “Stockholders’ Representative”),

and

8i Enterprises Acquisition Corp., a British Virgin Islands company (the “Purchaser”),

i

4.20	Accounts Receivable and Payable; Loans	A-23

4.21	Pre-payments	A-23

4.22	Employees	A-23

4.23	Employment Matters	A-23

4.24	Withholding	A-24

4.25	Employee Benefits and Compensation	A-24

4.26	Real Property	A-24

4.27	Tax Matters	A-25

4.28	Finders’ Fees	A-26

4.29	Powers of Attorney and Suretyships	A-26

4.30	Directors and Officers	A-26

4.31	Certain Business Practices	A-26

4.32	Insurance	A-27

4.33	Related Party Transactions	A-27

4.34	No Additional Representations and Warranties	A-27

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE PURCHASER		A-27

5.1	Corporate Existence and Power	A-27

5.2	Corporate Authorization	A-28

5.3	Governmental Authorization	A-28

5.4	Non-Contravention	A-28

5.5	Finders’ Fees	A-28

5.6	Issuance of Shares	A-29

5.7	Capitalization	A-29

5.8	Information Supplied	A-29

5.9	Litigation	A-29

5.10	Trust Fund	A-30

5.11	Reporting Company	A-30

5.12	Listing	A-30

5.13	No Market Manipulation	A-30

5.14	Sarbanes-Oxley Act	A-30

5.15	Investment Company	A-30

5.16	Board Approval	A-30

5.17	Purchaser SEC Documents and Financial Statements	A-31

ii

5.18	No Undisclosed Liabilities	A-32

5.19	Interested Party Transactions	A-32

5.20	Certain Business Practices	A-33

5.21	Money Laundering Laws	A-33

5.22	Business Activities	A-33

5.23	No Other Representations and Warranties	A-33

ARTICLE VI COVENANTS OF THE PARTIES PENDING CLOSING		A-34

6.1	Conduct of the Business	A-34

6.2	Access to Information	A-37

6.3	Notices of Certain Events	A-38

6.4	Proxy Statement; Purchaser Special Meeting	A-38

6.5	Trust Account	A-40

6.6	Employees of the Company and the Manager	A-40

6.7	Purchaser Incentive Plan	A-40

6.8	Form 8-K; Press Releases	A-40

6.9	Nasdaq Matters	A-41

6.10	Section 16 of the Exchange Act	A-41

6.11	Issuance of Purchaser Ordinary Shares for Services	A-41

6.12	Repayment of Advances	A-41

6.13	Audited Financial Statements	A-41

ARTICLE VII COVENANTS OF THE COMPANY		A-41

7.1	Reporting and Compliance with Laws	A-41

7.2	Best Efforts to Obtain Consents	A-42

ARTICLE VIII COVENANTS OF ALL PARTIES HERETO		A-42

8.1	Efforts; Further Assurances	A-42

8.2	Confidentiality	A-42

8.3	Directors’ and Officers’ Indemnification and Liability Insurance	A-42

8.4	Round Lot Holders	A-43

ARTICLE IX CONDITIONS TO CLOSING		A-44

9.1	Condition to the Obligations of the Parties	A-44

9.2	Conditions to Obligations of the Purchaser	A-44

9.3	Conditions to Obligations of the Company	A-45

iii

ARTICLE X INDEMNIFICATION		A-46

10.1	Indemnification of Purchaser	A-46

10.2	Indemnification of Company	A-46

10.3	Procedure	A-47

10.4	Escrow of Escrow Shares by Stockholders	A-48

10.5	Survival of Indemnification Rights	A-49

10.6	Limitations on Indemnification	A-49

10.7	Exclusive Remedy	A-50

ARTICLE XI DISPUTE RESOLUTION		A-50

11.1	Arbitration	A-50

11.2	Waiver of Jury Trial; Exemplary Damages	A-51

ARTICLE XII TERMINATION		A-51

12.1	Termination Without Default	A-51

12.2	Termination Upon Default	A-52

12.3	Effect of Termination	A-53

ARTICLE XIII MISCELLANEOUS		A-54

13.1	Notices	A-54

13.2	Amendments; No Waivers; Remedies	A-54

13.3	Arm’s length bargaining; no presumption against drafter	A-55

13.4	Publicity	A-55

13.5	Expenses	A-55

13.6	No Assignment or Delegation	A-55

13.7	Governing Law	A-55

13.8	Counterparts; facsimile signatures	A-55

13.9	Entire Agreement	A-55

13.10	Severability	A-56

13.11	Construction of certain terms and references; captions	A-56

13.12	Further Assurances	A-57

13.13	Third Party Beneficiaries	A-57

13.14	Waiver	A-57

13.15	Stockholders’ Representative	A-58

13.16	Non-Recourse	A-58

13.17	Specific Performance	A-59

13.18	Non-Survival	A-59

13.19	Acknowledgements	A-59

iv

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (the “Agreement”), dated as of July 9, 2019, by and among Diginex Ltd., a Hong Kong company (the “Company”), the stockholders of the Company (each, a “Stockholder” and collectively the “Stockholders”) set forth on Exhibit A hereto, Pelham Limited, a Hong Kong company, as the representative of the Stockholders (the “Stockholders’ Representative”), and 8i Enterprises Acquisition Corp., a British Virgin Islands company (the “Purchaser”)

W I T N E S E T H :

A.	The Company and/or its Subsidiaries (the “Company Group”) are in the business of providing blockchain technologies for an ecosystem infrastructure to enable adoption of digital assets across financial markets through the offer of advisory, markets and asset management services (which, together with all other businesses and activities conducted by the Company Group, is hereinafter referred to as the “Business”);

B.	The Purchaser is a blank check company formed for the sole purpose of entering into a share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities;

C.	The Stockholders own the entire issued share capital of the Company; and

D.	The Stockholders desire to sell to the Purchaser, and the Purchaser desires to purchase from the Stockholders, all of the issued shares in the Company in exchange for the Closing Payment Shares, subject to the terms and conditions set forth herein (the “Share Exchange”).

The parties hereto accordingly agree as follows:

ARTICLE I
DEFINITIONS

The following terms, as used herein, have the following meanings:

1.1 “Action” means any legal action, suit, claim, investigation, hearing or proceeding, including any audit, claim or assessment for Taxes or otherwise, by or before any Authority.

1.2 “Additional Agreements” mean the Registration Rights Agreement, the Non-Compete Agreements and the labor agreements contemplated by Section 9.2(f).

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1.3 “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

1.4 “Agreement” has the meaning set forth in the recitals.

1.5 “Alternative Proposal” has the meaning set forth in Section 6.1(d).

1.6 “Arbitrators” has the meaning set forth in Section 11.1(b).

1.7 “Audited Financial Statements” has the meaning set forth in Section 4.11(a).

1.8 “Authority” means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, or any public, private or industry regulatory authority, whether international, national, federal, state, or local.

1.9 “Balance Sheet” has the meaning set forth in Section 4.11(a)

1.10 “Balance Sheet Date” has the meaning set forth in Section 4.11(a).

1.11 “Books and Records” means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or used by a Person or in which a Person’s assets, the business or its transactions are otherwise reflected, other than stock books and minute books.

1.12 “Business” has the meaning set forth in the recitals.

1.13 “Business Combination” has the meaning set forth in the Purchaser Memorandum and Articles of Association.

1.14 “Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in Hong Kong or the British Virgin Islands are authorized to close for business.

1.15 “Change of Control” means the occurrence of the following event: any one Person, or more than one Person that are Affiliates or that are acting as a group, acquiring ownership of equity securities of the Purchaser which, together with the equity securities held by such Person, such Person and its Affiliates or such group, constitutes more than 50% of the total voting power or economic rights of the equity securities of the Purchaser or the Company.

1.16 “Claim” has the meaning set forth in Section 10.1.

1.17 “Closing” has the meaning set forth in Section 2.3.

1.18 “Closing Date” has the meaning set forth in Section 2.3.

1.19 “Closing Form 8-K” has the meaning set forth in Section 6.8(b).

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1.20 “Closing Payment Shares” means stock certificates representing, in the aggregate, 20,000,000 shares of Purchaser Ordinary Shares issuable to the Stockholders and in such amounts set forth opposite each Stockholder’s name on Exhibit A.

1.21 “Closing Press Release” has the meaning set forth in Section 6.8(b).

1.22 “Company” has the meaning set forth in the recitals.

1.23 “Company Common Stock” has the meaning set forth in Section 4.5.

1.24 “Company Consent” has the meaning set forth in Section 4.10.

1.25 “Company Group” has the meaning set forth in the recitals.

1.26 “Company Indemnitees” has the meaning set forth in Section 10.2.

1.27 “Company Information” has the meaning set forth in Section 6.4(b).

1.28 “Company Material Adverse Effect” means, with respect to any change, event, fact or condition, individually or in the aggregate, together with all other changes, events, facts and conditions that have occurred prior to the date of determination, a material adverse effect on (a) the Business, the properties, assets, Liabilities, results of operations or condition (financial or otherwise), of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, or (b) the ability of the Company or any of its Subsidiaries to consummate the transactions contemplated by this Agreement or the Additional Agreements to which it is party or bound or to perform its obligations hereunder or thereunder, whether or not arising from transactions in the ordinary course of business, taken as a whole; provided, however, that “Company Material Adverse Effect” shall not include any change, event, fact or condition, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company Group operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Purchaser; (vi) any changes in applicable Laws or accounting rules (including U.S. GAAP) or the enforcement, implementation or interpretation thereof; (vii) the announcement, pendency or completion of the transactions contemplated by this Agreement; (viii) any natural or man-made disaster or acts of God; or (ix) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); except, in the case of subclauses (i), (ii), (iii), (iv), (vi) and (viii), to the extent such change, event, fact or condition has a disproportionate adverse effect on the Company as compared to other Persons engaged in the same industry.

1.29 “Company Option” has the meaning set forth in Section 2.2.

1.30 “Company Platform” has the meaning set forth in Section 6.1(a)(iv).

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1.31 “Company Private Placement” means an issuance of new ordinary shares in the Company for up to $25 million to be completed no later than the Closing Date.

1.32 “Contracts” means all contracts, agreements, leases (including equipment leases, car leases and capital leases), licenses, commitments, client contracts, statements of work (SOWs), sales and purchase orders and similar instruments, oral or written, to which any member of the Company Group is a party or by which any of its respective assets are bound, including any entered into by any member of the Company Group in compliance with Section 6.1 after the date of this Agreement and prior to the Closing, and all rights and benefits thereunder, including all rights and benefits thereunder with respect to all cash and other property of third parties under the Company Group’s dominion or control.

1.33 “Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing, a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, in accordance with Rule 13d-3 under the Exchange Act, securities entitling such Person to cast 10% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 10% or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

1.34 “Deferred Underwriting Amount” means the portion of the underwriting discounts and commissions held in the Trust Account, which the underwriters of the IPO are entitled to receive upon the Closing in accordance with the Trust Agreement.

1.35 “De Minimis Amount” has the meaning set forth in Section 10.6(a)(i).

1.36 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

1.37 “Escrow Agreement” means an agreement in form and substance reasonably agreed to by the Purchaser and the Company between the Stockholder’s Representative, the Purchaser and the Escrow Agent with respect to the Escrow Shares to reflect the terms set forth in Section 10.4.

1.38 “Escrow Fund” has the meaning set forth in Section 10.4.

1.39 “Escrow Income” has the meaning set forth in Section 10.4(a).

1.40 “Escrow Shares” means 2,000,000 shares of Purchaser Ordinary Shares to be held from the aggregate amount of the Closing Payment Shares.

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1.41 “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

1.42 “Financial Statements” has the meaning set forth in Section 4.11(a).

1.43 “Governmental Approval” has the meaning set forth in Section 4.3.

1.44 “Hong Kong FRS” means the Hong Kong Financial Reporting Standards issued by the Hong Kong Institute of Certified Public Accountants, consistently applied.

1.45 “Insider” has the meaning set forth in Section 5.19.

1.46 “IPO” means the initial public offering of the Purchaser pursuant to the Prospectus.

1.47 “Indebtedness” means with respect to any Person, (a) all obligations of such Person for borrowed money, including with respect thereto, all interests, fees and costs, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to creditors for goods and services incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all obligations of such Person under leases required to be accounted for as capital leases under U.S. GAAP, (g) all guarantees by such Person, (h) all liability of such Person with respect to any hedging obligations, including interest rate or currency exchange swaps, collars, caps or similar obligations, and (i) any other agreement to incur any of the foregoing.

1.48 “Indemnification Notice” has the meaning set forth in Section 10.3.

1.49 “Indemnified Party” has the meaning set forth in Section 10.3.

1.50 “Indemnifying Party” has the meaning set forth in Section 10.3.

1.51 “Intellectual Property Right” means any trademark, service mark, registration thereof or application for registration therefor, trade name, invention, patent, patent application, trade secret, trade dress, know-how, copyright, copyrightable materials, copyright registration, application for copyright registration, software programs, data bases, domain name registration, and any other similar intellectual property right, and all registrations and applications for any of the foregoing, and with respect to each of the forgoing items in this definition, which is owned or licensed or filed by any member of the Company Group, or used or held for use in the Business, whether registered or unregistered or domestic or foreign.

1.52 “Key Personnel” has the meaning set forth in Section 6.6.

1.53 “Labor Agreements” has the meaning set forth in Section 4.23(a).

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1.54 “Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, or regulation.

1.55 “Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property or asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

1.56 “Lock-Up Agreements” has the meaning set forth in Section 9.2(g).

1.57 “Management Accounts” has the meaning set forth in Section 4.11(a).

1.58 “Material Contracts” has the meaning set forth in Section 4.16(a).

1.59 “Non-Compete Agreements” has the meaning set forth in Section 6.6.

1.60 “Order” means any decree, order, judgment, writ, award, injunction, rule or consent of or by an Authority.

1.61 “Other Filings” has the meaning set forth in Section 6.4(b).

1.62 “Outside Closing Date” has the meaning set forth in Section 12.1(b).

1.63 “Owned Intellectual Property Rights” means any Intellectual Property Rights owned or purported to be Owned by the Company Group.

1.64 “Nasdaq” means the Nasdaq Capital Market.

1.65 “Permits” has the meaning set forth in Section 4.17.

1.66 “Permitted Liens” means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances affecting Real Property that are not, individually or in the aggregate, material to the Business; (ii) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts (A) that are not delinquent, (B) that are not material to the business, operations and financial condition of the Company, either individually or in the aggregate, and (C) not resulting from a breach, default or violation by the Company Group of any Contract or Law; (iii) liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings; (iv) non-exclusive licenses of Intellectual Property Rights granted or received in the ordinary course of business consistent with past practice; and (v) the Liens set forth on Schedule 1.29.

1.67 “Permitted Loans” means (a) that certain Loan Agreement, dated October 12, 2018, by and between Miles Christian Pelham and the Company, as amended by that certain Novation Agreement, dated January 18, 2019, by and among Miles Christian Pelham, Pelham Limited and the Company and (b) an unsecured trading capital facility to be entered into prior to the Closing, at the Company’s discretion, for a principal amount of no more than $10,000,000.

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1.68 “Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

1.69 “Plan” has the meaning set forth in Section 4.25.

1.70 “Prospectus” has the meaning set forth in Section 13.14.

1.71 “Proxy Statement” has the meaning set forth in Section 6.4(a).

1.72 “Purchaser” has the meaning set forth in the recitals.

1.73 “Purchaser Audited Financial Statements” has the meaning set forth in Section 5.17(b).

1.74 “Purchaser Business Combination Approval” has the meaning set forth in Section 5.2.

1.75 “Purchaser Financial Statements” has the meaning set forth in Section 5.17(b).

1.76 “Purchaser Incentive Program” has the meaning set forth in Section 6.7.

1.77 “Purchaser Indemnitees” has the meaning set forth in Section 10.1.

1.78 “Purchaser Memorandum and Articles of Association” means the Purchaser’s amended and restated memorandum and articles of association dated March 27, 2019

1.79 “Purchaser Material Adverse Effect” means (a) any change, event or effect that would prevent or materially delay the ability of the Purchaser to perform its obligations under this Agreement or (b) any change, event or effect relating to the Purchaser that would have a material adverse effect on the business, properties, assets, liabilities or condition (financial or otherwise) of the Purchaser and its Subsidiaries (including the Company Group after the Closing).

1.80 “Purchaser Ordinary Shares” means the ordinary shares, no par value, of Purchaser.

1.81 “Purchaser Private Warrant” means each warrant issued in the private placement at the time of consummation of the IPO, entitling the holder thereof to purchase one-half (1/2) of one Purchaser Ordinary Share at an exercise price of $11.50 per share, which is non-redeemable and may be exercised on a cashless basis.

1.82 “Purchaser Public Warrant” means one whole warrant that was included as part of each Purchaser Unit in the IPO, entitling the holder thereof to purchase one-half (1/2) of one Purchaser Ordinary Share at an exercise price of $11.50 per share, which is redeemable.

1.83 “Purchaser SEC Documents” has the meaning set forth in Section 5.17(a).

1.84 “Purchaser Special Meeting” has the meaning set forth in Section 6.4(a).

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1.85 “Purchaser Stock Redemptions” has the meaning set forth in Section 5.10.

1.86 “Purchaser Stockholder Approval” has the meaning set forth in Section 6.4(a).

1.87 “Purchaser Unit” means a unit of the Purchaser comprised of (a) one Purchaser Ordinary Share, (b) one Purchaser Public Warrant, and (c) one right to receive one-tenth (1/10) of one Purchaser Ordinary Share upon the consummation of the transactions contemplated by this Agreement (“Purchaser Rights”).

1.88 “Purchaser Warrant” shall mean each Purchaser Private Warrant and Purchaser Public Warrant.

1.89 “Real Property” means, collectively, all real properties and interests therein (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all rights arising out of use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant thereto.

1.90 “Registration Rights Agreement” means the agreement, in a form and substance to be agreed by the parties hereto, governing the registration for resale under the Securities Act of (a) the Closing Payment Shares issued to non-affiliate Stockholders of the Company, and (b) all other securities of the Purchaser (including derivatives thereof, such as options and warrants) held by the Purchaser’s officers, directors, nominees, and direct and indirect parents, control persons, affiliates and associates immediately after the Closing.

1.91 “Release Date” has the meaning set forth in Section 10.4(d).

1.92 “Required Financial Statements” has the meaning set forth in Section 6.4(b).

1.93 “Sarbanes-Oxley Act” means the United States Sarbanes-Oxley Act of 2002, as amended.

1.94 “SEC” means the United States Securities and Exchange Commission.

1.95 “Section 16” has the meaning set forth in Section 6.10.

1.96 “Securities Act” means the United States Securities Act of 1933, as amended.

1.97 “Selling Stockholders” has the meaning set forth in Section 13.15.

1.98 “Share Exchange” has the meaning set forth in the recitals.

1.99 “Stockholder” or “Stockholders” has the meaning set forth in the recitals.

1.100 “Stockholders’ Representative” has the meaning set forth in the recitals.

1.101 “Subsidiary” means each entity of which at least fifty percent (50%) of the capital stock or other equity or voting securities are Controlled or owned, directly or indirectly, by the respective Person, provided, however, that Diginex High Performance Computing Limited shall not constitute a Subsidiary of the Company.

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1.102 “Survival Period” has the meaning set forth in Section 10.5.

1.103 “Tangible Personal Property” means all tangible personal property and interests therein, including machinery, computers and accessories, furniture, office equipment, communications equipment, automobiles, trucks, forklifts and other vehicles owned or leased by the Company Group and other tangible property.

1.104 “Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), including any liability therefor as a transferee or successor, or as a result of any Tax sharing, indemnification or similar agreement, together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

1.105 “Taxing Authority” means any Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

1.106 “Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

1.107 “Terminating Company Breach” has the meaning set forth in Section 12.2(a).

1.108 “Terminating Purchaser Breach” has the meaning set forth in Section 12.2(b).

1.109 “Third Party Claim” has the meaning set forth in Section 10.3(a).

1.110 “Trust Account” has the meaning set forth in Section 5.10.

1.111 “Trust Agreement” has the meaning set forth in Section 5.10.

1.112 “Trust Fund” has the meaning set forth in Section 5.10.

1.113 “Trustee” has the meaning set forth in Section 5.10.

1.114 “U.S. GAAP” means U.S. generally accepted accounting principles, consistently applied.

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ARTICLE II
SHARE EXCHANGE

2.1 Share Exchange. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the Stockholders shall sell, transfer, convey, assign and deliver to the Purchaser and the Purchaser shall purchase, acquire, and accept from the Stockholders, all of the issued and outstanding Company Common Stock in exchange for the Closing Payment Shares (less the Escrow Shares).

2.2 Stock Option Conversion. On the Closing Date, each option to purchase shares of Company Common Stock (each, a “Company Option”) that is outstanding under any of the equity incentive plans of the Company immediately prior to the Closing, whether vested or unvested, shall, automatically and without any required action on the part of any holder or beneficiary thereof, be cancelled and the holders shall receive 4,200,000 Purchaser Ordinary Shares, in the aggregate, in exchange for such cancellation; provided, that each holder of a Company Option shall pay the related exercise price of the Company Option within thirty (30) days following the Closing Date, in each case, as if such Company Options were exercised in accordance with their terms; provided, further, that to the extent a holder of a Company Option does not pay the related exercise price within such thirty (30) day period, such holder shall forfeit the related Purchaser Ordinary Shares. All Purchaser Ordinary Shares acquired in exchange for the cancellation of Company Options shall be locked-up for a period of fifteen (15) months following the Closing Date, following which the Purchaser Ordinary Shares shall be released in three (3) equal installments over a period of six (6) months following the expiration of such lock-up period, in each case as set forth in the respective Lock-Up Agreement. The Company has delivered to the Purchaser a true and correct schedule, as of the date of this Agreement, that sets forth each option holder and the number of Purchase Ordinary Shares each such holder shall receive at the Closing pursuant to this Section 2.2 and such schedule shall be updated between the date hereof and Closing solely to reflect the issuance of new Company Options, the holders of which will receive Purchaser Ordinary Shares at the Closing pursuant to this Section 2.2. For avoidance of doubt, the maximum number of Purchaser Ordinary Shares to be issued at the Closing pursuant to this Section 2.2 shall be 4,200,000 Purchaser Ordinary Shares.

2.3 Closing; Effective Time. Unless this Agreement is earlier terminated in accordance with ARTICLE XII, the closing of the Share Exchange (the “Closing”) shall take place at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York, at 10:00 a.m. local time, on the second (2nd) Business Day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in ARTICLE IX or at such other time, date and location as the Purchaser and the Company agree in writing. The parties may participate in the Closing via electronic means. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date”. At Closing, the Stockholders shall take the actions and deliver duly executed versions of the documents listed in Part I of Schedule 2.3 and the Purchaser shall take the actions and deliver duly executed versions of the documents listed in Part II of Schedule 2.3.

2.4 Board of Directors of Purchaser. As of the Closing, the Purchaser’s board of directors shall consist of seven directors. At the Closing, the parties shall cause to be elected to the Purchaser’s board of directors and nominated as officers of the Purchaser the individuals designated by the Stockholders after the date hereof, who shall become the directors and officers of the Purchaser until their respective successors are duly elected or appointed and qualified, or their earlier death, resignation or removal.

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2.5 Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Purchaser with full right, title and interest in, to and under, and/or possession of, all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Purchaser are fully authorized in the name and on behalf of the Company, to take all lawful action necessary or desirable to accomplish such purpose or acts, so long as such action is not inconsistent with this Agreement.

ARTICLE III
CONSIDERATION

3.1 Closing Payment Shares.

(a) Subject to and upon the terms and conditions set forth in this Agreement, in full payment for the Company Common Stock purchased by the Purchaser pursuant to Section 2.1, the Purchaser shall issue to the Stockholders the Closing Payment Shares, which shall be fully paid and free and clear of all Liens other than applicable securities Law restrictions and the Lock-Up Agreements. Each Stockholder shall receive the number of Closing Payment Shares opposite such Stockholder’s name on Exhibit A in exchange for the number of Company Common Stock opposite such Stockholder’s name on Exhibit A. The number of Escrow Shares to be allocated among the Stockholders and held pursuant to the Escrow Agreement is set forth opposite each Stockholder’s name on Exhibit A. Exhibit A shall be updated between the date hereof and Closing solely to reflect the issuance of new ordinary shares in the Company pursuant to the Company Private Placement.

(b) No certificates or scrip representing fractional shares of Closing Payment Shares will be issued pursuant to the Share Exchange, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of the Purchaser. The Closing Payment Shares shall bear the legend set forth in Section 3.1(c) and shall be restricted as follows: (i) 6 months for stockholders holding less than 2.5% of the shares in Purchaser post-closing and (ii) 12 months for stockholders holding 2.5% or more of the shares in Purchaser post-closing, in the case of each of (i) and (ii), as set forth in the respective Lock-Up Agreement.

(c) Each certificate issued to any holder of Company Common Stock and each option holder who shall receive Purchaser Ordinary Shares in connection with the Share Exchange shall bear the legend set forth below, or legend substantially equivalent thereto, together with any other legends that may be required by any applicable securities Laws at the time of the issuance of the Purchaser Ordinary Shares:

THE ORDINARY SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (I) SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION HAS BEEN REGISTERED UNDER THE ACT AND THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION COVERING SUCH SECURITIES OR (II) THE ISSUER OF THE ORDINARY SHARES HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT AND SUCH OTHER APPLICABLE LAWS.

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3.2 Earnout Payment.

(a) In the event the closing price of the Purchaser Ordinary Shares on Nasdaq (or other applicable securities exchange) is equal to or greater than the stock prices set forth below during any five trading days out of any 30 trading day period from and after the Closing until the applicable milestone date set forth below, the Stockholders shall be entitled to receive, and the Purchaser shall immediately cause to be delivered, as additional consideration for the Share Exchange (and without the need for additional consideration from the Stockholders), the aggregate number of additional Purchaser Ordinary Shares set forth in the table below on a pro-rata basis based on their ownership percentages in the Company as set forth on Exhibit A, which shares shall be fully paid and free and clear of all Liens other than applicable securities Law restrictions:

Milestone Date	Stock Price	Additional Purchaser Ordinary Shares
December 31, 2020	$15.00	2,000,000
December 31, 2021	$20.00	2,000,000
December 31, 2022	$30.00	1,000,000

All share and per share amounts in the table above shall be proportionally adjusted for share splits, dividends, and similar events.

(b) Upon the first Change in Control to occur prior to the latest milestone date set forth in Section 3.2(a), the Purchaser shall, no later than immediately prior to the consummation of such Change in Control, issue to the Stockholders as additional consideration for the Share Exchange (and without the need for additional consideration from the Stockholders), free and clear of all Liens other than applicable securities Law restrictions, the number of Purchaser Ordinary Shares set forth in Section 3.2(a) for any period that has not yet expired as if the relevant stock price target had been met and the Stockholders were eligible to receive such additional Purchaser Ordinary Shares.

(c) At all times prior to the latest milestone date set forth in Section 3.2(a), the Purchaser shall keep available for issuance a sufficient number of unissued shares of Purchaser Ordinary Shares to permit the Purchaser to satisfy its issuance obligations set forth in this Section 3.2 and shall take all actions required to increase the authorized number of shares of Purchaser Ordinary Shares if at any time there shall be insufficient unissued shares of Purchaser Ordinary Shares to permit such reservation.

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(d) The Purchaser shall take such actions as are reasonably requested by the Stockholders to evidence the issuances pursuant to this Section 3.2, including, if requested, through the delivery of duly and validly executed certificates or instruments representing the additional Purchaser Ordinary Shares.

(e) At all times prior to the latest milestone date set forth in Section 3.2(a), the Purchaser shall use reasonable best efforts for (i) the Purchaser to remain listed as a public company on, and for the Purchaser Ordinary Shares (including, when issued, any shares issued pursuant to this Section 3.2) to be tradable over, Nasdaq and (ii) the shares issued pursuant to this Section 3.2, when issued, to be approved for listing on Nasdaq; provided, however, the foregoing shall not limit the Purchaser from consummating a Change in Control or entering into a Contract that contemplates a Change in Control.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedules delivered by the Company to the Purchaser simultaneously with the execution of this Agreement, the Company hereby represents and warrants to Purchaser as follows:

4.1 Corporate Existence and Power. The Company is a business company duly incorporated, validly existing and in good standing under the Laws of Hong Kong. The Company has all company power and authority to own and operate its properties and assets and to carry on the Business as presently conducted. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its Business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Company Material Adverse Effect. The Company has offices located only at the addresses set forth on Schedule 4.1.

4.2 Authorization. The execution, delivery and performance by the Company of this Agreement and the Additional Agreements to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby are within the corporate powers of the Company and have been duly authorized by all necessary action on the part of the Company. Assuming due authorization and execution by each other party hereto and to the Additional Agreements, this Agreement constitutes, and, upon their execution and delivery, each of the Additional Agreements will constitute, a valid and legally binding agreement of the Company enforceable against the Company in accordance with its and their respective terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

4.3 Governmental Authorization. None of the execution, delivery or performance by the Company of this Agreement or any Additional Agreement requires any consent, approval, license, order or other action by or in respect of, or registration, declaration or filing with, any Authority as a result of the execution, delivery and performance of this Agreement or any of the Additional Agreements or the consummation of the transactions contemplated hereby or thereby (each of the foregoing, a “Governmental Approval”).

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4.4 Non-Contravention. None of the execution, delivery or performance by the Company of this Agreement or any Additional Agreements does or will (a) contravene or conflict with the organizational or constitutive documents of any member of the Company Group, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to the Company Group, (c) except for the Material Contracts listed on Schedule 4.16(a) requiring Company Consents (but only as to the need to obtain such Company Consents), constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Company Group or require any payment or reimbursement or to a loss of any material benefit relating to the Business to which the Company Group are entitled under any provision of any Material Contract, (d) result in the creation or imposition of any Lien on any of the Company Common Stock, or, other than Permitted Liens, on any material properties or assets of the Company Group, where any such conflict has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

4.5 Capitalization. The Company has issued HKD 10,000 ordinary shares and USD 1,031,484 ordinary shares (the “Company Common Stock”). The Company has a number of Company Options issued and outstanding that, if all were exercised, would constitute 15% of the total issued and outstanding Company Common Stock. The Company has provided the Purchaser with a true and complete list of the holders of Company Options and the number of such Company Options each such holder owns. No Company Common Stock is held in its treasury. All of the issued and outstanding Company Common Stock has been duly authorized and validly issued, is fully paid and non-assessable (except as set forth on Schedule 4.5) and has not been issued in violation of any preemptive or similar rights of any Person. All of the issued and outstanding Company Common Stock is owned of record and beneficially by the Stockholders as set forth on Exhibit A, free and clear of all Liens. No outstanding Company Common Stock is subject to any right of first refusal, right of first offer, preemptive right or similar restriction. The only shares of Company Common Stock that will be outstanding immediately after the Closing will be the Company Common Stock owned by the Purchaser following the consummation of the Transaction. No other class of shares of the Company is authorized or outstanding. Other than the Company Options or in connection with the Company Private Placement or as set forth on Schedule 4.5, there are no: (a) outstanding subscriptions, options, warrants, rights (including “phantom share rights”), calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind providing for the purchase, issuance or sale of any shares of the Company, or (b) to the knowledge of the Company, agreements with respect to any of the Company Common Stock, including any voting trust, other voting agreement or proxy with respect thereto.

4.6 Charter Documents. Copies of the organizational documents of the Company and each of its Subsidiaries have heretofore been made available to Purchaser, and such copies are each true and complete copies of such instruments as amended and in effect on the date hereof. The Company has not taken any actions in violation of its organizational documents such that had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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4.7 Corporate Records. All proceedings occurring since January 1, 2018 of the board of directors of the Company, including committees thereof, and all consents to actions taken thereby, are accurately reflected in the minutes and records contained in the corporate minute books of the Company. The register of members of the Company is complete and accurate in all material respects.

4.8 Assumed Names. Schedule 4.8 is a complete and correct list of all assumed or “doing business as” names currently or since the Company’s incorporation used by the Company Group, including names on any websites. The Company Group has filed appropriate “doing business as” certificates in all applicable jurisdictions with respect to itself, except where such failure has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

4.9 Subsidiaries.

(a) Schedule 4.9(a) sets forth each Subsidiary of the Company and the amount of issued and outstanding capital stock and securities of each Subsidiary that is owned by the Company Group, which are owned free and clear of all Liens. All the capital stock of each Subsidiary are fully paid-up. Except for the Subsidiaries so listed, the Company does not own or Control, directly or indirectly, any ownership, equity, profits or voting interest in any Person or have any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make, nor is bound by any Contract under which it may become obligated to make, any future investment (in the form of a loan, capital contribution or otherwise) in any other Person.

(b) Each Subsidiary is a company duly organized, validly existing and in good standing under and by virtue of the Laws of the jurisdiction of its formation set forth by its name on Schedule 4.9(a). Each Subsidiary has all power and authority, corporate and otherwise, and all governmental licenses, Permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on the Business as presently conducted and as proposed to be conducted, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Other than as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no Subsidiary of the Company is qualified to do business as a foreign entity in any jurisdiction, except as set forth by its name on Schedule 4.9(a), and there is no other jurisdiction in which the character of the property owned or leased by any Subsidiary or the nature of its activities make qualification of such Subsidiary in any such jurisdiction necessary. Each Subsidiary has offices located only at the addresses set forth by its name on Schedule 4.9(a).

(c) Except as set forth on Schedule 4.9(c), no outstanding capital stock or other securities of any Subsidiary is subject to any right of first refusal, right of first offer, preemptive right or similar restriction. Except as set forth on Schedule 4.9(c), there are no: (i) outstanding subscriptions, options, warrants, rights (including “phantom stock rights”), calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind providing for the purchase, issuance or sale of any shares of the capital stock or other securities of a Subsidiary, or (ii) agreements with respect to any of the capital stock or other securities of a Subsidiary, including any voting trust, other voting agreement or proxy with respect thereto.

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4.10 Consents. The Contracts listed on Schedule 4.10 are the only Contracts binding upon the Company Group or by which any of the Company Common Stock or any of the Company Group’s assets are bound, requiring a consent, approval, authorization, order or other action of or filing with any Person as a result of the execution, delivery and performance of this Agreement or any of the Additional Agreements or the consummation of the transactions contemplated hereby or thereby (each of the foregoing, a “Company Consent”), other than such consents, approvals, authorizations, orders or other actions or filings which, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

4.11 Financial Statements.

(a) Schedule 4.11 includes (i) the audited consolidated financial statements of the Company as of and for the period ended March 31, 2018 consisting of the audited consolidated statement of financial position, the audited consolidated statement of profit or loss and other comprehensive income, the audited consolidated statement of changes in equity and the audited consolidated statement of cash flows (collectively, the “Audited Financial Statements”), and (ii) unaudited consolidated management accounts as of and for the period ended on March 31, 2019 (the “Management Accounts” and together with the Audited Financial Statements, the “Financial Statements,” and the unaudited consolidated balance sheet as of March 31, 2019 (the “Balance Sheet Date”) included in the Management Accounts, the “Balance Sheet”).

(b) The Financial Statements are complete and accurate and fairly present in all material respects the financial position of the Company Group as of the dates thereof and the results of operations of the Company Group for the periods reflected therein in conformity with Hong Kong FRS, except for liabilities and obligations reflected or reserved for on the Audited Financial Statements or disclosed in the notes thereto (if any) (other than any such liabilities not reflected, reserved or disclosed as are not and would not be, in the aggregate, material to the Company Group, taken as a whole). The Financial Statements (i) were prepared from the Books and Records of the Company Group; (ii) were prepared on an accrual basis in accordance with Hong Kong FRS; (iii) contain and reflect all necessary adjustments and accruals for a fair presentation of the Company’s Group financial condition as of their dates (except, for normal year-end or interim adjustments the impact of which are not material); and (iv) contain and reflect adequate provisions for all liabilities for all material Taxes applicable to the Company Group with respect to the periods then ended. The Management Accounts have been prepared on a good faith basis, on a basis consistent in all material respects with the preparation of the previous management accounts of the Company Group and reflect the Company’s management’s understanding of the income, assets and liabilities for the period reflected therein.

(c) Except as specifically disclosed, reflected or fully reserved against on the Balance Sheet and for liabilities and obligations that have arisen in the ordinary course of business since the date of the Balance Sheet, there are no liabilities, debts or obligations of any nature (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unasserted or otherwise) relating to the Company Group.

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(d) Except as set forth on Schedule 4.11(d), the Company Group does not have any Indebtedness, other than accounts payable incurred in the ordinary course of business consistent with past practice.

4.12 Books and Records.

(a) All Contracts, documents, and other papers or copies thereof delivered to Purchaser by or on behalf of the Company Group are accurate, complete, and authentic in all material respects.

(b) The Books and Records accurately and fairly, in all material respects, reflect the transactions and dispositions of assets of and the providing of services by the Company Group. Except where such failure has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that:

(i) transactions are executed only in accordance with the respective management’s authorization;

(ii) all income and expense items are properly recorded for the relevant periods in accordance with the revenue recognition and expense policies maintained by the Company, as permitted by Hong Kong FRS;

(iii) access to assets is permitted only in accordance with the respective management’s authorization; and

(iv) recorded assets are compared with existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

(c) All accounts, books and ledgers of the Company Group have been properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. Except as disclosed on Schedule 4.12(c), the Company Group does not have any records, systems controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any mechanical, electronic or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the direct control of the Company Group and which is not located at an office of the Company Group.

4.13 Absence of Certain Changes. Since the Balance Sheet Date, the Company Group has conducted the Business in the ordinary course consistent with past practices. Without limiting the generality of the foregoing, except as set forth on Schedule 4.13, since the Balance Sheet Date, there has not been:

(a) any Company Material Adverse Effect;

(b) any transaction, Contract or other instrument entered into, or commitment made, by the Company Group, or any of the Company Group’s assets (including the acquisition or disposition of any assets) or any relinquishment by the Company Group of any Contract or other right, in either case other than transactions and commitments in the ordinary course of business consistent in all respects, including kind and amount, with past practices and those contemplated by this Agreement;

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(c) (i) any redemption of, declaration, setting aside or payment of any dividend or other distribution with respect to any capital stock or other equity interests in the Company Group; (ii) any issuance by the Company Group of shares of capital stock or other equity interests in the Company Group, or (iii) any repurchase, redemption or other acquisition, or any amendment of any term, by the Company Group of any outstanding shares of capital stock or other equity interests;

(d) (i) any creation or other incurrence of any Lien (other than Permitted Liens) on the Company Common Stock or any other capital stock or securities of the Company Group or on any of the Company Group’s assets, and (ii) any making of any loan, advance or capital contributions to or investment in any Person by the Company Group other than in the ordinary course of business consistent with past practice;

(e) any personal property damage, destruction or casualty loss or personal injury loss (whether or not covered by insurance) affecting the business or assets of the Company Group, other than as would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect;

(f) any material labor dispute, other than routine individual grievances, or any material activity or proceeding by a labor union or representative thereof to organize any employees of the Company Group, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of the Company Group;

(g) any sale, transfer, lease to others or other disposition of any of its material assets by the Company Group except in the ordinary course of business consistent with past practices or immaterial amounts of other Tangible Personal Property not required by its business;

(h) any capital expenditure by the Company Group in excess in any fiscal month of an aggregate of $1,000,000 or entering into any lease of capital equipment or property under which the annual lease charges exceed $500,000 in the aggregate by the Company Group;

(i) any institution of litigation, settlement or agreement to settle any litigation, action, proceeding or investigation before any court or governmental body relating to the Company Group or its property or suffering of any actual or threatened litigation, action, proceeding or investigation before any court or governmental body relating to the Company Group or its property, other than as would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect;

(j) the incurrence of any Indebtedness, or any loan of any monies to any Person or guarantee of any obligations of any Person by the Company Group, except for advances to employees or officers of any member of the Company Group in the ordinary course of business consistent with past practice;

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(k) except as required by Hong Kong FRS or applicable Law, any change in the accounting methods or practices (including, any change in depreciation or amortization policies or rates) of the Company Group materially affecting the reported consolidated assets, liabilities or results of operations of the Company Group;

(l) any amendment to the Company Group’s organizational documents, or any engagement by the Company Group in any merger, consolidation, reorganization, reclassification, liquidation, dissolution or similar transaction;

(m) any acquisition of assets or the business of any Person in excess of $500,000 (individually or in the aggregate);

(n) any material Tax election made by the Company Group outside of the ordinary course of business consistent with past practice, or any material Tax election changed or revoked by the Company Group; any claim, notice, audit report or assessment in respect of material Taxes settled or compromised by the Company Group; any annual Tax accounting period changed by the Company Group; any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement relating to any Tax entered into by the Company Group that would have the effect of materially increasing the present or future Tax liability or materially decreasing any present or future Tax asset of the Purchaser and its Affiliates (including the Company and its Subsidiaries) after the Closing; or any right to claim a material Tax refund surrendered by the Company Group; or

(o) any commitment or agreement to do any of the foregoing.

4.14 Properties; Title to the Company’s Assets.

(a) Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, the items of Tangible Personal Property have no defects, are in good operating condition and repair and function in accordance with their intended uses (ordinary wear and tear excepted) and have been properly maintained, and are suitable for their present uses and meet all specifications and warranty requirements with respect thereto.

(b) Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, the Company Group has good, valid and marketable title in and to, or in the case of the Company Group’s Real Property leases and the assets which are leased or licensed pursuant to Contracts, a valid leasehold interest or license in or a right to use, all of their assets reflected on the Balance Sheet. No such asset is subject to any Liens (other than Permitted Liens). Other than as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, the Company Group’s assets constitute all of the assets of any kind or description whatsoever, including goodwill, for the Company Group to operate the Business immediately after the Closing in the same manner as the Business is currently being conducted.

4.15 Litigation. Except as set forth on Schedule 4.15, there is no Action (or any basis therefore) pending against, or to the knowledge of the Company threatened against or affecting, the Company Group, any of its officers or directors with respect to the Business, the Business, or any Company Common Stock or any of the Company’s Group assets or any Contract before any court, Authority or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Additional Agreements or that, individually or in the aggregate, would be material to the Company Group, taken as a whole. There are no outstanding judgments against the Company Group that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to enter into and perform its obligations under this Agreement.

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4.16 Contracts.

(a) Schedule 4.16(a) lists each of the following Contracts, oral or written (collectively, the “Material Contracts”), to which the Company Group is a party and which are currently in effect and constitute the following:

(i) all Contracts that require annual payments or expenses by, or annual payments or income to, the Company Group of $500,000 or more (other than standard purchase and sale orders entered into in the ordinary course of business consistent with past practice);

(ii) all sales, advertising, agency, lobbying, broker, sales promotion, market research, marketing or similar contracts and agreements, in each case requiring the payment of any commissions by the Company Group in excess of $500,000 annually;

(iii) all employment Contracts, employee leasing Contracts, and consultant and sales representatives Contracts with any current or former officer, director, employee or consultant of the Company Group or other Person, under which the Company Group (A) has continuing obligations for payment of annual compensation of at least $500,000 (other than oral arrangements for at-will employment), (B) has severance or post termination obligations to such Person, or (C) has an obligation to make a payment upon consummation of the transactions contemplated hereby or as a result of a change of control of the Company;

(iv) all Contracts creating a joint venture, strategic alliance, limited liability company and partnership agreements to which the Company Group is a party and that is material to the business of the Company Group taken as a whole;

(v) all Contracts relating to any material acquisitions or dispositions of assets by the Company Group;

(vi) all Contracts for material licensing agreements, including Contracts licensing material Intellectual Property Rights, other than licenses for commercially available off-the-shelf software (including software-as-a-service) and nonexclusive licenses granted by any member of the Company Group to a contractor or customer in the ordinary course of business consistent with past practice;

(vii) all Contracts limiting the freedom of the Company Group to compete in any line of business or in any geographic area;

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(viii) all Contracts with or pertaining to the Company Group to which any Affiliate of the Company Group is a party;

(ix) all Contracts relating to property or assets (whether real or personal, tangible or intangible) in which the Company Group holds a leasehold interest (excluding the Company Group’s Real Property leases) and which involve outstanding obligations to the lessor thereunder in excess of $500,000 per year;

(x) all Contracts for which any of the benefits, compensation or payments (or the vesting thereof) will be increased or accelerated by the consummation of the transactions contemplated by this Agreement or any of the Additional Agreements;

(xi) all Contracts relating to outstanding Indebtedness, including financial instruments of indenture or security instruments (typically interest-bearing) such as notes, mortgages, loans and lines of credit (other than intercompany loans and advances); and

(xii) any Contract relating to the voting or control of the equity interests of the Company Group or the election of directors of the Company Group (other than the organizational documents of the Company Group).

(b) Except as set forth on Schedule 4.16(b) or as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, (i) each Material Contract is a valid and binding agreement, and is in full force and effect, and neither the Company Group nor, to the Company’s knowledge, any other party thereto, is in breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Material Contract, (ii) the Company Group has not assigned, delegated, or otherwise transferred any of its rights or obligations with respect to any Material Contracts, or granted any power of attorney with respect thereto or to any of the Company Group’s assets and (iii) no Material Contract requires the Company Group to post a bond or deliver any other form of security or payment to secure its obligations thereunder.

(c) The Company Group is in material compliance with all covenants, including all financial covenants, in all notes, indentures, bonds and other instruments or agreements evidencing any Indebtedness.

4.17 Licenses and Permits. Schedule 4.17 correctly lists each license, franchise, permit, order or approval or other similar authorization required under applicable Law to carry out or otherwise affecting, or relating in any way to, the Business, together with the name of the Authority issuing the same (the “Permits”). Except as indicated on Schedule 4.17 or as would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, such Permits are valid and in full force and effect, and none of the Permits will, assuming the related Company Consent has been obtained or waived prior to the Closing Date, be terminated or impaired or become terminable as a result of the transactions contemplated hereby. The Company Group has all Permits necessary to operate the Business, except for the failure to have, individually or in the aggregate, any Permits that would not be reasonably expect to have a Company Material Adverse Effect.

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4.18 Compliance with Laws. The Company Group is not in violation of, has not violated, and to the Company’s knowledge, is neither under investigation with respect to nor has been threatened to be charged with or given notice of any violation or alleged violation of, any Law, or judgment, order or decree entered by any court, arbitrator or Authority, domestic or foreign, nor is there any basis for any such charge and within the last 24 months the Company Group has not received any subpoenas by any Authority, in each case except where such violation, alleged violation or investigation would not, individually or in the aggregate, be expected to have a Company Material Adverse Effect.

4.19 Intellectual Property.

(a) Schedule 4.19 sets forth a true, correct and complete list of all Owned Intellectual Property Rights that are subject to a patent, registration or application therefor with any Authority, specifying as to each, as applicable: (i) the nature of such Owned Intellectual Property Right; (ii) the owner of such Owned Intellectual Property Right; and (iii) the jurisdictions by or in which such Owned Intellectual Property Right has been issued or registered or in which an application for such issuance or registration has been filed.

(b) Within the past five (5) years (or prior thereto if the same is still pending or subject to appeal or reinstatement) the Company Group has not been sued or charged in writing with or been a defendant in any Action that involves a claim of infringement of any Intellectual Property Rights, and the Company has no knowledge of any other claim of infringement by the Company Group, and no knowledge of any continuing infringement by any other Person of any Intellectual Property Rights of the Company Group.

(c) To the knowledge of the Company, the current use by the Company Group of the Intellectual Property Rights does not infringe the rights of any other Person. Any Intellectual Property Rights used by the Company Group in the performance of any services by the Company Group under any Contract is, and upon the performance of such Contract remains, owned by the Company Group and no client, customer or other third-party has any claim of ownership on the Intellectual Property Rights.

(d) All employees, agents, consultants or contractors who have contributed to or participated in the creation or development of any copyrightable, patentable or trade secret material on behalf of the Company Group or any predecessor in interest thereto either: (i) is a party to a “work-for-hire” agreement under which the Company Group is deemed to be the original owner/author of all property rights therein; or (ii) has executed an assignment or an agreement to assign in favor of the Company Group (or such predecessor in interest, as applicable) all right, title and interest in such material.

(e) None of the execution, delivery or performance by the Company of this Agreement or any of the Additional Agreements to which the Company is a party or the consummation by the Company of the transactions contemplated hereby or thereby will cause any material item of Intellectual Property Rights owned, licensed, used or held for use by the Company Group immediately prior to the Closing to not be owned, licensed or available for use by the Company Group on substantially the same terms and conditions immediately following the Closing.

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(f) The Company has taken reasonable measures to safeguard and maintain the confidentiality and value of all trade secrets and other material confidential information that is Owned Intellectual Property Right. The transactions contemplated by this Agreement will not result in the violation of any Data Protection Laws or the privacy policies of the Company Group.

4.20 Accounts Receivable and Payable; Loans.

(a) All accounts receivable and notes of the Company Group reflected on the Financial Statements, and all accounts receivable and notes arising subsequent to the date thereof, represent valid obligations arising from services actually performed or goods actually sold by the Company Group in the ordinary course of business consistent with past practice. The accounts payable of the Company reflected on the Financial Statements, and all accounts payable arising subsequent to the Balance Sheet Date, arose from bona fide transactions in the ordinary course consistent with past practice.

(b) To the Company’s knowledge, there is no contest, claim, or right of setoff in any agreement with any maker of an account receivable or note relating to the amount or validity of such account receivables or note that would reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, all accounts receivable or notes receivable are good and collectible in the ordinary course of business.

(c) The information set forth on Schedule 4.20(c) separately identifies any and all accounts receivable or notes receivable of the Company Group which are owed by any Affiliate of the Company Group.

4.21 Pre-payments. The Company Group has not received any payments with respect to any services to be rendered or goods to be provided after the Closing except in the ordinary course of business.

4.22 Employees.

(a) The Company has provided the Purchaser with a true, correct and complete list of each employee of the Company Group as of May 31, 2019, setting forth the name and title for each such person.

(b) Except as set forth on Schedule 4.22(b), the Company Group is not a party to or subject to any collective bargaining agreement, or any similar agreement, and there has been no activity or proceeding by a labor union or representative thereof to organize any employees of the Company Group.

(c) There are no pending or, to the knowledge of the Company, threatened claims or proceedings against the Company Group under any worker’s compensation policy or long-term disability policy.

4.23 Employment Matters.

(a) Schedule 4.23(a) sets forth a true and complete list of every employment agreement, commission agreement, employee group or executive medical, life, or disability insurance plan, and each incentive, bonus, profit sharing, retirement, deferred compensation, equity, phantom stock, stock option, stock purchase, stock appreciation right or severance plan of the Company Group now in effect or under which the Company Group has or might have any obligation, or any understanding between the Company Group and any employee concerning the terms of such employee’s employment that does not apply to the Company Group’s employees generally (collectively, “Labor Agreements”). The Company Group has delivered or made available to Purchaser true and complete copies of each such Labor Agreement, any employee handbook or policy statement of the Company Group, and complete and correct information concerning the Company Group’s employees.

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(b) To the knowledge of the Company Group, no employee of the Company Group, in the ordinary course of his or her duties, has breached any obligation to a former employer in respect of any covenant against competition or soliciting clients or employees or servicing clients or confidentiality or any proprietary right of such former employer.

4.24 Withholding. All obligations of the Company Group applicable to its employees, whether arising by operation of Law, including the Company’s contributions to the mandatory provident fund, by contract, by past custom or otherwise, or attributable to payments by the Company Group to trusts or other funds or to any governmental agency, with respect to unemployment compensation benefits, social security benefits or any other benefits for its employees with respect to the employment of said employees through the date hereof have been paid or adequate accruals therefor have been made on the Financial Statements. Except as disclosed on Schedule 4.24, all reasonably anticipated obligations of the Company Group with respect to such employees (except for those related to wages during the pay period immediately prior to the Closing Date and arising in the ordinary course of business), whether arising by operation of Law, by contract, by past custom, or otherwise, for salaries and holiday pay, bonuses and other forms of compensation payable to such employees in respect of the services rendered by any of them prior to the date hereof have been or will be paid by the Company Group prior to the Closing Date.

4.25 Employee Benefits and Compensation. Schedule 4.25 sets forth each “employee benefit plan” (as defined in Section 3(3) of ERISA), bonus, deferred compensation, equity-based or non-equity-based incentive, severance or other plan or written agreement relating to employee or director benefits or employee or director compensation or fringe benefits, maintained or contributed to by the Company Group (each a “Plan” and collectively, the “Plans”). Each Plan is in compliance with applicable Law in all material respects.

4.26 Real Property.

(a) Except as set forth on Schedule 4.26(a), the Company Group does not own, or otherwise have an interest in, any Real Property, including under any Real Property lease, sublease, space sharing, license or other occupancy agreement. The Company Group has good, valid and subsisting title to its respective leasehold estates in the offices described on Schedule 4.26(a), free and clear of all Liens (other than Permitted Liens). Other than as would not be reasonably expected to have a Company Material Adverse Effect, the Company Group has not breached or violated any local zoning ordinance, and no written notice from any Person has been received by the Company Group or served upon the Company Group claiming any violation of any local zoning ordinance.

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(b) With respect to each Real Property lease: (i) it is valid, binding and in full force and effect against the Company Group, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity; (ii) except as would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect, all rents and additional rents and other sums, expenses and charges due thereunder have been paid; (iii) the lessee has been in peaceable possession in all material respects since the commencement of the original term thereof; (iv) no waiver, indulgence or postponement of the lessee’s material obligations thereunder has been granted by the lessor; (v) there exist no default or event of default thereunder by the Company Group or, to the Company’s knowledge, by any other party thereto except as would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect; (vi) there exists no occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or event of default by the Company Group thereunder, except as would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect; and (vii) there are no outstanding claims of breach or indemnification or notice of default or termination thereunder, except as would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. The Real Property leased by the Company Group is in a state of maintenance and repair adequate and suitable for the purposes for which it is presently being used, and there are no repair or restoration works likely to be required in connection with any of the leased Real Properties, in each case except as would not be reasonably expected to have a Company Material Adverse Effect. To the Company’s knowledge, the Company Group does not owe any brokerage commission with respect to any Real Property.

4.27 Tax Matters. Except as set forth on Schedule 4.27:

(a) (i) The Company Group has duly and timely filed all material Tax Returns which are required to be filed by or with respect to it, and has paid all Taxes which have become due; (ii) all such Tax Returns are true, correct and complete and accurate in all material respects; (iii) there is no Action, pending or proposed in writing, with respect to Taxes of the Company Group; (iv) no statute of limitations in respect of the assessment or collection of any Taxes of the Company Group for which a Lien may be imposed on any of the Company Group’s assets has been waived or extended, which waiver or extension is in effect; (v) there is no Lien (other than Permitted Liens) for Taxes upon any of the assets of the Company Group; (vi) there is no outstanding request for a ruling from any Taxing Authority, request for a consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority, or agreement with any Taxing Authority, with respect to the Company Group; (vii) no claim has ever been made by a Taxing Authority in a jurisdiction where the Company Group has not paid any Tax or filed Tax Returns, asserting that the Company Group is or may be subject to Tax in such jurisdiction; (viii) there is no outstanding power of attorney from the Company Group authorizing anyone to act on behalf of the Company Group in connection with any Tax, Tax Return or Action relating to any Tax or Tax Return of the Company Group; (ix) the Company Group is not, and has ever been, a party to any Tax sharing or Tax allocation Contract; (x) the Company Group is and has never been included in any consolidated, combined or unitary Tax Return; (xi) to the knowledge of the Company, no issue has been raised by a Taxing Authority in any prior Action relating to the Company Group with respect to any Tax for any period which, by application of the same or similar principles, could reasonably be expected to result in a proposed Tax deficiency of the Company Group for any other period; and (xii) the Company Group has not requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed.

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(b) The Company Group will not be required to include any item of income or exclude any item of deduction for any taxable period ending after the Closing Date as a result of a change of a method of accounting made on or before the Closing Date.

(c) The unpaid Taxes of the Company Group (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Unaudited Financial Statements and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Return.

4.28 Finders’ Fees. Except as set forth on Schedule 4.28, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company Group or any of Affiliates who might be entitled to any fee or commission from the Company, the Purchaser or any of their Affiliates upon consummation of the transactions contemplated by this Agreement.

4.29 Powers of Attorney and Suretyships. Except as set forth on Schedule 4.29, the Company Group does not have any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or any obligation or liability (whether actual, accrued, accruing, contingent, or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person.

4.30 Directors and Officers. Schedule 4.30 sets forth a true, correct and complete list of all directors and officers of the Company Group as of the date of this Agreement.

4.31 Certain Business Practices. Except as would not reasonably be expected to have a Company Material Adverse Effect, neither the Company Group, nor any director, officer, agent or employee of the Company Group (in their capacities as such) has (i) used any Company Group funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977 or (iii) made any other unlawful payment. Neither the Company Group, nor, to the knowledge of the Company, any director, officer, agent or employee of the Company Group (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a director, officer, employee or agent of the Company Group) has, since June 1, 2017, directly or indirectly, in connection with the business of the Company Group, given or agreed to give any gift or similar benefit in any amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Company Group or assist the Company Group in connection with any actual or proposed transaction, which, if not given or continued in the future, would reasonably be expected to adversely affect the business or prospects of the Company Group and would reasonably be expected to subject the Company Group to suit or penalty in any private or governmental litigation or proceeding.

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4.32 Insurance. All forms of insurance owned or held by and insuring the Company Group as of the date of this Agreement are set forth on Schedule 4.32. With respect to each such insurance policy required to be listed on Schedule 4.32, except as would not, individually or in the aggregate, be material to the Company Group, taken as a whole, (a) such policies are in full force and effect, (b) all premiums with respect to such policies covering all periods up to and including the Closing Date have been paid, (c) no written notice of cancellation or termination has been received with respect to any such policy which was not replaced on substantially similar terms prior to the date of such cancellation or termination, (d) there is no existing default or event which, with or without the passage of time or the giving of notice or both, would constitute a default under any such policy or entitle any insurer to terminate or cancel any such policy and (e) such policies will not in any way be affected by or terminate or lapse by reason of the transactions contemplated by this Agreement or the Additional Agreements. The insurance policies to which the Company Group is a party are sufficient for compliance, in all material respect, with all requirements of all Contracts to which the Company Group is a party or by which the Company Group is bound. To the Company’s knowledge, the Company Group has not been refused any insurance with respect to its assets or operations or had its coverage materially limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance. The Company Group does not have any self-insurance arrangements.

4.33 Related Party Transactions. Except as set forth on Schedule 4.33, no Affiliate of the Company Group (a) is a party to any Contract, or has otherwise entered into any transaction, understanding or arrangement, with the Company Group or (b) owns any property or right, tangible or intangible, which is used by the Company Group.

4.34 No Additional Representations and Warranties. Except as provided in this ARTICLE IV, neither the Company, the Stockholders or any Affiliates of the Company or the Stockholders, nor any of their respective directors, managers, officers, employees, equityholders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to the Purchaser or its Affiliates and no such party shall be liable in respect of the accuracy or completeness of any information provided to the Purchaser.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Company as follows:

5.1 Corporate Existence and Power. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands. The Purchaser has all company power and authority to own and operate its properties and assets and to carry on its business as presently conducted. The Purchaser is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Purchaser Material Adverse Effect.

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5.2 Corporate Authorization. The execution, delivery and performance by the Purchaser of this Agreement and the Additional Agreements to which it is a party and the consummation by the Purchaser of the transactions contemplated hereby and thereby are within the corporate powers of the Purchaser and have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and assuming the due authorization and execution by each other party hereto and to the Additional Agreements, this Agreement constitutes, and upon their execution and delivery, the Additional Agreements will constitute, a valid and legally binding agreement of the Purchaser, enforceable against it in accordance with its and their terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity. The affirmative vote of holders of a majority of the outstanding shares of Purchaser Ordinary Shares, voting as a single class, entitled to vote at the Purchaser Special Meeting, assuming a quorum is present, to approve the proposals to be set forth in the Proxy Statement are the only votes of any of the Purchaser’s capital stock necessary in connection with the entry into this Agreement by the Purchaser, and the consummation of the transactions contemplated hereby, including the Closing (the “Purchaser Business Combination Approval”).

5.3 Governmental Authorization. Neither the execution, delivery nor performance of this Agreement by the Purchaser requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority.

5.4 Non-Contravention. The execution, delivery and performance by the Purchaser of this Agreement and the Additional Agreements and the consummation by the Purchaser of the transactions contemplated hereby and thereby do not and will not (i) contravene or conflict with the organizational or constitutive documents of the Purchaser, or (ii) contravene or conflict with or constitute a violation of any provision of any Law, judgment, injunction, order, writ, or decree binding upon the Purchaser, (iii) constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Purchaser or require any payment or reimbursement or to a loss of any material benefit relating to its business to which the Purchaser is entitled under any provision of any contract to which the Purchaser is a party, or (iv) result in the creation or imposition of any Lien on any of the Purchaser Ordinary Shares, or on any material properties or assets of the Purchaser, where any such conflict has not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

5.5 Finders’ Fees. Except for any liabilities for fees or commissions described on Schedule 5.5 and the Deferred Underwriting Amount, there is no investment banker, broker, finder, agent or other intermediary which has been retained by or is authorized to act on behalf of the Purchaser or its Affiliates who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement or any of the Additional Agreements.

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5.6 Issuance of Shares. The Closing Payment Shares and any Purchaser Ordinary Shares issued pursuant to Section 3.2, when issued in accordance with this Agreement, will be duly authorized and validly issued, fully paid and nonassessable, free and clear of any Liens and not subject to or issued in violation of any right of any third party pursuant to any contract to which the Purchaser is bound, applicable Law or the Purchaser’s organizational documents.

5.7 Capitalization.

(a) The authorized capital stock of Purchaser consists of an unlimited number of Purchaser Ordinary Shares, with no par value of which 7,427,500 are issued and outstanding as of the date hereof. In addition, 5,990,000 Purchaser Warrants (inclusive of Purchaser Private Warrant and Purchaser Public Warrants) are issued and outstanding as of the date hereof. Except as set forth on Schedule 5.7, no other shares of capital stock or other voting securities of the Purchaser are issued, reserved for issuance or outstanding. All issued and outstanding shares of Purchaser Ordinary Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of BVI Business Companies Act, 2004 (as amended), the Purchaser’s organizational documents or any contract to which Purchaser is a party or by which Purchaser is bound. Except as set forth in the Purchaser’s organizational documents, there are no outstanding contractual obligations of Purchaser to repurchase, redeem or otherwise acquire any shares of Purchaser Ordinary Shares or any capital equity of Purchaser. There are no outstanding contractual obligations of Purchaser to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

(b) Except as set forth in the Purchaser SEC Documents, the Purchaser has no convertible securities, exchangeable securities, warrants, options or other rights outstanding that, pursuant to their terms, as a result of the consummation of the transactions contemplated hereby, will become convertible, exchangeable or exercisable of any shares, warrants, options or other securities of the Purchaser.

5.8 Information Supplied. None of the information supplied or to be supplied by the Purchaser expressly for inclusion or incorporation by reference in the filings with the SEC and mailings to Purchaser’s stockholders (including the Proxy Statement) with respect to the solicitation of proxies to approve the transactions contemplated by this Agreement and the Additional Agreements, if applicable, or in any other Purchaser SEC Documents, will, at the date of its filing and/or mailing, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by Purchaser or that is included in the Purchaser SEC Documents).

5.9 Litigation. There is no Action (or any basis therefore) pending against, or to the knowledge of the Purchaser threatened against or affecting, the Purchaser, any of its officers or directors, or any Purchaser Ordinary Shares before any court, Authority or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Additional Agreements or that, individually or in the aggregate, would be material to the Purchaser. There are no outstanding judgments against the Purchaser that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to enter into and perform its obligations under this Agreement.

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5.10 Trust Fund. As of the date of this Agreement, Purchaser has at least $57,500,000 in the trust fund established by Purchaser for the benefit of its public stockholders (the “Trust Fund”) in a trust account maintained by Wilmington Trust Company (the “Trustee”) at JP Morgan Chase Bank (the “Trust Account”), and such monies are invested in “government securities” (as such term is defined in the Investment Company Act of 1940, as amended) and held in trust by the Trustee pursuant to the Investment Management Trust Agreement, dated as of March 27, 2019, between the Purchaser and the Trustee (the “Trust Agreement”). Immediately prior to Closing, after giving effect to any redemptions of Purchaser Ordinary Shares in connection with the Business Combination (the “Purchaser Stock Redemptions”), there shall be at least $5,000,001 in the Trust Account.

5.11 Reporting Company. The Purchaser is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Exchange Act, and the Purchaser Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act.

5.12 Listing. The Purchaser Units, Purchaser Ordinary Shares, Purchaser Warrants and Purchaser Rights are listed on Nasdaq, with trading tickers “JFKKU,” “JFK,” “JFKKW” and “JFKKR,” respectively. There is no action or proceeding pending or, to the knowledge of the Purchaser, threatened against the Purchaser by Nasdaq with respect to any intention by such entity to prohibit or terminate the listing of the Purchaser Units, Purchaser Ordinary Shares, Purchaser Warrants and Purchaser Rights on Nasdaq.

5.13 No Market Manipulation. Neither the Purchaser nor its Affiliates have taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Purchaser Ordinary Shares to facilitate the sale or resale of the Purchaser Ordinary Shares or affect the price at which the Purchaser Ordinary Shares may be issued or resold; provided, however, that this provision shall not prevent the Purchaser from engaging in investor relations or public relations activities consistent with past practices.

5.14 Sarbanes-Oxley Act. The Purchaser is in compliance with applicable requirements of the United States Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder in effect as of the date of this Agreement, except where such noncompliance could not be reasonably expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

5.15 Investment Company. The Purchaser is not an “investment company” within the meaning of the United States Investment Company Act of 1940, as amended.

5.16 Board Approval. The Purchaser’s board of directors (including any required committee or subgroup of such board) has, as of the date of this Agreement, unanimously (i) declared the advisability of the transactions contemplated by this Agreement, (ii) determined that the transactions contemplated hereby are in the best interests of the stockholders of Purchaser and (iii) determined that the transactions contemplated hereby constitutes a Business Combination, and (iv) approved this Agreement, the Additional Agreements and the transactions contemplated hereby and thereby.

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5.17 Purchaser SEC Documents and Financial Statements.

(a) The Purchaser has timely filed all registration statements, forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by the Purchaser with the SEC (including the Proxy Statement), together with any amendments, restatements or supplements thereto (collectively, the “Purchaser SEC Documents”) since the Purchaser’s formation under the Exchange Act or the Securities Act, and will timely file all such registration statements, forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement. The Purchaser SEC Documents were and will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. The Purchaser SEC Documents did not, and will not, at the time they were or are filed, as the case may be, with the SEC (except to the extent that information contained in any Purchaser SEC Document has been or is amended or superseded by a later filed Purchaser SEC Document then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements in or omissions in any information supplied or to be supplied by the Company Group expressly for inclusion or incorporation by reference in any Purchaser SEC Document. As used in this Section 5.17, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b) The audited financial statements of the Purchaser (the “Purchaser Audited Financial Statements”) and unaudited interim financial statements of the Purchaser (together with the Purchaser Audited Financial Statements, the “Purchaser Financial Statements”) (including, in each case, the notes and schedules thereto) included in the Purchaser SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes) in all material respects the financial position of the Company as of the respective dates thereof and the results of its operations and cash flows for the respective periods then ended.

(c) The Purchaser has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to the Purchaser is made known to the Purchaser’s principal executive officer and its principal financial officer, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. To the Purchaser’s knowledge, such disclosure controls and procedures are effective in timely alerting the Purchaser’s principal executive officer and principal financial officer to material information required to be included in the Purchaser’s periodic reports required under the Exchange Act.

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(d) The Purchaser has established and maintained a system of internal controls. To the Purchaser’s knowledge, such internal controls are sufficient to provide reasonable assurance regarding the reliability of the Purchaser’s financial reporting and the preparation of the Purchaser’s financial statements for external purposes in accordance with U.S. GAAP.

(e) There are no outstanding loans or other extensions of credit made by the Purchaser to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Purchaser. The Purchaser has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(f) The books of account, minute books and transfer ledgers and other similar books and records of the Purchaser have been maintained in accordance with good business practice, are complete and correct in all material respects and there have been no material transactions that are required to be set forth therein and which have not been so set forth.

(g) Except as otherwise noted in the Purchaser Financial Statements, the accounts and notes receivable of the Purchaser reflected in the Purchaser Financial Statements: (i) arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, except as such may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting creditors’ rights generally, and by general equitable principles, (iii) are not subject to any valid set-off or counterclaim to which the Purchaser has been notified in writing as of the date hereof except to the extent set forth in such balance sheet contained therein, and (iv) are not the subject of any actions or proceedings brought by or on behalf of the Purchaser or any of its subsidiaries as of the date hereof.

5.18 No Undisclosed Liabilities. The Purchaser has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to Purchaser Financial Statements that are, individually or in the aggregate, material to the business, results of operations or financial condition of the Purchaser, except: (i) liabilities provided for in or otherwise disclosed in the balance sheet included in the most recent Purchaser Financial Statements or in the notes to the most recent Purchaser Financial Statements, and (ii) such liabilities arising in the ordinary course of the Company’s business since the date of the most recent Purchaser Financial Statement, none of which, individually or in the aggregate, would have a Purchaser Material Adverse Effect taken as a whole.

5.19 Interested Party Transactions. No officer, director, employee, shareholder or holder of derivative securities (each an “Insider”) of the Purchaser or a member of his or her immediate family is indebted to the Purchaser, nor is the Purchaser indebted (or committed to make loans or extend or guarantee credit) to any of such Persons, other than (i) for payment of salary or fees for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Purchaser, and (iii) for other employee benefits made generally available to all employees, if any. To the knowledge of the Purchaser, no Insider of the Purchaser or a member of his or her immediate family is directly or indirectly a party to or has a material interest in any contract of the Purchaser (other than such contracts as relate to any such Person’s ownership of capital stock or other securities of the Purchaser or such Person’s employment with, or other services rendered to the Purchaser).

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 5.20 Certain Business Practices. Except as would not reasonably be expected to have a Purchaser Material Adverse Effect, neither the Purchaser, nor any director, officer, agent or employee of the Purchaser (in their capacities as such) has (i) used any Purchaser group funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977 or (iii) made any other unlawful payment. Neither the Purchaser, nor, to the knowledge of the Purchaser, any director, officer, agent or employee of the Purchaser (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a director, officer, employee or agent of the Purchaser) has, since June 1, 2017, directly or indirectly, in connection with the business of the Purchaser group, given or agreed to give any gift or similar benefit in any amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Purchaser or assist the Purchaser in connection with any actual or proposed transaction, which, if not given or continued in the future, would reasonably be expected to adversely affect the business or prospects of the Purchaser and would reasonably be expected to subject the Purchaser to suit or penalty in any private or governmental litigation or proceeding.

5.21 Money Laundering Laws. The operations of the Purchaser are and have been conducted at all times in compliance with the Money Laundering Laws, and no Action involving the Purchaser with respect to the Money Laundering Laws is pending or, to the knowledge of the Purchaser, threatened.

5.22 Business Activities. Since its incorporation, the Purchaser has not conducted any business activities other than activities directed toward completing a Business Combination. Except as set forth in the Purchaser’s organizational documents, there is no agreement, commitment, or Order binding upon the Purchaser or to which the Purchaser is a party that has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of the Purchaser, any acquisition of property by the Purchaser or the conduct of business by the Purchaser as currently conducted or as contemplated to be conducted as of the Closing, other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a material adverse effect on the ability of the Purchaser to enter into and perform their obligations under this Agreement. The Purchaser does not own directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity.

5.23 No Other Representations and Warranties. Except as provided in this ARTICLE V, neither the Purchaser or any of its Affiliates nor any of their respective directors, managers, officers, employees, equity holders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to the Company or its Affiliates and no such party shall be liable in respect of the accuracy or completeness of any information provided to the Company.

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ARTICLE VI
COVENANTS OF THE PARTIES PENDING CLOSING

6.1 Conduct of the Business.

(a) Each of the Company and the Purchaser covenants and agrees that from the date hereof through the earlier of (x) termination of this Agreement in accordance with ARTICLE XII and (y) the Closing, except as otherwise contemplated by this Agreement or as consented to in writing by the other party (which consent shall not be unreasonably withheld, conditioned or delayed), each of the Company and the Purchaser shall conduct business only in the ordinary course (including the payment of accounts payable and the collection of accounts receivable), consistent with past practices, and shall use its commercially reasonable efforts to preserve intact its business relationships with employees, clients, suppliers and other third parties. Without limiting the generality of the foregoing, from the date hereof until and including the Closing Date, without the other party’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed), the Company shall not, and shall cause its Subsidiaries not to:

(i) amend, modify or supplement its certificate of incorporation and bylaws or other organizational or governing documents;

(ii) amend, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way, any Material Contract or any other material right or asset of the Company;

(iii) modify, amend or enter into any contract, agreement, lease, license or commitment, which (A) is with respect to Real Property, (B) extends for a term of one (1) year or more or (C) obligates the payment of more than $500,000 (individually or in the aggregate);

(iv) make any capital expenditures in excess of (A) $1,000,000 per month in the aggregate, solely related to the Exchange and Custody platform as set forth in the Company’s financial projections provided to Purchaser (the “Company Platform”), and (B) $500,000 (individually or in the aggregate) outside of the Company Platform;

(v) sell, lease, license or otherwise dispose of any of the Company Group’s material assets or assets covered by any Material Contract except (i) pursuant to existing contracts or commitments disclosed herein, and (ii) sales of services in the ordinary course consistent with past practice;

(vi) pay, declare or promise to pay any dividends or other distributions with respect to its capital stock or other equity securities, or pay, declare or promise to pay any other payments to any stockholder or other equity holder (other than payment of salary, benefits, leases, commissions and other regular and necessary similar payments in the ordinary course);

(vii) obtain or incur any loan or other Indebtedness, including drawings under the Company Group’s existing lines of credit, in excess of $1,000,000, other than (a) accounts payable and accrued liabilities in the ordinary course of business consistent with past practice or (b) Permitted Loans;

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(viii) suffer or incur any Lien, except for Permitted Liens, on the Company Group’s assets;

(ix) suffer any damage, destruction or loss of property related to any of the Company Group’s assets, whether or not covered by insurance the aggregate value of which, following any available insurance reimbursement, exceed $1,000,000;

(x) delay, accelerate or cancel any receivables or Indebtedness owed to the Company Group or the Purchaser or write off or make further reserves against the same, other than in the ordinary course of business;

(xi) merge or consolidate with or acquire any other Person or be acquired by any other Person;

(xii) permit any insurance policy protecting any of the Company Group’s material assets to lapse, unless simultaneously with such lapse, a replacement policy underwritten by an insurance company of nationally recognized standing having comparable deductions and providing coverage equal to or greater than the coverage under the lapsed policy for substantially similar premiums or less is in full force and effect;

(xiii) adopt any severance, retention or other employee plans, amend any of its employee plans or fail to continue to make timely contributions thereto in accordance with the terms thereof, other than in the ordinary course of business;

(xiv) institute, settle or agree to settle any litigation, action, proceeding or investigation before any court or governmental body in each case in excess of $500,000 (exclusive of any amounts covered by insurance) or that imposes injunctive or other non-monetary relief on the Company Group;

(xv) except as may be required by applicable Law or Hong Kong FRS, make any change in its accounting principles or methods;

(xvi) change the place of business or jurisdiction of organization;

(xvii) issue, redeem or repurchase any capital stock, membership interests or other securities, or issue any securities exchangeable for or convertible into any shares of its capital stock or other securities, other than (a) in connection with the Company Private Placement, (b) pursuant to the exercise or conversions of any options, warrants or other securities outstanding as of the date of this Agreement or to new hires, or (c) subject to Section 6.1(a)(vii), in connection with obtaining any loans or grants, in case of (b) and (c) in the ordinary course of business;

(xviii) make or change any material Tax election or change any annual Tax accounting periods;

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(xix) enter into any transaction with or distribute or advance any assets or property to any of its Affiliates other than the payment of salary and benefits in the ordinary course; or

(xx) agree to do any of the foregoing.

(b) From the date hereof through the earlier of (x) termination of this Agreement in accordance with ARTICLE XII and (y) the Closing, the Purchaser shall remain a “blank check company” as defined in Rule 419 under the Securities Act, shall not conduct any business operations other than in connection with this Agreement and ordinary course operations to maintain its status as a Nasdaq-listed special purpose acquisition company pending the completion of the transactions contemplated hereby. Without limiting the generality of the foregoing, through the Closing Date, other than in connection with the transactions contemplated by this Agreement without the Company’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed), the Purchaser shall not, and shall cause its Subsidiaries to not:

(i) amend, modify or supplement the Purchaser Memorandum and Articles of Association or other constitutional or governing documents;

(ii) except as specified in Schedule 6.1(b)(ii), authorize, commit or actually issue, grant, sell, pledge, dispose of any of its shares or other equity interests or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its shares or other equity interests, or other securities, including any securities convertible into or exchangeable for any of its shares or other equity securities or securities of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities; except for such issuances set forth in Section 6.11;

(iii) subdivide, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its shares or other equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv) except as specified in Schedule 6.1(b)(iv), incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $50,000 (individually or in the aggregate), make a loan or advance to or investment in any third party, or guarantee or endorse any Indebtedness, Liability or obligation of any Person; or

(v) amend, waive or otherwise change the Trust Agreement in any manner adverse to the Purchaser.

(c) Neither party shall (i) take or agree to take any action that might make any representation or warranty of such party inaccurate or misleading in any respect at, or as of any time prior to, the Closing Date or (ii) omit to take, or agree to omit to take, any action necessary to prevent any such representation or warranty from being inaccurate or misleading in any respect at any such time.

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(d) From the date hereof through the earlier of (x) termination of this Agreement in accordance with ARTICLE XII and (y) the Closing, other than in connection with the transactions contemplated hereby, neither the Company Group, on the one hand, nor the Purchaser, on the other hand, shall, and such Persons shall cause each of their respective officers, directors, Affiliates, managers, consultants, employees, representatives (including investment bankers, attorneys and accountants) and agents not to, directly or indirectly, (i) encourage, solicit, initiate, engage or participate in negotiations with any Person concerning, or make any offers or proposals related to, any Alternative Transaction, (ii) take any other action intended or designed to facilitate the efforts of any Person relating to a possible Alternative Transaction, (iii) enter into, engage in or continue any discussions or negotiations with respect to an Alternative Transaction with, or provide any non-public information, data or access to employees to, any Person that has made, or that is considering making, a proposal with respect to an Alternative Transaction or (iv) approve, recommend or enter into any Alternative Transaction or any Contract related to any Alternative Transaction. For purposes of this Agreement, the term “Alternative Transaction” shall mean any of the following transactions involving the Company Group or the Purchaser (other than the transactions contemplated by this Agreement): (1) any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, consolidation, liquidation or dissolution or other similar transaction, or (2) any sale, lease, exchange, transfer or other disposition of a material portion of the assets of such Person or any class or series of the capital stock or other equity interests of the Company Group or the Purchaser in a single transaction or series of transactions. In the event that there is an unsolicited proposal for, or an indication of a serious interest in entering into, an Alternative Transaction, communicated in writing to the Company Group or the Purchaser or any of their respective representatives or agents (each, an “Alternative Proposal”), such party shall as promptly as practicable (and in any event within one (1) Business Day after receipt) advise the other parties to this Agreement orally and in writing of such Alternative Proposal and the material terms and conditions of any such Alternative Proposal (including any changes thereto) and the identity of the person making any such Alternative Proposal. The Company and the Purchaser shall keep the other parties informed on a reasonably current basis of material developments with respect to any such Alternative Proposal.

6.2 Access to Information. From the date hereof until and including the Closing Date, the Company and the Purchaser shall each (a) continue to give the other party, its legal counsel and other representatives reasonable access during normal business hours and with reasonable advance notice, to such party’s offices, properties and Books and Records, (b) furnish to the other party, its legal counsel and other representatives such information relating to the business of the Company Group and the Purchaser as such Persons may reasonable request and (c) cause the employees, legal counsel, accountants and representatives of such party to cooperate with the other party in its investigation of the Business; provided that no investigation pursuant to this Section 6.2 (or any investigation prior to the date hereof) shall affect any representation or warranty given by the Company or the Purchaser and, provided further, that any investigation pursuant to this Section 6.2 shall be conducted in such manner as not to interfere unreasonably with the conduct of the Business of the Company. Notwithstanding anything to the contrary in this Agreement, no party shall be required to provide the access described above or disclose any information if doing so is reasonably likely to (i) result in a waiver of attorney-client privilege, work product doctrine or similar privilege or (ii) violate any contract to which it is a party or to which it is subject or applicable Law.

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6.3 Notices of Certain Events. Each party shall promptly notify the other party in writing of the following, provided that no such notice shall constitute an acknowledgement or admission by the party providing the notice regarding whether or not any of the conditions to Closing have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached:

(a) any notice or other communication from any Person alleging that the consent of such Person is required in connection with the transactions contemplated by this Agreement or that the transactions contemplated by this Agreement might give rise to any Action or other rights by or on behalf of such Person or any Lien (other than a Permitted Lien) on any Company Common Stock or capital stock of the Purchaser or any of the Company Group’s or the Purchaser’s assets;

(b) any notice or other communication from any Authority in connection with the transactions contemplated by this Agreement or the Additional Agreements;

(c) any Actions commenced or threatened against, involving or otherwise affecting any party or any of their stockholders that relate to the consummation of the transactions contemplated by this Agreement or the Additional Agreements;

(d) the occurrence of any fact or circumstance which constitutes or results, or is reasonably expected to constitute or result, in a Company Material Adverse Effect or Purchaser Material Adverse Effect; and

(e) any inaccuracy of any representation or warranty of such party contained in this Agreement at any time during the term hereof, or any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, that would reasonably be expected to cause any of the conditions set forth in ARTICLE IX not to be satisfied.

6.4 Proxy Statement; Purchaser Special Meeting.

(a) Promptly after the receipt by the Purchaser from the Company of all financial and other information relating to the Company required for inclusion therein, the Purchaser and the Company shall prepare and the Purchaser shall file with the SEC, and with all other applicable regulatory bodies, proxy materials for the purpose of soliciting proxies from holders of Purchaser Ordinary Shares to, among other things, vote in favor of the adoption of this Agreement and the approval of the transactions contemplated hereby (“Purchaser Stockholder Approval”) at a meeting of holders of Purchaser Ordinary Shares to be called and held for such purpose (the “Purchaser Special Meeting”). Such proxy materials shall be in the form of a proxy statement to be used for the purpose of soliciting proxies from holders of Purchaser Ordinary Shares for the matters to be acted upon at the Purchaser Special Meeting (the “Proxy Statement”), which shall be filed with the SEC on Schedule 14A. The Company and its counsel and the Purchaser and its counsel shall be given an opportunity to review and comment on the and Proxy Statement prior to its filing with the SEC. The Purchaser and the Company shall promptly respond to any SEC comments on the Proxy Statement. The Purchaser and the Company shall also take any and all actions required to satisfy the requirements of the Securities Act and the Exchange Act.

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(b) The Company shall provide the Purchaser with all reasonable information concerning the business of the Company Group and the management, operations and financial condition of the Company Group as is required by the SEC for inclusion in the Proxy Statement (“Company Information”), including, all financial statements required by relevant securities laws and regulations (the “Required Financial Statements”), which shall be prepared under such accounting principles and for such periods as required by the forms, rules and regulations of the SEC or as requested by the SEC in connection with its review of the Proxy Statement or any Other Filing (as defined below). Subject to the Company’s review and approval of the Proxy Statement, including the Company Information included therein, the Company acknowledges and agrees that Company Information (including the Required Financial Statements), or summaries thereof or extracts therefrom, may be included in the Proxy Statement and any other filings required under the Exchange Act, Securities Act or any other United States federal, foreign or blue sky laws (“Other Filings”). In connection therewith, the Company shall instruct the employees, counsel, financial advisors, auditors and other authorized representatives of the Company Group to reasonably cooperate with Purchaser as relevant if required in connection with the foregoing. The Purchaser agrees to provide the Company with a reasonable opportunity to review the Proxy Statement and any Other Filing and to not file the Proxy Statement or any Other Filing without the Company’s approval (such approval not to be unreasonably withheld, conditioned or delayed).

(c) As soon as practicable following the filing of the definitive Proxy Statement, the Purchaser shall distribute the Proxy Statement to the holders of Purchaser Ordinary Shares and, pursuant thereto, shall call the Purchaser Special Meeting in accordance with its organizational documents and the laws of the British Virgin Islands and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the approval of the transactions contemplated hereby and the other matters presented to the stockholders of the Purchaser for approval or adoption at the Purchaser Special Meeting, including, without limitation, the matters described in Section 6.4(a).

(d) The Purchaser and the Company shall comply with all applicable provisions of and rules under the Securities Act and Exchange Act and all applicable Laws of the British Virgin Islands and other applicable corporate Law in the preparation, filing and distribution of the Proxy Statement, the solicitation of proxies thereunder and the calling and holding of the Purchaser Special Meeting. Without limiting the foregoing, the Purchaser shall ensure that the Proxy Statement does not, as of the date on which it is first distributed to holders of Purchaser Ordinary Shares, and as of the date of the Purchaser Special Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that the Purchaser shall not be responsible for the accuracy or completeness of any information relating to the Company or any other information furnished by the Company for inclusion in the Proxy Statement). The Company represents and warrants that the information relating to the Company supplied by the Company for inclusion in the Proxy Statement will not as of the date on which the Proxy Statement (or any amendment or supplement thereto) is first distributed to holders of Purchaser Ordinary Shares or at the time of the Purchaser Special Meeting contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading. If at any time prior to Closing, a change in the Company Information, Required Financial Statements or other financial information, which would make the preceding sentence incorrect, should be discovered by the Company, it shall promptly notify the Purchaser of such change. The Purchaser represents and warrants that the information relating to the Purchaser supplied by it for inclusion in the Proxy Statement will not as of the date on which the Proxy Statement (or any amendment or supplement thereto) is first distributed to holders of Purchaser Ordinary Shares or at the time of the Purchaser Special Meeting contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading.

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(e) The Purchaser, acting through its board of directors, shall include in the Proxy Statement the recommendation of its board of directors that the holders of Purchaser Ordinary Shares vote in favor of the adoption of this Agreement and the approval of the transactions contemplated hereby, and shall otherwise use its best efforts to obtain the Purchaser Stockholder Approval.

6.5 Trust Account. The Purchaser covenants that it shall make appropriate arrangements to cause the funds in the Trust Account to be disbursed in accordance with the Trust Agreement and for the payment of (i) all amounts payable to stockholders of the Purchaser holding Purchaser Ordinary Shares who shall have validly redeemed their Purchaser Ordinary Shares upon acceptance by the Purchaser of such Purchaser Ordinary Shares, (ii) the expenses to the third parties to which they are owed, (iii) the Deferred Underwriting Amount to the underwriter in the IPO and (iv) the remaining monies in the Trust Account to the Purchaser.

6.6 Employees of the Company and the Manager. Schedule 6.6 lists those employees designated by the Company as key personnel of the Company (the “Key Personnel”). The Company shall cause the Key Personnel, as a condition to their continued employment with the Company, to execute and deliver to the Company non-competition, non-solicitation and confidentiality agreements in form and substance reasonably satisfactory to the Purchaser (the “Non-Compete Agreements”). The Company shall use its commercially reasonable efforts to enter into agreements with each of its employees to the extent required by Law prior to the Closing Date, and to satisfy all accrued obligations of the Company Group applicable to its employees, whether arising by operation of Law, by Contract, by past custom or otherwise, for payments by the Company to any trust or other fund or to any Authority, with respect to, social insurance benefits, housing fund benefits, unemployment or disability compensation benefits or otherwise.

6.7 Purchaser Incentive Plan. The Purchaser and the Company shall prepare a mutually agreeable long-term incentive plan for certain key employees of the Purchaser group following Closing, the key terms of which are set forth on Schedule 6.7 (the “Purchaser Incentive Program”) to be included in the Proxy Statement for Purchaser Stockholder Approval.

6.8 Form 8-K; Press Releases.

(a) As promptly as practicable after execution of this Agreement, Purchaser will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement, which the Company may review and comment upon prior to filing. Promptly after the execution of this Agreement, Purchaser and the Company shall also issue a joint press release announcing the execution of this Agreement.

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(b) At least five (5) days prior to the Closing, the Purchaser shall begin preparing, in consultation with the Company, a draft Current Report on Form 8-K in connection with and announcing the Closing, together with, or incorporating by reference, such information that is required to be disclosed with respect to the Share Exchange pursuant to Form 8-K (the “Closing Form 8-K”). Prior to the Closing, the Purchaser and the Company shall prepare a mutually agreeable press release announcing the consummation of the Share Exchange (the “Closing Press Release”). Concurrently with the Closing, the Purchaser shall distribute the Closing Press Release, and as soon as practicable thereafter, file the Closing Form 8-K with the SEC.

6.9 Nasdaq Matters. The Purchaser shall take all actions necessary to maintain its listing on Nasdaq.

6.10 Section 16 of the Exchange Act. Prior to the Closing, the board of directors of the Purchaser, or an appropriate committee thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC relating to Rule 16b-3(d) under the Exchange Act, such that the acquisition of Purchaser Ordinary Shares pursuant to this Agreement by any officer or director of the Company who is expected to become a “covered person” of the Purchaser for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder (“Section 16”) shall be exempt acquisitions for purposes of Section 16.

6.11 Issuance of Purchaser Ordinary Shares for Services. At the Closing, the Purchaser shall issue Purchaser Ordinary Shares (in lieu of cash compensation) in the aggregate amount set forth on Schedule 6.11 to those Persons listed thereon, for services rendered to (a) the Purchaser or (b) the Company and set forth on Schedule 4.28.

6.12 Repayment of Advances. The Company shall use commercially reasonable efforts to obtain repayment of the monetary advances set forth on Schedule 6.12 at or prior to the Closing.

6.13 Audited Financial Statements. The Company shall use commercially reasonable efforts to deliver to the Purchaser, as soon as practicable, but in no event later than September 30, 2019, audited financial statements for the periods ended March 31, 2019 and 2018 and interim reviewed financial statements for the period ended June 30, 2019, all prepared under U.S. GAAP in accordance with requirements of the Public Company Accounting Oversight Board for public companies.

ARTICLE VII
COVENANTS OF THE COMPANY

7.1 Reporting and Compliance with Laws. From the date hereof through the Closing Date, the Company shall on behalf of the Company Group duly and timely file all Tax Returns required to be filed with the applicable Taxing Authorities, pay any and all Taxes required by any Taxing Authority and duly observe and conform in all material respects, to all applicable Laws and Orders.

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7.2 Best Efforts to Obtain Consents. The Company shall use its commercially reasonable efforts to obtain each Company Consent and Governmental Approval as promptly as practicable hereafter.

ARTICLE VIII
COVENANTS OF ALL PARTIES HERETO

8.1 Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, each party shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Law, as reasonably requested by the Purchaser in the case of the Company, and by the Company, in the case of the Purchaser, to consummate and implement expeditiously each of the transactions contemplated by this Agreement.

8.2 Confidentiality. Each party shall hold and shall cause its respective representatives to hold in strict confidence, unless required or compelled to disclose by judicial or administrative process or by other requirements of Law, all documents and information concerning the other party furnished to it by any other party or its representatives in connection with the transactions contemplated by this Agreement, including in each case the existence of this Agreement and the transactions contemplated hereby or any negotiations or discussions with respect thereto (except to the extent that such information can be shown to have been (a) previously known by the party to which it was furnished, (b) in the public domain through no fault of such party or (c) later lawfully acquired on a non-confidential basis from another source, which source is not the agent of the other party, by the party to which it was furnished, without any breach by such source of any obligation of confidentiality to the other party), and each party shall not release or disclose such information to any other Person, except its representatives in connection with this Agreement. In the event that any party believes that it is required to disclose any such confidential information pursuant to applicable Laws, such party shall, to the extent permitted by applicable Law, give timely written notice to the other party so that such party may have an opportunity to obtain a protective order or other appropriate relief, and such party shall only disclose the minimum amount of such confidential information that is so required to be disclosed. The parties acknowledge that some previously confidential information will be required under applicable Law to be disclosed in the Proxy Statement.

8.3 Directors’ and Officers’ Indemnification and Liability Insurance.

(a) From and after the Closing Date, the Purchaser shall, and cause its Affiliates (including the Company Group after the Closing) to, indemnify and hold harmless each present and former director and officer of the Purchaser, the Company and each of their respective Subsidiaries against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Closing, whether asserted or claimed prior to, at or after the Closing, to the fullest extent that the Purchaser, the Company or its Subsidiaries, as the case may be, would have been permitted under applicable Law and its respective organizational documents in effect on the date of this Agreement to indemnify such Person (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law). Without limiting the foregoing, the Purchaser shall, and shall cause its Affiliates (including the Company Group after the Closing) to (i) maintain for a period of not less than six years from the Closing provisions in its organizational documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of the Purchaser’s and the Company Group’s former and current officers, directors, employees, and agents that are no less favorable to those Persons than the provisions of the organizational documents of the Purchaser, the Company and its Subsidiaries, as the case may be, in each case, as of the date of this Agreement, and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Law.

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(b) For a period of six (6) years from the Closing, the Purchaser shall, and cause its Affiliates (including the Company Group after the Closing) to maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by the Purchaser’s, the Company’s or their respective Subsidiaries’ directors’ and officers’ liability insurance policies on terms not less favorable than the terms of such current insurance coverage; provided, however, that (i) the Purchaser may cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining a six-year “tail” policy containing terms not materially less favorable than the terms of such current insurance coverage with respect to claims existing or occurring at or prior to the Closing and (ii) if any claim is asserted or made within such six-year period, any insurance required to be maintained under this Section 8.3 shall be continued in respect of such claim until the final disposition thereof. The Purchaser shall not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Law.

(c) Notwithstanding anything contained in this Agreement to the contrary, this Section 8.3 shall survive the consummation of the Share Exchange and shall be binding, jointly and severally, on the Purchaser and the Company and all successors and assignees of the Purchaser and the Company. In the event that the Purchaser or the Company or any of their respective successors or assignees consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, the Purchaser and the Company shall ensure that proper provision shall be made so that the successors and assigns of the Purchaser or the Company, as the case may be, shall succeed to the obligations set forth in this Section 8.3.

(d) On the Closing Date, the Purchaser shall enter into customary indemnification agreements reasonably satisfactory to the Company with the individuals set forth on Schedule 8.3(d), which indemnification agreements shall continue to be effective following the Closing.

8.4 Round Lot Holders. The parties to this Agreement shall use commercially reasonable efforts to cause the Purchaser to have at least three hundred (300) stockholders of record with each holding at least one hundred (100) shares of Purchaser Ordinary Shares at the Closing, after giving effect to any redemptions.

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ARTICLE IX
CONDITIONS TO CLOSING

9.1 Condition to the Obligations of the Parties. The obligations of all of the parties to consummate the Closing are subject to the satisfaction of all the following conditions, any one or more of which may be waived (if legally permitted) in writing by all of the parties:

(a) No provisions of any applicable Law or Order that restrains, prohibits or imposes any condition on the consummation of the Closing shall be in force;

(b) There shall not be any Action brought by any governmental Authority to enjoin or otherwise restrict the consummation of the Closing;

(c) The Additional Agreements shall have been entered into by each party thereto and the same shall be in full force and effect.

(d) The aggregate dollar amount of the Purchaser Stock Redemptions does not cause the balance of the Trust Account (less any fees and costs relating to the transactions contemplated by this Agreement) to be an amount less than $5,000,001.

(e) Completion of the closing requirements listed in Schedule 2.3 hereto.

(f) The Purchaser Business Combination Approval shall have been obtained.

(g) The Purchaser Ordinary Shares to be issued in connection with the Share Exchange shall have been approved for listing on Nasdaq.

(h) The Purchaser Stock Redemption shall have been completed in accordance with the terms hereof and the Proxy Statement.

9.2 Conditions to Obligations of the Purchaser. The obligation of the Purchaser to consummate the Closing is subject to the satisfaction, or the waiver at the Purchaser’s sole and absolute discretion, of all the following further conditions:

(a) The Company shall have performed in all material respects its obligations hereunder required to be performed by it at or prior to the Closing Date.

(b) (i) The representations and warranties of the Company contained in Section 4.1 (Corporate Existence and Power), Section 4.2 (Authorization), Section 4.4 (Noncontravention), Section 4.9 (Subsidiaries), Section 4.5 (Capitalization) and Section 4.28 (Finders’ Fees) shall be true and correct in all respects as of the Closing Date as if made at and as of such time (except for representations and warranties that speak as of a specific date prior to the Closing Date, in which case such representations and warranties need only be true and correct in all respects as of such earlier date); and (ii) the other representations and warranties of the Company contained in ARTICLE IV shall be true and correct as of the Closing Date as if made at and as of such time (except for representations and warranties that speak as of a specific date prior to the Closing Date, in which case such representations and warranties need only be true and correct as of such earlier date); provided, that the condition set forth in subclause (ii) shall be deemed satisfied unless any and all inaccuracies in such representations and warranties, individually or in the aggregate, result in a Company Material Adverse Effect, in each case without giving effect to any limitation as to materiality or Company Material Adverse Effect set forth therein.

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(c) There shall have not occurred and be continuing any Company Material Adverse Effect.

(d) The Purchaser shall have received a certificate signed by an authorized officer certifying that the conditions set forth in Section 9.2(a) through Section 9.2(c) have been satisfied.

(e) The Purchaser shall have received a certificate executed by the corporate secretary of the Company or another authorized executive officer of the Company certifying, as of the Closing Date, (i) a copy of the Charter Documents certified as of a recent date by the Secretary of State or similar official of its jurisdictions of organization, (ii) copies of resolutions duly adopted by the board of directors of the Company and by vote or consent of the Stockholders authorizing this Agreement, the Additional Agreements and the transactions contemplated hereby and thereby, (iii) certifying as to signatures of the officer(s) executing this Agreement and any certificate or document to be delivered pursuant hereto, together with evidence of the incumbency of such Secretary, and (iv) a recent good standing certificate regarding the Company from each jurisdiction in which the Company organized or is qualified to do business.

(f) The Key Personnel shall have executed the Non-Compete Agreements and the same shall be in full force and effect, and the Company shall have entered into labor agreements with each of its employees to the extent required by law, and satisfied all accrued obligations of the Company applicable to its employees.

(g) The Purchaser shall have received executed copies of lock-up agreements (the “Lock-Up Agreements”) in a form and substance reasonably acceptable to the parties hereto signed by each of the Stockholders and each holder of a Company Option who receives Purchaser Ordinary Shares pursuant to Section 2.2. The Lock-Up Agreements shall contain transfer restrictions and exceptions substantially similar to those contained in the Stock Escrow Agreement, dated as of March 27, 2019, by and among the Purchaser, the initial shareholders of the Purchaser listed on Exhibit A attached thereto and VStock Transfer, LLC, except that transfers shall also be permitted to strategic investors approved by the Purchaser’s board of directors.

9.3 Conditions to Obligations of the Company. The obligations of the Company to consummate the Closing is subject to the satisfaction, or the waiver at the Company’s discretion, of all of the following further conditions:

(a) The Purchaser shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date.

(b) The representations and warranties of the Purchaser contained in ARTICLE V shall be true and correct as of the Closing Date as if made at and as of such time (except for representations and warranties that speak as of a specific date prior to the Closing Date, in which case such representations and warranties need only be true and correct as of such earlier date); provided, that this condition shall be deemed satisfied unless any and all inaccuracies in such representations and warranties, in the aggregate, result in a Purchaser Material Adverse Effect, in each case without giving effect to any limitation as to materiality or Purchaser Material Adverse Effect set forth therein.

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(c) The Company shall have received at the Closing a certificate signed on behalf of the Purchaser by a senior executive officer of the Purchaser to the effect that the conditions set forth in Section 9.3(a) and Section 9.3(b) have been satisfied.

(d) Purchaser shall have executed and delivered to the Company a copy of each Additional Agreement to which it is a party.

(e) The Stockholder designees shall have been appointed to the board of directors of the Purchaser, effective as of the Closing.

(f) There shall have not occurred and be continuing any Purchaser Material Adverse Effect.

(g) The Purchaser shall have filed with the BVI Registrar of Corporate Affairs the Amended and Restated Memorandum and Articles of Association in the form included in the Proxy Statement and approved by the Purchaser’s stockholders at the Purchaser Special Meeting.

ARTICLE X
INDEMNIFICATION

10.1 Indemnification of Purchaser. From and after the Closing Date, the Company and the Stockholders hereby, severally but not jointly, agrees to indemnify and hold harmless the Purchaser and each director, officer, employees and agents of the Purchaser and each of its Subsidiaries who served in such role at any time prior to the Closing (collectively, the “Purchaser Indemnitees”) from and against any claims, damages, costs, expenses, losses, or other liabilities whatsoever and all reasonable and actual attorneys’ fees and other reasonable and actual costs and expenses (collectively, the “Claim”), brought against any Purchaser Indemnitee by any third party and arising out of or relating to any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties and covenants of the Company contained herein or any certificate or other writing delivered pursuant hereto. In the event that a Purchaser Indemnitee is entitled to any indemnification pursuant to this ARTICLE X following the Closing, such Purchaser Indemnitee shall be paid exclusively from the Escrow Shares.

10.2 Indemnification of Company. From and after the Closing Date, the Purchaser shall, and cause its Affiliates (including the Company Group after the Closing) to, indemnify and hold harmless each Stockholder and director and officer of the Company and each of its Subsidiaries who served in such role at any time prior to the Closing (collectively, the “Company Indemnitees”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Action against the Purchaser, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Closing, whether asserted or claimed prior to, at or after the Closing, to the fullest extent that the Purchaser or its Affiliates, as the case may be, would have been permitted under applicable Law and Purchaser’s organizational documents in effect on the date of this Agreement to indemnify such Person (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law).

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10.3 Procedure. The following shall apply with respect to all Claims made by a Company Indemnitee or Purchaser Indemnitee (collectively, an “Indemnified Party”) to be entitled to any indemnification provided for under this Agreement by another party hereto (the “Indemnifying Party”): An Indemnified Party shall give prompt written notice (an “Indemnification Notice”) of any Claim with respect to which such Indemnified Party seeks indemnification pursuant to this ARTICLE X, which written notice shall describe in reasonable detail the Claim that has been or may be suffered by the Indemnified Party, including the aggregate amount of the Claim for which indemnification is being sought that have been incurred, or to the extent not yet incurred, a good faith estimate of the amount of such Claim reasonably expected to be incurred.

(a) If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 10 calendar days after receipt of such notice of such Third Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Claim that has been or may be sustained by the Indemnified Party. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, promptly after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received from the counterparty in such third party Action by the Indemnified Party relating to the Third Party Claim.

(b) The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense. If the Indemnifying Party assumes the defense of any such Third Party Claim pursuant to this Section 10.3(b), then the Indemnified Party shall cooperate with the Indemnifying Party in any manner reasonably requested in connection with the defense, and the Indemnified Party shall have the right to be kept informed in all materiality by the Indemnifying Party and its legal counsel with respect to the status of any legal proceedings, to the extent not inconsistent with the preservation of attorney-client or work product privilege. If the Indemnifying Party so assumes the defense of any Third Party Claim, then the Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of such Indemnified Party.

(c) If the Indemnifying Party elects to assume the defense of any Third Party Claim pursuant to Section 10.3(b), then the Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the Indemnifying Party withdraws from or fails to reasonably prosecute the defense of such asserted liability, or unless a judgment is entered against the Indemnified Party for such liability. If the Indemnifying Party, after commencing or undertaking any such defense, fails to reasonably prosecute or withdraws such defense, then the Indemnified Party shall have the right to undertake the defense or settlement thereof using legal counsel reasonably satisfactory to the Indemnifying Party. The Indemnifying Party shall seek the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed) to any settlement or compromise of any Third Party Claim to the extent such settlement or compromise: (i) seeks a temporary restraining order, a preliminary or permanent injunction or specific performance against the Indemnified Party, (ii) to the extent such Third Party Claim involves criminal allegations against the Indemnified Party or (y) if such Third Party Claim would impose liability on the part of the Indemnified Party in an amount which is greater than the amount as to which the Indemnified Party is entitled to indemnification under this Agreement. In the event the Indemnified Party retains control of the Third Party Claim, the Indemnified Party will not settle the subject claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld, conditioned or delayed.

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10.4 Escrow of Escrow Shares by Stockholders. The Company hereby authorizes the Purchaser to deliver the Escrow Shares into escrow (the “Escrow Fund”) pursuant to the Escrow Agreement. For purposes of this ARTICLE X, the Escrow Shares are valued at $10.00 per share.

(a) Escrow Shares. Payment of Dividends; Voting. Any dividends, interest payments, or other distributions of any kind made in respect of the Escrow Shares will be delivered promptly to the Escrow Agent to be held in escrow (the “Escrow Income”) and distributed to the Stockholders in accordance with the Escrow Agreement. The Stockholders shall be entitled to vote the Escrow Shares on any matters to come before the stockholders of the Purchaser.

(b) Distribution of Escrow Shares. At the times provided for in Section 10.4(d), the Escrow Shares and the Escrow Income shall be released to the Stockholders’ Representative for distribution to the Stockholders. The Purchaser shall take such action as may be necessary to cause such certificates to be issued in the names of the appropriate Stockholders. Certificates representing Escrow Shares so issued that are subject to resale restrictions under applicable securities laws will bear a legend to that effect. No fractional shares shall be released and delivered from the Escrow Fund to the Stockholders’ Representative and all fractional shares shall be rounded to the nearest whole share.

(c) Assignability. No Escrow Shares or any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of Law, by the Stockholders or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of the Stockholders, prior to the delivery to such Stockholders by the Stockholders’ Representative of the Escrow Fund by the Escrow Agent as provided herein.

(d) Release from Escrow Fund. Upon the expiration of the Survival Period (the “Release Date”), the Escrow Shares and the Escrow Income shall be released from the Escrow Account to the Stockholders’ Representative for distribution to the Stockholders less the number or amount of Escrow Shares equal to the amount of any losses from Claims set forth in any Indemnification Notice from the Purchaser with respect to any pending but unresolved claim for indemnification. Prior to the Release Date, the Stockholders’ Representative and the Purchaser shall jointly issue to the Escrow Agent a certificate executed by each of them instructing the Escrow Agent to release such number of Escrow Shares determined in accordance with this Section 10.4(d). Any Escrow Shares retained in escrow as a result of the immediately preceding sentence shall be released to the Stockholders’ Representative promptly upon resolution of the related claim for indemnification in accordance with the provisions of this ARTICLE X.

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10.5 Survival of Indemnification Rights. All representations and warranties of the Company contained in this Agreement (including all schedules and exhibits hereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement) shall survive until twelve (12) months following the Closing (the “Survival Period”). If an Indemnification Notice has been given by the Purchaser before the expiration of the Survival Period, then the relevant representations and warranties shall survive as to such claim, until the claim has been finally resolved.

10.6 Limitations on Indemnification.

(a) Notwithstanding anything to the contrary in this Agreement:

(i) no Purchaser Indemnitee shall be entitled to any Claim unless such Claim exceeds $50,000 (the “De Minimis Amount”), at which time those Claims in excess of the De Minimis Amount shall be subject to indemnification hereunder;

(ii) the aggregate liability of the Company and the Stockholders for indemnification pursuant to this ARTICLE X shall not exceed the deemed value of Escrow Shares as set forth in Section 10.4;

(iii) in no event shall any loss be recoverable under the terms of this Agreement to the extent it consists of or is based upon punitive, special or exemplary damages, except to the extent awarded to a third party in connection with a Third Party Claim; and

(iv) after the expiration of the Survival Period, neither the Company nor any Stockholder shall have any liability for indemnification pursuant to this ARTICLE X other than with respect to Claims already made as provided in this ARTICLE X.

(b) Promptly after a Purchaser Indemnitee becomes aware of any event or circumstance that could reasonably be expected to constitute or give rise to a Claim pursuant to this ARTICLE X, the Purchaser Indemnitee shall take all commercially reasonable steps to mitigate and minimize all losses that could result from or relate to such Claim.

(c) Any indemnification payments hereunder to be made to a Purchaser Indemnitee shall take into account any insurance proceeds or other third party reimbursement received or reasonably expected to be received by such Purchaser Indemnitee or any of its Affiliates. In the event that a recovery is made by a Purchaser Indemnitee or any Affiliate of a Purchaser Indemnitee with respect to any Claim for which such Purchaser Indemnitee has already been indemnified hereunder, then a return of the Escrow Shares with an aggregate value equal to the aggregate amount of the recovery shall be made promptly to the Stockholders.

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10.7 Exclusive Remedy. Notwithstanding any other provision of this Agreement to the contrary, except as expressly set forth otherwise, this ARTICLE X shall be the sole and exclusive remedy of the Indemnified Parties from and after the Closing and shall be in lieu of any other remedies that may be available to any Indemnified Party under any other agreement or pursuant to any statutory or common law with respect to any losses directly or indirectly resulting from or arising out of any Claims or the transactions contemplated by this Agreement; provided, however, that the foregoing sentence shall not be deemed a waiver by any party hereto of any right to specific performance or injunctive relief.

ARTICLE XI
DISPUTE RESOLUTION

11.1 Arbitration.

(a) The parties shall submit any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement) or any alleged breach thereof (including any action in tort, contract, equity, or otherwise), to binding arbitration before three arbitrators under the then current provisions of the rules of the American Arbitration Association in force when the notice of arbitration is submitted. Binding arbitration shall be the sole means of resolving any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement) or any alleged breach thereof (including any claim in tort, contract, equity, or otherwise).

(b) The Purchaser, on the one hand, and the Company and Stockholders’ Representative, on the other hand, shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator (collectively the “Arbitrators”). None of the Arbitrators shall have any competitive interests with the Company, the Stockholders or the Purchaser.

(c) The Laws of the State of Delaware shall apply to any arbitration hereunder. In any arbitration hereunder, this Agreement shall be governed by the Laws of the State of Delaware applicable to a contract negotiated, signed, and wholly to be performed in the State of Delaware, which Laws the Arbitrators shall apply in rendering their decision. The parties shall cause the Arbitrators to issue a written decision, setting forth findings of fact and conclusions of law, within sixty (60) days after the third arbitrator shall have been selected. The Arbitrators shall have no authority to award punitive, consequential, special, indirect or other exemplary damages, including for lost profits or otherwise.

(d) The arbitration shall be conducted in English and held in New York, New York in accordance with and under the then-current provisions of the rules of the American Arbitration Association, except as otherwise provided herein.

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(e) The costs of the arbitration proceeding and any proceeding in court to confirm any arbitration award or to obtain relief as provided in Section 11.1(f), as applicable (including actual attorneys’ fees and costs), shall be borne by the unsuccessful party and shall be awarded as part of the Arbitrators’ decision, unless the Arbitrators shall otherwise allocate such costs in such decision. The determination of the Arbitrators shall be final and binding upon the parties and not subject to appeal.

(f) Any judgment upon any award rendered by the Arbitrators may be entered in and enforced by any court of competent jurisdiction. The parties expressly consent to the non-exclusive jurisdiction of the courts (federal and state) in the State of Delaware to enforce any award of the Arbitrators or to render any provisional, temporary, or injunctive relief in connection with or in aid of the Arbitration. The parties expressly consent to the personal and subject matter jurisdiction of the Arbitrators to arbitrate any and all matters to be submitted to arbitration hereunder. None of the parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including the parties hereto) shall have been absent from such arbitration for any reason, including that such party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.

11.2 Waiver of Jury Trial; Exemplary Damages.

(a) THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION OF ANY KIND OR NATURE, IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT. NO PARTY SHALL BE AWARDED PUNITIVE OR OTHER EXEMPLARY DAMAGES RESPECTING ANY DISPUTE ARISING UNDER THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT.

(b) Each of the parties to this Agreement acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective party and that such party has discussed the legal consequences and import of this waiver with legal counsel. Each of the parties to this Agreement further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

ARTICLE XII
TERMINATION

12.1 Termination Without Default.

(a) In the event that the Purchaser shall not be reasonably satisfied that its continuing legal due diligence review of the Company and its Subsidiaries did not identify any fact or circumstance that has a material adverse effect on the financial condition of the Company and its Subsidiaries, taken as a whole; by no later than July 12, 2019, the Purchaser shall have the right to terminate this Agreement by providing written notice to the Company by no later than July 12, 2019; provided, however, that the Purchaser shall not exercise the right of termination set forth in this Section 12.1(a) unless the Purchaser shall have promptly notified the Company in writing of any of such identified facts or circumstances and shall have cooperated with the Company in good faith to resolve such issues.

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(b) In the event that the Closing of the transactions contemplated hereunder has not occurred on or prior to March 31, 2020 (the “Outside Closing Date”), each of the Purchaser and the Company shall have the right, at its sole option, to terminate this Agreement by written notice to the other parties; provided that this right to terminate shall not be available to any party whose material breach under this Agreement has been the cause of, or resulted in, the failure of the Closing to have been consummated on or before such date. Such right may be exercised by Purchaser or the Company, as the case may be, giving written notice to the other at any time after the Outside Closing Date.

(c) In the event an Authority shall have issued an Order, having the effect of permanently restraining, enjoining or otherwise prohibiting the Share Exchange which Order is final and non-appealable, the Purchaser or the Company shall have the right, at its sole option, to terminate this Agreement, by written notice to the other parties.

(d) In the event that the Purchaser fails to receive the approval of the stockholders of the Purchaser at the Purchaser Special Meeting (subject to any adjournment or recess of such special meeting), the Purchaser or the Company, at its sole option, shall have the right to terminate this Agreement, by written notice to the other parties.

(e) The Company shall have the right, at its sole option, to terminate this Agreement by written notice to the Purchaser, if the aggregate dollar amount of the Purchaser Stock Redemptions equals or exceed an amount that would cause the balance of the Trust Account (not taking into account any fees and costs relating to the transactions contemplated by this Agreement or otherwise) to be an amount less than $5,000,001.

(f) The Company shall have the right, at its sole option, to terminate this Agreement by written notice to the Purchaser if the Purchaser is de-listed from Nasdaq prior to the Closing.

12.2 Termination Upon Default.

(a) The Purchaser may, by written notice to the Company, terminate this Agreement on or prior to the Closing Date, without prejudice to any rights or obligations if there has been a breach of any representation, warranty, covenant or other agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue or inaccurate after the date of this Agreement, in each case which breach, untruth or inaccuracy (i) would reasonably be expected to result in Section 9.2(a) or Section 9.2(b) not being satisfied as of the Closing Date (a “Terminating Company Breach”), and (ii) shall not have been cured within thirty (30) days after written notice from the Purchaser of such Terminating Company Breach is received by the Company (such notice to describe such Terminating Company Breach in reasonable detail), or which breach, untruth or inaccuracy, by its nature, cannot be cured prior to the Outside Date; provided, that the Purchaser is not then in material breach of any of its respective representations, warranties, covenants or other obligations under this Agreement, which breach would give rise to a failure of a condition set forth in Section 9.3(a) or Section 9.3(b); provided, further, that the thirty (30) day cure period for the Company to cure a Terminating Company Breach set forth in subclause (ii) above shall not apply if such Terminating Company Breach is a result of a breach of Section 9.1.

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(b) The Company may, by written notice to the Purchaser, terminate this Agreement on or prior to the Closing Date, without prejudice to any rights or obligations, if there has been a breach of any representation, warranty, covenant or other agreement made by the Purchaser, or any such representation and warranty shall have become untrue or inaccurate after the date of this Agreement, in each case which breach, untruth or inaccuracy (i) would reasonably be expected to result in Section 9.3(a) or Section 9.3(b) not being satisfied as of the Closing Date (a “Terminating Purchaser Breach”), and (ii) shall not have been cured within thirty (30) days after written notice from the Purchaser of such Terminating Purchaser Breach is received by the Purchaser (such notice to describe such Terminating Purchaser Breach in reasonable detail), or which breach, untruth or inaccuracy, by its nature, cannot be cured prior to the Outside Date; provided, that the Company is not then in material breach of any of its representations, warranties, covenants or other obligations under this Agreement, which breach would give rise to a failure of a condition set forth in Section 9.2(a) or Section 9.2(b); provided, further, that the thirty (30) day cure period for the Purchaser to cure a Terminating Purchaser Breach set forth in subclause (ii) above shall not apply if such Terminating Purchaser Breach is a result of a breach of Section 9.1.

12.3 Effect of Termination. If this Agreement is terminated pursuant to this ARTICLE XII, this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, Affiliate, agent, consultant or representative of such party) to any other party hereto, other than liability of any party for fraud. The provisions of Section 8.2, ARTICLE XI, this Section 12.3 and ARTICLE XIII shall survive any termination hereof pursuant to this ARTICLE XII.

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ARTICLE XIII
MISCELLANEOUS

13.1 Notices. Any notice, request, demand or other communication hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00 PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by fax or email (if provided herein), on the date that transmission is confirmed electronically, if by 4:00PM on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; or (c) five (5) days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows, or to such other address as a party shall specify to the others in accordance with these notice provisions:

if to the Company, to:

35F International Finance Centre
8 Finance Street
Central, Hong Kong
Attn: Chief Executive Officer

if to the Stockholders’ Representative:

c/o Diginex Limited
35F International Finance Centre
8 Finance Street
Central, Hong Kong

if to the Purchaser:

c/o 8i Enterprises Acquisition
6 Eu Tong Sen Street
#08-13 The Central
Singapore 059817
Attn: James Tan, CEO

with a copy to (which shall not constitute notice):

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attention: Giovanni Caruso

13.2 Amendments; No Waivers; Remedies.

(a) This Agreement cannot be amended, except by a writing signed by each party, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(b) Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(c) Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

(d) Notwithstanding anything else contained herein, neither shall any party seek, nor shall any party be liable for, punitive, consequential, special, indirect or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

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13.3 Arm’s length bargaining; no presumption against drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

13.4 Publicity. All press releases or other public communications of any nature whatsoever relating to the transactions contemplated by this Agreement, and the method of the release for publication thereof, shall prior to the Closing be subject to the prior written approval of the Purchaser and the Company.

13.5 Expenses. The costs and expenses of the Purchaser and the Company (including the Hong Kong stamping fee) in connection with this Agreement and the transactions contemplated hereby shall be paid by the Purchaser after the Closing. If the Closing does not take place and such failure to close is not the result of a default by either party, each party shall be solely responsible for its own costs and expenses, except that the Purchaser shall pay the Company’s reasonable fees and expenses incurred in connection with Section 6.13, including the completion of the audit in accordance with U.S. GAAP and the engagement of a financial consultant to prepare financial statements of the Company in accordance with U.S. GAAP. If the failure of the Closing to occur is the result of a default by the Company under Section 12.2(a), the Company shall reimburse the Purchaser for all of the Purchaser’s professional fees, disbursements and other costs and expenses incurred in connection with this Agreement. If the failure of the Closing to occur is the result of a default by the Purchaser under Section 12.2(b), the Purchaser shall reimburse the Company for all of the Company’s professional fees, disbursements and other costs and expenses incurred in connection with this Agreement.

13.6 No Assignment or Delegation. No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the other parties. Any purported assignment or delegation without such consent shall be void.

13.7 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof, except that all matters relating to the fiduciary duties of the Purchaser’s board of directors shall be subject to the laws of the British Virgin Islands.

13.8 Counterparts; facsimile signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

13.9 Entire Agreement. This Agreement together with the Additional Agreements, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein; provided, however, that the parties acknowledge and agree that the Section entitled “No Trading” in that certain Summary of Non-Binding Terms between the Company and the Purchaser (as amended) shall remain in full force and effect. No provision of this Agreement or any Additional Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein or any Additional Agreement, there is no condition precedent to the effectiveness of any provision hereof or thereof. No party has relied on any representation from, or warranty or agreement of, any person in entering into this Agreement, prior hereto or contemporaneous herewith or any Additional Agreement, except those expressly stated herein or therein.

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13.10 Severability. A determination by a court or other legal authority of competent jurisdiction that any provision of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

13.11 Construction of certain terms and references; captions. In this Agreement:

(a) References to particular sections and subsections, schedules, and exhibits not otherwise specified are cross-references to sections and subsections, schedules, and exhibits of this Agreement.

(b) The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement, and, unless the context requires otherwise, “party” means a party signatory hereto.

(c) Any use of the singular or plural, or the masculine, feminine, or neuter gender, includes the others, unless the context otherwise requires; “including” means “including without limitation” and its derivatives; “or” means “and/or;” and “any” means “any one, more than one, or all.”.

(d) Unless otherwise specified, any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other Law includes any rule, regulation, ordinance, or the like promulgated thereunder, in each case, as amended, restated, supplemented, or otherwise modified from time to time. Any reference to a numbered schedule means the same-numbered section of the disclosure schedule. Any reference in a schedule contained in the disclosure schedules delivered by a party hereunder shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) the applicable representations and warranties (or applicable covenants) that are contained in the section of this Agreement that corresponds to such schedule and any other representations and warranties of such party that are contained in this Agreement to which the relevance of such item thereto is reasonably apparent on its face. The mere inclusion of an item in a schedule as an exception to (or, as applicable, a disclosure for purposes of) a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item would have a Company Material Adverse Effect or establish any standard of materiality to define further the meaning of such terms for purposes of this Agreement. All references to dollars (or the symbol “$” or USD) contained herein shall be deemed to refer to United States dollars. All references to HOK shall be deemed to refer to Hong Kong dollars.

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(e) If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such specified date or event shall not be counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.

(f) Captions are not a part of this Agreement, but are included for convenience, only.

(g) For the avoidance of any doubt, all references in this Agreement to “the knowledge or best knowledge of the Company” or similar terms shall be deemed to include the actual knowledge of the Key Personnel and the knowledge that such individuals would have after reasonable investigation and inquiry by such individuals.

13.12 Further Assurances. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

13.13 Third Party Beneficiaries. Except as provided in Section 8.3 and Section 13.16, neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto.

13.14 Waiver. Reference is made to the final prospectus of the Purchaser, dated March 27, 2019 (the “Prospectus”). Each of the Company and the Stockholders’ Representative, for himself and on behalf of the Stockholders, has read the Prospectus and understands that the Purchaser has established the Trust Account for the benefit of the public stockholders of the Purchaser and the underwriters of the IPO pursuant to the Trust Agreement and that, except for a portion of the interest earned on the amounts held in the Trust Account, the Purchaser may disburse monies from the Trust Account only for the purposes set forth in the Trust Agreement. For and in consideration of the Purchaser agreeing to enter into this Agreement, each of the Company and the Stockholders’ Representative, for himself and on behalf of the Stockholders, hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account and hereby agrees that it will not seek recourse against the Trust Account for any claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Purchaser.

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13.15 Stockholders’ Representative. By virtue of the authorization and consent of the Stockholders holding 75% or more of the total issued share capital of the Company (the “Selling Stockholders”) and the drag along notices dated July 5, 2019, sent on behalf of the Selling Stockholders to the remaining stockholders of the Company, the Stockholders have irrevocably nominated, constituted and appointed Pelham Limited, a Hong Kong company, as the agent and attorney-in-fact for each Stockholder, (i) to give and receive notices and communications to the Purchaser for any purpose under this Agreement and the Additional Agreements, (ii) to agree to, negotiate, enter into settlements and compromises of and demand arbitration and comply with orders of courts and awards of arbitrators with respect to any indemnification claims under Section 10.1 or other disputes arising under or related to this Agreement, (iii) to enter into and deliver the Escrow Agreement on behalf of each of the Stockholders, (iv) to authorize or object to delivery to the Stockholders of the Escrow Fund, or any portion thereof, in satisfaction of indemnification claims by the Purchaser in accordance with the provisions of the Escrow Agreement, (v) to act on behalf of the Stockholders in accordance with the provisions of the Agreement, the securities described herein and any other document or instrument executed in connection with the Agreement and the Share Exchange and (vi) to take all actions necessary or appropriate in the judgment of the Stockholders’ Representative for the accomplishment of the foregoing. Such agency may be changed by the Stockholders from time to time upon no less than twenty (20) days’ prior written notice to the Purchaser, provided, however, that the Stockholders’ Representative may not be removed unless holders of at least 51% of all of the Company Common Stock on an as-if converted basis outstanding immediately prior to the transaction contemplated by this Agreement agree to such removal. Any vacancy in the position of Stockholders’ Representative may be filled by approval of the holders of at least 51% of all of the Company Common Stock on an as-if converted basis outstanding immediately prior to the transaction contemplated by this Agreement. Any removal or change of the Stockholders’ Representative shall not be effective until written notice is delivered to the Purchaser. No bond shall be required of the Stockholders’ Representative, and the Stockholders’ Representative shall not receive any compensation for his services. Notices or communications to or from the Stockholders’ Representative shall constitute notice to or from the Stockholders. The Stockholders’ Representative shall not be liable for any act done or omitted hereunder while acting in good faith and in the exercise of reasonable business judgment. A decision, act, consent or instruction of the Stockholders’ Representative shall, for all purposes hereunder, constitute a decision, act, consent or instruction of all of the Stockholders and shall be final, binding and conclusive upon each of the Stockholders. The Stockholders shall severally indemnify the Stockholders’ Representative and hold him harmless against any loss, liability, or expense incurred without gross negligence or bad faith on the part of the Stockholders’ Representative and arising out of or in connection with the acceptance or administration of his duties hereunder. Notwithstanding anything in this Agreement to the contrary, the Stockholders’ Representative shall have no obligation or authority with respect to any indemnification claims against a Stockholder made by the Purchaser under Section 10.2.

13.16 Non-Recourse. Without limiting the rights of the Company under Section 13.17, this Agreement may be enforced only against, and any dispute, claim or controversy based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought only against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth in this Agreement with respect to such party. Without limiting the rights of the Company under Section 13.17, except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement), no past, present or future director, officer, employee, incorporator, member, partner, shareholder, agent, attorney, advisor, lender or representative or Affiliate of any named party to this Agreement (which Persons are intended third party beneficiaries of this Section 13.16) shall have any liability (whether in contract or tort, at law or in equity or otherwise, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of such named party or for any dispute, claim or controversy based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

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13.17 Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any party does not perform its obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the Share Exchange) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement in accordance with ARTICLE XII, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, neither the Company nor the Stockholders would have entered into this Agreement. Each party agrees that it shall not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 13.17 shall not be required to provide any bond or other security in connection with any such injunction.

13.18 Non-Survival. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument, document or certificate delivered pursuant to this Agreement shall survive the Closing and shall expire upon the occurrence of the Closing, except for those covenants and agreements contained herein and therein which by their terms expressly apply in whole or in part after the Closing and then only to such extent.

13.19 Acknowledgements.

(a) Each party acknowledges and agrees (on its own behalf and on behalf of its respective Affiliates and its and their respective representatives) that: (i) it has conducted its own independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of the other parties hereto (and their respective Subsidiaries) and has been afforded satisfactory access to the books and records, facilities and personnel of the other parties hereto (and their respective Subsidiaries) for purposes of conducting such investigation; (ii) the representations and warranties set forth in ARTICLE IV constitute the sole and exclusive representations and warranties of the Company in connection with the transactions contemplated hereby; (iii) the representations and warranties set forth in ARTICLE V constitute the sole and exclusive representations and warranties of the Purchaser in connection with the transactions contemplated by this Agreement; (iv) except for the representations and warranties set forth in ARTICLE IV and ARTICLE V being made by the Company and the Purchaser, respectively, none of the parties hereto or any other Person makes, or has made, any other express or implied representation or warranty with respect to any party hereto (or any such party’s Subsidiaries) or the transactions contemplated by this Agreement and all other representations and warranties of any kind or nature expressed or implied (including (x) regarding the completeness or accuracy of, or any omission to state or to disclose, any information, including in the estimates, projections or forecasts or any other information, document or material provided to or made available to any party hereto or their respective Affiliates or representatives in certain “data rooms,” management presentations or in any other form in expectation of the Share Exchange and any related transactions, including meetings, calls or correspondence with management of any party hereto (or any party’s Subsidiaries), and (y) any relating to the future or historical business, condition (financial or otherwise), results of operations, prospects, assets or liabilities of any party hereto (or its Subsidiaries), or the quality, quantity or condition of any party’s or its Subsidiaries’ assets) are specifically disclaimed by all parties hereto and their respective Subsidiaries and all other Persons (including the representatives and Affiliates of any party hereto or its Subsidiaries); and (v) each party hereto and its respective Affiliates are not relying on any representations and warranties in connection with the Share Exchange, except those set forth in set forth in ARTICLE IV and ARTICLE V.

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(b) Effective upon Closing, each party waives, on its own behalf and on behalf of its respective Affiliates and representatives, to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action it may have against any other party or their respective Subsidiaries and any of their respective current or former Affiliates or representatives relating to the operation of any party hereto or its Subsidiaries or their respective businesses or relating to the subject matter of this Agreement, the disclosure schedules hereto, or the Exhibits to this Agreement, whether arising under or based upon any federal, state, local or foreign statute, Law, ordinance, rule or regulation or otherwise. Each party acknowledges and agrees that it will not assert, institute or maintain any action, suit, claim, investigation, or proceeding of any kind whatsoever, including a counterclaim, cross-claim, or defense, regardless of the legal or equitable theory under which such liability or obligation may be sought to be imposed, that makes any claim contrary to the agreements and covenants set forth in this Section 13.19. Notwithstanding anything herein to the contrary, nothing in this Section 13.19(b) shall preclude any party from seeking any remedy for actual and intentional fraud by a party solely and exclusively with respect to the making of any representation or warranty by it in ARTICLE IV or ARTICLE V (as applicable). Each party shall have the right to enforce this Section 13.19 on behalf of any Person that would be benefitted or protected by this Section 13.19 if they were a party hereto. The foregoing agreements, acknowledgements, disclaimers and waivers are irrevocable. For the avoidance of doubt, nothing in this Section 13.19 shall limit, modify, restrict or operate as a waiver with respect to, any rights any party may have under any written agreement entered into in connection with the transactions that are contemplated by this Agreement or the Additional Agreements.

[The remainder of this page intentionally left blank; signature pages to follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Purchaser:

8i Enterprises Acquisition Corp.

By:	/s/ James Tan
Name: James Tan
Title: CEO

Company:

Diginex Ltd.

By:	/s/ Miles Pelham
Name: Miles Pelham
Title: Chairman

Stockholders’ Representative:

Pelham Limited

By:	/s/ Miles Pelham
Name: Miles Pelham

Stockholders:

Pelham Limited

By:	/s/ Miles Pelham
Name: Miles Pelham

[Signature page to Share Exchange Agreement]

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SCHEDULE 2.3

CLOSING REQUIREMENTS

PART I

At the Closing:

(i)	each Stockholder shall deliver to the Purchaser:

(a)	duly executed instrument of transfer and duly executed sold note in respect of the transfer of the Company Common Stock owned by such Stockholder in favor of the Purchaser and any power of attorney under which any such instrument of transfer is executed on behalf of such Stockholder; and

(b)	the existing share certificate(s) in respect of the Company Common Stock in the name of such Stockholder;

(ii)	the Stockholders shall procure a board meeting of the Company to be held at which it shall be resolved that each of the transfers relating to the Company Common Stock owned by each Stockholder shall be approved for registration and the Purchaser registered as the holder of the Company Common Stock concerned in the register of members, and certified as a true copy by a director of the Company;

(iii)	each Stockholder shall deliver or procure the delivery of the following documents to the Purchaser:

(a)	a copy of the resolution of the board of directors of any corporate Stockholder (as applicable) approving the entering into and execution of this Agreement and the transactions contemplated under this Agreement, certified as a true copy by a director of such corporate Stockholder; and

(b)	a duly completed subscription application form for the application of the Closing Payment Shares to be received by such Stockholder.

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PART II

Against the Stockholders completing the obligations stated in Part I above:

(iv)	The Purchaser shall:

(a)	deliver to the Stockholders a certified true copy of the resolutions of its board of directors: (i) approving this Agreement and the transactions contemplated hereunder and the due execution thereof; and (ii) approving and authorizing the issuance and allotment of the Closing Payment Shares and the issuance of share certificates thereof to the Stockholders;

(b)	allot and issue the Closing Payment Shares to the Stockholders (or as it may direct) and shall promptly thereafter register the Stockholders and/or its nominee(s) as members of the Purchaser in respect of the Closing Payment Shares; and

(c)	deliver to the Stockholders (or as it may direct), definitive share certificates in respect of the Closing Payment Shares in favor of the Stockholders and/or its nominee(s).

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ANNEX B

AMENDMENT AND JOINDER AGREEMENT TO SHARE EXCHANGE AGREEMENT

This AMENDMENT AND JOINDER TO SHARE EXCHANGE AGREEMENT (the “Amendment”), dated as of October 8, 2019, by and among Diginex Ltd., a Hong Kong company (the “Company”), the stockholders of the Company (each, a “Stockholder” and collectively the “Stockholders”), Pelham Limited, a Hong Kong company, as the representative of the Stockholders (the “Stockholders’ Representative”), Digital Innovative Limited, a Singapore public company limited by shares (“Singapore NewCo”), DIGITAL INNOVATIVE LIMITED, a British Virgin Islands business company (“BVI NewCo”), and 8i Enterprises Acquisition Corp, a British Virgin Islands business company (the “Purchaser”).

W I T N E S S E T H :

A.	The Company, the Stockholders, the Stockholders’ Representative and the Purchaser entered into that certain Share Exchange Agreement, dated as of July 9, 2019 (the “Share Exchange Agreement”).

B.	The parties to the Share Exchange Agreement desire to make certain amendments to the Share Exchange Agreement as set forth in this Amendment.

C.	In connection with such amendments, the parties to the Share Exchange Agreement desire that each of Singapore NewCo and BVI NewCo join as a party to the Share Exchange Agreement and each of Singapore NewCo and BVI NewCo desires to become bound by the Share Exchange Agreement as a party thereto.

The parties hereto accordingly agree as follows:

1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Share Exchange Agreement.

2. Joinder. Each of Singapore NewCo and BVI NewCo is hereby joined as a party to the Share Exchange Agreement and agrees to be bound by all of the terms and conditions thereof (as amended by this Amendment) as though it were an original party thereto.

3. Amendments.

a. Definitions.

i. Amendments to Definitions. The following definitions contained in Article I of the Share Exchange Agreement are hereby deleted in their entirety and the following is inserted in the respective places:

1.2 “Additional Agreements” mean the Registration Rights Agreement, the Non-Compete Agreements, the labor agreements contemplated by Section 9.2(f), and the 8i Merger Agreement.

1.20 “Closing Payment Shares” means stock certificates representing, in the aggregate, 20,000,000 shares of Singapore NewCo Ordinary Shares issuable to the Stockholders and in such amounts set forth opposite each Stockholder’s name on Exhibit A.

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1.31 “Company Private Placement” means an issuance of new ordinary shares in the Company for up to $30 million to be completed no later than the Closing Date.

1.37 “Escrow Agreement” means an agreement in form and substance reasonably agreed to by the Purchaser and the Company between the Stockholder’s Representative, Singapore NewCo and the Escrow Agent with respect to the Escrow Shares to reflect the terms set forth in Section 10.4.

1.40 “Escrow Shares” means 2,000,000 Singapore NewCo Ordinary Shares to be held from the aggregate amount of the Closing Payment Shares.

1.76 [Intentionally left blank]

1.90 “Registration Rights Agreement” means the agreement, in a form and substance to be agreed by the parties hereto, governing the registration for resale under the Securities Act of (a) the Closing Payment Shares issued to non-affiliate Stockholders of the Company, (b) all other securities of Singapore NewCo (including derivatives thereof, such as options and warrants) held by the Singapore NewCo’s officers, directors, nominees, and direct and indirect parents, control persons, affiliates and associates immediately after the Closing, and (c) any Singapore NewCo Ordinary Shares issued to any Person pursuant to Section 6.11.

ii. New Definitions. Article I of the Share Exchange Agreement is hereby amended by adding the following definitions as new sections:

1.115 “8i Merger” has the meaning set forth in Section 6.14.

1.116 “8i Merger Agreement” means that certain Merger Agreement, dated October 7, 2019, by and among the Purchaser, BVI NewCo and Singapore NewCo, in the form set forth on Schedule 1.116.

1.117 “BVI NewCo” means DIGITAL INNOVATIVE LIMITED, a British Virgin Islands business company.

1.118 “Continued Employment” means (a) with respect to an employee, that the relevant employee has not resigned his or her employment and has not been terminated for cause, and (b) with respect to an independent contractor, that the contractual relationship that gave rise to the issuance of the Company Options has not been terminated.

1.119 “Effective Date” has the meaning set forth in Section 6.4(c).

1.120 “Form F-4” has the meeting set forth in Section 6.4(a).

1.121 “IFRS” means International Financial Reporting Standards, as adopted by the International Accounting Standards Board.

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1.122 “Singapore Companies Act” means the Companies Act (Cap. 50) of Singapore.

1.123 “Singapore NewCo” means Digital Innovative Limited, a Singapore public company limited by shares.

1.124 “Singapore NewCo Option” has the meaning set forth in Section 2.2.

1.125 “Singapore NewCo Ordinary Shares” means the ordinary shares of Singapore NewCo.

iii. Additional Amendment to Definitions. The definition of “Company Material Adverse Effect” contained in Section 1.28 of the Share Exchange Agreement and the definition of “Indebtedness” contained in Section 1.47 of the Share Exchange Agreement are each hereby amended such that the references to “U.S. GAAP” are replaced with “IFRS.”

b. Stock Option Conversion. Section 2.2 of the Share Exchange Agreement is hereby deleted in its entirety and the following is inserted in its place:

“Stock Option Conversion. On the Closing Date, each option to purchase shares of Company Common Stock (each, a “Company Option”) that is outstanding under any of the equity incentive plans of the Company immediately prior to the Closing, whether vested or unvested, shall, automatically and without any required action or payment on the part of any holder or beneficiary thereof, be cancelled and the holders shall receive 4,200,000 options to purchase Singapore NewCo Ordinary Shares (each, a “Singapore NewCo Option”), in the aggregate, in exchange for such cancellation. Each Singapore NewCo Option acquired in exchange for the cancellation of Company Options shall be non-transferable and shall, automatically and without any required action or payment on the part of any holder or beneficiary thereof, be converted into one (1) Singapore NewCo Ordinary Share, which Singapore NewCo Ordinary Shares shall be issued to each holder of a Singapore NewCo Option as follows: (a) one-third (1/3) on the date that is fifteen (15) months after the Closing Date, (b) one-third (1/3) on the date that is eighteen (18) months after the Closing Date and (c) one-third (1/3) on the date that is twenty-one (21) months after the Closing Date, in the case of each of (a), (b) and (c), rounded to the nearest Singapore NewCo Ordinary Share. The conversion of a Singapore NewCo Option into Singapore NewCo Ordinary Shares is subject, in each case, to the relevant holder’s Continued Employment with Singapore NewCo or any of its Affiliates on the date that is fifteen (15) months after the Closing Date as set forth in a customary option award agreement to be entered into between Singapore NewCo and each holder who is issued a Singapore NewCo Option under this Section 2.2. The Company has delivered to the Purchaser a true and correct schedule, as of the date of this Agreement, that sets forth each option holder and the number of Singapore NewCo Options each such holder shall receive at the Closing pursuant to this Section 2.2 and such schedule shall be updated between the date hereof and Closing solely to reflect the issuance of new Company Options and any lapse of previously issued Company Options, the holders of which will receive Singapore NewCo Options at the Closing pursuant to this Section 2.2. For avoidance of doubt, (a) the maximum number of Singapore NewCo Ordinary Shares that may be issued upon conversion of the Singapore NewCo Options issued at the Closing pursuant to this Section 2.2 shall be 4,200,000 and (b) the Singapore NewCo Options to be issued pursuant to this Section 2.2 shall be separate from and in addition to any options or other awards issued or issuable under the long-term incentive plan set forth in Section 6.7.”

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c. Closing Effective Time. Section 2.3 of the Share Exchange Agreement is hereby amended so that the reference to “the Purchaser” in the last sentence shall be replaced with “the Purchaser and Singapore NewCo”.

d. Board of Directors of Singapore NewCo. Section 2.4 of the Share Exchange Agreement is hereby deleted in its entirety and the following is inserted in its place:

“Board of Directors of Singapore NewCo. As of the Closing, Singapore NewCo’s board of directors shall consist of seven directors. At the Closing, Singapore NewCo shall cause to be appointed to Singapore NewCo’s board of directors and nominated as officers of Singapore NewCo the individuals designated by the Stockholders after the date hereof, who shall become the directors and officers of Singapore NewCo until their respective successors are duly elected or appointed and qualified, or their earlier death, resignation or removal.”

e. Consideration.

i. Article III of the Share Exchange Agreement is hereby amended so that any reference to “the Purchaser Ordinary Shares” shall be replaced with “Singapore NewCo Ordinary Shares”.

ii. Section 3.1(a) of the Share Exchange Agreement is hereby deleted in its entirety and the following is inserted in its place:

“Subject to and upon the terms and conditions set forth in this Agreement, in full payment for the Company Common Stock purchased by the Purchaser pursuant to Section 2.1, Singapore NewCo shall issue to the Stockholders the Closing Payment Shares, which, with respect to (a) the Escrow Shares, shall be partly paid and (b) the remaining Closing Payment Shares, shall be fully paid, in each case free and clear of all Liens other than applicable securities Law restrictions, the constitutive documents of Singapore NewCo and the Lock-Up Agreements. Each Stockholder shall receive the number of Closing Payment Shares opposite such Stockholder’s name on Exhibit A in exchange for the number of Company Common Stock opposite such Stockholder’s name on Exhibit A. The number of Escrow Shares to be allocated to each of the Stockholders and held pursuant to the Escrow Agreement is set forth opposite each Stockholder’s name on Exhibit A. Exhibit A shall be updated between the date hereof and the Closing to reflect transfers of Company Common Stock between the date hereof and the Closing and the issuance of new ordinary shares in the Company pursuant to the Company Private Placement.”

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iii. Section 3.1(b) of the Share Exchange Agreement is hereby amended so that each reference to “the Purchaser” shall be replaced with “Singapore NewCo”.

iv. Section 3.2 of the Share Exchange Agreement is hereby amended so that any reference to “the Purchaser” shall be replaced with “Singapore NewCo”.

f. Corporate Authorization. The first sentence of Section 5.2 of the Share Exchange Agreement is hereby deleted in its entirety and the following is inserted in its place:

“The execution, delivery and performance by the Purchaser of this Agreement and the Additional Agreements to which it is a party and the consummation by the Purchaser of the transactions contemplated hereby and thereby are within the corporate powers of the Purchaser and, upon obtaining the Purchaser Business Combination Approval, will be duly authorized by all necessary corporate action on the part of the Purchaser.”

g. Governmental Authorization. Section 5.3 of the Share Exchange Agreement is hereby deleted in its entirety and the following is inserted in its place:

“Governmental Authorization. Other than the registration of the Articles of Merger (as defined in the 8i Merger Agreement) by the Registrar of Corporate Affairs in the British Virgin Islands in connection with the 8i Merger, neither the execution, delivery nor performance of this Agreement by the Purchaser requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority.

h. Issuance of Shares. Section 5.6 of the Share Exchange Agreement is hereby deleted in its entirety and the following is inserted in its place:

“[Intentionally left blank.]”

i. Capitalization. The first sentence of Section 5.7(a) of the Share Exchange Agreement is hereby deleted in its entirety and the following is inserted in its place:

“The Purchaser is authorized to issue an unlimited number of shares with no par value divided into two classes of shares being (i) ordinary shares with no par value and (ii) preferred shares with no par value, of which 7,427,500 ordinary shares and zero preferred shares are issued and outstanding as of the date hereof.”

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j. Form F-4/Proxy Statement; Purchaser Special Meeting. Section 6.4 of the Share Exchange Agreement is hereby deleted in its entirety and the following is inserted in its place:

“(a) Promptly after the receipt by the Purchaser from the Company of all financial and other information relating to the Company required for inclusion therein, the Purchaser and the Company shall prepare and the Purchaser shall file with the SEC, and with all other applicable regulatory bodies, proxy materials for the purpose of soliciting proxies from holders of Purchaser Ordinary Shares to, among other things, vote in favor of the adoption of this Agreement and the approval of the transactions contemplated hereby (“Purchaser Stockholder Approval”) at a meeting of holders of Purchaser Ordinary Shares to be called and held for such purpose (the “Purchaser Special Meeting”). Such proxy materials shall be in the form of a proxy statement to be used for the purpose of soliciting proxies from holders of Purchaser Ordinary Shares for the matters to be acted upon at the Purchaser Special Meeting (the “Proxy Statement”), and shall be included in a Registration Statement on Form F-4 filed with the SEC by Singapore NewCo (the “Form F-4”), which shall register the Singapore NewCo Ordinary Shares issuable in the 8i Merger and the Share Exchange. The Company and its counsel and the Purchaser and its counsel shall be given an opportunity to review and comment on the Form F-4 prior to its filing with the SEC. The Purchaser and the Company shall promptly respond to any SEC comments on the Form F-4. The Purchaser and the Company shall also take any and all actions required to satisfy the requirements of the Securities Act and the Exchange Act.

(b) The Company shall provide the Purchaser with all reasonable information concerning the business of the Company Group and the management, operations and financial condition of the Company Group as is required by the SEC for inclusion in the Proxy Statement and Form F-4 (“Company Information”), including, all financial statements required by relevant securities laws and regulations (the “Required Financial Statements”), which shall be prepared under such accounting principles and for such periods as required by the forms, rules and regulations of the SEC or as requested by the SEC in connection with its review of the Form F-4 or any Other Filing (as defined below). Subject to the Company’s review and approval of the Proxy Statement and Form F-4, including the Company Information included therein, the Company acknowledges and agrees that Company Information (including the Required Financial Statements), or summaries thereof or extracts therefrom, may be included in the Form F-4 and any other filings required under the Exchange Act, Securities Act or any other United States federal, foreign or blue sky laws (“Other Filings”). In connection therewith, the Company shall instruct the employees, counsel, financial advisors, auditors and other authorized representatives of the Company Group to reasonably cooperate with Purchaser as relevant if required in connection with the foregoing. The Purchaser agrees to provide the Company with a reasonable opportunity to review the Form F-4 and any Other Filing and to not file the Form F-4 or any Other Filing without the Company’s approval (such approval not to be unreasonably withheld, conditioned or delayed).

(c) As soon as practicable following the date on which the Form F-4 is declared effective by the SEC (the “Effective Date”), the Purchaser shall distribute the Proxy Statement to the holders of Purchaser Ordinary Shares and, pursuant thereto, shall call the Purchaser Special Meeting in accordance with its organizational documents and the laws of the British Virgin Islands and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the approval of the transactions contemplated hereby and the other matters presented to the stockholders of the Purchaser for approval or adoption at the Purchaser Special Meeting, including, without limitation, the matters described in Section 6.4(a).

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(d) The Purchaser and the Company shall comply with all applicable provisions of and rules under the Securities Act and Exchange Act and all applicable Laws of the British Virgin Islands and other applicable corporate Law in the preparation, filing and distribution of the Form F-4 and the Proxy Statement, as applicable, the solicitation of proxies under the Proxy Statement and the calling and holding of the Purchaser Special Meeting. Without limiting the foregoing, the Purchaser shall ensure that each of the Form F-4, as of the Effective Date, and the Proxy Statement, as of the date on which it is first distributed to holders of Purchaser Ordinary Shares, and as of the date of the Purchaser Special Meeting, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that the Purchaser shall not be responsible for the accuracy or completeness of any information relating to the Company or any other information furnished by the Company for inclusion in the Proxy Statement). The Company represents and warrants that the information relating to the Company supplied by the Company for inclusion in the Form F-4 and/or the Proxy Statement, as applicable, will not as of the Effective Date and the date on which the Proxy Statement (or any amendment or supplement thereto) is first distributed to holders of Purchaser Ordinary Shares or at the time of the Purchaser Special Meeting contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading. If at any time prior to Closing, a change in the Company Information, Required Financial Statements or other financial information, which would make the preceding sentence incorrect, should be discovered by the Company, it shall promptly notify the Purchaser of such change. The Purchaser represents and warrants that the information relating to the Purchaser supplied by it for inclusion in the Form F-4 and/or the Proxy Statement, as applicable, will not, as of the Effective Date and the date on which the Proxy Statement (or any amendment or supplement thereto) is first distributed to holders of Purchaser Ordinary Shares or at the time of the Purchaser Special Meeting contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading.”

k. Singapore NewCo Incentive Plan. Section 6.7 of the Share Exchange Agreement is hereby deleted in its entirety and the following is inserted in its place:

“Singapore NewCo Incentive Plan. The Purchaser and the Company shall prepare a mutually agreeable long-term incentive plan for certain key employees of the Singapore NewCo group following Closing, the key terms of which are set forth on Schedule 6.7, and which shall be adopted by Singapore NewCo prior to the Purchaser Special Meeting.”

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l. Closing SEC Filings. Section 6.8(b) of the Share Exchange Agreement is hereby deleted in its entirety and the following is inserted in its place:

“(b) At least five (5) days prior to the Closing, the Purchaser shall begin preparing, in consultation with the Company, a draft Shell Company Report on Form 20-F in connection with and announcing the Closing, together with, or incorporating by reference, such information that is required to be disclosed with respect to the Share Exchange pursuant to Form 20-F (the “Closing Form 20-F”). Prior to the Closing, the Purchaser and the Company shall prepare a mutually agreeable press release announcing the consummation of the Share Exchange (the “Closing Press Release”). Concurrently with the Closing, the Purchaser shall distribute the Closing Press Release, and as soon as practicable thereafter, file the Closing Form 20-F with the SEC.”

m. Nasdaq Matters. Section 6.9 of the Share Exchange Agreement is hereby deleted in its entirety and the following is hereby inserted in its place:

“Nasdaq Matters. The Purchaser shall use commercially reasonable efforts to assist Singapore NewCo to qualify Singapore NewCo Ordinary Shares to be listed on Nasdaq upon the Closing.”

n. Section 16 of the Exchange Act. Section 6.10 of the Share Exchange Agreement is hereby amended so that any reference to “the Purchaser Ordinary Shares” shall be replaced with “Singapore NewCo Ordinary Shares”.

o. Issuance of Singapore NewCo Ordinary Shares for Services. Section 6.11 of the Share Exchange Agreement is hereby deleted in its entirety and the following is inserted in its place:

“Issuance of Singapore NewCo Ordinary Shares for Services. At the Closing, Singapore NewCo shall issue Singapore NewCo Ordinary Shares (in lieu of cash compensation) in the aggregate amount set forth on Schedule 6.11 to those Persons listed thereon, for services rendered to (a) the Purchaser or (b) the Company and set forth on Schedule 4.28.”

p. Audited Financial Statements. Section 6.13 of the Share Exchange Agreement is hereby deleted in its entirety and the following is inserted in its place:

“Audited Financial Statements. The Company shall use commercially reasonable efforts to deliver to the Purchaser, as soon as practicable, but in no event later than September 30, 2019, audited financial statements for the periods ended March 31, 2019 and 2018 and interim reviewed financial statements for the period ended June 30, 2019, all prepared under IFRS in accordance with requirements of the Public Company Accounting Oversight Board for public companies.”

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q. Merger of BVI NewCo and Purchaser. Article VI of the Share Exchange Agreement is hereby amended by adding the following as a new Section 6.14:

“Merger of BVI NewCo and Purchaser. Between the date hereof and Closing, BVI NewCo and the Purchaser shall effectuate a merger of the two companies with the Purchaser as the surviving entity pursuant to the 8i Merger Agreement (the “8i Merger”).”

r. Notice of Compliance and Statutory Meeting of Singapore NewCo. Article VI of the Share Exchange Agreement is hereby amended by adding the following as a new Section 6.15:

“Notice of Compliance and Statutory Meeting of Singapore NewCo. As soon as reasonably possible, and in no event later than three days, following the date on which the Purchaser distributes the Proxy Statement to the holders of Purchaser Ordinary Shares pursuant to Section 6.4, Singapore NewCo shall file a notice of compliance with the Accounting and Corporate Regulatory Authority of Singapore. On the day that is one (1) month after the date on which Singapore NewCo files a notice of compliance in accordance with the immediately preceding sentence, Singapore NewCo shall hold a statutory meeting in accordance with applicable Law.”

s. Directors’ and Officers’ Indemnification and Liability Insurance. Section 8.3 of the Share Exchange Agreement is hereby amended so that (i) each reference to “the Purchaser” shall be replaced with “Singapore NewCo”, and (ii) Section 8.3(b)(i) is deleted in its entirety and the following is inserted in its place.

“(i) Singapore NewCo may cause coverage to be extended under the current directors’ and officers’ liability insurance of Singapore NewCo and/or its Subsidiaries by obtaining a six-year “tail” policy containing terms not materially less favorable than the terms of such current insurance coverage with respect to claims existing or occurring at or prior to the Closing and”

t. Round Lot Holders. Section 8.4 of the Share Exchange Agreement is hereby deleted in its entirety and the following is inserted in its place:

“Round Lot Holders. The parties to this Agreement shall use commercially reasonable efforts to cause Singapore NewCo to have at least three hundred (300) shareholders of record with each holding at least one hundred (100) shares of Singapore NewCo Ordinary Shares at the Closing, after giving effect to any redemptions by the Purchaser and consummation of the 8i Merger.”

u. Condition to the Obligations of the Parties.

i. Section 9.1(g) of the Share Exchange Agreement is hereby deleted in its entirety and the following is inserted in its place:

“The Singapore NewCo Ordinary Shares to be issued in connection with the Share Exchange shall have been approved for listing on Nasdaq.”

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ii. Section 9.1 of the Share Exchange Agreement is hereby amended by adding the following as a new subsection (i):

“Singapore NewCo shall have held a statutory meeting pursuant to Section 6.15.”

v. Condition of the Obligations of the Purchaser. Section 9.2(g) of the Share Exchange Agreement is hereby deleted in its entirety and the following is inserted in its place:

“The Purchaser shall have received executed copies of lock-up agreements (the “Lock-Up Agreements”) in a form and substance reasonably acceptable to the parties hereto signed by each of the Stockholders. The Lock-Up Agreements shall contain transfer restrictions and exceptions substantially similar to those contained in the Stock Escrow Agreement, dated as of March 27, 2019, by and among the Purchaser, the initial shareholders of the Purchaser listed on Exhibit A attached thereto and VStock Transfer, LLC, except that transfers shall also be permitted to strategic investors approved by Singapore NewCo’s board of directors.”

w. Condition of the Obligations of the Company.

i. Section 9.3(e) the Share Exchange Agreement is hereby deleted in its entirety and the following is inserted in its place:

“The Stockholder designees shall have been appointed to the board of directors of Singapore NewCo, effective as of the Closing.”

ii. Section 9.3(g) the Share Exchange Agreement is hereby deleted in its entirety and the following is inserted in its place:

“Singapore NewCo shall have filed with the Accounting and Corporate Regulatory Authority of Singapore the Amended and Restated Constitution in the form included in the Form F-4 and approved by the shareholders of Singapore NewCo in connection with the 8i Merger.”

iii. Section 9.3 of the Share Exchange Agreement is hereby amended by adding the following as a new subsection (h):

“Consummation of the 8i Merger.”

x. Escrow of Escrow Shares by Stockholders.

i. Section 10.4 of the Share Exchange Agreement is hereby amended so that each reference to “the Purchaser” shall be replaced with “Singapore NewCo”.

ii. The first sentence of Section 10.4(b) of the Share Exchange Agreement is hereby amended to insert “(which, at such time, shall be deemed to be fully paid)” after “Escrow Shares”.

iii. Section 10.4(d) of the Share Exchange Agreement is hereby amended by adding the following to the end thereof”

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“Notwithstanding anything herein to the contrary and in accordance with the organizational documents of Singapore NewCo, any Escrow Shares released from the Escrow Account to the Stockholders’ Representative for distribution to the Stockholders shall be deemed fully paid Singapore NewCo Ordinary Shares as of the time of such release; provided, that no Stockholder shall be required to pay any additional amount (in cash or otherwise) to Singapore NewCo in connection with the receipt of fully paid Singapore NewCo Ordinary Shares.”

y. Notices. Section 13.1 of the Share Exchange Agreement is hereby amended by adding the following to the end thereof:

if to Singapore NewCo, to:

c/o Diginex Limited 35F International Finance Centre 8 Finance Street Central, Hong Kong Attn: Paul Ewing

if to BVI NewCo, to:

c/o Diginex Limited 35F International Finance Centre 8 Finance Street Central, Hong Kong Attn: Paul Ewing

z. Expenses. Section 13.5 of the Share Exchange Agreement is hereby deleted in its entirety and the following is inserted in its place:

“Expenses. The costs and expenses of the Purchaser, Singapore NewCo, BVI NewCo and the Company (including the Hong Kong stamping fee) in connection with this Agreement and the transactions contemplated hereby shall be paid by Singapore NewCo after the Closing. If the Closing does not take place and such failure to close is not the result of a default by any party hereto, each party shall be solely responsible for its own costs and expenses, except that (a) the Purchaser shall pay the Company’s reasonable fees and expenses of UHY LLP (and its Affiliates) in connection with the Company’s audit of its financial statements for the periods ended March 31, 2019 and 2018 and review of its financial statements for the period ended June 30, 2019, in accordance with U.S. GAAP and the requirements of the Public Company Accounting Oversight Board for public companies; provided, however that any fees and expenses incurred in connection with Section 6.13 that relate to or arise in connection with the change of the aforementioned audit from U.S. GAAP to IFRS (and the further conduct of such audit in accordance with IFRS) shall be borne solely by the Company, and (b) the Company shall pay Singapore NewCo’s and BVI NewCo’s reasonable fees and expenses. If the failure of the Closing to occur is the result of a default by the Company under Section 12.2(a), the Company shall reimburse the Purchaser for all of the Purchaser’s professional fees, disbursements and other costs and expenses incurred in connection with this Agreement. If the failure of the Closing to occur is the result of a default by the Purchaser under Section 12.2(b), the Purchaser shall reimburse the Company for all of the Company’s professional fees, disbursements and other costs and expenses incurred in connection with this Agreement, which shall include such fees of Singapore NewCo and BVI NewCo.”

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aa. Schedules.

i. Schedule 4.28, Schedule 5.5 and Schedule 6.11 of the Share Exchange Agreement are hereby amended so that each reference to “the Purchaser Ordinary Shares” shall be replaced with “Singapore NewCo Ordinary Shares”.

ii. A new Schedule 1.116 is hereby added to the Share Exchange Agreement in the form of Exhibit A to this Amendment.

iii. Schedule 2.3 of the Share Exchange Agreement is hereby deleted in its entirety and replaced with Exhibit B to this Amendment.

iv. Schedule 6.7 of the Share Exchange Agreement is hereby deleted in its entirety and replaced with Exhibit C to this Amendment

4. Representations and Warranties of Singapore NewCo. Singapore NewCo hereby represents and warrants to each of the Purchaser and the Company as of the date hereof and as of the Closing Date as follows:

a. Corporate Existence and Power. Singapore NewCo is a public company limited by shares duly incorporated, validly existing and in good standing under the laws of Singapore. Singapore NewCo has all corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted. Singapore NewCo is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary.

b. Corporate Authorization. The execution, delivery and performance by Singapore NewCo of this Amendment and the Additional Agreements to which it is a party and the consummation by Singapore NewCo of the transactions contemplated hereby and thereby are within the corporate powers of Singapore NewCo and have been duly authorized by all necessary corporate action on the part of Singapore NewCo. This Amendment has been duly executed and delivered by Singapore NewCo and assuming the due authorization and execution by each other party hereto and to the Additional Agreements, this Amendment constitutes, and upon their execution and delivery, the Additional Agreements will constitute, a valid and legally binding agreement of Singapore NewCo, enforceable against it in accordance with its and their terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

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c. Governmental Authorization. Neither the execution, delivery or performance of this Amendment by Singapore NewCo requires any Governmental Approval.

d. Non-Contravention. The execution, delivery and performance by Singapore NewCo of this Amendment and the Additional Agreements and the consummation by Singapore NewCo of the transactions contemplated hereby and thereby do not and will not (i) contravene or conflict with the organizational or constitutive documents of Singapore NewCo, or (ii) contravene or conflict with or constitute a violation of any provision of any Law, judgment, injunction, order, writ, or decree binding upon Singapore NewCo, (iii) constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of Singapore NewCo or require any payment or reimbursement or to a loss of any material benefit relating to its business to which Singapore NewCo is entitled under any provision of any contract to which Singapore NewCo is a party, or (iv) result in the creation or imposition of any Lien on any of Singapore NewCo Ordinary Shares, or on any material properties or assets of Singapore NewCo, except that the Escrow Shares shall not be deemed fully paid until such time when they are released to the Stockholders in accordance with Section 10.4, if applicable.

e. Finders’ Fees. There is no investment banker, broker, finder, agent or other intermediary which has been retained by or is authorized to act on behalf of Singapore NewCo or its Affiliates who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the transactions contemplated by this Amendment or any of the Additional Agreements.

f. Issuance of Shares. The Closing Payment Shares and any Singapore NewCo Ordinary Shares issued pursuant to Section 3.2 of the Share Exchange Agreement, when issued in accordance with the Share Exchange Agreement, will be duly authorized, validly issued, and nonassessable, free and clear of any Liens and not issued in violation of any right of any third party pursuant to any contract to which Singapore NewCo is bound, applicable Law or Singapore NewCo’s organizational documents. The Escrow Shares (prior to their release from the Escrow Account to the Stockholders’ Representative for distribution to the Stockholders) will be partly paid (and subject to such Liens as set out in the constitutive documents of Singapore NewCo) and the remaining Closing Payment Shares will be fully paid.

g. Capitalization. The share capital of Singapore NewCo consists of one (1) issued and unpaid share as of the date hereof. No other shares of capital stock or other voting securities of Singapore NewCo are issued, reserved for issuance or outstanding. All issued and outstanding shares of Singapore NewCo Ordinary Shares are duly authorized, validly issued and nonassessable and not issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Singapore Companies Act, Singapore NewCo’s organizational documents or any contract to which Singapore NewCo is a party or by which Singapore NewCo is bound. Except as set forth in Singapore NewCo’s organizational documents, there are no outstanding contractual obligations of Singapore NewCo to repurchase, redeem or otherwise acquire any shares of Singapore NewCo Ordinary Shares or any capital equity of Purchaser. There are no outstanding contractual obligations of Singapore NewCo to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. Singapore NewCo has no convertible securities, exchangeable securities, warrants, options or other rights outstanding that, pursuant to their terms, as a result of the consummation of the transactions contemplated hereby, will become convertible, exchangeable or exercisable of any shares, warrants, options or other securities of Singapore NewCo.

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h. Business Activities. Since its incorporation, Singapore NewCo has not conducted any business activities other than such actions as are reasonably necessary to effectuate the transactions contemplated by the Share Exchange Agreement and this Amendment.

i. No Other Representations and Warranties. Except as provided in this Section 4, neither Singapore NewCo or any of its Affiliates nor any of their respective directors, managers, officers, employees, equity holders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to the Purchaser, the Company or their respective Affiliates and no such party shall be liable in respect of the accuracy or completeness of any information provided to the Purchaser or the Company.

5. Representations and Warranties of BVI NewCo. BVI NewCo hereby represents and warrants to each of the Purchaser and the Company as of the date hereof and as of the Closing Date as follows:

a. Corporate Existence and Power. BVI NewCo is a BVI business company duly incorporated, validly existing and in good standing under the laws of British Virgin Islands. BVI NewCo has all corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted. BVI NewCo is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary.

b. Corporate Authorization. The execution, delivery and performance by BVI NewCo of this Amendment and the Additional Agreements to which it is a party and the consummation by BVI NewCo of the transactions contemplated hereby and thereby are within the corporate powers of BVI NewCo and have been duly authorized by all necessary corporate action on the part of BVI NewCo. This Amendment has been duly executed and delivered by BVI NewCo and assuming the due authorization and execution by each other party hereto and to the Additional Agreements, this Amendment constitutes, and upon their execution and delivery, the Additional Agreements will constitute, a valid and legally binding agreement of BVI NewCo, enforceable against it in accordance with its and their terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

c. Governmental Authorization. Neither the execution, delivery or performance of this Amendment by BVI NewCo requires any Governmental Approval.

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d. Non-Contravention. The execution, delivery and performance by BVI NewCo of this Amendment and the Additional Agreements and the consummation by BVI NewCo of the transactions contemplated hereby and thereby do not and will not (i) contravene or conflict with the organizational or constitutive documents of BVI NewCo, or (ii) contravene or conflict with or constitute a violation of any provision of any Law, judgment, injunction, order, writ, or decree binding upon BVI NewCo, (iii) constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of BVI NewCo or require any payment or reimbursement or to a loss of any material benefit relating to its business to which BVI NewCo is entitled under any provision of any contract to which BVI NewCo is a party, or (iv) result in the creation or imposition of any Lien on any of BVI NewCo Ordinary Shares, or on any material properties or assets of BVI NewCo.

e. Finders’ Fees. There is no investment banker, broker, finder, agent or other intermediary which has been retained by or is authorized to act on behalf of BVI NewCo or its Affiliates who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the transactions contemplated by this Amendment or any of the Additional Agreements.

f. Capitalization. BVI NewCo is authorized to issue one share with no par value which is issued and outstanding as of the date hereof. No other shares of capital stock or other voting securities of BVI NewCo are issued, reserved for issuance or outstanding. All issued and outstanding shares of BVI NewCo are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of BVI Business Companies Act, 2004 (as amended), BVI NewCo’s organizational documents or any contract to which BVI NewCo is a party or by which BVI NewCo is bound. Except as set forth in BVI NewCo’s organizational documents, there are no outstanding contractual obligations of BVI NewCo to repurchase, redeem or otherwise acquire any shares or other capital equity of BVI NewCo. There are no outstanding contractual obligations of BVI NewCo to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. BVI NewCo has no convertible securities, exchangeable securities, warrants, options or other rights outstanding that, pursuant to their terms, as a result of the consummation of the transactions contemplated hereby, will become convertible, exchangeable or exercisable of any shares, warrants, options or other securities of BVI NewCo.

g. Business Activities. Since its incorporation, BVI NewCo has not conducted any business activities other than such actions as are reasonably necessary to effectuate the transactions contemplated by the Share Exchange Agreement and this Amendment. Except for the consideration paid for issued shares in connection with its incorporation, BVI NewCo does not own any assets and does not have any liabilities.

h. No Other Representations and Warranties. Except as provided in this Section 5, neither BVI NewCo or any of its Affiliates nor any of their respective directors, managers, officers, employees, equity holders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to the Purchaser, the Company or their respective Affiliates and no such party shall be liable in respect of the accuracy or completeness of any information provided to the Purchaser or the Company.

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6. No Other Amendments. Except for the amendments expressly set forth in this Amendment, the Share Exchange Agreement shall remain unchanged and in full force and effect.

7. Entire Agreement. The Share Exchange Agreement (as amended by this Amendment) together with the Additional Agreements, sets forth the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and there are no restrictions, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof or thereof, other than those expressly set forth in the Share Exchange Agreement (as amended by this Amendment) or the Additional Agreements. The Share Exchange Agreement (as amended by this Amendment) supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein; provided, however, that the parties hereto acknowledge that the Section entitled “No Trading” in that certain Summary of Non-Binding Terms between the Company and Singapore NewCo (as amended) shall remain in full force and effect.

8. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

9. Severability. A determination by a court or other legal authority of competent jurisdiction that any provision of this Amendment is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties hereto shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

10. Counterparts; Facsimile Signatures. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Amendment shall become effective upon delivery to each party hereto an executed counterpart or the earlier delivery to each party hereto an original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

11. Captions. Captions are not a part of this Amendment, but are included for convenience, only.

12. Further Assurances. Each party hereto shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Amendment.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

Purchaser:

8i Enterprises Acquisition Corp

By:	/s/ James Tan
Name:	James Tan
Title:	CEO

Company:

Diginex Ltd.

By:	/s/ Miles Pelham
Name:	Miles Pelham
Title:	Chairman

Stockholders’ Representative:
Pelham Limited

By:	/s/ Miles Pelham
Name:	Miles Pelham

Stockholders: Pelham Limited

By:	/s/ Miles Pelham
Name:	Miles Pelham

Singapore NewCo:

Digital Innovative Limited

By:	/s/ Paul Ewing
Name:	Paul Ewing
Title:	Director

BVI NewCo:

DIGITAL INNOVATIVE LIMITED

By:	/s/ Paul Ewing
Name:	Paul Ewing
Title:	Director

[Signature page to Amendment and Joinder to Share Exchange Agreement]

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ANNEX C

MERGER AGREEMENT

This MERGER AGREEMENT (this “Agreement”) dated as of October 8, 2019, is entered into by and among Digital Innovative Limited, a Singapore public company limited by shares (“Singapore NewCo”), DIGITAL INNOVATIVE LIMITED, a British Virgin Islands company (“BVI NewCo”), and 8i Enterprises Acquisition Corp, a British Virgin Islands business company (“8i”).

W I T N E S S E T H :

A.	BVI NewCo is a wholly-owned subsidiary of Singapore NewCo.

B.	The respective boards of directors of BVI NewCo and 8i have each approved and adopted this Agreement and the transactions contemplated by this Agreement, in each case after making a determination that this Agreement and such transactions are advisable and fair to, and in the best interests of, such company and its shareholders.

C.	Pursuant to the transactions contemplated by this Agreement, BVI NewCo and 8i propose to enter into the articles of merger (the “Articles of Merger”), which shall contain the plan of merger (the “Plan of Merger” and, together with the Articles of Merger, the “Articles and Plan of Merger”), each substantially in the form set forth on Exhibit A hereto.

D.	On the terms and subject to the conditions set forth herein and as provided for in the Plan of Merger and in accordance with the laws of the British Virgin Islands, BVI NewCo will merge with and into 8i, with 8i as the surviving company and a subsequent wholly-owned subsidiary of Singapore NewCo (the “Merger”).

The parties hereto hereby agree as follows:

1. Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the laws of the British Virgin Islands, at the Effective Time: (a) BVI NewCo shall merge with and into 8i; (b) the separate corporate existence of BVI NewCo shall cease; and (c) 8i shall continue its corporate existence under the laws of the British Virgin Islands as the surviving company (the “Surviving Corporation”) in the Merger and a subsidiary of Singapore NewCo.

2. Effective Time. The Merger shall become effective upon the time (the “Effective Time”) that the Articles of Merger are registered by the Registrar of Corporate Affairs in the British Virgin Islands, or at such other time as the parties hereto agree and include in the Articles of Merger. BVI NewCo and 8i shall execute the Articles of Merger and procure the registration of the Articles of Merger by the Registrar of Corporate Affairs in the British Virgin Islands promptly upon receipt of the required consent to the Merger from the shareholders of 8i at a meeting of the 8i shareholders held to approve, among other things, the Merger (the “8i Meeting”).

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3. Organizational Documents. At the Effective Time, in accordance with the Plan of Merger, the existing memorandum of association and articles of association of 8i shall be the memorandum and articles of association of the Surviving Corporation.

4. Directors and Officers. At the Effective Time, the directors and officers of 8i immediately prior to the Effective Time shall cease to hold office and the directors and officers of BVI NewCo immediately prior to the Effective Time shall be the directors of the Surviving Corporation from and after the Effective Time and shall hold office until the earlier of their respective death, resignation or removal or their respective successors are duly elected or appointed and qualified in the manner provided for in memorandum of association and the articles of association of the Surviving Corporation or as otherwise provided by the applicable laws of the British Virgin Islands.

5. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of BVI NewCo, 8i or the holders of issued and outstanding shares of 8i or BVI NewCo:

a. each ordinary share with no par value of 8i (each, an “8i Ordinary Shares”), issued and outstanding immediately prior to the Effective Time, other than the Dissenting Shares (as hereinafter defined), shall be automatically cancelled and cease to exist and the holder thereof shall in exchange receive one (1) validly issued and fully paid ordinary share of Singapore NewCo (each, a “Singapore NewCo Ordinary Share”) and the register of members of 8i will be amended accordingly;

b. each Dissenting Share shall be automatically cancelled and cease to exist in accordance with Section 7 of this Agreement in exchange for the right to receive the applicable payment set forth in Section 7 of this Agreement, and the register of members of 8i will be amended accordingly; and

c. each ordinary share with no par value of BVI NewCo issued and outstanding immediately prior to the Effective Time shall be automatically converted into an outstanding ordinary share with no par value in the Surviving Corporation and the register of members of the Surviving Corporation will be amended accordingly.

6. Other Equity Interests.

a. At the Effective Time, without any action on the part of BVI NewCo, 8i or the holders of issued and outstanding shares of 8i or BVI NewCo, each Purchaser Warrant (as such term is defined in that certain Share Exchange Agreement, dated July 9, 2019, by and among, Diginex Ltd., the stockholders of Diginex Ltd. party thereto, Pelham Limited, as the stockholders’ representative, and 8i (the “Share Exchange Agreement”)) shall be automatically cancelled and cease to exist and for each such Purchaser Warrant, Singapore NewCo shall issue to each holder thereof an identical warrant to purchase ordinary shares of Singapore NewCo (the “Singapore NewCo Warrants”).

b. At the Effective Time, without any action on the part of BVI NewCo, 8i or the holders of issued and outstanding shares of 8i or BVI NewCo, each Purchaser Right (as such term is defined in the Share Exchange Agreement) shall be automatically cancelled and cease to exist and for each such Purchaser Right, Singapore NewCo shall issue to each holder thereof one-tenth (1/10) of one Singapore NewCo Ordinary Share; provided, however, that no fractional shares shall be issued and all fractional shares shall be rounded to the nearest whole share

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7. Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary and to the extent available under the BVI Business Companies Act (as amended) (the “Act”), each holder of 8i Ordinary Shares who has validly exercised and not effectively withdrawn its right to dissent from the Merger and to receive payment of the fair value of its 8i Ordinary Shares pursuant to Section 179 of the Act (a “Dissenting Shareholder” and the 8i Ordinary Shares held by a Dissenting Shareholder, “Dissenting Shares”) shall be entitled to receive only payment of the fair value of its Dissenting Shares in accordance with Section 179 of the Act and each Dissenting Share shall be cancelled and cease to exist in exchange for the right to receive payment of their fair value in accordance with Section 179 of the Act. For the avoidance of doubt, any 8i Ordinary Share held by any member who shall have failed to exercise or who effectively withdraws its right to dissent from the Merger under Section 179 of the Act shall (a) not be deemed to be a Dissenting Share and (b) be deemed to have been cancelled and cease to exist, as of the Effective Time, in exchange for Singapore NewCo Ordinary Shares, as provided in Section 5(a) of this Agreement. As the approval of this Agreement and the Merger is to be presented as a proposal at the 8i Meeting (subject to any adjournment or recess of such meeting) to be approved by a majority of issued and outstanding 8i Ordinary Shares entitled to vote and voting on the proposal, pursuant to Section 179 of the Act, 8i shall serve written notice of the authorization of the Merger to each member of 8i who has given a dissenter’s written notice of objection to the Merger as required under Section 179 of the Act and has not voted for the Merger at the 8i Meeting within twenty (20) days immediately following the date on which the authorization is obtained.

8. Issuance of Singapore NewCo Ordinary Shares. Singapore NewCo hereby agrees to issue the Singapore NewCo Ordinary Shares to the holders of 8i Ordinary Shares at the Effective Time, in accordance with Sections 5(a) and 6(b) of this Agreement, as well as the issuance of the Singapore NewCo Warrants in accordance with Section 6(a) of this Agreement and the other terms and conditions set forth in this Agreement.

9. Further Assurances. The parties hereto shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

10. Representations and Warranties of Singapore NewCo. Singapore NewCo hereby represents and warrants to 8i as follows:

a. Corporate Existence and Power. Singapore NewCo is a public company limited by shares duly incorporated, validly existing and in good standing under the laws of Singapore. Singapore NewCo has all company power and authority to own and operate its properties and assets and to carry on its business as presently conducted. Singapore NewCo is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary.

C-3

b. Corporate Authorization. The execution, delivery and performance by Singapore NewCo of this Agreement and the consummation by Singapore NewCo of the transactions contemplated hereby are within the corporate powers of Singapore NewCo and have been duly authorized by all necessary corporate action on the part of Singapore NewCo. This Agreement has been duly executed and delivered by Singapore NewCo and assuming the due authorization and execution by each other party hereto, this Agreement constitutes, a valid and legally binding agreement of Singapore NewCo, enforceable against it in accordance with its and their terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

c. Governmental Authorization. Neither the execution, delivery or performance of this Agreement by Singapore NewCo requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any governmental authority.

d. Non-Contravention. The execution, delivery and performance by Singapore NewCo of this Agreement and the consummation by Singapore NewCo of the transactions contemplated hereby do not and will not (i) contravene or conflict with the organizational or constitutive documents of Singapore NewCo, or (ii) contravene or conflict with or constitute a violation of any provision of any law, judgment, injunction, order, writ, or decree binding upon Singapore NewCo, (iii) constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of Singapore NewCo or require any payment or reimbursement or to a loss of any material benefit relating to its business to which Singapore NewCo is entitled under any provision of any contract to which Singapore NewCo is a party, or (iv) result in the creation or imposition of any liens, security interests, rights of first refusal, restrictions, proxies and other encumbrances of any kind whatsoever on any shares of Singapore NewCo, or on any material properties or assets of Singapore NewCo.

e. Capitalization. The share capital of Singapore NewCo consists of one (1) validly issued and unpaid ordinary share as of the date hereof. No other shares of capital stock or other voting securities of Singapore NewCo are issued, reserved for issuance or outstanding. No Singapore NewCo Ordinary Shares have been issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Companies Act (Cap. 50) of Singapore, Singapore NewCo’s organizational documents or any contract to which Singapore NewCo is a party or by which Singapore NewCo is bound. The Singapore NewCo Ordinary Shares to be issued to the holders of 8i Ordinary Shares at the Effective Time will be duly authorized, validly issued and fully paid at the Effective Time.

11. Representations and Warranties of BVI NewCo. BVI NewCo hereby represents and warrants to 8i as follows:

a. Corporate Existence and Power. BVI NewCo is a BVI business company duly incorporated, validly existing and in good standing under the laws of British Virgin Islands. BVI NewCo has all corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted. BVI NewCo is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary.

C-4

b. Corporate Authorization. The execution, delivery and performance by BVI NewCo of this Agreement and the consummation by BVI NewCo of the transactions contemplated hereby are within the corporate powers of BVI NewCo and have been duly authorized by all necessary corporate action on the part of BVI NewCo. This Agreement has been duly executed and delivered by BVI NewCo and assuming the due authorization and execution by each other party hereto, this Agreement constitutes, a valid and legally binding agreement of BVI NewCo, enforceable against it in accordance with its and their terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

c. Governmental Authorization. Other than the registration of the Articles of Merger by the Registrar of Corporate Affairs in the British Virgin Islands, neither the execution, delivery or performance of this Agreement by BVI NewCo requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any governmental authority.

d. Non-Contravention. The execution, delivery and performance by BVI NewCo of this Agreement and the consummation by BVI NewCo of the transactions contemplated hereby do not and will not (i) contravene or conflict with the organizational or constitutive documents of BVI NewCo, or (ii) contravene or conflict with or constitute a violation of any provision of any law, judgment, injunction, order, writ, or decree binding upon BVI NewCo, (iii) constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of BVI NewCo or require any payment or reimbursement or to a loss of any material benefit relating to its business to which BVI NewCo is entitled under any provision of any contract to which BVI NewCo is a party, or (iv) result in the creation or imposition of any liens, security interests, rights of first refusal, restrictions, proxies and other encumbrances of any kind whatsoever on any shares of BVI NewCo, or on any material properties or assets of BVI NewCo.

12. Representations and Warranties of 8i. 8i hereby represents and warrants to Singapore NewCo as follows:

a. Corporate Existence and Power. 8i is a BVI business company duly incorporated, validly existing and in good standing under the laws of British Virgin Islands. 8i has all corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted. 8i is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary.

C-5

b. Corporate Authorization. The execution, delivery and performance by 8i of this Agreement and the consummation by 8i of the transactions contemplated hereby are within the corporate powers of 8i and, upon obtaining the required consent to the Merger from the shareholders of 8i at the 8i Meeting, will be duly authorized by all necessary corporate action on the part of 8i. This Agreement has been duly executed and delivered by 8i and assuming the due authorization and execution by each other party hereto, this Agreement constitutes, a valid and legally binding agreement of 8i, enforceable against it in accordance with its and their terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

c. Governmental Authorization. Other than the registration of the Articles of Merger by the Registrar of Corporate Affairs in the British Virgin Islands, neither the execution, delivery or performance of this Agreement by 8i requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any governmental authority.

d. Non-Contravention. The execution, delivery and performance by 8i of this Agreement and the consummation by 8i of the transactions contemplated hereby do not and will not (i) contravene or conflict with the organizational or constitutive documents of 8i, or (ii) contravene or conflict with or constitute a violation of any provision of any law, judgment, injunction, order, writ, or decree binding upon 8i, (iii) constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of 8i or require any payment or reimbursement or to a loss of any material benefit relating to its business to which 8i is entitled under any provision of any contract to which 8i is a party, or (iv) result in the creation or imposition of any liens, security interests, rights of first refusal, restrictions, proxies and other encumbrances of any kind whatsoever on any shares of 8i, or on any material properties or assets of 8i.

13. Termination.

a. This Agreement may be terminated at any time prior to the Effective Time by written consent of the parties hereto.

b. In the event that 8i fails to receive the approval of the shareholders of 8i at the 8i Meeting (subject to any adjournment or recess of such special meeting), Singapore NewCo and 8i, at their sole option, shall have the right to terminate this Agreement, by written notice to the other parties hereto.

14. Miscellaneous.

a. Entire Agreement. This Agreement, together with the Merger Agreement, sets forth the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and there are no restrictions, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof or thereof, other than those expressly set forth in this Agreement or the Merger Agreement. This Agreement supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein.

C-6

b. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

c. Severability. A determination by a court or other legal authority of competent jurisdiction that any provision of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties hereto shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

d. Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party hereto an executed counterpart or the earlier delivery to each party hereto an original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

e. Captions. Captions are not a part of this Agreement, but are included for convenience, only.

[Signature page follows.]

C-7

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

8i:

8i Enterprises Acquisition Corp

By:	/s/ James Tan
Name:	James Tan
Title:	CEO

Singapore NewCo:

Digital Innovative Limited

By:	/s/ Paul Ewing
Name:	Paul Ewing
Title:	Director

BVI NewCo:

DIGITAL INNOVATIVE LIMITED

By:	/s/ Paul Ewing
Name:	Paul Ewing
Title:	Director

[Signature page to Merger Agreement]

C-8

ANNEX C-1

ARTICLES OF MERGER AND PLAN OF MERGER

ARTICLES OF MERGER

SECTION 170 OF THE

BVI BUSINESS COMPANIES ACT

These Articles of Merger are entered into this ______ day of ___________________, 2019 by 8i Enterprises Acquisition Corp (“BVI Co” or the “Surviving Company”), a company incorporated under the laws of the British Virgin Islands with company number 1962097 and its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands, and DIGITAL INNOVATIVE LIMITED (the “Merging Company”), a company incorporated under the laws of the British Virgin Islands with company number 2023502 and its registered office at Commerce House, Wickhams CAY 1, P.O. Box 3140, Road Town, Tortola, VG1110, British Virgin Islands, pursuant to the provisions of section 170 of the BVI Business Companies Act (as amended, the “Act”).

WITNESSETH as follows:

1.	BVI Co and the Merging Company HEREBY ADOPT a plan of merger, a copy of which is annexed hereto (the “Plan of Merger”), with the intent that the Merging Company shall merge with and into the Surviving Company and that the merger shall be effective on the ______ day of ___________________, 2019.

2.	BVI Co was incorporated under the laws of the British Virgin Islands as a BVI business company incorporated under the Act on the 24th day of November, 2017 with company number 1962097.

3.	Merging Company was incorporated under the laws of the British Virgin Islands as a BVI business company incorporated under the Act on the 7th day of October, 2019 with company number 2023502.

4.	The memorandum of association and articles of association of BVI Co were first registered by the Registrar of Corporate Affairs on the 24th day of November, 2017 and amended and restated memorandum of association and articles of association were last registered by the Registrar of Corporate Affairs on the 27th day of March 2019.

5.	The memorandum of association and articles of association of the Merging Company were first registered by the Registrar of Corporate Affairs on the 7th day of October, 2019.

6.	The memorandum of association and articles of association of BVI Co shall be the memorandum of association and articles of association of the Surviving Company.

7.	The Plan of Merger was approved by the directors of BVI Co on the 4th day of October, 2019 and was authorised by the members of BVI Co on the ______ day of ___________________, 2019.

8.	The Plan of Merger was approved by the directors of the Merging Company on the ______ day of October, 2019 and was authorised by the members of the Merging Company on the ______ day of October, 2019.

9.	This merger is to be effective on the ______ day of ___________________, 2019.

10.	These Articles of Merger may be executed in one or more counterparts which, when taken together, shall constitute one instrument.

C-1-1

The Surviving Company and the Merging Company have executed these Articles of Merger on the ______ day of ___________________, 2019.

)
SIGNED for and on behalf of	)
8i Enterprises Acquisition Corp	)
By: James Tan	)
Director	)
)

)
SIGNED for and on behalf of	)
DIGITAL INNOVATIVE LIMITED	)
By: Paul Ewing	)
Director	)
)

C-1-2

PLAN OF MERGER

SECTION 170 OF THE

BVI BUSINESS COMPANIES ACT

This Plan of Merger is made the ______ day of ___________________, 2019 by 8i Enterprises Acquisition Corp (“BVI Co” or the “Surviving Company”), a company incorporated under the laws of the British Virgin Islands with company number 1962097 and its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands, and DIGITAL INNOVATIVE LIMITED (the “Merging Company”), a company incorporated under the laws of the British Virgin Islands with company number 2023502 and its registered office at Commerce House, Wickhams CAY 1, P.O. Box 3140, Road Town, Tortola, VG1110, British Virgin Islands, pursuant to the provisions of section 170 of the BVI Business Companies Act (as amended, the “Act”).

Whereas BVI Co is existing under and by virtue of the Act and is entering into this Plan of Merger pursuant to the provisions of section 170 of the Act.

Whereas the Merging Company is existing under and by virtue of the Act and is entering into this Plan of Merger pursuant to the provisions of section 170 of the Act.

Whereas the parties hereto deem it desirable and in the best interest of the companies and their members, that the Merging Company be merged into the Surviving Company on the terms and conditions contained or referred to in that certain Merger Agreement (the “Agreement”) dated ______, October 2019 made between Digital Innovative Limited (“Singapore NewCo”), the Merging Company and BVI Co and under the provisions of Part IX of the Act.

Now therefore this Plan of Merger provides as follows:

1.	COMPANY DETAILS

1.1.	The constituent companies are BVI Co and the Merging Company.

1.2.	The surviving company is BVI Co.

1.3.	Immediately prior to the Effective Date (as defined below), the Merging Company was authorised to issue 1 ordinary share with no par value which was in issue and entitled to vote on the merger as one class.

1.4.	Immediately prior to the Effective Date, the BVI Co was authorised to issue an unlimited number of shares with no par value divided into two classes of shares being (i) ordinary shares with no par value and (ii) preferred shares with no par value, of which no preferred shares were in issue, and 7,427,500 ordinary shares were in issue all of which are entitled to vote on the merger as one class.

1.5.	On the Effective Date, the Surviving Company shall be authorised to issue an unlimited number of shares with no par value divided into two classes of shares being (i) ordinary shares with no par value and (ii) preferred shares with no par value.

C-1-3

2.	TERMS AND CONDITIONS; SHARE RIGHTS

2.1.	The merger shall take effect on the ______ day of ___________________, 2019 (the “Effective Date”).

2.2.	Upon the merger, the separate corporate existence of the Merging Company shall cease and the Surviving Company shall become the owner, without further action, of all the rights and property of the constituent companies and the Surviving Company shall become subject to all liabilities, obligations and penalties of the constituent companies.

2.3.	On the Effective Date, and in accordance with the terms and conditions of the Agreement:

(a)	the one (1) ordinary share with no par value in the Merging Company in issue immediately prior to the Effective Date shall be converted into one validly issued and fully paid ordinary share with no par value in the Surviving Company;

(b)	each share with no par value in BVI Co in issue immediately prior to the Effective Date (other than the Dissenting Shares (as defined below)) shall be cancelled in exchange for one (1) validly issued and fully paid ordinary share of Singapore NewCo (the “Per Share Merger Consideration”); and

(c)	all the issued shares with no par value in BVI Co in issue immediately prior to the Effective Date held by each person who has validly exercised such person’s right to dissent from the Merger in accordance with section 179 of the Act (and who has not effectively withdrawn its right to such dissent (collectively, the “Dissenting Shares”)) shall be cancelled in exchange the right to receive payment resulting from the procedure in section 179 of the Act and such Dissenting Shares shall not be entitled to receive the Per Share Merger Consideration.

2.4.	The memorandum of association and articles of association of BVI Co in effect on the effective date of the merger shall be the memorandum of association and articles of association of the Surviving Company.

3.	VARIATION

3.1.	At any time prior to the Effective Date, this Plan of Merger may be amended by the Boards of Directors of both the Surviving Company and the Merging Company to:

(a)	change the Effective Date provided that such changed date shall be within 30 days of the date of registration of the Articles of Merger containing this Plan of Merger with the BVI Registrar of Corporate Affairs in accordance with the Act; and

(b)	effect any other changes to this Plan of Merger as the Agreement or this Plan of Merger may expressly authorise the Boards of Directors of both the Surviving Company and Merging Company to effect in their discretion.

4.	TERMINATION

4.1.	At any time prior to the Effective Date, this Plan of Merger may be terminated by the Boards of Directors of both BVI Co and the Merging Company in accordance with the terms of the Agreement.

5.	COUNTERPARTS

5.1.	This Plan of Merger may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into this Plan of Merger by executing any such counterpart.

6.	GOVERNING LAW

6.1.	This Plan of Merger and the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the British Virgin Islands.

C-1-4

The Surviving Company and the Merging Company have executed this Plan of Merger on the ______ day of ___________________, 2019.

)
SIGNED for and on behalf of	)
8i Enterprises Acquisition Corp	)
By: James Tan	)
Director	)
)

)
SIGNED for and on behalf of	)
DIGITAL INNOVATIVE LIMITED	)
By: Paul Ewing	)
Director	)
)

C-1-5

ANNEX D

AMENDED AND RESTATED CONSTITUTION OF DIGITAL INNOVATIVE LIMITED

D-1

ANNEX E

DIGINEX LIMITED 2020 OMNIBUS INCENTIVE PLAN

E-1

PROXY CARD - Preliminary Copy

MEETING OF SHAREHOLDERS OF

8I ENTERPRISES ACQUISITION CORP

, 2019

Please sign, date and mail your proxy card in the envelope provided promptly

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS I, II and III.

PLEASE MARK YOUR VOTE IN BLUE OR BLANK INK AS SHOWN HERE ☒

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ____________ or __________, individually, as proxy to represent the undersigned at the Meeting to be held at on , 2019 at , Eastern time, and at any adjournments thereof, and to vote the ordinary shares of 8i Enterprises Acquisition Corp, the undersigned would be entitled to vote if personally present, as indicated below.

	FOR	AGAINST	ABSTAIN
I. THE REINCORPORATION MERGER PROPOSAL – To approve the Merger Agreement, by and among Singapore NewCo, BVI NewCo and JFK, and the Plan of Merger to be entered into between BVI NewCo and JFK, whereby BVI NewCo will merge with and into JFK with JFK being the surviving entity and a subsequent wholly-owned subsidiary of Singapore NewCo.	☐	☐	☐
II. THE SHARE EXCHANGE PROPOSAL - To approve the Share Exchange Agreement, dated as of July 9, 2019, as amended by the Amendment, dated [●], 2019, by and among JFK, the Sellers, the Representative, Singapore NewCo and BVI NewCo, pursuant to which JFK shall acquire all of the issued and outstanding ordinary shares of Diginex owned by the Sellers in exchange for the issuance to the Sellers of an aggregate of 20,000,000 Singapore NewCo Ordinary Shares.			
III. THE ADJOURNMENT PROPOSAL: To consider and vote upon a proposal to adjourn the Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that, based upon the tabulated vote at the time of the Meeting, JFK would not have been authorized to consummate the Business Combination.	☐	☐	☐

The JFK ordinary shares represented by this proxy will be voted as directed. If no contrary instruction is given, the shares will be voted FOR the Proposals above. If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

Signature of Shareholder ______________________________ Date ____________

Signature of Shareholder ______________________________ Date ____________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

1

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Singapore NewCo’s constitution provides that, subject to the provisions of the Singapore Companies Act, every director, auditor, secretary or other officer of Singapore NewCo shall be entitled to be indemnified by Singapore NewCo against all liabilities incurred by him in the execution and discharge of his duties and where he serves at the request of Singapore NewCo as a director, officer, employee or agent of any subsidiary or affiliate of Singapore NewCo or in relation thereto including any liability by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of Singapore NewCo and in which judgment is given in his favour (or the proceedings otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under statute for relief from liability in respect of any such act or omission in which relief is granted to him by the court, provided that there is no conflict with the Singapore Companies Act and every other act for the time being in force concerning companies and affecting Singapore NewCo.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules.

Exhibit Number		Description
2.1		Share Exchange Agreement dated July 9, 2019 (incorporated by reference to Exhibit 2.1 to the JFK Current Report on Form 8-K filed with the Securities & Exchange Commission on July 10, 2019)
2.2	+	Amendment and Joinder to Share Exchange Agreement, dated as of October 8, 2019
2.3		Form of the Articles of Merger and Plan of Merger between 8i Enterprises Acquisition Corp and DIGITAL INNOVATIVE LIMITED
2.4

Second Amendment to the Share Exchange Agreement dated January 28, 2020 (incorporated by reference to Exhibit 2.1 to the JFK Current Report on Form 8-K filed with the Securities & Exchange Commission on January 30, 2020)

3.1		JFK Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 to the JFK Registration Statement on Form S-1 filed with the Securities & Exchange Commission on March 4, 2019)
3.2		Certificate Confirming Incorporation of Digital Innovative Limited
3.3		Certificate Confirming Incorporation of Diginex Limited
3.4		Constitution of Diginex Limited
3.5		Amended and Restated Constitution of Diginex Limited
4.1		Specimen JFK Unit Certificate (incorporated by reference to Exhibit 4.1 to the JFK Registration Statement on Form S-1 filed with the Securities & Exchange Commission on March 4, 2019)
4.2		Specimen JFK Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 to the JFK Registration Statement on Form S-1 filed with the Securities & Exchange Commission on March 4, 2019)
4.3		Specimen JFK Warrant Certificate (incorporated by reference to Exhibit 4.3 to the JFK Registration Statement on Form S-1 filed with the Securities & Exchange Commission on March 4, 2019)
4.4		Specimen JFK Right Certificate (incorporated by reference to Exhibit 4.4 to the JFK Registration Statement on Form S-1 filed with the Securities & Exchange Commission on March 4, 2019)
4.5		Warrant Agreement, dated March 27, 2019, between VStock Transfer, LLC and JFK. (incorporated by reference to Exhibit 4.5 to the JFK Current Report on Form 8-K filed with the Securities & Exchange Commission on April 1, 2019)
4.6		Rights Agreement, dated March 27, 2019, between VStock Transfer, LLC and JFK. (incorporated by reference to Exhibit 4.6 to the JFK Current Report on Form 8-K filed with the Securities & Exchange Commission on April 1, 2019)
4.7		Unit Purchase Option, dated April 1, 2019, between JFK and Chardan Capital Markets, LLC. (incorporated by reference to Exhibit 4.7 to the JFK Current Report on Form 8-K filed with the Securities & Exchange Commission on April 1, 2019)
5.1*		Legal Opinion of Shook Lin & Bok LLP
10.1		Letter Agreements, dated March 27, 2019, among the Registrant, Chardan Capital Markets, LLC and the Company’s officers, directors and shareholders. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on April 1, 2019)
10.2		Investment Management Trust Agreement, dated March 27, 2019, between Wilmington Trust Company and the Registrant. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on April 1, 2019)
10.3		Escrow Agreement, dated March 27, 2019, between the Registrant, VStock Transfer, LLC and the Initial Shareholders. (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on April 1, 2019)
10.4		Registration Rights Agreement, dated March 27, 2019, among the Registrant and the Initial Shareholders and Chardan Capital Markets, LLC. (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on April 1, 2019)
10.5*		Form of Registration Rights Agreement by and among Diginex Limited and the Investors named therein
10.6		Form of Escrow Agreement
10.7		Form of Lock-Up Agreements
10.8		Merger Agreement, dated October 8, 2019, by and between 8i Enterprises Acquisition Corp., Digital Innovative Limited and DIGITAL INNOVATIVE LIMITED
10.9		Diginex Limited 2020 Omnibus Incentive Plan
10.10		Form of Option Agreement
10.11*		Form of Assignment of Warrant Agreement
14		Form of Code of Ethics (incorporated by reference to Exhibit 14 to the Registration Statement on Form S-1 filed with the Securities & Exchange Commission on March 4, 2019)
23.1		Consent of UHY LLP
23.2		Consent of UHY LLP
23.3		Consent of Shook Lin & Bok LLP (included in Exhibit 5.1)
23.4		Consent of Paul Ewing
23.5		Consent of Richard Byworth
23.6		Consent of Miles Pelham
23.7		Consent of Rachid Bouzouba
23.8		Consent of Jeremy Leong
23.9		Consent of Paul Smith
23.10		Consent of Andrew Watkins
24.1	+	Power of Attorney (included on signature page hereto)
99.1		Form of JFK Audit Committee Charter (incorporated by reference to Exhibit 99.1 to the JFK Registration Statement on Form S-1 filed with the Securities & Exchange Commission on March 4, 2019)
99.2		Form of JFK Nominating Committee Charter (incorporated by reference to Exhibit 99.2 to the JFK Registration Statement on Form S-1 filed with the Securities & Exchange Commission on March 4, 2019)
99.3		Form of JFK Compensation Committee Charter (incorporated by reference to Exhibit 99.3 to the JFK Registration Statement on Form S-1 filed with the Securities & Exchange Commission on March 4, 2019)

*To be filed by amendment

+ Previously filed

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Item 22. Undertakings

A.	Singapore NewCo hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

(5)	For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B.	Singapore NewCo hereby undertakes:

(1)	that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2)	that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

D.	The undersigned registrant hereby undertakes (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

E.	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hong Kong, on the 5th day of February, 2020.

Diginex Limited

By:	/s/ Miles Pelham
Name:	Miles Pelham
Title:	Chairman

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on February 5, 2020 in the capacities indicated.

Name	Title

/s/ Richard Byworth	Chief Executive Officer and Director
Richard Byworth	(Principal Executive Officer)

/s/ Paul Ewing	Chief Financial Officer and Director
Paul Ewing	(Principal Financial Officer and Principal Accounting Officer)

/s/ Miles Pelham
Miles Pelham	Chairman and Director

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SIGNATURE OF AUTHORIZED REPRESENTATIVE
IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Diginex Limited, has signed this registration statement or amendment thereto in the City of Newark, Delaware on February 5th, 2020.

Authorized U.S. Representative

/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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